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INDEX TO THE FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on April 12, 2017

Registration No. 333-216725

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARD Finance S.A.
(Exact name of Registrant as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation or organization)	3221/3411 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

56, rue Charles Martel
L-2134 Luxembourg, Luxembourg
+352 26 25 85 55
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Ardagh Metal Packaging USA Inc.
Attention: John Boyas
Carnegie Office Park
600 North Bell Avenue
Building 1, Suite 200
Carnegie, PA 15106
(412) 429-5290
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Richard B. Alsop
David J. Beveridge
Shearman & Sterling LLP
599 Lexington Avenue
New York, N.Y. 10022
(212) 848-4000

Approximate date of commencement of proposed sale to the public:
as soon as practicable after this Registration Statement becomes effective.

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

             Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

             Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

             Emerging growth company ☐

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(1)(2)

7.125% / 7.875% Senior Secured Toggle Notes due 2023	$1,223,933,788(3)	100.000%	$1,223,933,788(3)	$141,854

6.625% / 7.375% Senior Secured Toggle Notes due 2023	€1,304,888,938(4)	100.000%	$1,391,925,030(4)(5)	$161,325

(1)
The securities being registered are offered (i) in exchange for 7.125% / 7.875% Senior Secured Toggle Notes due 2023 and 6.625% / 7.375% Senior Secured Toggle Notes due 2023, previously sold in transactions exempt from registration under the Securities Act of 1933 and (ii) upon certain resales of the securities by broker-dealers. The registration fee has been computed based on the book value of the securities solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933.
(2)
The registrant previously paid $193,711 of this amount with the initial filing of the registration statement on March 15, 2017.
(3)
Consists of (a) $770,000,000 aggregate principal amount, together with (b) the maximum amount of all payments of interest in the form of additional payment-in-kind 7.125% / 7.875% Senior Secured Toggle Notes due 2023 through the maturity date.
(4)
Consists of (a) €845,000,000 aggregate principal amount, together with (b) the maximum amount of all payments of interest in the form of additional payment-in-kind 6.625% / 7.375% Senior Secured Toggle Notes due 2023 through the maturity date.
(5)
The U.S. dollar equivalent of the proposed maximum aggregate offering price has been calculated using an exchange rate of $1.0667 per €1.00 as of March 10, 2017, the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 12, 2017

PRELIMINARY PROSPECTUS

ARD Finance S.A.

Offer to Exchange All Outstanding
$770,000,000 7.125% / 7.875% Senior Secured Toggle Notes due 2023
€845,000,000 6.625% / 7.375% Senior Secured Toggle Notes due 2023

For an Equal Principal Amount of
7.125% / 7.875% Senior Secured Toggle Notes due 2023
6.625% / 7.375% Senior Secured Toggle Notes due 2023
Which Have Been Registered Under the Securities Act of 1933

           We are offering to exchange new 7.125% / 7.875% Senior Secured Toggle Notes due 2023 (the "New Dollar Notes") and new 6.625% / 7.375% Senior Secured Toggle Notes due 2023 (the "New Euro Notes" and, together with the New Dollar Notes, the "New Notes") for our currently outstanding $770,000,000 in aggregate principal amount of 7.125% / 7.875% Senior Secured Toggle Notes due 2023 (the "Old Dollar Notes") and our currently outstanding €845,000,000 in aggregate principal amount of 6.625% / 7.375% Senior Secured Toggle Notes due 2023 (the "Old Euro Notes" and, together with the Old Dollar Notes, the "Old Notes"), respectively, on the terms and subject to the conditions detailed in this prospectus and the accompanying letter of transmittal (the "exchange offers"). The CUSIP numbers for the Old Dollar Notes are 00191A AB2 and L02238 AD2, and the ISINs for the Old Dollar Notes are US00191AAB26 and USL02238AD23. The ISINs for the Old Euro Notes are XS1490152722 and XS1489826195, and the Common Codes for the Old Euro Notes are 149015272 and 148982619.

The Exchange Offers

  •
  The exchange offer for the Old Dollar Notes expires at 5:00 p.m., New York City time, on                        , 2017 (the "Dollar Expiration Date"), and the exchange offer for the Old Euro Notes expires at 5:00 p.m., London time, on                        , 2017 (the "Euro Expiration Date" and, together with the Dollar Expiration Date, the "Expiration Dates" and each, an "Expiration Date"), in each case unless extended by us in our sole discretion.

  •
  All outstanding Old Notes that are validly tendered and not validly withdrawn will be exchanged.

  •
  Tenders of Old Notes may be withdrawn any time on or prior to the expiration of the relevant exchange offer.

  •
  To exchange your Old Notes, you are required to make the representations described under "The Exchange Offers—Purpose and Effect of the Exchange Offers," "The Exchange Offers—Procedures for Tendering Old Notes" and "Plan of Distribution" to us.

  •
  If you are eligible to participate in the exchange offers and do not tender your Old Notes, your Old Notes will continue to accrue interest, but you will not have further exchange or registration rights and will continue to hold Old Notes subject to restrictions on transfer.

  •
  The exchange of the Old Notes for New Notes will not be a taxable exchange for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offers.

  •
  You should read the section called "The Exchange Offers" for further information on how to exchange your Old Notes for New Notes.

  The New Notes

  •
  The terms of the New Notes to be issued are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not have any of the transfer restrictions, any of the registration rights provisions and certain inapplicable interest provisions relating to the Old Notes. The New Notes will represent the same debt as the Old Notes exchanged therefor and will be issued under the same indenture.

  •
  The New Notes will be our general obligations, rank senior in right of payment to any and all of our future indebtedness that is subordinated in right of payment to the New Notes, rank equally in right of payment with any and all of our future indebtedness that is not subordinated in right of payment to the New Notes, and be effectively subordinated to all of our future indebtedness that is secured by property or assets that do not secure the New Notes to the extent of the value of the collateral securing such indebtedness. The claims of our creditors, including the claims of holders of New Notes, will be structurally subordinated to all existing and future third-party indebtedness and liabilities, including trade payables, of our subsidiaries.

  •
  Currently, there is no public market for the New Notes. Application will be made for listing particulars to be approved by the Irish Stock Exchange and for the New Notes to be admitted to the Official List of the Irish Stock Exchange and admitted to trading on its Global Exchange Market. There is no assurance that the New Notes will be listed and admitted to trading on the Global Exchange Market of the Irish Stock Exchange.

           Each broker-dealer that receives New Notes for its own account pursuant to the exchange offers must acknowledge that it will satisfy any prospectus delivery requirements in connection with any resale of such New Notes. The letter of transmittal for the exchange offers states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed, subject to certain conditions, that for a period of 180 days beginning when the New Notes are issued to make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

           If you are an affiliate of ours or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the New Notes, you cannot rely on the applicable interpretations of the Securities and Exchange Commission (the "SEC"), and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, and you must be identified as an underwriter in the prospectus.

           See "Risk Factors" beginning on page 25 for a discussion of risk factors that you should carefully consider before deciding to exchange your Old Notes for New Notes.

           Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        , 2017

        You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We do not take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not making an offer to exchange these securities in any jurisdiction where the offer or exchange is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

Certain Conventions

        ARD Finance S.A. (the "Issuer") is a public limited liability company (société anonyme) incorporated on May 6, 2011 and existing under the laws of Luxembourg, having its registered office at 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg. The Issuer is a holding company whose only significant assets as of December 31, 2016 consist of its direct and indirect interest in the share capital of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), a public limited liability company (société anonyme) incorporated and existing under the laws of Luxembourg, and certain related party receivables. Ardagh Group S.A. has Class A common shares listed on the New York Stock Exchange. The Issuer is a subsidiary of ARD Holdings S.A. (formerly Ardagh Group S.A.) ("ARD Holdings"). Except where the context otherwise requires or where otherwise indicated, all references to "ARD Finance", "Company", the "Group", "we", "us" and "our" refer to ARD Finance S.A. and its consolidated subsidiaries, and all references to "Ardagh" and "Ardagh Group" refer to Ardagh Group S.A. and its consolidated subsidiaries. When we describe herein our business or operations, such business and operations are the business and operations of our subsidiary, Ardagh Group S.A., and its consolidated subsidiaries, since ARD Finance S.A. has no independent operations of its own. Ardagh's operations have the following divisions: "Metal Packaging" and "Glass Packaging".

        On March 20, 2017, Ardagh Group S.A. closed the initial public offering of its Class A common shares (the "IPO"). Such Class A common shares began trading on the New York Stock Exchange on March 15, 2017.

Presentation of Financial and Other Data

Financial Statements

        This prospectus includes:

  •
  audited consolidated financial statements of ARD Finance S.A. and its subsidiaries as of December 31, 2016 and 2015, and for the three years ended December 31, 2016, prepared in accordance with International Financial Reporting Standards as issued by the IASB ("IFRS");

  •
  audited combined financial statements of certain metal beverage packaging operations of Ball Corporation as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 prepared in accordance with U.S. GAAP (the "Ball Audited Combined Financial Statements");

  •
  unaudited combined financial statements of certain metal beverage packaging operations of Ball Corporation as of June 30, 2016 and for the six months ended June 30, 2016 and 2015 (the "Ball Unaudited Combined Financial Statements" and together with the Ball Audited Combined Financial Statements, the "Ball Combined Financial Statements");

  •
  audited combined carve-out financial statements of certain beverage can operations of Rexam PLC for the years ended and as of December 31, 2015, 2014 and 2013 prepared in accordance with IFRS (the "Rexam Audited Combined Carve-Out Financial Statements");

  •
  unaudited combined carve-out financial statements of certain beverage can operations of Rexam PLC as of June 30, 2016 and for the six months ended June 30, 2016 and 2015 (the "Rexam Unaudited Combined Carve-Out Financial Statements, and together with the Rexam Audited Combined Carve-Out Financial Statements, the "Rexam Combined Carve-Out Financial Statements");

  •
  the unaudited condensed combined pro forma income statement information for the year ended December 31, 2016 for ARD Finance S.A., that gives effect to (a) our acquisition (the "Beverage Can Acquisition") of certain metal beverage packaging operations of Ball Corporation (the "Ball Carve-Out Business") and certain beverage can operations of

    Rexam PLC (the "Rexam Carve-Out Business") (the acquired business, the "Beverage Can Business") and the financing for the Beverage Can Acquisition, (b) the repayment in full of the amount outstanding of the 9.250% Senior Notes due 2020 and 9.125% Senior Notes due 2020, (c) the issue in September 2016 of the Old Dollar Notes (€684 million) and the Old Euro Notes (€845 million) and the subsequent redemption of the outstanding balance due of €1.1 billion (including redemption premium) comprising the 8.625% Senior PIK Notes due 2019 (€301 million) and the 8.375% Senior PIK Notes due 2019 (€763 million) (together, the "PIK Notes"), (d) the repayment in full of the principal amount outstanding of Ardagh Group's $135 million 7.000% Senior Notes due 2020 from surplus cash resources arising from the September 2016 transaction (see Note C above), (e) the proceeds of the January 2017 Notes which were used to repay in full the amount outstanding of 6.250% Senior Notes due 2019 and partially repay $845 million of outstanding Senior Secured Floating Rate Notes due 2019 and (f) the proceeds of the March 2017 Notes which were used to repay in full the $663 million Term Loan B Facility, redeem €750 million 4.250% First Priority Senior Secured Notes due 2022, redeem in full $265 million First Priority Senior Secured Floating Rate Notes due 2019 and redeem in full the $415 million 6.750% Senior Notes due 2021, and pay all related accrued interest and applicable redemption premia, as if such transactions and events had occurred on January 1, 2016, and (ii) the unaudited pro forma balance sheet as of December 31, 2016 that gives effect to the issuance of the January 2017 Notes and the use of the proceeds thereof, the issuance of the March 2017 Notes and the use of the proceeds thereof and the IPO and the use of the assumed proceeds thereof, as if they had occurred on the balance sheet date (collectively, the "Unaudited Condensed Combined Pro Forma Financial Information"). There is no effect arising from this offering on the pro forma balance sheet information as of December 31, 2016; and

  •
  the audited consolidated financial statements of Ardagh Group S.A. and its subsidiaries as of December 31, 2016 and 2015, and for the three years ended December 31, 2016, prepared in accordance with IFRS.

        The preparation of financial statements in conformity with IFRS and U.S. GAAP requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements, are disclosed in the financial statements.

        The consolidated financial statements for ARD Finance have been prepared based on a calendar year and are presented in euro rounded to the nearest million. The Ball Combined Financial Statements have been prepared based on a calendar year and are presented in U.S. dollars rounded to the nearest million. The Rexam Combined Carve-Out Financial Statements have been prepared based on a calendar year and are presented in pounds sterling rounded to the nearest million. The consolidated financial statements for Ardagh Group S.A. have been prepared based on a calendar year and are presented in euro rounded to the nearest million. Therefore, discrepancies in the tables between totals and the sums of the amounts listed may occur due to such rounding.

        Unless stated otherwise, debt balances are presented before deducting deferred financing costs.

Ball Combined Financial Statements

        The Ball Combined Financial Statements reflect the financial position, results of operations and cash flows of certain metal beverage packaging operations of Ball Corporation in Brazil, France, Germany, the Netherlands, Poland, Serbia and the United Kingdom in conformity with U.S. GAAP. All significant intercompany transactions and accounts among the carve-out operations have been eliminated. The Ball Combined Financial Statements may not be indicative of the future performance of those operations and may not reflect what the combined results of operations, financial position and cash flows would have been had those operations operated as an independent company during all of the periods presented in part because the metal beverage packaging operations of Ball Corporation reflected in the Ball Combined Financial Statements include certain assets (namely, three plants in Europe and certain other ancillary assets) and certain liabilities (namely, certain pension liabilities) that were retained by Ball Corporation and therefore do not comprise part of the Ball Carve-Out Business acquired by us in the Beverage Can Acquisition. For a complete description of the accounting principles followed in preparing the Ball Audited Combined Financial Statements, see Note 1 "Description of Business and Basis of Presentation" and Note 2 "Critical and Significant Accounting Policies" to the Ball Audited Combined Financial Statements included elsewhere in this prospectus.

Rexam Combined Carve-Out Financial Statements

        The Rexam Combined Carve-Out Financial Statements reflect certain wholly-owned beverage can operations of Rexam PLC that have not in the past formed a separate accounting group. These businesses do not constitute a separate legal group. The Rexam Audited Combined Carve-Out Financial Statements have been prepared specifically for the purpose of facilitating the divestment of the Rexam Carve-Out Business and on a basis that combines the results and Rexam PLC assets and liabilities of each of the manufacturing plants, warehouses and operations constituting the Rexam Carve-Out Business by applying the principles underlying the consolidation procedures of IFRS 10 'Consolidated Financial Statements'. The Rexam Combined Carve-Out Financial Statements have been prepared on a carve-out basis in accordance with IFRS from the consolidated financial statements of Rexam PLC and include the assets, liabilities, revenues and expenses that management of Rexam PLC has determined are attributable to the Rexam Carve-Out Business.

        For a complete description of the accounting principles followed in preparing the Rexam Combined Carve-Out Financial Statements, see Note 1 "Nature of operations and basis of presentation" and Note 3 "Principal accounting policies" to the Rexam Audited Combined Carve-Out Financial Statements included elsewhere in this prospectus. This basis of preparation sets out the method used in identifying the financial position, performance and cash flows in relation to each of the plants that has been included in Rexam Combined Carve-Out Financial Statements. These notes explain that the businesses included in the Rexam Combined Carve-Out Financial Statements have not operated as a single entity. The Rexam Combined Carve-Out Financial Statements are, therefore, not necessarily indicative of results that would have occurred if the Rexam Carve-Out Business had operated as a single business during the periods presented or of future results of the Rexam Carve-Out Business.

Ardagh Group S.A. Consolidated Financial Statements

        The Ardagh Group S.A. consolidated financial statements are included in this prospectus pursuant to the requirements of Regulation S-X 3-16 issued by the SEC, due to the fact that the New Notes will initially be secured by liens in the form of share pledges on all issued Class B common shares of Ardagh Group S.A. The principal differences between the consolidated financial statements of ARD Finance and the consolidated financial statements of Ardagh Group S.A. reflect (i) ARD Finance's direct and indirect holding in Ardagh Group S.A. and (ii) the issuance and outstanding liability of the Notes.

 Notes on Defined Terms Used in This Prospectus

        The following terms used in this prospectus have the meanings assigned to them below:

"Bank of America Facility"	The $200 million loan and security agreement entered into on April 11, 2014, which matures on April 11, 2018.
"Clearstream Banking"	Clearstream Banking, société anonyme.
"Collateral"	The security interest over all issued Class B common shares of Ardagh Group. See "Description of the New Notes—Security."
"DTC"	The Depository Trust Company.
"Euroclear"	Euroclear Bank SA/NV.
"Existing Indentures"	The indentures governing the Existing Notes.
"Existing Notes"	The Existing Senior Secured Notes and the Existing Senior Notes.
"Existing Senior Secured Notes"	Each of the following jointly issued by Ardagh Packaging Finance plc ("Ardagh Packaging Finance") and Ardagh Holdings USA Inc. ("Ardagh Holdings USA"):
• the existing €405 million aggregate principal amount of 4.250% First Priority Senior Secured Notes due 2022 that were issued on July 3, 2014;
• the existing $1,000 million aggregate principal amount of 4.625% Senior Secured Notes due 2023 that were issued on May 16, 2016 (the "2023 Dollar Secured Notes");
• the existing €440 million aggregate principal amount of 4.125% Senior Secured Notes due 2023 that were issued on May 16, 2016 (the "2023 Euro Secured Notes");

•

the existing $500 million aggregate principal amount of Senior Secured Floating Rate Notes due 2021 that were issued on May 16, 2016 (the "2021 Floating Rate Notes" and, together with the 2023 Dollar Secured Notes and the 2023 Euro Secured Notes, the "May 2016 Secured Notes"); and

•

the existing €750 million aggregate principal amount of 2.750% Senior Secured Notes due 2024 (the "2024 Euro Secured Notes") and $715 million aggregate principal amount of 4.250% Senior Secured Notes due 2022 (the "2022 Dollar Secured Notes"), in each case that were issued on March 8, 2017 (together, the "March 2017 Secured Notes").

"Existing Senior Notes"	Each of the following jointly issued by Ardagh Packaging Finance and Ardagh Holdings USA:
• the existing $440 million aggregate principal amount of 6.000% Senior Notes due 2021 that were issued on July 3, 2014;
• the existing €750 million aggregate principal amount of 6.750% Senior Notes due 2024 that were issued on May 16, 2016 (the "2016 Euro Senior Notes");

v

•

the existing $1,650 million aggregate principal amount of 7.250% Senior Notes due 2024 that were issued on May 16, 2016 (the "2016 USD Senior Notes," and together with the 2016 Euro Senior Notes, the "2016 Senior Notes"); and

•

the existing $1,000 million aggregate principal amount of 6.000% Senior Notes due 2025 that were issued on January 30, 2017 (the "January 2017 Notes") and $700 million aggregate principal amount of additional 6.000% Senior Notes due 2025 that were issued on March 8, 2017 (the "March 2017 Senior Notes" and, together with the March 2017 Secured Notes, the "March 2017 Notes", and, together with the January 2017 Notes, the "2025 Senior Notes").

"HSBC Securitization Program"

The trade receivables securitization program entered into by Ardagh Receivables Finance Designated Activity Company ("ARF"), which is a wholly-owned subsidiary of Ardagh Packaging International Services Limited, on March 1, 2012 and amended from time to time, under which ARF may (provided that ARF then has at least the required borrowing base) borrow up to €150 million from Regency Assets Limited, an issuer of asset-backed commercial paper that is sponsored by HSBC Bank plc, secured on certain trade receivables acquired by ARF from certain European operating subsidiaries of Ardagh Packaging Holdings Limited ("Ardagh Packaging Holdings"). The lending commitment from Regency Assets Limited matures in June 2018, when all outstanding loans would need to be repaid if the facility is not extended on or before that date.

"Unicredit Working Capital and Performance Guarantee Credit Lines"

Two open lines of credit granted to Heye International GmbH ("Heye International") from UniCredit Bank AG (formerly known as Bayerische Hypo- und Vereinsbank AG). See "Description of Certain Indebtedness—Unicredit Working Capital and Performance Guarantee Credit Lines."

 Currencies

        In this prospectus, unless otherwise specified or the context otherwise requires:

  •
  "$" and "U.S. dollar" each refer to the United States dollar;

  •
  "€", "EUR" and "euro" each refer to the euro, the single currency established for members of the European Economic and Monetary Union since January 1, 1999; and

  •
  "£", "pounds", "sterling" and "GBP" refer to pounds sterling, the lawful currency of the United Kingdom.

        We prepare our financial statements in euro.

Industry and Market Data

Metal Packaging

        Given the specialized nature of the metal packaging markets in which Metal Packaging operates, there does not exist a relevant and reliable third-party source of much of the relevant market information presented in this prospectus. Therefore, estimates provided by Metal Packaging regarding these markets as set forth in this prospectus, as well as estimated market shares of Metal Packaging or its competitors, are largely based on our knowledge of these markets, developed primarily from analysis of public information, third-party reports to the extent available, competitors' public announcements and regulatory filings and information gathered in the course of acquisitions. The data relating to market sizes, market share and market position are based on the most recent data available. This information has not been confirmed by an independent organization, nor can there be assurance that third parties would arrive at the same results were they to employ different methods for gathering, analyzing and calculating such data. Breakdowns of market shares were established on the basis of Metal Packaging's pro forma consolidated revenues and these data. Market positions and percentage shares are those that we believe we hold in terms of revenues. They are based on industry market sectors on which Metal Packaging's business is arranged.

        Certain additional information regarding the global packaging industry, generally, and the metal packaging sector, specifically, has been sourced from Smithers Pira.

        Any third-party information described above and included in this prospectus has been accurately reproduced and as far as we are aware and are able to ascertain from the information published by such third parties, the reproduced information is accurate and no facts have been omitted which would render such information inaccurate or misleading. Market share data is subject to change, however, and such third-party information has been prepared for statistical and other informational purposes, which is limited by the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market share.

Glass Packaging

        Throughout this prospectus, we have used industry and market data obtained from independent industry publications, market research, internal surveys and other publicly available information. In particular, we have obtained information or other statements presented in this prospectus concerning market share and industry data relating to our business from providers of industry data, including the British Glass Manufacturers Confederation, Fachvereinigung Behälterglasindustrie e.V. (Germany), Forum Opakowan Szklanych (Poland) and the European Container Glass Federation.

        Industry publications generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. We have not independently verified such data. Moreover, information and quantitative statements in this prospectus regarding our market position relative to our competitors are not based on published statistical data or information obtained from independent third parties. Rather, such information and statements reflect our best estimates based upon our internal records and surveys, statistics published by providers of industry data, information published by our competitors, and information obtained from trade and business organizations and associations and other sources within the industry in which we operate. We are responsible for the industry and market data included in this prospectus and although we believe that our internal data and surveys are reliable, such data and surveys could prove to be inaccurate. We also believe that the information extracted from publications of third parties, including industry and general publications, has been accurately reproduced. However, we do not have access to the facts and assumptions underlying the numerical data and other information extracted from publicly available sources and have not independently verified any data provided by third parties or industry or general publications. In addition, while we believe our internal data and surveys to be reliable, such data and surveys have not been verified by any independent sources.

        We refer to "Northern Europe" or the "Northern European market" to include collectively Germany, the United Kingdom, Poland, Belgium, the Netherlands, Luxembourg and the Nordic region. We refer to the "Nordic region" to include collectively Denmark, Finland, Iceland, Norway and Sweden.

 PROSPECTUS SUMMARY

        The following is a summary of the information discussed in this prospectus. The summary is not complete and does not contain all of the information you should consider before deciding to participate in the exchange offers and invest in the New Notes. You should read this entire prospectus carefully, including the risks discussed under "Risk Factors" and our financial statements and the Beverage Can Business's financial statements and the related notes included elsewhere in this prospectus, before making an investment decision to invest in the New Notes. Some of the statements in the summary may constitute forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements". When we describe herein our business or operations, such business and operations are the business and operations of our subsidiary, Ardagh Group S.A., and its consolidated subsidiaries, since ARD Finance S.A. has no independent operations of its own.

Our Company

        We are a leading supplier of innovative, value-added rigid packaging solutions. Our products include metal and glass containers primarily for food and beverage markets, which are characterized by stable, consumer-driven demand. Our end-use categories include beer, wine, spirits, carbonated soft drinks ("CSDs"), energy drinks, juices and flavored waters, as well as food, seafood and nutrition. We also supply the paints & coatings, chemicals, personal care, pharmaceuticals and general household end-use categories. Our customers include a wide variety of leading consumer product companies which value our packaging products for their features, convenience and quality, as well as the end-user appeal they offer through design, innovation, functionality, premium association and brand promotion. With our significant invested capital base, extensive technological capabilities and manufacturing know-how, we believe we are well-positioned to continue to meet the dynamic needs of our global customers. We have mainly built our Company through strategic acquisitions and have established leadership positions in large, attractive markets in beverage cans, food and specialty cans and glass containers. Approximately 95% of our revenue is derived from end-use categories where we believe we hold #1, #2 or #3 positions.

        We serve over 2,000 customers across more than 80 countries, comprised of multi-national companies, large national and regional companies and small local businesses. In our target regions of Europe, North America and Brazil, our customers include a wide variety of Consumer Packaged Goods companies ("CPGs"), which own some of the best known brands in the world. We have a stable customer base with longstanding relationships, including an average tenure of over 30 years with our ten largest customers. Approximately two-thirds of our sales are generated under multi-year contracts, with the remainder largely subject to annual arrangements. A significant portion of our sales volumes are supplied under contracts which include input cost pass-through provisions, which help us deliver consistent margins.

        We operate 109 production facilities in 22 countries and employ approximately 23,500 personnel. Our plant network includes 74 metal production facilities and 35 glass production facilities. Our plants are generally located in close proximity to our customers, with some located on-site or near-site to our customers' filling locations. Certain facilities may also be dedicated to end-use categories, enhancing product-specific expertise and generating benefits of scale and production efficiency. Significant capital has been invested in our extensive network of long-lived production facilities, which, together with our skilled workforce and related manufacturing process know-how, supports our competitive positions.

        We are committed to market-leading innovation and product development and maintain dedicated innovation, development and engineering centers in France, Germany, and the U.S. to support these efforts. These facilities focus on three main areas: (i) innovations that provide enhanced product design, differentiation and user friendliness for our customers and end-use consumers; (ii) innovations that reduce input costs to generate cost savings for both our customers and us (downgauging and lightweighting); and (iii) developments to meet evolving product safety standards and regulations. Further, our subsidiary, Heye International, is a leading provider of engineering solutions to the glass container industry globally, with significant proprietary know-how and expertise. We also have significant in-house mold-manufacturing expertise in Europe and the United States.

        Our leading global positions have been established through acquisitions, with 23 successful acquisitions completed over the past 18 years. Most recently, on June 30, 2016, we completed the Beverage Can Acquisition, comprising 22 beverage can production facilities in Europe, North America and Brazil which, on a combined basis, we believe is the third largest beverage can business globally. Our beverage can operations are particularly well-positioned in the faster-growing specialty, or non-standard sized, product category, which, on a pro forma basis following the Beverage Can Acquisition, represented 37% of total beverage can unit volume for the year ended December 31, 2016.

        In addition to organic and acquisitive growth initiatives, we have also expanded our footprint through strategic investments in new capacity. For example, in 2014 we completed a glass furnace investment in the United Kingdom, supported by a long-term contract with a large European customer. In 2015, we completed an investment of approximately $220 million in two new can-making facilities in Roanoke, Virginia and Reno, Nevada, as well as a significant expansion of our Conklin, New York, ends plant. The two new facilities incorporate high-output drawn and wall ironed ("DWI") technology to manufacture two-piece cans, as well as three-piece cans, and the total investment across the three facilities has positioned us to meet substantially all of the U.S. food can requirements of a major U.S. customer pursuant to a long-term contract. These initiatives, as well as other acquisitions and investments over many years, in existing and adjacent end-use categories, have increased our scale and diversification and provided opportunities to grow our business with both existing and new customers.

        Our pro forma net loss and Adjusted EBITDA† for the year ended December 31, 2016 were €42 million and €1,333 million, respectively. Our net cash from operating activities, net cash used in investing activities and net cash inflow from financing activities for the year ended December 31, 2016 were €469 million, €3,003 million and €2,707 million respectively. Our Free Cash Flow† for the year ended December 31, 2016 was €151 million, which was impacted by the payment of €184 million cumulative interest on the PIK Notes in connection with the refinancing of the PIK Notes with the Old Notes, as well as €184 million of other exceptional cash outflows.

†
For definitions of Adjusted EBITDA and Free Cash Flow, and the reconciliation of profit/(loss) for the period and pro forma net loss to Adjusted EBITDA and pro forma Adjusted EBITDA, as well as the reconciliation of net cash from operating activities to Free Cash Flow, see "—Summary Consolidated Financial and Other Data of ARD Finance S.A.".

        The following charts illustrate the breakdown of our pro forma revenue by end-use category and by destination for the year ended December 31, 2016:

Revenue by End-Use Category*	Revenue by Destination

*
Based on Company estimates.

Our Divisions

        The Group was founded in 1932 in Dublin, Ireland, as the Irish Glass Bottle Company. The Group operated a single glass plant in Dublin, largely serving a domestic beverage and food customer base until 1998, when Yeoman International, led by the current Chairman and major shareholder, Paul Coulson, took an initial stake in the Group. Since 1999, we have played a major role in the consolidation of the global metal and glass packaging industries, completing 23 acquisitions and significantly increasing our scope, scale, and geographic presence. Major acquisitions over the past 18 years have included: the acquisition in 1999 of Rockware Glass Limited from Owens-Illinois, Inc., which established the Company as the leading glass packaging producer in the UK and Ireland; the acquisition in 2007 of the European glass packaging business of Rexam PLC, which expanded our glass packaging business and broadened our presence in Continental Europe; the acquisition in 2010 of Impress Group, which diversified our presence into metal packaging; the acquisition in 2014 of Verallia North America (the "VNA Acquisition"), which expanded our glass packaging business in North America and most recently, the Beverage Can Acquisition in 2016, which broadened our metal packaging business into beverage cans.

        Today, we manage our business in two divisions, Metal Packaging and Glass Packaging. The following charts illustrate the breakdown of our pro forma revenue and pro forma Adjusted EBITDA for the year ended December 31, 2016:

Revenue by Division	Adjusted EBITDA by Division

  Metal Packaging

        We are a leading supplier of innovative, value-added metal packaging for the consumer products industry. We currently supply a broad range of products, including aluminum and steel beverage cans, two-piece aluminum, two-piece tinplate and three-piece tinplate food and specialty cans, and a wide range of can ends, including easy-open and peelable ends. Many of our products feature high-quality printed graphics, customized sizes and shapes or other innovative designs. Our products provide functionality and differentiation and enhance our customers' brands on the shelf. In combination with efficient manufacturing and high service levels, this overall value proposition enables us to achieve margins in Metal Packaging that compare well with other large competitors in the sector.

  Glass Packaging

        We manufacture both proprietary and non-proprietary glass containers for a variety of end-use categories, mainly food and beverage. Our proprietary products are customized to the exact specifications of our customers and play an important role in their branding strategies. Our non-proprietary products deliver consistent performance and product differentiation through value-added decoration, including embossing, coating, printing and pressure-sensitive labeling. Our product offerings and continuing focus on operational excellence have enabled us to meet and exceed our customers' requirements and consistently generate margins in Glass Packaging that compare well with other large competitors in the sector.

        We are organized into four operating and reportable segments, Europe and Americas in Metal Packaging, and Europe and North America in Glass Packaging. Adjusted EBITDA is the performance measure used to manage and assess performance of our reportable segments.

Our Industry

        The global packaging industry is a large, consumer-driven industry with stable growth characteristics. We operate in the metal and glass container sectors and our target regions are Europe, North America and Brazil. Metal and glass containers are attractive to brand owners, as their strength and rigidity allows them to be filled at high speeds and easily transported, while their shelf-stable nature means that refrigeration is not required, thereby resulting in further energy savings in the supply chain. The ability to customize and differentiate products supplied in metal and glass containers, through innovative design, shaping and printing, also appeals to our customers. Both the metal and the glass container markets have been marked by progressive downgauging (metal cans) and lightweighting (glass containers), which have generated material savings in input costs and logistics, while enhancing the consumer experience. This reduction in raw material and energy usage in the manufacturing process has also increased the appeal to end-users, who are increasingly focused on sustainability.

        The metal can packaging market represents a $60 billion market that is comprised of beverage cans (50% of the market), food (including seafood) cans (33%), and specialty cans (17%), according to Smithers Pira*, a leading independent market research firm. The beverage can sector is growing in Europe and Brazil, while North America is stable, as growth in beer and energy drinks offsets modest declines in CSD unit volumes. Growth in unit volumes of specialty beverage cans has exceeded growth in standard beverage cans thereby increasing specialty can penetration, a trend that is expected to continue. The food can sector, which includes cans for a variety of food, pet food and seafood end uses, is a stable market. In Europe, the market is characterized by lightweight three-piece and two-piece cans with easy open or peelable ends that are decorated with high quality printed graphics and other innovative designs. In contrast, in the United States, food cans are typically heavier, with more modest levels of decoration, creating a growth opportunity for our products and innovations, including lighter-weight cans incorporating advanced coating solutions. The specialty can sector is characterized by a number of different products and applications, including paints & coatings, aerosol, nutrition and other cans. Our principal competitors in metal packaging include Ball Corporation, Crown Holdings and Silgan Holdings.

        The glass packaging market represents a $60 billion market that is comprised of bottles, jars and other products. Glass packaging is utilized in a wide range of end-use categories in the food and beverage market, as well as in applications such as pharmaceuticals, cosmetics and personal care. We principally operate in the food and beverage end-use categories and benefit from the premium appeal of glass packaging to spirits, craft beer, wine and other brand owners, as higher levels of design and differentiation support end-user brand perception and loyalty. In our target regions of Europe and North America, demand is projected to be relatively stable through 2020, according to Smithers Pira†. Our principal competitors in glass packaging include Anchor Glass and Owens-Illinois in North America and Owens-Illinois, Verallia and Vidrala in Europe.

Our Competitive Strengths

        We believe a number of competitive strengths differentiate us from our competitors, including:

  •
  Leader in Rigid Packaging.  We believe we are one of the leading suppliers of metal and glass packaging solutions, capable of supplying multi-national CPGs, in our target markets.

  •
  We believe that we are the #2 supplier of metal cans by value (meaning total revenue derived from supplying to specific end-markets and end-use categories) in the European beverage can and food can end-use categories, the #1 supplier of metal cans by value in the European seafood, aerosols, paints & coatings and nutrition end-use categories and the #1 supplier of metal cans by value in the North American seafood end-use category. In addition, we believe that we are the #3 supplier of beverage cans by value in the United States and Brazil.

  •
  We believe that we are the #2 supplier of glass packaging by value globally. In the United States, we believe we are the #2 supplier of glass packaging by value, serving the beer, food, wine, spirits and non-alcoholic beverage sectors. In addition, we believe we are the #3

*
Source: Smithers Pira—The Future of Metal Packaging and Coatings to 2021 (Nov. 2016).

†
Source: Smithers Pira—The Future of Global Packaging to 2020 (Nov. 2015).

      supplier of glass packaging by value in Europe and the #1 supplier by value in Northern Europe, Germany, the United Kingdom and the Nordic region, serving the beer, food, wine, spirits, non-alcoholic beverage and pharmaceutical end-use categories.

    We believe the combination of our extensive footprint, proximity to customers, efficient manufacturing and high level of customer service underpins our leading positions.

  •
  Long-term relationships with diverse blue-chip customer base.  We supply some of the world's best-known brands with innovative packaging solutions, and have been recognized with numerous industry awards. We have longstanding relationships with many of our major customers, which include leading multinational consumer products companies, large national and regional food and beverage companies, as well as numerous local companies. Some of our major customers include AB InBev, Akzo Nobel, Bacardi, Bonduelle, Britvic, Coca-Cola, ConAgra Foods, Constellation Brands, Diageo, Heineken, The Kraft Heinz Company, Monster Beverage, Nestlé, Pernod Ricard, Procter & Gamble, JM Smucker and Unilever. Approximately two-thirds of our revenues are derived from multi-year contracts of between two and ten years, most of which include input cost pass-through provisions. The average length of our relationship with our top 10 customers is over 30 years.

  •
  Focus on stable markets.  We derive over 90% of our revenues in Europe and North America, mature markets characterized by predictable consumer spending, stable supply and demand and low cyclicality. Furthermore, over 90% of our revenues are generated from the stable food and beverage end-use categories, including fruit, vegetables, soups, sauces, seafood, pet food, beer, wine, spirits and non-alcoholic beverages. In addition, in some of our end-use categories, we serve customers in high-growth categories, such as premium spirits, where customers value premium glass packaging, or powdered infant formula, where demand is driven by emerging market growth.

  •
  Well-invested asset base with significant scale and operational excellence.  We believe we have one of the most extensive plant networks in the rigid packaging industry. We operate 109 strategically-located production facilities in 22 countries, enabling us to efficiently serve our customers with high quality and innovative products and services across multiple geographies. Our asset base is well-invested, with approximately €1.5 billion invested in capital expenditure in the five years ended December 31, 2016. We pursue continuous improvement in our facilities by applying Lean Manufacturing techniques ("Lean"). To supplement our Lean initiatives and promote a culture of consistently pursuing excellence, we formed our Operational Support Group in Metal Packaging, Operational Excellence Group and Central Technical Services group in Glass Packaging to standardize and share best practices across our network of plants. We believe the total value proposition we offer our customers, in the form of geographic reach, customer service, product quality, reliability, and innovation, will enable us to continue to drive growth and profitability.

  •
  Technical leadership and innovation.  We have advanced technical and manufacturing capabilities in both metal and glass packaging, including innovation, development and engineering centers in France, Germany and the United States. In addition, our subsidiary, Heye International, is a leading provider of engineering solutions to the glass container industry globally, with significant proprietary know-how and expertise. We also have significant in-house mold-manufacturing expertise in Europe and the United States. We continually seek to improve the quality of our products and processes, through focused investment in new technology. These capabilities have enabled us to develop a pipeline of product and process innovations to meet the dynamic needs of our customers. Our innovations have also been recognized with numerous industry awards and accreditations. We have significant expertise in the production of value-added metal packaging, both aluminum and tinplate, with features such as high-quality graphic designs, a wide range of shapes and sizes and convenience features, such as easy-open ends and Easy Peel® and Easip® peelable lids, and introduced lightweight aluminum cans. In Glass Packaging, our focus has been on product development, process improvement and cost reduction, which has resulted in progressive advances such as container lightweighting and the increased use of cullet (recycled glass) in the production process. This has delivered significant environmental benefits by reducing the use of raw materials and energy.

  •
  Highly contracted revenue base.  Approximately two-thirds of our sales are made pursuant to multi-year contracts, with the remainder largely pursuant to annual arrangements. A significant proportion of our sales volumes are supplied under contracts which include mechanisms that help to protect us from earnings volatility related to input costs. Specifically, such arrangements include (i) multi-year contracts that include input cost pass-through and/or margin maintenance provisions and (ii) one-year contracts that allow us to negotiate pricing levels for our products on an annual basis at the same time that we determine our input costs for the relevant year.

  •
  Attractive growth through acquisitions and strong Free Cash Flow generation.  In 1998, under Irish GAAP, our revenue and EBITDA were €51 million and €10 million, respectively. In 2016, under IFRS on a pro forma basis, our revenue and Adjusted EBITDA have grown to €7,646 million and €1,333 million, respectively. We also believe we maintain attractive margins and generate significant Free Cash Flow and returns on capital for our shareholders. For the year ended December 31, 2016, our pro forma Adjusted EBITDA margin was 17.4%. For the year ended December 31, 2016, our net cash from operating activities, net cash used in investing activities and net cash inflow from financing activities were €469 million, €3,003 million and €2,707 million, respectively, and our Free Cash Flow was €151 million.* We believe we can continue to maintain attractive margins and grow Free Cash Flow through business mix optimization, growth with new and existing customers, efficiency gains, cost reduction, working capital optimization and disciplined capital allocation.

  •
  Proven track record of successful acquisitions and business optimization.  We have grown through a series of acquisitions, some of which significantly increased the size and scope of our Company and the breadth of our product offering. We have successfully integrated these acquired businesses and realized or exceeded targeted cost synergies, including $60 million in cost synergies announced in conjunction with the VNA Acquisition in 2014. Through the Beverage Can Acquisition, we are targeting operating cost synergies of at least $50 million by December 2018, with projected one-time costs of approximately $20 million to achieve these synergies, although we cannot give any assurances that such synergies will be achieved. We believe we can continue to create value for shareholders through acquisitions, business optimization and synergy realization.

  •
  Experienced management team with a proven track record and high degree of shareholder alignment.  We believe our management team is highly experienced, with an average of more than 15 years of experience in the consumer packaging industry. The members of our senior management team have demonstrated their ability to manage costs, adapt to changing market conditions, undertake strategic investments and acquire and integrate new businesses, thereby driving significant value creation. Our board of directors, led by our Chairman, has a high degree of indirect ownership in our Company, which we believe promotes efficient capital allocation decisions and results in strong shareholder alignment and commitment to further shareholder value creation.

*
Our Free Cash Flow for the year ended December 31, 2016 was impacted by the payment of €184 million cumulative interest on the PIK Notes in connection with the refinancing of the PIK Notes with the proceeds of the Old Notes, as well as €184 million of other exceptional cash outflows.

Our Business Strategy

        Historically, we have created significant shareholder value by acquiring businesses and integrating them to realize synergies and enhance profitability, which, when combined with the application of our operational excellence and best practice initiatives, has enabled us to generate strong growth in revenues and Adjusted EBITDA since 1998. We have deployed our cash flow to grow our businesses and service our debt. In addition, ARD Holdings has also returned over €570 million to its shareholders since January 2010. Our principal objective remains to grow shareholder value by accelerating earnings growth and driving Free Cash Flow generation. In the near-term we intend to deploy our Free Cash Flow primarily to reduce debt, but we will continue to opportunistically engage in strategic capital investments and selective acquisitions that enhance shareholder value. We will continue to pursue these objectives through the following strategies:

  •
  Grow Adjusted EBITDA and Free Cash Flow.  We will seek to leverage our extensive footprint, proximity to customers, efficient manufacturing and high level of customer service to grow revenue with new and existing customers, improve our productivity, and reduce our costs. To increase Adjusted EBITDA, we will continue to take decisive actions with respect to our assets and invest in our business, in line with our stringent investment criteria. To increase Free Cash Flow, we will continue to actively manage our working capital and capital expenditures.

  •
  Enhance product mix and profitability.  We have enhanced our product mix over the years by replacing lower margin business with higher margin business. For example, we grew our presence in end-use categories such as spirits, invested in our specialty beverage can capacity, expanded our DWI and two-piece food can production capacity and increased our specialty nutrition can capacity. We will continue to develop long-term partnerships with our global customers and selectively pursue opportunities with existing and new customers that will grow our business and enhance our overall profitability.

  •
  Apply leading process technology and technical expertise.  Our goal is to be the most profitable producer earning the highest returns on capital in the rigid packaging industry. We plan to achieve this with an attractive and well-balanced business mix, combined with a low cost base, Lean manufacturing, strong technological expertise and a highly motivated workforce. We intend to increase productivity through the deployment of leading technology (including our internal engineering, innovation and design capabilities), and continued development and dissemination of best practices and know-how across our operations.

  •
  Emphasize operational excellence and optimize manufacturing base.  In managing our businesses, we seek to improve our efficiency, control costs and preserve and expand our margins. We have consistently reduced total costs through implementing operational efficiencies, streamlining our manufacturing base and investing in advanced technology to enhance our production capacity. We will continue to take actions to reduce costs by optimizing our manufacturing footprint, including through further investment in advanced technology.

  •
  Successfully integrate the Beverage Can Acquisition.  We have successfully acquired and integrated a significant number of businesses over the past 18 years. We have proven our ability to create value through integrating acquisitions with our existing operations, for example in connection with the VNA Acquisition in 2014, where we have achieved operating and administrative cost synergies of $60 million announced at the time of the acquisition. We believe we will continue to be effective in integrating our acquisitions and we believe we will achieve at least $50 million of synergies from the recent Beverage Can Acquisition by December 2018, although we cannot give any assurances that such synergies will be achieved.

  •
  Carefully evaluate and pursue strategic opportunities.  We have achieved our current market positions by selectively pursuing strategic opportunities. Although our near-term focus is primarily on de-leveraging our Company, we will continue to evaluate opportunities in line with our objectives, which include the realization of attractive returns on investment and Free Cash Flow generation. We believe there are still significant opportunities for further growth by acquisition and we may selectively explore acquisition opportunities, in line with our stringent investment criteria and focus on enhancing shareholder value. Our acquisition criteria include (i) attractive bolt-on acquisitions in existing markets, (ii) acquisitions that allow us access to critical technology, and (iii) new platform acquisitions that have scale positions and an attractive financial profile.

Risk Factors

        There are a number of risks you should consider before deciding to participate in the exchange offers and invest in the New Notes. These risks are discussed more fully under "Risk Factors" beginning on page 25 of this prospectus. These risks include, but are not limited to:

  •
  The Issuer's ability to pay principal and interest on or refinance the New Notes may be affected by our organizational structure. The Issuer is dependent upon payments from other members of our corporate group to fund payments to you on the New Notes, and such other members might not be able to make such payments in some circumstances.

  •
  If certain conditions for the payment of Cash Interest (as defined below) are not met, interest on the New Notes may be paid in PIK Interest (as defined below).

  •
  Holders of the New Notes may have more difficulty protecting their interests than they would as holders of securities of a U.S. corporation.

  •
  The New Notes will be structurally subordinated to the liabilities of the subsidiaries of the Issuer, including the Ardagh Group.

  •
  You may not be able to sell your Old Notes if you do not exchange them for New Notes in the exchange offers.

  •
  As a result of our consummation of the exchange offers, holders of the Old Notes who do not tender their Old Notes will generally have no further rights under the 2016 Registration Rights Agreement (as defined below), including registration rights and the right to receive additional interest under certain circumstances.

  •
  Our primary direct customers sell to consumers of food & beverages, pharmaceuticals, personal care and household products. If economic conditions affect consumer demand, our customers may be affected and so reduce their demand for our products.

  •
  We face intense competition from other metal and glass packaging producers, as well as from manufacturers of alternative forms of packaging.

  •
  Because our customers are concentrated, our business could be adversely affected if we were unable to maintain relationships with our largest customers.

  •
  The continuing consolidation of our customer base may intensify pricing pressures or result in the loss of customers.

  •
  An increase in metal or glass container manufacturing capacity without a corresponding increase in demand for metal or glass packaging could cause prices to decline.

  •
  Our profitability could be affected by varied seasonal demands.

  •
  Our profitability could be affected by the availability and cost of raw materials.

  •
  Currency, interest rate fluctuations and commodity prices may have a material impact on our business.

  •
  Our expansion strategy may adversely affect our business.

  •
  Our business may suffer if we do not retain our executive and senior management.

  •
  It is difficult to compare our results of operations from period to period.

  •
  We are subject to various environmental and other legal requirements and may be subject to new requirements of this kind in the future that could impose substantial costs upon us.

  •
  We may not be able to integrate the Beverage Can Business or any future acquisitions effectively.

  •
  We face costs associated with our post retirement and post employment obligations to employees.

  •
  Organized strikes or work stoppages by unionized employees may have a material adverse effect on our business.

Recent Developments

        On January 30, 2017, ARD Finance's indirect wholly owned subsidiaries, Ardagh Packaging Finance and Ardagh Holdings USA, as co-issuers, issued the January 2017 Notes. Proceeds of that offering, together with certain cash, were used to fund the redemption in full of $415 million 6.250% Senior Notes due 2019 and the $845 million partial redemption of the First Priority Senior Secured Floating Rates Notes due 2019, including associated redemption premiums and accrued and unpaid interest to the redemption date.

        On March 8, 2017, ARD Finance's indirect wholly owned subsidiaries, Ardagh Packaging Finance and Ardagh Holdings USA, as co-issuers, issued the March 2017 Notes. The proceeds of that offering, net of expenses, were used to redeem €750 million of 4.250% First Priority Senior Secured Notes due 2022, redeem in full the $265 million First Priority Senior Secured Floating Rate Notes due 2019, repay in full the $663 million Term Loan B Facility and redeem in full the $415 million 6.750% Senior Notes due 2021, including associated redemption premiums and accrued and unpaid interest to the redemption date.

Ratio of Earnings to Fixed Charges

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

Year ended December 31,
2016		2015		2014		2013		2012
—	(1)	—	(1)	—	(1)	—	(1)	—	(1)

(1)
For the years ended December 31, 2016, 2015, 2014, 2013 and 2012 we had a €79 million, €77 million, €579 million, €360 million and €297 million deficiency, respectively, of earnings to fixed charges.

The Issuer

        The Issuer was incorporated on May 6, 2011 as a public limited liability company (société anonyme) in Luxembourg under registration number B 160806. Its registered and principal executive office is at 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg. Its telephone number is +352 26 25 85 55.

 The Exchange Offers

        On September 16, 2016, we privately placed $770 million aggregate principal amount of the Old Dollar Notes and €845 million aggregate principal amount of the Old Euro Notes in a transaction exempt from registration under the Securities Act. In connection with the private placement, we entered into a registration rights agreement, dated September 16, 2016 (the "2016 Registration Rights Agreement"), with the initial purchasers of the Old Notes. In the 2016 Registration Rights Agreement, we agreed to offer to exchange Old Notes for New Notes registered under the Securities Act. We also agreed to deliver this prospectus to the holders of the Old Notes. In this prospectus, the Old Notes and the New Notes are referred to together as the "Notes." You should read the discussion under the heading "Description of the New Notes" for information regarding the New Notes.

The Exchange Offers	We are offering to exchange up to $770 million aggregate principal amount of the New Dollar Notes and €845 million aggregate principal amount of the New Euro Notes for an identical principal amount of the Old Dollar Notes and the Old Euro Notes, respectively. The New Notes are identical in all material respects to the Old Notes, except that:
• the New Notes have been registered under the Securities Act and will be freely transferable, other than as described in this prospectus;
• the New Notes will not contain any legend restricting their transfer;
• the registration rights relating to the Old Notes do not apply to the New Notes; and
• the New Notes will not contain any provisions regarding the payment of additional interest under certain circumstances.

Based on interpretations by the SEC's staff issued in no-action letters issued to third parties, we believe that New Notes issued in exchange for Old Notes in the exchange offers may be offered for resale, resold or otherwise transferred by you without registering the New Notes under the Securities Act or delivering a prospectus, unless you are a broker-dealer receiving New Notes for your own account, so long as each of the following representations is true, and as a condition to its participation in the exchange offers, each holder of Old Notes participating in the exchange offers will be deemed to represent that:

• any New Notes to be received by it will be acquired in the ordinary course of its business;
• it does not intend to engage in a distribution (within the meaning of the Securities Act) of the New Notes;
• it is not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Issuer; and

•

if such holder of Old Notes is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, then such holder of Old Notes will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such New Notes.

Any broker-dealer and any holder using the exchange offers to participate in a distribution of the New Notes to be acquired in the exchange offers (1) cannot under SEC policy as in effect on the date of the 2016 Registration Rights Agreement rely on the position of the SEC enunciated in Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and be identified as an underwriter in the prospectus.

No Minimum Condition	The exchange offers are not conditioned on any minimum aggregate principal amount of Old Notes being tendered for exchange.
Expiration Dates

The exchange offer for the Old Dollar Notes will expire at 5:00 p.m., New York City time, on                    , 2017, and the exchange offer for the Old Euro Notes will expire at 5:00 p.m., London time, on                    , 2017, in each case unless it is extended by us in our sole discretion.

Settlement Date	The settlement date of the exchange offers will be promptly following the Expiration Dates.
Conditions to the Exchange Offers

Our obligation to consummate the exchange offers is not subject to any conditions, other than that the exchange offers do not violate any applicable law or applicable interpretations of the SEC staff. See "The Exchange Offers—Conditions to the Exchange Offers." We reserve the right to assert or waive these conditions in our sole discretion. We have the right, in our sole discretion, to terminate or withdraw the exchange offers if any of the conditions described under "The Exchange Offers—Conditions to the Exchange Offers" are not satisfied or waived.

Withdrawal Rights

You may withdraw the tender of your Old Dollar Notes at any time at or before 5:00 p.m. New York City time and your Old Euro Notes at any time at or before 5:00 p.m. London time, in each case on the applicable Expiration Date. Any Old Notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the applicable exchange offer. See "The Exchange Offers—Withdrawal of Tenders."

Appraisal Rights	Holders of Old Notes do not have any rights of appraisal for their Old Notes if they elect not to tender their Old Notes for exchange.
Procedures for Tendering Old Notes	See "The Exchange Offers—Procedures for Tender Old Notes."
Effect on Holders of Old Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of the exchange offers, we will have fulfilled a covenant contained in the 2016 Registration Rights Agreement and, accordingly, there will be no increase in the interest rate of the Old Notes under the circumstances described in the 2016 Registration Rights Agreement. If we consummate the exchange offers and you do not tender your Old Notes in the exchange offers, your Old Notes will remain outstanding and continue to accrue interest, and you will continue to be entitled to all the rights and limitations applicable to the Old Notes as set forth in the indenture governing the Notes (the "Indenture"), except your Old Notes will not retain any rights under the 2016 Registration Rights Agreement, except as otherwise specified in the 2016 Registration Rights Agreement. To the extent that Old Notes are tendered and accepted in the exchange offers, the trading market for Old Notes could be adversely affected.

Consequences of Failure to Exchange

All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Old Notes and in the Indenture. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not intend to register the Old Notes under the Securities Act.

Material United States Federal Income Tax Consequences of the Exchange Offers	Your exchange of Old Notes for New Notes will not result in any income, gain or loss to you for U.S. federal income tax purposes. See "Material United States Tax Consequences of the Exchange Offers."
Use of Proceeds	We will not receive any proceeds from the issuance of the New Notes in the exchange offers.
Accounting Treatment	We will not recognize any gain or loss on the exchange of Notes. See "The Exchange Offers—Accounting Treatment."

Broker-Dealers

Each broker-dealer that receives New Notes in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from us), must satisfy any prospectus delivery requirements under the Securities Act in connection with any resales of such New Notes received by such broker-dealer in the exchange offers, which prospectus delivery requirement may be satisfied by the delivery of this prospectus, as it may be amended or supplemented from time to time.

Any broker-dealer and any holder using the exchange offers to participate in a distribution of the New Notes to be acquired in the exchange offers (1) cannot under SEC policy as in effect on the date of the 2016 Registration Rights Agreement rely on the position of the SEC enunciated in Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and be identified as an underwriter in the prospectus.

Information Agent and Depositary Agent

Global Bondholder Services Corporation is serving as information agent and depositary agent in connection with the exchange offers for the Old Dollar Notes and the Old Euro Notes. Its address, telephone numbers and facsimile numbers are listed in "The Exchange Offers—Information Agent and Depositary Agent."

The New Notes

        The summary below describes the principal terms of the New Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the New Notes" section of this prospectus contains a more detailed description of the terms and conditions of the New Notes.

        The New Notes are substantially identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and will not have any of the transfer restrictions, any of the registration rights provisions and certain inapplicable interest provisions relating to the Old Notes. The New Notes will evidence the same debt as the Old Notes exchanged therefor and be entitled to the benefits of the Indenture.

Issuer	ARD Finance S.A.
New Dollar Notes Offered	Up to $770,000,000 aggregate principal amount of New Dollar Notes in exchange for an identical principal amount of the Old Dollar Notes.
New Euro Notes Offered	Up to €845,000,000 aggregate principal amount of New Euro Notes in exchange for an identical principal amount of the Old Euro Notes.
Maturity	September 15, 2023.
Interest
Interest on the New Notes will be payable semi-annually in arrears from March 15, 2017 or from the most recent interest payment date to which interest on the Notes has been paid or provided for, whichever is the later. Other than the final interest payment made at stated maturity, which will be paid in cash, the Issuer will be required to pay interest on the New Notes entirely in cash ("Cash Interest"), unless the conditions described in this prospectus are satisfied, in which case the Issuer will be entitled to pay, to the extent described herein, interest for any interest period by increasing the principal amount of the Notes or by issuing Notes in a principal amount equal to such interest (in each case, "PIK Interest"). Interest on the New Notes will be payable on March 15 and September 15 of each year, beginning on September 15, 2017.

Interest on the New Dollar Notes will accrue at the rate of 7.125% per annum with respect to Cash Interest and, if PIK Interest is payable, 7.875% per annum with respect to PIK Interest. Interest on the New Euro Notes will accrue at a rate of 6.625% per annum with respect to Cash Interest and, if PIK interest is payable, 7.375% per annum with respect to PIK Interest.

If the Issuer pays any PIK Interest, it will increase the principal amount of the New Notes or issue additional New Notes in an amount equal to the interest payment for the applicable interest period (rounded up to the nearest $1 or €1, as applicable) to holders of New Notes on the relevant record date.

Ranking	The New Notes will:
• be the Issuer's general obligations;
• rank effectively senior in right of payment to any and all of the Issuer's future indebtedness that is subordinated in right of payment to the New Notes;
• rank equally in right of payment with any and all of the Issuer's future indebtedness that is not subordinated in right of payment to the New Notes; and

•

be effectively subordinated to all of the Issuer's future indebtedness that is secured by property or assets that do not secure the New Notes to the extent of the value of the collateral securing such indebtedness.

Security	The New Notes will initially be secured by liens in the form of share pledges on all issued Class B common shares of Ardagh Group. See "Description of the New Notes—Security."
Redemption
The Issuer may redeem the Dollar Notes and/or the Euro Notes in whole or in part at any time on or after September 15, 2019 at the redemption prices set forth in "Description of the New Notes—Redemption—Optional Redemption on or after September 15, 2019."

Prior to September 15, 2019, the Issuer may redeem all or part of the Dollar Notes and/or the Euro Notes by paying a "make whole" premium, as described in "Description of the New Notes—Redemption—Optional Redemption prior to September 15, 2019."

Prior to September 15, 2019, the Issuer shall redeem Dollar Notes and Euro Notes with the net cash proceeds of certain equity offerings at the redemption prices listed under "Description of the New Notes—Redemption—Mandatory Redemption prior to September 15, 2019."

On or after September 15, 2019, the Issuer shall redeem Dollar Notes and Euro Notes with the net proceeds of certain equity offerings at the redemption prices listed under "Description of the New Notes—Redemption—Mandatory Redemption on or after September 15, 2019."
For a more detailed description, see "Description of the New Notes—Redemption."
Restrictive Covenants	The Indenture contains covenants that restrict our ability to:
• incur more debt;
• pay dividends, repurchase stock and make distributions or certain other payments;
• create liens;
• enter into transactions with affiliates; and

• transfer or sell assets.
For a more detailed description of these covenants, see "Description of the New Notes—Certain Covenants." These covenants are subject to a number of important qualifications and exceptions.
Change of Control
In the event of a Change of Control, the Issuer will be obligated to make an offer to purchase all outstanding Notes at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the New Notes—Purchase of Notes upon a Change of Control."
Additional Amounts
Any payments made by the Issuer under or with respect to the New Notes will be made without withholding or deduction for any taxes imposed by any relevant taxing jurisdiction, unless required by law. If any such withholding or deduction is required by law, subject to certain exceptions, we will pay the additional amounts necessary so that the net amount received by the holders after the withholding or deduction (including any withholding or deduction in respect of any additional amounts) is not less than the amount that they would have received in the absence of such withholding or deductions. See "Description of the New Notes—Additional Amounts."
United States Federal Income Taxation
As a result of the Issuer being required to redeem the New Notes for a price above 100% under certain circumstances (See "Description of the New Notes—Redemption"), while not free from doubt, the New Notes should be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. We and each holder will agree in the Indenture governing the New Notes to treat the New Notes as "contingent payment debt instruments" for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in "Taxation—Material United States Federal Income Tax Consequences of the Exchange Offers") will be required to accrue original issue discount, regardless of their regular method of accounting for U.S. federal income tax purposes, on the New Notes on a constant yield to maturity basis at the "comparable yield" (the rate at which the Issuer could have issued comparable notes without such contingencies) and to include such accrued amounts in gross income (as ordinary income) in advance of the receipt of cash attributable to such original issue discount, and will recognize ordinary income (rather than capital gain) upon a sale, exchange, redemption or other taxable disposition of the New Notes at a gain. For a discussion of the material U.S. federal income tax consequences of the exchange offers, see "Taxation—Material United States Federal Income Tax Consequences of the Exchange Offers."

Redemption upon Changes in Withholding Taxes	In the event of certain changes in the tax law or the interpretation thereof that require the Issuer to pay additional amounts, the Issuer may redeem the New Notes in whole, but not in part, at any time, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to the date of redemption. See "Description of the New Notes—Redemption Upon Changes in Withholding Taxes."
Use of Proceeds
We will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes contemplated by this prospectus, we will receive Old Notes in a like principal amount. We will cancel all Old Notes exchanged for New Notes in the exchange offers. See "Use of Proceeds."
Trustee, Registrar, Transfer Agent and U.S. Paying Agent	The Bank of New York Mellon.
Security Agent, Principal Paying Agent and Transfer Agent	The Bank of New York Mellon, London Branch.
Irish Stock Exchange Listing Agent	Davy.
Listing
Application will be made for listing particulars to be approved by the Irish Stock Exchange and for the New Notes to be admitted to the Official List of the Irish Stock Exchange and admitted to trading on its Global Exchange Market.
Governing Law
The Indenture is, and the New Notes will be, governed by the laws of the State of New York. The application to the New Notes and the Indenture of the provisions set forth in articles 84 to 94-8 of the Luxembourg law on commercial companies dated August 10, 1915, as amended, is excluded.
Risk Factors
Before tendering Old Notes, holders of Old Notes should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific risk factors discussed under the section entitled "Risk Factors," beginning on page 25 before deciding to invest in the New Notes.

 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA OF
ARD FINANCE S.A.

        The summary historical financial data as of and for the years ended December 31, 2016, 2015 and 2014 have been derived from the audited consolidated financial statements of ARD Finance S.A. and its subsidiaries and the related notes. The summary pro forma financial data as of and for the year ended December 31, 2016 have been derived from the Unaudited Condensed Combined Pro Forma Financial Information included elsewhere in this prospectus. The summary historical financial data set forth below should be read in conjunction with and is qualified in its entirety by reference to the audited consolidated financial statements and the related notes thereto. Our historical results are not necessarily indicative of results to be expected in any future period.

        The following financial information should be read in conjunction with "Selected Financial Information", "Management's Discussion and Analysis of Financial Condition and Results of Operations", our historical consolidated financial statements and the related notes and the Unaudited Condensed Combined Pro Forma Financial Information and the related notes included elsewhere in this prospectus.

	Year ended and as of December 31,
	Pro forma 2016	2016	2015	2014
	(in € millions, except margins)
Income Statement Data(1)
Revenue	7,646	6,345	5,199	4,733
Cost of sales	(6,304)	(5,220)	(4,322)	(4,092)

Gross profit	1,342	1,125	877	641
Sales, general and administration expenses	(513)	(416)	(318)	(281)
Intangible amortization	(239)	(173)	(109)	(123)
Loss on disposal of businesses	—	—	—	(159)

Operating profit	590	536	450	78
Net finance expense	(538)	(615)	(527)	(657)

Profit/(loss) before tax	52	(79)	(77)	(579)
Income tax (expense)/credit	(94)	(64)	(43)	5

Loss for the year	(42)	(143)	(120)	(574)

Balance Sheet Data (at year end)
Cash and cash equivalents(2)	474	776	554	433
Working capital(3)	649	649	550	608
Total assets	9,963	10,265	6,339	6,116
Total borrowings(4)	9,273	9,707	6,404	6,038
Total equity	(2,802)	(2,976)	(2,372)	(2,144)
Net Debt(5)	8,675	8,807	5,850	5,565
Other Data
Adjusted EBITDA(6)	1,333	1,158	934	792
Adjusted EBITDA margin(6)	17.4%	18.3%	18.0%	16.7%
Adjusted profit for the year(7)	183	153	15	(70)
Net interest costs(8)	552	480	412	401
Ratio of Adjusted EBITDA to net interest costs(6)(8)	2.4x	2.4x	2.3x	2.0x
Ratio of net debt to Adjusted EBITDA(5)(6)	6.5x	7.6x	6.3x	7.0x
Depreciation and amortization(9)	595	491	403	365
Capital expenditure(10)	398	318	304	314
Net cash from operating activities		469	568	350
Net cash used in investing activities		(3,003)	(304)	(955)
Net cash inflow/(outflow) from financing activities		2,707	(142)	(745)
Free Cash Flow(11)		151	264	36

(1)
The income statement data presented above is on a reported basis and includes certain exceptional items which, by their incidence or nature, management considers should be adjusted for to enable a better understanding of the financial performance of the Company. A summary of these exceptional items included in the income statement data is as follows:

	Year ended December 31,
Exceptional Items	Pro forma 2016	2016	2015	2014
	(in € millions)
Exceptional cost of sales	19	15	37	122
Exceptional sales, general and administrative expenses	129	116	44	35
Exceptional intangible amortization	—	—	—	33
Exceptional loss on disposal of business	—	—	—	159

Exceptional operating items	148	131	81	349
Exceptional net finance (income)/expense	(68)	87	13	171
Exceptional income tax credit	(25)	(43)	(32)	(78)

Total exceptional items	55	175	62	442

  For further details on the exceptional operating items for the years ended December 31, 2016, 2015 and 2014, see Note 18 to the consolidated financial statements of the Issuer included elsewhere in this prospectus. The difference between the pro forma and actual exceptional items reflects the Ball Carve-Out Business and the Rexam Carve-Out Business and associated pro forma adjustments detailed in the Unaudited Condensed Combined Pro Forma Financial Information.

(2)
Cash and cash equivalents include restricted cash as per the note disclosures to the financial information.

(3)
Working capital is comprised of inventories, trade and other receivables, trade and other payables and current provisions. Other companies may calculate working capital in a manner different to ours.

	As of December 31,
	Pro forma 2016	2016	2015	2014
	(in € millions)
Inventories	1,126	1,126	825	770
Trade and other receivables	1,135	1,135	651	692
Trade and other payables	(1,543)	(1,543)	(878)	(804)
Current provisions	(69)	(69)	(48)	(50)

Working capital	649	649	550	608

(4)
Total borrowings includes non-current and current borrowings.

(5)
Net Debt is comprised of total borrowings and derivative financial instruments used to hedge foreign currency and interest rate risk, net of cash and cash equivalents.

(6)
To supplement our financial information presented in accordance with IFRS, we use the following additional financial measures to clarify and enhance an understanding of past performance: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted profit and Free Cash Flow. We believe that the presentation of these financial measures enhances an investor's understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We use certain of these financial measures for business planning purposes and in measuring our performance relative to that of our competitors.

  Adjusted EBITDA consists of profit/(loss) for the year before income tax expense/(credit), net finance expense, depreciation and amortization and exceptional operating items. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA margin are presented because we believe that they are frequently used by securities analysts, investors and other interested parties in evaluating companies in the packaging industry. However, other companies may calculate Adjusted EBITDA and Adjusted EBITDA margin in a manner different from ours. Adjusted EBITDA and Adjusted EBITDA margin are not measurements of financial performance under IFRS and should not be considered an alternative to profit/(loss) as indicators of operating performance or any other measures of performance derived in accordance with IFRS.

  The reconciliation of loss for the year to Adjusted EBITDA is as follows:

	Year ended December 31,
	Pro forma 2016	2016	2015	2014
	(in € millions)
Loss for the year	(42)	(143)	(120)	(574)
Income tax expense/(credit)	94	64	43	(5)
Net finance expense	538	615	527	657
Depreciation and amortization	595	491	403	365

EBITDA	1,185	1,027	853	443
Exceptional operating items	148	131	81	349

Adjusted EBITDA	1,333	1,158	934	792

(7)
Adjusted profit for the year is calculated as follows:

	Year ended December 31,
	Pro forma 2016	2016	2015	2014
	(in € millions)
Loss for the year	(42)	(143)	(120)	(574)
Total exceptional items	55	175	62	442
Intangible amortization	239	173	109	90
Tax credit associated with intangible amortization	(69)	(52)	(36)	(28)

Adjusted profit for the year	183	153	15	(70)

  Adjusted profit consists of loss for the year before total exceptional items, intangible amortization and associated tax credits. Adjusted profit is presented because we believe that it accurately reflects the ongoing cost structure of the company. It excludes total exceptional items which we consider not representative of ongoing operations because such items are not reflective of the normal earnings potential of the business. We have also adjusted for the amortization of intangible assets and associated tax credits, as this is driven by our acquisition activity which can vary in size, nature and timing compared to other companies within our industry and from period to period. Accordingly, due to the incomparability of acquisition activity among companies and from period to period, we believe exclusion of the amortization associated with intangible assets acquired through our acquisitions and total exceptional items allows investors to better compare and understand our results.

(8)
Net interest costs represent net finance expense excluding exceptional finance items, net interest cost on pension plan liabilities, foreign exchange gains and losses, gains and losses on derivatives not designated as hedges, and other finance expenses.

(9)
Depreciation, amortization, and impairment of property, plant and equipment.

(10)
Capital expenditure is the sum of purchase of property, plant and equipment and software and other intangibles, net of proceeds from disposal of property, plant and equipment.

(11)
We define Free Cash Flow as net cash from operating activities, less capital expenditure. We believe the nearest GAAP measure for our definition of Free Cash Flow is net cash from operating activities. Free Cash Flow is useful to us because it assists in the assessment of our ability to generate cash to fund our growth. We believe Free Cash Flow is useful to investors because Free Cash Flow and similar measures are used by investors, securities analysts, and other interested parties to assess a company's ability to generate cash without regard to revenue and expense recognition, which can vary depending on a company's accounting methods. However, other companies may calculate Free Cash Flow in a manner different from ours. Free Cash Flow is not a measure of financial performance under IFRS and should not be considered an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to profit/(loss) as indicators of operating performance or any other measures of performance derived in accordance with IFRS.

The reconciliation of net cash from operating activities to Free Cash Flow is follows:

	Year ended December 31,
	2016	2015	2014
	(in € millions)
Net cash from operating activities	469	568	350
Capital expenditure	(318)	(304)	(314)

Free Cash Flow	151	264	36

  Free Cash Flow for the year ended December 31, 2016 was impacted by the payment of €184 million cumulative interest on the PIK Notes in connection with the refinancing of the PIK Notes with the proceeds of the Old Notes issued by the Company. Free Cash Flow also reflects exceptional cash outflows of €184 million, €54 million and €114 million for the years ended December 31, 2016, 2015 and 2014, respectively. Free Cash Flow does not include the impact of net cash from operating activities or capital expenditure of the assets acquired in the Beverage Can Acquisition for the period prior to July 1, 2016.

RISK FACTORS

        Participation in these exchange offers involves risk. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors before deciding to participate in the exchange offers and invest in the New Notes. If any of the possible events described below occurs, our business, financial condition, results of operations or prospects could be adversely affected. If that happens, we may be unable to meet our obligations under the New Notes and you may lose all or part of your investment in the New Notes. The risks and uncertainties below are those known to us and that we currently believe may materially affect us. When we describe our business or operations in this "Risk Factors" section, such business and operations are the business and operations of our subsidiary, Ardagh Group S.A., and its consolidated subsidiaries, since ARD Finance S.A. has no independent operations of its own.

Risks Relating to Our Debt and the New Notes

The Issuer's ability to pay principal and interest on or refinance the New Notes may be affected by our organizational structure. The Issuer is dependent upon payments from other members of our corporate group to fund payments to you on the New Notes, and such other members might not be able to make such payments in some circumstances.

        The Issuer does not itself conduct any business operations and does not have any assets or sources of income of its own, other than the shares in Ardagh Group and intercompany loans to one or more of the Issuer's parent companies and to one of its direct subsidiaries. As a result, the Issuer's ability to make payments on the New Notes or refinance our debt is dependent directly upon payments it receives from its subsidiaries, including Ardagh Group. There can be no assurance that those assets or sources of income will be sufficient to enable the Issuer to pay interest or principal amount on the New Notes, and there can be no assurance that Ardagh Packaging Holdings will be able to make distributions on its share capital. In making decisions relating to the repayment of the intercompany loan(s), the Issuer's subsidiary borrower(s) may take actions that conflict with the interests of the Issuer or the holders of the New Notes.

        Moreover, if we cannot generate sufficient cash to meet our scheduled debt service obligations or fund our other business needs, we may, among other things, need to refinance all or a portion of our debt, including the New Notes, obtain additional financing, delay planned acquisitions or capital expenditures or sell assets. We cannot assure you that we will be able to generate sufficient cash through any of the foregoing. If we are not able to refinance any of our debt, obtain additional financing or sell assets on commercially reasonable terms or at all, we may not be able to satisfy our obligations with respect to our debt, including the New Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

        We expect to be able to repay or refinance the principal amounts outstanding under our outstanding notes upon maturity of each such series of notes between 2021 and 2023. If we are unable to do so, we expect to refinance such principal amounts with new debt. We may, however, be unable to refinance such principal amounts on terms satisfactory to us or at all.

        You will not have any direct claim on the cash flows of the operating subsidiaries of the Issuer, and such subsidiaries have no obligation, contingent or otherwise, to make payments with respect to the New Notes or to make funds available to the Issuer.

Certain of our substantial debt could adversely affect our financial health and prevent us from fulfilling our obligations under the New Notes.

        The Issuer and its subsidiaries have a substantial amount of debt and significant debt service obligations. As of December 31, 2016 we had total borrowings and net debt of €9,707 million and €8,807 million, respectively. As of December 31, 2016, Ardagh Packaging Holdings had additional availability under its main credit facilities of up to €250 million, and all of these borrowings would effectively rank senior to the New Notes. For more information, see the description of our debt facilities and the table outlining our principal financing arrangements in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources".

        Our substantial debt could have important negative consequences for us and for you as a holder of the New Notes. For example, our substantial debt could:

  •
  require us to dedicate a large portion of our cash flow from operations to service debt and fund repayments on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

  •
  increase our vulnerability to adverse general economic or industry conditions;

  •
  limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;

  •
  limit our ability to raise additional debt or equity capital in the future;

  •
  restrict us from making strategic acquisitions or exploiting business opportunities;

  •
  make it difficult for us to pay interest or principal on the New Notes and our other debt; and

  •
  place us at a competitive disadvantage compared to our competitors that have less debt.

        In addition, a portion of our debt bears interest at variable rates that are linked to changing market interest rates. Although we may hedge a portion of our exposure to variable interest rates by entering into interest rate swaps, we cannot assure you that we will do so in the future. As a result, an increase in market interest rates would increase our interest expense and our debt service obligations, which would exacerbate the risks associated with our leveraged capital structure.

The New Notes will be structurally subordinated to the liabilities of the subsidiaries of the Issuer, including the Ardagh Group.

        The New Notes will not be guaranteed by any subsidiaries of the Issuer, including the Ardagh Group, and will be structurally subordinated to all debt and other liabilities of the subsidiaries, including liabilities owed to trade creditors and as well as under the Existing Notes. Other than pursuant to any intercompany loans to its subsidiaries, the Issuer only has a shareholder's claim in the assets of its direct subsidiaries. In the event any of these subsidiaries becomes insolvent, liquidates or otherwise reorganizes, creditors of such subsidiaries, including trade creditors, will generally be entitled to payment in full from the sale or other disposal of the assets of such subsidiary before the Issuer, as direct or indirect shareholder, will be entitled to receive any distributions from such subsidiary. As of December 31, 2016, the Issuer's subsidiaries, including the Ardagh Group, had €8,150 million of debt and approximately €3,491 million of liabilities, including trade payables but excluding intercompany obligations, all of which would have been structurally senior to the New Notes.

If certain conditions for the payment of Cash Interest are not met, interest on the New Notes may be paid in PIK Interest.

        The Issuer will be required to pay interest on the New Notes entirely in cash unless the conditions described in this prospectus are satisfied, in which case the Issuer will be entitled to pay, to the extent described herein, PIK Interest. See "Description of the New Notes—Interest." The terms of the New Notes will not restrict the ability of Ardagh Packaging Holdings or its subsidiaries to use their dividend payment capacity for alternative uses. For example, the Existing Indentures, the HSBC Securitization Program, certain of our other credit facilities and the Indenture allow Ardagh Packaging Holdings and its subsidiaries to utilize amounts that would otherwise be available to pay cash dividends to the Issuer for purposes such as making restricted investments and prepaying subordinated indebtedness. In addition, Ardagh Packaging Holdings and its subsidiaries are permitted by the terms of the Existing Indentures, the HSBC Securitization Program and certain of our other credit facilities to pay dividends to the Issuer and, subject to certain limitations, the Indenture also permits the Issuer to make cash dividends to and other payments in respect of its equity holders, and all such uses would reduce the amounts available to pay Cash Interest on or principal of the New Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources," "Description of Certain Indebtedness" and "Description of the New Notes—Interest." As a result, we cannot assure you that we will be required (or able) to make cash interest payments on the New Notes.

Certain of our credit facilities contain financial covenants which we could fail to meet.

        Certain of our other existing credit facilities require, and our future credit facilities may require, Ardagh Packaging Holdings and certain of its subsidiaries to satisfy specified financial tests and maintain specified financial ratios and covenants regarding a minimum level of EBITDA to net interest expenses, a minimum level of EBITDA to total debt, and a maximum amount of capital expenditures, all as defined in such credit facilities. See "Description of Certain Indebtedness."

        The ability of Ardagh Packaging Holdings and its subsidiaries to comply with these ratios and to meet these tests may be affected by events beyond their control and we cannot assure you that they will continue to meet these tests. The failure of Ardagh Packaging Holdings and its subsidiaries to comply with these obligations could lead to a default under these credit facilities unless they can obtain waivers or consents in respect of any breaches of these obligations under these credit facilities. We cannot assure you that these waivers or consents will be granted. A breach of any of these covenants or the inability to comply with the required financial ratios could result in a default under these credit facilities. In the event of any default under these credit facilities, the lenders under these facilities will not be required to lend any additional amounts to us or our operating subsidiaries and could elect to declare all outstanding borrowings, together with accrued interest, fees and other amounts due thereunder, to be immediately due and payable. In the event of a default, the relevant lenders (and, potentially, the trustee under any of the Existing Notes) could also require us to apply all available cash to repay the borrowings or prevent us from making debt service payments on the Existing Notes. If the debt under our credit facilities or the Existing Notes were to be accelerated, we cannot assure you that our assets would be sufficient to repay such debt in full.

We and our subsidiaries may be able to incur substantially more debt.

        Subject to the restrictions in our credit facilities, the Indenture, the Existing Indentures and other outstanding debt, we may be able to incur substantial additional debt in the future, which could also be secured. As of December 31, 2016, we also had additional availability under our main credit facilities of up to €250 million, and all of these borrowings would effectively rank senior to the New Notes. See our consolidated financial statements as of and for the year ended December 31, 2016 contained elsewhere in this prospectus.

        Although the terms of these credit facilities, the Indenture and the Existing Indentures and other outstanding debt contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of significant qualifications and exceptions, and debt incurred in compliance with these restrictions could be substantial. To the extent new debt is added to our currently anticipated debt levels, the substantial leverage-related risks described above would increase. See also "—Risks Relating to Our Business—Our expansion strategy may adversely affect our business."

Restrictions imposed by the Indenture, the Existing Indentures, the HSBC Securitization Program and certain of our other credit facilities limit our ability to take certain actions.

        The Indenture, the Existing Indentures, the HSBC Securitization Program and certain of our other credit facilities limit our flexibility in operating our business. For example, these agreements restrict or limit the ability of Ardagh Packaging Holdings and certain of its subsidiaries to, among other things:

  •
  borrow money;

  •
  pay dividends or make other distributions;

  •
  create certain liens;

  •
  make certain asset dispositions;

  •
  make certain loans or investments;

  •
  issue or sell share capital of our subsidiaries;

  •
  guarantee indebtedness;

  •
  enter into transactions with affiliates; or

  •
  merge, consolidate or sell, lease or transfer all or substantially all of our assets.

        There can be no assurances that the operating and financial restrictions and covenants in the Indenture, the Existing Indentures, the HSBC Securitization Program and certain of our other credit facilities will not adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. Any future indebtedness may include similar or other restrictive terms. In addition, management believes that the future expansion of our packaging business is likely to require participation in the consolidation of the packaging industry by the further acquisition of existing businesses. We cannot guarantee that we will be able to participate in such consolidation or that the operating and financial restrictions and covenants in the Existing Indentures, the HSBC Securitization Program and certain of our other credit facilities will permit us to do so.

We may be adversely impacted by a "Change of Control" as defined in the Indenture.

        In the event of a Change of Control as defined in the Indenture, we would be required to make an offer to repurchase the Notes and any other notes of the Group that have similar provisions at 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the New Notes—Purchase of Notes upon a Change of Control."

        Under the Indenture, a Change of Control would occur if, among other things, (i) any person or group, other than one or more permitted holders, is or as a result of such transaction becomes, the beneficial owner, directly or indirectly, of more than 35% of the total voting power of our shares and (ii) the permitted holders, individually or in the aggregate, do not beneficially own, directly or indirectly, a larger percentage of the total voting power of our shares than such other person or group. Permitted holders are defined as to include Yeoman Capital S.A., Paul Coulson, Brendan Dowling, Houghton Fry, Edward Kilty, John Riordan and Niall Wall, and certain transferees and affiliates. As a result, a Change of Control may occur due to circumstances beyond our control.

        The Old Notes were initially secured by a pledge on all of Ardagh Group's issued qualified capital stock. Following the IPO, the Old Notes and any New Notes that are subsequently issued will be secured by all of Ardagh Group's Class B common shares. Enforcement of the pledges in an event of default under the Notes could impact corporate control and might trigger change of control provisions under the Existing Indentures.

        In the event of a Change of Control, we may not have sufficient funds to repurchase all Notes and other notes of the Group tendered for repurchase. Moreover, the exercise by the holders of our outstanding Notes and other notes of the Group of their right to require a repurchase of the Notes and such other notes of the Group upon a Change of Control could cause a default under our debt instruments, even if the Change of Control itself does not, due to the financial impact of any such repurchase.

An active trading market may not develop for the New Notes.

        The New Notes are new securities for which there is currently no existing market. Although application will be made for listing particulars to be approved by the Irish Stock Exchange and for the New Notes to be admitted to the Official List of the Irish Stock Exchange and admitted to trading on its Global Exchange Market, we cannot assure you that the New Notes will become or will remain listed. We cannot assure you as to the liquidity of any market that may develop for the New Notes, the ability of holders of the New Notes to sell them or the price at which the holders of the New Notes may be able to sell them. The liquidity of any market for the New Notes will depend on the number of holders of the New Notes, prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our own financial condition, performance and prospects, as well as recommendations by securities analysts. Historically, the market for non-investment grade debt, such as the New Notes, has been subject to disruptions that have caused substantial price volatility. There can be no assurances that if a market for the New Notes were to develop, such a market would not be subject to similar disruptions. We cannot assure you that an active trading market for the New Notes will develop or, if one does develop, that it will be maintained.

Certain considerations relating to book-entry interests.

        Unless and until New Notes in definitive registered form, or definitive registered notes, are issued in exchange for book-entry interests, owners of book-entry interests will not be considered owners or holders of New Notes. The common depositary (or its nominee) for the accounts of Euroclear and Clearstream Banking will be the registered holder of the Euro Global Notes, and DTC, or its nominee, will be the registered holder of the Dollar Global Notes (as such terms are defined in "Book-Entry; Delivery and Form"). After payment to or to the order of the common depositary or DTC's custodian, as the case may be, we will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of DTC, Euroclear or Clearstream Banking, as applicable, and if you are not a participant in DTC, Euroclear or Clearstream Banking, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder under the Indenture. See "Book-Entry; Delivery and Form."

        Unlike the holders of the New Notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents, requests for waivers or other actions from holders of the New Notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC, Euroclear or Clearstream Banking or, if applicable, a participant. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any request actions on a timely basis.

        Similarly, upon the occurrence of an event of default under the Indenture, unless and until definitive registered notes are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through DTC, Euroclear or Clearstream Banking. We, the Trustee, the Principal Paying Agent and the U.S. Paying Agent cannot assure you that the procedures to be implemented through DTC, Euroclear or Clearstream Banking will be adequate to ensure the timely exercise of rights under the New Notes. See "Book-Entry; Delivery and Form."

You may be unable to enforce judgments obtained in U.S. courts against us.

        We are incorporated under Luxembourg Law, a substantial portion of our assets are located outside of the United States and many of our directors and officers and certain other persons named in this prospectus are, and will continue to be, non-residents of the United States. As a result, although we have appointed an agent for service of process in the United States, it may be difficult or impossible for U.S. investors to effect service of process within the United States upon us or our directors and officers or to enforce, in a U.S. court, judgments obtained against us including for civil liabilities under the United States federal securities laws. Therefore, any judgments obtained in any U.S. federal or state court against us may have to be enforced in the courts of Luxembourg or other EU member states. See "Enforceability of Civil Liabilities".

The Issuer is incorporated in Luxembourg, and Luxembourg law differs from U.S. law and may afford less protection to holders of the New Notes.

        Holders of the New Notes may have more difficulty protecting their interests than would security holders of a corporation incorporated in a jurisdiction of the United States. As a Luxembourg company, the Issuer is incorporated under and subject to the Luxembourg law on commercial companies of August 10, 1915 (as amended) (the "Luxembourg Companies Law") and other provisions of Luxembourg law. The Luxembourg Companies Law differs in some material respects from laws generally applicable to U.S. corporations and security holders, including the provisions relating to interested directors, mergers, amalgamations and acquisitions, takeovers, security holder lawsuits and indemnification of directors.

        Under Luxembourg law, the duties of directors of a company are generally owed to the company only. Creditors of Luxembourg companies generally do not have rights to take action against directors of the company, except in limited circumstances. Directors of a Luxembourg company must, in exercising their powers and performing their duties, act in good faith and in the interests of the company as a whole and must exercise due care, skill and diligence. Directors have a duty not to put themselves in a position in which their duties to the company and their personal interests may conflict and also are under a duty to disclose any direct or indirect, personal financial interest in any contract or arrangement with the company or any of its subsidiaries. If a director of a Luxembourg company is found to have breached his or her duties to that company, he or she may be held personally liable to the company in respect of that breach of duty. A director may be jointly and severally liable with other directors implicated in the same breach of duty.

The insolvency laws of Luxembourg and other local insolvency laws may not be as favorable to you as U.S. bankruptcy laws or those of another jurisdiction with which you are familiar.

        The Issuer is incorporated in Luxembourg. Certain subsidiaries of the Issuer with significant assets are incorporated in other jurisdictions outside of the United States. The insolvency laws of these jurisdictions may not be as favorable to your interests as the laws of the United States or other jurisdictions with which you are familiar. In the event that any one or more of the Issuer or any of its subsidiaries experienced financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings. The following is a brief description of certain aspects of insolvency law in the European Union and in Luxembourg.

  European Union Insolvency Law

        Pursuant to Council Regulation (EC) no. 1346/2000 on insolvency proceedings (the "EU Insolvency Regulation"), the court which shall have jurisdiction to open insolvency proceedings in relation to ARD Holdings or any of its subsidiaries will be the court of the Member State where the entity concerned has its "centre of main interests" (as that term is used in Article 3(1) of the EU Insolvency Regulation). The determination of where the Issuer or any of its subsidiaries has its "centre of main interests" would be a question of fact on which the courts of the different EU Member States may have differing and even conflicting views. It should also be noted that no final decisions have been taken in cases that have been brought before the European Court of Justice in relation to questions of interpretation or the effects of the EU Insolvency Regulation throughout the European Union. Furthermore, "centre of main interests" is not a static concept and may change from time to time. Although under Article 3(1) of the EU Insolvency Regulation there is a rebuttable presumption that the Issuer or its subsidiaries would have its "centre of main interests" in the Member State in which it has its registered office, Preamble 13 of the EU Insolvency Regulation states that the "centre of main interests" of a debtor should correspond to the place where the debtor conducts the administration of its interests on a regular basis and "is therefore ascertainable by third parties." In that respect, factors such as the place in which the Issuer or its subsidiaries holds board meetings, the place where the Issuer or its subsidiaries conducts the majority of its business and the place where the large majority of the Issuer's or such subsidiary's creditors are established may all be relevant in the determination of the place where the Issuer or such subsidiary has its "centre of main interests."

        If the "centre of main interests" of the Issuer or such subsidiary is and will remain located in the state in which it has its registered office, the main insolvency proceedings in respect of the Issuer or such subsidiary under the EU Insolvency Regulation would be commenced in such jurisdiction and accordingly a court in such jurisdiction would be entitled to commence the types of insolvency proceedings referred to in Annex A to the EU Insolvency Regulation. Insolvency proceedings opened in one Member State under the EU Insolvency Regulation are to be recognized in other Member States (other than Denmark), although secondary proceedings may be opened in another Member State. If the "centre of main interests" of a debtor is in one Member State (other than Denmark) under Article 3(2) of the EU Insolvency Regulation, the courts of another Member State (other than Denmark) may open "territorial proceedings" in the event that such debtor has an "establishment" in the territory of such other Member State. If a debtor does not have an establishment in any other Member State, no court of any other Member State shall have the ability to open territorial proceedings in respect of such debtor under the EU Insolvency Regulation.

  Luxembourg Insolvency Law

        The Issuer is organized under the laws of Luxembourg. Under Luxembourg law, the following types of proceedings (referred to as insolvency proceedings) may be opened against an entity having its registered office or center of main interest in Luxembourg:

  •
  bankruptcy proceedings (faillite), the opening of which may be requested by the company or by any of its creditors. Following such a request, the courts having jurisdiction may open bankruptcy proceedings if the company (i) is in a state of cessation of payments (cessation des paiements) and cumulatively (ii) has lost its commercial creditworthiness (ébranlement du crédit). If a court finds that these conditions are satisfied, it may also open bankruptcy proceedings ex officio, i.e., absent a request made by the company or a creditor. The main effect of such proceedings is the appointment of a receiver (curateur) and the suspension of all measures of enforcement against the company, except, subject to certain limited exceptions, only for secured creditors and the payment of the creditors in accordance with their rank upon realization of the assets;

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  controlled management proceedings (gestion contrôlée), the opening of which may only be requested by the company and not by its creditors; or

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  composition proceedings (concordat préventif de faillite), which may be requested only by the company having received prior consent from a majority of its creditors holding 75% at least of the claims against it, and not by its creditors. The court's decision to admit a company to the composition proceedings triggers a provisional stay on enforcement of claims by creditors.

        In addition to these proceedings, the right to receive payment on the New Notes may be affected by a decision of a court to grant a stay on payments (sursis de paiements) or to put the obligor into judicial liquidation (liquidation judiciaire). Judicial liquidation proceedings may be opened at the request of the public prosecutor against companies pursuing an activity violating criminal laws or that are in violation of the commercial code or of the laws governing commercial companies. The management of such liquidation proceedings will generally follow the rules of bankruptcy proceedings.

        The Issuer's liabilities in respect of the New Notes will, in the event of a liquidation of the Issuer following, in particular, bankruptcy or judicial liquidation proceedings, rank after the cost of liquidation (including any debt incurred for the purpose of such liquidation) and those of the Issuer's debts that are entitled to priority under Luxembourg law. Preferential debts under Luxembourg law include:

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  money owed to the Luxembourg Revenue in respect of, for example, income tax deducted at source;

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  value-added tax and other taxes and duties owed to the Luxembourg Customs and Excise;

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  social security contributions; and

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  remuneration owed to employees.

        For the avoidance of doubt, the above list is not exhaustive.

        Assets over which a security interest has been granted will in principle not be available for distribution to unsecured creditors (except after enforcement and to the extent a surplus is realized).

        During such insolvency proceedings, all enforcement measures by unsecured creditors are suspended. The ability of secured creditors to enforce their security interest may also be limited, in particular in the event of controlled management proceedings providing expressly that the rights of secured creditors are frozen until a final decision has been taken by the court as to the petition for controlled management and may be affected thereafter by any reorganization order given by the court. The aforementioned freeze on the rights of secured creditors does not apply in relation to financial collateral arrangements under the law of August 5, 2005 on financial collateral arrangements, as amended (the "Luxembourg Collateral Law").

        Furthermore, you should note that declarations of default and subsequent acceleration (such as acceleration upon the occurrence of an event of default) will not be enforceable during controlled management proceedings, except where this enforcement of such acceleration involves netting, set-off or the realization of financial collateral arrangements, all of which are protected against the effects of insolvency proceedings pursuant to the Luxembourg Collateral Law.

        Luxembourg insolvency law may affect transactions entered into or payments made by the Issuer during the period before liquidation or administration. If the liquidator or administrator can show the Issuer has given "preference" to any person by defrauding the rights of creditors generally, regardless of when this fraud occurred, a Luxembourg court has the power, among other things, to void the preferential transaction. If the liquidator or administrator can show that a payment was made during the so-called suspect period (which is a maximum of six months and ten days preceding the judgment declaring bankruptcy) that is disadvantageous to the general body of creditors and the party receiving such payment is shown to have known that the bankrupt party had generally stopped making payments when such payment occurred, a Luxembourg court has the power, among other things, to void the preferential transaction.

        In particular:

  (i)
  pursuant to article 445 of the Luxembourg code of commerce, specified transactions (such as the granting of a security interest for antecedent debts; the payment of debts that have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts that have fallen due by any means other than in cash or by bill of exchange; or the sale of assets or entering into transactions generally without consideration or with substantially inadequate consideration) entered into during the suspect period (or the ten days preceding it) will be set aside or declared null and void, if so requested by the insolvency receiver; article 445 does not apply for financial collateral arrangements and set-off arrangements subject to the Luxembourg Collateral Law, such as Luxembourg law pledges over shares or receivables;

  (ii)
  pursuant to article 446 of the Luxembourg code of commerce, payments made for matured debts for considerations, as well as other transactions concluded during the suspect period, are subject to cancellation by the court upon proceedings instituted by the insolvency receiver if they were concluded with the knowledge of the bankrupt's cessation of payments; article 446 does not apply for financial collateral arrangements and set-off arrangements subject to the Collateral Law, such as Luxembourg law pledges over shares or receivables; and

  (iii)
  regardless of the suspect period, article 448 of the Luxembourg Code of Commerce and article 1167 of the Luxembourg Civil Code (action paulienne) give any creditor the right to challenge any fraudulent payments and transactions made prior to the bankruptcy.

        The Luxembourg Collateral Law provides that with the exception of the provisions of Book III, Title XVII of the Luxembourg Civil Code, of Book 1, Title VIII and of Book III of the Luxembourg Commercial Code and national or foreign provisions governing reorganization measures, winding-up proceedings or other similar proceedings and attachments or other measures referred to in article 19(b) of the Luxembourg Collateral Law are not applicable to financial collateral arrangements (such as Luxembourg pledges over shares or receivables) and shall not constitute an obstacle to the enforcement and to the performance by the parties of their obligations. Certain preferred creditors of a Luxembourg company (including the Luxembourg tax, social security and other authorities) may have a privilege that ranks senior to the rights of the secured or unsecured creditors.

        Finally, any international aspects of Luxembourg bankruptcy, controlled management and composition proceedings may be subject to the Council Regulation (EC) No. 1346/2000 of May 29, 2000 on insolvency proceedings.

  Continuance of Ongoing Contracts

        The bankruptcy receiver decides whether or not to continue performance under ongoing contracts (i.e., contracts existing before the bankruptcy order). The bankruptcy receiver may elect to continue the business of the debtor, provided the bankruptcy receiver obtains the authorization of the court and such continuation does not cause any prejudice to the creditors. However, two exceptions apply:

  •
  the parties to an agreement may contractually agree that the occurrence of a bankruptcy constitutes an early termination or acceleration event; and

  •
  intuitu personae contracts (i.e., contracts whereby the identity of the other party constitutes an essential element upon the signing of the contract) are automatically terminated as of the bankruptcy judgment since the debtor is no longer responsible for the management of the company. Parties can agree to continue to perform under such contracts.

        The bankruptcy receiver may elect not to perform the obligations of the bankrupt party that are still to be performed after the bankruptcy under any agreement validly entered into by the bankrupt party prior to the bankruptcy. The counterparty to that agreement may make a claim for damages in the bankruptcy and such claim will rank pari passu with the claims of all of the other unsecured creditors and/or seek a court order to have the relevant contract dissolved. The counterparty may not require specific performance of the contract.

        The bankruptcy order provides for a period of time during which creditors must file their claims with the clerk's office of the Luxembourg district court sitting in commercial matters. After having converted all available assets of the company into cash and after having determined all the company's liabilities, the insolvency receiver will distribute the proceeds of the sale to the creditors further to their priority ranking as set forth by law, after deduction of the receiver fees and the bankruptcy administration costs.

        Any international aspects of Luxembourg bankruptcy, controlled management and composition proceedings may be subject to the EU Insolvency Regulation. Insolvency proceedings may hence have a material adverse effect on the Issuer's obligations under the New Notes.

  Security Interest Considerations

        According to Luxembourg conflict of law rules, the courts in Luxembourg will generally apply the lex rei sitae or lex situs (the law of the place where the assets or subject matter of the pledge or security interest is situated) in relation to the creation, perfection and enforcement of security interests over such assets. As a consequence, Luxembourg law will apply in relation to the creation, perfection and enforcement of security interests over assets located or deemed to be located in Luxembourg, such as registered shares in Luxembourg companies, receivables/claims governed by Luxembourg law and/or having debtors located in Luxembourg, etc.

        If there are assets located or deemed to be located in Luxembourg, the security interests over such assets will be governed by Luxembourg law and must be created, perfected and enforced in accordance with Luxembourg law. The Luxembourg Collateral Law governs the creation, validity, perfection and enforcement of pledges over shares and receivables located or deemed to be located in Luxembourg.

        Under the Luxembourg Collateral Law, the perfection of security interests depends on certain registration, notification and acceptance requirements. A share pledge agreement must be (i) acknowledged and accepted by the company which has issued the shares (subject to the security interest) and (ii) registered in the shareholders' register of such company. If future shares are pledged, the perfection of such pledge will require additional acknowledgement, acceptance and/or registration in the shareholders' register of such company. A pledge over receivables becomes enforceable against the debtor of the receivables and third parties from the moment when the agreement pursuant to which the pledge was created is entered into between the pledgor and the pledgee. However, if the debtor has not been notified of the pledge or if he did not otherwise acquire knowledge of the pledge, he will be validly discharged if he pays the pledgor. Until such registrations and notifications, the pledge agreements are not effective and perfected against the debtors, and other third parties.

        Article 11 of the Luxembourg Collateral Law sets out the following enforcement remedies available upon the occurrence of an enforcement event:

  •
  appropriation by the pledgee or appropriation by a third party of the pledged assets at (i) a value determined in accordance with a valuation method agreed upon by the parties or (ii) the listing price of the pledged assets;

  •
  sale of the pledged assets (i) in a private transaction at commercially reasonable terms (conditions commerciales normales), (ii) by a public sale at the stock exchange, or (iii) by way of a public auction;

  •
  court allocation of the pledged assets to the pledgee in discharge of the secured obligations following a valuation made by a court-appointed expert; or

  •
  set-off between the secured obligations and the pledged assets.

        As the Luxembourg Collateral Law does not provide any specific time periods and depending on (i) the method chosen, (ii) the valuation of the pledged assets, (iii) any possible recourses, and (iv) the possible need to involve third parties, such as, e.g., courts, stock exchanges and appraisers, the enforcement of the security interests might be substantially delayed.

        Foreign law governed security interests and the powers of any receivers/administrators may not be enforceable in respect of assets located or deemed to be located in Luxembourg. Security interests/ arrangements, which are not expressly recognized under Luxembourg law and the powers of any receivers/administrators might not be recognized or enforced by the Luxembourg courts, in particular where the Luxembourg security grantor becomes subject to Luxembourg Insolvency Proceedings or where the Luxembourg courts otherwise have jurisdiction because of the actual or deemed location of the relevant rights or assets, except if "main insolvency proceedings" (as defined in the EU Regulation) are opened under Luxembourg law and such security interests/arrangements constitute rights in rem over assets located in another Member State in which the EU Regulation applies, and in accordance with article 5 of the EU Regulation.

        The perfection of the security interests created pursuant to the pledge agreements does not prevent any third party creditor from seeking attachment or execution against the assets, which are subject to the security interests created under the pledge agreements, to satisfy their unpaid claims against the pledgor. Such creditor may seek the forced sale of the assets of the pledgors through court proceedings, although the beneficiaries of the pledges will in principle remain entitled to priority over the proceeds of such sale (subject to preferred rights by operation of law).

        Under Luxembourg law, certain creditors of an insolvent party have rights to preferred payments arising by operation of law, some of which may, under certain circumstances, supersede the rights to payment of secured or unsecured creditors, and most of which are undisclosed preferences (privilèges occultes). This includes in particular the rights relating to fees and costs of the insolvency official as well as any legal costs, the rights of employees to certain amounts of salary, and the rights of the Treasury and certain assimilated parties (namely social security bodies), which preferences may extend to all or part of the assets of the insolvent party. This general privilege takes in principle precedence over the privilege of a pledgee in respect of pledged assets.

The value of the Collateral may not be sufficient to satisfy our obligations under the Notes, and it may be difficult to realize the value of the Collateral.

        The Notes will be secured by the Collateral. The value of the pledged assets and the amount to be received upon a sale of such pledged assets will depend upon many factors, including, among others, the ability to sell the pledged assets in an orderly sale, the availability of buyers and other factors. Under certain circumstances, the security interests of the Issuer over the pledged assets in Ardagh Group may be fully and unconditionally released. In addition, Ardagh Group may issue shares free and unencumbered of any liens and security interests. Please see "Description of the New Notes—Security."

        In addition, the security interest of the Security Agent in the Collateral will be subject to practical problems generally associated with the realization of security interests in collateral. For example, under Luxembourg law, the enforcement of the security interest over pledged assets, whether by means of a sale or an appropriation, may be subject to certain specific requirements. Accordingly, the Security Agent may not have the ability to foreclose upon the pledged assets.

The security interest in the Collateral will be granted to the Security Agent rather than directly to the holders of the New Notes. The ability of the Security Agent to enforce its security interest may be restricted by Luxembourg law.

        The security interest in the Collateral that will secure our obligations under the New Notes will not be granted directly to the holders of the New Notes but will be granted only in favor of the Security Agent. The Indenture provides that only the Trustee has the right to enforce the share pledge.

As a consequence, holders of New Notes will not have direct security interests and will not be entitled to take enforcement action in respect of the Collateral securing the New Notes except through the Security Agent. The appointment of a foreign security agent will be recognized under Luxembourg law, (i) to the extent that the designation is valid under the law governing such appointment and (ii) subject to possible restrictions depending on the type of the security interests. Generally, according to paragraph 2(4) of the Luxembourg Collateral Law), a security (financial collateral) may be provided in favor of a person acting on behalf of the collateral taker, a fiduciary or a trustee in order to secure the claims of third party beneficiaries, whether present or future, provided that these third party beneficiaries are determined or may be determined. Without prejudice to their obligations vis-à-vis third party beneficiaries of the security, persons acting on behalf of beneficiaries of the security, the fiduciary or the trustee benefit from the same rights as those of the direct beneficiaries of the security aimed at by such law.

U.S. Holders will be required to accrue interest on the New Notes whether or not we pay Cash Interest and will recognize ordinary income upon a sale, exchange, redemption or other taxable disposition of the New Notes at a gain.

        As a result of the Issuer being required to redeem the New Notes for a price above 100% under certain circumstances (See "Description of the New Notes—Redemption"), while not free from doubt, the New Notes should be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. We and each holder will agree in the Indenture to treat the New Notes as "contingent payment debt instruments" for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in "Taxation—Material United States Federal Income Tax Consequences of the Exchange Offers") will be required to accrue original issue discount, regardless of their regular method of accounting for U.S. federal income tax purposes, on the New Notes on a constant yield to maturity basis at the "comparable yield" (the rate at which the Issuer could have issued comparable notes without such contingencies) and to include such accrued amounts in gross income (as ordinary income) in advance of the receipt of cash attributable to such original issue discount. In addition, a U.S. Holder will recognize ordinary income (rather than capital gain) upon a sale, exchange, redemption or other taxable disposition of the New Notes at a gain. Holders are urged to consult their own tax advisors as to the U.S. federal, state and other tax consequences of acquiring, owning and disposing of the New Notes.

Risks Relating to the Exchange Offers

You may not be able to sell your Old Notes if you do not exchange them for New Notes in the exchange offers.

        If you do not exchange your Old Notes for New Notes in the exchange offers, your Old Notes will continue to be subject to the restrictions on transfer as stated in the legend on the Old Notes. In general, you may not reoffer, resell or otherwise transfer the Old Notes in the United States unless they are:

  •
  registered under the Securities Act;

  •
  offered or sold under an exemption from the Securities Act and applicable state securities laws; or

  •
  offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not currently anticipate that we will register the Old Notes under the Securities Act.

As a result of our consummation of the exchange offers, holders of the Old Notes who do not tender their Old Notes will generally have no further rights under the 2016 Registration Rights Agreement, including registration rights and the right to receive additional interest under certain circumstances.

        If we consummate the exchange offers in satisfaction of our obligations under the 2016 Registration Rights Agreement, holders who do not tender their Old Notes will generally have no further registration rights or any right to receive additional interest under certain circumstances pursuant to the 2016 Registration Rights Agreement or otherwise, except as specified in the 2016 Registration Rights Agreement.

The market for Old Notes may be significantly more limited after the exchange offers and you may not be able to sell your Old Notes after the exchange offers.

        If Old Notes are tendered and accepted for exchange under the exchange offers, the trading market for Old Notes that remain outstanding may be significantly more limited. As a result, the liquidity of the Old Notes not tendered for exchange could be adversely affected. The extent of the market for Old Notes and the availability of price quotations would depend upon a number of factors, including the number of holders of Old Notes remaining outstanding and the interest of securities firms in maintaining a market in the Old Notes. An issue of securities with reduced market value available for trading or float may command a lower price than comparable issues of securities with a greater outstanding market value available for trading or float. As a result, the market price for Old Notes that are not exchanged in the exchange offers may be affected adversely as Old Notes exchanged in the exchange offers reduce the float. The reduced float also may make the trading price of the Old Notes that are not exchanged more volatile.

Your Old Notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your Old Notes will continue to be subject to existing transfer restrictions and you may not be able to sell your Old Notes.

        We will not accept your Old Notes for exchange if you do not follow the exchange offer procedures. We will issue New Notes as part of the exchange offers only after timely receipt of the following:

  •
  Certificates for the Old Notes or a book-entry confirmation of a book-entry transfer of the Old Notes into the information agent and exchange agent's account at DTC, Euroclear or Clearstream Banking, as applicable, including an agent's message or electronic acceptance instruction, each as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

  •
  A completed and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message or electronic acceptance instruction, as applicable, in place of the letter of transmittal; and

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  Any other documents required by the letter of transmittal.

        Therefore, if you want to tender your Old Notes, please allow sufficient time to ensure timely delivery. If we do not receive your book-entry transfer, agent's message and other required documents by the applicable Expiration Dates of the exchange offers, we will not accept your Old Notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. If there are defects or irregularities with respect to your tender of Old Notes, we are not required to accept your Old Notes for exchange.

Some persons who participate in the exchange offers must deliver a prospectus in connection with resales of the New Notes.

        Based on the position of the SEC enunciated in Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, we believe that you may offer for resale, resell or otherwise transfer the New Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your New Notes. In these cases, if you transfer any New Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your New Notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Some holders who exchange their Old Notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        If you exchange your Old Notes in the exchange offers for the purpose of participating in a distribution of the New Notes, you may be deemed an underwriter and to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Relating to Our Business

Our primary direct customers sell to consumers of food & beverages, pharmaceuticals, personal care and household products. If economic conditions affect consumer demand, our customers may be affected and so reduce the demand for our products.

        Demand for our packaging depends on demand for the products which use our packaging, which is primarily consumer driven. General economic conditions may adversely impact consumer confidence resulting in reduced spending on our customers' products and, thereby, reduced or postponed demand for our products.

        Adverse economic conditions may also lead to more limited availability of credit, which may have a negative impact on the financial condition, particularly on the purchasing ability, of some of our customers and distributors and may also result in requests for extended payment terms, and result in credit losses, insolvencies and diminished sales channels available to us. Our suppliers may have difficulties obtaining necessary credit, which could jeopardize their ability to provide timely deliveries of raw materials and other essentials to us. The adverse economic conditions may also lead to suppliers requesting credit support or otherwise reducing credit, which may have a negative effect on our cash flows and working capital.

        The volatility in exchange rates may also increase the costs of our products that we may not be able to pass on to our customers; impair the purchasing power of our customers in different markets; result in significant competitive benefit to certain of our competitors who incur a material part of their costs in other currencies than we do; hamper our pricing; and increase our hedging costs and limit our ability to hedge our exchange rate exposure.

        Changes in global economic conditions may reduce our ability to forecast developments in our industry and plan our operations and costs, resulting in operational inefficiencies. Negative developments in our business, results of operations and financial condition due to changes in global economic conditions or other factors could cause ratings agencies to lower the credit ratings, or ratings outlook, of our short-and long-term debt and, consequently, impair our ability to raise new financing or refinance our current borrowings and increase our costs of issuing any new debt instruments.

        Furthermore, the economic outlook could be adversely affected by the risk that one or more eurozone countries could come under increasing pressure to leave the European Monetary Union, or the euro as the single currency of the eurozone could cease to exist. Any of these developments, or the perception that any of these developments are likely to occur, could have a material adverse effect on the economic development of the affected countries and could lead to severe economic recession or depression, and a general anticipation that such risks will materialize in the future could jeopardize the stability of financial markets or the overall financial and monetary system. This, in turn, would have a material adverse effect on our business, financial position, liquidity and results of operations.

        In addition, some segments of our markets are more cyclical than others. Our sales in the paints and coatings markets depend mainly on the building and construction industries and the do-it-yourself home decorating market. Demand in these markets is cyclical, as to a lesser extent is demand for products such as aerosols. Variations in the demand for packaging products in these market segments could have a material adverse effect on our business, financial condition and results of operations.

We face intense competition from other metal and glass packaging producers, as well as from manufacturers of alternative forms of packaging.

Metal Packaging

        The metal packaging sectors in which Metal Packaging operates are mature, experiencing limited growth in demand in recent years, and competitive. The most competitive part of the metal packaging market is the sale of undifferentiated, standardized cans. Prices for these products are primarily driven by raw materials costs and seasonal overcapacity, and price competition is sometimes fierce. Competition in the market for customized, differentiated packaging is based on price and, increasingly, on innovation, design, quality and service. Our principal competitors include Ball Corporation, Crown Holdings and Silgan Holdings. To the extent that any one or more of our competitors become more successful with respect to any key competitive factor, our ability to attract and retain customers could be materially and adversely affected, which could have a material adverse effect on our business.

        Metal Packaging is subject to substantial competition from producers of packaging made from plastic, carton and composites, particularly from producers of plastic packaging and flexible packaging. Changes in consumer preferences in terms of food processing (e.g., fresh or frozen food content and dry versus wet pet food) or in terms of packaging materials, style and product presentation can significantly influence sales. An increase in Metal Packaging's costs of production or a decrease in the costs of, or a further increase in consumer demand for, alternative packaging could have a material adverse effect on our business, financial condition and results of operations.

Glass Packaging

        Glass Packaging is subject to intense competition from other glass packaging producers, as well as from producers of other forms of rigid and non-rigid packaging, against whom we compete on the basis of price, product characteristics, quality, customer service, reliability of delivery and the overall attractiveness of our offering. Advantages or disadvantages in any of these competitive factors may be sufficient to cause customers to consider changing suppliers or to use an alternative form of packaging. In some instances, we also face the threat of vertical integration by our customers into the manufacture of their own packaging materials.

        Our principal competitors in glass packaging include Anchor Glass and Owens-Illinois in North America and Owens-Illinois, Verallia and Vidrala in Europe. Additionally, we face competition from firms that carry out specific export operations at low prices when their domestic markets are at overcapacity or when foreign exchange rates or economic conditions (particularly transport costs) allow this. Despite the generally regional nature of the glass packaging markets, these export operations could have a material negative impact on our business, financial condition and results of operations.

        In addition to competing with other large, well-established manufacturers in the glass packaging industry, we also compete with manufacturers of other forms of rigid packaging, principally plastic packaging and aluminum cans, on the basis of quality, price, service and consumer preference. We also compete with manufacturers of non-rigid packaging alternatives, including flexible pouches and aseptic cartons, particularly in serving the packaging needs of non-alcoholic beverage customers, including juice customers and food customers. We believe that the use of glass packaging for alcoholic and non-alcoholic beverages is subject to consumer taste. In addition, the association of glass packaging with premium items in certain product categories exposes glass packaging to economic variations. Therefore, if economic conditions are poor, we believe that consumers may be less likely to prefer glass packaging over other forms of packaging. We cannot ensure that our products will continue to be preferred by our customers' end-users and that consumer preference will not shift from glass packaging to non-glass packaging. A material shift in consumer preference away from glass packaging, or competitive pressures from our various competitors, could result in a decline in sales volume or pricing pressure that would have a material adverse effect on our business, financial condition and results of operations. Furthermore, new threats from container and production innovations in all forms of packaging could disadvantage our existing business. If we are unable to respond to competitive technological advances, our future performance could be materially adversely affected.

        Some customers may decide to develop their own glass packaging production activity to serve their packaging needs and to reduce their purchases of glass packaging. In North America, for example, Gallo and AB InBev (Longhorn Glass) in the United States and Constellation Brands in Mexico, self-manufacture some of their glass packaging. The potential vertical integration of our customers could introduce a new production capacity in the market, which may create an imbalance between the supply and demand for glass packaging. The growth of vertically integrated operations could have a material negative impact on our future performance.

An increase in metal or glass container manufacturing capacity without a corresponding increase in demand for metal or glass packaging could cause prices to decline, which could have a material adverse effect on our business, financial condition and results of operations.

        The profitability of metal or glass packaging companies is heavily influenced by the supply of, and demand for, metal or glass packaging.

        We cannot assure you that the metal or glass container manufacturing capacity in any of our markets will not increase further in the future, nor can we assure you that demand for metal or glass packaging will meet or exceed supply. If metal or glass container manufacturing capacity increases and there is no corresponding increase in demand, the prices we receive for our products could materially decline, which could have a material adverse effect on our business, financial condition and results of operations.

Because our customers are concentrated, our business could be adversely affected if we were unable to maintain relationships with our largest customers.

        For the year ended December 31, 2016, on a pro forma basis giving effect to the Beverage Can Acquisition, Metal Packaging's ten largest customers accounted for approximately 44% of its consolidated revenues. For the year ended December 31, 2016, Glass Packaging's ten largest customers accounted for approximately 42% of its revenues.

        We believe our relationships with these customers are good, but there can be no assurances that we will be able to maintain these relationships. For Metal Packaging approximately two-thirds of revenues for the year ended December 31, 2016 were under multi-year supply agreements of varying terms between two and ten years with the remaining revenues generally under one year agreements. For Glass Packaging, we also typically sell most of our glass packaging directly to customers under one to five-year arrangements. Although these arrangements have provided, and we expect they will continue to provide, the basis for long-term partnerships with our customers, there can be no assurance that our customers will not cease purchasing our products. If our customers unexpectedly reduce the amount of glass packaging and/or metal cans they purchase from us, or cease purchasing our glass packaging and/or metal cans altogether, our revenues could decrease and our inventory levels could increase, both of which could have an adverse effect on our business, financial condition and results of operations. In addition, while we believe that the arrangements that we have with our customers will be renewed, there can be no assurance that such arrangements will be renewed upon their expiration or that the terms of any renewal will be as favorable to us as the terms of the current arrangements. There is also the risk that our customers may shift their filling operations to locations in which we do not operate. The loss of one or more of these customers, a significant reduction in sales to these customers or a significant change in the commercial terms of our relationship with these customers could have a material adverse effect on our business.

The continuing consolidation of our customer base may intensify pricing pressures or result in the loss of customers, either of which could have a material adverse effect on our business, financial condition and results of operations.

        Some of our largest customers have acquired companies with similar or complementary product lines. For example, in 2016 AB InBev acquired SABMiller and in 2015 Kraft Foods Group merged with H.J. Heinz Holding Corporation. Such consolidation has increased the concentration of our net sales with our largest customers and may continue in the future. In many cases, such consolidation may be accompanied by pressure from customers for lower prices. Increased pricing pressures from our customers may have a material adverse effect on our business, financial condition and results of operations. In addition, this consolidation may lead manufacturers to rely on a reduced number of suppliers. If, following the consolidation of one of our customers with another company, a competitor was to be the main supplier to the consolidated companies, this could have a material adverse effect on our business, financial condition or results of operations.

Our profitability could be affected by varied seasonal demands.

        Demand for Metal Packaging and Glass Packaging products is seasonal. Metal Packaging's sales are typically greater in the second and third quarters of the year, with generally lower sales in the first and fourth quarters. Unseasonably cool weather during the summer months can reduce demand for certain beverages packaged in its beverage cans. Weather conditions can reduce crop yields and adversely affect customer demand for fruit and vegetable cans. Metal Packaging's worldwide seafood canning activities are also affected by variations in local fish catches. The variable nature of the food and seafood packaging businesses and Metal Packaging's vulnerability to natural conditions could have a material adverse effect on our business, financial condition and results of operations.

        Demand for our Glass Packaging products is typically strongest during the summer months and in the period prior to the holidays in December because of the seasonal nature of the consumption of beer and other beverages. Unseasonably cool weather during the summer months can reduce demand for certain beverages packaged in our glass packaging, which could have an adverse effect on our business, financial condition and results of operations. In addition, we generally schedule shutdowns of our furnaces for rebuilding and repairs of machinery in the first quarter in Europe and around year-end and the first quarter in North America. If demand for glass packaging should unexpectedly rise during such a shutdown, we would not have the ability to fulfill such demand and may lose potential revenues. These shutdowns and seasonal sales patterns could adversely affect profitability during the first quarter.

Our profitability could be affected by the availability and cost of raw materials.

        The raw materials that we use have historically been available in adequate supply from multiple sources. For certain raw materials, however, there may be temporary shortages due to weather,

transportation, production delays or other factors. In such an event, no assurance can be given that we would be able to secure our raw materials from sources other than our current suppliers on terms as favorable as our current terms, or at all. Any such shortages, as well as material increases in the cost of any of the principal raw materials that we use, including the cost to transport materials to our production facilities, could have a material adverse effect on our business, financial condition and results of operations. Furthermore, the relative price of oil and its products may impact Metal Packaging, by affecting transport, lacquer and ink costs.

        The primary raw materials that we use for Metal Packaging are steel (both in tinplate and tin-free forms) and aluminum ingot. Steel is generally obtained under one-year contracts with prices that are usually fixed in advance. When such contracts are renewed in the future, our steel costs under such contracts will be subject to prevailing global steel and/or tinplate prices at the time of renewal, which may be different from historical prices.

        Unlike steel, where there is no functioning hedging market, aluminum ingot is traded daily as a commodity (priced in U.S. dollars) on the London Metal Exchange, which has historically been subject to significant price volatility. Because aluminum is priced in U.S. dollars, fluctuations in the U.S. dollar/ euro rate also affect the euro cost of aluminum ingot.

        Following completion of the Beverage Can Acquisition in 2016, our exposure to both the availability of aluminum and volatility of aluminum prices has increased. While raw materials are generally available from independent suppliers, raw materials are subject to fluctuations in price and availability attributable to a number of factors, including general economic conditions, commodity price fluctuations (particularly aluminum on the London Metal Exchange), the demand by other industries for the same raw materials and the availability of complementary and substitute materials. Adverse economic or financial changes could impact our suppliers, thereby causing supply shortages or increasing costs for our business.

        We may not be able to pass on all or substantially all raw material price increases, now or in the future. In addition, we may not be able to hedge successfully against raw material cost increases. Furthermore, steel and aluminum prices are subject to considerable volatility in price and demand. While in the past sufficient quantities of steel and aluminum have been generally available for purchase, these quantities may not be available in the future, and, even if available, we may not be able to continue to purchase them at current prices. Further increases in the cost of these raw materials could adversely affect our operating margins and cash flows.

        The supplier industries from which Metal Packaging receives its raw materials are relatively concentrated, and this concentration can impact raw material costs. Over the last ten years, the number of major tinplate and aluminum suppliers has decreased. Further consolidation could occur both among tinplate and aluminum suppliers, and such consolidation could hinder our ability to obtain adequate supplies of these raw materials and could lead to higher prices for tinplate and aluminum.

        Glass Packaging also consumes significant amounts of raw materials to manufacture glass, particularly glass sand, limestone and soda ash (natural or synthetic), as well as cullet (recycled glass) in variable percentages depending on the products manufactured. The soda ash market has experienced an imbalance between supply and demand resulting in a significant increase in price. Increases in the price of raw materials could also result from a concentration of their suppliers, a phenomenon noted in the soda ash market and that could intensify in the future and develop for other raw materials that we use. The price of cullet varies widely from one region to another due to regulatory and financial disparities concerning the collection and recycling of used glass, as well as the distance of cullet procurement centers from production sites. Thus, changes in the regulations related to glass collection and recycling can have a significant impact on the availability of raw materials and on their price. Any significant increase in the price of the raw materials we use to manufacture glass could have a material negative impact on our business, financial condition and results of operations.

        The failure to obtain adequate supplies of raw materials or future price increases could have a material adverse effect on our business, financial condition and results of operations.

Currency, interest rate fluctuations and commodity prices may have a material impact on our business.

        Our reporting currency is the euro. Insofar as possible, we intend to actively manage this exposure through the deployment of assets and liabilities throughout the Group and, when necessary and economically justified, enter into currency hedging arrangements to manage our exposure to foreign currency fluctuations by hedging against rate changes with respect to the euro. However, we may not be successful in limiting such exposure, which could adversely affect our business, financial condition and results of operations.

        Metal Packaging has production facilities in 21 different countries worldwide. It also sells products to, and obtains raw materials from, companies located in these and different regions and countries globally. As a consequence, a significant portion of consolidated revenue, costs, assets and liabilities of Metal Packaging are denominated in currencies other than the euro, particularly the pound and the U.S. dollar. The exchange rates between the currencies which we are exposed to, such as the euro, the pound, the U.S. dollar and the Brazilian real, have fluctuated significantly in the past and may continue to do so in the future.

        Metal Packaging incurs currency transaction risks primarily on aluminum purchases (or the hedging of those purchases), as aluminum ingot prices are denominated in U.S. dollars, and on revenue denominated in currencies other than the euro fulfilled from euro-participant territories (or the hedging of those sales).

        A substantial portion of the assets, liabilities, revenues and expenses of Glass Packaging is denominated in pounds, U.S. dollars, Swedish krona, Danish krone and Polish złoty. Fluctuations in the value of these currencies with respect to the euro have had, and may continue to have, a significant impact on our financial condition and results of operations as reported in euro. For the year ended December 31, 2016, 64% of our revenues were denominated in currencies other than the euro.

        In addition to currency translation risk, we are subject to currency transaction risk. Our policy is, where practical, to match net investments in foreign currencies with borrowings in the same currency. The debt and interest payments relating to our Swedish, Danish and Polish operations are all denominated in euro. Fluctuations in the value of these currencies with respect to the euro may have a significant impact on our financial condition and results of operations as reported in euro.

        Changes in exchange rates can affect our ability to purchase raw materials and sell products at profitable prices, reduce the value of our assets and revenues, and increase liabilities and costs.

        We are also exposed to interest rate risk. Fluctuations in interest rates may affect our interest expense on existing debt and the cost of new financing. We occasionally use swaps to manage this risk, but sustained increases in interest rates could nevertheless materially adversely affect our business, financial condition and results of operations.

        In addition, we are exposed to movements in the price of natural gas. We try to ensure that natural gas prices are fixed for future periods but do not always do so because the future prices can be far in excess of the spot price. We do not use commodity futures contracts to limit the fluctuations in prices paid and the potential volatility in earnings and cash flows from future market price movements.

        For a further discussion of these matters and the measures we have taken to seek to protect our business against these risks, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk".

It is difficult to compare our results of operations from period to period.

        It is difficult to make period-to-period comparisons of our results of operations. Our business has been created as a result of a series of acquisitions and other corporate transactions over many years. These acquisitions have had and are expected to continue to have a positive effect on our results of operations in periods following their completion and integration. Furthermore, our sales and, therefore, our net operating income are variable within the fiscal year due to the seasonality described above. Thus, a period-to-period comparison of our results of operations may not be meaningful.

Interrupted energy supplies and higher energy costs may have a material adverse effect on our business.

        We use natural gas, electrical power, oil, oxygen and, in limited circumstances, liquefied petroleum gas to manufacture our products. These energy sources are vital to our operations and we rely on a continuous power supply to conduct our business. Energy prices are subject to considerable volatility. We are not able to predict to what extent energy prices will vary in the future. If energy costs increase further in the future, we could experience a significant increase in operating costs, which could, if we are not able to recover these costs increases from our customers through selling price increases, have a material adverse effect on our business, financial condition and results of operations.

Our manufacturing facilities are subject to operating hazards.

        Our manufacturing processes include cutting, coating and shaping metal into containers, as well as heating glass to extremely high temperatures and forming it into glass containers. These processes, which are conducted at high speeds and involve operating heavy machinery and equipment, entail risks and hazards, including industrial accidents, leaks and ruptures, explosions, fires, mechanical failures and environmental hazards, such as spills, storage tank leaks, discharges or releases of hot glass or toxic or hazardous substances and gases. These hazards may cause unplanned business interruptions, unscheduled downtime, transportation interruptions, personal injury and loss of life, severe damage to or the destruction of property and equipment, environmental contamination and other environmental damage, civil, criminal and administrative sanctions and liabilities, and third-party claims, any of which may have a material adverse effect on our business, financial condition and results of operations.

We are involved in a continuous manufacturing process with a high degree of fixed costs. Any interruption in the operations of our manufacturing facilities may adversely affect our business, financial condition and results of operations.

        All of our manufacturing activities take place at facilities that we own or that are leased by the Group. We conduct regular maintenance on all of our operating equipment. However, due to the extreme operating conditions inherent in some of our manufacturing processes, we cannot assure you that we will not incur unplanned business interruptions due to furnace breakdowns or similar manufacturing problems or that such interruptions will not have an adverse impact on our business, financial condition and results of operations. There can be no assurance that alternative production capacity would be available in the future if a major disruption were to occur or, if it were available, that it could be obtained on favorable terms. A disruption in such circumstances could have a material adverse effect on our business, financial condition and results of operations.

        To the extent that we experience any furnace breakdowns or similar manufacturing problems, we will be required to make capital expenditures even though we may not have available resources at such time and we may not be able to meet customer demand, which would result in a loss of revenues. As a result, our liquidity may be impaired as a result of such expenditures and loss of revenues.

        A mechanical failure or disruption affecting any major operating line may result in a disruption of our ability to supply customers, and standby capacity may not be available. The potential impact of any disruption would depend on the nature and extent of the damage caused to such facility. Further, our facilities in geographically vulnerable areas, such as California and Italy, may be disrupted by the occurrence of natural phenomena, such as earthquakes, tsunamis and hurricanes.

Our Glass Packaging business requires relatively high levels of capital expenditures, which we may be unable to fund.

        Our Glass Packaging business requires relatively high levels of maintenance capital expenditures. We may not be able to make such capital expenditures if we do not generate sufficient cash flow from operations, have funds available for borrowing under our existing credit facilities to cover these capital expenditure requirements or if we were restricted from incurring additional debt to cover such expenditures or as a result of a combination of these factors. If we are unable to meet our capital expenditure plans, we may not be able to maintain our manufacturing capacity, which may negatively impact our competitive position and ultimately, our revenues and profitability. If we are unable to meet our maintenance capital expenditure plans, our manufacturing capacity may decrease, which may have a material adverse effect on our profitability.

Our expansion strategy may adversely affect our business.

        We aim over the longer term to continue to capitalize on strategic opportunities to expand our metal and glass packaging activities. We believe that such future expansion is likely to require the further acquisition of existing businesses. Because we believe that such businesses may be acquired with modest equity and relatively high levels of financial leverage given the cash-generating capabilities of both our business streams, our leverage may increase in the future in connection with any acquisitions. This could have an adverse effect on our business, financial condition and results of operations. In addition, any future expansion is subject to various risks and uncertainties, including the inability to integrate effectively the operations, personnel or products of acquired companies and the potential disruption of existing businesses and diversion of management's attention from our existing businesses. Furthermore, we cannot assure you that any future expansions will achieve positive results.

We are subject to various environmental and other legal requirements and may be subject to new requirements of this kind in the future that could impose substantial costs upon us.

        Our operations and properties are subject to extensive laws, ordinances, regulations and other legal requirements relating to environmental protection. Such laws and regulations which may affect our operations include, among others, requirements regarding remediation of contaminated soil, groundwater and buildings, water supply and use, natural resources, water discharges, air emissions, waste management, noise pollution, asbestos and other deleterious materials, the generation, storage, handling, transportation and disposal of regulated materials, product safety, and workplace health and safety.

        We have incurred, and expect to continue to incur, costs to comply with such legal requirements, and these costs are likely to increase in the future. We require a variety of permits to conduct our operations, including operating permits such as those required under various U.S. laws, including the federal Clean Air Act, and the EU Industrial Emissions Directive, or IED, water and trade effluent discharge permits, water abstraction permits and waste permits. We are in the process of applying for, or renewing, permits at a number of our sites. Failure to obtain and maintain the relevant permits, as well as noncompliance with such permits, could have a material adverse effect on our business, financial condition and results of operations.

        If we were to violate or fail to comply with these laws and regulations or our permits, we could be subject to criminal, civil and administrative sanctions and liabilities, including substantial fines and orders, or a partial or total shutdown of our operations. For example, we have settled alleged violations of hazardous waste regulations governing the reuse of electrostatic precipitator dust at our Madera plant in the United States, which occurred in the period prior to the VNA Acquisition. As part of this settlement, we have paid a civil penalty of $3.5 million and expect to incur increased dust disposal costs, which we estimate to be about $500,000 annually. We cannot assure you that our reuse of electrostatic precipitator dust at our other glass manufacturing plants will not result in regulatory inquiries or enforcement relating to compliance with hazardous waste regulations.

        In order to comply with air emission restrictions, significant capital investments may be necessary at some sites. For example, to comply with US environmental regulations and the demands of the US Environmental Protection Agency (the "EPA"), VNA, which we acquired in 2014 and is now part of the Group, agreed to make sizable investments to replace or install new electrostatic precipitators and other equipment in order to control the air emissions at certain sites located in the United States. In 2010, VNA and the EPA signed a global consent decree pursuant to which VNA has made and will continue to make investments estimated at up to an aggregate of $112 million over a ten-year period, excluding operating costs of the systems installed. In addition, we paid a penalty amounting to $2.5 million excluding interest pursuant to this consent decree.

        The EPA and other regulators have more broadly targeted the glass packaging, flat glass, mineral wool and fiber sectors as part of an enforcement initiative involving high fuel combustion sources. We have received notices of violation from the EPA for alleged violations under the Clean Air Act's Prevention of Significant Deterioration, New Source Performance Standards and Title V provisions stemming from past furnace-related projects at our other glass manufacturing facilities unrelated to our acquisition of VNA, including furnace-related projects conducted by third parties who owned the facilities before us. The EPA has sent information requests to certain of our glass facilities concerning furnace-related projects as well as our air pollutant emissions more generally, which could culminate in notices of violation or other enforcement. Inquiries and enforcement by other regulators, including regulator demands made for more stringent pollution control devices to our facility in Seattle, Washington can also result in the need for further capital upgrades to our furnaces at substantial cost.

        In Europe, under the IED and its reference document for "Best Available Techniques" for glass manufacturing plants, permitted emissions levels from these plants including ours are reduced substantially periodically. In Germany, technical guidelines, TA Luft, set forth emission thresholds which could potentially result in stricter limits in the future. These types of changes could require additional investment in our affected operations in order to comply with them. Our business is also affected by the EU Emissions Trading Scheme (the "EU ETS"), which limits emissions of greenhouse gases. See "Business—Environmental, Health and Safety and Product Safety Regulation". This scheme, any future changes to it and any additional measures required to control the emission of greenhouse gases that may apply to our operations could have a material adverse effect on our business, financial condition and results of operations. California has implemented a similar program, which results in the need for us to incur potentially significant compliance costs, including for the purchase of offsets against our greenhouse gas emissions. Other states where we have operations, such as Washington, are expected to implement similar programs.

        Changes to the laws and regulations governing the materials that are used in our manufacturing operations may impact the price of such materials or result in such materials no longer being available, which could have a material adverse effect on our business, financial condition and results of operations. The European Union passed regulations concerning the Registration, Evaluation, Authorization and Restriction of Chemicals ("REACH"), which place onerous obligations on the manufacturers and importers of substances, preparations and articles containing substances, and which may have a material adverse effect on our business. Furthermore, substances we use may have to be removed from the market (under REACH's authorization and restriction provisions) or need to be substituted for alternative chemicals which may also adversely impact upon our operations.

        Sites at which we operate often have a long history of industrial activities and may be, or have been in the past, engaged in activities involving the use of materials and processes that could give rise to contamination and result in potential liability to investigate or remediate, as well as claims for alleged damage to persons, property or natural resources. Liability may be imposed on us as owners, occupiers or operators of contaminated facilities. These legal requirements may apply to contamination at sites that we currently or formerly owned, occupied or operated, or that were formerly, owned, occupied or operated by companies we acquired or at sites where we have sent waste offsite for treatment or disposal. Regarding companies acquired by us, including the Beverage Can Business, we cannot assure you that our due diligence investigations identified or accurately quantified all material environmental matters related to the acquired facilities. Our closure of a site may accelerate the need to investigate and remediate any contamination at the site.

        In addition, we may be required to remediate contaminated third-party sites where we have sent wastes for disposal. Liability for remediation of these third-party sites may be established without regard to whether the party disposing the waste was at fault or the disposal activity was legal at the time it was conducted. For example, "Superfund" sites in the United States are the highest priority contaminated sites designated by the federal government to require remediation, and costs of their remediation tend to be very high. We and a number of other companies have been named as potentially responsible parties to clean up the Lower Duwamish Waterway Superfund Site in Washington, because our Seattle plant is adjacent to the waterway and is alleged to have contributed to its contamination. Whether we will have any liability for investigation and remediation costs at this or any other Superfund site or for costs relating to claims for natural resource damages, and what portion of the costs we must bear, has not been determined.

Changes in product requirements and their enforcement may have a material impact on our operations.

        Changes in laws and regulations relating to deposits on, and the recycling of, glass or metal packaging could adversely affect our business if implemented on a large scale in the major markets in which we operate. Changes in laws and regulations laying down restrictions on, and conditions for use of, food contact materials or on the use of materials and agents in the production of our products could likewise adversely affect our business. Changes to health and food safety regulations could increase costs and also might have a material adverse effect on revenues if, as a result, the public attitude toward end-products, for which we provide packaging, were substantially affected.

        Additionally, the effectiveness of new standards such as the ones related to recycling or deposits on different packaging materials could result in excess costs or logistical constraints for some of our customers who could choose to reduce their consumption and even terminate the use of glass or metal packaging for their products. We could thus be forced to reduce, suspend or even stop the production of certain types of products. The regulatory changes could also affect our prices, margins, investments and activities, particularly if these changes resulted in significant or structural changes in the market for food packaging that might affect the market shares for glass, the volumes produced or production costs.

        Environmental concerns could lead US or EU bodies to implement other product regulations that are likely to be restrictive for us and have a material negative impact on our business, financial condition and results of operations. For example, in the European Union, each bottle cannot, in principle, contain more than 100 parts per million ("ppm") of heavy metals pursuant to Directive 94/62/CE on Packaging and Packaging Waste. There is significant variation, among countries where we sell our products, in the limitation on certain constituents in packaging, which can have the effect of restricting the types of raw materials or amount of recycled glass we use. In turn, these restrictions can increase our operating costs and the environmental impacts of our operations, such as increased energy consumption.

        Similarly, in the United States, some state regulations set the concentration of certain heavy metals in packaging at 100 ppm and provide for an exception to this rule in the event of additions of recycled packaging. Because this exemption has expired in certain states, the bottles manufactured from recycled glass that have a heavy metals concentration higher than 100 ppm could be noncompliant, which could have a negative impact on our earnings, financial situation, assets or image. We have had regulatory inquiries about our compliance and may in the future have additional inquiries or enforcement.

        Other changes, such as restrictions on bisphenol A in coatings for some of our products, which have been proposed or adopted in the European Union under the REACH legislation and some of its Member States, have required us to develop substitute materials for our production.

We could incur significant costs in relation to claims of injury and illness resulting from materials present or used at our production sites, or from our use of these sites or other workplace injuries, or from our products.

        As is the case in a number of other industrial processes that deal with high temperatures, asbestos was once present in the glass-making industry, primarily in safety equipment, until measures were taken to substitute this material for other materials made possible through technological advances. Since the 1990s, items made of asbestos have gradually been removed at our sites in Western Europe and the United States. Because of the age of some of our sites, however, asbestos-cement may have been used in construction and may still be present at these sites. When these buildings are modernized or repaired, the cost of upgrades is higher because of the restrictions associated with removing asbestos-containing materials.

        We are exposed to claims alleging injury or illness associated with asbestos and related compensation over and above the support that may be offered through various existing social security systems in countries where we operate.

        Claims associated with our glass-making activity exist and may arise for reasons associated with the work environment unrelated to the presence of asbestos. For example, claims have arisen associated with the acoustic environment generated by forming machines, the use of glass sand in making glass and products likely to contain heavy metals or solvents for decoration. We may also face the risk of work-related health claims owing to materials present or used at our production sites such as silicosis, and, under certain conditions, Legionnaires' disease. The U.S. Occupational Safety and Health Administration has finalized a requirement, to be implemented over the next two years, that decreases by 50% the permissible exposure limit to crystalline silica and requires engineering controls or personal protective equipment to safeguard employees from such exposure. The European Union is also considering setting stricter exposure limit values for crystalline silica in work processes under the Carcinogens and Mutagens Directive. Silica is a significant component of the raw material for glass packaging and is also contained in refractories, or bricks, used in glass packaging manufacturing operations. Our costs to meet these reduced limits could be substantial, particularly if it becomes necessary for us to implement broad engineering controls across many of our glass manufacturing plants.

        We are also exposed to claims alleging musculoskeletal disorders caused by performing certain repetitive operations or motions. We could also face claims alleging illness or injury from use of the products that we manufacture or sell or from workplace injuries more generally. If these claims succeed, they could have a material adverse impact on our business, financial situation, assets and earnings.

We may not be able to integrate the Beverage Can Business or any future acquisitions effectively.

        Even though we have acquired businesses in the past, there is no certainty that the Beverage Can Business or any businesses we may acquire in the future will be effectively integrated. If we cannot successfully integrate acquired businesses within a reasonable time frame, we may not be able to realize the potential benefits anticipated from those acquisitions. Our failure to successfully integrate such businesses and the diversion of management attention and other resources from our existing operations could have a material adverse effect on our business, financial condition and results of operations.

        Furthermore, even if we are able to integrate successfully the operations of acquired businesses, we may not be able to realize the cost savings, synergies and revenue enhancements that we anticipate including those from the Beverage Can Acquisition, either in the amount or within the time frame that we anticipate, and the costs of achieving these benefits may be higher than, and the timing may differ from, what we expect. Our ability to realize anticipated cost savings and synergies may be affected by a number of factors, including the following:

  •
  the use of more cash or other financial resources on integration and implementation activities than we expect, including restructuring and other exit costs; and

  •
  increases in other expenses related to the acquisitions, which may offset the cost savings and other synergies from such acquisitions.

We have potential indemnification obligations relating to divestments.

        We have disposed of a number of businesses. Pursuant to these agreements, we may be required to provide indemnification to the acquirers for damages resulting from a breach of any representation, warranty or covenants contained therein. The indemnification obligations under these agreements are subject to certain monetary and other limitations. To the extent that we are required to make any significant payments under these indemnification provisions, these payments could adversely impact our business, financial condition and results of operations.

We may be subject to litigation, arbitration and other proceedings that could have an adverse effect on us.

        We are currently involved in various litigation matters, and we anticipate that we will be involved in litigation matters from time to time in the future. The risks inherent in our business expose us to litigation, including personal injury, environmental litigation, contractual litigation with customers and suppliers, intellectual property litigation, tax or securities litigation, and product liability lawsuits. We cannot predict with certainty the outcome or effect of any claim or other litigation matter, or a combination of these. If we are involved in any future litigation, or if our positions concerning current disputes are found to be incorrect, this may have an adverse effect on our business, financial position, results of operations and available cash, because of potential negative outcomes, the costs associated with asserting our claims or defending such lawsuits, and the diversion of management's attention to these matters.

We could incur significant costs due to the location of some of our industrial sites in urban areas.

        Obtaining, renewing or maintaining permits and authorizations issued by administrative authorities necessary to operate our production plants could be made more difficult due to the increasing urbanization of the sites where some of our manufacturing plants are located. Some of our old sites are located in urban areas such as Seattle. Urbanization could lead to more stringent operating conditions (by imposing traffic restrictions for example), conditions for obtaining or renewing the necessary authorizations, the refusal to grant or renew these authorizations, or expropriations of these sites in order to allow urban planning projects to proceed.

        The occurrence of such events could result in us incurring significant costs. There can be no assurance that the occurrence of such events would entitle us to partial or full compensation.

Changes in consumer lifestyle, nutritional preferences, health-related concerns and consumer taxation could adversely affect our business.

        Certain end-products represent a significant proportion of our packaging market. In the past, the occurrence of diseases such as bovine spongiform encephalopathy and swine fever have sometimes led to reduced demand for associated canned products, such as sauces, soups and ready meals, and publicity about the supposed carcinogenic effect of coatings used on some cans may have affected sales of canned products. Additionally, France has introduced taxes on drinks with added sugar and artificial sweeteners that companies produce or import and the United Kingdom is planning on introducing a similar tax in 2018. France has also imposed taxes on energy drinks using certain amounts of taurine and caffeine. As a result of such taxes, demand decreased temporarily in France, and the imposition of such taxes in the future may decrease the demand for certain soft drinks and beverages that our customers produce, which may cause our customers to respond by decreasing their purchases of our metal and glass packaging products. Consumer tax legislation and future attempts to tax sugar or energy drinks by other jurisdictions could reduce the demand for our products and adversely affect our profitability. Any decline in the popularity of these product types as a result of lifestyle, nutrition, health considerations or consumer taxation could have a significant impact on our customers and could have a material adverse impact on our business, financial condition and results of operations.

We face costs associated with our post-retirement and post-employment obligations to employees which could have an adverse effect on our financial condition.

        As of December 31, 2016, our accumulated post-retirement benefit obligation was approximately €905 million. The additional costs associated with these and other benefits to employees could have a material adverse effect on our financial condition.

        We operate a number of pension and other post-retirement benefit schemes funded by a range of assets which may include property, derivatives, equities and/or bonds. The value of these assets is heavily dependent on the performance of markets which are subject to volatility. The liability structure of the obligations to provide such benefits is also subject to market volatility in relation to its accounting valuation and management. Additional significant funding of our pension and other post-retirement benefit obligations may be required if market underperformance is severe.

Organized strikes or work stoppages by unionized employees may have a material adverse effect on our business.

        Many of our operating companies are party to collective bargaining agreements with trade unions. These agreements cover the majority of our employees. Upon the expiration of any collective bargaining agreement, our operating companies' inability to negotiate acceptable contracts with trade unions could result in strikes by the affected workers and increased operating costs as a result of higher wages or benefits paid to union members. If the unionized workers were to engage in a strike or other work stoppage, we could experience a significant disruption of operations and/or higher ongoing labor costs, which may have a material adverse effect on our business, financial condition and results of operations.

Failure of control measures and systems resulting in faulty or contaminated product could have a material adverse effect on our business.

        We have strict control measures and systems in place to ensure that the maximum safety and quality of our products is maintained. The consequences of a product not meeting these rigorous standards, due to, among other things, accidental or malicious raw materials contamination or due to supply chain contamination caused by human error or equipment fault, could be severe. Such consequences might include adverse effects on consumer health, litigation exposures, loss of market share, financial costs and loss of revenues.

        In addition, if our products fail to meet our usual rigorous standards, we may be required to incur substantial costs in taking appropriate corrective action (up to and including recalling products from consumers) and to reimburse customers and/or end-consumers for losses that they suffer as a result of this failure. Customers and end-consumers may seek to recover these losses through litigation and, under applicable legal rules, may succeed in any such claim despite there being no negligence or other fault on our part. Placing an unsafe product on the market, failing to notify the regulatory authorities of a safety issue, failing to take appropriate corrective action and failing to meet other regulatory requirements relating to product safety could lead to regulatory investigation, enforcement action and/or prosecution. Any product quality or safety issue may also result in adverse publicity, which may damage our reputation. This could in turn have a material adverse effect on our business, financial condition and results of operations. Although we have not had material claims for damages for defective products in the past, and have not conducted any substantial product recalls or other material corrective action, these events may occur in the future.

        In certain contracts, we provide warranties in respect of the proper functioning of our products and the conformity of a product to the specific use defined by the customer.

        In addition, if the product contained in packaging manufactured by us is faulty or contaminated, it is possible that the manufacturer of the product in question may allege that our packaging is the cause of the fault or contamination, even if the packaging complies with contractual specifications. Furthermore, in certain countries, certain players of the distribution chain market refill bottles even though they may not be designed for this purpose.

        In case of the failure of packaging produced by us to open properly or to preserve the integrity of its contents, we could face liability to our customers and to third parties for bodily injury or other tangible or intangible damages suffered as a result. Such liability, if it were to be established in relation to a sufficient volume of claims or to claims for sufficiently large amounts, could have a material adverse effect on our business, financial condition and results of operations.

Our existing insurance coverage may be insufficient and future coverage may be difficult or expensive to obtain.

        Although we believe that our insurance policies provide adequate coverage for the risks inherent in our business, these insurance policies typically exclude certain risks and are subject to certain thresholds and limits. We cannot assure you that our property, plant and equipment and inventories will not suffer damages due to unforeseen events or that the proceeds available from our insurance policies will be sufficient to protect us from all possible loss or damage resulting from such events. As a result, our insurance coverage may prove to be inadequate for events that may cause significant disruption to our operations, which may have a material adverse effect on our business, financial condition and results of operations.

        We may suffer indirect losses, such as the disruption of our business or third-party claims of damages, as a result of an insured risk event. While we carry business interruption insurance and general liability insurance, they are subject to certain limitations, thresholds and limits, and may not fully cover all indirect losses.

        We renew our insurance policies on an annual basis. The cost of coverage may increase to an extent that we may choose to reduce our policy limits or agree to certain exclusions from our coverage. Among other factors, adverse political developments, security concerns and natural disasters in any country in which we operate may materially adversely affect available insurance coverage and result in increased premiums for available coverage and additional exclusions from coverage.

Our food packaging sales could be affected adversely by changes in EU agricultural subsidy rules.

        Certain subsidies are provided to agricultural producers under EU rules governing the production of various fruit, vegetable and dairy products. The availability of these subsidies may affect levels of production for certain agricultural products. Any reduction in existing subsidy levels could lead to a reduction in harvest or canning operations and therefore could have a material adverse effect on our business, financial condition and results of operations.

Our business may suffer if we do not retain our directors and Ardagh Group's executive and senior management.

        While we are directed principally by our board of directors, Ardagh Group's business depends on its executive management team. Although we do not anticipate that Ardagh Group will have to replace any of its executive management team in the near future, the loss of services of any of the members of its executive management or other members of senior management could adversely affect our business until a suitable replacement can be found. There may be a limited number of persons with the requisite skills to serve in these positions and there is no assurance that we or Ardagh Group would be able to locate or employ such qualified personnel on terms acceptable to us or at all.

        In addition, although Ardagh Group may enter into employment agreements with certain members of its senior management team, it may not be able to retain their services as expected. The loss of senior management personnel at Ardagh Group could have a material adverse effect on our business.

One of ARD Holding's existing shareholders can exert considerable control over ARD Finance.

        The interests of some controlling shareholders may not be entirely consistent with our interests or those of other shareholders or holders of the Notes. It is possible that the controlling shareholders may take actions in relation to our business that are not entirely in our best interests or the best interests of the other shareholders of ARD Holdings, our parent company (the "Parent Company"), or holders of the Notes. Paul Coulson is Chairman of the Board of Directors of ARD Holdings. Companies owned by him own approximately 25% of the issued share capital of ARD Holdings, and, through the investment of one of these companies in the Yeoman group of companies, he has an interest in an additional approximately 34% of the issued shares of ARD Holdings.

        Paul Coulson, Wolfgang Baertz, Brendan Dowling and Herman Troskie also serve as directors in the Yeoman group of companies. As a result of their ownership and positions, Yeoman and Messrs. Coulson, Baertz, Dowling and Troskie are each able to significantly influence, through Yeoman, all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. See "Board of Directors and Executive Officers" and "Certain Relationships and Related Party Information."

The results of the United Kingdom's referendum on withdrawal from the European Union may have a negative effect on global economic conditions, financial markets and demand for our business, which could materially affect our financial condition and results of operations.

        In June 2016, a majority of voters in the United Kingdom elected to withdraw from the European Union in a national referendum ("Brexit"). The referendum was advisory, and the terms of any withdrawal are subject to a negotiation period that could last at least two years after the government of the United Kingdom formally initiates a withdrawal process. Nevertheless, the referendum has created significant uncertainty about the future relationship between the United Kingdom and the European Union, and has given rise to calls for certain regions within the United Kingdom to preserve their place in the European Union by separating from the United Kingdom as well as for the governments of other EU member states to consider withdrawal.

        These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and could significantly reduce global market liquidity and restrict the ability of key market participants to operate in certain financial markets. Asset valuations, currency exchange rates and credit ratings may be especially subject to increased market volatility. If the United Kingdom and the European Union are unable to negotiate acceptable withdrawal terms or if other EU member states pursue withdrawal, barrier-free access between the United Kingdom and other EU member states or among the European economic area overall could be diminished or eliminated.

        Depending on the terms of Brexit, if any, the United Kingdom could also lose access to the single EU market resulting in an impact on the general and economic conditions in the United Kingdom. Additionally, political instability in the European Union as a result of Brexit may result in a material negative effect on credit markets and foreign direct investments in Europe. This deterioration in economic conditions could result in increased unemployment rates, increased short- and long-term interest rates, consumer and commercial bankruptcy filings, a decline in the strength of national and local economies, and other results that negatively impact household incomes. These negative impacts could negatively impact our financial condition and results of operations.

The Ball Combined Financial Statements and the Rexam Combined Carve-Out Financial Statements do not reflect exactly the assets and liabilities of the Beverage Can Business acquired by us and are not necessarily indicative of the future results of operations, financial condition or cash flows of the Ball Carve-Out Business and the Rexam Carve-Out Business, respectively.

        The businesses included in the Ball Combined Financial Statements and the Rexam Combined Carve-Out Financial Statements do not exactly reflect the assets and liabilities of the Beverage Can Business acquired by us in the Beverage Can Acquisition. In particular, the metal beverage packaging operations of Ball Corporation reflected in the Ball Combined Financial Statements include certain assets (namely, three plants in Europe and certain other ancillary assets) and certain liabilities (namely, certain pension liabilities) that were retained by Ball Corporation and therefore do not comprise part of the Ball Carve-Out Business that we acquired.

        The Ball Combined Financial Statements and the Rexam Combined Carve-Out Financial Statements included in this prospectus have been prepared specifically for the purpose of facilitating the divestment of the Beverage Can Business. The businesses, operations, assets and liabilities comprising each of the Ball Combined Financial Statements and the Rexam Combined Carve-Out Financial Statements have not in the past operated as a single entity, and, therefore, those combined financial statements are not necessarily indicative of the results that would have occurred if the businesses included in the combined financial statements had operated as a single business during the periods presented or of future results of those businesses.

The pro forma financial information included in this prospectus may not necessarily reflect what the results of operations, financial condition and cash flows of the Beverage Can Business would have been if operated on a combined basis with Ardagh.

        The respective business operations of Ardagh, the Ball Carve-Out Business and the Rexam Carve-Out Business were operated separately prior to the Beverage Can Acquisition. Prior to June 30, 2016, we had no prior history as a combined entity and our operations had not previously been managed on a combined basis. Therefore, the pro forma financial information presented in this prospectus may not reflect what our results of operations, financial position and cash flows would have been had we operated on a combined basis and may not be indicative of what our results of operations, financial position and cash flows will be in the future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes statements that are, or may be deemed to be, forward-looking statements. All statements other than statements of historical fact included in this prospectus regarding our business, financial condition, results of operations and certain of our plans, objectives, assumptions, projections, expectations or beliefs with respect to these items and statements regarding other future events or prospects, are forward-looking statements. These statements include, without limitation, those concerning: our strategy and our ability to achieve it; expectations regarding sales, profitability and growth; our possible or assumed future results of operations; R&D, capital expenditures and investment plans; adequacy of capital; and financing plans. The words "aim", "may", "will", "expect", "is expected to", "anticipate", "believe", "future", "continue", "help", "estimate", "plan", "schedule", "intend", "should", "would be", "seeks", "estimates", "shall" or the negative or other variations thereof, as well as other statements regarding matters that are not historical fact, are or may constitute forward-looking statements.

        In addition, this prospectus includes forward-looking statements relating to our potential exposure to various types of market risks, such as foreign exchange rate risk, interest rate risks and other risks related to financial assets and liabilities. We have based these forward-looking statements on our management's current view with respect to future events and financial performance. These views reflect the best judgment of our management but involve a number of risks and uncertainties which could cause actual results to differ materially from those predicted in our forward-looking statements and from past results, performance or achievements. Although we believe that the estimates reflected in the forward-looking statements are reasonable, such estimates may prove to be incorrect. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from these expressed or implied by these forward-looking statements. These factors include, among other things:

  •
  Our primary direct customers sell to consumers of food & beverages, pharmaceuticals, personal care and household products. If economic conditions affect consumer demand, our customers may be affected and so reduce the demand for our products.

  •
  We face intense competition from other metal and glass packaging producers, as well as from manufacturers of alternative forms of packaging.

  •
  An increase in metal or glass container manufacturing capacity without a corresponding increase in demand for metal or glass packaging could cause prices to decline.

  •
  Because our customers are concentrated, our business could be adversely affected if we were unable to maintain relationships with our largest customers.

  •
  The continuing consolidation of our customer base may intensify pricing pressures or result in the loss of customers.

  •
  Our profitability could be affected by varied seasonal demands.

  •
  Our profitability could be affected by the availability and cost of raw materials.

  •
  Currency, interest rate fluctuations and commodity prices may have a material impact on our business.

  •
  It is difficult to compare our results of operations from period to period.

  •
  Our expansion strategy may adversely affect our business.

  •
  We are subject to various environmental and other legal requirements and may be subject to new requirements of this kind in the future that could impose substantial costs upon us.

  •
  We may not be able to integrate the Beverage Can Business or any future acquisitions effectively.

  •
  We face costs associated with our post-retirement and post-employment obligations to employees.

  •
  Organized strikes or work stoppages by unionized employees may have a material adverse effect on our business.

        We urge you to read the sections of this prospectus entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" for a more complete discussion of the factors that could affect our future performance and the industry in which we operate. Additionally, new risks and uncertainties can emerge from time to time, and it is not possible for us to predict all future risks and uncertainties, nor can we assess their impact. Accordingly, you should not place undue reliance on forward-looking statements as a prediction of actual results.

        All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

 EXCHANGE RATE INFORMATION

        We publish our financial statements in euro. The following table sets forth, for the periods and dates indicated, the period end, average, high, and low exchange rates expressed in U.S. dollars per euro. Information concerning the U.S. dollar exchange rate is based on the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. The average is calculated based on the average exchange rate on the last day of each month during the period.

	Period Ending	Low	High
	($ per €1.00)
Month ended:
September 30, 2016	1.1238	1.1158	1.1271
October 31, 2016	1.0962	1.0866	1.1212
November 30, 2016	1.0578	1.0560	1.1121
December 31, 2016	1.0552	1.0375	1.0758
January 31, 2017	1.0794	1.0416	1.0794
February 28, 2017	1.0618	1.0551	1.0802
March 31, 2017	1.0698	1.0514	1.0882
April 30, 2017 (through April 7)	1.0616	1.0616	1.0664

	Average for Period	Period Ending	Low	High
	($ per €1.00)
Year ended December 31:
2012	1.2909	1.3186	1.2062	1.3463
2013	1.3303	1.3779	1.2774	1.3816
2014	1.3210	1.2101	1.2101	1.3927
2015	1.1032	1.0859	1.0524	1.2015
2016	1.1029	1.0552	1.0375	1.1516

        We make no representation that any euro or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or euro, as the case may be, at any particular rate, the rates stated below, or at all. For a discussion of the impact of the exchange rate fluctuations on our financial condition and results of operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations". We did not use the rates listed above in the preparation of our financial statements.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes contemplated by this prospectus, we will receive Old Notes in a like principal amount. We will cancel all Old Notes exchanged for New Notes in the exchange offers.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

Year ended December 31,
2016		2015		2014		2013		2012
—	(1)	—	(1)	—	(1)	—	(1)	—	(1)

(1)
For the years ended December 31, 2016, 2015, 2014, 2013 and 2012, we had a €79 million, €77 million, €579 million, €360 million and €297 million deficiency, respectively, of earnings to fixed charges.

For further detail on the calculation of our ratio of earnings to fixed charges, please see Exhibit 12.1 to the registration statement of which this prospectus forms a part.

CAPITALIZATION

        The following table sets forth our audited total cash and cash equivalents and capitalization as of December 31, 2016 on a historical basis and as adjusted to give effect to (1) the issue of the January 2017 Notes and the use of the proceeds thereof to repay in full the amount outstanding of 6.250% Senior Notes due 2019 and partially repay $845 million of outstanding First Priority Senior Secured Floating Rate Notes due 2019, (2) the issue of the March 2017 Notes and the use of the proceeds thereof to repay in full the $663 million Term Loan B Facility, redeem €750 million 4.250% First Priority Senior Secured Notes due 2022, redeem in full $265 million First Priority Senior Secured Floating Rate Notes due 2019 and redeem in full the $415 million 6.750% Senior Notes due 2021 and pay applicable redemption premiums, and (3) the IPO and the use of the proceeds thereof for the €257 million partial redemption of the 4.250% First Priority Senior Secured Notes due 2022, and the payment of associated redemption premiums. The issuance of the New Notes will not result in any change in our capitalization or result in any increase in our indebtedness.

        The information set forth below should be read in conjunction with "Use of Proceeds", our historical consolidated financial statements and the related notes, the financial information of the Beverage Can Business and the related notes and the Unaudited Condensed Combined Pro Forma Financial Information and the related notes included elsewhere in this prospectus.

	As of December 31, 2016(1)
	Historical	January 2017 Notes	March 2017 Notes	IPO		As Adjusted
	(in € millions)
Cash and cash equivalents(2)	776	(288)	(14)	—		474

Debt
Secured Notes	4,071	(802)	427 (5)	(257	)(7)	3,439
Term Loan Facility	629	—	(629)	—		—
Other available facilities(3)	—	—	—	—		—
Finance lease obligations	7	—	—	—		7

Total senior secured debt	4,707	(802)	(202)	(257)		3,446

Senior Notes	3,520	555 (4)	270 (6)	—		4,345
The Old Notes and New Notes offered hereby	1,575	—	—	—		1,575
Other borrowings	3	—	—	—		3

Total debt	9,805	(247)	68	(257)		9,369

Total shareholders' equity	(2,976)	(24)	(57)	255		(2,802)

Total capitalization	6,829	(271)	11	(2)		6,567

(1)
Dollar-denominated borrowings have been translated at an exchange rate of €1.00 = $1.0541, the exchange rate used in preparing our balance sheet as of December 31, 2016.

(2)
Cash and cash equivalents include restricted cash.

(3)
Includes the Bank of America Facility, the HSBC Securitization Program and the Unicredit Working Capital and Performance Guarantee Credit Lines.

(4)
Represents the issue of $1,000 million of the January 2017 Notes less the redemption of $415 million of 6.250% Senior Notes due 2019.

(5)
Represents the issuance of €750 million 2.750% Senior Secured Notes due 2024 and $715 million 4.250% Senior Secured Notes due 2022 less the redemption of €750 million 4.250% First Priority

  Senior Secured Notes due 2022 and $265 million First Priority Senior Secured Floating Rate Notes due 2019.

(6)
Represents the issuance of $700 million 6.000% Senior Notes due 2025 less the redemption of $415 million 6.750% Senior Notes due 2021.

(7)
Represents the IPO, and the expected use of proceeds thereof for the €257 million partial redemption of the 4.250% First Priority Senior Secured Notes due 2022 and the payment of associated redemption premiums.

        For further details relating to the debt instruments described above, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources".

 SELECTED FINANCIAL INFORMATION

        The following table sets forth selected financial data of the Company for the years ended and as of the dates indicated below. We have derived the selected financial data as of and for the years ended December 31, 2016, 2015 and 2014 from the audited consolidated financial statements of ARD Finance and related notes.

        The financial statements contained herein were prepared in accordance with IFRS as issued by the IASB. The selected financial information and other data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", our historical consolidated financial statements and the related notes, and the Unaudited Condensed Combined Pro Forma Financial Information and the related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of results to be expected in any future period.

	Year ended December 31,
	2016	2015	2014
	(in € millions)
Income Statement Data(1)
Revenue	6,345	5,199	4,733
Cost of sales	(5,220)	(4,322)	(4,092)

Gross profit	1,125	877	641
Sales, general and administration expenses	(416)	(318)	(281)
Intangible amortization	(173)	(109)	(123)
Loss on disposal of businesses	—	—	(159)

Operating profit	536	450	78
Net finance expense	(615)	(527)	(657)

Loss before tax	(79)	(77)	(579)
Income tax (expense)/credit	(64)	(43)	5

Loss for the year	(143)	(120)	(574)

Balance Sheet Data (at year end)
Cash and cash equivalents(2)	776	554	433
Working capital(3)	649	550	608
Total assets	10,265	6,339	6,116
Total borrowings(4)	9,707	6,404	6,038
Total equity	(2,976)	(2,372)	(2,144)

(1)
The income statement data presented above is on a reported basis and includes certain exceptional items which, by their incidence or nature, management considers should be adjusted for to enable a better understanding of the financial performance of the Company. A summary of these exceptional items included in the income statement data is as follows:

	Year ended December 31,
	2016	2015	2014
	(in € millions)
Exceptional Items
Exceptional cost of sales	15	37	122
Exceptional sales, general and administrative expenses	116	44	35
Exceptional intangible amortization	—	—	33
Exceptional loss on disposal of business	—	—	159

Exceptional operating items	131	81	349
Exceptional net finance expense	87	13	171
Exceptional income tax credit	(43)	(32)	(78)

Total exceptional items	175	62	442

  For further details on the exceptional operating items for the years ended December 31, 2016, 2015 and 2014, see Note 18 to the consolidated financial statements of ARD Finance included elsewhere in this prospectus.

(2)
Cash and cash equivalents include restricted cash as per the note disclosures to the financial information.

(3)
Working capital is comprised of inventories, trade and other receivables, trade and other payables and current provisions. Other companies may calculate working capital in a manner different to ours.

	As of December 31,
	2016	2015	2014
	(in € millions)
Inventories	1,126	825	770
Trade and other receivables	1,135	651	692
Trade and other payables	(1,543)	(878)	(804)
Current provisions	(69)	(48)	(50)

Working capital	649	550	608

(4)
Total borrowings includes non-current and current borrowings.

 UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

        Under IFRS 3, Revised "Business Combinations", all business combinations should be accounted for by applying the purchase method of accounting. This involves measuring the cost of the business combination and allocating, at the acquisition date, the cost of the business combination to the assets acquired and liabilities assumed. Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair values at the acquisition date.

        The unaudited pro forma condensed consolidated financial information is prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to the unaudited pro forma condensed consolidated financial information. The unaudited pro forma combined financial information in respect of the acquisition of the Ball Carve-Out Business and the Rexam Carve-Out Business (collectively the "Beverage Can Business") is provisional. Under IFRS 3 'Business Combinations', the measurement period for finalization of business combination accounting extends to a maximum of one year after the acquisition date. The identification and valuation of acquired assets and liabilities will be finalized by no later than June 30, 2017. The differences that will occur between the provisional estimates and the final acquisition accounting could have a material impact on the unaudited pro forma combined financial information, including the impact on pro forma amortization of intangible assets and depreciation of property, plant and equipment. The differences that will occur between the provisional estimates and the final acquisition accounting could have a material impact on pro forma combined financial information.

        The following unaudited pro forma income statement information for the year ended December 31, 2016 gives effect to the following transactions as if they had occurred on January 1, 2016: (1) the proceeds of new borrowing in May 2016 which were used to (a) fund the Beverage Can Acquisition (€1,755 million from the issuance of Secured Notes and €745 million from the issuance of Senior Notes) and (b) repay in full the amount outstanding of 9.250% Senior Notes due 2020 and 9.125% Senior Notes due 2020 (total €1,281 million) from the issuance of Senior Notes (€1,450 million); (2) the issue in September 2016 of the Old Dollar Notes (€684 million) and the Old Euro Notes (€845 million) and the subsequent redemption of the outstanding balance due under the PIK notes including redemption premium of €1.1 billion, comprising the 8.625% Senior PIK Notes due 2019 (€301 million) and the 8.375% Senior PIK Notes due 2019 (€763 million); (3) the repayment in full of the principal amount outstanding of our $135 million 7.000% Senior Notes due 2020 from surplus cash resources arising from the September 2016 transaction (see Note 2 above); (4) the proceeds of the January 2017 Notes which were together with certain cash on the balance sheet used to repay in full the amount outstanding of $415 million 6.250% Senior Notes due 2019 and partially repay $845 million of outstanding First Priority Senior Secured Floating Rate Notes due 2019; (5) the proceeds of the March 2017 Notes which were used to repay in full the $663 million Term Loan B Facility, redeem €750 million 4.250% First Priority Senior Secured Notes due 2022, redeem in full $265 million First Priority Senior Secured Floating Rate Notes due 2019 and redeem in full the $415 million 6.750% Senior Notes due 2021, and pay applicable redemption premiums and (6) the IPO and the use of the assumed proceeds thereof for the €257 million partial redemption of the 4.250% First Priority Senior Secured Notes due 2022 and the payment of associated redemption premiums. These transactions are further described in the footnotes to the unaudited condensed combined pro forma financial information. The following unaudited pro forma balance sheet information as of December 31, 2016 gives effect to the January 2017 Notes, March 2017 Notes and IPO transactions as if they had occurred at December 31, 2016. There is no effect arising from this offering on the pro forma balance sheet information as of December 31, 2016.

        This unaudited pro forma financial information is based on available information and various assumptions that management believes to be reasonable. The actual results may differ significantly from those reflected in the unaudited pro forma financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma combined financial information and actual amounts. The unaudited pro forma financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations would have been had the transactions occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

        The ARD Finance historical income statement for the year ended December 31, 2016 includes the result of both the Ball Carve-Out Business and the Rexam Carve-Out Business for the post-acquisition period from July 1, 2016 to December 31, 2016. The pro forma income statement for the year ended December 31, 2016 has been adjusted to include the results of both the Ball Carve-Out Business and the Rexam Carve-Out Business for the six months ended June 30, 2016.

        The unaudited pro forma financial information reflects a number of adjustments made to the financial information of the Ball Carve-Out Business and the Rexam Carve-Out Business. The compilation of the unaudited pro forma financial information and the adjustments reflected therein are explained as follows:

  •
  Adjustments have been made to the Ball Combined Financial Statements to eliminate the results of operations and assets and liabilities associated with certain assets (namely, three plants in Europe and certain other ancillary assets) and certain liabilities (namely, certain pension liabilities) that were retained by Ball Corporation and therefore do not comprise part of the Ball Carve-Out Business acquired by the Group in the Beverage Can Acquisition. The income statement data has been adjusted generally (i) in the case of revenue on the basis of actual sales of the various plants and (ii) in the case of cost items on the basis of allocations, including, for example, on relative sales volumes.

  •
  Adjustments have been made to convert the underlying U.S. GAAP financial information set forth in the Ball Combined Financial Statements to IFRS and in alignment with the IFRS accounting policies of ARD Finance. These adjustments are based on management's analysis of the major GAAP and accounting policy differences between ARD Finance and the Ball Combined Financial Statements.

  •
  The underlying financial information of both the Ball Carve-Out Business and the Rexam Carve-Out Business has been adjusted to align the presentation of certain income statement items with the presentation of such financial information in the financial statements of ARD Finance.

        The basis for the adjustments reflected in the unaudited pro forma financial information and the key assumptions made are explained in the notes to the information accompanying the tables.

        The financial information of the Ball Carve-Out Business has been translated by ARD Finance from U.S. dollars into euro, and the financial information of the Rexam Carve-Out Business has been translated from pounds sterling into euro. For all income statement items an average rate for the period presented has been used. Based on its review of the historical financial information and understanding of the differences between IFRS and U.S. GAAP, ARD Finance is not aware of any further material adjustment that it would need to make to the Ball Carve-Out Business's historical financial information or the Rexam Carve-Out Business's historical financial information relating to foreign currency translation.

        The summary unaudited pro forma combined financial and other data set forth below should be read in conjunction with the historical consolidated financial statements and notes thereto of ARD Finance and the Ball Combined Financial Statements and the Rexam Combined Carve-Out Financial Statements, included elsewhere in this prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

CONDENSED COMBINED UNAUDITED PRO FORMA BALANCE SHEET

AS OF DECEMBER 31, 2016

	As of December 31, 2016
Balance Sheet Data	ARD Finance	January 2017 Notes(1)	March 2017 Notes(2)	IPO(3)	Pro Forma Financial Data
	(in € millions)
Non-current assets
Intangible assets	3,889	—	—	—	3,889
Property, plant and equipment	2,925	—	—	—	2,925
Derivative financial instruments	124	—	—	—	124
Deferred tax assets	259	—	—	—	259
Other non-current assets	20	—	—	—	20

	7,217	—	—	—	7,217

Current assets
Inventories	1,126	—	—	—	1,126
Trade and other receivables	1,135	—	—	—	1,135
Derivative financial instruments	11	—	—	—	11
Restricted cash	27	—	—	—	27
Cash and cash equivalents	749	(288)	(14)	—	447

	3,048	(288)	(14)	—	2,746

Total assets	10,265	(288)	(14)	—	9,963

Total equity	(2,976)	(24)	(57)	255	(2,802)
Non-current liabilities
Borrowings	9,699	(254)	75	(255)	9,265
Employee benefit obligations	905	—	—	—	905
Deferred tax liabilities	697	—	—	—	697
Provisions	55	—	—	—	55

	11,356	(254)	75	(255)	10,922
Current liabilities
Borrowings	8	—	—	—	8
Interest payable	112	(10)	(32)	—	70
Derivative financial instruments	8	—	—	—	8
Trade and other payables	1,543	—	—	—	1,543
Income tax payable	145	—	—	—	145
Provisions	69	—	—	—	69

	1,885	(10)	(32)	—	1,843

Total liabilities	13,241	(264)	43	(255)	12,765

Total equity and liabilities	10,265	(288)	(14)	—	9,963

CONDENSED COMBINED UNAUDITED PRO FORMA INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2016

	For the year ended December 31, 2016
	ARD Finance	Ball Carve-Out Business(4)	Rexam Carve-Out Business(5)	Acquisition Adjustments		Refinancing Adjustments		PIK Redemption Adjustments		Toggle Notes Adjustment		7.000% Senior Notes		January 2017 Notes		March 2017 Notes		IPO(3)		Pro Forma Financial Data
	(in € millions, except where indicated)
Income Statement Data
Revenues	6,345	762	539	—		—		—		—		—		—		—		—		7,646
Cost of sales	(5,205)	(621)	(469)	10	(6)	—		—		—		—		—		—		—		(6,285)

Gross profit	1,140	141	70	10		—		—		—		—		—		—		—		1,361
Sales, general and administration expenses	(300)	(48)	(36)	—		—		—		—		—		—		—		—		(384)
Intangible amortization	(173)	—	—	(66	)(6)	—		—		—		—		—		—		—		(239)
Exceptional operating items	(131)	(13)	(4)			—		—		—		—		—		—		—		(148)

Operating profit/(loss)	536	80	30	(56)		—		—		—		—		—		—		—		590
Net finance expense	(528)	(6)	—	(74	)(7)	7	(9)	42	(11)	(77	)(13)	8	(14)	2	(1)	9	(2)	11	(3)	(606)
Exceptional net finance (expense)/income	(87)	—	—	15	(7)	84	(10)	51	(12)	—		5	(15)	—		—		—		68

(Loss)/profit before tax	(79)	74	30	(115)		91		93		(77)		13		2		9		11		52
Income tax (charge)/credit	(64)	(14)	(13)	24	(8)	(18	)(8)	—		—		(4	)(8)	—	(8)	(2	)(8)	(3	)(8)	(94)

(Loss)/profit for the year	(143)	60	17	(91)		73		93		(77)		9		2		7		8		(42)

NOTES TO THE CONDENSED COMBINED UNAUDITED PRO FORMA
INCOME STATEMENT AND BALANCE SHEET

FOR THE YEAR ENDED AND AS OF DECEMBER 31, 2016

(1)
The December 31, 2016 pro forma balance sheet gives effect to the offering of the January 2017 Notes, the proceeds of which were used, together with certain cash, to fund the repayment in full of $415 million 6.250% Senior Notes due 2019 and the $845 million partial repayment of the First Priority Senior Secured Floating Rate Notes due 2019, including associated redemption premiums and accrued and unpaid interest at the redemption date.

  The pro forma income statement reflects the impact on net finance expense after giving effect to the repayment of $415 million 6.250% Senior Notes due 2019 and $845 million First Priority Senior Secured Floating Rate Notes due 2019 and the issuance of the January 2017 Notes. The impact on the pro forma net finance expense from January 1, 2016 is set out in the table below.

Year ended December 31, 2016
(in € millions)
Interest on January 2017 Notes
$1,000 million 6.000% Senior Notes due 2025	55
Less interest on notes repaid
$415 million 6.250% Senior Notes due 2019	(27)
$845 million First Priority Senior Secured Floating Rate Notes due 2019	(30)

Interest on notes repaid	(57)

Net interest saving	2

(2)
The December 31, 2016 pro forma balance sheet gives effect to the offering of the March 2017 Notes, the proceeds of which were used to repay in full the $663 million Term Loan B Facility, redeem €750 million 4.250% First Priority Senior Secured Notes due 2022, redeem in full $265 million First Priority Senior Secured Floating Rate Notes due 2019 and redeem in full the $415 million 6.750% Senior Notes due 2021, including associated redemption premiums and accrued and unpaid interest at the redemption date.

  The pro forma income statement reflects the impact on net finance expense after giving effect to the redemption of €750 million 4.250% First Priority Senior Secured Notes due 2022, the redemption of the remaining $265 million of First Priority Senior Secured Floating Rate Notes due 2019, the repayment of the $663 million Term Loan B Facility and redemption of the $415 million

  6.750% Senior Notes due 2021, and the issuance of March 2017 Notes. The impact on the pro forma net finance expense from January 1, 2016 is set out in the table below.

Year ended December 31, 2016
(in € millions)
Interest on March 2017 Notes
$700 million 6.000% Senior Notes due 2025	38
$715 million 4.250% Senior Secured Notes due 2022	28
€750 million 2.750% Senior Secured Notes due 2024	21

Interest on March 2017 Notes	87

Less interest on notes repaid
$265 million July 2014 First Priority Senior Secured Floating Rate Notes due 2019	(10)
$415 million 6.750% Senior Notes due 2021	(27)
Term Loan B Facility due 2021	(26)
€750 million 4.250% First Priority Senior Secured Notes due 2022	(33)

Interest on notes repaid	(96)

Net interest saving	9

(3)
Reflects the impact of the IPO where the assumed proceeds net of fees and underwriters' discounts of €262 million are assumed to be used for the €257 million partial redemption of the 4.250% First Priority Senior Secured Notes due 2022 and to pay associated redemption premiums. The net decrease in finance expenses after giving effect to the partial redemption of the 4.250% First Priority Senior Secured Notes due 2022 reflects the elimination of historic interest charged on the Senior Notes due 2022 as if this transaction had occurred on January 1, 2016.

(4)
The following adjustments have been made to the financial data of the Ball Carve-Out Business:

	For the six months ended June 30, 2016
	Ball Combined Financials U.S. GAAP(a)	IFRS Conversion Adjustments(b)	Ball Carve-Out Business IFRS	Ball Carve-Out Business IFRS(c)
	(in $ millions)			(in € millions)
Income Statement Data
Revenues	846	—	846	762
Cost of sales	(690)	—	(690)	(621)

Gross profit	156	—	156	141
Sales, general and administration expenses	(70)	17	(53)	(48)
Intangible amortization	—	—	—	—
Exceptional items	—	(14)	(14)	(13)

Operating profit	86	3	89	80
Finance expense	(6)	(1)	(7)	(6)

Profit before tax	80	2	82	74
Income tax charge	(15)	—	(15)	(14)

Profit for the period	65	2	67	60

(a)
The following table presents the adjustments made to the financial data in the Ball Combined Financial Statements to eliminate the results of operations associated with certain assets and liabilities that do not comprise part of the Ball Carve-Out Business acquired by the Group, as well as the reclassification of certain items to conform to the format in which ARD Finance presents its financial information.

	For the six months ended June 30, 2016
	Ball Combined U.S. GAAP	Acquisition Adjustments(i)	Ball Carve-Out Business U.S. GAAP	Reclassifications(ii)	Ball Combined Financials U.S. GAAP
	(in $ millions)
Ball Combined Statement of Earnings Data						ARD Finance Income Statement Data
Net sales	937	(91)	846	—	846	Revenue
Cost of sales (excluding depreciation and amortization)	(722)	65	(657)	(33)	(690)	Cost of sales

	—	—	—	—	156	Gross profit
Depreciation and amortization	(43)	7	(36)	36	—	Intangible amortization
Selling, general and administrative	(78)	25	(53)	(17)	(70)	Sales, general and administration expenses
Business consolidation and other activities	(14)		(14)	14	—	Exceptional operating items

Earnings before interest and taxes	80	6	86	—	86	Operating profit
Interest expense	(6)	—	(6)		(6)	Net finance expense

Earnings before taxes	74	6	80	—	80	Profit before tax
Tax provision	(15)	—	(15)		(15)	Income tax charge

Net earnings	59	6	65	—	65	Profit for the period

(i)
Represents the impact of removing the historical results of certain businesses that manufacture and sell metal packaging in the beverage can industry in the European market that were retained by Ball Corporation and do not form part of the Ball Carve-Out Business acquired by the Group in the Beverage Can Acquisition. The adjustments also represent the movement of certain lines and costs between the Ball Carve-Out Business and the business retained by Ball Corporation. The income statement data has been adjusted generally (i) in the case of revenue on the basis of actual sales of the various plants and (ii) in the case of cost items on the basis of allocations, including, for example, on relative sales volumes.

(ii)
Reclassifies certain items to conform to the format in which ARD Finance presents its financial information. The items impacted are exceptional items and finance expense in respect of pensions.

(b)
Adjustments made to convert the underlying U.S. GAAP financial information to IFRS primarily related to exceptional items and net pension expense.

(c)
The income statement of the Ball Carve-Out Business has been translated at ARD Finance's average exchange rate of $1.00 = €0.9004 for the six months ended June 30, 2016.

(5)
The following adjustments have been made to the financial data of the Rexam Carve-Out Business:

	For the six months ended June 30, 2016
	Rexam Combined Financials	Acquisition adjustments(a)	Reclassifications(b)	Rexam Carve-Out Business	Rexam Carve-Out Business(c)
	(in £ millions)				(in € millions)
Rexam Combined Income Statement Data						ARD Finance Income Statement Data
Sales	442	(27)		415	539	Revenue
Cost of sales	(343)	13	(31)	(361)	(469)	Cost of sales

Gross profit	99	(14)	(31)	54	70	Gross profit
Selling and distribution costs	(46)	—	31
Administrative expenses	(17)	5	—
Research and development	(1)	—	—
				(28)	(36)	Sales, general and administration expenses
				—	—	Intangible amortization
Exceptional items	(3)	—	—	(3)	(4)	Exceptional operating items

Profit before tax	32	(9)	—	23	30	Profit before tax
Tax	(13)	3		(10)	(13)	Income tax charge

Profit for the period	19	(6)	—	13	17	Profit for the period

(a)
The adjustment reflects the elimination of revenues, cost of sales, margin and selling, general and administrative expenses of businesses not acquired by ARD Finance. The income statement data has been adjusted based on actual sales and income statement data for the businesses not acquired.

(b)
Reclassifies freight costs to conform to the format in which ARD Finance presents its financial statements.

(c)
The income statement of the Rexam Carve-Out Business has been translated at ARD Finance's average exchange rate of £1.00 = € 1.2994 for the six months ended June 30, 2016.
(6)
Represents adjustments to depreciation of property, plant and equipment and amortization of intangible assets for the six months from January 1, 2016 to June 30, 2016 arising from the requirement to state assets and liabilities acquired as part of the Beverage Can Acquisition at their fair value.

  Depreciation

	Fair Value Adjustments to Book Value at Acquisition Date	Estimated Remaining Useful Economic Life	Pro Forma Depreciation Adjustment
	(in € millions)	(years)	(in € millions)
Land	7	n/a	—
Buildings	(27)	25	1
Plant and machinery	(130)	7	9

  Amortization

	Fair Value at Acquisition Date	Useful Economic Life	Pro forma Amortization Adjustment
	(in € millions)	(years)	(in € millions)
Customer relationships	1,242	10	62
Other acquired intangible assets	42	5	4

  Details of the Beverage Can Acquisition purchase price allocation, including property, plant and equipment and intangible assets acquired are set out in the following table.

(in € millions)
Cash and cash equivalents	10
Property, plant and equipment	630
Intangible assets	1,284
Inventories	266
Trade and other receivables	302
Trade and other payables	(394)
Net deferred tax liability	(145)
Employee benefit obligations	(116)
Provisions	(36)

Total identifiable net assets	1,801
Goodwill	894

Total consideration	2,695

        The consideration paid was funded as follows:

(in € millions)
May 2016 Issuance
Secured Notes ($1,500 million and €440 million)	1,755
Senior Notes ($850 million)	745
New borrowings	2,500

Existing cash resources	195
Total consideration paid	2,695

(7)
Interest on the May 2016 Secured Notes and $850 million of the May 2016 Senior Notes issued to finance the Beverage Can Acquisition, from their issue date of May 15, 2016 through to the Beverage Can Acquisition date of June 30, 2016 (€15 million) was classified as exceptional in our historical income statement. In giving effect to the interest on these notes from January 1, 2016, we have eliminated the €15 million exceptional interest and recorded as finance expense the interest as set out in the following table from January 1, 2016 to June 30, 2016.

Year ended December 31, 2016
(in € millions)
May 2016 Secured Notes and $850 million of the May 2016 Senior Notes
$1,000 million 4.625% Senior Secured Notes due 2023	23
€440 million 4.125% Senior Secured Notes due 2023	10
$500 million Senior Secured Floating Rate Notes due 2021	10
$850 million 7.250% Senior Notes due 2024	31

Total	74

(8)
The tax effects of pro forma adjustments have been applied using the statutory rates in effect for the relevant jurisdictions during the period presented.

(9)
Represents the net decrease in finance expenses after giving effect to the repayment of the €475 million 9.250% Senior Notes due 2020 and $920 million 9.125% Senior Notes due 2020 (total outstanding €1,281 million) and the issuance in May 2016 of €750 million 6.750% Senior Notes due 2024 and $800 million of the $1,650 million 7.250% Senior Notes due 2024 (total raised €1,450 million).

  The net decrease in finance expenses after giving effect to the repayment of the Senior Notes due 2020 and the May 2016 issuance of the $800 million Senior Notes due 2024 and €750 million Senior Notes due 2024 reflects the elimination of historic interest charged on the Senior Notes due 2020. Interest on the new notes from their issue date of May 15, 2016 is included within finance expenses in our historical income statement, and for pro forma purposes we have given effect to the interest on the new notes from January 1, 2016 through to their issue date.

Year ended December 31, 2016
(in € millions)
Interest on May 2016 Senior Notes
$800 million 7.250% Senior Notes due 2024	20
€750 million 6.750% Senior Notes due 2024	20

Pro-forma interest on May 2016 Senior Notes	40

Less interest on notes repaid
€475 million 9.250% Senior Notes due 2020	(17)
$920 million 9.125% Senior Notes due 2020	(30)

Interest on notes repaid	(47)

Net interest saving	7

(10)
Reflects the elimination of exceptional net finance expense comprising the write off of unamortized deferred financing costs and redemption premium incurred in connection with the refinancing of the €475 million 9.250% Senior Notes due 2020 and $920 million 9.125% Senior Notes due 2020 in May 2016.

(11)
Represents the elimination of the net finance expense associated with the $710 million 8.625% Senior PIK Notes due 2019 and the €250 million 8.375% Senior PIK Notes due 2019, following the redemption in September 2016. The funds used to redeem the PIK Notes came from the issuance of the Old Notes (see Note 13).

(12)
We have given effect as a pro forma adjustment to the elimination of exceptional net finance expenses of approximately €51 million comprising redemption premium and the write off of unamortized deferred financing costs incurred in connection with the September 2016 redemption of the $710 million 8.625% Senior PIK Notes due 2019 and the €250 million 8.375% Senior PIK Notes due 2019.

(13)
Represents the pro forma effect of the net finance expense associated with the issue in September 2016 of $770 million of the Old Dollar Notes and €845 million of the Old Euro Notes. The Old Notes were issued on September 16, 2016. The pro forma effect reflects the inclusion of interest from January 1, 2016 to their issuance date.

Year ended December 31, 2016
(in € millions)
September 2016 Senior Secured Toggles Notes
$770 million 7.125%/7.785% Senior Secured Toggle Notes due 2023	36
€845 million 6.625%/7.375% Senior Secured Toggle Notes due 2023	41

Total	77

(14)
Represents the elimination of the net finance expense associated with the $135 million 7.000% Senior Notes due 2020. Surplus cash resources arising from the September 2016 transaction (see Note 11 above) were used to repay the outstanding amount of such Senior Notes and early redemption premium in November 2016.

(15)
We have given effect as a pro forma adjustment to the elimination of exceptional net finance expenses of approximately €5 million comprising redemption premium and the write off of unamortized deferred financing costs incurred in connection with the November 2016 redemption of the $135 million 7.000% Senior Notes due 2020.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion should be read together with, and is qualified in its entirety by reference to the audited consolidated financial statements of ARD Finance S.A. for the three-year period ended December 31, 2016, including the related notes thereto, included elsewhere in this prospectus. The following discussion should also be read in conjunction with "Presentation of Financial and Other Data", "Selected Financial Information" and "Unaudited Condensed Combined Unaudited Pro Forma Financial Information". When we describe our business or operations in this discussion, such business and operations are the business and operations of our subsidiary, Ardagh Group S.A., and its consolidated subsidiaries, since ARD Finance S.A. has no independent operations of its own.

        Some of the measures used in this prospectus are not measurements of financial performance under IFRS and should not be considered an alternative to cash flow from operating activities as a measure of liquidity or an alternative to operating profit/(loss) or profit/(loss) for the year as indicators of our operating performance or any other measures of performance derived in accordance with IFRS.

Business Drivers

        The main factors affecting our results of operations for both Metal Packaging and Glass Packaging are: (i) global economic trends and end-consumer demand for our products; (ii) prices of energy and raw materials used in our business, primarily tinplate, aluminum, cullet, sand, soda ash and limestone, and our ability to pass-through these and other cost increases to our customers, through contractual pass-through mechanisms under multi-year contracts, or through renegotiation in the case of short-term contracts; (iii) investment in operating cost reductions; (iv) acquisitions; and (v) foreign exchange rate fluctuations and currency translation risks arising from various currency exposures, primarily with respect to the pound, the U.S. dollar, Swedish krona, Polish złoty, Danish krone and, since the Beverage Can Acquisition in 2016, the Brazilian real.

        In addition, certain other factors affect revenue and operating profit for Metal Packaging and Glass Packaging.

  Metal Packaging

        Following the completion of the Beverage Can Acquisition in 2016, Metal Packaging generates its revenue from supplying Metal Packaging to a wide range of consumer-driven end-use categories. Revenue is primarily dependent on sales volumes and sales prices.

        Sales volumes are influenced by a number of factors, including factors driving customer demand, seasonality and the capacity of our Metal Packaging plants. Demand for our metal containers may be influenced by vegetable and fruit harvests, seafood catches, trends in the consumption of food and beverages, trends in the use of consumer products, industry trends in packaging, including marketing decisions, and the impact of environmental regulations. The size and quality of harvests and catches vary from year to year, depending in large part upon the weather in the regions in which we operate. The food can industry is seasonal in nature, with strongest demand during the end of the summer, coinciding with the harvests. Accordingly, Metal Packaging's shipment volume of containers is typically highest in the second and third quarters and lowest in the first and fourth quarters. The demand for our beverage products is strongest during spells of warm weather and therefore demand typically peaks during the summer months, as well as the period leading up to holidays in December. Accordingly, we generally build inventories in the first quarter in anticipation of the seasonal demands in both our food and beverage businesses.

        Metal Packaging generates the majority of its earnings from operations during the second and third quarters. Metal Packaging's Adjusted EBITDA is based on revenue derived from selling our metal containers and is affected by a number of factors, primarily cost of sales. The elements of Metal Packaging's cost of sales include (i) variable costs, such as electricity, raw materials (including the cost of tinplate and aluminum), packaging materials, decoration and freight and other distribution costs, and (ii) fixed costs, such as labor and other plant-related costs including depreciation, maintenance and sales, marketing and administrative costs. Metal Packaging variable costs have typically constituted approximately 80% and fixed costs approximately 20% of the total cost of sales for our metal containers manufacturing business.

  Glass Packaging

        Glass Packaging generates its revenue principally from selling our glass containers. Glass Packaging revenue is primarily dependent on sales volumes and sales prices. Glass Packaging includes our glass engineering business, Heye International, and our and mold manufacturing and repair operations.

        Sales volumes are affected by a number of factors, including factors impacting customer demand, seasonality and the capacity of Glass Packaging's plants. Demand for glass containers may be influenced by trends in the consumption of beverages, industry trends in packaging, including marketing decisions, and the impact of environmental regulations. The beverage sales within our Glass Packaging business are seasonal in nature, with stronger demand during the summer and during periods of warm weather, as well as the period leading up to holidays in December. Accordingly, Glass Packaging's shipment volume of glass containers is typically lower in the first quarter. Glass Packaging builds inventory in the first quarter in anticipation of these seasonal demands. In addition, Glass Packaging generally schedules shutdowns of its plants for rebuilding and repairs of machinery in the first quarter. These strategic shutdowns and seasonal sales patterns adversely affect profitability in Glass Packaging's glass manufacturing operations during the first quarter of the year. Plant shutdowns may also affect the comparability of results from period to period. Glass Packaging's working capital requirements are typically greatest at the end of the first quarter of the year.

        Glass Packaging's Adjusted EBITDA is based on revenue derived from selling our glass containers and glass engineering products and services and is affected by a number of factors, primarily cost of sales. The elements of Glass Packaging's cost of sales for its glass container manufacturing business include (i) variable costs, such as natural gas and electricity, raw materials (including the cost of cullet (crushed recycled glass)), packaging materials, decoration and freight and other distribution costs, and (ii) fixed costs, such as labor and other plant-related costs including depreciation, maintenance, sales, marketing and administrative costs. Glass Packaging's variable costs have typically constituted approximately 40% and fixed costs approximately 60% of the total cost of sales for our glass container manufacturing business.

Recent Acquisitions and Disposals

  The Beverage Can Acquisition

        On June 30, 2016, the Group closed the Beverage Can Acquisition for total consideration of €2.7 billion.

  The VNA Acquisition

        On April 11, 2014, the Group completed the purchase of 100% of the equity of VNA from Compagnie de Saint-Gobain for a consideration of €1.0 billion.

  Disposal of Former Anchor Glass Plants

        On June 30, 2014, the Group completed the sale of six former Anchor Glass plants and certain related assets for a consideration of €319 million, on which we recognized a loss on disposal of €124 million.

  Other disposals

        During the year ended December 31, 2014, the Group disposed of a small business in the Metal Packaging division and also of its Metal Packaging operations in Australia and New Zealand for a total consideration of €78 million, on which the Group recognized a combined loss of €35 million.

Results of Operations of ARD Finance

  Year Ended December 31, 2016 compared to Year Ended December 31, 2015

	Year ended December 31,
	2016	2015
	(in € millions)
Revenue	6,345	5,199
Cost of sales	(5,220)	(4,322)

Gross profit	1,125	877
Sales, general and administration expenses	(416)	(318)
Intangible amortization	(173)	(109)

Operating profit	536	450
Net finance expense	(615)	(527)

Loss before tax	(79)	(77)
Income tax expense	(64)	(43)

Loss for the year	(143)	(120)

  Revenue

        Revenue in the year ended December 31, 2016 increased by €1,146 million, or 22%, to €6,345 million, compared with €5,199 million in the year ended December 31, 2015. The Beverage Can Acquisition increased revenue by €1,351 million compared with the prior year. Adverse foreign currency translation effects reduced revenue by €61 million compared with 2015, which was largely attributable to an unfavorable movement in the British pound. Revenue was further reduced by €56 million due to a reduction in selling prices as lower input costs were passed through to customers and volume/mix effects reduced revenue by €88 million, primarily due to lower beer volumes and an immaterial revision of charges for ancillary services from revenue to cost of goods sold in Glass North America.

  Cost of sales

        Cost of sales in the year ended December 31, 2016 increased by €898 million, or 21%, to €5,220 million, compared with €4,322 million in the year ended December 31, 2015. The increase in cost of sales in 2016 was largely the result of the Beverage Can Acquisition partly offset by lower input costs and volumes, plant productivity improvements, the reclassification of ancillary services described above, favorable currency translation movements and a reduction of €22 million in exceptional cost of sales due to (i) lower plant start-up costs and (ii) a pension past service credit in Glass Packaging North America (€21 million).

  Gross profit

        Gross profit in the year ended December 31, 2016 increased by €248 million, or 28%, to €1,125 million, compared with €877 million in the year ended December 31, 2015. Growth in gross profit was ahead of the growth in revenue largely due to reduced exceptional cost of sales described above and also plant productivity improvements. Gross profit percentage in the year ended December 31, 2016 increased by 0.8% to 17.7%, compared with 16.9% in the year ended December 31, 2015. The increase is largely attributable to the reduction in exceptional cost of sales.

  Sales, general and administration expenses

        Sales, general and administration expenses in the year ended December 31, 2016 increased by €98 million, or 31%, to €416 million, compared with €318 million in the year ended December 31, 2015. Exceptional transaction-related costs increased by €73 million in 2016 mostly reflecting professional fees and other costs incurred in connection with the Beverage Can Acquisition partly offset by lower IPO-related expenses. Excluding exceptional costs, sales, general and administration expenses increased by €26 million mainly due to the Beverage Can Acquisition.

  Intangible amortization

        Intangible amortization in the year ended December 31, 2016 increased by €64 million, or 59%, to €173 million, compared with €109 million in the year ended December 31, 2015. The increase was attributable to six months amortization of the intangible assets arising from the Beverage Can Acquisition.

  Operating profit

        Operating profit in the year ended December 31, 2016 increased by €86 million, or 19%, to €536 million compared with €450 million in the year ended December 31, 2015. The increase in operating profit reflected increased gross profit offset by higher sales, general and administration expenses and intangible amortization as described above.

  Net finance expense

        Net finance expense in the year ended December 31, 2016 increased by €88 million, or 17%, to €615 million, compared with €527 million in the year ended December 31, 2015. Net finance expense for the year ended December 31, 2016 and 2015 comprised the following:

	Year ended December 31,
	2016	2015
	(in € millions)
Interest expense	480	412
Net pension interest cost	24	23
Foreign currency translation losses	29	77
Exceptional net finance expense	87	13
Other finance (income)/expense	(5)	2

Net finance expense	615	527

        Interest expense in the year ended December 31, 2016 increased by €68 million, or 17%, to €480 million, compared with €412 million in the year ended December 31, 2015. The increase in net finance expense was attributable to the €2.7 billion of debt raised to finance the Beverage Can Acquisition partially offset by lower interest rates primarily due to the refinancing of €1.3 billion of certain debt securities in May 2016, and the replacement of the Senior PIK Notes due 2019 in

September 2016 with the issue of $770 million of the Old Dollar Notes and €845 million of the Old Euro Notes, where higher principal at lower interest rates increased the interest expense for the year.

        Foreign currency translation losses in the year ended December 31, 2016 decreased by €48 million to a loss of €29 million compared with a loss of €77 million in the year ended December 31, 2015. The exchange losses in both years were principally due to the appreciation in the U.S. dollar versus the euro.

        Exceptional net finance expense in the year ended December 31, 2016 increased by €74 million to €87 million compared with €13 million in the year ended December 31, 2015. The €87 million net finance expense in 2016 comprises one-off expenses of €165 million net of a one-off credit of €78 million. The one-off expenses principally related to the early redemption premiums and accelerated amortization of deferred financing costs associated with the debt refinancing in May 2016 and the repayment of the PIK Notes in September 2016. The €78 million one-off credit related to the fair value movement on cross currency interest rate swaps entered into during the second quarter following the financing of the Beverage Can Acquisition for which hedge accounting was not applied until the third quarter in 2016. The exceptional net finance expense in 2015 represented the costs associated with the redemption of €180 million of the Group's notes.

  Income tax expense

        Income tax expense in the year ended December 31, 2016 increased by €21 million, or 49%, to €64 million, compared with €43 million in the year ended December 31, 2015. The increase in income tax expense is primarily due to the decrease in credits in respect of prior years of €25 million, in addition to an increase in the tax effect of non-deductible items of €8 million. These increases were partially offset by a €9 million decrease in the tax expense associated with income taxed at rates other than standard tax rates, a €2 million reduction in the tax effect of income subject to other taxes and an increase in the loss before tax of €2 million (tax effect of €1 million at the standard rate of Luxembourg corporation tax).

        The effective income tax rate for the year ended December 31, 2016 was (81%) compared to an effective income tax rate for the year ended December 31, 2015 of (56%). The effective income tax rate is a function of the profit or loss before tax and the tax charge or credit for the year. The increase in income tax expense of €21 million, primarily due to the decrease in credits in respect of prior years of €25 million, is the primary driver of the movement in the effective tax rate.

        As a result of movements in losses outlined above and non-deductible interest expense, a comparison of historic effective income tax rates is difficult. Due to the expected stabilization in our profit denominator and further deleveraging activities, which will decrease the levels of non-deductible interest, the effective income tax rate in the historical financial statements is not expected to be indicative of the expected effective income tax rate in future periods.

  Loss for the year

        As a result of the items described above, the loss for the year ended December 31, 2016 increased by €23 million to €143 million, compared with a loss of €120 million in the year ended December 31, 2015.

  Year Ended December 31, 2015 compared to Year Ended December 31, 2014

	Year ended December 31,
	2015	2014
	(in € millions)
Revenue	5,199	4,733
Cost of sales	(4,322)	(4,092)

Gross profit	877	641
Sales, general and administration expenses	(318)	(281)
Intangible amortization	(109)	(123)
Loss on disposal of businesses	—	(159)

Operating profit	450	78
Net finance expense	(527)	(657)

Loss before tax	(77)	(579)
Income tax (expense)/credit	(43)	5

Loss for the year	(120)	(574)

  Revenue

        Revenue in the year ended December 31, 2015 increased by €466 million, or 10%, to €5,199 million, compared with €4,733 million in the year ended December 31, 2014. A full year's contribution of the VNA Acquisition increased revenue by €314 million, while divestments, primarily consisting of six former Anchor Glass plants and related assets as well as the Group's Metal Packaging operations in Australia and New Zealand and a smaller metal packaging business, reduced revenue by €363 million compared with the prior year. Favorable foreign currency translation effects, notably a stronger U.S. dollar and British pound, increased revenue by €367 million compared with 2014. Volume/mix effects increased revenue in 2015 by €170 million largely due to volumes, from our two new Metal Packaging Americas can-making facilities, which was partly offset by a €22 million reduction in selling prices as lower input costs were passed through to customers.

  Cost of sales

        Cost of sales in the year ended December 31, 2015 increased by €230 million, or 6%, to €4,322 million compared with €4,092 million in the year ended December 31, 2014. This was largely due to foreign currency translation impact of a stronger U.S. dollar and British pound, the full year contribution from the VNA Acquisition and the Metal Packaging America's strategic expansion, offset by the disposal of the Anchor Glass plants, the disposal in Metal Packaging of the business in Australia and New Zealand and another less significant operation and lower exceptional cost of sales in 2015. Exceptional cost of sales in the year ended December 31, 2015 decreased by €85 million to €37 million compared with €122 million in the year ended December 31, 2014. The primary reason for the reduction was lower impairment charges to property, plant and equipment and working capital, which fell by €53 million and €10 million, respectively.

  Gross profit

        Gross profit in the year ended December 31, 2015 increased by €236 million, or 37%, to €877 million, compared with €641 million in the year ended December 31, 2014. Growth in gross profit was ahead of the growth in revenue due to reduced exceptional cost of sales described above, the mix impact of businesses acquired less those disposed, and improvements in plant efficiency. Gross profit percentage in the year ended December 31, 2015 increased by 3.4% to 16.9%, compared with 13.5% in the year ended December 31, 2014. The increase is attributable to the reduction in exceptional cost of sales and the higher percentage in businesses acquired versus those disposed.

  Sales, general and administration expenses

        Sales, general and administration expenses in the year ended December 31, 2015 increased by €37 million, or 13%, to €318 million, compared with €281 million in the year ended December 31, 2014. This was attributable to foreign currency translation impact of the stronger U.S. dollar and British pound and the inclusion of full year results for the VNA Acquisition, offset by the disposal of the Anchor Glass plants and the Metal Packaging disposals all of which completed in 2014. Exceptional costs also increased by €9 million to €44 million reflecting costs associated with the withdrawn Metal Packaging initial public offering.

  Intangible amortization

        Intangible amortization in the year ended December 31, 2015 reduced by €14 million, or 11%, to €109 million, compared with €123 million in the year ended December 31, 2014. The reduction was attributable to lower exceptional impairments to intangible assets in 2015 reflecting a €22 million charge in Glass North America and an €11 million charge in Metal Packaging Europe in 2014. Lower exceptional costs were offset by the full year inclusion of the VNA Acquisition and the foreign currency translation impact of the stronger U.S. dollar.

  Loss on disposal of business

        The loss in the year ended December 31, 2014 of €159 million was due to a loss of €124 million on the disposal of the Anchor Glass plants and a combined loss of €35 million on the disposal of the Metal Packaging Australia and New Zealand business and another small Metal Packaging business.

  Operating profit

        Operating profit in the year ended December 31, 2015 increased by €372 million to €450 million compared with €78 million in the year ended December 31, 2014. The increase in operating profit to a large extent was attributable to a reduction in exceptional costs of €268 million as outlined above, but additionally due to the favorable currency translation effects and other points highlighted above.

  Net finance expense

        Net finance expense in the year ended December 31, 2015 decreased by €130 million, or 20%, to €527 million compared with €657 million in the year ended December 31, 2014.

	Year ended December 31,
	2015	2014
	(in € millions)
Interest expense	412	401
Net pension interest cost	23	20
Foreign currency translation losses	77	63
Exceptional net finance expense	13	170
Other finance expense	2	3

Net finance expense	527	657

        Interest expense in the year ended December 31, 2015 increased by €11 million, or 3%, to €412 million compared with €401 million in the year ended 2014. The increase was principally attributable to adverse currency translation effects partly offset by lower interest rates primarily due to the mid-2014 refinancing of certain debt securities and term loans.

        Foreign currency translation losses in the year ended December 31, 2015 increased by €14 million to €77 million compared with €63 million in the year ended 2014 due to further appreciation in the U.S. dollar versus the euro during 2015.

        Exceptional net finance expense in the year ended December 31, 2015 declined by €157 million to €13 million compared with €170 million in the year ended 2014. This was largely attributable to the non-recurrence of debt refinancing costs which totaled €170 million in 2014 offset by €13 million of costs comprising redemption premiums and accelerated amortization of deferred financing costs related to the repayment in February 2015 of €180 million of the Group's notes.

  Income tax (expense)/credit

        Income tax expense in the year ended December 31, 2015 was €43 million, an increase of €48 million when compared with a €5 million tax credit in the year ended December 31, 2014. The increase in income tax expense is primarily due to the reduction in the loss before tax of €502 million, partially offset by a reduction in the tax effect of non-deductible items of €40 million (which were largely exceptional acquisition related expenses), a €25 million reduction in tax losses for which no deferred tax was recognized, an increase in credits in respect of prior years of €23 million, a €6 million reduction in the tax effect of income subject to other taxes, and a €5 million credit from the re-measurement of deferred tax assets.

        The effective income tax rate for the year ended December 31, 2015 was (56%) compared to an effective income tax rate for the year ended December 31, 2014 of 1%. The effective income tax rate is a function of the profit or loss before tax and the tax charge or credit for the period. The loss before tax for the year ended December 31, 2015 decreased by €502 million to €77 million, compared with a loss before tax of €579 million in the year ended December 31, 2014, and is the primary driver of the movement in the effective tax rate.

        As a result of movements in losses outlined above and non-deductible interest expense, a comparison of historic effective income tax rates is difficult. Due to the expected stabilization in our profit denominator and further deleveraging activities, which will decrease the levels of non-deductible interest, the effective income tax rate in the historical financial statements is not expected to be indicative of the expected effective income tax rate in future periods.

  Loss for the year

        As a result of the items described above, the loss for the year ended December 31, 2015 decreased by €454 million to €120 million, compared with a loss of €574 million in the year ended December 31, 2014.

Supplemental Management's Discussion and Analysis

Key Operating Measures

        Adjusted EBITDA is defined as profit/(loss) for the year before income tax expense/(credit), net finance expense, depreciation and amortization and exceptional operating items. We use Adjusted EBITDA to evaluate and assess our segment performance. Adjusted EBITDA is presented because we believe that it is frequently used by securities analysts, investors and other interested parties in evaluating companies in the packaging industry. However, other companies may calculate Adjusted EBITDA in a manner different from ours. Adjusted EBITDA is not a measure of financial performance under IFRS and should not be considered an alternative to profit/(loss) as indicators of operating performance or any other measures of performance derived in accordance with IFRS.

        For a reconciliation of the profit/(loss) for the year to Adjusted EBITDA see footnote 6 to the "Summary Consolidated Financial and Other Data of ARD Finance S.A."

        Adjusted EBITDA in the year ended December 31, 2016 increased by €224 million, or 24%, to €1,158 million compared with €934 million in the year ended December 31, 2015. The Beverage Can Acquisition increased Adjusted EBITDA by €198 million compared with the prior year. Adverse foreign currency translation effects reduced Adjusted EBITDA by €11 million compared with 2015 which was largely attributable to an unfavorable movement in the British pound. Excluding the acquisition and foreign currency, Adjusted EBITDA grew by €37 million in the year largely reflecting improved plant productivity as lower selling prices and an adverse volume/mix impact were offset by lower input costs.

        Adjusted EBITDA in the year ended December 31, 2015 increased €142 million, or 18%, to €934 million compared with €792 million in the year ended December 31, 2014. Adjusting for the beneficial foreign currency translation impact of €65 million, the increase in Adjusted EBITDA was €77 million, or 9%, compared with 2014. This growth was primarily attributable to operating and other cost savings of €30 million, positive volume/mix effects of €40 million and input cost reductions. This was partly offset by lower selling prices, reflective of lower input costs, as well as the combined effect of an additional contribution from the VNA Acquisition, which completed in April 2014, offset by reduced contribution from the six former Anchor Glass plants following their sale in mid-2014.

Exceptional Items

        The following table provides detail on exceptional items from continuing operations included in cost of sales, sales, general and administration expenses, finance expense and finance income:

	Year ended December 31,
	2016	2015	2014
	(in € millions)
Plant start-up costs	5	27	19
Restructuring costs	22	12	27
Impairment—working capital	—	(2)	8
Impairment—property, plant and equipment	—	—	53
Non-cash inventory adjustment	9	—	15
Past service credit	(21)	—	—

Exceptional items—cost of sales	15	37	122
Transaction-related costs—acquisition, IPO and disposals	114	41	22
Restructuring costs	—	2	12
Other	2	1	1

Exceptional items—sales, general and administration expenses	116	44	35

Exceptional impairment—intangible assets	—	—	33

Exceptional items—loss on disposal of businesses	—	—	159

Debt refinancing and settlement costs	140	13	161
Interest payable on acquisition notes	15	—	10
Exceptional loss on derivative financial instruments	10	—	—

Exceptional items—finance expense	165	13	171
Exceptional gain on derivative financial instruments	(78)	—	—

Exceptional items—finance income	(78)	—	—

Total exceptional items	218	94	520

        The following more significant exceptional items were recorded in the year ended December 31, 2016:

  •
  A €21 million pension service credit was recognized in Glass North America, following the amendment of certain defined benefit pension schemes;

  •
  Restructuring costs relating principally to €12 million in Metal Packaging Europe, €5 million in Metal Packaging Americas and €4 million in Glass Packaging North America. These costs include exceptional impairment charges of €8 million, of which €5 million relates to impairment of plant and machinery in Metal Packaging Europe and €3 million relates to the impairment of a plant in Metal Packaging Americas;

  •
  Transaction related costs (€114 million) primarily comprised of professional fees, bonuses and integration costs directly attributable to the acquisition of the Beverage Can Business, and IPO related costs;

  •
  Debt refinancing and settlement costs of €140 million associated with notes repaid in May and November 2016 and the PIK Notes repaid in September 2016. These costs include premiums payable on the early redemption of the notes, accelerated amortization of deferred finance costs, debt issuance premium and discounts and interest charges incurred in lieu of notice; and

  •
  An exceptional gain on derivative financial instruments of €78 million which relates to the gain on the fair value of the cross currency interest rate swaps which were entered into during the second quarter and for which hedge accounting was not applied until the third quarter. The exceptional loss on derivative financial instruments of €10 million relates to hedge ineffectiveness on these cross currency interest rate swaps during the third quarter.

        The following more significant exceptional items were recorded in the year ended December 31, 2015:

  •
  Start-up costs of €27 million which primarily relate to the strategic growth investment in Metal Packaging Americas;

  •
  €38 million transaction costs largely associated with the Company's withdrawn initial public offering of its Metal Packaging business;

  •
  Restructuring costs of €9 million in Metal Packaging Europe and €5 million in Glass North America; and

  •
  Exceptional finance costs of €11 million associated with the redemption of €180 million of the Group's notes due 2020, which were redeemed in February 2015, and €2 million of other finance costs.

        The following more significant exceptional items were recorded in the year ended December 31, 2014:

  •
  Impairment charges of €44 million incurred in Metal Packaging Europe related to €36 million of specific property, plant and equipment that is no longer in use, €8 million to working capital;

  •
  Impairment charges of €11 million to intangible assets in Metal Packaging Europe no longer in use;

  •
  Impairment charges of €39 million associated with a plant closure in Glass North America comprising impairment to property, plant and equipment of €17 million, goodwill of €16 million and customer relationships of €6 million;

  •
  Exceptional finance expense of €171 million including €45 million relating to the PIK notes repaid in June 2014, €116 million connected with the borrowings repaid in July 2014 and €10 million relating to the notes issued to finance the VNA Acquisition; and

  •
  Non-cash inventory adjustment of €15 million related to the VNA Acquisition, which is a non-recurring adjustment arising as a result of the fair value exercise carried out in accordance with IFRS 3R 'Business Combinations'.

Segment Information

  Year Ended December 31, 2016 compared to Year Ended December 31, 2015

	Year ended December 31,
	2016	2015
	(in € millions)
Revenue
Metal Packaging Europe	2,235	1,650
Metal Packaging Americas	1,059	390
Glass Packaging Europe	1,392	1,452
Glass Packaging North America	1,659	1,707

Total Revenue	6,345	5,199

Adjusted EBITDA
Metal Packaging Europe	366	260
Metal Packaging Americas	139	44
Glass Packaging Europe	296	284
Glass Packaging North America	357	346

Adjusted EBITDA	1,158	934

  Revenue

        Metal Packaging Europe.    Revenue increased by €585 million, or 35%, to €2,235 million in the year ended December 31, 2016, compared with €1,650 million in the year ended December 31, 2015. Revenue growth reflected the Beverage Can Acquisition in June 2016, which increased revenue by €657 million. Volume/mix lowered revenue by €14 million primarily due to lower food sales and the pass through of lower metal costs to customers further reduced revenue by €37 million. Foreign currency translation effects reduced sales by €21 million mostly due to an unfavorable movement in the British pound.

        Metal Packaging Americas.    Revenue increased by €669 million, or 172%, to €1,059 million in the year ended December 31, 2016, compared with €390 million in the year ended December 31, 2015. Revenue growth reflected the Beverage Can Acquisition in June 2016, increasing revenue by €693 million. Excluding the acquisition, revenue declined by €24 million representing lower prices of €10 million due to the pass through to customers of lower metal prices and €14 million related to lower volumes.

        Glass Packaging Europe.    Revenue fell by €60 million, or 4%, to €1,392 million in the year ended December 31, 2016, compared with €1,452 million in the year ended December 31, 2015. Foreign currency translation effects represented €51 million of the decrease mostly attributable to an unfavorable movement in the British pound, with organic revenue decreasing by €9 million, which was attributable to lower selling prices of €17 million partially offset by higher volumes of €8 million.

        Glass Packaging North America.    Revenue reduced by €48 million or 3% to €1,659 million in the year ended December 31, 2016, compared with €1,707 million in the year ended December 31, 2015. Currency translation effects increased revenue by €11 million attributable to an appreciation in the U.S. dollar and price increases to customers increased sales by a further €9 million. These increases were more than offset by volume declines of €69 million primarily due to lower beer sales and the reclassification of charges for ancillary services from revenue to cost of goods sold.

  Adjusted EBITDA

        Metal Packaging Europe.    Adjusted EBITDA increased by €106 million, or 41%, to €366 million in the year ended December 31, 2016, compared with €260 million in the year ended December 31, 2015. Adjusted EBITDA growth reflected the Beverage Can Acquisition in June 2016, increasing Adjusted EBITDA by €111 million. Volume/mix lowered Adjusted EBITDA by €4 million primarily due to lower food sales. The pass through of lower metal costs to customers net of lower input costs reduced Adjusted EBITDA by €8 million which was offset by production efficiencies of €11 million. Foreign currency translation effects reduced Adjusted EBITDA by €4 million.

        Metal Packaging Americas.    Adjusted EBITDA increased by €95 million, or 216%, to €139 million in the year ended December 31, 2016, compared with €44 million in the year ended December 31, 2015. Adjusted EBITDA growth reflected the Beverage Can Acquisition in June 2016, increasing Adjusted EBITDA by €87 million with the balance attributable to reductions in input and other costs.

        Glass Packaging Europe.    Adjusted EBITDA increased by €12 million, or 4%, to €296 million in the year ended December 31, 2016, compared with €284 million in the year ended December 31, 2015. Currency translation effects reduced Adjusted EBITDA by €9 million, mostly attributable to an unfavorable movement in the British pound, while Adjusted EBITDA before currency translation effects increased by €21 million, primarily representing lower selling prices more than offset by lower input costs, principally energy. Adverse mix was more than offset by production efficiencies.

        Glass Packaging North America.    Adjusted EBITDA increased by €11 million or 3% to €357 million in the year ended December 31, 2016, compared with €346 million in the year ended December 31, 2015. Currency translation effects increased Adjusted EBITDA by €2 million and price increases to customers increased Adjusted EBITDA by a further €9 million. The impact of lower volumes was more than offset by lower input costs and production efficiencies.

  Year Ended December 31, 2015 compared to Year Ended December 31, 2014

	Year ended December 31,
	2015	2014
	(in € millions)
Revenue
Metal Packaging Europe	1,650	1,668
Metal Packaging Americas	390	306
Glass Packaging Europe	1,452	1,406
Glass Packaging North America	1,707	1,353

Total Revenue	5,199	4,733

Adjusted EBITDA
Metal Packaging Europe	260	223
Metal Packaging Americas	44	27
Glass Packaging Europe	284	277
Glass Packaging North America	346	265

Total Adjusted EBITDA	934	792

  Revenue

        Metal Packaging Europe.    Revenue reduced by €18 million, or 1% to €1,650 million in the year ended December 31, 2015 from €1,668 million in the year ended December 31, 2014. The slight decline in revenue was largely due to volume/mix partly offset by positive currency translation impact of €12 million.

        Metal Packaging Americas.    Revenue increased by €84 million, or 27% to €390 million in the year ended December 31, 2015 from €306 million in the year ended December 31, 2014. Growth in revenue resulted from increased volumes from the two new North American can-making facilities, which began commercial shipments in January 2015, as well as positive currency translation effects of €26 million. The full year effect of business disposals, which occurred in 2014, reduced revenue by €158 million.

        Glass Packaging Europe.    Revenue increased by €46 million, or 3% to €1,452 million in the year ended December 31, 2015 from €1,406 million in the year ended December 31, 2014. Favorable currency translation effects of €41 million largely accounted for this revenue growth, while volume growth of 1% was partly offset by slightly lower selling prices.

        Glass Packaging North America.    Revenue increased by €354 million, or 26% to €1,707 million in the year ended December 31, 2015 from €1,353 million in the year ended December 31, 2014. Revenue growth was primarily attributable to positive currency translation effects of €289 million, with revenue increasing by €65 million excluding this effect. The inclusion of a full year contribution in 2015 from the VNA Acquisition, which was completed in April 2014, increased revenue by €314 million, partly offset by a reduction in revenue of €205 million as a result of the disposal of six former Anchor Glass plants in mid-2014. Excluding acquisition and disposal effects, revenue adjusted for the impact of currency translation declined by €44 million, which was attributable to the closure of a production facility in Salem, NJ, in December 2014, which more than offset the underlying growth.

  Adjusted EBITDA

        Metal Packaging Europe.    Adjusted EBITDA increased by €37 million, or 17% to €260 million for the year ended December 31, 2015 from €223 million in the year ended December 31, 2014. The increase was largely due to production efficiencies and overhead savings offset in part by adverse volume / mix impact. Lower input costs were offset by lower selling prices.

        Metal Packaging Americas.    Adjusted EBITDA increased by €17 million, or 63% to €44 million for the year ended December 31, 2015 from €27 million in the year ended December 31, 2014. Adjusted for the positive translation currency benefit of the appreciation of the U.S. dollar, Adjusted EBITDA increased by €15 million, despite a negative €15 million impact from business disposals in 2014. Excluding disposal and currency effects, Adjusted EBITDA increased by €30 million. This growth arose from the Group's two new North American can-making facilities, as well as lower input costs, during the year.

        Glass Packaging Europe.    Adjusted EBITDA increased by €7 million, or 3% to €284 million for the year ended December 31, 2015 from €277 million in the year ended December 31, 2014. Growth reflected positive currency translation effects of €8 million largely due to the appreciation of the British pound. Excluding this impact, Adjusted EBITDA was almost unchanged as cost reductions and modest volume/mix growth was offset by a reduction in selling prices.

        Glass Packaging North America.    Adjusted EBITDA increased by €81 million, or 31% to €346 million for the year ended December 31, 2015 from €265 million in the year ended December 31, 2014. Adjusting for favorable foreign currency translation benefit of €53 million which resulted from the appreciation of the U.S. dollar, Adjusted EBITDA increased by €28 million. The impact of a full year contribution from the VNA Acquisition, net of the disposal of six former Anchor Glass plants, increased Adjusted EBITDA by €5 million. Operating and input cost savings due to the integration of the VNA Acquisition increased Adjusted EBITDA by €29 million, while a positive volume/mix effect was offset by the closure of a production facility in Salem, NJ, in December 2014.

Liquidity and Capital Resources

  Cash Requirements Related to Operations

        Our principal sources of cash are cash generated from operations and external financings, including borrowings and other credit facilities. Our principal funding arrangements include borrowings available under the HSBC Securitization Program and the Bank of America Facility. These and other sources of external financing are described further under "Description of Certain Indebtedness".

        Both our metal and glass packaging divisions' sales and cash flows are subject to seasonal fluctuations. The investment in working capital for Metal Packaging excluding beverage generally builds over the first three quarters of the year, in line with agricultural harvest periods, and then unwinds in the fourth quarter, with the calendar year-end being the low point. Demand for our metal beverage and glass products is typically strongest during the summer months and in the period prior to December because of the seasonal nature of beverage consumption. The investment in working capital for metal beverage and Glass Packaging typically peaks in the first quarter. We manage the seasonality of our working capital by supplementing operating cash flows with drawings under our credit facilities.

        The following table outlines our principal financing arrangements as of December 31, 2016.

		Maximum Amount Drawable			Amount Drawn as of December 31, 2016
							Undrawn Amount
		Local Currency	Final Maturity Date	Facility Type	Local Currency
Facility	Currency					€	€
		(millions)			(millions)	(millions)	(millions)
7.125% / 7.875% Senior Secured Toggle Notes	USD	770	15-Sep-23	Bullet	770	730	—
6.625% / 7.375% Senior Secured Toggle Notes	EUR	845	15-Sep-23	Bullet	845	845	—
4.250% First Priority Senior Secured Notes(2)	EUR	1,155	15-Jan-22	Bullet	1,155	1,155	—
4.625% Senior Secured Notes	USD	1,000	15-May-23	Bullet	1,000	949	—
4.125% Senior Secured Notes	EUR	440	15-May-23	Bullet	440	440	—
First Priority Senior Secured Floating Rate Notes(1&2)	USD	1,110	15-Dec-19	Bullet	1,110	1,053	—
Senior Secured Floating Rate Notes	USD	500	15-May-21	Bullet	500	474	—
6.000% Senior Notes	USD	440	30-Jun-21	Bullet	440	417	—
6.250% Senior Notes(1)	USD	415	31-Jan-19	Bullet	415	394	—
6.750% Senior Notes(2)	USD	415	31-Jan-21	Bullet	415	394	—
7.250% Senior Notes	USD	1,650	15-May-24	Bullet	1,650	1,565	—
6.750% Senior Notes	EUR	750	15-May-24	Bullet	750	750	—
Term Loan B Facility(2)	USD	663	17-Dec-21	Amortizing	663	629	—
HSBC Securitization Program	EUR	102	14-Jun-18	Revolving	—	—	102
Bank of America Facility	USD	155	11-Apr-18	Revolving	—	—	147
Unicredit Working Capital and Performance Guarantee Credit Lines	EUR	1	Rolling	Revolving	—	—	1
Finance lease obligations	GBP/EUR			Amortizing	7	7	—
Other borrowings	EUR	3		Amortizing	3	3	—

Total borrowings / undrawn facilities						9,805	250
Deferred debt issue costs and discount						(98)	—

Net borrowings / undrawn facilities						9,707	250
Cash, cash equivalents and restricted cash						(776)	776
Derivative financial instruments used to hedge foreign currency and interest rate risk						(124)	—

Net debt / available liquidity						8,807	1,026

(1)
On January 30, 2017 we issued $1,000 million 6.000% Senior Notes due 2025, the proceeds of which together with existing cash resources were used to redeem $845 million of the outstanding First Priority Senior Secured Floating Rate Notes due 2019 and redeem the $415 million 6.250% Senior Notes due 2019.

(2)
On March 8, 2017 we issued €750 million 2.750% Senior Secured Notes due 2024, $715 million 4.250% Senior Secured Notes due 2022 and $700 million 6.000% Senior Notes due 2025, the proceeds of which were used to repay in full the $663 million Term Loan B Facility, redeem the €750 million 4.250% First Priority Senior Secured Notes due 2022, redeem in full the $265 million First Priority Senior Secured Floating Rate Notes due 2019 and redeem in full the $415 million 6.750% Senior Notes due 2021.

        As of December 31, 2016, we had undrawn credit lines of up to €250 million at our disposal, together with cash equivalents and restricted cash of €776 million, giving rise to available liquidity of €1,026 million. As of December 31, 2016, we were in compliance with all financial and non-financial covenants under our principal financing arrangements.

        The following table outlines the minimum debt repayments we are obligated to make for the twelve months ending December 31, 2017. This table assumes that the minimum net principal repayment will be made, as provided for under each credit facility. It further assumes that the other credit lines will be renewed or replaced with similar facilities as they mature.

Facility	Currency	Local Currency	Final Maturity Date	Facility Type	Minimum net repayment for the twelve months ending December 31, 2017
		(in millions)			(in € millions)
Term Loan B Facility(1)	USD	7	17-Dec-21	Amortizing	6
HSBC Securitization Program	EUR	—	14-Jun-18	Revolving	—
Bank of America Facility	USD	—	11-Apr-18	Revolving	—
Unicredit Working Capital and Performance Guarantee Credit Lines	EUR	—	Rolling	Revolving	—
Finance lease obligations	GBP/EUR	1		Amortizing	1
Other borrowings	EUR	1		Amortizing	1

Minimum net repayment					8

(1)
The Term Loan B Facility was repaid as part of the March 2017 Notes transaction.

        We believe we have adequate liquidity to satisfy our cash needs for at least the next 12 months. In the year ended December 31, 2016, we reported operating profit of €536 million, net cash from operating activities of €469 million and generated Adjusted EBITDA of €1,158 million and pro forma Adjusted EBITDA of €1,333 million.

        As described further below, we generate substantial cash flow from our operations and had €776 million in cash and cash equivalents and restricted cash as of December 31, 2016, as well as available but undrawn liquidity of €250 million under our credit facilities. We believe that our cash balances and future cash flow from operating activities, as well as our credit facilities, will provide sufficient liquidity to fund our purchases of property, plant and equipment, interest payments, scheduled principal repayments of €8 million on our notes and other credit facilities and dividend payments for at least the next twelve months. In addition, we believe that we will be able to fund certain additional investments from our current cash balances, credit facilities and cash flow from operating activities.

        Accordingly, we believe that our long-term liquidity needs primarily relate to the service of our debt obligations. We expect to satisfy our future long-term liquidity needs through a combination of cash flow generated from operations and, where appropriate, to refinance our debt obligations in advance of their respective maturity dates as we have successfully done in the past.

  Cash Flows

        The following table sets forth certain information reflecting a summary of our cash flow activity for the years set forth below:

	Year ended December 31,
	2016	2015	2014
	(in € millions)
Operating profit	536	450	78
Depreciation and amortization	491	403	365
Exceptional operating items	131	81	349
Decrease in working capital(1)	120	90	8
Exceptional operating costs paid	(169)	(74)	(99)

Cash generated from operations	1,109	950	701
Interest paid—excluding cumulative PIK interest paid(2)	(372)	(323)	(316)
Cumulative PIK interest paid	(184)	—	—
Taxation paid(3)	(84)	(59)	(35)

Net cash from operating activities	469	568	350
Purchase of businesses	(2,685)	—	(1,038)
Proceeds from disposal of businesses	—	—	397
Capital expenditure(4)	(318)	(304)	(314)

Net cash used in investing activities	(3,003)	(304)	(955)
Proceeds from borrowings	5,479	—	4,231
Repayment of borrowings	(2,322)	(198)	(3,199)
Return of capital to parent company	—	(15)	(84)
Dividends paid	(270)	—	—
Early redemption costs paid	(108)	(8)	(136)
Deferred debt issued costs paid	(72)	(2)	(67)
Proceeds from termination of derivative financial instruments	—	81	—

Net inflow/(outflow) from financing activities	2,707	(142)	745

Net increase in cash and cash equivalents	173	122	140

Exchange gains/(losses) on cash and cash equivalents	49	(1)	(3)

Net increase in cash and cash equivalents after exchange gains/(losses)	222	121	137

(1)
Working capital is made up of inventories, trade and other receivables, trade and other payables and current provisions.

(2)
Includes exceptional interest paid of €25 million and €20 million during the years ended December 31, 2016 and 2014 respectively. No exceptional interest was paid in the year ended December 31, 2015.

(3)
Includes exceptional income tax paid of €17 million during the year ended December 31, 2014. No exceptional tax was paid in the years ended December 31, 2016 and 2015.

(4)
Capital expenditure is net of proceeds from the disposal of property, plant and equipment.

  Net cash from operating activities

        Net cash from operating activities was €469 million in the year ended December 31, 2016, compared with €568 million in the same period in 2015. The year on year decrease was primarily due to payment of cumulative interest on our PIK Notes repaid in September 2016 (€184 million), an increase of €86 million in operating profit in the year ended December 31, 2016 compared with the prior year, which was attributable to the Beverage Can Acquisition, an increase of €88 million in depreciation and amortization and a decrease of €30 million in working capital. The €24 million increase in depreciation and €64 million increase in amortization were both principally related to the Beverage Can Acquisition. These increases were partially offset by an increase in exceptional acquisition related, IPO and plant start-up costs paid and an increase of €49 million and €25 million in interest and tax paid, respectively, both primarily associated with the Beverage Can Acquisition.

        Net cash from operating activities increased by €218 million from €350 million in 2014 to €568 million in 2015. The year on year increase in 2015 was primarily due to an increase in operating profit of €372 million and the generation of a €90 million inflow from working capital in 2015, compared with a €8 million inflow in the previous year. The increase in operating profit and working capital inflow was offset by a reduction in non-cash exceptional impairment charges and other exceptional non-cash adjustments which in 2014 totaled €109 million.

  Net cash used in investing activities

        Net cash used in investing activities increased by €2,699 million to €3,003 million in the year ended December 31, 2016 compared with the same period in 2015. The increase was primarily due the cash consideration paid in connection with the Beverage Can Acquisition in 2016.

        Net cash used in investing activities decreased by €651 million from €955 million in 2014 to €304 million in 2015, primarily due to the cash consideration for the VNA Acquisition paid in 2014, which was offset by proceeds from disposal of former Anchor Glass plants in 2014.

  Net inflow/(outflow) from financing activities

        Net cash from financing activities represented an inflow of €2,707 million in the year ended December 31, 2016 compared with a €142 million outflow in the same period in 2015. Proceeds from new borrowings (€5,479 million) reflect: (a) €1,755 million from the issuance of Secured Notes and €745 million from the issuance of Senior Notes in May 2016, the proceeds of which were used to finance the Beverage Can Acquisition; (b) €1,450 million from the issuance of Senior Notes in May 2016, the proceeds of which were used to refinance in full our 9.250% Senior Notes due 2020 and 9.125% Senior Notes due 2020 and a partial payment of our 7.000% Senior Notes due 2020 in the amount of €1,294 million and early redemption premium of €59 million; and (c) €1,529 million from the issuance of $770 million of the Old Dollar Notes and €845 million of the Old Euro Notes, the proceeds of which were used to repay the balance of the €880 million outstanding PIK Notes and an early redemption premium of €45 million (excluding cumulative PIK interest paid). The excess of monies received over the amount of PIK Notes repaid and associated redemption premium was used to fund a dividend to our Parent Company (€270 million).

        Repayments of our Term Loan B Facility of €22 million were also made. In November 2016, we repaid in full the principal amount outstanding of our $135 million 7.000% Senior Notes due 2020 from existing cash resources. In connection with the various financing transactions, we paid deferred financing costs of €72 million.

        Net cash used in financing activities represented an outflow of €142 million in 2015, compared with a €745 million inflow in 2014. This resulted primarily from a decrease in proceeds from borrowings in 2015.

  Working capital

        For the year ended December 31, 2016, working capital during the period increased by €109 million compared to December 31, 2015. The Beverage Can Acquisition increased working capital by €138 million and excluding the impact of the acquisition, the decrease principally reflected an increase in trade and other payables partially offset by higher trade and other receivables and inventories. Working capital cash inflow for the year ended December 31, 2016 was €120 million.

        For the year ended December 31, 2015, working capital during the period decreased by €59 million. The decrease comprised increases in inventory of €55 million, decreases in receivables of €41 million and an increase of payables of €75 million. Working capital cash inflow for the year ended December 31, 2015 was €90 million.

  Exceptional operating costs paid

        Exceptional operating costs paid in the year ended December 31, 2016 increased by €95 million to €169 million compared with €74 million in the year ended December 31, 2015. In 2016 the costs paid primarily relate to professional fees and other costs associated with the Beverage Can Acquisition and to a lesser degree professional fees and other costs of the withdrawn Metal Packaging initial public offering which in total were €152 million. In 2015 exceptional operating costs paid include start-up costs of €27 million associated with the two new Metal Packaging Americas can-making facilities opened in early 2015 and restructuring costs of €20 million incurred in Metal Packaging Europe and Glass Packaging North America. Other costs paid related to acquisition and disposal costs in respect of the VNA Acquisition and business disposals in Metal Packaging, respectively.

        Exceptional operating costs paid in the year ended December 31, 2015 reduced by €25 million to €74 million compared with €99 million in the year ended December 31, 2014. In 2015 exceptional operating costs paid include start-up costs of €27 million associated with the two new Metal Packaging Americas can-making facilities opened in early 2015, restructuring costs of €20 million incurred in Metal Packaging Europe and Glass Packaging North America and €26 million of costs paid largely in respect of the withdrawn initial public offering of the Metal Packaging business. In 2014 exceptional costs paid represent €40 million professional and other costs associated with the VNA Acquisition, start-up costs of €19 million associated with the two new Metal Packaging Americas can-making facilities opened in early 2015 and restructuring costs of €22 million incurred in Metal Packaging Europe and Glass North America.

  Income tax paid

        Income tax paid during the year ended December 31, 2016 was €84 million, which represents an increase of €25 million when compared to the year ended December 31, 2015. The increase is attributable to the Beverage Can Acquisition and an increase in taxable profits in both the current period and the prior year.

        Income tax paid during the year ended December 31, 2015 was €59 million, which represents an increase of €24 million when compared to the year ended December 31, 2014. The increase in income tax paid reflects increases in the level of profitability in certain territories predominantly in Glass Packaging North America, in addition to tax payments which reflect a mixture of profitability in prior periods and estimated tax assessments, and refunds received during the year ended December 31, 2014.

  Capital expenditure

	Year ended December 31,
	2016	2015	2014
	(in € millions)
Metal Packaging Europe	72	46	43
Metal Packaging Americas	35	15	107
Glass Packaging Europe	90	109	86
Glass Packaging North America	121	134	78

Total capital expenditure	318	304	314

        Capital expenditure for the year ended December 31, 2016 increased by €14 million to €318 million, compared to €304 million for the year ended December 31, 2015. In Metal Packaging Europe, capital expenditure in the year ended December 31, 2016 was €72 million compared to capital expenditure of €46 million in the same period in 2015 with the increase attributable to the Beverage Can Acquisition. In Metal Packaging Americas capital expenditure in the year ended December 31, 2016 was €35 million compared to capital expenditure of €15 million in the same period in 2015 with the increase attributable to the Beverage Can Acquisition. In Glass Packaging Europe, capital expenditure was €90 million in the year ended December 31, 2016 compared to capital expenditure of €109 million in the same period in 2015, reflecting lower furnace rebuild activity in 2016. In Glass Packaging North America, capital expenditure was €121 million in the year ended December 31, 2016 compared to capital expenditure of €134 million in the same period in 2015, also due to lower furnace rebuild activity in 2016.

        Capital expenditure for the year ended December 31, 2015 was €304 million compared to €314 million for the year ended December 31, 2014. In Metal Packaging Europe, capital expenditure in the year ended December 31, 2015 was €46 million compared to capital expenditure of €43 million in the same period in 2014. In Metal Packaging Americas capital expenditure in the year ended December 31, 2015 was €15 million compared to capital expenditure of €107 million in the same period in 2014. The reduction in capital expenditure was a result of the completion of the strategic growth investment in the fourth quarter 2014. In Glass Packaging Europe, capital expenditure was €109 million in the year to December 31, 2015 compared to capital expenditures of €86 million in the same period in 2014 reflecting an increased level of furnace rebuilds in 2015. In Glass Packaging North America, capital expenditure was €134 million in the year to December 31, 2015 compared to capital expenditure of €78 million in the same period in 2014. The increase was mostly due to the full year inclusion of the operations acquired in the VNA Acquisition and increased furnace rebuilds.

Contractual Obligations and Commitments

        The following table outlines our principal contractual obligations as of December 31, 2016:

	Less than one year	1 - 3 years	3 - 5 years	More than five years
	(in € millions)
Long term debt—capital repayment	7	1,457	1,877	6,357
Long term debt—interest	547	1,047	892	741
Finance leases and other borrowings	1	5	—	3
Operating leases	30	39	30	68
Purchase obligations	1,543	—	—	—
Derivatives	8	—	—	—
Contracted capital commitments	110	—	—	—

Total	2,246	2,548	2,799	7,169

Off-Balance Sheet Items

        Historically we have not engaged in off-balance sheet financing activities.

        However, as part of the Beverage Can Acquisition the Group acquired several uncommitted accounts receivable factoring and related programs with various financial institutions for certain receivables, accounted for as true sales of receivables, without recourse to the Group. Receivables of €277 million were sold under these programs at December 31, 2016 of which €225 million relates to the Beverage Can business. We do not have any other material off-balance sheet finance obligations.

Quantitative and Qualitative Disclosures about Market Risk

        The statements about market risk below relate to our historical financial information included in this prospectus.

Interest Rate Risk

        Our policy, in the management of interest rate risk, is to strike the right balance between fixed and floating rate financial instruments. The balance struck by our management is dependent on prevailing interest rate markets at any point in time. Our interest rate risk arises from long-term borrowings. Borrowings issued at variable rates expose us to variability in cash flows. During 2016, 2015 and 2014, our borrowings at variable rates were denominated in euro and U.S. dollars.

        We manage our variability in cash flows by using floating-to-fixed interest rate swaps, when deemed appropriate. Such interest rate swaps have the economic effect of converting borrowings from floating rates to fixed rates. When we raise long-term borrowings at floating rates we may swap them into fixed rates that are lower than those available if we borrowed at fixed rates directly. Under the interest rate swaps, we agree with other parties to exchange, at specified intervals, the difference between fixed contract rates and floating-rate interest amounts calculated by reference to the agreed notional principal amounts.

        At December 31, 2016, our borrowings were 78.0% fixed (2015: 74.4%; 2014: 75.7%), with a weighted average interest rate of 5.6% (2015: 6.2%; 2014: 6.2%).

        Holding all other variables constant, including levels of external indebtedness, at December 31, 2016 a one percentage point increase in variable interest rates would increase interest payable by approximately €20 million (2015: €12 million; 2014: €12 million).

Currency Exchange Risk

        The Group operates in 22 countries, across five continents. The Group's main currency exposure in the year ended December 31, 2016 was in relation to U.S. dollar, British pounds, Swedish krona, Polish złoty, Danish krone and Brazilian real. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities, and net investments in foreign operations. The Group has a limited level of transactional currency exposure arising from sales or purchases by operating units in currencies other than their functional currencies.

        The Group has certain investments in foreign operations, whose net assets are exposed to foreign currency translation risk. Currency exposure arising from the net assets of the Group's foreign operations is managed primarily through borrowings denominated in the relevant foreign currencies. Fluctuations in the value of these currencies with respect to the euro may have a significant impact on our financial condition and results of operations as reported in euro. We believe that a strengthening of the euro exchange rate by 1% against all other foreign currencies from the December 31, 2016 rate would increase shareholders' equity by approximately €13 million (2015: €18 million; 2014: €13 million).

Commodity Price Risk

        We are exposed to changes in prices of our main raw materials, primarily energy, steel and aluminum. Production costs in our Metal Packaging division are exposed to changes in prices of our main raw materials, primarily steel and aluminum, to which exposure has significantly increased as a result of the Beverage Can Acquisition particularly to aluminum. Steel is generally obtained under one-year contracts with prices that are usually fixed in advance. When such contracts are renewed in the future, our steel costs under such contracts will be subject to prevailing global steel and/or tinplate prices at the time of renewal, which may be different from historical prices. Unlike steel, where there is no functioning hedging market, aluminum is traded daily as a commodity (priced in U.S. dollars) on the London Metal Exchange. Aluminum is priced in U.S. dollars, and therefore fluctuations in the U.S. dollar/euro exchange rate also affect the euro cost of aluminum. The price and foreign currency risk on these aluminum purchases is hedged by entering into swaps under which we pay a fixed euro price. Furthermore, the relative price of oil and its by-products may materially impact our business, affecting our transport, lacquer and ink costs.

        Production costs in our Glass Packaging division are sensitive to the price of energy. Our main energy exposure is to the cost of gas and electricity. These energy costs have experienced significant volatility in recent years with a corresponding effect on our production costs. In terms of gas, which represents 70% of our energy costs, there is a continuous de-coupling between the cost of gas and oil, whereby now only significant changes in the price of oil have an impact on the price of gas. The volatility in gas pricing is driven by shale gas development (United States only), lack of liquefied natural gas in Europe as it is diverted to Asia and storage levels. Volatility in the price of electricity is caused by the German Renewable Energy policy, the phasing out of nuclear generating capacity, fluctuations in the price of gas and the influence of carbon dioxide costs on electricity prices.

        As a result of the volatility of gas and electricity prices, we have either included energy pass-through clauses in our sales contracts or developed an active hedging strategy to fix a significant proportion of our energy costs through contractual arrangements directly with our suppliers, where there is no energy clause in the sales contract.

        Where pass through contracts are not in place, our policy is to purchase natural gas and electricity by entering into forward price-fixing arrangements with suppliers for the bulk of our anticipated requirements for the year ahead. Such contracts are used exclusively to obtain delivery of our anticipated energy supplies. We do not net settle, nor do we sell within a short period of time after taking delivery. As a result, these contracts are treated as executory contracts under IAS 39 "Financial Instruments: Recognition and Measurement."

        We typically build up these contractual positions in tranches of approximately 10% of the anticipated volumes. Any natural gas and electricity which is not purchased under forward price-fixing arrangements is purchased under index tracking contracts or at spot prices. We have 81%, 58% and 54% of our energy risk covered for 2017, 2018 and 2019, respectively.

Credit Risk

        Credit risk is managed on a Group basis. Credit risk arises from cash and cash equivalents and deposits with banks and financial institutions, as well as credit exposures to our customers, including outstanding receivables. Our policy is to place excess liquidity on deposit, only with recognized and reputable financial institutions. For banks and financial institutions only independently rated parties with a minimum rating of 'A' from at least two credit rating agencies are accepted, where possible. The credit ratings of banks and financial institutions are monitored to ensure compliance with our credit policy.

        Our policy is to extend credit to customers of good credit standing. Credit risk is managed on an ongoing basis by a designated team of employees. Our policy for the management of credit risk in relation to trade receivables involves periodically assessing the financial reliability of customers, taking into account their financial position, past experience and other factors. Provisions are made where deemed necessary and the utilization of credit limits is regularly monitored.

        Management does not expect any significant counterparty to fail to meets its obligations. The maximum exposure to credit risk is represented by the carrying amount of each asset. For the year ended December 31, 2016, our ten largest customers accounted for approximately 33% of total revenue (2015: 32%; 2014: 29%). There is no recent history of default with these customers.

Liquidity Risk

        We are exposed to liquidity risk which arises primarily from the maturing of short-term and long-term debt obligations and derivative transactions. Our policy is to ensure that sufficient resources are available either from cash balances, cash flows or undrawn committed bank facilities to ensure all obligations can be met as they fall due.

        To effectively manage liquidity risk, we:

  •
  have committed borrowing facilities that we can access to meet liquidity needs;

  •
  maintain cash balances and liquid investments with highly-rated counterparties;

  •
  limit the maturity of cash balances;

  •
  borrow the bulk of our debt needs under long-term fixed rate debt securities; and

  •
  have internal control processes and contingency plans for managing liquidity risk.

        Cash flow forecasting is performed by our operating entities and is aggregated by Group treasury. Group treasury monitors rolling forecasts of our liquidity requirements to ensure we have sufficient cash to meet operational needs while maintaining sufficient headroom on our undrawn committed borrowing facilities at all times so that we do not breach borrowing limits or covenants on any of our borrowing facilities. Such forecasting takes into consideration our debt financing plans, covenant compliance and compliance with internal balance sheet ratio targets.

        Surplus cash held by the operating entities over and above the balance required for working capital management is transferred to Group treasury. Group treasury invests surplus cash in interest-bearing current accounts and time deposits with appropriate maturities to provide sufficient headroom as determined by the above-mentioned forecasts. At December 31, 2016, we had placed €16 million (2015: €nil; 2014: €51 million) on deposit.

Critical Accounting Policies

        We prepare our financial statements in accordance with IFRS as issued by the IASB. A summary of significant accounting policies is contained in Note 2 to our audited consolidated financial statements for the year ended December 31, 2016. In applying many accounting principles, we make assumptions, estimates and judgments which are often subjective and may be affected by changing circumstances or changes in our analysis. Material changes in these assumptions, estimates and judgments have the potential to materially alter our results of operations. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

  Business combinations and goodwill

        All business combinations are accounted for by applying the purchase method of accounting. This involves measuring the cost of the business combination and allocating, at the acquisition date, the cost of the business combination to the assets acquired and liabilities assumed. Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. The determination of the fair value of the assets and liabilities is based, to a considerable extent, on management's judgment. Allocation of the purchase price affects the results of the Group as finite lived intangible assets are amortized, whereas indefinite lived intangible assets, including goodwill, are not amortized and could result in differing amortization charges based on the allocation to indefinite lived and finite lived intangible assets.

        The cost of an acquisition is measured as the aggregate of the consideration transferred, which is measured at acquisition date fair value, and the amount of any non-controlling interests in the acquiree. For each business combination, the Group elects whether to measure the non-controlling interests in the acquiree at fair value or at the proportionate share of the acquiree's identifiable net assets. Acquisition-related costs are expensed as incurred and included in sales, general and administration expenses.

        When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date.

        Any contingent consideration to be transferred by the acquirer will be recognized at fair value at the acquisition date.

        Goodwill represents the excess of the cost of an acquisition over the fair value of the net identifiable assets of the acquired subsidiary at the date of acquisition.

        Goodwill is stated at cost less any accumulated impairment losses. Goodwill is allocated to those groups of cash-generating units ("CGUs") that are expected to benefit from the business combination in which the goodwill arose for the purpose of assessing impairment. Goodwill is tested annually for impairment.

        Where goodwill has been allocated to a CGU and part of the operation within that unit is disposed of, the goodwill associated with the disposed operation is included in the carrying amount of the operation when determining the gain or loss on disposal. Goodwill disposed in these circumstances is measured based on the relative values of the disposed operation and the portion of the cash-generating unit retained.

  Estimated impairment of goodwill

        Goodwill acquired through a business combination has been allocated to groups of CGUs for the purpose of impairment testing based on the segment into which the business combination is assimilated.

The groupings represent the lowest level at which the related goodwill is monitored for internal management purposes. As at the reporting date, Metal Packaging Europe, Metal Packing Americas, Glass Packaging Europe and Glass Packaging North America were the groups of CGUs to which goodwill was allocated and monitored.

        The recoverable amount of a group of CGUs is determined based on value-in-use calculations. These calculations use cash flow projections based on financial budgets approved by management covering a five-year period. Growth rates of 1.5% - 2.0% have been assumed beyond the five-year period. The terminal value is estimated based on capitalizing the year 5 cash flows in perpetuity. The discount rates used ranged from 8.3% - 11.9% (2015: 9.0% - 9.9%; 2014: 10.0% - 10.5%). These rates are pre-tax. These assumptions have been used for the analysis for each group of CGU. Management determined budgeted cash-flows based on past performance and its expectations for the market development.

        Key assumptions include management's estimates of future profitability, replacement capital expenditure requirements, trade working capital investment needs and discount rates. The values applied to each of the key assumptions are derived from a combination of internal and external factors based on historical experience and take into account the stability of cash flows typically associated with these groups of CGUs.

        If the estimated pre-tax discount rate applied to the discounted cash flows had been +/–50 basis points than management's estimates, the recoverable value of the CGUs would still have been in excess of their carrying value and no impairment would have arisen.

  Income taxes

        We are subject to income taxes in numerous jurisdictions. Significant judgment is required in determining the worldwide provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

  Measurement of defined benefit obligations

        We follow guidance of IAS 19 to determine the present value of our obligations to current and past employees in respect of defined benefit pension obligations, other long-term employee benefits and other end or service employee benefits, which are subject to similar fluctuations in value in the long term. We, with the assistance of a network of professionals, value such liabilities designed to ensure consistency in the quality of the key assumptions underlying the valuations.

        The principal pension assumptions used in the preparation of the accounts take account of the different economic circumstances in the countries in which we operate and the different characteristics of the respective plans including the length of duration of liabilities.

        The rates or ranges of rates for the principal assumptions applied in estimating the net pension liabilities in our consolidated financial statements were as follows:

	U.S.			Germany			Netherlands			UK
	2016	2015	2014	2016	2015	2014	2016	2015	2014	2016	2015	2014
	%	%	%	%	%	%	%	%	%	%	%	%
Rate of inflation	2.50	3.00	3.00	1.50	1.75	1.75	1.70	1.70	2.00	3.20	3.00	3.10
Rate of increase in salaries	2.00 - 3.00	3.00	3.00	2.50	2.50	2.50	1.70	1.70	2.00	2.20	3.00	3.10
Discount rate	4.45	4.70	4.10	1.57 - 2.06	2.16 - 2.72	1.50 - 2.30	1.10 - 2.00	2.50 - 2.60	2.30 - 2.40	2.80	3.90	3.80

        If the discount rate were to decrease by 50 basis points from management estimates, the carrying amount of the pension obligations would increase by an estimated €243 million (2015: €205 million; 2014: €173 millions). If the discount rate were to increase by 50 basis points, the carrying amount of the pension obligations would decrease by an estimated €242 million (2015: €204 million; 2014: €151 million).

        If the inflation rate were to decrease by 50 basis points from management estimates, the carrying amount of the pension obligations would decrease by an estimated €93 million (2015: €84 million; 2014: €85 million). If the inflation rate were to increase by 50 basis points, the carrying amount of the pension obligations would increase by an estimated €93 million (2015: €67 million; 2014: €92 million).

        If the salary increase rate were to decrease by 50 basis points from management estimates, the carrying amount of the pension obligations would decrease by an estimated €93 million (2015: €88 million; 2014: €78 million). If the salary increase rate were to increase by 50 basis points, the carrying amount of the pension obligations would increase by an estimated €92 million (2015: €70 million; 2014: €90 million).

        Assumptions regarding future mortality experience are set based on actuarial advice in accordance with published statistics and experience.

        These assumptions translate into the following average life expectancy in years for a pensioner retiring at age 65. The mortality assumptions for the countries with the most significant defined benefit plans are set out below:

	U.S.			Germany			Netherlands			UK
	2016 Years	2015 Years	2014 Years	2016 Years	2015 Years	2014 Years	2016 Years	2015 Years	2014 Years	2016 Years	2015 Years	2014 Years
Life expectancy, current pensioners	22	21	21	21	21	21	24	24	22	21	20	21
Life expectancy, future pensioners	23	23	23	24	24	24	25	26	25	22	22	22

        The impact of increasing the expected longevity by one year would result in an increase in the Group's liability of €63 million at December 31, 2016 (2015: €60 million; 2014: €50 million), holding all other assumptions constant.

  Establishing lives for depreciation purposes of property, plant and equipment

        Long-lived assets, consisting primarily of property, plant and equipment, comprise a significant portion of the total assets. The annual depreciation charge depends primarily on the estimated lives of each type of asset and, in certain circumstances, estimates of fair values and residual values. The directors regularly review these asset lives and change them as necessary to reflect current thinking on remaining lives in light of technological change, prospective economic utilization and physical condition of the assets concerned. Changes in asset lives can have a significant impact on the depreciation and amortization charges for the period. It is not practical to quantify the impact of changes in asset lives on an overall basis, as asset lives are individually determined and there are a significant number of asset lives in use. Details of the useful lives are included in the accounting policy. The impact of any change would vary significantly depending on the individual changes in assets and the classes of assets impacted.

        Impairment tests for items of property, plant and equipment are performed on a CGU level basis. The recoverable amounts in property, plant and equipment are determined based on the higher of value-in-use or fair value less costs to sell.

  Exceptional items

        The consolidated income statement and segment analysis separately identify results before exceptional items. Exceptional items are those that in our judgment need to be disclosed by virtue of their size, nature or incidence.

        The Group believes that this presentation provides additional analysis as it highlights exceptional items. Such items include, where significant, restructuring, redundancy and other costs relating to permanent capacity realignment or footprint reorganization, directly attributable acquisition costs, profit or loss on disposal or termination of operations, start-up costs incurred in relation to new operations or plant builds, major litigation costs, settlements and impairment of non-current assets. In this regard, the determination of 'significant' as included in our definition uses qualitative and quantitative factors which remain consistent from period to period. Management uses judgment in assessing the particular items, which by virtue of their scale and nature, are disclosed in the consolidated income statement and related notes as exceptional items. We consider the columnar consolidated income statement presentation of exceptional items to be appropriate as it improves the clarity of the presentation and is consistent with the way that financial information is measured by management and presented to the Board and the chief operating decision makers. In that regard, we believe it to be consistent with paragraph 85 of IAS 1, which permits the inclusion of line items and subtotals that improve the understanding of performance.

Recent Accounting Pronouncements

        New standards, amendments, improvements and interpretations which are effective for financial periods beginning on or after January 1, 2017 that are applicable to the Group, none of which have been early adopted.

        The following new standards, amendments to existing standards and interpretations effective for annual periods beginning on or after January 1, 2017 have been issued prior to the date of issuance of the financial statements but have not been adopted early by the Group. The directors' assessment of the impact of the new standards listed below, on the reported results, consolidated statement of financial position and disclosures as a result of their adoption in future periods is on-going.

        IFRS 15, 'Revenue from contracts with customers' deals with revenue recognition and establishes principles for reporting useful information to users of financial statements about the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity's contracts with customers. Revenue is recognized when a customer obtains control of a good or service and thus has the ability to direct the use and obtain the benefits from the good or service. The standard replaces IAS 18, 'Revenue' and IAS 11, 'Construction contracts' and related interpretations. The standard is effective for annual periods beginning on or after January 1, 2018 and earlier application is permitted. The Group has started to assess the impact of IFRS 15 and, at this time, the Group does not expect that the implementation of this standard in 2018 will have a significant impact on the timing in which it recognizes revenue and therefore is not expected to have a significant impact on the consolidated income statement or the consolidated statement of financial position.

        IFRS 9, 'Financial instruments'. IFRS 9 is the first standard issued as part of a wider project to replace IAS 39 'Financial instruments: Recognition and measurement' ("IAS 39"). IFRS 9 has been completed in a number of phases and includes requirements on the classification and measurement of financial assets and liabilities. It also includes an expected credit loss model that replaces the incurred loss impairment model currently used as well as hedge accounting amendments. This standard becomes effective for annual periods commencing on or after January 1, 2018. The Group has started to assess the impact of the implementation of this standard and, at this time, the Group does not expect there to be a significant impact on the statement of financial position in respect of classification of financial assets and liabilities. The Group is continuing to evaluate the impact of prospective changes to hedge accounting and the introduction of an expected credit loss model on the consolidated income statement, the consolidated statement of comprehensive income and the consolidated statement of financial position.

        IFRS 16, 'Leases', sets out the principles for the recognition, measurement, presentation and disclosure of leases. The objective is to ensure that lessees and lessors provide relevant information in a manner that faithfully represents those transactions. This information gives a basis for users of financial statements to assess the effect that leases have on the financial position, financial performance and cash flows of the entity. IFRS 16 replaces IAS 17, 'Leases', and later interpretations and will result in most operating leases being recorded on the Consolidated Statement of Financial Position. IFRS 16 is effective for annual periods beginning on or after January 1, 2019 with early adoption permitted. The Group is currently evaluating the effects that the adoption of IFRS 16 will have on the Group's consolidated financial statements, and anticipates the new guidance will impact its consolidated financial statements as the Company has a significant number of leases which will be recognized on the balance sheet.

        There are no other accounting standards or IFRIC guidance that are not yet effective that would be expected to have a material impact on the Group.

BUSINESS

        When we describe our business or operations in this "Business" section, such business and operations are the business and operations of our subsidiary, Ardagh Group S.A., and its consolidated subsidiaries, since ARD Finance S.A. has no independent operations of its own.

Overview

Our Company

        We are a leading supplier of innovative, value-added rigid packaging solutions. Our products include metal and glass containers primarily for food and beverage markets, which are characterized by stable, consumer-driven demand. Our end-use categories include beer, wine, spirits, carbonated soft drinks ("CSDs"), energy drinks, juices and flavored waters, as well as food, seafood and nutrition. We also supply the paints & coatings, chemicals, personal care, pharmaceuticals and general household end-use categories. Our customers include a wide variety of leading consumer product companies which value our packaging products for their features, convenience and quality, as well as the end-user appeal they offer through design, innovation, functionality, premium association and brand promotion. With our significant invested capital base, extensive technological capabilities and manufacturing know-how, we believe we are well-positioned to continue to meet the dynamic needs of our global customers. We have mainly built our Company through strategic acquisitions and have established leadership positions in large, attractive markets in beverage cans, food and specialty cans and glass containers. Approximately 95% of our revenue is derived from end-use categories where we believe we hold #1, #2 or #3 positions.

        We serve over 2,000 customers across more than 80 countries, comprised of multi-national companies, large national and regional companies and small local businesses. In our target regions of Europe, North America and Brazil, our customers include a wide variety of Consumer Packaged Goods companies ("CPGs"), which own some of the best known brands in the world. We have a stable customer base with longstanding relationships, including an average tenure of over 30 years with our ten largest customers. Approximately two-thirds of our sales are generated under multi-year contracts, with the remainder largely subject to annual arrangements. A significant portion of our sales volumes are supplied under contracts which include input cost pass-through provisions, which help us deliver consistent margins.

        We operate 109 production facilities in 22 countries and employ approximately 23,500 personnel. Our plant network includes 74 metal production facilities and 35 glass production facilities. Our plants are generally located in close proximity to our customers, with some located on-site or near-site to our customers' filling locations. Certain facilities may also be dedicated to end-use categories, enhancing product-specific expertise and generating benefits of scale and production efficiency. Significant capital has been invested in our extensive network of long-lived production facilities, which, together with our skilled workforce and related manufacturing process know-how, supports our competitive positions.

        We are committed to market-leading innovation and product development and maintain dedicated innovation, development and engineering centers in France, Germany, and the U.S. to support these efforts. These facilities focus on three main areas: (i) innovations that provide enhanced product design, differentiation and user friendliness for our customers and end-use consumers; (ii) innovations that reduce input costs to generate cost savings for both our customers and us (downgauging and lightweighting); and (iii) developments to meet evolving product safety standards and regulations. Further, our subsidiary, Heye International, is a leading provider of engineering solutions to the glass container industry globally, with significant proprietary know-how and expertise. We also have significant in-house mold-manufacturing expertise in Europe and the United States.

        Our leading global positions have been established through acquisitions, with 23 successful acquisitions completed over the past 18 years. Most recently, on June 30, 2016, we completed the Beverage Can Acquisition, comprising 22 beverage can production facilities in Europe, North America and Brazil which, on a combined basis, we believe is the third largest beverage can business globally. Our beverage can operations are particularly well-positioned in the faster-growing specialty, or non-standard sized, product category, which, on a pro forma basis following the Beverage Can Acquisition, represented 37% of total beverage can unit volume for the year ended December 31, 2016.

        In addition to organic and acquisitive growth initiatives, we have also expanded our footprint through strategic investments in new capacity. For example, in 2014 we completed a glass furnace investment in the United Kingdom, supported by a long-term contract with a large European customer. In 2015, we completed an investment of approximately $220 million in two new can-making facilities in Roanoke, Virginia and Reno, Nevada, as well as a significant expansion of our Conklin, New York, ends plant. The two new facilities incorporate high-output drawn and wall ironed ("DWI") technology to manufacture two-piece cans, as well as three-piece cans, and the total investment across the three facilities has positioned us to meet substantially all of the U.S. food can requirements of a major U.S. customer pursuant to a long-term contract. These initiatives, as well as other acquisitions and investments over many years, in existing and adjacent end-use categories, have increased our scale and diversification and provided opportunities to grow our business with both existing and new customers.

        Our pro forma net loss and Adjusted EBITDA† for the year ended December 31, 2016 were €42 million and €1,333 million, respectively. Our net cash from operating activities, net cash used in investing activities and net cash inflow from financing activities for the year ended December 31, 2016 were €469 million, €3,003 million and €2,707 million respectively. Our Free Cash Flow† for the year ended December 31, 2016 was €151 million, which was impacted by the payment of €184 million cumulative interest on the PIK Notes in connection with the refinancing of the PIK Notes with the Old Notes, as well as €184 million of other exceptional cash outflows.

†
For definitions of Adjusted EBITDA and Free Cash Flow, and the reconciliation of profit/(loss) for the period and pro forma net loss to Adjusted EBITDA and pro forma Adjusted EBITDA, as well as the reconciliation of net cash from operating activities to Free Cash Flow, see "—Summary Consolidated Financial and Other Data of ARD Finance S.A.".

        The following charts illustrate the breakdown of our pro forma revenue by end-use category and by destination for the year ended December 31, 2016:

Revenue by End-Use Category*	Revenue by Destination

*
Based on Company estimates.

Our Industry

        The global packaging industry is a large, consumer-driven industry with stable growth characteristics. We operate in the metal and glass container sectors and our target regions are Europe, North America and Brazil. Metal and glass containers are attractive to brand owners, as their strength and rigidity allows them to be filled at high speeds and easily transported, while their shelf-stable nature means that refrigeration is not required, thereby resulting in further energy savings in the supply chain. The ability to customize and differentiate products supplied in metal and glass containers, through innovative design, shaping and printing, also appeals to our customers. Both the metal and the glass container markets have been marked by progressive downgauging (metal cans) and lightweighting (glass containers), which have generated material savings in input costs and logistics, while enhancing the consumer experience. This reduction in raw material and energy usage in the manufacturing process has also increased the appeal to end-users, who are increasingly focused on sustainability.

Our Competitive Strengths

        We believe a number of competitive strengths differentiate us from our competitors, including:

  •
  Leader in Rigid Packaging.  We believe we are one of the leading suppliers of metal and glass packaging solutions, capable of supplying multi-national CPGs in our target markets.

  •
  We believe that we are the #2 supplier of metal cans by value (meaning total revenue derived from supplying to specific end-markets and end-use categories) in the European beverage can and food can end-use categories, the #1 supplier of metal cans by value in the European seafood, aerosols, paints & coatings and nutrition end-use categories and the #1 supplier of metal cans by value in the North American seafood end-use category. In addition, we believe that we are the #3 supplier of beverage cans by value in the United States and Brazil.

  •
  We believe that we are the #2 supplier of glass packaging by value globally. In the United States, we believe we are the #2 supplier of glass packaging by value, serving the beer, food, wine, spirits and non-alcoholic beverage sectors. In addition, we believe we are the #3 supplier of glass packaging by value in Europe and the #1 supplier by value in Northern

      Europe, Germany, the United Kingdom and the Nordic region, serving the beer, food, wine, spirits, non-alcoholic beverage and pharmaceutical end-use categories.

    We believe the combination of our extensive footprint, proximity to customers, efficient manufacturing and high level of customer service underpins our leading positions.

  •
  Long-term relationships with diverse blue-chip customer base.  We supply some of the world's best-known brands with innovative packaging solutions, and have been recognized with numerous industry awards. We have longstanding relationships with many of our major customers, which include leading multinational consumer products companies, large national and regional food and beverage companies, as well as numerous local companies. Some of our major customers include AB InBev, Akzo Nobel, Bacardi, Bonduelle, Britvic, Coca-Cola, ConAgra Foods, Constellation Brands, Diageo, Heineken, The Kraft Heinz Company, Monster Beverage, Nestlé, Pernod Ricard, Procter & Gamble, JM Smucker and Unilever. Approximately two-thirds of our revenues are derived from multi-year contracts of between two and ten years, most of which include input cost pass-through provisions. The average length of our relationship with our top 10 customers is over 30 years.

  •
  Focus on stable markets.  We derive over 90% of our revenues in Europe and North America, mature markets characterized by predictable consumer spending, stable supply and demand and low cyclicality. Furthermore, over 90% of our revenues are generated from the stable food and beverage end-use categories, including fruit, vegetables, soups, sauces, seafood, pet food, beer, wine, spirits and non-alcoholic beverages. In addition, in some of our end-use categories, we serve customers in high-growth categories, such as premium spirits, where customers value premium glass packaging, or powdered infant formula, where demand is driven by emerging market growth.

  •
  Well-invested asset base with significant scale and operational excellence.  We believe we have one of the most extensive plant networks in the rigid packaging industry. We operate 109 strategically-located production facilities in 22 countries, enabling us to efficiently serve our customers with high quality and innovative products and services across multiple geographies. Our asset base is well-invested, with approximately €1.5 billion invested in capital expenditure in the five years ended December 31, 2016. We pursue continuous improvement in our facilities by applying Lean Manufacturing techniques ("Lean"). To supplement our Lean initiatives and promote a culture of consistently pursuing excellence, we formed our Operational Support Group in Metal Packaging, Operational Excellence Group and Central Technical Services group in Glass Packaging to standardize and share best practices across our network of plants. We believe the total value proposition we offer our customers, in the form of geographic reach, customer service, product quality, reliability, and innovation, will enable us to continue to drive growth and profitability.

  •
  Technical leadership and innovation.  We have advanced technical and manufacturing capabilities in both metal and glass packaging, including innovation, development and engineering centers in France, Germany and the United States. In addition, our subsidiary, Heye International, is a leading provider of engineering solutions to the glass container industry globally, with significant proprietary know-how and expertise. We also have significant in-house mold-manufacturing expertise in Europe and the United States. We continually seek to improve the quality of our products and processes, through focused investment in new technology. These capabilities have enabled us to develop a pipeline of product and process innovations to meet the dynamic needs of our customers. Our innovations have also been recognized with numerous industry awards and accreditations. We have significant expertise in the production of value-added metal packaging, both aluminum and tinplate, with features such as high-quality graphic designs, a wide range of shapes and sizes and convenience features, such as easy-open ends and Easy Peel®

    and Easip® peelable lids, and introduced lightweight aluminum cans. In Glass Packaging, our focus has been on product development, process improvement and cost reduction, which has resulted in progressive advances such as container lightweighting and the increased use of cullet (recycled glass) in the production process. This has delivered significant environmental benefits by reducing the use of raw materials and energy.

  •
  Highly contracted revenue base.  Approximately two-thirds of our sales are made pursuant to multi-year contracts, with the remainder largely pursuant to annual arrangements. A significant proportion of our sales volumes are supplied under contracts which include mechanisms that help to protect us from earnings volatility related to input costs. Specifically, such arrangements include (i) multi-year contracts that include input cost pass-through and/or margin maintenance provisions and (ii) one-year contracts that allow us to negotiate pricing levels for our products on an annual basis at the same time that we determine our input costs for the relevant year.

  •
  Attractive growth through acquisitions and strong Free Cash Flow generation.  In 1998, under Irish GAAP, our revenue and EBITDA were €51 million and €10 million, respectively. In 2016, under IFRS on a pro forma basis, our revenue and Adjusted EBITDA have grown to €7,646 million and €1,333 million, respectively. We also believe we maintain attractive margins and generate significant Free Cash Flow and returns on capital for our shareholders. For the year ended December 31, 2016, our pro forma Adjusted EBITDA margin was 17.4%. For the year ended December 31, 2016, our net cash from operating activities, net cash used in investing activities and net cash inflow from financing activities were €469 million, €3,003 million and €2,707 million, respectively, and our Free Cash Flow was €151 million.* We believe we can continue to maintain attractive margins and grow Free Cash Flow through business mix optimization, growth with new and existing customers, efficiency gains, cost reduction, working capital optimization and disciplined capital allocation.

  •
  Proven track record of successful acquisitions and business optimization.  We have grown through a series of acquisitions, some of which significantly increased the size and scope of our Company and the breadth of our product offering. We have successfully integrated these acquired businesses and realized or exceeded targeted cost synergies, including $60 million in cost synergies announced in conjunction with the VNA Acquisition in 2014. Through the Beverage Can Acquisition, we are targeting operating cost synergies of at least $50 million by December 2018, with projected one-time costs of approximately $20 million to achieve these synergies, although we cannot give any assurances that such synergies will be achieved. We believe we can continue to create value for shareholders through acquisitions, business optimization and synergy realization.

  •
  Experienced management team with a proven track record and high degree of shareholder alignment.  We believe our management team is highly experienced, with an average of more than 15 years of experience in the consumer packaging industry. The members of our senior management team have demonstrated their ability to manage costs, adapt to changing market conditions, undertake strategic investments and acquire and integrate new businesses, thereby driving significant value creation. Our board of directors, led by our Chairman, has a high degree of indirect ownership in our Company, which we believe promotes efficient capital allocation decisions and results in strong shareholder alignment and commitment to further shareholder value creation.

*
Our Free Cash Flow for the year ended December 31, 2016 was impacted by the payment of €184 million cumulative interest on the PIK Notes in connection with the refinancing of the PIK Notes with the proceeds of the Old Notes, as well as €184 million of other exceptional cash outflows.

Our Business Strategy

        Historically, we have created significant shareholder value by acquiring businesses and integrating them to realize synergies and enhance profitability, which, when combined with the application of our operational excellence and best practice initiatives, has enabled us to generate strong growth in revenues and Adjusted EBITDA since 1998. We have deployed our cash flow to grow our businesses and service our debt. In addition, ARD Holdings has also returned over €570 million to its shareholders since January 2010. Our principal objective remains to grow shareholder value by accelerating earnings growth and driving Free Cash Flow generation. In the near-term we intend to deploy our Free Cash Flow primarily to reduce debt, but we will continue to opportunistically engage in strategic capital investments and selective acquisitions that enhance shareholder value. We will continue to pursue these objectives through the following strategies:

  •
  Grow Adjusted EBITDA and Free Cash Flow.  We will seek to leverage our extensive footprint, proximity to customers, efficient manufacturing and high level of customer service to grow revenue with new and existing customers, improve our productivity, and reduce our costs. To increase Adjusted EBITDA, we will continue to take decisive actions with respect to our assets and invest in our business, in line with our stringent investment criteria. To increase Free Cash Flow, we will continue to actively manage our working capital and capital expenditures.

  •
  Enhance product mix and profitability.  We have enhanced our product mix over the years by replacing lower margin business with higher margin business. For example, we grew our presence in end-use categories such as spirits, invested in our specialty beverage can capacity, expanded our DWI and two-piece food can production capacity and increased our specialty nutrition can capacity. We will continue to develop long-term partnerships with our global customers and selectively pursue opportunities with existing and new customers that will grow our business and enhance our overall profitability.

  •
  Apply leading process technology and technical expertise.  Our goal is to be the most profitable producer earning the highest returns on capital in the rigid packaging industry. We plan to achieve this with an attractive and well-balanced business mix, combined with a low cost base, Lean manufacturing, strong technological expertise and a highly motivated workforce. We intend to increase productivity through the deployment of leading technology (including our internal engineering, innovation and design capabilities), and continued development and dissemination of best practices and know-how across our operations.

  •
  Emphasize operational excellence and optimize manufacturing base.  In managing our businesses, we seek to improve our efficiency, control costs and preserve and expand our margins. We have consistently reduced total costs through implementing operational efficiencies, streamlining our manufacturing base and investing in advanced technology to enhance our production capacity. We will continue to take actions to reduce costs by optimizing our manufacturing footprint, including through further investment in advanced technology.

  •
  Successfully integrate the Beverage Can Acquisition.  We have successfully acquired and integrated a significant number of businesses over the past 18 years. We have proven our ability to create value through integrating acquisitions with our existing operations, for example in connection with the VNA Acquisition in 2014, where we have achieved operating and administrative cost synergies of $60 million announced at the time of the acquisition. We believe we will continue to be effective in integrating our acquisitions and we believe we will achieve at least $50 million of synergies from the recent Beverage Can Acquisition by December 2018, although we cannot give any assurances that such synergies will be achieved.

  •
  Carefully evaluate and pursue strategic opportunities.  We have achieved our current market positions by selectively pursuing strategic opportunities. Although our near-term focus is primarily on de-leveraging our Company, we will continue to evaluate opportunities in line with our objectives, which include the realization of attractive returns on investment and Free Cash Flow generation. We believe there are still significant opportunities for further growth by acquisition and we may selectively explore acquisition opportunities, in line with our stringent investment criteria and focus on enhancing shareholder value. Our acquisition criteria include (i) attractive bolt-on acquisitions in existing markets, (ii) acquisitions that allow us access to critical technology, and (iii) new platform acquisitions that have scale positions and an attractive financial profile.

Our Divisions

        We manage our business in two divisions, Metal Packaging and Glass Packaging. The following charts illustrate the breakdown of our pro forma revenue and pro forma Adjusted EBITDA for the year ended December 31, 2016:

Revenue by Division	Adjusted EBITDA by Division

        We are organized into four operating and reportable segments, Europe and Americas in Metal Packaging, and Europe and North America in Glass Packaging. Adjusted EBITDA is the performance measure used to manage and assess performance of our reportable segments.

Metal Packaging

        Metal Packaging revenues represented 52% of our total revenues in 2016 and, on a pro forma basis following the Beverage Can Acquisition in 2016, represented 60% of our total revenues in the year ended December 31, 2016. In 2016, on a pro forma basis, we manufactured approximately 50 billion metal cans, of which more than 90% was for the food and beverage end-use categories.

        We believe that we are one of the leading suppliers of consumer metal packaging in the world, holding leading market positions in each of the end-use categories that we serve. On June 30, 2016, we completed the Beverage Can Acquisition and we believe that we are now the #2 supplier of metal cans by value in the European beverage can and food can categories, the #1 supplier of metal cans by value in the European seafood, nutrition, paints & coatings and aerosols categories and the #1 supplier of metal cans by value in the North American seafood category. In addition, we believe that we are the #3 supplier of metal beverage cans by value in the United States and Brazil.

  Products and Services

        We are a leading supplier of innovative, value-added metal packaging for the consumer products industry. We currently supply a broad range of products, including aluminum and steel beverage cans, two-piece aluminum, two-piece tinplate and three-piece tinplate food and specialty cans, and a wide range of can ends, including easy-open and peelable ends. Many of our products feature high-quality printed graphics, customized sizes and shapes or other innovative designs. Our products provide functionality and differentiation and enhance our customers' brands on the shelf.

  Manufacturing and Production

        As of December 31, 2016, we operated 74 production facilities in 21 countries and had approximately 11,500 employees. Our plants are currently located in 15 European countries, as well as in Brazil, Canada, Morocco, the Seychelles, South Korea and the United States.

        The following table summarizes Metal Packaging's principal production facilities as of December 31, 2016.

Location	Number of Production Facilities
Germany	10
France	9
Italy	8
Netherlands	6
Other European countries(1)	21
United States	14
Rest of the world(2)	6

74

(1)
Austria, Czech Republic, Denmark, Hungary, Latvia, Poland, Romania, Russia, Spain, Ukraine and the United Kingdom.

(2)
Brazil, Canada, Morocco, the Seychelles and South Korea.

  Industry Overview

        We operate in the consumer metal packaging industry, which can be broadly divided into (i) the processed food and specialties segments and (ii) the beverage segment. We are currently focused on the processed food and specialties markets, as well as the beverage can market.

        The metal can packaging market represents a $60 billion market that is comprised of beverage cans (50% of the market), food (including seafood) cans (33%), and specialty cans (17%), according to Smithers Pira*, a leading independent market research firm. The beverage can sector is growing in

*
Source: Smithers Pira—The Future of Metal Packaging and Coatings to 2021 (Nov. 2016).

Europe and Brazil, while North America is stable, as growth in beer and energy drinks offsets modest declines in CSD unit volumes. Growth in unit volumes of specialty beverage cans has exceeded growth in standard beverage cans, thereby increasing specialty can penetration, a trend that is expected to continue. The food can sector, which includes cans for a variety of food, pet food and seafood end uses, is a stable market. In Europe, the market is characterized by lightweight three-piece and two-piece cans with easy open or peelable ends that are decorated with high quality printed graphics and other innovative designs. In contrast, in the United States, food cans are typically heavier, with more modest levels of decoration, creating a growth opportunity for our products and innovations, including lighter-weight cans incorporating advanced coating solutions. The specialty can sector is characterized by a number of different products and applications, including paints & coatings, aerosol, nutrition and other cans.

        We believe the purchasing decisions of retail consumers are significantly influenced by packaging. Consumer product manufacturers and marketers are increasingly using packaging as a means to position their products in the market and differentiate them on retailers' shelves. The development and production of premium, specialized packaging products with a combination of value-added features requires a higher level of design capabilities, manufacturing and process know-how and quality control than for more standardized products.

  Customers

        We operate worldwide, selling metal packaging for a wide range of consumer products to national and international customers. We supply leading manufacturers in each of the markets we serve, including AB InBev, AkzoNobel, Brasil Kirin, Britvic, Coca-Cola, Bumble Bee Seafoods, ConAgra Foods, Danone, Heineken, J.M. Smucker, The Kraft Heinz Company, L'Oréal, Mars, Mead Johnson, Monster Beverage, Nestlé, PepsiCo, Petrópolis, Procter & Gamble, Reckitt Benckiser, Thai Union and Unilever, among others.

        On a pro forma basis, following the Beverage Can Acquisition in 2016, the top ten metal packaging customers represented approximately 44% of 2016 metal revenues, more than two-thirds of which were backed by multi-year supply agreements, typically ranging from two- to ten-years in duration. These contracts generally provide for the pass through of metal price fluctuations and, in most cases, all or most of variable cost movements, while others have tolling arrangements whereby customers arrange for the procurement of metal themselves. In addition, within multi-year relationships, both parties can work together to streamline the product, service and supply process, leading to significant cost reductions and improvements in product and service, with benefits arising to both parties. Wherever possible, we seek to enter into multi-year supply agreements with our customers. In other cases, sales are made under commercial supply agreements, typically of one-year's duration, with prices based on expected purchase volumes.

  Competitors

        Our principal competitors in metal packaging include Ball Corporation, Crown Holdings and Silgan Holdings.

  Energy, Raw Materials and Suppliers

        The principal raw materials used in Metal Packaging are steel (in both tin-plated and tin-free forms), aluminum, coatings and lining compounds. In 2016, approximately 68% of total raw materials costs related to tin-plated steel and tin-free steel and approximately 23% of our total raw materials costs related to aluminum. Following the completion of the Beverage Can Acquisition, we estimate that approximately 50% of raw materials on a pro forma basis related to aluminum and approximately 25% of our total raw materials costs related to tin-plated steel and tin-free steel. Our major aluminum suppliers include Alcoa, Constellium, Elval, Norsk Hydro and Novellis. Our major steel suppliers include ArcelorMittal, ThyssenKrupp Rasselstein, U.S. Steel, Tata Steel, Dongbu Steel and Baosteel.

        We continuously seek to minimize the price of raw materials and reduce exposure to price movements in a number of ways, including the following:

  •
  harnessing the scale of our global metal purchasing requirements, to achieve better raw materials pricing than smaller competitors;

  •
  entering into variable-priced pass-through contracts with customers, whereby selling prices are indexed to the price of the underlying raw materials;

  •
  maintaining the focus on reducing steel and aluminum thickness ("downgauging");

  •
  continuing the process of reducing spoilage and waste in manufacturing;

  •
  rationalizing the number of both specifications and suppliers; and

  •
  hedging the price of aluminum ingot and the related euro/U.S. dollar exposure.

        We typically purchase steel under one-year contracts, with prices that are usually fixed in advance. Agreements are generally renegotiated late in the year for effect from the beginning of the following calendar year. Despite significant reductions in steel production capacity in Europe over the past few years, we believe that adequate quantities of the relevant grades of packaging steel will continue to be available from various producers and that we are not overly dependent upon any single supplier.

        Aluminum is typically purchased under three year contracts, with prices that are fixed in advance. Despite an increase in the level of aluminum production being targeted to new end-use applications, including automotive and aerospace, we believe that adequate quantities of the relevant grades of packaging aluminum will continue to be available from various producers and that we are not overly dependent upon any single supplier. Some of our aluminum requirements are subject to tolling arrangements with our customers, whereby risk and responsibility for the procurement of aluminum is managed by the customer.

  Distribution

        We use various freight and haulage contractors to make deliveries to customer sites or warehousing facilities. In some cases, customers make their own delivery arrangements and therefore may purchase from us on an ex-works basis. Warehousing facilities are primarily situated at our manufacturing facilities; however, in some regions, we use networks of externally-rented warehouses at strategic third-party locations, close to major customers' filling operations.

  Intellectual Property and Innovation, Development and Engineering

        Metal Packaging currently holds and maintains over 50 different patent families, each filed in several countries and covering a range of different products in each jurisdiction.

        The majority of Metal Packaging's innovation, development, and engineering activities are concentrated at the Crosmières, France and Bonn, Germany facilities, as well as in the Regional Technical Center in the U.S. These centers focus on serving the existing and potential needs of customers, including the achievement of cost reductions, particularly metal content reduction, new product innovation, meeting new and anticipated legislative requirements, including those related to food safety, as well as technology and support services.

        New product innovations include shaping and printing effects which differentiate Metal Packaging's customers' brands, and new designs for easy-open ring-pull ends, Easy Peel® and Easip® lids, which enhance convenience for the final consumer.

        Costs incurred in connection with these innovation, development and engineering activities, which are included in cost of sales, amounted to €13 million for the year ended December 31, 2016 (2015: €10 million; 2014: €12 million).

Glass Packaging

        Glass Packaging revenues represented 48% of our total revenues in 2016 and, on a pro forma basis following the Beverage Can Acquisition in 2016, represented 40% of our total revenues in the year ended December 31, 2016. In 2016, we manufactured approximately 5.9 million tons of glass, of which more than 95% was for the food and beverage end-use categories.

        We believe we are the #1 supplier of glass packaging in Northern Europe by market share and the #3 supplier in Europe overall by market share, as well as the #2 supplier in the U.S. market by market share.

  Products and Services

        We manufacture both proprietary and non-proprietary glass containers for a variety of end-use categories, mainly food and beverage. Our proprietary products are customized to the exact specifications of our customers and play an important role in their branding strategies. Our non-proprietary products deliver consistent performance and product differentiation through value-added decoration, including embossing, coating, printing and pressure-sensitive labeling.

        In addition, Glass Packaging includes our glass engineering business, Heye International, and our mold manufacturing and repair operations. Through Heye International, we design and supply glass packaging machinery and spare parts for existing glass packaging machinery. We also provide technical assistance to third-party users of our equipment and licensees of our technology. For the 2016 fiscal year, these activities represented approximately 2% of Glass Packaging's revenues.

  Manufacturing and Production

        As of December 31, 2016, we operated 35 glass plants with 73 glass furnaces and had approximately 12,000 employees. We have manufacturing operations in Denmark, Germany, Italy, the Netherlands, Poland, Sweden, the United Kingdom and the United States. We believe that our facilities are well maintained and that we generally have sufficient capacity to satisfy current and expected demand. We own all of our manufacturing facilities, some of which are subject to finance leases or similar financial arrangements. Certain of our warehousing facilities are leased from third parties.

        The following table summarizes Glass Packaging's principal production facilities as of December 31, 2016.

Location	Number of Production Facilities
Germany	8
Netherlands	2
Poland	3
United Kingdom	4
Other European countries(1)	3
United States	15

35

(1)
Denmark, Italy and Sweden.

  Industry Overview

        The glass packaging market represents a $60 billion market that is comprised of bottles, jars, and other products. Glass packaging is utilized in a wide range of end-use categories in the food and beverage market, as well as in applications such as pharmaceuticals, cosmetics and personal care. We principally operate in the food and beverage end-use categories and benefit from the premium appeal of glass packaging to spirits, craft beer, wine and other brand owners, as higher levels of design and differentiation support end-user brand perception and loyalty. In our target regions of Europe and North America, demand is projected to be relatively stable through 2020, according to Smithers Pira†.

        We believe the purchasing decisions of retail consumers are significantly influenced by packaging. Consumer product manufacturers and marketers are increasingly using packaging as a means to position their products in the market and differentiate them on retailers' shelves. The development and production of premium, specialized packaging products with a combination of value-added features requires a higher level of design capabilities, manufacturing and process know-how and quality control than for more standardized products. The glass packaging industry has continued to produce advances in light-weighting technology and energy efficiency over many years, delivering supply chain benefits as well as reducing raw material and energy usage in the manufacturing process, thereby increasing the appeal to end-users, who are increasingly focused on sustainability.

  Customers

        In certain product end-use categories, such as beer, wine, spirits and non-alcoholic beverages, revenues are relatively concentrated among a few key customers with whom we have strong, long-term relationships, mirroring the recent consolidation in these end-use categories. Our top ten customers in Glass Packaging accounted for 42% of total glass revenues in 2016. Some of our largest and longest-standing customers include AB InBev, Bacardi, Carlsberg, Coca-Cola, Constellation Brands, Diageo, Heineken, The Kraft Heinz Company, Mizkan, PepsiCo, Pernod Ricard and J.M. Smucker.

        Approximately two-thirds of our total glass packaging revenues, and over 95% in the case of Glass North America, are made pursuant to long-term supply arrangements, a majority of which allow us to recover input cost inflation on some or all of our cost base. Our remaining sales are subject to shorter arrangements, largely annual, which have provided, and which we expect will continue to provide, the basis for long-term partnership with our customers. These customer arrangements are typically renegotiated annually (in terms of price and expected volume) and typically we have been able to recover input cost inflation on a majority of our cost base, as demonstrated by the consistent margins we have generated over many years despite occasional volatility in certain input costs such as energy.

  Competitors

        Our principal competitors in glass packaging include Anchor Glass and Owens-Illinois in North America and Owens-Illinois, Verallia, and Vidrala in Europe.

  Energy, Raw Materials and Suppliers

        We use natural gas, electricity, oil and oxygen to fuel our furnaces. We have developed substantial backup systems, which protect our operations in the case of an interruption of our primary energy sources. We tend to have several energy suppliers across each of Europe and the United States, with contractual pricing arrangements typically linked to the relevant market index. We seek to mitigate the inherent risk in energy price fluctuations through a combination of contractual customer pass-through agreements, fixed-price procurement contracts, index tracking procurement contracts and hedging.

†
Source: Smithers Pira—The Future of Global Packaging Market to 2020 (Nov. 2015).

        We have developed an active hedging strategy. In Europe, we typically hedge in small tranches of volumes. Our policy is to hedge approximately 80% of our energy requirements before the beginning of the following year. In North America, contracts are predominantly multi-year and provide for the pass-through of movements in energy costs.

        The primary raw materials used in our glass packaging operations are cullet (crushed recycled glass), sand, soda ash and limestone. We have several country suppliers of cullet and a number of global and regional suppliers of soda ash. We seek to optimize the use of recycled glass in our production process as this enables the other raw materials to melt at lower temperatures, thereby lowering our energy costs and carbon emissions and prolonging furnace life.

  Distribution

        We use various freight and haulage contractors to make deliveries to customer sites or warehousing facilities. In some cases, customers make their own delivery arrangements and therefore may purchase from us on an ex-works basis. Warehousing facilities are primarily situated at our manufacturing facilities; however, in some regions, we use networks of externally-rented warehouses at strategic third-party locations, close to major customers' filling operations.

  Intellectual Property and Innovation, Development and Engineering

        Heye International has an extensive portfolio of patents covering the design of equipment for the manufacture of glass packaging. It also has substantial proprietary knowledge of the technology and processes involved in the production of glass packaging, based on its history of more than 40 years as a leading supplier of engineering solutions to the industry globally. It has entered into a large number of agreements to provide technical assistance and technology support to glass packaging manufacturers for which it receives annual fees.

        We support a significant innovation, development and design effort, particularly at Heye International and at our Crosmieres, France, facility, which we believe is important to our ability to compete effectively. We are a member of glass research associations and other organizations that are engaged in initiatives aimed at improving the manufacturing processes and the quality and design of products, while continuing to meet our environmental responsibilities. In addition, we have four glass engineering facilities as well as significant in-house mold-manufacturing expertise in Europe and the United States and we operate one of the largest in-house decoration facilities in the European glass packaging industry.

Environmental, Health and Safety and Product Safety Regulation

        Our operations and properties are regulated under a wide range of laws, ordinances and regulations and other legal requirements concerning the environment, health and safety and product safety in each jurisdiction in which we operate. We believe that our manufacturing facilities are in compliance, in all material respects, with these laws and regulations.

        The principal environmental issues facing us include the impact on air quality through gas and particle emissions, including the emission of greenhouse gases, the environmental impact of the disposal of water used in our production processes, generation and disposal of waste, the receiving, use and storage of hazardous and non-hazardous materials and the potential contamination and subsequent remediation of land, surface water and groundwater arising from our operations.

        Our substantial operations in the EU are subject to, among additional requirements, the requirements of the IED, which requires that operators of industrial installations, including glass manufacturing installations, take into account the whole environmental performance of the installation and obtain and maintain compliance with a permit, which sets emission limit values that are based on best available techniques.

        Our EU glass production facilities are also regulated under the EU ETS, now in its third phase which runs until 2020. Under this regime, the European Commission sets emission caps for greenhouse gases for all installations covered by the scheme, which are then implemented by Member States. Installations that emit less than their greenhouse gas emission cap can sell emission allowances on the open market and installations that exceed their emission cap are required to buy emission allowances and are penalized if they are unable to surrender the required amount of allowances at the end of each trading year. California has enacted a similar greenhouse gas reduction scheme that works on a cap and trade basis and that applies to our manufacturing operations in the state, requiring us to purchase offsets against our greenhouse gas emissions. Other states where we have operations, such as Washington, are expected to implement similar programs. In addition, the EPA has also begun to regulate certain greenhouse gas emissions under the Clean Air Act.

        Furthermore, the EU Directive on environmental liability with regard to the prevention and remedying of environmental damage aims to make those who cause damage to the environment (specifically damage to habitats and species protected by EU law, damage to water resources and land contamination which presents a threat to human health) financially responsible for its remediation. It requires operators of industrial premises (including those which hold a permit governed by the IED) to take preventive measures to avoid environmental damage, inform the regulators when such damage has or may occur and to remediate contamination.

        Our operations are also subject to stringent and complex U.S. federal, state and local laws and regulations relating to environmental protection, including the discharge of materials into the environment, health and safety and product safety including, but not limited to: the U.S. federal Clean Air Act, the U.S. federal Water Pollution Control Act of 1972, the U.S. federal Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"). These laws and regulations may, among other things (i) require obtaining permits to conduct industrial operations; (ii) restrict the types and quantities and concentration of various substances that can be released into the environment; (iii) result in the suspension or revocation of necessary permits, licenses and authorizations; (iv) require that additional pollution controls be installed and (v) require remedial measures to mitigate pollution from former and ongoing operations, including related natural resource damages. Specifically, certain U.S. environmental laws, such as CERCLA, or Superfund, and analogous state laws, provide for strict, and under certain circumstances, joint and several liability for the investigation and remediation of releases or the disposal of regulated materials into the environment including soil and groundwater, as well as for damages to natural resources.

        In the United States and Canada, a number of government authorities have adopted or are considering legal requirements that would mandate certain rates of recycling, the use of recycled materials, or limitations on or preferences for certain types of packaging. In North America, sales of beverage cans are affected by governmental regulation of packaging, including deposit return laws. As of December 31, 2016, there were ten U.S. states with bottle deposit laws in effect, requiring consumer deposits of between 5 and 15 cents (USD), depending on the size of the container. In Canada, there are ten provinces and two territories with consumer deposits between 5 and 40 cents (Canadian), depending on the size of the container.

        A number of U.S. states and Canadian provinces have recently considered or are now considering laws and regulations to encourage curbside, deposit return, and on-premises recycling. Although there is no clear trend in the direction of these state and provincial laws and regulations, we believe that U.S. states and Canadian provinces, as well as municipalities within those jurisdictions, will continue to adopt recycling laws which will affect supplies of post-consumer recycled glass. As a large user of postconsumer recycled glass for bottle-to-bottle production, we have an interest in laws and regulations impacting supplies of such material in its markets.

        We are also committed to ensuring that safe operating practices are established, implemented and maintained throughout our organization. In addition, we have instituted active health and safety programs throughout our company. See "Risk Factors—Risks Relating to Our Business—We are subject to various environmental and other legal requirements and may be subject to new requirements of this kind in the future that could impose substantial costs upon us".

Legal Proceedings

        We become involved from time to time in various claims and lawsuits arising in the ordinary course of business, such as employee claims, disputes with our suppliers, environmental liability claims and intellectual property disputes.

        In 2015, the German competition authority (the Federal Cartel Office) initiated an investigation of the practices of metal packaging manufacturers in Germany, including us. The investigation is ongoing, and there is at this stage no certainty as to the extent of any charge which may arise. Accordingly, no provision has been recognized.

        While the result of these disputes or claims cannot be predicted with certainty, we do not believe that the resolution of any such disputes or litigation, individually or in the aggregate, could have a material adverse effect on our business, results of operations or financial position.

History and Development

        The Group traces its origins back to 1932 in Dublin, Ireland, when the Irish Glass Bottle Company was founded and listed on the Irish Stock Exchange. It operated a single glass plant in Dublin, largely serving a domestic beverage and food customer base, until 1998 when Yeoman International, led by the current Chairman and major shareholder, Paul Coulson, took an initial stake in the Group. Paul Coulson became Chairman later that year.

        Since 1999, we have played a major role in the consolidation of the global metal and glass packaging industries, completing 23 acquisitions and significantly increasing our scope, scale, and geographic presence. Acquisitions, divestments and investments in greenfield projects to strengthen our position in selected segments have included the following select transactions:

  •
  In 1999, we acquired Rockware PLC in the U.K., from Owens-Illinois for GBP 247 million, which established the Company as the leading glass packaging producer in the UK and Ireland;

  •
  In 2003, we acquired Hermann Heye in Germany, a leading supplier of engineering solutions to the glass packaging industry globally, as well as the owner of two glass packaging plants in Germany, which represented a foothold for potential further expansion in glass packaging in Germany;

  •
  In 2005, we acquired Redfearn Glass, Rexam PLC's U.K. glass packaging business for approximately GBP 50 million, strengthening our leading position in the U.K. glass packaging market;

  •
  In 2007, we acquired Rexam PLC's European glass packaging business for €657 million, broadening our presence across Continental Europe;

  •
  In 2010, we acquired Impress Group for €1.7 billion, which diversified our presence into metal packaging;

  •
  In 2012, we acquired Leone Industries Inc., a single plant glass packaging business in New Jersey, United States for $220 million, representing our first expansion into the U.S. glass packaging market;

  •
  In 2012, we acquired Anchor Glass for $880 million, the third largest producer of glass packaging in the United States, operating eight glass packaging plants;

  •
  In 2014, following an extensive regulatory review, we completed the VNA Acquisition, the second largest glass packaging producer in North America, with 15 manufacturing plants in the United States, for €1.0 billion. The VNA Acquisition expanded our glass packaging business in North America into new geographies and end-use categories. We also divested six former Anchor Glass plants and ancillary assets as a condition of gaining approval for this acquisition;

  •
  In 2014, we divested our metal packaging businesses in Australia and New Zealand;

  •
  In 2015, we completed an investment of approximately $220 million in two new can-making facilities in Roanoke, Virginia and Reno, Nevada, as well as a significant expansion of our Conklin, New York, ends plant; and

  •
  In 2016, we acquired 22 plants required to be divested by Ball Corporation and Rexam PLC as a condition of Ball Corporation's acquisition of Rexam PLC. This acquisition, for a total consideration of €2.7 billion, broadened our presence in metal packaging to include leading global beverage can market positions.

Employees

        As of December 31, 2016, we had approximately 23,500 employees globally.

        As of December 31, 2016, Metal Packaging had approximately 11,500 employees globally, of which approximately 1,300 were located in the Netherlands, approximately 1,300 were located in France, approximately 2,400 were located in Germany, approximately 800 were located in Italy and approximately 1,700 were located in the United States.

        As of December 31, 2016, Glass Packaging had approximately 12,000 employees, of which approximately 5,500 employees were located in the United States, approximately 2,200 employees were located in Germany, approximately 600 employees were located in the Netherlands and approximately 1,400 employees were located in the United Kingdom.

        We strive to maintain a safe working environment for all of our employees, with safety in the workplace being a key objective, measured through individual accident reports, detailed follow-up programs and key performance indicator reporting. We believe that our safety record is among the best in the industry.

        The majority of our employees are members of labor unions or are subject to centrally-negotiated collective agreements. We generally negotiate national contracts with our unions, with variations agreed at the local plant level. Most such labor contracts have a duration of one to two years. Our management believes that, overall, our current relations with our employees are good.

        Our subsidiaries located in the European Union have special negotiating committees which have established a European Works Council ("EWC") in compliance with EU directives. The EWC acts as a communications conduit and consultative body between our EU subsidiaries and our employees.

        The EWC meets at least twice a year, and senior management attends these general meetings. The EWC also has the right to be notified of any special circumstances that would have a major impact on the interests of employees. EWC delegates are elected for four-year terms on the basis of legal principles or practices in the relevant countries, while the allocation of EWC delegates between countries is governed by EU directives.

 BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Issuer

        ARD Finance S.A., the issuer of the New Notes, is a public limited liability company (société anonyme) incorporated under the laws of Luxembourg on May 6, 2011 and registered in Luxembourg. The following table sets forth certain information with respect to members of the board of directors and executive officers of ARD Finance S.A. as of the date hereof. There are no family relationships among the directors and executive officers.

Name	Age	Position
Paul Coulson	64	Chairman and Director
Ian Curley	54	Director and Chief Executive Officer
David Matthews	53	Director and Chief Financial Officer
Wolfgang Baertz	76	Director
Brendan Dowling	70	Director
Houghton Fry	71	Director
Herman Troskie	46	Director

        The correspondence address at which the directors of ARD Finance S.A. can be reached is 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg.

  Paul Coulson

        Paul Coulson graduated from Trinity College Dublin with a business degree in 1973. He spent five years with Price Waterhouse in London and Dublin and qualified as a Chartered Accountant in 1978. He then established his own accounting firm before setting up Yeoman International in 1980 and developing it into a significant leasing and structured finance business. In 1998 he became Chairman of the Group and initiated the transformation of the Group from a small, single plant operation into a leading global packaging company. Over the last 30 years he has been involved in the creation and development of a number of businesses apart from Yeoman and the Group. These include Fanad Fisheries, a leading Irish salmon farming company, and Sterile Technologies. Prior to its sale to Stericycle, Inc. in 2006, Sterile Technologies had been developed into the leading medical waste management company in the United Kingdom and Ireland.

  Ian Curley

        Ian Curley joined as Group Chief Executive Officer Designate in June 2016 and became Group Chief Executive Officer in September 2016. Prior to joining the Group, Mr. Curley was Group Chief Financial Officer of Smurfit Kappa Group plc from 2000 until March 2016, prior to which he served as Chief Financial Officer of Smurfit Europe. He is a Fellow of the Institute of Chartered Management Accountants (Ireland).

  David Matthews

        David Matthews was appointed a director and Chief Financial Officer of the Issuer in March 2017. He was appointed to the Board of Directors of ARD Holdings S.A. in May 2014. Prior to joining the Ardagh group of companies, Mr. Matthews held various senior finance positions at DS Smith plc and Bunzl plc. Mr. Matthews qualified as a Chartered Accountant in 1989 with Price Waterhouse in London and holds an Engineering degree from the University of Southampton.

  Wolfgang Baertz

        Wolfgang Baertz was President of the Executive Committee of Dresdner Bank Luxembourg from 1997 until his retirement in 2003, having been Managing Director from 1982 to 1997. Mr. Baertz previously served with Commerzbank AG Düsseldorf and has been a director of Ardagh group of companies since December 2002.

  Brendan Dowling

        Brendan Dowling has been a director of the Ardagh group of companies since 1998. He holds graduate degrees in economics from University College Dublin and Yale University. He was Economic Advisor to the Minister for Foreign Affairs in Dublin before joining Davy Stockbrokers in 1979 as Chief Economist and later partner. He is a former member of the Committee of the Irish Stock Exchange and the Industrial Development Authority of Ireland. Prior to joining Yeoman International Group in 1995, he was Executive Chairman of Protos Stockbrokers in Helsinki, Finland.

  Houghton Fry

        Houghton Fry qualified as a solicitor in 1967 with William Fry, Solicitors in Dublin, Ireland having obtained an LLB law degree from Trinity College, Dublin University, Ireland. He became a Partner in the firm in 1970 and, in 1986, Chairman and Senior Partner. He specialized in international corporate and financial law and had extensive transaction experience in many different jurisdictions. He retired from legal practice in 2004 and has been an executive director of the Ardagh group of companies since that time.

  Herman Troskie

        Herman Troskie is Managing Director, Private Clients at Maitland, a global advisory and administration firm with over $280 billion in assets under administration. He has extensive experience in the areas of international corporate structuring, cross border financing and capital markets, with a particular interest in integrated structuring for entrepreneurs and their businesses. Mr. Troskie is a director of companies with the Yeoman group of companies, and other private and public companies. He qualified as a South African Attorney in 1997, and as a Solicitor of the Senior Courts of England and Wales in 2001. Mr. Troskie is based in Luxembourg.

Compensation of Directors and Executive Officers

        The directors and officers of ARD Finance do not receive compensation for serving as directors and officers of ARD Finance that is separate from the compensation they receive from their other roles in Group companies. The aggregate amount of compensation Ardagh Group's executive officers and directors received from Ardagh Group for service as an executive officer or director for the year ended December 31, 2016 was €23 million. An aggregate of approximately €350,000 has been set aside or accrued for the year ended December 31, 2016 to provide pension, retirement or similar benefits to Ardagh Group's executive officers and directors. The compensation amount includes bonus compensation paid to certain of Ardagh Group's management employees in connection with their involvement in the closing of the Beverage Can Acquisition. Individuals were selected to participate in this bonus arrangement in connection with their key role in making the transaction a success. See Note 23 to the audited consolidated financial statements included elsewhere in this prospectus.

 CERTAIN RELATIONSHIPS AND RELATED PARTY INFORMATION

Shareholder Agreement

        ARD Holdings entered into a shareholder agreement (the "Shareholder Agreement") with Ardagh Group on March 20, 2017. Reference is made to the form of Shareholder Agreement filed as an exhibit to the registration statement of which this prospectus forms a part. The Shareholder Agreement addresses, among other things:

  (i)
  Matters relating to the assumption, indemnification and allocation of benefits and responsibilities and mutual release of liabilities in connection with arrangements and other obligations with respect to Ardagh Group's business that were entered into by ARD Holdings prior to the IPO;

  (ii)
  Ardagh Group's obligation to cooperate in providing information to the Issuer and taking such other actions reasonably requested to facilitate ARD Holdings' ability to manage its investment in Ardagh Group and comply with governmental or contractual obligations, including reporting obligations under the Notes, the defense of litigation, the preparation of tax returns, financial statements or documents required to be filed with the SEC or any regulatory authority (including any stock exchange), or the management of any tax audits;

  (iii)
  Ardagh Group's intention to pay dividends to all shareholders in amounts that will, at a minimum, be sufficient to enable the Issuer to satisfy the cash interest payment obligations under the Notes in accordance with applicable laws, contractual obligations and Ardagh Group's articles of association; and

  (iv)
  Ardagh Group's agreement, so long as the Notes are outstanding, not to, and not to permit its subsidiaries to, agree to restrictions on the payment of dividends that are materially more restrictive than the restrictions in place under any contract or agreement existing on the closing date of the IPO, unless such restriction would not have a material adverse effect on Ardagh Group's ability to pay dividends as described in the preceding clause (iii) (such determination to be made at the time such restrictions are entered into).

Registration Rights Agreement

        ARD Holdings also entered into a registration rights agreement (the "IPO Registration Rights Agreement") with Ardagh Group on March 20, 2017. Reference is made to the form of IPO Registration Rights Agreement filed as an exhibit to the registration statement of which this prospectus forms a part. The IPO Registration Rights Agreement provides customary "demand," "shelf," and "piggyback" registration rights for, inter alia, ARD Holdings and its subsidiaries who hold Class B common shares of Ardagh Group. The IPO Registration Rights Agreement provides for customary indemnities for certain liabilities relating to such registrations.

Related Party Information

        Certain transaction success-related bonuses were paid to members of the management of the Group in connection with the Beverage Can Acquisition. See Note 23 to the audited consolidated financial statements included elsewhere in this prospectus. For the year ended December 31, 2014, certain expenses were paid to affiliates of ARD Holdings. See Note 27 to the audited consolidated financial statements included elsewhere in this prospectus.

        For additional related party information, see Note 23 to the audited consolidated financial statements included elsewhere in this prospectus.

THE EXCHANGE OFFERS

General

        This section describes the exchange offers and the material provisions of the 2016 Registration Rights Agreement, but it may not contain all of the information that is important to you. We refer you to the complete provisions of the 2016 Registration Rights Agreement, which has been filed as an exhibit to the registration statement on Form F-4 of which this prospectus constitutes a part. See "Where You Can Find More Information" for instructions on how to obtain copies of this document.

        We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offers), to exchange newly issued New Notes in the following respective series in up to the following aggregate principal amounts:

  •
  $770,000,000 7.125% / 7.875% Senior Secured Toggle Notes due 2023; and

  •
  €845,000,000 6.625% / 7.375% Senior Secured Toggle Notes due 2023;

for a like aggregate principal amount of the following respective series of Old Notes:

  •
  $770,000,000 7.125% / 7.875% Senior Secured Toggle Notes due 2023; and

  •
  €845,000,000 6.625% / 7.375% Senior Secured Toggle Notes due 2023, respectively properly tendered on or prior to the applicable Expiration Dates and not validly withdrawn. The exchange offers are being made with respect to all of the Old Notes. Other than in the United States, we have not taken any action that would permit a public offering of the New Notes in any jurisdiction where action for that purpose is required. See "Plan of Distribution."

        Our obligation to accept Old Notes for exchange pursuant to the exchange offers is subject to conditions set forth under "—Conditions to the Exchange Offers" below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offers

        We have entered into the 2016 Registration Rights Agreement with the initial purchasers of the Old Notes in which we agreed to file a registration statement relating to an offer to exchange the Old Notes for New Notes. We also agreed to use reasonable best efforts to consummate the exchange offers no later than September 16, 2017 and keep the exchange offer registration statement effective for a period ending on the earlier of (A) 180 days after the last Expiration Date and (B) the date on which any broker-dealer which has received New Notes for its own account in the exchange offers in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities is no longer required to deliver a prospectus in connection with market-making or other trading activities, subject to certain exceptions. The New Notes will be identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and will not have any of the transfer restrictions, any of the registration rights provisions and certain inapplicable interest provisions relating to the Old Notes. The Old Notes were issued on September 16, 2016.

        If we are unable to meet our obligations under the 2016 Registration Rights Agreement described above and in certain other circumstances, we will use our reasonable best efforts to cause to be filed and have the SEC declare effective a shelf registration statement with respect to the resale of the Old Notes and keep the registration statement effective until the date that the Old Notes cease to be registrable securities under the 2016 Registration Rights Agreement.

        If we fail to comply with our obligations under the 2016 Registration Rights Agreement described above, upon the terms and conditions set forth in the 2016 Registration Rights Agreement, we will be required to pay additional interest to holders of the Old Notes.

        Each holder of Old Notes that wishes to exchange Old Notes for New Notes in the exchange offers will be required to make certain representations, including the following:

  •
  any New Notes to be received by it will be acquired in the ordinary course of its business;

  •
  it does not intend to engage in a distribution (within the meaning of the Securities Act) of the New Notes;

  •
  it is not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Issuer; and

  •
  if such holder of Old Notes is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, then such holder of Old Notes will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such New Notes.

See "Plan of Distribution."

Terms of the Exchange Offers

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any Old Notes validly tendered and not validly withdrawn on or prior to the relevant Expiration Date. We will issue a principal amount of New Notes equal to the principal amount of Old Notes surrendered under the exchange offers. Old Dollar Notes may be tendered only in minimum amounts of $200,000 and integral multiples of $1 in excess thereof. Old Euro Notes may be tendered only in minimum amounts of €100,000 and integral multiples of €1 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Old Notes must continue to hold Old Notes in at least a minimum amount of $200,000, in the case of the Old Dollar Notes, or €100,000, in the case of the Old Euro Notes.

        The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and will not have any of the transfer restrictions, any of the registration rights provisions and certain inapplicable interest provisions relating to the Old Notes. The New Notes will evidence the same debt as the Old Notes exchanged therefor. The initial interest payment on the New Notes will include all accrued and unpaid interest on the Old Notes exchanged therefor, and no separate payment of accrued and unpaid interest will be made with respect to any Old Notes that are exchanged in the exchange offers. The New Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Old Notes.

        The exchange offers are not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

        As of the date of this prospectus, $770,000,000 aggregate principal amount of the Old Dollar Notes and €845,000,000 aggregate principal amount of the Old Euro Notes is outstanding. This prospectus and the accompanying letter of transmittal are being sent to all registered holders of Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the exchange offers.

        We intend to conduct the exchange offers in accordance with the provisions of the 2016 Registration Rights Agreement, the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. Old Notes that are not tendered for exchange in the applicable exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the Indenture, except for any rights under the 2016 Registration Rights Agreement that by their terms terminate upon the consummation of the exchange offers.

        We will be deemed to have accepted for exchange properly tendered Old Notes when we have given written notice of the acceptance to the information agent and depositary agent. The information agent and depositary agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us and delivering New Notes to the holders. We reserve the right to amend or terminate the exchange offers, and not to accept for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "—Conditions to the Exchange Offers."

        Holders who tender Old Notes in the exchange offers will not be required to pay brokerage commissions or fees or, subject to the instructions herein and in the letter of transmittal, transfer taxes with respect to the exchange of Old Notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offers. It is important that you read the section labeled "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offers.

Resales of the New Notes

        Based on interpretations of the staff of the SEC set forth in no action letters issued to unrelated third parties, we believe that New Notes issued under the exchange offers in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  the holder is not an affiliate, as defined in Rule 405 of the Securities Act, of ours or if it is an affiliate of ours, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

  •
  the New Notes are acquired in the ordinary course of the holder's business; and

  •
  the holder does not intend to participate in the distribution of the New Notes.

        Any holder who tenders in the exchange offers with the intention of participating in any manner in a distribution of the New Notes:

  •
  cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation or similar interpretive letters; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and be identified as an underwriter in the prospectus.

        This prospectus may be used for an offer to resell, for the resale or for other retransfer of New Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Old Notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of New Notes.

Expiration Dates; Extensions; Amendments

        The exchange offer for the Old Dollar Notes will expire at 5:00 p.m., New York City time, on                        , 2017, and the exchange offer for the Old Euro Notes will expire at 5:00 p.m., London time, on                        , 2017, in each case unless extended by us in our sole discretion.

        In order to extend either of the exchange offers, we will notify the information agent and depositary agent in writing of any extension. We will notify the registered holders of the Old Dollar Notes of any extension no later than 9:00 a.m., New York City time, and the registered holders of the Old Euro Notes of any extension no later than 9:00 a.m., London time, in each case on the business day after the applicable previously scheduled Expiration Date.

        We reserve the right, in our sole discretion:

  •
  to delay accepting for exchange any Old Notes;

  •
  to extend either or both exchange offers or to terminate the exchange offers and to refuse to accept Old Notes not previously accepted if any of the conditions set forth below under "—Conditions to the Exchange Offers" have not been satisfied, by giving written notice of the delay, extension or termination to the information agent and depositary agent; or

  •
  under the terms of the 2016 Registration Rights Agreement, to amend the terms of the exchange offers in any manner.

        Any delay in acceptance, extension, termination or amendment will be followed promptly by written notice to the registered holders of the applicable Old Notes. If we amend the exchange offers in a manner that we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holder of the relevant Old Notes of the amendment.

        Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offers, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Conditions to the Exchange Offers

        Despite any other term of the exchange offers, we will not be required to accept for exchange, or exchange any New Notes for, any Old Notes, and we may terminate the exchange offers as provided in this prospectus before accepting any Old Notes for exchange if in our judgment the exchange offers would violate any applicable law or any applicable interpretation of the staff of the SEC.

        In addition, we will not be obligated to accept for exchange the Old Notes of any holder that has not made to us:

  •
  the representations described under "—Purpose and Effect of the Exchange Offers," "—Procedures for Tendering Old Notes" and "Plan of Distribution"; and

  •
  such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the New Notes under the Securities Act.

        We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offers are open. Consequently, we may delay acceptance of any Old Notes by giving written notice of the extension to their holders. During any such extensions, all Old Notes previously tendered will remain subject to the exchange offers, and we may accept them for exchange. We will return any Old Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offers.

        We expressly reserve the right to amend or terminate the exchange offers, and to reject for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. We will give written notice of any extension, amendment, nonacceptance or termination to the holders of the Old Notes as promptly as practicable.

        These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of this right. Each right will be deemed an ongoing right that we may assert at any time or at various times.

        In addition, we will not accept for exchange any Old Notes tendered, and will not issue New Notes in exchange for any Old Notes if, at the time, any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act.

Procedures for Tendering Old Notes

  How to Tender Old Dollar Notes

        Only a holder of Old Dollar Notes may tender the Old Dollar Notes in the exchange offer for the Old Dollar Notes. To tender in the exchange offer, a holder must

  •
  complete, sign and date the accompanying letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver the letter of transmittal or facsimile to the information agent and depositary agent on or prior to the applicable Expiration Date; or

  •
  comply with DTC's ATOP system procedures described below.

        In addition the information agent and depositary agent must receive, on or prior to the relevant Expiration Date, the Old Dollar Notes along with the accompanying letter of transmittal or a timely confirmation of book-entry transfer of the Old Dollar Notes into the information agent and depositary agent's account at DTC according to the procedures for book-entry transfer described below and a properly transmitted agent's message.

        To be validly tendered, the information agent and depositary agent must receive any physical delivery of a letter of transmittal and other required documents at the address set forth below under "—Information Agent and Depositary Agent" on or prior to the applicable Expiration Date.

        The tender of Old Dollar Notes by a holder that is not validly withdrawn on or prior to the applicable Expiration Date will constitute an agreement under the law of the State of New York between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

        The information agent and depositary agent for the Old Dollar Notes and DTC have confirmed that any financial institution that is a participant in DTC may use DTC's ATOP system to tender Old Dollar Notes. Participants in the program may transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the Old Notes to the information agent and depositary agent in accordance with its procedures for transfer. DTC will then send an agent's message to the information agent and depositary agent. The term "agent's message" means a message transmitted by DTC, received by the information agent and depositary agent and forming part of the book-entry confirmation, to the effect that:

  •
  DTC has received an express acknowledgment from a participant in its ATOP system that is tendering Old Dollar Notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of this prospectus and the accompanying letter of transmittal; and

  •
  the agreement may be enforced against that participant.

  How to Tender Old Euro Notes

        To tender in the exchange offer for the Old Euro Notes, you must

  •
  complete, sign and date the accompanying letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver the letter of transmittal or facsimile to the information agent and depositary agent on or prior to the applicable Expiration Date; or

  •
  comply with the procedures described below of Euroclear or Clearstream Banking.

        We will only accept tenders of Old Euro Notes through Euroclear or Clearstream Banking by way of the submission by you of a valid electronic acceptance instruction, in the form required by Euroclear or Clearstream Banking, as applicable, and in accordance with procedures set forth herein. The registered holder of Old Euro Notes in whose name such Old Euro Notes are registered on the records of Euroclear or Clearstream Banking must submit an electronic acceptance instruction to Euroclear or Clearstream Banking to authorize the tender of the Old Euro Notes and the blocking of the account in Euroclear or Clearstream Banking to which such Old Euro Notes are credited. If you are a beneficial owner of Old Euro Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf in accordance with these procedures.

        Each holder submitting an electronic acceptance instruction must ensure that Euroclear or Clearstream Banking, as the case may be, is authorized to block the account(s) in which the tendered Old Euro Notes are held so that no transfers may be effected in relation to such Old Euro Notes at any time from and including the date on which the holder submits its electronic acceptance instruction.

        The tender of Old Euro Notes by a holder that is not validly withdrawn on or prior to the applicable Expiration Date will constitute an agreement under the law of the State of New York between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

        By blocking such Old Euro Notes in the relevant book-entry transfer facility each holder of Old Euro Notes will be deemed to consent to have the relevant book-entry transfer facility provide details concerning such holder's identity to the information agent and depositary agent.

        The exchange of Old Euro Notes will only be made after receipt of the Old Euro Notes along with the accompanying letter of transmittal or an electronic acceptance instruction and any other required documents by the information agent and depositary agent for the Old Euro Notes on or prior to 5:00 p.m., London time, on the applicable Expiration Date or in accordance with the deadlines specified by Euroclear or Clearstream Banking. In connection with tenders of the Old Euro Notes, the term "electronic acceptance instruction" means an instruction transmitted by Euroclear or Clearstream Banking, as applicable, received by the information agent and depositary agent for the Old Euro Notes and forming a part of the book-entry confirmation, that states that:

  •
  Euroclear or Clearstream Banking, as applicable, has received an express acknowledgment from a participant in Euroclear or Clearstream Banking, as the case may be, that such participant is tendering Old Euro Notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal; and

  •
  we may enforce that agreement against such participant,

        and specifies the following:

  •
  the event or reference number issued by Euroclear or Clearstream Banking;

  •
  the name of the direct participant and the securities account number in which the Old Euro Notes the holder wishes to tender are held;

  •
  the ISIN and Common Code of such Old Euro Notes;

  •
  the principal amount of the relevant Old Euro Notes the holder wishes to tender; and

  •
  any other information as may be required by Euroclear or Clearstream Banking and duly notified to the tendering holder prior to the submission of the electronic acceptance instruction.

        The receipt of an electronic acceptance instruction by Euroclear or Clearstream Banking, as applicable, will be acknowledged in accordance with standard practices of such book-entry transfer facility and will result in blocking of the Old Euro Notes in such book-entry transfer facility so that no transfers may be effected in relation to such Old Euro Notes.

        We refer to DTC, Euroclear and Clearstream Banking collectively as "book-entry transfer facilities" and each, individually, as a "book-entry transfer facility."

  General

        The method of delivery of Old Notes, the letter of transmittal and all other required documents to the information agent and depositary agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the information agent and depositary agent before the applicable Expiration Date. Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. Holders should not send the letter of transmittal or Old Notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

        Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the accompanying letter of transmittal and delivering its Old Notes either:

  •
  make appropriate arrangements to register ownership of the Old Notes in such owner's name; or

  •
  obtain a properly completed bond power from the registered holder of Old Notes.

        The transfer of registered ownership may take considerable time and may not be completed prior to the applicable Expiration Date. We have not provided guaranteed delivery procedures in conjunction with the exchange offers or under any of this prospectus or other materials provided herewith.

        Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Old Notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the accompanying letter of transmittal; or

  •
  for the account of an eligible institution.

        If the accompanying letter of transmittal is signed by a person other than the registered holder of any Old Notes listed on the Old Notes, the Old Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the Old Notes and an eligible institution must guarantee the signature on the bond power.

        If the accompanying letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the accompanying letter of transmittal.

        We will determine in our sole discretion all outstanding questions as to the validity, form, eligibility, including time or receipt, acceptance of tendered Old Notes and withdrawal of tendered Old Notes. Our determination will be final and binding. We reserve the absolute right to reject any Old Notes not validly tendered or any Old Notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither we, the information agent and depositary agent, nor any other person will incur any liability for failure to give the notification. Tenders of Old Notes will not be deemed made until any defects or irregularities have been cured or waived. Any Old Notes received by the information agent and depositary agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the information agent and depositary agent without cost to the tendering holder, unless otherwise provided herein, as soon as practicable following the applicable Expiration Date.

        In all cases, we will issue New Notes for Old Notes that we have accepted for exchange under the exchange offers only after the information agent and depositary agent timely receives:

  •
  certificates representing the Old Notes or a timely book-entry confirmation of the Old Notes into the information agent and depositary agent's account at DTC or Euroclear or Clearstream Banking, as the case may be; and

  •
  a duly executed letter of transmittal or a properly transmitted agent's message or electronic acceptance instruction, as the case may be.

        By executing the letter of transmittal or authorizing the transmission of the agent's message or electronic acceptance instruction, each tendering holder of Old Notes will represent or be deemed to have represented to us that, among other things:

  •
  any New Notes to be received by it will be acquired in the ordinary course of its business;

  •
  it does not intend to engage in a distribution (within the meaning of the Securities Act) of the New Notes;

  •
  it is not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Issuer; and

  •
  if such holder of Old Notes is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, then such holder of Old Notes will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such New Notes

        See "Plan of Distribution."

Book-entry Transfer

        The information agent and depositary agent will make a request to establish an account with respect to the Old Notes at the applicable book-entry transfer facilities for purposes of the exchange offers promptly after the date of this prospectus. Any financial institution participating in a book-entry transfer facility's system may make book-entry delivery of Old Notes by causing the applicable book-entry transfer facility to transfer the Old Notes into the information agent and depositary agent's account at such book-entry transfer facility in accordance with such book-entry transfer facility's procedures for transfer.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, holders of Old Notes may withdraw their tenders at any time on or prior to the applicable Expiration Date.

        For a withdrawal to be effective

  •
  the information agent and depositary agent must receive a written notice of withdrawal, which notice may be by telegram, telex, facsimile transmission or letter of withdrawal at one of the addresses set forth below under "—Information Agent and Depositary Agent", or

  •
  holders must comply with the appropriate procedures of the relevant book-entry transfer facility's system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the Old Notes to be withdrawn;

  •
  identify the Old Notes to be withdrawn, including the certificate number or numbers and the principal amount of the Old Notes;

  •
  contain a statement that the withdrawing holder is withdrawing his election to have the Old Notes exchanged; and

  •
  specify the name in which the Old Notes were registered, if different from that of the withdrawing holder.

        If certificates for Old Notes have been delivered or otherwise identified to the information agent and depositary agent, then, prior to the release of the certificates, the withdrawing holder must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.

        If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the relevant book-entry transfer facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of that facility. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of the notices, and our determination will be final and binding on all parties. We will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of Old Notes tendered by book-entry transfer into the information agent and depositary agent's account at the relevant book-entry transfer facility according to the procedures described above, the Old Notes will be credited to an account maintained with such book-entry transfer facility for Old Notes, as soon as practicable after withdrawal, rejection of tender or termination of the applicable exchange offer. Validly withdrawn Old Notes may be retendered by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time on or prior to the applicable Expiration Date.

Information Agent and Depositary Agent

        Global Bondholder Services Corporation has been appointed as information agent and depositary agent for the exchange offers with respect to the Old Dollar Notes and the Old Euro Notes. You should direct questions and requests for assistance and requests for additional copies of this prospectus or for the letter of transmittal to the information agent and depositary agent as follows:

  Global Bondholder Services Corporation
  65 Broadway—Suite 404
  New York, New York 10006
  Attn: Corporate Actions

  Banks and Brokers call: (212) 430-3774
  Toll free (866) 470-4300

        Delivery of the letter of transmittal to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

        We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to broker-dealers or others soliciting acceptance of the exchange offers. We will, however, pay the information agent and depositary agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will incur certain cash expenses in connection with soliciting tenders. These expenses are estimated in the aggregate to be approximately $1.1 million. They include:

  •
  SEC registration fees;

  •
  fees and expenses of the information agent and depositary agent and trustee;

  •
  accounting and legal fees and printing costs; and

  •
  related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Old Notes tendered;

  •
  tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offers.

        If satisfactory evidence of payment of the taxes is not submitted with the tender of the Old Notes, the amount of the transfer taxes will be billed to that tendering holder.

        Holders who tender their Old Notes for New Notes will not be required to pay any transfer taxes. However, holders who instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

        Holders of Old Notes who do not exchange their Old Notes for New Notes under the exchange offers will remain subject to the restrictions on transfer of the Old Notes:

  •
  as set forth in the legend printed on the Old Notes as a consequence of the issuance of the Old Notes under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  otherwise as set forth in the final offering memorandum distributed in connection with the private offering of the Old Notes.

        In general, you may not offer or sell the Old Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the 2016 Registration Rights Agreement, we do not intend to register resales of the Old Notes under the Securities Act. Based on interpretations of the staff of the SEC, New Notes issued under the exchange offers may be offered for resale, resold or otherwise transferred by their holders (other than any holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the New Notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the New Notes to be acquired in the exchange offers. Any holder who tenders in the exchange offers for the purpose of participating in a distribution of the New Notes:

  •
  cannot rely on the applicable interpretations of the SEC; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Other

        The principal solicitation is being made in accordance with the procedures for the book-entry transfer facilities; however, we may make additional solicitations by telephone or in person by our officers and regular employees and those of our affiliates.

        Participation in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the exchange offers or to file a registration statement to permit resale of any untendered Old Notes.

DESCRIPTION OF CERTAIN INDEBTEDNESS

        The following is a summary of the material terms of our principal financing arrangements. The following summaries do not purport to describe all of the applicable terms and conditions of such arrangements and are qualified in their entirety by reference to the actual agreements. We recommend that you refer to the actual agreements for further details, copies of which are filed as exhibits to the Registration Statement of which this prospectus is a part. For further information regarding our existing indebtedness, see related notes to our consolidated financial statements included in this prospectus as well as "Risk Factors", "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

Parent Guarantor Substitution

        On March 21, 2017, Ardagh Group S.A. became the parent guarantor under the Existing Senior Secured Notes and the Existing Senior Notes and assumed all of the obligations of a parent guarantor under the Existing Indentures (such series of related transactions, the "Parent Guarantor Substitution"). As a result, all of Ardagh Group S.A.'s subsidiaries are Restricted Subsidiaries for purposes of the Existing Indentures.

Existing Senior Secured Notes

July 2014 Secured Notes

        In July 2014, €1,155 million aggregate principal amount of 4.250% First Priority Senior Secured Notes due 2022 (the "July 2014 Secured Notes") were issued in an offering not subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). In March 2017, the Subsidiary Issuers partially redeemed the July 2014 Secured Notes in an aggregate principal amount of €750 million. As a result, the aggregate principal amount under the July 2014 Secured Notes is €405 million as of the date of this prospectus.

        The July 2014 Secured Notes are governed by an indenture entered into by, inter alios, Ardagh Packaging Finance, as co-issuer, Ardagh Holdings USA, as co-issuer (collectively, the "Subsidiary Issuers" and each a "Subsidiary Issuer"), Citibank, N.A., London Branch, as trustee for the holders, and Ardagh Packaging Holdings Limited ("Ardagh Packaging Holdings"), as parent guarantor, and certain of Ardagh Packaging Holdings' wholly-owned subsidiaries, as subsidiary guarantors.

        The July 2014 Secured Notes are the joint and several general obligations of the Subsidiary Issuers and rank equally in right of payment with all existing and future indebtedness of each Subsidiary Issuer that is not subordinated in right of payment to the July 2014 Secured Notes; rank senior in right of payment to any and all of the existing and future indebtedness of each Subsidiary Issuer that is subordinated in right of payment to the July 2014 Secured Notes; and are effectively subordinated to any indebtedness of Ardagh Packaging Holdings' subsidiaries that do not provide guarantees. At any time prior to June 30, 2017, the Subsidiary Issuers may redeem any or all of the July 2014 Secured Notes at 100% of their principal amount plus accrued and unpaid interest, if any, and any other amounts payable thereon, to the dates of redemption, plus a "make whole" redemption premium. On or after June 30, 2017, the Subsidiary Issuers may redeem all or part of the July 2014 Secured Notes initially at 102.125%, with the premium declining after that date, plus accrued and unpaid interest, if any, to the redemption date (excluded).

        If an event treated as a change of control occurs, then the Subsidiary Issuers or Ardagh Packaging Holdings must make an offer to repurchase the July 2014 Secured Notes at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

        The July 2014 Secured Notes are also subject to certain customary covenants and events of default. The July 2014 Secured Notes are guaranteed on a senior basis by Ardagh Packaging Holdings and on a senior basis by certain wholly-owned subsidiaries of Ardagh Packaging Holdings.

        The guarantee of the July 2014 Secured Notes by each guarantor ranks equally in right of payment with any and all existing and future indebtedness of such guarantor that is not subordinated in right of payment to such guarantee; ranks effectively equally with all of such subsidiary guarantor's existing and future indebtedness that is secured by a first priority lien on the collateral, including its obligations under the July 2014 Secured Notes; ranks senior in right of payment to any and all of the existing and future indebtedness of such guarantor that is subordinated in right of payment to such guarantee; and is effectively senior to any and all of such subsidiary guarantor's existing and future unsecured indebtedness to the extent of the assets securing such subsidiary guarantor's guarantee is effectively subordinated to any pari passu secured debt of the guarantor to the extent of the value of the assets securing such debt.

May 2016 Secured Notes

        In May 2016, $500 million Senior Secured Floating Rate Notes due 2021, €440 million aggregate principal amount of 4.125% Senior Secured Notes due 2023 and $1,000 million aggregate principal amount of 4.625% Senior Secured Notes due 2023 were issued in an offering not subject to the registration requirements of the Securities Act.

        The May 2016 Secured Notes are governed by an indenture entered into by, inter alios, Ardagh Packaging Finance, as co-issuer, Ardagh Holdings USA, as co-issuer, Citibank, N.A., London Branch, as trustee for the holders, Ardagh Packaging Holdings, as parent guarantor, and certain of Ardagh Packaging Holdings' wholly-owned subsidiaries, as subsidiary guarantors.

        The May 2016 Secured Notes are the joint and several general obligations of the Subsidiary Issuers and rank equally in right of payment with all existing and future indebtedness of each Subsidiary Issuer that is not subordinated in right of payment to the Notes; rank senior in right of payment to any and all of the existing and future indebtedness of each Subsidiary Issuer that is subordinated in right of payment to the Notes; and are effectively subordinated to any indebtedness of Ardagh Packaging Holdings' subsidiaries that do not provide guarantees.

        At any time prior to May 15, 2017, the Subsidiary Issuers may redeem any or all of the 2021 Floating Rate Notes at 100% of their principal amount plus accrued and unpaid interest, if any, and any other amounts payable thereon, to the dates of redemption (excluded), plus a "make whole" redemption premium. On or after May 15, 2019, the Subsidiary Issuers may redeem all or part of the 2021 Floating Rate Notes, initially at 102.000%, with the premium declining after that date, plus accrued and unpaid interest, if any, to the redemption date (excluded).

        At any time prior to May 15, 2019, the Subsidiary Issuers may redeem any or all of the 2023 Euro Secured Notes and the 2023 Dollar Secured Notes at 100% of their principal amount plus accrued and unpaid interest, if any, and any other amounts payable thereon, to the dates of redemption (excluded), plus the applicable "make whole" redemption premium. On or after May 15, 2019, the Subsidiary Issuers may redeem (i) all or part of the 2023 Euro Secured Notes, initially at 102.063%, with the premium declining after that date, plus accrued and unpaid interest, if any, to the redemption date (excluded) and (ii) all or part of the 2023 Dollar Secured Notes, initially at 102.313%, with the premium declining after that date, plus accrued and unpaid interest, if any, to the redemption date (excluded).

        If an event treated as a change of control occurs, then the Subsidiary Issuers or Ardagh Packaging Holdings must make an offer to repurchase of the May 2016 Secured Notes at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. The May 2016 Secured Notes are also subject to certain customary covenants and events of default.

        The May 2016 Secured Notes are guaranteed on a senior basis by Ardagh Packaging Holdings and on a senior basis by certain wholly owned subsidiaries of Ardagh Packaging Holdings. The guarantee of the May 2016 Secured Notes by each guarantor ranks equally in right of payment with any and all existing and future indebtedness of such guarantor that is not subordinated in right of payment to such guarantee; ranks effectively equally with all of such subsidiary guarantor's existing and future indebtedness that is secured by a first priority lien on the collateral, including its obligations under the May 2016 Secured Notes; ranks senior in right of payment to any and all of the existing and future indebtedness of such guarantor that is subordinated in right of payment to such guarantee; and is effectively senior to any and all of such subsidiary guarantor's existing and future unsecured indebtedness to the extent of the assets securing such subsidiary guarantor's guarantee is effectively subordinated to any pari passu secured debt of the guarantor to the extent of the value of the assets securing such debt.

March 2017 Secured Notes

        On March 8, 2017, the Subsidiary Issuers issued $715 million aggregate principal amount of 4.250% Senior Secured Notes due 2022 and €750 million aggregate principal amount of 2.750% Senior Secured Notes due 2024 in an offering not subject to the registration requirements of the Securities Act.

        The March 2017 Secured Notes are governed by an indenture entered into by, inter alios, Ardagh Packaging Finance, as co-issuer, Ardagh Holdings USA, as co-issuer, Citibank, N.A., London Branch, as trustee for the holders, Ardagh Packaging Holdings, as parent guarantor, and certain of Ardagh Packaging Holdings' wholly owned subsidiaries, as subsidiary guarantors.

        The March 2017 Secured Notes are the joint and several general obligations of the Subsidiary Issuers and rank equally in right of payment with all existing and future indebtedness of each Subsidiary Issuer that is not subordinated in right of payment to the March 2017 Secured Notes; rank senior in right of payment to any and all of the existing and future indebtedness of each Subsidiary Issuer that is subordinated in right of payment to the March 2017 Secured Notes; and are effectively subordinated to any indebtedness of Ardagh Packaging Holdings' subsidiaries that do not provide guarantees.

        At any time prior to March 15, 2019, the Subsidiary Issuers may redeem any or all of the 2022 Dollar Secured Notes at 100% of their principal amount plus accrued and unpaid interest, if any, and any other amounts payable thereon, to the dates of redemption (excluded), plus a "make-whole" redemption premium. On or after March 15, 2019, the Subsidiary Issuers may redeem all or part of the 2022 Dollar Secured Notes, initially at 102.125%, with the premium declining after that date, plus accrued and unpaid interest, if any, to the redemption date (excluded).

        At any time prior to March 15, 2020, the Subsidiary Issuers may redeem any or all of the 2024 Euro Secured Notes at 100% of their principal amount plus accrued and unpaid interest, if any, and any other amounts payable thereon, to the dates of redemption (excluded), plus the applicable "make-whole" redemption premium. On or after March 15, 2020, the Subsidiary Issuers may redeem all or part of the 2024 Euro Secured Notes, initially at 101.375%, with the premium declining after that date, plus accrued and unpaid interest, if any, to the redemption date (excluded).

        If an event treated as a change of control occurs, then the Subsidiary Issuers or Ardagh Packaging Holdings must make an offer to repurchase of the March 2017 Secured Notes at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. The March 2017 Secured Notes are also subject to certain customary covenants and events of default.

        The March 2017 Secured Notes are guaranteed on a senior basis by Ardagh Packaging Holdings and will be required to be guaranteed on a senior basis by certain wholly owned subsidiaries of Ardagh Packaging Holdings no later than 90 days following March 8, 2017. The guarantee of the March 2017 Secured Notes by each guarantor will rank equally in right of payment with any and all existing and future indebtedness of such guarantor that is not subordinated in right of payment to such guarantee; will rank effectively equally with all of such subsidiary guarantor's existing and future indebtedness that is secured by a first priority lien on the collateral, including its obligations under the March 2017 Secured Notes; will rank senior in right of payment to any and all of the existing and future indebtedness of such guarantor that is subordinated in right of payment to such guarantee; and will be effectively senior to any and all of such subsidiary guarantor's existing and future unsecured indebtedness to the extent of the assets securing such subsidiary guarantor's guarantee is effectively subordinated to any pari passu secured debt of the guarantor to the extent of the value of the assets securing such debt.

        The indenture that governs the March 2017 Notes requires that security over the collateral securing the Existing Senior Secured Notes be in place and perfected no later than 90 days following March 8, 2017.

Existing Senior Notes

July 2014 Senior Notes

        In July 2014, $440 million aggregate principal amount of 6.000% Senior Notes due 2021 (the "July 2014 Senior Notes") were issued in an offering not subject to the registration requirements of the Securities Act.

        The July 2014 Senior Notes are governed by an indenture entered into by, inter alios, Ardagh Packaging Finance, as co-issuer, Ardagh Holdings USA, as co-issuer, Citibank, N.A., London Branch, as trustee for the holders, Ardagh Packaging Holdings, as parent guarantor, and certain of Ardagh Packaging Holdings' wholly owned subsidiaries, as subsidiary guarantors.

        The July 2014 Senior Notes are the joint and several general obligations of the Subsidiary Issuers and rank equally in right of payment with all existing and future unsecured indebtedness of each Subsidiary Issuer that is not subordinated in right of payment to the Notes; rank senior in right of payment to any and all of the existing and future indebtedness of each Subsidiary Issuer that is subordinated in right of payment to the Notes; and are effectively subordinated to any secured indebtedness of each Subsidiary Issuer to the extent of the value of the assets securing such debt including the Existing Senior Secured Notes. At any time prior to June 30, 2017, the Subsidiary Issuers may redeem any or all of the July 2014 Senior Notes at 100% of their principal amount plus accrued and unpaid interest, if any, and any other amounts payable thereon, to the date of redemption (excluded), plus a "make whole" redemption premium. On or after June 30, 2017, the Subsidiary Issuers may also redeem all or part of the July 2014 Senior Notes initially at 103.000% with the premium declining after that date.

        If an event treated as a change of control occurs, then the Subsidiary Issuers or Ardagh Packaging Holdings must make an offer to repurchase of the July 2014 Senior Notes at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

        The July 2014 Senior Notes are also subject to certain customary covenants and events of default. The July 2014 Senior Notes are guaranteed on a senior basis by Ardagh Packaging Holdings and on a senior subordinated basis by certain wholly owned subsidiaries of Ardagh Packaging Holdings. The guarantee of the July 2014 Senior Notes by each guarantor ranks equally in right of payment with all existing and future indebtedness of such guarantor that is not subordinated (and is not senior) in right of payment to such guarantee; ranks senior in right of payment to any and all of the existing and future indebtedness of such guarantor that is subordinated in right of payment to such guarantee; is subordinated in right of payment to any and all of such subsidiary guarantor's existing and future senior debt.

May 2016 Senior Notes

        In May 2016, €750 million 6.750% Senior Notes due 2024 and $1,650 million 7.250% Senior Notes due 2024 were issued in an offering that was not subject to the registration requirements of the Securities Act.

        The May 2016 Senior Notes are governed by an indenture entered into by, inter alios, Ardagh Packaging Finance, as co-issuer, Ardagh Holdings USA, as co-issuer, Citibank, N.A., London Branch, as trustee for the holders, Ardagh Packaging Holdings, as parent guarantor, and certain of Ardagh Packaging Holdings' wholly owned subsidiaries, as subsidiary guarantors.

        The May 2016 Senior Notes are the joint and several general obligations of the Subsidiary Issuers and rank equally in right of payment with all existing and future unsecured indebtedness of each Subsidiary Issuer that is not subordinated in right of payment to the Notes; rank senior in right of payment to any and all of the existing and future indebtedness of each Subsidiary Issuer that is subordinated in right of payment to the Notes; and are effectively subordinated to any secured indebtedness of each Subsidiary Issuer to the extent of the value of the assets securing such debt including the Existing Senior Secured Notes.

        At any time on or prior to May 15, 2019, the Subsidiary Issuers may redeem any or all of the May 2016 Senior Notes at 100% of their principal amount plus accrued and unpaid interest, if any, plus the applicable "make whole" redemption premium. On or after May 15, 2019, the Subsidiary Issuers may redeem any or all of the 2016 Euro Senior Notes initially at 105.063% or any or all of the 2016 USD Senior Notes at 105.438% of their principal amount plus accrued and unpaid interest, if any, to the redemption date (excluded) with the premium declining after that date.

        If an event treated as a change of control occurs, then the Subsidiary Issuers or Ardagh Packaging Holdings must make an offer to repurchase of the May 2016 Senior Notes at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

        The May 2016 Senior Notes are also subject to certain customary covenants and events of default.

        The May 2016 Senior Notes are guaranteed on a senior basis by Ardagh Packaging Holdings and on a senior subordinated basis by certain wholly owned subsidiaries of Ardagh Packaging Holdings. The guarantee of the May 2016 Senior Notes by each guarantor ranks equally in right of payment with all existing and future indebtedness of such guarantor that is not subordinated (and is not senior) in right of payment to such guarantee; ranks senior in right of payment to any and all of the existing and future indebtedness of such guarantor that is subordinated in right of payment to such guarantee; is subordinated in right of payment to any and all of such subsidiary guarantor's existing and future senior debt.

January 2017 Notes and March 2017 Senior Notes

        In January 2017, $1,000 million aggregate principal amount of 6.000% Senior Notes due 2025 were issued in an offering not subject to the registration requirements of the Securities Act. On March 8, 2017, an additional $700 million aggregate principal amount of 6.000% Senior Notes due 2025 were issued in an offering not subject to the registration requirements of the Securities Act.

        The 2025 Senior Notes are governed by an indenture entered into by, inter alios, Ardagh Packaging Finance, as co-issuer, Ardagh Holdings USA, as co-issuer, Citibank, N.A., London Branch, as trustee for the holders, Ardagh Packaging Holdings, as parent guarantor.

        The 2025 Senior Notes are the joint and several general obligations of the Subsidiary Issuers and rank equally in right of payment with all existing and future unsecured indebtedness of each Subsidiary Issuer that is not subordinated in right of payment to the 2025 Senior Notes; rank senior in right of payment to any and all of the existing and future indebtedness of each Subsidiary Issuer that is subordinated in right of payment to the 2025 Senior Notes; and are effectively subordinated to any secured indebtedness of each Subsidiary Issuer to the extent of the value of the assets securing such debt including the Existing Senior Secured Notes.

        At any time prior to February 15, 2020, the Subsidiary Issuers may redeem any or all of the 2025 Senior Notes at 100% of their principal amount plus accrued and unpaid interest, if any, and any other amounts payable thereon, to the date of redemption (excluded), plus a "make-whole" redemption premium. On or after February 15, 2020, the Subsidiary Issuers may also redeem all or part of the 2025 Senior Notes initially at 104.500% with the premium declining after that date.

        If an event treated as a change of control occurs, then the Subsidiary Issuers or Ardagh Packaging Holdings must make an offer to repurchase of the 2025 Senior Notes at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

        The 2025 Senior Notes are also subject to certain customary covenants and events of default. The 2025 Senior Notes are guaranteed on a senior basis by Ardagh Packaging Holdings and are required to be guaranteed on a senior subordinated basis by certain wholly owned subsidiaries of Ardagh Packaging Holdings no later than 90 days following January 30, 2017. The guarantee of the 2025 Senior Notes by each guarantor will rank equally in right of payment with all existing and future indebtedness of such guarantor that is not subordinated (and is not senior) in right of payment to such guarantee; will rank senior in right of payment to any and all of the existing and future indebtedness of such guarantor that is subordinated in right of payment to such guarantee; and will be subordinated in right of payment to any and all of such subsidiary guarantor's existing and future senior debt.

Intercreditor Agreement

        Ardagh Packaging Holdings and certain of its subsidiaries entered into an intercreditor agreement (the "Intercreditor Agreement") with, among others, the security agents and Citibank, N.A., London Branch, in its capacity as trustee for the Existing Senior Notes and Existing Senior Secured Notes.

        The Intercreditor Agreement establishes the ranking among certain of the Group's senior debt obligations, including the Unicredit Working Capital and Performance Guarantee Credit Lines (as defined in the indenture), the Existing Senior Secured Notes and certain hedging obligations. In addition, the Intercreditor Agreement provides for the subordination, in right of payment and enforcement, of all intercompany debt to all of the aforementioned senior debt and to the Existing Senior Notes and the Old Notes and the respective guarantees thereof. With respect to the ranking of the guarantees, the Intercreditor Agreement provides that the senior guarantees by the guarantors of the Existing Senior Secured Notes will rank pari passu with each other and each guarantor's obligations under other senior debt and certain hedging obligations and will rank senior to each Subsidiary Guarantor's senior subordinated guarantees of the July 2014 Senior Notes and the 2016 Senior Notes. However, any claim the holders of the Existing Senior Secured Notes, hedging counterparties and the holders of the Existing Senior Notes have in respect of the guarantee from Heye International will be subordinated to any claim UniCredit Bank AG (formerly known as Bayerische Hypo und Vereinsbank AG) has under the Unicredit Working Capital and Performance Guarantee Credit Lines.

HSBC Securitization Program

        On March 1, 2012, Ardagh Receivables Finance Designated Activity Company ("ARF") entered into a trade receivables securitization program providing for secured loans of an amount of up to €150 million from Regency Assets Limited, an issuer of asset backed commercial paper that is sponsored by HSBC Bank plc.

        The HSBC Securitization Program is designed to be used as the primary committed revolving credit facility for the Ardagh Group. The actual amount of permitted borrowings outstanding at any particular time depends on ARF maintaining the required borrowing base of eligible receivables to support such borrowings. The HSBC Securitization Program has been amended from time to time and currently matures in June 2018. The aggregate available commitment of the facility under the HSBC Securitization Program is for an amount up to €150 million.

        Under the HSBC Securitization Program, all trade receivables originated by certain operating subsidiaries of Ardagh Packaging Holdings who have acceded to the HSBC Securitization Program as sellers are sold by those sellers to ARF unless ARF and HSBC have agreed that receivables owed by certain debtors are excluded (for example, if those receivables are to be sold into a supply chain finance program relating to that debtor). To the extent not financed by borrowings under the HSBC Securitization Program, ARF finances the purchase of receivables from the operating subsidiaries by using subordinated loans from Ardagh Packaging Holdings. ARF has granted security under the HSBC Securitization Program over all of its receivables and collection accounts.

        The HSBC Securitization Program contains incurrence type covenants that are substantially similar to the covenants contained in the indentures governing the Existing Senior Secured Notes and the Existing Senior Notes. In addition, it contains certain other covenants that are customary for programs of this nature.

Unicredit Working Capital and Performance Guarantee Credit Lines

        Heye International supports its business activities with two open lines of credit from Unicredit Bank AG (formerly known as Bayerische Hypo und Vereinsbank AG). Heye International is entitled to draw up to €1 million on one of the lines of credit for the purposes of financing its short term working capital requirements. The second credit line is available for up to €15 million of guarantee payments relating to Heye International's project business.

        These facilities are secured by a pledge of all Heye International's present and future property, plant and equipment and intangible assets, an assignment over all present and future claims resulting from delivery of goods and services to domestic and foreign customers and an assignment over all existing and future trade receivables.

Bank of America Facility

        On April 11, 2014, Ardagh Glass Inc. entered into a $200 million asset based revolving loan and security agreement with Bank of America, N.A. The $200 million four year facility, including an $80 million letter of credit sub limit, was put in place to support the working capital needs of our North American glass business after the VNA Acquisition. It may be increased by $50 million with a proportional increase in the letter of credit sub facility if certain conditions are met. The Bank of America Facility is secured by a first priority lien over inventory and accounts receivable of Ardagh Glass Inc. Although it contains affirmative and negative covenants and restrictions on transactions and related events of default, it does not contain any maintenance covenants other than a minimum collateral requirement.

DESCRIPTION OF THE NEW NOTES

        The definitions of certain terms used in this description are set forth under the subheading "—Certain Definitions." In this "Description of the New Notes," the word "Issuer" refers only to ARD Finance S.A., a company incorporated under the laws of Luxembourg and not to any of its Subsidiaries, except for the purpose of financial data determined on a consolidated or combined basis, as the case may be. The words "New Notes" refer also to "book-entry interests" in the New Notes, as defined herein.

        The Issuer will issue new senior payment-in-kind senior secured toggle notes due 2023 denominated in U.S. dollars (the "New Dollar Notes") and new senior payment-in-kind senior secured toggle notes due 2023 denominated in euro (the "New Euro Notes" and together with the New Dollar Notes, the "New Notes") under the indenture, dated as of September 16, 2016 (the "Indenture"), among, inter alios, the Issuer, The Bank of New York Mellon, as successor trustee (in such capacity, the "Trustee"), successor transfer agent, successor registrar and successor U.S. paying agent, and The Bank of New York Mellon, London Branch, as successor security agent (in such capacity, the "Security Agent"), successor principal paying agent and successor transfer agent. The New Dollar Notes, together with the Old Dollar Notes (as defined below), and the New Euro Notes, together with the Old Euro Notes (as defined below), each constitute a separate series of Notes. Except as set forth herein, the terms of the New Notes include those set forth in the Indenture and those made part of the Indenture pursuant to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The New Notes will be secured by the Collateral as described under "—Security."

        The terms of the New Notes are identical in all material respects to the terms of the $770,000,000 7.125% / 7.875% Senior Secured Toggle Notes due 2023 (the "Old Dollar Notes") and the €845,000,000 6.625% / 7.375% Senior Secured Toggle Notes due 2023 (the "Old Euro Notes" and, together with the Old Dollar Notes, the "Old Notes"), which were issued on September 16, 2016, except the New Notes will not contain transfer restrictions, holders of New Notes will no longer have any registration rights and the Issuer will not be obligated to pay additional interest under the circumstances described in the 2016 Registration Rights Agreement. The New Notes will evidence the same debt as the Old Notes exchanged therefor. The initial interest payment on the New Notes will include all accrued and unpaid interest on the Old Notes exchanged therefor, and no separate payment of accrued and unpaid interest will be made with respect to any Old Notes that are exchanged in the exchange offers. The New Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Old Notes. In addition, the New Notes will bear different CUSIP, ISIN and/or Common Code numbers than the corresponding series of Old Notes.

        The exchange offers are being made to satisfy the Issuer's obligations under the 2016 Registration Rights Agreement. The Trustee will authenticate and deliver New Notes for original issue only in exchange for a like principal amount of Old Notes of the same series. Any Old Notes that remain outstanding after the consummation of the exchange offers, together with the New Notes, will be treated as a single class of securities under the Indenture. Accordingly, all references in this section to specified percentages in aggregate principal amount of outstanding Notes shall be deemed to mean, at any time after the exchange offers are consummated, such percentage in aggregate principal amount of the Old Notes and the New Notes outstanding and all references to the New Notes shall be deemed to include the Old Notes unless the context requires otherwise. In this "Description of the New Notes", the Old Notes and the New Notes are referred to together as the "Notes."

        The following description is a summary of the material terms of the Indenture. It does not, however, restate the Indenture in its entirety, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and the New Notes. You should read the Indenture because it contains additional information and because it and not this description defines your rights as a holder of the New Notes. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part or may be obtained by requesting it from the Issuer at the address indicated under "Listing and General Information."

        The Issuer will make an application for the New Notes to be listed on the Global Exchange Market of the Irish Stock Exchange. The Issuer can provide no assurance that such application will be accepted. See "—Payments on the New Notes; Paying Agent."

Brief Description of the New Notes

        The New Notes will:

  (a)
  be the Issuer's general obligations; and

  (b)
  mature on September 15, 2023.

Ranking of the New Notes

The New Notes

        The New Notes will:

  (a)
  be the Issuer's general obligations;

  (b)
  rank senior in right of payment to any and all of the Issuer's future indebtedness that is subordinated in right of payment to the New Notes;

  (c)
  rank equally in right of payment with any and all of the Issuer's future indebtedness that is not subordinated in right of payment to the New Notes; and

  (d)
  be effectively subordinated to all of the Issuer's future indebtedness that is secured by property or assets that do not secure the New Notes to the extent of the value of the collateral securing such indebtedness.

        The Issuer is a holding company and neither has any material assets nor operations other than intercompany loans and the shares of Ardagh Group S.A. Any right of the Issuer and its creditors, including holders of New Notes, to participate in the assets of any of its Subsidiaries upon any liquidation or administration of any such Subsidiary will be subject to the prior claims of the trade and financial creditors of such Subsidiary including under the Existing Ardagh Bonds. The claims of creditors of the Issuer, including the claims of holders of New Notes, will be structurally subordinated to all existing and future third-party indebtedness and liabilities, including trade payables, of its Subsidiaries. At December 31, 2016, the Subsidiaries had €8,150 million of total debt, all of which would have been structurally senior to the New Notes. At December 31, 2016, the only indebtedness and liabilities of the Issuer were the Old Notes. The expenses of the exchange offers will be paid by the Issuer from cash on hand. Subject to certain significant limitations, the Permitted Subsidiaries may incur other indebtedness in the future, including secured indebtedness. Moreover, the Indenture does not impose any limitation on the incurrence by the Issuer and its Restricted Subsidiaries of liabilities that are not considered Debt under the Indenture.

        Although the Indenture contains limitations on the amount of additional Debt that the Permitted Subsidiaries may incur, the amount of such additional Debt could be substantial. The Indenture permits all Senior Debt of the Permitted Subsidiaries to be secured.

Security

General

        Subject to the release provisions described below, the New Notes will be initially secured by Liens in the form of share pledges on all Class B common shares of Ardagh Group S.A. The Old Notes are secured equally and ratably with the New Notes by Liens on the same Collateral as the New Notes.

        In connection with the issuance of the Old Notes, the Issuer, the other grantors of Liens and the Security Agent entered into security agreements defining the terms of the Collateral that secures the Notes (the "Security Documents"). Each holder of New Notes, by accepting a New Note, shall be deemed (i) to have authorized the Trustee and the Security Agent to amend the Security Documents as necessary, in compliance with the Indenture, to provide for the New Notes to be secured equally and ratably with the Old Notes and (ii) to be bound by the Security Documents, as amended. Each holder of New Notes, by accepting a New Note, appoints the Trustee, as the case may be, as its agent under the Security Documents and authorizes it to act as such.

        The Security Documents provide that the rights of the holders of the New Notes with respect to the Collateral must be exercised by the Security Agent. Since the holders of the New Notes are not a party to the Security Documents, holders may not, individually or collectively, take any direct action to enforce any rights in their favor under the Security Documents. The holders may only act through the Trustee. The Security Agent has agreed to any release of the security interest created by the Security Documents that is in accordance with the Indenture without requiring any consent of the holders. The Trustee has the ability to direct the Security Agent to commence enforcement action under the Security Documents.

        Subject to the terms of the Security Documents, the Issuer is entitled to exercise any and all voting rights and to receive and retain any and all cash dividends, stock dividends, liquidating dividends, non-cash dividends, shares of stock resulting from stock splits or reclassifications, rights issue, warrants, options and other distributions (whether similar or dissimilar to the foregoing) in respect of the shares that are part of the Collateral.

        The value of the Collateral securing the Notes may not be sufficient to satisfy the Issuer's obligations under the Notes, and the Collateral securing the Notes may be reduced or diluted under certain circumstances, subject to the terms of the Indenture.

        No appraisals of the Collateral have been prepared by or on behalf of the Issuer in connection with this offering of the New Notes as part of the exchange offers. There can be no assurance that the proceeds of any sale of the Collateral, in whole or in part, pursuant to the Indenture and the Security Documents following an Event of Default, would be sufficient to satisfy amounts due on the Notes. By its nature, some or all of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral would be sold in a timely manner or at all.

        The Security Documents are governed by applicable local law and provide that the rights with respect to the Notes and the Indenture must be exercised by the Security Agent and in respect of the entire outstanding amount of the Notes. The term "Security Interests" refers to the Liens in the Collateral.

Release of the Security

        The Issuer and, at the Issuer's instructions, the relevant Subsidiaries that have granted Liens pursuant to the Security Documents will be entitled to, automatically and unconditionally, release all of the Liens over the Qualified Capital Stock and related property and assets constituting Collateral securing the Notes under any one or more of the following circumstances:

  (a)
  upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge";

  (b)
  upon the full and final payment of the Notes and performance of all Obligations of the Issuer under the Indenture and the Notes;

  (c)
  as described under the caption "—Amendments and Waivers";

  (d)
  as otherwise permitted in accordance with the Indenture and the Security Documents;

  (e)
  in connection with any Permitted Reorganization;

  (f)
  with respect to the Liens over the Qualified Capital Stock of the prospective Listed Company issued and offered to the public by such Listed Company, and any Liens over the Qualified Capital Stock of the Restricted Subsidiaries of the Listed Company securing the Notes, in connection with, or in contemplation or anticipation of, a sale of such Qualified Capital Stock in a Public Equity Offering, upon the delivery, on or after the commencement of the marketing of such Public Equity Offering, of a certificate by a responsible officer of the Issuer or such Restricted Subsidiary, to the Trustee and the Security Agent as would be reasonably necessary, in the good faith judgment of such officer, to enable the prompt and expeditious release of such Liens prior to the settlement of the relevant transaction pursuant to the procedures and customs of the relevant securities exchange, having regard, among other things, to the clearing, settlement and custodial arrangements and procedures of the relevant securities exchange; or

  (g)
  with respect to the Liens over the Qualified Capital Stock of the Listed Company held by the Issuer or a Restricted Subsidiary of the Issuer, in connection with, contemplation or anticipation of a secondary sale of such Qualified Capital Stock that does not violate the provisions of the Indenture, upon the delivery of a certificate by a responsible officer of the Issuer or such Restricted Subsidiary, to the Trustee and the Security Agent as would be reasonably necessary, in the good faith judgment of such officer, to enable the prompt and expeditious release of such Liens prior to the settlement of the relevant transaction pursuant to the procedures and customs of the relevant securities exchange, having regard, among other things, to the clearing, settlement and custodial arrangements and procedures of the relevant securities exchange;

  it being understood that the Security Documents contain all necessary provisions to enable the prompt release of the relevant Liens as would be customary and to empower the Trustee and Security Agent to take all necessary measures to effect such release promptly.

        The Trustee and the Security Agent will take all necessary action requested by the Issuer to effectuate any release of Collateral securing the Notes, in accordance with the provisions of the Indenture and the relevant Security Document.

        Notwithstanding anything to contrary provided herein, the Security Documents provide that the Qualified Capital Stock of the Listed Company that, upon issuance in a primary offering, will be held by the public will not be part of the Collateral under any circumstances and shall not contain provisions that prevent, directly or indirectly, the sale of primary or secondary shares of Qualified Capital Stock of the Listed Company in a transaction that does not violate the Indenture. In the event that the shares of Qualified Capital Stock released in accordance with clause (f) or (g) above are not sold by the time contemplated in the associated underwriting or purchase agreement (as extended by any waiver or other agreements) the Issuer will grant a similar lien in favor of the Security Agent for the benefit of the holders of the Notes as soon as practicable, such Liens to be subject to substantially similar release provisions as described herein, applicable mutatis mutandis.

Principal and Maturity

        The New Notes will be issued under the Indenture and will mature on September 15, 2023. The New Dollar Notes will have denominations of $1 and integral multiples of $1, and may be transferred only in amounts of $200,000 or greater. The New Euro Notes will have denominations of €1 and integral multiples of €1, and may be transferred only in amounts of €100,000 or greater. Additional New Notes issued from time to time in payment of PIK Interest (as defined below) or Additional Amounts may be issued in minimum denominations of $1 or €1, respectively. The Issuer understands that neither Euroclear nor Clearstream Banking nor the Trustee nor any of its agents nor the Principal Paying Agent, the U.S. Paying Agent, the Registrar nor the Transfer Agent will be responsible for monitoring this minimum transfer amount.

Interest

        Interest on the New Dollar Notes will accrue at the rate of 7.125% per annum with respect to Cash Interest (as defined below) and, if payment-in-kind interest is payable, 7.875% per annum with respect to PIK Interest (as defined below). Interest on the New Euro Notes will accrue at a rate of 6.625% per annum with respect to Cash Interest and, if payment-in-kind interest is payable, 7.375% per annum with respect to PIK Interest. Interest on the New Notes will be payable semi-annually in arrears from March 15, 2017 or from the most recent interest payment date to which interest on the Notes has been paid or provided for, whichever is the later. Interest will be payable on each New Note on March 15 and September 15 of each year, commencing on September 15, 2017. The Issuer will pay interest on each New Note to holders of record of each New Note in respect of the principal amount thereof outstanding as of the immediately preceding March 1 or September 1, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be paid on overdue principal and other overdue amounts at the same rate.

        In the case of the payment of PIK Interest as described above, including in the event of payment of Additional Amounts, the Issuer may elect to either increase the outstanding principal amount of the New Notes or issue additional New Notes (the "Dollar PIK Interest Notes," in the case of the New Dollar Notes, and the "Euro PIK Interest Notes," in the case of the New Euro Notes and, together, the "PIK Interest Notes") under the Indenture having the same terms as the New Notes offered hereby (in each case, a "PIK Payment"). The New Notes and the PIK Interest Notes that are actually issued will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase, except for certain waivers and amendments. Unless the context otherwise requires, references to the "New Notes" for all purposes of the Indenture and in this "Description of the New Notes" include references to any PIK Interest Notes and any Additional New Notes that are actually issued.

        Except as provided in the immediately succeeding sentence and the definition of "Cash Available for Debt Service," interest on the Notes shall be payable entirely in cash ("Cash Interest"). For any interest period after the initial interest period for the Old Notes (other than the final interest period ending at stated maturity), if the Cash Available for Debt Service (as defined below) as determined by the Issuer on the Determination Date (as defined below) for such interest period:

  (i)
  equals or exceeds 75%, but is less than 100% of the aggregate amount of Cash Interest that would otherwise be due on the relevant interest payment date, then the Issuer may, at its option, elect to pay interest on up to 25% of the then outstanding principal amount of the New Notes by increasing the principal amount of the outstanding New Notes or by issuing Additional New Notes in a principal amount equal to such interest ("PIK Interest");

  (ii)
  is equal to or exceeds 50%, but is less than 75%, of the aggregate amount of Cash Interest that would otherwise be due on the relevant interest payment date, then the Issuer may, at its option, elect to pay interest on up to 50% of the then outstanding principal amount of the New Notes as PIK Interest;

  (iii)
  is equal to or exceeds 25%, but is less than 50%, of the aggregate amount of Cash Interest that would otherwise be due on the relevant interest payment date, then the Issuer may, at its option, elect to pay interest on up to 75% of the then outstanding principal amount of the New Notes as PIK Interest; or

  (iv)
  is less than 25% of the aggregate amount of Cash Interest that would otherwise be due on the relevant interest payment date, then the Issuer may, at its option, elect to pay interest on up to 100% of the then outstanding principal amount of the New Notes as PIK interest.

        As used herein:

        "Cash Available for Debt Service" shall be the amount equal to the sum (without duplication) of:

  (i)
  all cash and Cash Equivalents on hand at the Issuer as of such Determination Date (other than any cash and Cash Equivalents the distribution of which was conditioned upon such cash and Cash Equivalents being used for a purpose other than paying Cash Interest and other than an amount necessary to maintain the corporate existence of the Issuer and its Subsidiaries and carry out activities not prohibited by the Notes and the Indenture), which amount shall in no event be less than €0 (provided that there shall be excluded from this clause (i) any net proceeds from the Notes and any Cash and Cash Equivalents on hand to be used for payment of interest on the Notes on the interest payment date immediately succeeding such Determination Date); and

  (ii)
  the maximum amount of all dividends and other distributions that, as of the applicable Determination Date, would be lawfully permitted to be paid to the Issuer (following a Public Equity Offering, pro rata for the economic interest of the Issuer in the Qualified Capital Stock of the Listed Company), if any, for the purpose of paying Cash Interest by all Restricted Subsidiaries after giving effect to all corporate, shareholder or other comparable actions (including fiduciary and other directors' duties) required in order to make such payment, requirements under applicable law and all restrictions or limitations on the ability to make such dividends or distributions that are otherwise permitted by the "adjusted net income", "general basket" and similar provisions (but excluding all other carve-outs and baskets) of the "restricted payments" and similar restrictive covenants and provisions in financing or other contractual arrangements of APHL or any of its Restricted Subsidiaries or any agreement that amends, modifies, renews, increases, supplements, refunds, replaces or refinances such debt in the manner prescribed by such covenant), net of all taxes attributable primarily to such dividend or distribution, if any.

        As of the date of this prospectus, we estimate the amount described in this paragraph to be €497.0 million.

        To the extent the Issuer is required to pay Cash Interest for all or any portion of the interest due on any interest payment date, the Issuer shall and shall cause each of the Restricted Subsidiaries, without prejudice to fiduciary or other directors' duties, to take all such shareholder, corporate and other actions necessary or appropriate to permit the making of any such dividends or other distribution or other form of return on capital provided that any such shareholder and corporate and other actions would not violate applicable law.

        "Determination Date" shall mean, with respect to each interest period following the first interest period for the Old Notes, the 7th calendar day immediately prior to the first day of the relevant interest period.

        In the event that the Issuer is entitled to pay PIK Interest for any interest period, then the Issuer shall deliver a notice to the Trustee and each Paying Agent following the Determination Date but not less than five (5) Business Days prior to the commencement of the relevant interest period, which notice shall state the total amount of interest to be paid on such interest payment date and the amount of such interest to be paid as PIK Interest. The Trustee or the Principal Paying Agent, as the case may be, shall promptly deliver the same notice to the Holders. Notwithstanding the foregoing, the delivery of such notice to the Trustee and the Paying Agents shall not restrict the Issuer's ability to pay, at its option, a greater portion of the interest on the Notes with respect to such interest period as Cash

Interest in which case the Issuer shall deliver a notice to that effect to the Trustee and each Paying Agent no later than five (5) Business Days prior to the interest payment date of the relevant interest period. Interest for the final interest period ending at stated maturity shall be payable entirely in Cash Interest.

        The rights of holders of beneficial interests in the New Notes to receive the payments of interest on the New Notes are subject to applicable procedures of DTC or Euroclear and Clearstream Banking, as applicable. If the due date for any payment in respect of any Note is not a Business Day at the place at which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

        As a result of the Issuer being required to redeem the Notes for a price above 100% under certain circumstances (See "Description of the New Notes—Redemption"), while not free from doubt, the New Notes should be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. We and each holder agree in the Indenture governing the Notes to treat the Notes as "contingent payment debt instruments" for U.S. federal income tax purposes that is subject to Treasury regulation section 1.1275-4, governing contingent payment debt instruments. The discussion in this prospectus assumes that such treatment is correct. However, the characterization of instruments such as the New Notes and the application of such regulations is uncertain in several respects.

Form of New Notes

        The New Dollar Notes will be issued only in fully registered form without coupons and only in minimum denominations of $1 and in integral multiples of $1 and may be transferred only in amounts of $200,000 or greater. The New Euro Notes will be issued only in fully registered form without coupons and only in minimum denominations of €1 and in integral multiples of €1 and may be transferred only in amounts of €100,000 or greater. Additional New Notes issued from time to time in payment of PIK Interest or Additional Amounts may be issued in minimum denominations of $1 or €1, respectively.

        The New Dollar Notes will be initially in the form of one or more global notes (the "Dollar Global Notes") and the New Euro Notes will be initially in the form of one or more global notes (the "Euro Global Notes" and, together with the Dollar Global Notes, the "Global Notes"). The Dollar Global Notes will be deposited with a custodian for DTC. The Euro Global Notes will be deposited with a common depositary for Euroclear and Clearstream Banking or a nominee of such common depositary. Ownership of interests in the Global Notes, referred to as "book-entry interests," will be limited to persons that have accounts with DTC, Euroclear or Clearstream Banking or their respective participants. Book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC, Euroclear and Clearstream Banking and their participants. The terms of the Indenture provide for the issuance of definitive registered Notes in certain circumstances. See "Book-Entry; Delivery and Form."

Transfer and Exchange

        The Global Notes may be transferred in accordance with the Indenture. All transfers of book-entry interests between participants in DTC, Euroclear or Clearstream Banking will be effected by DTC, Euroclear or Clearstream Banking pursuant to customary procedures and subject to applicable rules and procedures established by DTC, Euroclear or Clearstream Banking and their respective participants. See "Book-Entry; Delivery and Form."

Payments on the Notes; Paying Agent

        The Issuer will make all payments, including principal of, premium, if any, and interest on the New Notes, through a paying agent in London that it will maintain for these purposes. Upon issuance of the New Notes, that paying agent will be The Bank of New York Mellon, London Branch. The Issuer will also maintain a paying agent in the Borough of Manhattan, City of New York. Initially, that paying agent will be The Bank of New York Mellon. The Issuer may change the paying agents without prior notice to the holders of the New Notes. In addition, the Issuer or any of its Subsidiaries may act as paying agent in connection with the Notes other than for the purposes of effecting a redemption described under "—Redemption" or an offer to purchase the Notes described under "—Purchase of Notes upon a Change of Control." The Issuer will make all payments in same-day funds.

        The Issuer undertakes that it will maintain a paying agent in an EU Member State that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive. That paying agent will be The Bank of New York Mellon, London Branch in London.

        No service charge will be made for any registration of a transfer, exchange or redemption of the Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such registration of transfer or exchange (but not for a redemption).

Additional Amounts

        All payments that the Issuer makes under or with respect to the New Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, "Taxes") imposed or levied on such payments by or on behalf of any jurisdiction (other than the United States, any state thereof or the District of Columbia) in which the Issuer is organized, resident or doing business for tax purposes or from or through which it (or its agents, including the Paying Agent) makes any payment on the New Notes or by or within any department, political subdivision or governmental authority of or in any of the foregoing having power to tax (each, a "Relevant Taxing Jurisdiction"), unless the Issuer or other applicable withholding agent, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration of law. If the Issuer or other applicable withholding agent is required to withhold or deduct any amount for or on account of Taxes imposed or levied on behalf of a Relevant Taxing Jurisdiction from any payment made under or with respect to the New Notes, the Issuer will pay additional amounts ("Additional Amounts") as may be necessary to ensure that the net amount received by each beneficial owner of the New Notes after such withholding or deduction (including any withholding or deduction in respect of any Additional Amounts) will not be less than the amount the beneficial owner would have received if such Taxes had not been withheld or deducted.

        The Issuer will not, however, pay Additional Amounts in respect or on account of:

  (a)
  any Taxes, to the extent such Taxes are imposed or levied by a Relevant Taxing Jurisdiction by reason of the holder's or beneficial owner's present or former connection with such Relevant Taxing Jurisdiction (other than the mere receipt, ownership, holding or disposition of New Notes, or by reason of the receipt of any payments in respect of any New Notes, or the exercise or enforcement of rights under any New Notes);

  (b)
  any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of New Notes, following the Issuer's written request addressed to the holder or beneficial owner, to comply with any certification, identification, information or other reporting requirements (to the extent such holder or beneficial owner is legally eligible to do so), whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

  (c)
  any estate, inheritance, gift, sales, transfer, capital gains, wealth, personal property or similar Taxes;

  (d)
  any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the New Notes;

  (e)
  any Tax imposed on or with respect to any payment by the Issuer to the holder if such holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on such payment had such beneficial owner been the holder of such New Note;

  (f)
  any Tax that is imposed on or with respect to a payment made to a holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant New Notes to another paying agent in a member state of the European Union;

  (g)
  any Taxes, to the extent such Taxes were imposed as a result of the presentation of a New Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the New Note been presented on the last day of such 30-day period);

  (h)
  any withholding or deduction in respect of any Taxes where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meetings of November 26 and 27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive;

  (i)
  any U.S. federal withholding Taxes or equivalent thereof imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986 as of the Issue Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or other official administrative interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Internal Revenue Code of 1986 as of the Issue Date (or any amended or successor version described above), and including (for the avoidance of doubt) any intergovernmental agreements (and any law, regulation, rule or practice implementing any such intergovernmental agreement) in respect of the foregoing; or

  (j)
  any combination of the foregoing.

        If the Issuer is the applicable withholding agent, the Issuer will (i) make such withholding or deduction as is required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

        At least 30 calendar days prior to each date on which any payment under or with respect to the New Notes is due and payable, if the Issuer will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the New Notes is due and payable, in which case it will be promptly thereafter), the Issuer will deliver to the Trustee, with a copy to the Paying Agent, an Officer's Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Paying Agent to pay such Additional Amounts to holders on the payment date. The Trustee shall be entitled to rely solely on such Officer's Certificate as conclusive proof that such payments are necessary. The Issuer will promptly publish a notice in accordance with the provisions set forth in "—Notices" stating that such Additional Amounts will be payable and describing the obligation to pay such amounts. Such Additional Amounts may be paid by the Issuer, at its option, in the form of cash or Additional New Notes. To the extent that the Issuer or any applicable withholding agent is required by law or by the interpretation or administration thereof to make any deduction or withholding from any payment of interest on the New Notes or any payment of an Additional Amount which, in either case, is made through the issuance of Additional New Notes, the foregoing provisions shall apply with respect to such withholding or deduction requirement, mutatis mutandis.

        In addition, the Issuer will pay any present or future stamp, issuance, registration, court, documentary, excise or property taxes or other similar taxes, charges and duties, including without limitation, interest, penalties and other similar liabilities with respect thereto, imposed by any Relevant Taxing Jurisdiction in respect of (i) the execution, issue, delivery or registration of the New Notes or any other document or instrument referred to thereunder, or (ii) the receipt of any payments under or with respect to, or enforcement of, the New Notes.

        Upon written request, the Issuer will furnish to the Trustee or the Principal Paying Agent or a holder within a reasonable time certified copies of tax receipts evidencing any payment by the Issuer of any Taxes imposed or levied by a Relevant Taxing Jurisdiction, in accordance with the procedures described in "—Notices" hereafter, in such form as provided in the normal course by the taxing authority imposing such Taxes. If, notwithstanding the efforts of the Issuer to obtain such receipts, the same are not obtainable, the Issuer will provide the Trustee or such holder with other evidence reasonably satisfactory to the Trustee or holder of such payments by the Issuer. If requested by the Trustee or the Principal Paying Agent, the Issuer will provide to the Trustee or the Principal Paying Agent, as the case may be, such information as may be reasonably available to the Issuer (and not otherwise in the possession of the Trustee or the Principal Paying Agent, as applicable) to enable determination of the amount of any withholding taxes attributable to any particular holder(s).

        Whenever the Indenture or this "Description of the New Notes" refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such reference includes the payment of Additional Amounts, if applicable.

        The preceding provisions will survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor person to the Issuer is organized, resident or doing business for tax purposes or any jurisdiction from or through which any such person (or its agents, including the Paying Agent) makes any payment on the New Note and any department, political subdivision or governmental authority of or in any of the foregoing having the power to tax.

Currency Indemnity

        U.S. dollars, with respect to the New Dollar Notes, and euro, with respect to the New Euro Notes, are the required currencies (each a "Required Currency") of account and payment for all sums payable under the New Notes and the Indenture. Any amount received or recovered in respect of the New Notes in a currency other than the applicable Required Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer, any Subsidiary or otherwise) by the Trustee or a holder of the New Notes in respect of any sum expressed to be due to such holder from the Issuer will constitute a discharge of their obligation only to the extent of the amount of the applicable Required Currency which the recipient is able to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not possible to purchase the applicable Required Currency on that date, on the first date on which it is possible to do so). If the amount of the applicable Required Currency to be recovered is less than the amount of the applicable Required Currency expressed to be due to the recipient under any New Note, the Issuer will indemnify the recipient against the cost of making any further purchase of the applicable Required Currency in an amount equal to such difference. For the purposes of this paragraph, it will be sufficient for the holder to certify that it would have suffered a loss had the actual purchase of the applicable Required Currency been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of the applicable Required Currency on that date had not been possible, on the first date on which it would have been possible). These indemnities, to the extent permitted by law:

  (a)
  constitute a separate and independent obligation from the Issuer's other obligations;

  (b)
  give rise to a separate and independent cause of action;

  (c)
  apply irrespective of any waiver granted by any holder of a New Note; and

  (d)
  will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any New Note or any other judgment or order.

Redemption

Optional Redemption prior to September 15, 2019

        Except as provided under "—Mandatory Redemption prior to September 15, 2019," at any time prior to September 15, 2019, upon not less than 10 nor more than 60 days' notice, the Issuer may also redeem all or part of the Dollar Notes and/or the Euro Notes, as the case may be, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the Applicable Redemption Premium and accrued and unpaid interest to the redemption date (in each case, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date).

        "Applicable Redemption Premium" means:

  (a)
  with respect to any Dollar Note on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of the Dollar Notes; or

  (2)
  the excess of:

  (i)
  the present value at such redemption date of (x) the redemption price of the Dollar Note at September 15, 2019, (such redemption price being set forth in the table appearing below under the caption "—Optional Redemption on or after September 15, 2019") plus (y) all required interest payments that would otherwise be due to be paid on such Dollar Notes during the period between the redemption date and September 15, 2019 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (ii)
  the outstanding principal amount of such Dollar Note; and

  (b)
  with respect to any Euro Note on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of the Euro Notes; and

    (2)
    the excess of:

    (i)
    the present value at such redemption date of (x) the redemption price of such Euro Note at September 15, 2019 (such redemption price being set forth in the table appearing below under the caption "—Optional Redemption on or after September 15, 2019"), plus (y) all required interest payments that would otherwise be due to be paid on such Euro Note during the period between the redemption date and September 15, 2019 (excluding accrued but unpaid interest), computed using a discount rate equal to the Bund Rate as of such redemption date plus 50 basis points; over

    (ii)
    the outstanding principal amount of such Euro Note.

        For the avoidance of doubt, calculation of the Applicable Redemption Premium shall not be a duty or obligation of the Trustee or any paying agent.

        Any redemption and notice may, in the Issuer's discretion, be subject to the satisfaction of one or more conditions precedent.

Optional Redemption on or after September 15, 2019

        Except as provided under "—Mandatory Redemption prior to September 15, 2019," at any time on or after September 15, 2019 and prior to maturity, upon not less than 10 nor more than 60 days' notice, the Issuer may redeem all or part of the Notes. These redemptions will be in amounts of $200,000 and in minimum denominations of $1 or integral multiples thereof in the case of the Dollar Notes and €100,000 and in minimum denominations of €1 or integral multiples thereof in the case of the Euro Notes, in each case, at the following redemption prices (expressed as percentages of their principal amount at maturity), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing on September 15 of the years set forth below. This redemption is subject to the right of holders of record on the relevant record date that is prior to the redemption date to receive interest due on an interest payment date.

Year	Redemption Price Dollar Notes	Redemption Price Euro Notes
2019	103.563%	103.313%
2020	101.781%	101.656%
2021 and thereafter	100.000%	100.000%

        Any redemption and notice may, in the Issuer's discretion, be subject to the satisfaction of one or more conditions precedent.

Mandatory Redemption prior to September 15, 2019

        At any time prior to September 15, 2019, upon not less than 10 nor more than 60 days' notice, the Issuer shall redeem Dollar Notes and Euro Notes, as the case may be, with the Net Cash Proceeds from the sales by the Issuer (or any of its Subsidiaries) in the secondary market of Qualified Capital Stock of the Listed Company at a redemption price (expressed as a percentage of their principal amount at maturity) (i) equal to 104% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the redemption date, for up to 35% of the principal amount of the Notes originally issued and (ii) at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the Applicable Redemption Premium and accrued and unpaid interest to the redemption date for the remaining principal amount of the Notes (in each case, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date).

        Any redemption and notice may, in the Issuer's discretion, be subject to a condition precedent that the sale of the Qualified Capital Stock has closed.

Mandatory Redemption on or after September 15, 2019

        At any time on or after September 15, 2019 and prior to maturity, upon not less than 10 nor more than 60 days' notice, the Issuer shall redeem Dollar Notes and Euro Notes with the Net Cash Proceeds from the sales by the Issuer (or any of its Subsidiaries) in the secondary market of Qualified Capital Stock of the Listed Company, in each case, at the following redemption prices (expressed as percentages of their principal amount at maturity), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing on September 15 of the years set forth below. This redemption is subject to the right of holders of record on the relevant record date that is prior to the redemption date to receive interest due on an interest payment date.

Year	Redemption Price Dollar Notes	Redemption Price Euro Notes
2019	103.563%	103.313%
2020	101.781%	101.656%
2021 and thereafter	100.000%	100.000%

        Any redemption and notice may, in the Issuer's discretion, be subject to a condition precedent that the sale of the Qualified Capital Stock has closed.

Redemption Upon Changes in Withholding Taxes

        If, as a result of:

  (a)
  any amendment to, or change in, the laws (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction which is announced and becomes effective after the Issue Date (or, where such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction at a later date, after such later date); or

  (b)
  any change which is announced and becomes effective after the Issue Date (or, where such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction at a later date, after such later date) in the official application or official interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction) of any Relevant Taxing Jurisdiction (each of the foregoing clauses (a) and (b), a "Change in Tax Law"), the Issuer would be obligated to pay, on the next date for any payment and as a result of that amendment or change, Additional Amounts as described above under "—Additional Amounts" with respect to the Relevant Taxing Jurisdiction, which the Issuer cannot avoid by the use of reasonable measures available to it, then the Issuer may redeem all, but not less than all, of the New Notes, at any time thereafter, upon not less than 10 nor more than 60 days' notice (which notice shall be irrevocable and given in accordance with the procedures described under "—Notices"), at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. Prior to the giving of any notice of redemption described in this paragraph, the Issuer will deliver to the Trustee:

  (a)
  an Officer's Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Issuer's taking reasonable measures available to it; and

  (b)
  a written opinion of independent tax counsel to the Issuer of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the Trustee to the effect that the Issuer has or will become obligated to pay such Additional Amounts as a result of a Change in Tax Law.

        The Trustee will accept such Officer's Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on holders of the New Notes.

        Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Issuer would be obliged to make such payment of Additional Amounts if a payment in respect of the New Notes, were then due and (b) unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.

        Any redemption and notice may, in the Issuer's discretion, be subject to the satisfaction of one or more conditions precedent.
Notice of Redemption

        The Issuer will publish a notice of any redemption of the Notes described above in accordance with the provisions of the Indenture described under "—Notices." These notice provisions include a requirement to publish any such notice in a newspaper having general circulation in Ireland (which is expected to be The Irish Times) or, to the extent and in the manner permitted by the rules of the Irish Stock Exchange, posted on the official website of the Irish Stock Exchange (www.ise.ie) if and so long as the Notes are listed on the Irish Stock Exchange and the rules of such exchange so require. The Issuer will inform the Irish Stock Exchange of the principal amount of the Dollar Notes or Euro Notes that have not been redeemed in connection with any redemption. If fewer than all the Dollar Notes or Euro Notes are to be redeemed at any time, the Trustee or the Registrar will select the Dollar Notes or Euro Notes by a method that complies with the requirements, as certified to the Trustee by the Issuer, of the principal securities exchange, if any, on which the Dollar Notes or Euro Notes are listed at such time, and in compliance with the requirements of the relevant clearing system or, if the Dollar Notes or Euro Notes are not listed on a securities exchange, or such securities exchange prescribes no method of selection and the Notes are not held through a clearing system or the clearing system prescribes no method of selection, by lot; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Dollar Note not redeemed to less than $200,000 or reduce the portion of the principal amount of a Euro Note not redeemed to less than €100,000. Neither the Trustee nor the Registrar shall be liable for any selections made in accordance with this paragraph.

Offers to Purchase; Open Market Purchases

        Under certain circumstances, the Issuer may be required to offer to purchase the Notes as described under "—Purchase of Notes upon a Change of Control." The Restricted Subsidiaries of the Issuer and the Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Purchase of Notes upon a Change of Control

        If a Change of Control occurs at any time, then the Issuer must make an offer (a "Change of Control Offer") to each holder of Notes to purchase such holder's Notes, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date") (subject to the rights of holders of record on relevant regular record dates that are prior to the Change of Control Purchase Date to receive interest due on an interest payment date). Purchases made under a Change of Control Offer will also be subject to other procedures set forth in the Indenture.

        Within 30 days following any Change of Control, the Issuer will:

  (a)
  cause a notice of the Change of Control Offer to be (i) delivered to holders of the Notes electronically or mailed by first-class mail, postage prepaid; and (ii) if at the time of such notice the Notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, published in The Irish Times (or another leading newspaper of general circulation in Ireland or, to the extent and in the manner permitted by the rules of the Irish Stock Exchange, posted on the official website of the Irish Stock Exchange (www.ise.ie)); and

  (b)
  send notice of the Change of Control Offer by first class mail, with a copy to the Trustee, to each holder of Notes to the address of such holder appearing in the security register, which notice will state:

  (i)
  that a Change of Control has occurred, and the date it occurred;

  (ii)
  the circumstances and relevant facts regarding such Change of Control (including, but not limited to, applicable information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control);

  (iii)
  the Change of Control Purchase Price and the Change of Control Purchase Date, which will be a business day no earlier than 10 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act and any applicable securities laws or regulations;

  (iv)
  that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date unless the Change of Control Purchase Price is not paid;

  (v)
  that any Note (or part thereof) not tendered will continue to accrue interest; and

  (vi)
  any other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance (which procedures may also be performed at the office of the paying agent in Ireland as long as the Notes are listed on the Irish Stock Exchange).

        The Trustee will promptly authenticate and deliver a new Note or Notes equal in principal amount to any unpurchased portion of Notes surrendered, if any, to the holder of Notes in global form or to each holder of certificated Notes; provided that each such new Note or Notes will be in a total principal amount of at least $200,000 and in minimum denominations of $1 or integral multiples thereof in the case of the New Dollar Notes and at least €100,000 and in minimum denominations of €1 or integral multiples thereof in the case of the New Euro Notes. The Issuer will publicly announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

        Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The ability of the Issuer to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that would constitute a Change of Control could constitute a default under the Senior Credit Facilities or could constitute a change of control under the Existing Ardagh Bonds. In addition, certain events that may constitute a change of control under the Senior Credit Facilities or the Existing Ardagh Bonds may not constitute a Change of Control under the Indenture. The Group's future indebtedness may also require such indebtedness to be repurchased upon a Change of Control.

        If a Change of Control Offer is made, the Issuer cannot provide any assurance that it will have available funds sufficient to pay the Change of Control Purchase Price for all the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. If the Issuer fails to make or consummate a Change of Control Offer or pay the Change of Control Purchase Price when due, such failure would result in an Event of Default and would give the Trustee and the holders of the Notes the rights described under "—Events of Default."

        Even if sufficient funds were otherwise available, the terms of the other indebtedness of Ardagh Packaging Holdings and its Subsidiaries may prohibit the distribution of such funds. If the Issuer were not able to prepay any indebtedness containing any such restrictions or obtain requisite consents, the Issuer would be unable to fulfill its repurchase obligations to holders of Notes who exercise their right to redeem their Notes following a Change of Control, which would cause a Default under the Indenture.

        The Issuer will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the provisions of the Indenture will not give holders the right to require the Issuer to repurchase the Notes in the event of certain highly leveraged transactions, or certain other transactions, including a reorganization, restructuring, merger or similar transaction and, in certain circumstances, an acquisition by the Issuer's management or its Affiliates, that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. Any such transaction, however, would have to comply with the applicable provisions of the Indenture, including the covenant described under "Limitation on Debt." The existence of a holder of the Notes' right to require the Issuer to repurchase such holder's Notes upon a Change of Control may deter a third party from acquiring the Issuer or its Subsidiaries in a transaction which constitutes a Change of Control.

        The Issuer will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations (including those of Ireland) in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of such conflict.

        "Change of Control" means the occurrence of any of the following events:

  (a)
  the consummation of any transaction (including a merger or consolidation) the result of which is that (i) any person or group, other than one or more Permitted Holders, is or as a result of such transaction becomes, the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Issuer and (ii) the Permitted Holders, individually or in the aggregate, do not beneficially own, directly or indirectly, a larger percentage of the total voting power of such Voting Stock than such other person or group;

  (b)
  the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the Issuer's Voting Stock or in connection with a Permitted Reorganization) of all or substantially all of the assets (other than Capital Stock, Debt or other securities of any Unrestricted Subsidiary) of APHL and its Restricted Subsidiaries, on a consolidated basis, to any person or group other than one or more Permitted Holders;

  (c)
  during any consecutive two-year period following the Issue Date, individuals who at the beginning of such period constituted the Issuer's board of directors (together with any new members whose election to such board, or whose nomination for election by the Issuer's shareholders, was approved by a vote of at least a majority of the members of the Issuer's board of directors then still in office who were either members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Issuer's board of directors then in office; or

  (d)
  the Issuer is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in connection with a Permitted Reorganization or in a transaction which complies with the provisions described under "—Certain Covenants—Consolidation, Merger and Sale of Assets".

        For the purposes of this definition, (i) "person" and "group" have the meanings they have in Sections 13(d) and 14(d) of the Exchange Act; (ii) "beneficial owner" is used as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time; and (iii) a Person or group will be deemed to beneficially own all Voting Stock of an entity held by a parent entity, if such Person or group is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of such parent entity and the Permitted Holders, individually or in the aggregate, do not beneficially own, directly or indirectly, a larger percentage of the total voting power of such Voting Stock than such Person or group.

Certain Covenants

        The Indenture contains, among others, the following covenants.

Minimum Ownership of Voting and Economic Rights

        Prior to the completion of the Public Equity Offering of the Listed Company, the Issuer shall beneficially own, directly or indirectly, 100% of the total voting power and economic rights attributable to the Qualified Capital Stock of APHL.

        Following the completion of the Public Equity Offering of the Listed Company, the Issuer shall beneficially own, directly or indirectly, at least 80% of the total voting power and 67.0% of the economic rights, in each case attributable to the Qualified Capital Stock of the Listed Company.

        On March 20, 2017, Ardagh Group S.A., a subsidiary of the Issuer, closed the initial public offering of its Class A common shares. Such Class A common shares began trading on the New York Stock Exchange on March 15, 2017. Following such initial public offering, the condition set forth in the preceding paragraph continued to be met.

Limitation on Debt

  (1)
  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or in any manner become directly or indirectly liable with respect to or otherwise become responsible for, contingently or otherwise, the payment of (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Debt (including any Acquired Debt); provided that any Permitted Subsidiary will be permitted to incur Debt (including Acquired Debt) if (i) after giving effect to the incurrence of such Debt and the application of the proceeds thereof, on a pro forma basis, no Default or Event of Default would occur or be continuing and (ii) at the time of such incurrence and after giving effect to the incurrence of such Debt and the application of the proceeds thereof, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio for APHL for the four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Debt, taken as one period, would be greater than 2.0 to 1.0.

  (2)
  This covenant will not, however, prohibit the following (collectively, "Permitted Debt"):

  (a)
  the incurrence by Permitted Subsidiaries of Debt under Credit Facilities in an aggregate principal amount not to exceed the greater of (i) €350,000,000 and (ii) an amount equal to (I) 85% of Total Receivables plus 60% of Total Inventories less (II) €250,000,000;

  (b)
  the incurrence by the Issuer of Debt represented by (i) the Old Notes issued on the Issue Date and the New Notes and (ii) Additional Notes issued from time to time in payment of interest or Additional Amounts on (x) such Old Notes or New Notes, as the case may be, or (y) such Additional Notes so issued from time to time;

  (c)
  any Debt of the Issuer or any of its Restricted Subsidiaries (other than Debt described in clauses (a) and (b) of this paragraph) outstanding on the Issue Date;

  (d)
  the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Debt between the Issuer and any of its Restricted Subsidiaries or between or among Restricted Subsidiaries; provided that

  (i)
  if the Issuer is the obligor on any such Debt, such Debt must be unsecured (except in respect of the intercompany current liabilities incurred in the ordinary course of business in connection with cash management, cash pooling, tax and accounting operations of the Issuer and its Restricted Subsidiaries); and

  (ii)
  (x) any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to the Issuer or a Restricted Subsidiary of the Issuer) and (y) any transaction pursuant to which any Restricted Subsidiary that has Debt owing by the Issuer or another Restricted Subsidiary of the Issuer ceases to be a Restricted Subsidiary of the Issuer, will, in each case, be deemed to be an incurrence of such Debt not permitted by this clause (d);

  (e)
  guarantees of (i) the Issuer's Debt by Restricted Subsidiaries that are not Permitted Subsidiaries; (ii) Debt of any of its Restricted Subsidiaries that are not Permitted Subsidiaries by any Restricted Subsidiary that is not a Permitted Subsidiary; (iii) Debt of any Permitted Subsidiary by any Permitted Subsidiary to the extent that the guaranteed Debt was permitted to be incurred by another provision of this covenant;

  (f)
  the incurrence by any Permitted Subsidiaries of Debt represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other Debt incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property or assets, in each case, incurred for the purpose of financing or refinancing all or any part of the purchase price, lease expense or cost of construction or improvement of property plant, equipment or other assets used in any Permitted Subsidiary's business (including any reasonable related fees or expenses incurred in connection with such acquisition or development); provided that the principal amount of such Debt so incurred when aggregated with other Debt previously incurred in reliance on this clause (f) and still outstanding will not in the aggregate exceed the greater of €150,000,000 and 2.0% of Total Assets; and provided further, that the total principal amount of any Debt incurred in connection with an acquisition or development permitted under this clause (f) did not in each case at the time of incurrence exceed (i) the Fair Market Value of the acquired or constructed asset or improvement so financed or (ii) in the case of an uncompleted constructed asset, the amount of the asset to be constructed, as determined on the date the contract for construction of such asset was entered into by APHL or the relevant Permitted Subsidiary (including, in each case, any reasonable related fees and expenses incurred in connection with such acquisition, construction or development);

    (g)
    the incurrence by the Issuer or any of its Restricted Subsidiaries of Debt arising from agreements providing for guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock (other than guarantees or similar credit support given by the Issuer or any of its Restricted Subsidiaries of Debt incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition); provided that the maximum aggregate liability in respect of all such Debt permitted pursuant to this clause (g) will at no time exceed the net proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received from the sale of such assets;

    (h)
    the incurrence by any Permitted Subsidiary of Debt under Commodity Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

    (i)
    the incurrence by the Issuer or any of its Restricted Subsidiaries of Debt under Currency Agreements entered into in the ordinary course of business and not for speculative purposes;

    (j)
    the incurrence by the Issuer or any of its Restricted Subsidiaries of Debt under Interest Rate Agreements entered into in the ordinary course of business and not for speculative purposes;

    (k)
    the incurrence of Debt by the Issuer or any of its Restricted Subsidiaries of Debt in respect of workers' compensation and claims arising under similar legislation, or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

    (l)
    the incurrence of Debt by the Issuer or any of its Restricted Subsidiaries arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within five business days of incurrence, (ii) bankers' acceptances, performance, surety, judgment, completion, payment, appeal or similar bonds, instruments or obligations, (iii) completion guarantees, advance payment, customs, VAT or other tax guarantees or similar instruments provided or letters of credit obtained by any Permitted Subsidiary in the ordinary course of business, and (iv) the financing of insurance premiums in the ordinary course of business;

    (m)
    any Debt of Permitted Subsidiaries incurred pursuant to any Permitted Receivables Financing;

    (n)
    the incurrence by a Person of Permitted Refinancing Debt in exchange for or the net proceeds of which are used to refund, replace or refinance Debt incurred by it pursuant to, or described in, paragraphs (1), (2)(b) and (2)(c), this paragraph 2(n) and paragraphs 2(r), 2(s) and 2(t) of this covenant, as the case may be;

    (o)
    guarantees by Permitted Subsidiaries of Debt incurred by Permitted Joint Ventures in an aggregate principal amount at any one time outstanding not to exceed an amount equal to €75,000,000;

    (p)
    cash management obligations and Debt in respect of netting services, pooling arrangements or similar arrangements in connection with cash management in the ordinary course of business consistent with past practice;

    (q)
    (i) take-or-pay obligations in the ordinary course of business, (ii) customer deposits and advance payments in the ordinary course of business received from customers for goods or services purchased in the ordinary course of business, and (iii) manufacturer, vendor financing, customer and supply arrangements in the ordinary course of business;

    (r)
    the incurrence of Debt by Permitted Subsidiaries (other than and in addition to Debt permitted under clauses (a) through (q) above and (s) and (t) below) in an aggregate principal amount at any one time outstanding not to exceed, together with any Permitted Refinancing Debt in respect thereof, the greater of €265,000,000 and 3.5% of Total Assets;

    (s)
    Debt of any Permitted Subsidiary (i) Incurred and outstanding on the date on which such Person becomes a Permitted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Permitted Subsidiary or (ii) Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Permitted Subsidiary or was otherwise acquired by a Permitted Subsidiary; provided, however, with respect to each of clause (s)(i) and (s)(ii), that at the time of such acquisition or other transaction (1) APHL would have been able to Incur €1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (s) or (2) the Fixed Charge Coverage Ratio of APHL and its Restricted Subsidiaries would not be less than it was immediately prior to giving pro forma effect to such acquisition or other transaction; and

    (t)
    Contribution Debt.

    Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt of the same class will not be deemed to be an incurrence of Debt for purposes of this covenant.

  (3)
  For purposes of determining compliance with any restriction on the incurrence of Debt in euros where Debt is denominated in a different currency, the amount of such Debt will be the Euro Equivalent determined on the date of such determination, provided that if any such Debt denominated in a different currency is subject to a Currency Agreement (with respect to euros) covering principal amounts payable on such Debt, the amount of such Debt expressed in euros will be adjusted to take into account the effect of such agreement. The principal amount of any Permitted Refinancing Debt incurred in the same currency as the Debt being refinanced will be the Euro Equivalent of the Debt refinanced determined on the date such Debt being refinanced was initially incurred. Notwithstanding any other provision of this covenant, for purposes of determining compliance with this "Limitation on Debt" covenant, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Issuer or its Restricted Subsidiaries may incur under this "Limitation on Debt" covenant.

  (4)
  For purposes of determining any particular amount of Debt under this "Limitation on Debt" covenant:

  (a)
  obligations with respect to letters of credit, guarantees or Liens, in each case supporting Debt otherwise included in the determination of such particular amount will not be included;

    (b)
    accrual of interest, accrual of dividends, the accretion of accreted value, the obligation to pay commitment fees and the payment of interest in the form of additional preferred stock or Debt will not be treated as Debt; and

    (c)
    the reclassification of preferred stock as Debt due to a change in accounting principles will not be treated as Debt.

  (5)
  In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this "Limitation on Debt" covenant, the Issuer, in its sole discretion, will classify items of Debt and will only be required to include the amount and type of such Debt in one of such clauses and the Issuer will be entitled to divide and classify an item of Debt in more than one of the types of Debt described in this "Limitation on Debt" covenant, and may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this "Limitation on Debt" covenant at any time.

  (6)
  The amount of any Debt outstanding as of any date will be:

  (a)
  in the case of any Debt issued with original issue discount, the amount of the liability in respect thereof determined in accordance with IFRS;

  (b)
  the principal amount of the Debt, in the case of any other Debt; and

  (c)
  in respect of Debt of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (i)
  the Fair Market Value of such assets at the date of determination; and

  (ii)
  the amount of the Debt of the other Person.

Limitation on Restricted Payments

  (1)
  The Issuer will not, and will not permit any of its Restricted Subsidiaries (other than Permitted Subsidiaries) to, directly or indirectly, take any of the following actions (each of which is a "Restricted Payment" and which are collectively referred to as "Restricted Payments"):

  (a)
  declare or pay any dividend on or make any distribution (whether made in cash, securities or other property) with respect to any of the Issuer's or any of such Restricted Subsidiaries' Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any such Restricted Subsidiaries) (other than (i) to the Issuer or any such Restricted Subsidiaries or (ii) to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Issuer or such Restricted Subsidiary of dividends or distributions of greater value than the Issuer or such Restricted Subsidiary would receive on a pro rata basis);

  (b)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation), directly or indirectly, any shares of the Issuer's Capital Stock held by persons other than the Issuer or such Restricted Subsidiaries or any options, warrants or other rights to acquire such shares of Capital Stock;

  (c)
  make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Deeply Subordinated Funding; or

  (d)
  make any Investment (other than any Permitted Investment) in any Person.

  If any Restricted Payment described above is not made in cash, the amount of the proposed Restricted Payment will be the Fair Market Value of the asset to be transferred as of the date of transfer.

  (2)
  Notwithstanding paragraph (1) above, the Issuer and such Restricted Subsidiary of the Issuer may take the following actions so long as (with respect to clauses (h) and (m) below) no Default or Event of Default has occurred and is continuing:

  (a)
  the payment of any dividend within 180 days after the date of its declaration if at such date of its declaration such payment would have been permitted by this "Limitation on Restricted Payments" covenant;

  (b)
  the repurchase, redemption or other acquisition or retirement for value of any shares of the Issuer's Capital Stock or options, warrants or other rights to acquire such Capital Stock in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary of the Issuer) of, shares of the Issuer's Qualified Capital Stock, options, warrants or other rights to acquire such Qualified Capital Stock or Deeply Subordinated Funding (other than any Excluded Contribution or the proceeds of any Contribution Debt);

  (c)
  the repurchase, redemption, defeasance or other acquisition or retirement for value or payment of principal of any Deeply Subordinated Funding in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary of the Issuer) of, shares of the Issuer's Qualified Capital Stock or Deeply Subordinated Funding (other than any Excluded Contribution or the proceeds of any Contribution Debt);

  (d)
  the repurchase of Capital Stock deemed to occur upon the exercise of stock options with respect to which payment of the cash exercise price has been forgiven if the cumulative aggregate value of such deemed repurchases does not exceed the cumulative aggregate amount of the exercise price of such options received;

  (e)
  payments or distributions to dissenting shareholders pursuant to applicable law in connection with or in contemplation of a merger, consolidation or transfer of assets that complies with the provisions of the Indenture relating to mergers, consolidations or transfers of substantially all of the Issuer's assets;

  (f)
  cash payments in lieu of issuing fractional shares pursuant to the exchange or conversion of any exchangeable or convertible securities;

  (g)
  any payments, loans or other distributions (including share premium repayment or dividend distribution) made in accordance with, pursuant to, or in connection with, the use of proceeds from the issuance and sale of the Old Notes;

  (h)
  cash payments, advances, loans or expense reimbursements made to any parent company of the Issuer to permit any such company to pay (i) general operating expenses, customary directors' fees, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of business in an amount not to exceed €20,000,000 in the aggregate in any fiscal year, and (ii) any taxes, duties or similar governmental fees of any such parent company to the extent such tax obligations are directly attributable to its ownership of the Issuer and its Restricted Subsidiaries;

  (i)
  the repurchase, redemption or other acquisition or retirement, and any loans, advances, dividends or distributions by the Issuer to any direct or indirect parent company to repurchase, redeem or otherwise acquire or retire, for value of any Capital Stock of the Issuer or any Restricted Subsidiary or any direct or indirect parent company held by any current or former officer, director, employee or consultant of the Issuer or any of its Restricted Subsidiaries; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed €7,500,000 plus an amount equal to €7,500,000 multiplied by the number of years that have elapsed since the Issue Date; and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Capital Stock of the Issuer or a Restricted Subsidiary during such calendar year, in each case to members of management, directors or consultants of the Issuer, any of its Restricted Subsidiaries or any of its direct or indirect parent companies and (B) the cash proceeds of key man life insurance policies of the Issuer or a Restricted Subsidiary received by the Issuer or a Restricted Subsidiary after the Issue Date less any amount previously applied to the making of Restricted Payments pursuant to this clause (i), in each case, to the extent the cash proceeds have not otherwise been applied to the making of Restricted Payments pursuant to clause (b) of this paragraph (2);

    (j)
    any payments (including pursuant to a tax sharing agreement or similar arrangement) between the Issuer and any other Person or a Restricted Subsidiary and any other Person with which the Issuer or any of its Restricted Subsidiaries files a consolidated tax return or with which the Issuer or any of its Restricted Subsidiaries is part of a group for tax purposes (including a fiscal unity) or any tax advantageous group contribution made pursuant to applicable legislation; provided, however, that any such payments do not exceed the amounts of such tax that would have been payable by the Issuer and its Restricted Subsidiaries on a stand-alone basis and the related tax liabilities of the Issuer and its Restricted Subsidiaries are relieved thereby;

    (k)
    Restricted Payments in an amount equal to the amount of Excluded Contributions made;

    (l)
    dividends or other distributions of Capital Stock of Unrestricted Subsidiaries;

    (m)
    any other Restricted Payment; provided that the total aggregate amount of Restricted Payments made under this clause (m) does not exceed €50,000,000; and

    (n)
    any other Restricted Payment to give effect to the transactions and/or payments described under "Use of Proceeds" in the Offering Memorandum.

        For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories described in clauses (a) through (m) above, the Issuer and its Restricted Subsidiaries will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant. The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Limitation on Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any service), with, or for the benefit of, any Affiliate of the Issuer or any of its Restricted Subsidiaries involving aggregate consideration in excess of €25,000,000 unless:

  (a)
  such transaction or series of transactions is on terms that, taken as a whole, are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable arm's-length transaction with third parties that are not Affiliates; and

  (b)
  with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or provision of services, in each case having a value greater than €50,000,000, the Issuer will deliver a resolution of its board of directors (set out in an Officer's Certificate to the Trustee) resolving that such transaction complies with clause (a) above and that the fairness of such transaction has been approved by a majority of the Disinterested Directors (or in the event there is only one Disinterested Director, by such Disinterested Director) of the Issuer's board of directors.

Notwithstanding the foregoing, the restrictions set forth in this description will not apply to:

  (i)
  customary directors' fees, indemnification and similar arrangements (including the payment of directors' and officers' insurance premiums), consulting fees, employee salaries, bonuses, employment agreements and arrangements, compensation or employee benefit arrangements, including stock options or legal fees;

  (ii)
  any Restricted Payment not prohibited by the covenant described under "Limitation on Restricted Payments" or the making of an Investment that is a Permitted Investment or "restricted payments" and "permitted investments", as defined in the 2016 Indenture and not prohibited thereunder;

  (iii)
  agreements and arrangements existing on the Issue Date and any amendment, modification or supplement thereto; provided that any such amendment, modification or supplement to the terms thereof is not more disadvantageous to the holders of the Notes and to the Issuer and its Restricted Subsidiaries, as applicable, in any material respect than the original agreement or arrangement as in effect on the Issue Date;

  (iv)
  any payments or other transactions pursuant to a tax sharing agreement between the Issuer and any other Person with which the Issuer files a consolidated tax return or with which the Issuer is part of a consolidated group for tax purposes or any tax advantageous group contribution made pursuant to applicable legislation; provided, however, that any such payments do not exceed the amounts of such tax that would have been payable by the Issuer and its Restricted Subsidiaries on a stand-alone basis and the related tax liabilities of the Issuer and its Restricted Subsidiaries are relieved thereby;

  (v)
  transactions in the ordinary course of business with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, Capital Stock in, or controls, such Person;

  (vi)
  the issuance of securities pursuant to, or for the purpose of the funding of, employment arrangements, stock options, and stock ownership plans, as long as the terms thereof are or have been previously approved by the Issuer's board of directors;

  (vii)
  the granting and performance of registration rights for the Issuer's securities;

  (viii)
  (A) issuances or sales of Qualified Capital Stock of the Issuer or Deeply Subordinated Funding and (B) any amendment, waiver or other transaction with respect to any Deeply Subordinated Funding in compliance with the other provisions of the Indenture;

  (ix)
  pledges by any Restricted Subsidiary of the Issuer of the Capital Stock of an Unrestricted Subsidiary or a Permitted Joint Venture securing Debt owing by such Unrestricted Subsidiary or a Permitted Joint Venture;

  (x)
  transactions with a joint venture made in the ordinary course of business;

  (xi)
  transactions between or among the Issuer and its Restricted Subsidiaries or between or among such Restricted Subsidiaries;

  (xii)
  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services or providers of employees or other labor, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Issuer or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person;

  (xiii)
  any transaction effected as part of a Permitted Receivables Financing;

  (xiv)
  pledges of Equity Interests of Unrestricted Subsidiaries; and

  (xv)
  any employment agreement, consultancy agreement or employee benefit arrangement with any employee, consultant, officer or director of the Issuer or any of its Restricted Subsidiaries, including under any stock option, stock appreciation rights, stock incentive or similar plans, entered into in the ordinary course of business.

Limitation on Liens

        The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Permitted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind or assign or otherwise convey any right to receive any income, profits or proceeds on or with respect to any of the Issuer's or any of such Restricted Subsidiaries' property or assets, including any shares of stock or Debt of any Restricted Subsidiary of the Issuer that is not a Permitted Subsidiary (but excluding any Capital Stock, Debt or other securities of any Unrestricted Subsidiary of the Issuer), whether owned at or acquired after the Issue Date, or any income, profits or proceeds therefrom except (a) in the case of any property or asset that does not constitute Collateral, Permitted Liens and (b) in the case of any property or asset that constitutes Collateral, Permitted Collateral Liens.

Limitation on Sale of Certain Assets

  (1)
  The Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate any Asset Sale unless:

  (a)
  the consideration the Issuer or such Restricted Subsidiary receives for such Asset Sale is not less than the Fair Market Value of the assets sold (as determined in good faith by the Issuer's board of directors); and

  (b)
  in relation to a Permitted Subsidiary only, at least 75% of the consideration such person receives in respect of such Asset Sale consists of (i) cash (including any Net Cash Proceeds received from the conversion within 90 days of such Asset Sale of securities, notes or other obligations received in consideration of such Asset Sale); (ii) Cash Equivalents; (iii) the assumption by the purchaser of (x) Debt of any Restricted Subsidiary as a result of which no Restricted Subsidiary of the Issuer remains obligated in respect of such Debt or (y) Debt of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if each other Restricted Subsidiary is released from any guarantee of such Debt as a result of such Asset Sale; (iv) Replacement Assets; (v) any Designated Non-cash Consideration received by such Restricted Subsidiary in such

      Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (b), not to exceed the greater of €100,000,000 and 1.25% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value; or (vi) a combination of the consideration specified in clauses (i) to (v).

  (2)
  If the Listed Company issues Capital Stock or a Permitted Subsidiary consummates an Asset Sale, the Net Cash Proceeds from the issuance of Capital Stock or such other Asset Sale, within 360 days after the consummation of such Asset Sale, may be used by it (i) permanently repay or prepay any then outstanding Debt of a Permitted Subsidiary (and to effect a corresponding commitment reduction if such Debt is revolving credit borrowings) owing to a Person other than the Issuer or a Restricted Subsidiary of the Issuer, (ii) invest in any Replacement Assets, (iii) acquire all or substantially all the assets of, or any Capital Stock of, another Similar Business, if, after giving effect to any such acquisition of Capital Stock, the Similar Business is or becomes a Restricted Subsidiary, or (iv) any combination of the foregoing; provided that any investment in Replacement Assets made pursuant to a binding agreement or a commitment approved by the board of directors of the Listed Company or APHL that is executed or approved within such time will satisfy this requirement so long as such investment is consummated within 180 days of such 360th day. The amount of such Net Cash Proceeds not so used as set forth in this paragraph (2) constitutes "Operating Group Excess Proceeds." The Issuer may reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the terms of the Indenture. Such Operating Group Excess Proceeds shall be used in any way that does not violate the applicable indentures or credit agreements of the Permitted Subsidiaries.

Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

  (1)
  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of the Issuer to:

  (a)
  pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

  (b)
  pay any Debt owed to the Issuer or any Restricted Subsidiary of the Issuer;

  (c)
  make loans or advances to the Issuer or any Restricted Subsidiary of the Issuer; or

  (d)
  transfer any of its properties or assets to the Issuer or any Restricted Subsidiary of the Issuer.

  (2)
  The provisions of the covenant described in paragraph (1) above will not apply to:

  (a)
  encumbrances and restrictions imposed by the Notes, the Existing Ardagh Bonds, the Indenture, the indentures governing the Existing Ardagh Bonds, any Credit Facility, the Intercreditor Agreement and the security documents related thereto or by other indentures or agreements governing other Senior Debt; provided that the encumbrances or restrictions imposed by such other indentures or agreements are not materially more restrictive, taken as a whole, than the encumbrances or restrictions imposed by the indenture governing one or more tranches of the Existing Ardagh Bonds;

    (b)
    any customary encumbrances or restrictions created under any agreements with respect to Debt of the Issuer or any of its Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Debt," including encumbrances or restrictions imposed by Debt permitted to be incurred under Credit Facilities or any guarantees thereof in accordance with such covenant; provided that the encumbrances or restrictions imposed by such other indentures or agreements are not materially more restrictive, taken as a whole, than the encumbrances or restrictions imposed by the indentures governing one or more tranches of the Existing Ardagh Bonds;

    (c)
    encumbrances or restrictions contained in any agreement in effect on the Issue Date (other than an agreement described in another clause of this paragraph (2));

    (d)
    with respect to restrictions or encumbrances referred to in clause (1)(d) above, encumbrances and restrictions that restrict in a customary manner the subletting, assignment or transfer of any properties or assets that are subject to a lease, license, conveyance or other similar agreement to which the Issuer or any of its Restricted Subsidiaries is a party;

    (e)
    encumbrances or restrictions contained in any agreement or other instrument of a Person (including its Subsidiaries) acquired by the Issuer or any of its Restricted Subsidiaries in effect at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired (including its Subsidiaries);

    (f)
    encumbrances or restrictions contained in contracts for sales of Capital Stock or assets permitted by the covenant described under "Limitation on Sale of Certain Assets" with respect to the assets or Capital Stock to be sold pursuant to such contract or in customary merger or acquisition agreements (or any option to enter into such contract) for the purchase or acquisition of Capital Stock or assets or any of the Issuer's Subsidiaries by another Person;

    (g)
    with respect to restrictions or encumbrances referred to in clause (1)(d) above, any customary encumbrances or restrictions pertaining to any asset or property subject to a Lien to the extent set forth in the security document or any related document governing such Lien;

    (h)
    encumbrances or restrictions imposed by applicable law or regulation or by governmental licenses, concessions, franchises or permits;

    (i)
    encumbrances or restrictions on cash or other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

    (j)
    customary limitations on the distribution or disposition of assets or property in joint venture agreements entered into the ordinary course of business and in good faith by any Restricted Subsidiary of the Issuer; provided that such encumbrance or restriction is applicable only to such Restricted Subsidiary and its Subsidiaries;

    (k)
    in the case of clause (1)(d) above, customary encumbrances or restrictions in connection with purchase money obligations, mortgage financings and Capitalized Lease Obligations for property acquired in the ordinary course of business;

    (l)
    any encumbrance or restriction arising by reason of customary non-assignment provisions in agreements;

    (m)
    encumbrances or restrictions with respect to any Permitted Receivables Financing; provided that such encumbrances or restrictions are customarily required by the institutional sponsor or arranger of such Permitted Receivables Financing in similar types of documents relating to the purchase of similar receivables in connection with the financing thereof;

    (n)
    encumbrances or restrictions with respect to a Restricted Subsidiary imposed pursuant to a Permitted Joint Venture;

    (o)
    encumbrances or restrictions incurred in accordance with the covenant described under "—Limitation on Liens"; or

    (p)
    any encumbrances or restrictions existing under any agreement that extends, renews, amends, modifies, restates, supplements, refunds, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (2)(a) through (o); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable, taken as a whole, to the holders of the Notes than those under or pursuant to the agreement so extended, renewed, amended, modified, restated, supplemented, refunded, refinanced or replaced.

Designation of Unrestricted and Restricted Subsidiaries

        The Issuer's board of directors may designate any Subsidiary of APHL (including newly acquired or newly established Subsidiaries) to be an "Unrestricted Subsidiary" of the Issuer only if (i) no Default has occurred and is continuing at the time of or after giving effect to such designation, (ii) such Subsidiary or any of its Subsidiaries does not own any Capital Stock of the Issuer or any other Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary and (iii) such designation is not prohibited by the 2016 Indenture.

        The Issuer's board of directors may designate any Unrestricted Subsidiary of the Issuer as a Restricted Subsidiary of the Issuer if (i) no Default or Event of Default has occurred and is continuing at the time of or will occur and be continuing after giving effect to such designation and (ii) (x) APHL could incur at least €1.00 of additional Debt under the first paragraph of the covenant described under "—Certain Covenants—Limitation on Debt" or (y) the Fixed Charge Coverage Ratio would not be less than it was immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such designation.

        Any such designation as an Unrestricted Subsidiary or Restricted Subsidiary by the Issuer's board of directors will be evidenced to the Trustee by filing a resolution of the Issuer's board of directors with the Trustee giving effect to such designation and an Officer's Certificate certifying that such designation complies with the foregoing conditions, and giving the effective date of such designation. Any such filing with the Trustee must occur within 45 days after the end of the Issuer's fiscal quarter in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the Issuer's fiscal year, within 90 days after the end of such fiscal year).

Reports to Holders

        So long as any Notes are outstanding, the Issuer will furnish to the Trustee:

  (1)
  within 120 days after the end of each of the Issuer's fiscal years annual reports containing the following information: (a) audited consolidated balance sheets of the Issuer as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Issuer for the two most recent fiscal years, including footnotes to such financial statements and the report of the Issuer's independent auditors on the financial statements; (b) an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition and liquidity and capital resources, and a discussion of material commitments and contingencies and critical accounting policies; (c) a description of the business and management of the Issuer; and (d) material recent developments to the extent not previously reported;

  (2)
  within 60 days following the end of each of the first three fiscal quarters in each fiscal year of the Issuer, quarterly reports containing the following information: (a) an unaudited condensed consolidated balance sheet as of the end of such quarter and unaudited condensed statements of income and cash flow for the quarterly and year-to-date periods ending on the unaudited condensed balance sheet date, and the comparable prior year periods for the Issuer, together with condensed footnote disclosure; (b) operating and financial review of the unaudited financial statements, including a discussion of the consolidated financial condition and results of operations of the Issuer and any material change between the current quarterly period and the corresponding period of the prior year; and (c) material recent developments to the extent not previously reported; and

  (3)
  promptly after the occurrence of any material acquisition, disposition or restructuring of the Issuer and the Restricted Subsidiaries, taken as a whole, or any change of the entire board of directors, chairman of the board of directors, chief executive officer or chief financial officer or change in auditors of the Issuer, a press release containing a description of such event.

        The Issuer will make available copies of all reports furnished to the Trustee (a) on the website of the Ardagh group of companies; and (b) through the newswire service of Bloomberg, or, if Bloomberg does not then operate, any similar agency.

Consolidation, Merger and Sale of Assets

        The Issuer will not, in a single transaction or through a series of transactions, consolidate or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of, or take any action pursuant to any resolution passed by the Issuer's board of directors or shareholders with respect to a demerger or division pursuant to which the Issuer would dispose of, all or substantially all of the Issuer's properties and assets (other than Capital Stock, Debt or other securities of any Unrestricted Subsidiary of the Issuer) to any other Person or Persons and the Issuer will not permit any Restricted Subsidiary of the Issuer to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets (other than Capital Stock, Debt or other securities of any Unrestricted Subsidiary) of the Issuer and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons. The previous sentence will not apply if:

  (a)
  at the time of, and immediately after giving effect to, any such transaction or series of transactions, either (i) the Issuer will be the continuing corporation or (ii) the Person (if other than the Issuer) formed by or surviving any such consolidation or merger or to which such sale, assignment, conveyance, transfer, lease or disposition of all or substantially all the properties and assets of the Issuer and its Restricted Subsidiaries on a consolidated basis has been made (the "Surviving Entity"):

  (x)
  will be a corporation duly incorporated and validly existing under the laws of any member state of the European Union or the European Economic Area, the United States of America, any state thereof, the District of Columbia, Canada, Switzerland, Australia or Bermuda; and

  (y)
  will expressly assume, by a supplemental indenture in form satisfactory to the Trustee, the Issuer's obligations under the Notes, the Indenture and the Security Documents, and the Notes, the Indenture and the Security Documents will remain in full force and effect as so supplemented;

  (b)
  immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Issuer or any Restricted Subsidiary of the Issuer incurred in connection with or as a result of such transaction or series of transactions as having been incurred by the Issuer or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default will have occurred and be continuing;

  (c)
  immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter fiscal period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), APHL could incur at least €1.00 of additional Debt pursuant to clause (a) of paragraph (1) of the covenant described under "Limitation on Debt";

  (d)
  any of the Issuer's or any of its Restricted Subsidiaries' property or assets would thereupon become subject to any Lien, the provisions of the covenant described under "Limitation on Liens" are complied with; and

  (e)
  the Issuer or the Surviving Entity will have delivered to the Trustee, in form and substance satisfactory to the Trustee, an Officer's Certificate (attaching the computations to demonstrate compliance with clause (c) above) and an opinion of independent counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of the Indenture and that the Indenture and the Notes constitute legal, valid and binding obligations of the continuing person, enforceable in accordance with their terms.

        The Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, but, in the case of a lease of all or substantially all of the Issuer's assets, the Issuer will not be released from the obligation to pay the principal of, premium, if any, and interest on the Notes.

        Nothing in the Indenture prevents any Restricted Subsidiary of the Issuer from consolidating with, merging into or transferring all or substantially all of its properties and assets to the Issuer or any Restricted Subsidiary of the Issuer.

        Although there is a limited body of case law interpreting the phrase "all or substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

        The Issuer will publish a notice of any consolidation, merger or sale of assets described above in accordance with the provisions of the Indenture described under "—Notices" and, so long as the rules of the Irish Stock Exchange so require, notify such exchange of any such consolidation, merger or sale.

Events of Default

  (1)
  Each of the following is an "Event of Default" under the Indenture:

  (a)
  default for 30 days in the payment when due of any interest or any Additional Amounts on any Note;

  (b)
  default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

    (c)
    failure to comply with the provisions of the covenant described under "—Certain Covenants—Consolidation, Merger and Sale of Assets";

    (d)
    failure to comply with any covenant or agreement of the Issuer or of any Restricted Subsidiary of the Issuer that is contained in the Indenture (other than specified in clause (a), (b) or (c) above) and such failure continues for a period of 60 days or more, in each case after the written notice specified in clause (2) below;

    (e)
    default under the terms of any instrument evidencing or securing the Debt of the Issuer or any Restricted Subsidiary of the Issuer having an outstanding principal amount in excess of €75,000,000, in each case, individually or in the aggregate, if that default: (x) results in the acceleration of the payment of such Debt or (y) is caused by the failure to pay such Debt at final maturity thereof after giving effect to the expiration of any applicable grace periods and other than by regularly scheduled required prepayment and such failure to make any payment has not been waived or the maturity of such Debt has not been extended, and in either case the total amount of such Debt unpaid or accelerated exceeds €75,000,000 or its equivalent at the time;

    (f)
    the Security Interests purported to be created under any Security Document will, at any time, cease to be in full force and effect and constitute a valid and perfected Lien with the priority required by the applicable Security Document for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, or any Security Interest purported to be created thereunder is declared invalid or unenforceable or the Issuer granting Collateral the subject of any such Security Interest asserts, in any pleading in any court of competent jurisdiction, that any such Security Interest is invalid or unenforceable and (but only in the event that such failure to be in full force and effect or such assertion is capable of being cured without imposing any new hardening period, in equity or at law, that such Security Interest was not otherwise subject immediately prior to such failure or assertion) such failure to be in full force and effect or such assertion has continued uncured for a period of 15 days;

    (g)
    one or more final judgments, orders or decrees (not subject to appeal and not covered by insurance) shall be rendered against the Issuer or any Material Subsidiary of the Issuer, either individually or in an aggregate amount, in excess of €75,000,000 or its equivalent at the time, and either a creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or there shall have been a period of 60 consecutive days or more during which a stay of enforcement of such judgment, order or decree was not (by reason of pending appeal or otherwise) in effect; and

    (h)
    the occurrence of certain events of bankruptcy, insolvency, receivership or reorganization with respect to the Issuer or any Material Subsidiary of the Issuer.

  (2)
  If an Event of Default (other than as specified in clause (1)(h) above) occurs and is continuing, the Trustee or the holders of not less than 30% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer (and to the Trustee if such notice is given by the holders) may, and the Trustee, upon the written request of such holders, shall, declare the principal of, premium, if any, and any Additional Amounts and accrued interest on all of the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes will become immediately due and payable.

  (3)
  If an Event of Default specified in clause (1)(h) above occurs and is continuing, then the principal of, premium, if any, and Additional Amounts and accrued and unpaid interest on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

  (4)
  At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuer and the Trustee, may rescind such declaration and its consequences if:

  (a)
  the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

  (i)
  all overdue interest and Additional Amounts on all Notes then outstanding;

  (ii)
  all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes;

  (iii)
  to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes; and

  (iv)
  all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

  (b)
  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

  (c)
  all Events of Default, other than the non-payment of amounts of principal of, premium, if any, and any Additional Amounts and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

    No such rescission shall affect any subsequent default or impair any right consequent thereon.

  (5)
  The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all the Notes, waive any past defaults under the Indenture, except a default:

  (a)
  in the payment of the principal of, premium, if any, and Additional Amounts or interest on any Note; or

  (b)
  in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holders of 90% of the outstanding Notes.

  (6)
  No holder of any of the Notes has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless the holders of at least 30% in aggregate principal amount of the outstanding Notes have made a written request to, and offered indemnity and/or security (including by way of pre-funding) reasonably satisfactory to, the Trustee to institute such proceeding as trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and indemnity or security and the Trustee within such 30-day period has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not, however, apply to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, and Additional Amounts or interest on such Note on or after the respective due dates expressed in such Note.

  (7)
  If a Default or an Event of Default occurs and is continuing and is known to a responsible officer of the Trustee, the Trustee will mail to each holder of the Notes notice of the Default or Event of Default within 15 Business Days after its occurrence. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, and Additional Amounts or interest on any Notes, the Trustee may withhold the notice to the holders of such

    Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interests of the holders of the Notes. Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee, and the Trustee has received, indemnity and/or security (including by way of pre-funding) satisfactory to the Trustee in its sole discretion against any loss, liability or expense.

  (8)
  The Issuer is required to furnish to the Trustee annual statements as to the performance of the Issuer and its Restricted Subsidiaries under the Indenture and as to any default in such performance. The Issuer is also required to notify the Trustee within 15 Business Days of the occurrence of any Default stating what action, if any, they are taking with respect to that Default.

  (9)
  In the event of a declaration of acceleration of the Notes because an Event of Default as described in clause (e) of paragraph (1) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to such clause (e) shall be remedied or cured, or waived by the holders of the Debt that gave rise to such Event of Default, or such Debt shall have been discharged in full, within 20 days after the Event of Default arose and if (1) the annulment of the acceleration (if applicable) of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest, including Additional Amounts, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Legal Defeasance or Covenant Defeasance

        The Indenture provides that the Issuer may, at its option and at any time prior to the Stated Maturity of the Notes, elect to have the obligations of the Issuer discharged with respect to the outstanding Notes ("Legal Defeasance"). Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes except as to:

  (a)
  the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

  (b)
  the Issuer's obligations to issue temporary Notes, register, transfer or exchange any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust;

  (c)
  the rights, powers, trusts, duties and immunities of the Trustee and the obligations of the Issuer in connection therewith; and

  (d)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer released with respect to certain covenants set forth in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such covenants will not constitute a Default or an Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes. These events do not include events relating to non-payment, bankruptcy, insolvency, receivership and reorganization. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (a)
  the Issuer must irrevocably deposit or cause to be deposited in trust with the Trustee, for the benefit of the holders of the Notes cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and U.S. Government Securities (in the case of the Dollar Notes) and cash in euro, European Government Obligations, or a combination of cash in euro and European Government Obligations (in the case of the Euro Notes), in such amounts as will be sufficient to pay and discharge the principal of, premium, if any, and interest, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must (i) specify whether the Notes are being defeased to maturity or to a particular redemption date; and (ii) if applicable, have delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes of such principal, premium, if any, or interest;

  (b)
  in the case of Legal Defeasance, the Issuer must have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee stating that (x) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the Issue Date, there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (c)
  in the case of Covenant Defeasance, the Issuer must have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee to the effect that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (d)
  no Default or Event of Default will have occurred and be continuing (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (ii) insofar as bankruptcy or insolvency events described in clause (1)(h) of "—Events of Default" above is concerned, at any time during the period ending on the 123rd day after the date of such deposit;

  (e)
  such Legal Defeasance or Covenant Defeasance shall not cause the Trustee for the Notes to have a conflicting interest as defined in the Indenture;

  (f)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), the Indenture or any material agreement or instrument to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

  (g)
  such defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the U.S. Investment Company Act of 1940 unless such trust shall be registered under such Act or exempt from registration thereunder;

  (h)
  the Issuer must have delivered to the Trustee an opinion of independent counsel in the country of the Issuer's incorporation to the effect that after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and an opinion of independent counsel reasonably acceptable to the Trustee that the Trustee shall have a perfected security interest in such trust funds for the ratable benefit of the holders of the Notes;

  (i)
  the Issuer must have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of the Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others, or removing assets beyond the reach of the relevant creditors or increasing debts of the Issuer to the detriment of the relevant creditors;

  (j)
  no event or condition shall exist that would prevent the Issuer from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 123rd day after the date of such deposit; and

  (k)
  the Issuer must have delivered to the Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

        If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due because of any acceleration occurring after an Event of Default, then the Issuer will remain liable for such payments.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder (except as to surviving rights of registration of transfer or exchange of such Notes as expressly provided for in the Indenture) when:

  (a)
  the Issuer has irrevocably deposited or caused to be deposited with the Trustee as funds in trust for such purpose an amount in cash in U.S. dollars, U.S. Government Securities, or a combination of cash in U.S. dollars and U.S. Government Securities (in the case of the Dollar Notes) and cash in euro, European Government Obligations or a combination of cash in euro and European Government Obligations (in the case of the Euro Notes) sufficient to pay and discharge the entire Debt on such Notes that have not, prior to such time, been delivered to the Trustee for cancellation, for principal of, premium, if any, and any Additional Amounts and accrued and unpaid interest on such Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be and the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such Notes at Maturity or on the redemption date, as the case may be and either:

  (i)
  all the Notes that have been authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation; or

  (ii)
  all Notes that have not been delivered to the Trustee for cancellation (x) have become due and payable (by reason of the mailing of a notice of redemption or otherwise), (y) will become due and payable at Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer's name, and at the Issuer's expense;

  (b)
  the Issuer has paid or caused to be paid all other amounts payable by the Issuer under the Indenture; and

  (c)
  the Issuer has delivered to the Trustee an Officer's Certificate and an opinion of counsel, each stating that:

  (i)
  all conditions precedent provided in the Indenture relating to the satisfaction and discharge of all Notes under the Indenture have been satisfied; and

  (ii)
  such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument governed by the laws of the State of New York to which either Issuer or any Subsidiary is a party or by which either Issuer or any Subsidiary is bound.

Amendments and Waivers

        The Indenture contains provisions permitting the Issuer and the Trustee to enter into a supplemental indenture without the consent of the holders of the Notes for certain limited purposes, including, among other things, curing ambiguities, defects or inconsistencies, or making any change that does not adversely affect the rights of any holder of the Notes in any material respect. With the consent of the holders of not less than a majority in aggregate principal amount of the Notes then outstanding, the Issuer and the Trustee are permitted to amend or supplement the Indenture; provided that if any amendment, waiver or other modification will only affect one series of the Notes, only the consent of the holders of not less than a majority in principal amount of the then outstanding Notes of such series shall be required. However, no such modification or amendment may, without the consent of the holders of 90% of the outstanding Notes (provided, however, that if any amendment, waiver or other modification will only affect one series of the Notes, only the consent of the holders of at least 90% of the aggregate principal amount of such series shall be required (and not the consent of at least 90% of the aggregate principal amount of all Notes then outstanding)), with respect to any such Notes held by a non-consenting holder:

  (a)
  change the Stated Maturity of the principal of, or any installment of or Additional Amounts or interest on, any Note;

  (b)
  reduce the principal amount of any Note (or Additional Amounts or premium, if any) or the rate of or change the time for payment of interest on any Note;

  (c)
  change the coin or currency in which the principal of any Note or any premium or any Additional Amounts or the interest thereon is payable;

  (d)
  impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

  (e)
  reduce the principal amount of Notes whose holders must consent to any amendment, supplement or waiver of provisions of the Indenture;

  (f)
  modify any of the provisions relating to supplemental indentures requiring the consent of holders of the Notes or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby;

  (g)
  directly or indirectly release the Liens on the Collateral except as permitted by the Indenture and the Security Documents; or

  (h)
  make any change in the provisions of the Indenture described under "—Additional Amounts" that adversely affects the rights of any holder of the Notes or amend the terms of the Notes or the Indenture in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Issuer agrees to pay Additional Amounts (if any) in respect thereof in the supplemental indenture.

        Notwithstanding the foregoing, without the consent of any holder of the Notes, the Issuer and the Trustee may modify, amend or supplement the Indenture:

  (i)
  to evidence the succession of another Person to the Issuer and the assumption by any such successor of the provisions in the Indenture and in the Notes in accordance with "—Certain Covenants—Consolidation, Merger and Sale of Assets";

  (ii)
  to add to the Issuer's covenants or any other obligor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer or any other obligor upon the Notes, as applicable, in the Indenture or in the Notes;

  (iii)
  to cure any ambiguity, or to correct or supplement any provision in the Indenture or the Notes that may be defective or inconsistent with any other provision in the Indenture or the Notes or make any other provisions with respect to matters or questions arising under the Indenture or the Notes; provided that, in each case, such provisions shall not adversely affect the interests of the holders of the Notes;

  (iv)
  to conform the text of the Indenture, the Security Documents or the Notes to any provision of the "Description of the Notes" in the Offering Memorandum to the extent that such provision in the "Description of the Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Security Documents or the Notes;

  (v)
  to evidence and provide the acceptance of the appointment of a successor Trustee or Security Agent under the Indenture or any Security Document;

  (vi)
  to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Notes as additional security for the payment and performance of the Issuer's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise; or

  (vii)
  to provide for the issuance of Additional Notes in accordance with and if permitted by the terms of and limitations set forth in the Indenture.

        In formulating its opinion on such matters, the Trustee shall be entitled to require and rely on such evidence as it deems appropriate, including an opinion of counsel and an Officer's Certificate.

        The consent of the holders of the Notes will not be necessary under the Indenture to approve the particular form of any proposed amendment, waiver or consent. It is sufficient if such consent approves the substance of the proposed amendment, waiver or consent. A consent to any amendment or waiver under the Indenture by any holder of the Notes given in connection with a tender of such holder's Notes will not be rendered invalid by such tender.

        The Issuer will inform the Irish Stock Exchange of any material amendment to the Indenture or any supplement thereto. The Issuer will also publish a notice of any such material amendment in accordance with the provisions of the Indenture described immediately below under "—Notices."

Notices

        Notices regarding the New Notes will be:

  (a)
  (i) delivered to holders of the New Notes electronically or mailed by first-class mail, postage prepaid, and (ii) if and so long as the New Notes are listed on the Irish Stock Exchange and the rules and regulations of the Irish Stock Exchange so require, published in a newspaper having a general circulation in Ireland (which is expected to be The Irish Times or, to the extent and in the manner permitted by the rules of the Irish Stock Exchange, posted on the official website of the Irish Stock Exchange (www.ise.ie)); and

  (b)
  in the case of certificated New Notes, mailed to holders of such New Notes by first class mail at their respective addresses as they appear on the registration books of the registrar.

        Notices given by first class mail will be deemed given five calendar days after mailing and notices given by publication will be deemed given on the first date on which publication is made. For New Notes represented by a global registered New Note, notice will be deemed given by delivery to DTC, Euroclear or Clearstream Banking, as applicable, and for so long as the global registered New Notes are listed on the Irish Stock Exchange in accordance with clause (a)(ii) above.

The Trustee

        The Indenture provides that, except during the continuance of an Event of Default of which a responsible officer of the Trustee had written notice, the Trustee will perform only such duties as are set forth specifically in the Indenture. The permissive rights of the Trustee to take or refrain from taking any action enumerated in the Indenture will not be construed as an obligation or duty.

        The Indenture contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified and/or secured (including by way of pre-funding) to its satisfaction.

No Personal Liability of Directors, Officers, Employees and Shareholders

        No director, officer, employee, incorporator, member or shareholder of the Issuer will have any liability for any obligations of the Issuer under the New Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a New Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws.

Governing Law

        The Indenture is, and the New Notes will be, governed by and construed in accordance with the laws of the State of New York, and provides or will provide, as applicable, for the submission of the parties to the jurisdiction of the courts in the State of New York. The application of the provisions set out in articles 86 to 94-8 of the Luxembourg law on commercial companies dated August 10, 1915, as amended, to the New Notes is excluded.

        There are no limitations on the right of nonresidents of Luxembourg or owners who are not citizens of Luxembourg to hold or vote the Notes imposed by Luxembourg law or by the Articles of Association of the Issuer.

Certain Definitions

        "2016 Indenture" means the indenture governing the May 2016 Senior Notes as replaced, refinanced, amended or supplemented.

        "Acquired Debt" means Debt of a Person:

  (a)
  existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any of its Restricted Subsidiaries; or

  (b)
  assumed in connection with the acquisition of assets from any such Person,

in each case provided that such Debt was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of assets from any Person.

        "Additional Dollar Notes" means any additional dollar Notes that may be issued after the Issue Date.

        "Additional Euro Notes" means any additional euro Notes that may be issued after the Issue Date.

        "Additional New Notes" means any additional New Notes that may be issued after the initial date of issuance of the New Notes.

        "Additional Notes" means Additional Dollar Notes and Additional Euro Notes together.

        "Affiliate" means, with respect to any specified Person:

  (a)
  any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person;

  (b)
  any other Person that owns, directly or indirectly, 5% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or

  (c)
  any other Person 5% or more of the Voting Stock of which is beneficially owned or held, directly or indirectly, by such specified Person.

        For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling," "controlled" have meanings correlative to the foregoing.

        "APHL" means (i) Ardagh Packaging Holdings Limited, a private limited company; (ii) any direct or indirect parent company of the company referred to in clause (i) to the extent such company has assumed the parent guarantees of the 2016 Indenture (or a successor or assign thereof) and becomes subject to the covenants applicable thereto, or (iii) any Surviving Entity (as defined in the 2016 Indenture) of the entity referred to in clause (i) or (ii) or any Surviving Entity thereof, and in all cases, any successor thereof.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

  (a)
  any Capital Stock of any Restricted Subsidiary of such Person (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer);

  (b)
  all or substantially all of the properties and assets of any division or line of business of such Person or any Restricted Subsidiary of such Person; or

  (c)
  any other of such Person's or any of such Person's Restricted Subsidiary's properties or assets.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (i)
  any transfer or disposition of assets that is governed by the provisions of the Indenture described under "—Certain Covenants—Consolidation, Merger and Sale of Assets" and "—Purchase of Notes upon a Change of Control" or any transfer or disposition of assets consummated in connection with a Permitted Reorganization;

  (ii)
  any transfer or disposition of assets by any Restricted Subsidiary of the Issuer to the Issuer or to any other Restricted Subsidiary of the Issuer in accordance with the terms of the Indenture;

  (iii)
  any transfer or disposition of obsolete or permanently retired equipment or facilities that are no longer useful in the conduct of the Issuer's and any of the Issuer's Restricted Subsidiary's business and that are disposed of in the ordinary course of business;

  (iv)
  any disposition of accounts receivable and related assets in a Permitted Receivables Financing;

  (v)
  the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

  (vi)
  the foreclosure, condemnation or any similar action with respect to any property or other assets;

  (vii)
  any unwinding or termination of hedging obligations not for speculative purposes;

  (viii)
  any single transaction or series of related transactions that involves assets or Capital Stock having a Fair Market Value of less than €25,000,000;

  (ix)
  for the purposes of the covenant described under "—Certain Covenants—Limitation on Sale of Certain Assets" only, the making of a Permitted Investment or a disposition permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments";

  (x)
  the sale, lease or other disposition of equipment, inventory, property or other assets in the ordinary course of business;

  (xi)
  the lease, assignment or sublease of any real or personal property in the ordinary course of business;

  (xii)
  an issuance of Capital Stock by a Restricted Subsidiary of such Person or to another Restricted Subsidiary of such Person;

  (xiii)
  a Permitted Investment or a Restricted Payment (or a transaction that would constitute a Restricted Payment but for the exclusions from the definition thereof) that is not prohibited by the covenant described under "—Certain Covenants—Limitation on Restricted Payments" or a "restricted payment" (or a transaction that would constitute a "restricted payment" but for the exclusions from the definition thereof) and "permitted investments" as defined in the 2016 Indenture and not prohibited by the covenant limiting restricted payments thereof;

  (xiv)
  any disposition of Capital Stock, Debt or other securities of any Unrestricted Subsidiary or a Permitted Joint Venture;

  (xv)
  sales of assets received by such Person or any Restricted Subsidiary of such Person upon the foreclosure on a Lien granted in favor of such Person or any Restricted Subsidiary of such Person;

  (xvi)
  sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Issuer or any of its Restricted Subsidiaries to the extent that such license does not prohibit the Issuer or any of its Restricted Subsidiaries from using the technologies licensed (other than pursuant to exclusivity or non-competition arrangements negotiated on an arm's-length basis) or require the Issuer or any of its Restricted Subsidiaries to pay any fees for any such use;

  (xvii)
  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business; or

  (xviii)
  sales, issuances, conveyances, transfers, leases or other dispositions to the extent constituting Permitted Liens.

        "Average Life" means, as of the date of determination with respect to any Debt, the quotient obtained by dividing:

  (a)
  the sum of the products of:

  (i)
  the numbers of years from the date of determination to the date or dates of each successive scheduled principal payment of such Debt multiplied by

  (ii)
  the amount of each such principal payment; by

  (b)
  the sum of all such principal payments.

        "Bund Rate" means, with respect to any redemption date, the rate per annum equal to the equivalent yield to maturity as of such redemption date of the Comparable German Bund issue, assuming a price for the Comparable German Bund issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date, where:

  (a)
  "Comparable German Bund Issues" means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to September 15, 2019, and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Euro Notes and of a maturity most nearly equal to September 15, 2019; provided that if the period from such redemption date to September 15, 2019 is less than one year, a fixed maturity of one year shall be used;

  (b)
  "Comparable German Bund Price" means, with respect to any redemption date, the average of the Reference German Bund Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

  (c)
  "Reference German Bund Dealer" means any dealer of German Bundesanleihe securities appointed by the Issuer (and notified to the Trustee); and

  (d)
  "Reference German Bund Dealer Quotations" means, with respect to each Reference German Bund Dealer and any redemption date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany time on the third business day preceding such redemption date.

        "Business Day" means a day of the year on which banks are not required or authorized by law to close in Dublin, New York City or London and, in relation to a transaction involving euro, any TARGET day.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person's equity, any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person and any rights (other than debt securities convertible into or exchangeable for Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock, whether now outstanding or issued after the Issue Date.

        "Capitalized Lease Obligation" means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a capital lease obligation under IFRS, and, for purposes of the Indenture, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with IFRS and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Cash Equivalents" means any of the following:

  (a)
  any evidence of Debt with a maturity of 180 days or less from the date of acquisition issued or directly and fully guaranteed or insured by a member state of the European Union or European Economic Area, the United States of America, any state thereof or the District of Columbia, Canada, Switzerland, Australia or any agency or instrumentality thereof (each, an "Approved Jurisdiction");

  (b)
  time deposit accounts, certificates of deposit, money market deposits or bankers' acceptances with a maturity of 180 days or less from the date of acquisition issued by a bank or trust company having combined capital and surplus and undivided profits of not less than €500 million, whose debt has a rating, at the time any investment is made therein, of at least BBB+ or the equivalent thereof by S&P and at least Baa1 or the equivalent thereof by Moody's;

  (c)
  commercial paper with a maturity of 180 days or less from the date of acquisition issued by a corporation that is not either the Issuer's or any Restricted Subsidiary's Affiliate and is at the time of acquisition, rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's;

  (d)
  repurchase obligations with a term of not more than seven days for underlying securities of the type described in clause (a) or (b) above entered into with a financial institution meeting the qualifications described in clause (b) above;

  (e)
  investments in money market mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kind described in clauses (a) through (d) above; or

  (f)
  any investments classified as cash equivalents under IFRS.

        "Change of Control" has the meaning given to such term under "—Purchase of Notes upon a Change of Control." "Commission" means the U.S. Securities and Exchange Commission.

        "Commodity Hedging Agreements" means any type of commodity hedging agreement designed to protect against or manage exposure to fluctuations in commodity prices and entered into in good faith in the ordinary course of business for such purposes.

        "Consolidated Adjusted Net Income" of any Person means, for any period, such Person's and its Restricted Subsidiaries' consolidated net income (or loss) for such period as determined in accordance with IFRS, adjusted by excluding (to the extent included in such consolidated net income or loss), without duplication:

  (a)
  any net after-tax extraordinary gains or losses;

  (b)
  any net after-tax gains or losses attributable to sales of assets of such Person or any Restricted Subsidiary of such Person that are not sold in the ordinary course of business;

  (c)
  the portion of net income or loss of any other Person (other than such Person or a Restricted Subsidiary of such Person), including Unrestricted Subsidiaries, in which such Person or any Restricted Subsidiary of such Person has an equity ownership interest, except that such

    Person's or a Restricted Subsidiary of such Person's equity in the net income of such other Person for such period shall be included in such Consolidated Adjusted Net Income to the extent of the aggregate amount of dividends or other distributions actually paid to such Person or any Restricted Subsidiary of such Person in cash dividends or other distributions during such period;

  (d)
  the net income or loss of any Restricted Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its shareholders (other than restrictions contained in the Credit Facilities and related agreements permitted by clause 2(a) of "—Certain Covenants—Limitation on Debt");

  (e)
  any extraordinary, exceptional, unusual or nonrecurring loss, expense or charge (including severance, relocation, plant closure, operational improvement or restructuring costs or reserves or provisions therefor) relating to, or directly or indirectly resulting from, or incurred in connection with, any Asset Sale, Investment, acquisition, reorganization, restructuring or operational improvement initiative, or offering or refinancing of debt or equity securities;

  (f)
  the non-cash accounting effects of any acquisition, purchase, merger, reorganization or other similar transaction, including any increase in amortization or depreciation resulting from adjustments to tangible or intangible assets, the consequence of any revaluation of inventory or other non-cash charges or effects (including losses on derivatives);

  (g)
  the cumulative effect of a change in accounting principles after the Issue Date;

  (h)
  any charge or expense recorded for non-cash or capitalized interest on Deeply Subordinated Funding;

  (i)
  net after tax gains or losses attributable to (i) the termination of pension plans, (ii) the acquisition of securities or the extinguishment of debt or (iii) currency exchange transactions that are not in the ordinary course of business;

  (j)
  net income or loss attributable to discontinued operations; and

  (k)
  any restoration to net income of any contingency reserve, except to the extent it was provided for in a prior period.

        "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of:

  (a)
  the sum of Consolidated Adjusted Net Income of such Person, plus in each case to the extent deducted in computing Consolidated Adjusted Net Income for such period:

  (i)
  Consolidated Net Interest Expense of such Person;

  (ii)
  Consolidated Tax Expense of such Person; and

  (iii)
  Consolidated Non-cash Charges of such Person, less all non-cash items increasing Consolidated Adjusted Net Income of such Person for such period and less all cash payments during such period relating to non-cash charges that were added back to Consolidated Adjusted Net Income of such Person in determining the Consolidated Fixed Charge Coverage Ratio of such Person in any prior period;

  (b)
  to the sum of:

  (i)
  Consolidated Net Interest Expense of such Person; and

  (ii)
  cash and non-cash dividends due (whether or not declared) on such Person's and any of its Restricted Subsidiaries' Preferred Stock (to any Person other than such Person and any Wholly Owned Restricted Subsidiary of such Person), in each case for such period;

provided that in calculating the Consolidated Fixed Charge Coverage Ratio or any element thereof for any period, pro forma effect will be given to any realized or expected synergies, cost efficiencies and cost savings relating to, or directly or indirectly resulting from, or associated with, any Asset Sale, Investment, acquisition, reorganization, restructuring or operational improvement initiative that has occurred during the period included in the calculation or any prior period or would reasonably be expected to occur in connection with an acquisition or other transaction in relation to which "pro forma" effect is given as if such synergies, cost efficiencies or cost savings had been effective throughout the period included in the calculation;

  provided further, without limiting the application of the previous proviso, that:

  (w)
  if such Person or any Restricted Subsidiary of such Person has incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio of such Person is an incurrence of Debt or both, Consolidated Adjusted Net Income of such Person and Consolidated Net Interest Expense of such Person for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period;

  (x)
  if, since the beginning of such period, such Person or any Restricted Subsidiary of such Person shall have made any Asset Sale, Consolidated Adjusted Net Income of such Person for such period shall be reduced by an amount equal to the Consolidated Adjusted Net Income of such Person (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the Consolidated Adjusted Net Income of such Person (if negative) directly attributable thereto, for such period and the Consolidated Net Interest Expense of such Person for such period shall be reduced by an amount equal to the Consolidated Net Interest Expense of such Person directly attributable to any Debt of such Person or of any Restricted Subsidiary thereof repaid, repurchased, defeased or otherwise discharged with respect to such Person and the continuing Restricted Subsidiaries thereof in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary of such Person is sold, the Consolidated Net Interest Expense of such Person for such period directly attributable to the Debt of such Restricted Subsidiary to the extent such Person and the continuing Restricted Subsidiaries thereof are no longer liable for such Debt after such sale);

  (y)
  if, since the beginning of such period, such Person or any Restricted Subsidiary thereof (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of such Person (or any Person which becomes a Restricted Subsidiary of such Person) or an acquisition of assets, including any acquisition of an asset occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Adjusted Net Income of such Person and Consolidated Net Interest Expense of such Person for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period; and

  (z)
  if, since the beginning of such period, any other Person (that subsequently became a Restricted Subsidiary of such Person or was merged with or into such Person or any Restricted Subsidiary thereof since the beginning of such period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (x) or (y) above if made by such Person or a Restricted Subsidiary thereof during such period, Consolidated Adjusted Net Income of such Person and Consolidated Net Interest Expense of such Person for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition occurred on the first day of such period.

        If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt for a period equal to the remaining term of such Interest Rate Agreement).

        "Consolidated Net Interest Expense" of any Person means, for any period, without duplication and in each case determined on a consolidated basis in accordance with IFRS, the sum of:

  (a)
  such Person's and its Restricted Subsidiaries' total interest expense for such period, including, without limitation:

  (i)
  amortization of debt discount;

  (ii)
  the net costs of Commodity Hedging Agreements, Interest Rate Agreements and Currency Agreements (including amortization of fees and discounts);

  (iii)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and similar transactions;

  (iv)
  the interest portion of any deferred payment obligation and amortization of debt issuance costs; plus

  (b)
  the interest component of such Person's and its Restricted Subsidiaries' Capitalized Lease Obligations accrued and/or scheduled to be paid or accrued during such period other than the interest component of Capitalized Lease Obligations between or among such Person and any Restricted Subsidiary thereof or between or among Restricted Subsidiaries of such Person; plus

  (c)
  such Person's and its Restricted Subsidiaries non-cash interest expenses and interest that was capitalized during such period; plus

  (d)
  the interest expense on Debt of another Person to the extent such Debt is guaranteed by such Person or any Restricted Subsidiary thereof or secured by a Lien on such Person's or any Restricted Subsidiary thereof's assets, but only to the extent that such interest is actually paid by such Person or such Restricted Subsidiary; minus

  (e)
  the interest income of such Person and its Restricted Subsidiaries during such period (other than any non-cash interest income on (i) any proceeds of the Notes loaned or advanced to a parent company of such Person or (ii) any Debt of a parent company of such Person owed to such Person or one of its Restricted Subsidiaries arising as a result of a distribution to such entity).

        Notwithstanding any of the foregoing, Consolidated Net Interest Expense shall not include any of the following:

  (a)
  interest accrued, capitalized or paid in respect of Deeply Subordinated Funding;

  (b)
  gains, losses, expenses or charges associated with refinancing of debt;

  (c)
  gains, losses, expenses or charges associated with the total or partial extinguishment of debt;

  (d)
  gains, losses, expenses or charges resulting from "mark to market" provisions or fair value charges applied to or resulting from derivatives; or

  (e)
  any non-cash pension expense.

        "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with IFRS (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

        "Consolidated Tax Expense" of any Person means, for any period with respect to any Relevant Taxing Jurisdiction, the provision for all national, local and foreign federal, state or other income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with IFRS.

        "continuing" means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

        "Contribution Debt" means Debt of any Permitted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions and any such cash contributions that have been used to make a Restricted Payment or a Permitted Investment) made to the equity (other than through the issuance of Redeemable Capital Stock) of the Issuer or in the form of Deeply Subordinated Funding, in each case, after the Issue Date, provided that (without prejudice to the rights of the Issuer and the Restricted Subsidiaries, including the right to divide and/or classify and/or reclassify as described in "—Certain Covenants—Limitation on Debt") such Contribution Debt is so designated as Contribution Debt pursuant to an Officer's Certificate on the Incurrence date thereof.

        "Credit Facility" or "Credit Facilities" means one or more debt facilities, indentures or other arrangements (including the Senior Credit Facilities or commercial paper facilities) with banks, insurance companies, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financings, letters of credit or other forms of guarantees and assurances, or other Debt, including overdrafts, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, repaid or refinanced (and whether in whole or in part and whether or not with the original administrative agent or lenders or another administrative agent or agents or other bank or institutions and whether provided under the Senior Credit Facilities and one or more other credit or other agreements, indentures, financing agreements or otherwise) and, for the avoidance of doubt, includes any agreement extending the maturity of, refinancing or restructuring all or any portion of the indebtedness under such agreements or any successor agreements.

        "Currency Agreements" means, in respect of a Person, any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements designed to protect such Person against or manage exposure to fluctuations in foreign currency exchange rates.

        "Debt" means, with respect to any Person, without duplication:

  (a)
  all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business;

  (b)
  all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

  (c)
  all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers' acceptances, receivables facilities or other similar facilities;

  (d)
  all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

  (e)
  all Capitalized Lease Obligations of such Person;

  (f)
  all obligations of such Person under or in respect of Commodity Hedging Agreements, Interest Rate Agreements and Currency Agreements; and

  (g)
  preferred stock of APHL and all Redeemable Capital Stock of such Person valued at the greater of its voluntary maximum fixed repurchase price and involuntary maximum fixed repurchase price plus accrued and unpaid dividends;

if and to the extent the preceding items in clauses (a) to (f) would appear as debt on a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with IFRS, provided that the term "Debt" shall not include (i) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business that are not more than 90 days past due; (ii) Debt in respect of the incurrence by the Issuer or any of its Restricted Subsidiaries of Debt in respect of standby letters of credit, performance bonds or surety bonds provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business to the extent such letters of credit or bonds are not drawn upon or, if and to the extent drawn upon are honored in accordance with their terms and if, to be reimbursed, are reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond; (iii) anything accounted for as an operating lease in accordance with IFRS as at the Issue Date; (iv) any pension obligations of the Issuer or any of its Restricted Subsidiaries; (v) Debt incurred by a Permitted Subsidiary in connection with a transaction where (x) such Debt is borrowed from a bank or trust company having a combined capital and surplus and undivided profits of not less than €500 million, whose debt has a rating immediately prior to the time such transaction is entered into, of at least A or the equivalent thereof by S&P and €2 or the equivalent thereof by Moody's and (y) a substantially concurrent Investment is made by a Permitted Subsidiary in the form of cash deposited with the lender of such Debt, or a Subsidiary or Affiliate thereof, in amount equal to such Debt; and (vi) Deeply Subordinated Funding. In addition, "Debt" of the specified Person shall include all Debt of another Person secured by a Lien on any asset of the specified Person (whether or not such Debt is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of Debt of another Person, and Preferred Stock of any Restricted Subsidiary.

        For purposes of this definition, the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Debt will be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock; provided, that if such Redeemable Capital Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Redeemable Capital Stock as reflected in the most recent financial statements of such Person.

        "Deeply Subordinated Funding" means any funds provided to the Issuer pursuant to an agreement, note, security or other instrument, other than Capital Stock, that (i) is subordinated in right of payment to all Debt of the Issuer, (ii)(A) does not mature or require any amortization, redemption or other repayment of principal, (B) does not require payment of any cash interest or any similar cash amounts, and (C) contains no change of control or similar provisions and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment (other than as a result of insolvency proceedings of the Issuer), in each case prior to the 90th day following the repayment in full of the Notes and all other amounts due under the Indenture, (iii) does not provide for or require any security interest or encumbrance over any asset of the Issuer or any Restricted Subsidiary and (iv) does not contain any covenants (financial or otherwise) other than a covenant to pay such Deeply Subordinated Funding.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.

        "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Issuer's board of directors or one of its Subsidiaries who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or is not an Affiliate, or an officer, director or employee of any Person (other than the Issuer or a Restricted Subsidiary of the Issuer) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions; provided that no member of the Issuer's board of directors shall be deemed to have any such direct or indirect financial interest solely as a result of such member's ownership of Capital Stock of the Issuer, or any successor or holding company thereof or such member's serving on the board of directors of the Issuer or any successor or holding company thereof.

        "Dollar Notes" means the New Dollar Notes together with the Old Dollar Notes and any Additional Dollar Notes.

        "euro" or "€" means the lawful currency of the member states of the European Union who have agreed to share a common currency in accordance with the provisions of the Maastricht Treaty dealing with European monetary union.

        "Euro Equivalent" means, with respect to any monetary amount in a currency other than euro, at any time for the determination thereof, the amount of euro obtained by converting such foreign currency involved in such computation into euro at the spot rate for the purchase of euro with the applicable foreign currency as published under "Currency Rates" in the section of the Financial Times entitled "Currencies, Bonds & Interest Rates" on the date that is two Business Days prior to such determination.

        "Euro Notes" means the New Euro Notes together with the Old Euro Notes and any Additional Euro Notes.

        "European Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of a member state of the European Union (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such government is pledged.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

        "Excluded Contribution" means Net Cash Proceeds or property or assets received by the Issuer as capital contributions (other than Contribution Debt and any contributions used to make a Restricted Payment or a Permitted Investment) to the equity (other than through the issuance of Redeemable Capital Stock) of the Issuer or in the form of Deeply Subordinated Funding, in each case, after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of its employees to the extent funded by the Issuer or any Restricted Subsidiary) of Capital Stock (other than

Redeemable Capital Stock) of the Issuer, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Issuer and, if such Excluded Contributions are non-cash assets or property, they are promptly contributed to a Permitted Subsidiary.

        "Existing Ardagh Bonds" means (i) the Existing Secured Notes and (ii) the Existing Unsecured Notes.

        "Existing Secured Notes" means the July 2014 Secured Notes and the May 2016 Secured Notes.

        "Existing Unsecured Notes" means the January 2013 Senior Notes, the February 2014 Senior Notes, the July 2014 Senior Notes and the May 2016 Senior Notes.

        "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Issuer's board of directors.

        "February 2014 Senior Notes" means the existing $415,000,000 aggregate principal amount of 6.250% Senior Notes due 2019 and $415,000,000 aggregate principal amount of 6.750% Senior Notes due 2021.

        "guarantees" means, as applied to any obligation,

  (a)
  a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

  (b)
  an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, by the pledge of assets and the payment of amounts drawn down under letters of credit.

        "IFRS" means International Financial Reporting Standards as adopted by the European Union, as in effect from time to time.

        "Incremental Facility" means the incremental facility under the Term Loan Facilities Credit Agreement.

        "Intercreditor Agreement" means the Intercreditor Agreement dated as of December 7, 2010, as amended, restated, modified or replaced from time to time, by and among Ardagh Packaging Holdings Limited, the subsidiary guarantors party thereto, Citibank, N.A., London Branch, as Trustee for certain of the Existing Secured Notes and Existing Unsecured Notes, The Bank of New York Mellon, as trustee for certain of the Existing Unsecured Notes, Law Debenture Trust Company of New York, as trustee for certain of the Existing Secured Notes, Citibank, N.A., as the Senior Agent, and others.

        "Interest Rate Agreements" means, in respect of a Person, any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect such Person against or manage exposure to fluctuations in interest rates.

        "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including guarantees) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Debt issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with IFRS.

        "Investments" excludes extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

        "Issue Date" means September 16, 2016.

        "January 2013 Senior Notes" means the currently outstanding principal amount of the 7.000% Senior Notes due 2020.

        "July 2014 Secured Notes" means the existing €1,155,000,000 aggregate principal amount of 4.250% First Priority Senior Secured Notes due 2022 and $1,110,000,000 aggregate principal amount of First Priority Senior Secured Notes due 2019.

        "July 2014 Senior Notes" means the existing $440,000,000 aggregate principal amount of 6.000% Senior Notes due 2021.

        "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, standard security, assignation in security claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

        "Listed Company" means any direct or indirect Subsidiary of the Issuer who has a class of Voting Stock (or American Depositary Receipts) listed (or admitted for trading) on a Major International Stock Exchange.

        "Major International Stock Exchange" means the New York Stock Exchange, the NASDAQ Stock Market, the London Stock Exchange, the Toronto Stock Exchange, the Hong Kong Stock Exchange, Euronext Paris or the Deutsche Börse.

        "Material Subsidiary" means any Restricted Subsidiary that represents 5% or more of the Total Assets or consolidated EBITDA of the Issuer, measured, in the case of Total Assets, as of the last day of the most recent fiscal quarter for which financial statements are available, and in the case of consolidated EBITDA, for the four fiscal quarters ended most recently for which financial statements are available.

        "Maturity" means, with respect to any indebtedness, the date on which any principal of such indebtedness becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

        "May 2016 Secured Notes" means the existing $500,000,000 aggregate principal amount of Senior Secured Floating Rate Notes due 2021, €440,000,000 4.125% Senior Secured Notes due 2023 and the $1,000,000,000 4.625% Senior Secured Notes due 2023.

        "May 2016 Senior Notes" means the existing €750,000,000 aggregate principal amount of 6.750% Senior Notes due 2024 and the $1,650,000,000 aggregate principal amount of 7.250% Senior Notes due 2024.

        "Moody's" means Moody's Investor Service, Inc. and its successors.

        "Net Cash Proceeds" means:

  (a)
  with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including (x) payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any of its Restricted

    Subsidiaries) and (y) any cash or Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of:

    (i)
    brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel, accountants, investment banks and other consultants) related to such Asset Sale;

    (ii)
    provisions for all taxes paid or payable, or required to be accrued as a liability under IFRS as a result of such Asset Sale;

    (iii)
    all distributions and other payments required to be made to any Person (other than the Issuer or any of its Restricted Subsidiaries) owning a beneficial interest in the assets subject to the Asset Sale; and

    (iv)
    appropriate amounts required to be provided by the Issuer or any of its Restricted Subsidiaries, as the case may be, as a reserve in accordance with IFRS against any liabilities associated with such Asset Sale and retained by the Issuer or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer's Certificate delivered to the Trustee; and

  (b)
  with respect to any capital contributions, issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under "—Certain Covenants—Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Cash Equivalents, payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any of its Restricted Subsidiaries), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Offering Memorandum" means the offering memorandum, dated September 7, 2016, issued by the Issuer related to the offering of the Old Notes.

        "Officer's Certificate" means a certificate signed by an officer of the Issuer or a Surviving Entity, as the case may be, and delivered to the Trustee.

        "Permitted Collateral Liens" means Liens on the Collateral:

  (a)
  that are described in one or more of clauses (h), (i), (j), (l) and (q) of the definition of "Permitted Liens" and, in each case, arising by law or that would not materially interfere with the ability of the Security Agent to enforce the Security Interests in the Collateral; and

  (b)
  to secure the Notes (including any Additional Notes permitted under the Indenture) and any permitted Refinancing Indebtedness in respect thereof.

        "Permitted Debt" has the meaning given to such term under "—Certain Covenants—Limitation on Debt."

        "Permitted Holders" means

        (a)   Yeoman Capital S.A., its successors and assigns, (b) any of Paul Coulson, Brendan Dowling, Houghton Fry, Edward Kilty, John Riordan or Niall Wall, and any trust created for the benefit of one or more of the foregoing or their respective natural person Affiliates, or the estate, executor, administrator, committee or beneficiaries of any thereof, and (c) any of their respective Affiliates.

        "Permitted Investments" means any of the following:

  (a)
  (i) Investments in cash or Cash Equivalents; and (ii) Investments in any Restricted Subsidiary of the Issuer or any other Person if as a result of such Investment such other Person becomes a Restricted Subsidiary of the Issuer or such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Issuer or a Restricted Subsidiary of the Issuer;

  (b)
  intercompany Debt to the extent permitted under clause (d) of the definition of "Permitted Debt";

  (c)
  expenses or advances to cover payroll, travel, entertainment, moving, other relocation and similar matters;

  (d)
  Investments in the Notes and Investments by a Permitted Subsidiary in the Existing Ardagh Bonds;

  (e)
  Investments existing at the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment existing on the Issue Date or (b) as otherwise permitted under the Indenture;

  (f)
  Investments in Commodity Hedging Agreements, Interest Rate Agreements and Currency Agreements permitted under clauses (h), (i) and (j) of "—Certain Covenants—Limitation on Debt;"

  (g)
  loans and advances (or guarantees to third-party loans) to directors, officers or employees of the Issuer or any of its Restricted Subsidiaries made in the ordinary course of business and consistent with the Issuer's past practices or past practices of its Restricted Subsidiaries, as the case may be, in an amount outstanding not to exceed at any one time €20,000,000;

  (h)
  Investments in a Person to the extent that the consideration therefor consists of the issue and sale (other than to any Subsidiary) of shares of the Issuer's Qualified Capital Stock or Deeply Subordinated Funding or the net proceeds thereof (other than any Excluded Contribution or the proceeds of any Contribution Debt);

  (i)
  pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

  (j)
  Investments of the Issuer or its Restricted Subsidiaries described under item (v) to the proviso to the definition of "Debt";

  (k)
  (i) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts or arbitration awards, and (ii) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

  (l)
  any Investments received in comprise or resolution of litigation, arbitration or other disputes;

  (m)
  any guarantee of Debt permitted to be incurred by the covenant described under "—Certain Covenants—Limitation on Debt", performance guarantees and contingent obligations incurred in the ordinary course of business and creation of Liens on the assets of APHL or any of its Restricted Subsidiaries in compliance with the covenant described under "—Certain Covenants—Liens";

  (n)
  any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Limitations on Transactions with Affiliates" (except transactions described in clauses (ii), (v), (x) and (xi);

  (o)
  advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and advance payment made and deferred consideration and performance guarantees, in each case in the ordinary course of business; and

  (p)
  any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

        "Permitted Joint Venture" means any joint venture or similar combinations or other transaction pursuant to which the Issuer or any of its Restricted Subsidiaries enters into, acquires or subscribes for any shares, stock, securities or other interest in or transfers any assets to any joint venture; provided, however, that the primary business of such joint venture is a Similar Business.

        "Permitted Liens" means the following types of Liens:

  (a)
  Liens existing as of the Issue Date;

  (b)
  [Intentionally deleted]

  (c)
  Liens on assets given, disposed of or otherwise transferred in connection with a Permitted Receivables Financing permitted to be incurred pursuant to clause (m) of paragraph (2) of "—Certain Covenants—Limitation on Debt";

  (d)
  [Intentionally deleted]

  (e)
  [Intentionally deleted]

  (f)
  any interest or title of a lessor under any Capitalized Lease Obligation and Liens to secure Debt (including Capitalized Lease Obligations) permitted under the covenant described under "—Certain Covenants—Limitation on Debt" covering only the assets acquired with such Debt;

  (g)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

  (h)
  statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, material men, repairmen, employees, pension plan administrators or other like Liens arising in the ordinary course of the Issuer's or any of its Restricted Subsidiaries' business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings or Liens arising solely by virtue of any statutory or common law provisions relating to attorney's liens or bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

  (i)
  Liens for taxes, assessments, government charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings for which a reserve or other appropriate provision, if any, as shall be required in conformity with IFRS shall have been made;

  (j)
  Liens incurred or deposits made to secure the performance of tenders, bids or trade or government contracts, or to secure leases, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (other than obligations for the payment of money);

  (k)
  zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights-of-way, utilities, sewers, electrical lines, telephone lines, telegraph wires, restrictions, encroachments and other similar charges, encumbrances or title defects and incurred in the ordinary course of business that do not in the aggregate materially interfere with in any material respect the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries on the properties subject thereto, taken as a whole;

  (l)
  Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (m)
  Liens on property existing at the time such property is acquired or on property of, or on shares of Capital Stock or Debt of, any Person existing at the time such Person is acquired by, merged with or into or consolidated with, any Restricted Subsidiary of the Issuer; provided that such Liens (i) do not extend to or cover any property or assets of (A) the Issuer or (B) any Restricted Subsidiary of the Issuer other than, in the case of clause (B) (x) the property or assets acquired or (y) the property or assets of the Person acquired, merged with or into or consolidated with any Restricted Subsidiary of the Issuer and (ii) were created prior to, and not in connection with or in contemplation of such acquisition, merger or consolidation;

  (n)
  Liens securing the Issuer's or any Restricted Subsidiary (other than a Permitted Subsidiary) obligations under Commodity Hedging Agreements, Interest Rate Agreements or Currency Agreements permitted under clauses (h), (i) and (j) of paragraph (2) under "—Certain Covenants—Limitation on Debt" or any collateral for the Debt to which such Commodity Hedging Agreements, Interest Rate Agreements or Currency Agreements relate;

  (o)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or other insurance (including unemployment insurance) or deposits to secure public or statutory obligations of such Person or deposits of cash or government bonds to secure performance, bid, surety or appeal bonds and completion bonds and guarantees to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

  (p)
  Liens incurred in connection with a cash management program established in the ordinary course of business;

  (q)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or any of its Restricted Subsidiaries, including rights of offset and set-off;

  (r)
  any extension, renewal or replacement, in whole or in part, of any Lien; provided that any such extension, renewal or replacement shall not extend in any material respect to any additional property or assets;

  (s)
  Liens securing Debt incurred to refinance Permitted Refinancing Debt permitted to be incurred under the Indenture; provided that any such Lien shall not extend to or cover materially any assets not securing the Debt so refinanced plus improvements and accessions to such property and assets and proceeds and distributions thereof;

  (t)
  purchase money Liens to finance property or assets of any Permitted Subsidiary acquired in the ordinary course of business; provided that (i) the related purchase money Debt shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Issuer or any of its Restricted Subsidiaries other than the property and assets so acquired;

  (u)
  Permitted Collateral Liens;

  (v)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

  (w)
  [Intentionally deleted];

  (x)
  [Intentionally deleted];

  (y)
  Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person's obligations in respect of bankers' acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (z)
  leases, licenses, subleases and sublicenses of assets in the ordinary course of business;

  (aa)
  Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third-party relating to such property or assets;

  (bb)
  Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business; and

  (cc)
  customary Liens on and in respect of deposits required in connection with the purchase of property, equipment and inventory, in each case incurred in the ordinary course of business.

        "Permitted Receivables Financing" means any financing pursuant to which any Permitted Subsidiary may sell, convey or otherwise transfer to any other Person or grant a security interest in, any accounts receivable (and related assets) in an aggregate principal amount equivalent to the Fair Market Value of such accounts receivable (and related assets) of any Permitted Subsidiary; provided that (a) the covenants, events of default and other provisions applicable to such financing shall be customary for such transactions and shall be on market terms (as determined in good faith by Issuer's board of directors) at the time such financing is entered into, (b) the interest rate applicable to such financing shall be a market interest rate (as determined in good faith by the Issuer's board of directors) at the time such financing is entered into and (c) such financing shall be non-recourse to the Issuer or any of its Restricted Subsidiaries except to a limited extent customary for such transactions.

        "Permitted Refinancing Debt" means any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this definition and paragraph (2)(n) of "—Certain Covenants—Limitation on Debt," a "refinancing") of any Debt of the Issuer or any of its Restricted Subsidiaries or pursuant to this definition, including any successive refinancings, so long as:

  (a)
  such Debt is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing;

  (b)
  the Average Life of such Debt is equal to or greater than the Average Life of the Debt being refinanced;

  (c)
  the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being refinanced; and

  (d)
  the new Debt is an obligation of one or more Permitted Subsidiaries;

provided that Permitted Refinancing Debt will not include Debt of any Restricted Subsidiary of the Issuer that refinances Debt of an Unrestricted Subsidiary.

        "Permitted Reorganization" means any amalgamation, demerger, merger, voluntary liquidation, consolidation, reorganization, winding up or corporate reconstruction, directly or indirectly, in one or a series of related transactions involving the Issuer or any of its Restricted Subsidiaries (a "Reorganization") that is made on a solvent basis; provided that (a) any payments or assets distributed in connection with such Reorganization remain within the Issuer and its Restricted Subsidiaries; and (b) if any shares or other assets form part of the Collateral, substantially equivalent Liens must be granted over such shares or assets of the recipient such that they form part of the Collateral. For the avoidance of doubt, the term "Permitted Reorganization" shall include the closure of bank accounts and the conversion of debt instruments into Capital Stock or other equity instruments.

        "Permitted Subsidiary" means any of (i) APHL or (ii) the Listed Company if such company has assumed the parent guarantees of the 2016 Indenture and becomes subject to the covenants applicable thereto and in either case (iii) any of the Restricted Subsidiaries of the persons referred to in (i) or (ii) of this definition.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock" means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

        "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of the Indenture, a calculation made in good faith by a responsible financial or accounting officer of the Issuer; provided that any such calculation shall (x) give effect to any realized or expected synergies, cost efficiencies and cost savings relating to, or directly or indirectly resulting from, or associated with, any Asset Sale, Investment, acquisition, reorganization, restructuring or operational improvement initiative that has occurred during the period included in the calculation or any prior period or would reasonably be expected to occur in connection with an acquisition or other transaction in relation to which "pro forma" effect is given, as if such synergies, cost efficiencies or cost savings had been effective throughout the period included in the calculation and (y) eliminate any extraordinary, exceptional, unusual or nonrecurring loss, expense or charge (including severance, relocation, plant closure, operational improvement or restructuring costs or reserves therefor) relating to, or directly or indirectly resulting from, or incurred in connection with, any Asset Sale, Investment, acquisition, reorganization, restructuring or operational improvement initiative, or offering of debt or equity securities.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

        "Public Equity Offering" means (i) a public offer and sale of Qualified Capital Stock, the listing of which, after such public offer, is on a Major International Stock Exchange and (ii) following an initial Public Equity Offering, an offer and sale of Qualified Capital Stock.

        "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

        "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of the Issuer in circumstances in which the holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would constitute Qualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of any "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes will not constitute Redeemable Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the covenants described under "—Certain Covenants—Limitation on Sale of Certain Assets" and "—Purchase of Notes upon a Change of Control" and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Notes as are required to be repurchased pursuant to the covenants described under "—Certain Covenants—Limitation on Sale of Certain Assets" and "—Purchase of Notes upon a Change of Control." "Replacement Assets" means properties and assets that replace the properties and assets that were the subject of an Asset Sale or properties and assets that are, or will be, used in the Issuer's business or in that of the Restricted Subsidiaries of the Issuer or any and all businesses that in the good faith judgment of the board of directors of the Issuer are reasonably related, and, in each case, any capital expenditure relating thereto.

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of such Person other than an Unrestricted Subsidiary.

        "S&P" means Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. and its successors.

        "Securities Act" means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

        "Senior Credit Facilities" means any Credit Facility of the Restricted Subsidiaries of the Issuer, including, without limitation, the Incremental Facility.

        "Senior Debt" means all Debt of the Issuer or its Permitted Subsidiaries permitted to be incurred under the covenant described under "—Certain Covenants—Limitation on Debt" and all obligations with respect thereto to the extent such debt is not contractually subordinated to the Notes. Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

  (a)
  any liability for taxes owed or owing by the Issuer or any Restricted Subsidiary that is not a Permitted Subsidiary;

  (b)
  any Debt that is incurred in violation of the Indenture; or

  (c)
  any trade payables.

        "Similar Business" means any business, service or other activity engaged in by the Issuer or any Restricted Subsidiaries of the Issuer on the Issue Date or following the completion of the Acquisition and any business, service or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and the Restricted Subsidiaries are engaged on the Issue Date or following the completion of the Acquisition or any business that, in the good faith business judgment of the Issuer, constitutes a reasonable diversification of business conducted by the Issuer and its Subsidiaries.

        "Stated Maturity" means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest, respectively, is due and payable, and, when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any installment of interest thereon, is due and payable.

        "Subsidiary" means, with respect to any Person:

  (a)
  a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; and

  (b)
  any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

        "TARGET Day" means a day on which the trans-European Automated Real-time Gross Settlement Express Transfer system is operating.

        "Term Loan Facilities Credit Agreement" means the credit agreement dated as of December 17, 2013, by and among, inter alios, Ardagh Holdings USA and Ardagh Packaging Finance S.A., as co-borrowers, the Parent Guarantor, as parent guarantor, the subsidiaries of the Parent Guarantor party thereto as subsidiary guarantors, the lenders from time to time party thereto, Citibank, N.A. as administrative agent and Citibank, N.A., London Branch, as security agent, in respect of the Term Loan Facilities and the Incremental Facility as amended or modified from time to time.

        "Total Assets" means the consolidated total assets of the Issuer and its Restricted Subsidiaries as shown on the most recent consolidated balance sheet delivered in accordance with the provisions described under "—Certain Covenants—Reports to Holders."

        "Total Inventories" means, as of any date, the amount of raw materials, packaging materials, work-in-progress and finished goods of the Issuer and its Restricted Subsidiaries, net of any provisions in respect of the foregoing items, in each case, as of the date of the most recent balance sheet delivered in accordance with the provisions described under "—Certain Covenants—Reports to Holders."

        "Total Receivables" means, as of any date, (a) the amount of accounts receivable of the Issuer and its Restricted Subsidiaries plus (b) the amount of accounts receivable of the Issuer and its Restricted Subsidiaries that has been sold, conveyed or otherwise transferred in Permitted Receivables Financings and is outstanding, in each case, as of the date of the most recent balance sheet delivered in accordance with the provisions described under "—Certain Covenants—Reports to Holders."

        "Treasury Rate" means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) or other similar publication that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to September 15, 2019; provided, however, that if the period from such redemption date to September 15, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" of a Person means:

  (a)
  any Subsidiary of such Person that at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer's board of directors pursuant to the covenant described under "—Certain Covenants—Designation of Unrestricted and Restricted Subsidiaries"); and

  (b)
  any Subsidiary of an Unrestricted Subsidiary.

        "U.S. dollars" or "$" means the lawful currency of the United States of America.

        "U.S. Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

        "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

        "Wholly Owned Restricted Subsidiary" of a Person means any Restricted Subsidiary of such Person, all of the outstanding Capital Stock (other than directors' qualifying shares or shares of Restricted Subsidiaries required to be owned by third parties pursuant to applicable law) of which are owned by such Person or by one or more other Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more other Wholly Owned Restricted Subsidiaries.

BOOK-ENTRY; DELIVERY AND FORM

General

        The New Dollar Notes will be in registered form represented by one or more global notes without coupons attached (the "Dollar Global Notes"). The New Euro Notes will be in registered form represented by one or more global notes without interest coupons attached (the "Euro Global Notes"). The Dollar Global Notes and the Euro Global Notes are collectively referred to as the "Global Notes."

        The Dollar Global Notes will be deposited with a custodian for, and registered in the name of, Cede & Co., as nominee for DTC. The Euro Global Notes will be deposited with a common depositary and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream Banking.

        Ownership of interests in the Global Notes (the "Book-entry Interests") will be limited to persons who have accounts with DTC, Euroclear and/or Clearstream Banking, or persons who hold interests through such participants. DTC, Euroclear and Clearstream Banking will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries. Except under the limited circumstances described below, Book-entry Interests will not be held in definitive certificated form.

        Book-entry Interests will be shown on, and transfers thereof will be done only through, records maintained in the book-entry form by DTC, Euroclear and Clearstream Banking and their participants. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive certificated form. The foregoing limitations may impair the ability to own, transfer or pledge Book-entry Interests. In addition, while the Notes are in global form, holders of Book-entry Interests will not be considered the owners or "holders" of Notes for any purpose.

        So long as the Notes are held in global form, DTC, Euroclear and/or Clearstream Banking, as applicable (or their respective nominees), will be considered the sole holders of the Global Notes for all purposes under the Indenture. In addition, participants must rely on the procedures of DTC, Euroclear and/or Clearstream Banking, and indirect participants must rely on the procedures of DTC, Euroclear, Clearstream Banking and the participants through which they own Book-entry Interests, to transfer their interests or to exercise any rights of holders under the Indenture.

        Neither we nor the Trustee, the Principal Paying Agent, the U.S. Paying Agent or the Registrar will have any responsibility, or be liable, for any aspect of the records relating to the Book-entry Interests.

        The articles of association of the Issuer do not allow conversion of registered notes into notes in bearer form.

Redemption of the Global Notes

        In the event any Global Note (or any portion thereof) is redeemed, DTC, Euroclear and/or Clearstream Banking, as applicable, will redeem an equal amount of the Book-entry Interests in such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-entry Interests will be equal to the amount received by DTC, Euroclear and Clearstream Banking, as applicable, in connection with the redemption of such Global Note (or any portion thereof). We understand that, under the existing practices of DTC, Euroclear and Clearstream Banking, if fewer than all of a series of Notes are to be redeemed at any time, DTC, Euroclear and Clearstream Banking will credit their respective participants' accounts on a proportionate basis (with adjustments to prevent fractions), by lot or on such other basis as they deem fair and appropriate; provided, however, that no Book-entry Interest of less than €100,000 or $200,000 as applicable may be redeemed in part.

Payments on Global Notes

        We will make payments of any amounts owing in respect of the Global Notes (including principal, premium, if any, and interest) to DTC or its nominee (in the case of the Dollar Global Notes) and to the common depositary or its nominee for Euroclear and Clearstream Banking (in the case of Euro Global Notes), which will distribute such payments to participants in accordance with their customary procedures. We will make payments of all such amounts without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, except as may be required by law and as described under "Description of the New Notes—Additional Amounts." If any such deduction or withholding is required to be made, then, to the extent described under "Description of the New Notes—Additional Amounts," we will pay additional amounts as may be necessary in order that the net amounts received by any holder of the Global Notes or owner of Book-entry Interests after such deduction or withholding will equal the net amounts that such holder or owner would have otherwise received in respect of such Global Note or Book-entry Interest, as the case may be, absent such withholding or deduction. We expect that standing customer instructions and customary practices will govern payments by participants to owners of Book-entry Interests held through such participants.

        Under the terms of the Indenture, the Issuer and the Trustee will treat the registered holder of the Global Notes (e.g., DTC, Euroclear or Clearstream Banking (or their respective nominees)) as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuer, the Trustee, the Principal Paying Agent, the U.S. Paying Agent, the Registrar or any of their respective agents has or will have any responsibility or liability for any aspect of the records of DTC, Euroclear, Clearstream Banking or any participant or indirect participant relating to, or payments made on account of, a Book-entry Interest or for maintaining, supervising or reviewing the records of DTC, Euroclear, Clearstream Banking or any participant or indirect participant relating to, or payments made on account of, a Book-entry Interest, or DTC, Euroclear, Clearstream Banking or any participant or indirect participant.

Currency of Payment for the Global Notes

        The principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Dollar Global Notes, will be paid to holders of interests in such Notes through DTC in U.S. dollars. The principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Euro Global Notes, will be paid to holders of interests in such Notes through Euroclear and/or Clearstream Banking in euro.

Action by Owners of Book-entry Interests

        DTC, Euroclear and Clearstream Banking have advised the Issuer that they will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the Book-entry Interests are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. DTC, Euroclear and Clearstream Banking will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the Global Notes. However, if there is an Event of Default under the Indenture, each of DTC, Euroclear and Clearstream Banking reserves the right to exchange the Global Notes for definitive registered notes in certificated form ("Definitive Registered Notes") and to distribute Definitive Registered Notes to its participants.

Transfers

        Transfers between participants in DTC, Euroclear and Clearstream Banking will be effected in accordance with DTC, Euroclear and Clearstream Banking rules and will be settled in immediately available funds. If a holder requires physical delivery of Definitive Registered Notes for any reason, including to sell Notes to persons in jurisdictions that require physical delivery of securities or to pledge such Notes, such holder must transfer its interests in the Global Notes in accordance with the normal procedures of DTC, Euroclear and Clearstream Banking and in accordance with the procedures set forth in the Indenture.

        Any Book-entry Interest in one of the Global Notes that is transferred to a person who takes delivery in the form of a Book-entry Interest in any other Global Note will, upon transfer, cease to be a Book-entry Interest in the first mentioned Global Note and become a Book-entry Interest in such other Global Note, and accordingly will thereafter be subject to all procedures applicable to Book-entry Interests in such other Global Note for as long as it remains such a Book-entry Interest.

Definitive Registered Notes

        Under the terms of the Indenture, owners of the Book-entry Interests will receive Definitive Registered Notes:

  •
  if DTC, Euroclear or Clearstream Banking notifies the Issuer that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by us within 120 days; or

  •
  if the owner of a Book-entry Interest requests such an exchange in writing delivered through DTC, Euroclear or Clearstream Banking following an Event of Default under the Indenture.

        In the case of the issuance of Definitive Registered Notes, the holder of a Definitive Registered Note may transfer such Note by surrendering it to the registrar or transfer agent. In the event of a partial transfer or a partial redemption of a holding of Definitive Registered Notes represented by one Definitive Registered Note, a Definitive Registered Note will be issued to the transferee in respect of the part transferred and a new Definitive Registered Note in respect of the balance of the holding not transferred or redeemed will be issued to the transferor or the holder, as applicable; provided that no Definitive Registered Note in a denomination less than €100,000 or $200,000, as applicable, will be issued. We will bear the cost of preparing, printing, packaging and delivering the Definitive Registered Notes.

        We will not be required to register the transfer or exchange of Definitive Registered Notes for a period of 15 calendar days preceding (i) the record date for any payment of interest on the applicable series of Notes, (ii) any date fixed for redemption of the applicable series of Notes or (iii) the date fixed for selection of the applicable series of Notes to be redeemed in part. Also, we are not required to register the transfer or exchange of any Notes selected for redemption. In the event of the transfer of any Definitive Registered Note, the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents as described in the Indenture. We may require a holder to pay any taxes and fees required by law and permitted by the Indenture and the applicable series of Notes.

        If Definitive Registered Notes are issued and a holder thereof claims that such Definitive Registered Note has been lost, destroyed or wrongfully taken, or if such Definitive Registered Note is mutilated and is surrendered to the registrar or at the office of the transfer agent, we will issue and the Trustee, upon receipt of an authentication order, will authenticate a replacement Definitive Registered Note if the Trustee's and our requirements are met. The Issuer or the Trustee may require a holder requesting replacement of a Definitive Registered Note to furnish an indemnity bond sufficient in the judgment of both to protect us, the Trustee, the Principal Paying Agent or the U.S. Paying Agent

appointed pursuant to the Indenture from any loss which any of them may suffer if a Definitive Registered Note is replaced. The Issuer may charge for any expenses incurred by us in replacing a Definitive Registered Note.

        In case any such mutilated, destroyed, lost or stolen Definitive Registered Note has become or is about to become due and payable, or is about to be redeemed or purchased by the Issuer pursuant to the provisions of the Indenture, the Issuer, in its discretion, may, instead of issuing a new Definitive Registered Note, pay, redeem or purchase such Definitive Registered Note, as the case may be.

        Definitive Registered Notes may be transferred and exchanged only after the transferor first delivers to the Trustee a written certification (in the form provided in the Indenture) to the effect that such transfer will comply with any transfer restrictions applicable to such Notes.

        So long as the Notes are listed on the Irish Stock Exchange and the rules of such exchange so require, we will publish a notice of any issuance of Definitive Registered Notes in a newspaper having general circulation in Ireland (which we expect to be The Irish Times) or, to the extent and in the manner permitted by such rules, posted on the official website of the Irish Stock Exchange (http://www.ise.ie).

Information Concerning DTC, Euroclear and Clearstream Banking

  DTC

        DTC is:

  •
  a limited purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" under the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions among its participants. It does this through electronic book-entry changes in the accounts of securities participants, eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Others, such as banks, brokers, dealers, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct participant also have access to the DTC system and are known as indirect participants.

        Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that do not participate in the DTC system or otherwise take actions in respect of such interest may be limited by the lack of a definitive certificate for that interest. The laws of some jurisdictions require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests to such persons may be limited. In addition, owners of beneficial interests through the DTC system will receive distributions attributable to the Rule 144A Global Note only through DTC participants.

        The address of DTC in New York is 55 Water Street, New York, New York 10041.

  Euroclear and Clearstream Banking

        Our understanding with respect to the organization and operations of Euroclear and Clearstream Banking is as follows. Euroclear and Clearstream Banking hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Clearstream Banking provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream Banking interface with domestic securities markets. Euroclear and Clearstream Banking participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream Banking is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or Clearstream Banking participant, either directly or indirectly.

Global Clearance and Settlement under the Book-entry System

        Subject to compliance with the transfer restrictions applicable to the Global Notes, cross market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream Banking participants, on the other hand, will be done through DTC in accordance with DTC's rules on behalf of each of Euroclear or Clearstream Banking by the common depositary; however, such cross market transactions will require delivery of instructions to Euroclear or Clearstream Banking by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream Banking will, if the transaction meets its settlement requirements, deliver instructions to the common depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream Banking participants may not deliver instructions directly to the common depositary.

        Because of time zone differences, the securities account of a Euroclear or Clearstream Banking participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Banking participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream Banking, as the case may be) immediately following the settlement date of DTC. Cash received in Euroclear and Clearstream Banking as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream Banking participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Banking cash account only as of the business day for Euroclear or Clearstream Banking following DTC's settlement date.

        Although DTC, Euroclear and Clearstream Banking are expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, Euroclear or Clearstream Banking, as the case may be, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the Trustee, the Registrar or any Paying Agent will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 TAXATION

Material United States Federal Income Tax Consequences of the Exchange Offers

        The following discussion summarizes the material U.S. federal income tax consequences of an exchange of Old Notes for New Notes pursuant to these exchange offers by U.S. Holders (as defined below). This discussion is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address all of the tax considerations that may be relevant to a particular holder in light of the holder's circumstances, or certain categories of holders that may be subject to special rules. This summary does not consider any tax consequences arising under U.S. alternative minimum tax law, U.S. federal gift and estate tax law, the Medicare tax on certain net investment income or under the laws of any foreign, state, local or other jurisdictions. Each holder should consult its own independent tax advisor regarding its particular situation and the U.S. federal, state, local and foreign tax consequences of exchanging the Old Notes for New Notes. In addition as this discussion only summarizes the U.S. federal income tax consequences of the exchange offers, each holder should consult their own independent tax advisors as to the U.S. federal, state and other tax consequences of acquiring, owning and disposing of the New Notes.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of a Note that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust was in existence on August 20, 1996 and has properly elected to continue to be treated as a U.S. person.

        If any entity or arrangement treated as a partnership for U.S. federal income tax purposes exchanges Old Notes for New Notes pursuant to these exchange offers, the tax treatment of the exchange offers to a partner in or owner of the partnership entity generally will depend upon the status of the partner or owner and the activities of the entity. A person that is a partner in a partnership that is considering investing in Notes should consult its own tax advisor.

        The exchange of Old Notes for New Notes in the exchange offers will not constitute a taxable event for U.S. federal income tax purposes. Consequently, for such purposes, a U.S. Holder will not recognize gain upon receipt of a New Note in exchange for an Old Note in the exchange offer, the U.S. Holder's tax basis (and adjusted issue price) in the New Note received in the exchange offers will be the same as its adjusted tax basis (and adjusted issue price) in the corresponding Old Note immediately before the exchange, and the U.S. Holder's holding period in the New Note will include its holding period in the Old Note.

Material Luxembourg Tax Considerations

        The following summary is of a general nature and is included herein solely for information purposes. It is based on the laws presently in force in Luxembourg, though it is not intended to be, nor should it be construed to be, legal or tax advice. Investors in the New Notes should therefore consult their own professional advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject. In particular the summary does not take account of the application of any double taxation treaty that may apply in any given situation and does not address gift tax and subscription tax implications. This is not a complete analysis or listing of all possible tax consequences in relation to the New Notes and the offer to exchange New Notes for Old Notes and does not address all tax considerations that may be relevant for the New Notes holder. Special rules that are not discussed in the general descriptions below may also apply to the New Notes and Old Notes holder. There can be no assurance that the Luxembourg tax authorities will not challenge any of the Luxembourg tax consequences described thereafter; in particular, changes in law and/or administrative practice, as well as changes in relevant facts and circumstances, may alter the tax considerations described below.

        Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in this section to a tax, duty, levy, impost or other charge or withholding of a similar nature refers to Luxembourg tax law and/or concepts only. Also, please note that a reference to Luxembourg income tax encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l'emploi) as well as personal income tax (impôt sur le revenu, retenues d'impôt sur intérêts, dividendes, etc) generally. Investors may further be subject to net wealth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income tax, municipal business tax, net wealth tax as well as the solidarity surcharge invariably apply to most corporate taxpayers resident in Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.

  Withholding Tax

  Non-Luxembourg Tax Resident Holder and Luxembourg Tax Resident Holder

        Provided the New Notes qualified as debt from a Luxembourg income tax perspective, under Luxembourg general tax laws, there is in principle no withholding tax to be withheld by the Issuer of the New Notes on payments of principal, premium or arm's length interest (including accrued but unpaid interest) made to non-Luxembourg tax resident holders and Luxembourg tax resident holders of New Notes to the extent the New Notes do not give entitlement to a share of the profits generated by the issuing company and the issuing company is not thinly capitalized (in case of thinly capitalized companies and interest payments which are not arm's length, the "excessive" portion of interest is deemed to be a dividend potentially subject to dividend withholding tax). No Luxembourg withholding tax payable upon redemption or repurchase of the New Notes held by Luxembourg tax resident holders and non-Luxembourg tax resident holders to the extent the New Notes do not give entitlement to a share of the profits generated by the issuing company and the issuing company is not thinly capitalized.

        According to the Law of December 23, 2005, interest payments arising from the New Notes and paid by a paying agent established in Luxembourg would be subject to a compulsory withholding tax of 20% (as of January 1, 2017) if such payments are made for the immediate benefit of individuals resident in Luxembourg. The 20% withholding tax is levied by the aforementioned paying agent.

  Income Taxation

  Non-Luxembourg Tax Resident

        A non-Luxembourg tax resident holder of the New Notes, not having a permanent establishment or permanent representative in Luxembourg to which such New Notes are attributable, is not subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the New Notes. A gain realized by such non-resident holder of New Notes on the sale or disposal, in any form whatsoever, of the New Notes is further not subject to Luxembourg income tax to the extent the New Notes are not attributable to a permanent establishment or permanent representative in Luxembourg.

        A non-Luxembourg tax resident corporate holder of New Notes or an individual holder of New Notes acting in the course of the management of a professional or business undertaking, who has a permanent establishment or permanent representative in Luxembourg to which such New Notes are attributable, is subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the New Notes and on any gains realized upon the sale or disposal, in any form whatsoever, of the New Notes.

  Luxembourg Tax Resident

        A corporate holder of New Notes tax resident in Luxembourg must include any interest accrued or received, any redemption premium or issue discount, as well as any gain realized on the sale or disposal, in any form whatsoever, of the New Notes, in its taxable income for Luxembourg income tax assessment purposes. The same inclusion applies to an individual holder of New Notes, acting in the course of the management of a professional or business undertaking.

        Provided the corporate holders will not recognize a gain (including any foreign exchange gain) upon receipt of a New Note in exchange for an Old Note, the exchange offers will not constitute a taxable event for Luxembourg income tax purposes.

  Individual income tax

  Tax implications at the level of the Luxembourg resident individual taxpayers:

        According to article 102 (1a) of the Luxembourg Income Tax Law (LITL), an exchange of property shall be deemed a transfer for valuable consideration of the property given in exchange, followed by the acquisition for valuable consideration of the property received in exchange. The realization price of the property given in exchange is its estimated realizable value.

  Consideration with respect to capital gains:

        If the exchange takes place more than 6 months after the acquisition of the New Notes, the capital gain (if any) realized is fully tax exempt in Luxembourg. If the exchange takes place within 6 months of the acquisition of the New Notes, the capital gain (if any) should be considered as fully taxable under the category miscellaneous income according to article 99 LITL. However, it is interesting to note that according to article 22bis LITL, there may be an exception to the latter if one of the following conditions is met:

  •
  Upon conversion of a loan into equity, the capitalized interest that is related to the period of the financial year in progress prior to the conversion if taxable at the time of the exchange;

  •
  Upon transformation of a collective organization into another form of collective organization: the transfer to the shareholder of equity securities of the transformed organization;

  •
  Upon the merger of division of joint stock companies or resident companies of a Member State: the transfer to the shareholder of equity securities of the company or companies benefiting from the transfer through the exchange of securities held in the transferring company;

  •
  Upon acquisition:

  a)
  by a resident company of a Member State, or

  b)
  by a joint stock company fully subject to an income tax comparable to the Luxembourg corporate income tax;

  •
  In the capital of another company specified under a) or b) of a participation that either confers on the acquirer the majority of the voting rights or increases such majority in the acquired company: the transfer to the shareholder of securities of the acquiring company in exchange for securities held in the acquired company.

        On the understanding that the New Notes will have the same value as the Old Notes, there should be no capital gain from a Luxembourg individual income tax perspective.

  Consideration with respect to interest income:

        As an exchange of New Notes should be considered as an acquisition following a sale, the accrued interests not yet due should be considered as interest income put at disposal to the individuals upon the exchange of New Notes.

  Tax implications at the level of the Luxembourg non-resident individual taxpayers:

        On the understanding that the New Notes will have the same value as the Old Notes, there should be no capital gain from a Luxembourg individual income tax perspective. In the event of there being any capital gains taxable under Luxembourg domestic law, the tax implications for non-resident individual taxpayers should be reviewed on case-by-case analysis according to the specificities of the applicable double tax treaty provisions between Luxembourg and the country of tax residency of the taxpayer. Generally speaking, according to the Organisation for Economic Co-operation and Development model, capital gains are taxable in the State of residency of the individual taxpayer.

  Net Wealth Taxation

        A corporate holder of the New Notes, if resident of Luxembourg for tax purposes or, if not, where it maintains a permanent establishment or a permanent representative in Luxembourg to which the New Notes are attributable, is subject to Luxembourg net wealth tax on the fair value of such New Notes, except if the holder of such New Notes is governed by the law of May 11, 2007 organizing private family asset holding companies (Société de Gestion de Patrimoine Familiale), or by the laws of December 20, 2002 (as amended), December 17, 2010 and February 13, 2007 (SIF), or by the law of July 14, 2016 (RAIF).

        An individual holder of the New Notes, whether or not he/she is tax resident of Luxembourg, is not subject to Luxembourg net wealth tax.

  Other Taxes

        No Luxembourg value added tax (VAT) should arise on the issuance or transfer of the New Notes and on the exchange of Old Notes for New Notes.

        No capital duty, issuance tax and/or transfer tax should arise on the issuance or transfer of the New Notes and on the exchange of the Old Notes.

        No registration duties are levied on the transfer of a bond or any other negotiable security (excluding a transfer of interest in a partnership holding Luxembourg real estate property).

  Automatic exchange of information

        The following summary is of a general nature and is included herein solely for information purposes. It is based on the laws presently in force in Luxembourg, though it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the New Notes should therefore consult their own professional advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.

        Further, our Luxembourg comments are of general nature and do not result from an analysis of the Issuer's activities and potential entity classification for exchange of information purposes, especially CRS, as defined below.

        The Organisation for Economic Co-operation and Development ("OECD") has developed a global standard for automatic exchange of financial account information ("Global Standard"), composed of

  A.
  the Common Reporting Standard ("CRS") detailing the reporting and due diligence rules to be imposed on Financial Institutions and

  B.
  the Model Competent Authority Agreement ("MCAA"), pursuant to which governments would agree to exchange the information reported in order to achieve a comprehensive and multilateral automatic exchange of information ("AEOI") on a global basis.

        On December 9, 2014, the Council of the European Union ("EU Council") adopted Council Directive 2014/107/EU which amended Council Directive 2011/16/EU as regards the mandatory automatic exchange of information in the field of taxation (the "Euro-CRS Directive") in order to implement the CRS among the Member States.

        The Euro-CRS Directive was implemented into Luxembourg law by the law of December 18, 2015 on the automatic exchange of financial account information in the field of taxation ("CRS Law"). Since its implementation, the CRS Law has been complemented by a "Frequently Asked Questions" document published by the Luxembourg tax authorities on April 20, 2016 (as subsequently amended), a grand-ducal decree dated December 23, 2016 amending the grand-ducal decree dated March 15, 2016 and the administrative circular ECHA n°4 published by the Luxembourg tax authorities on February 6, 2017.

        The CRS Law requires Luxembourg financial institutions to identify financial accounts held, directly or indirectly, by certain account holders that are fiscally resident in another Member State or in a country with which Luxembourg has a tax information sharing agreement ("CRS Reportable Accounts"). Luxembourg financial institutions will then report information on such CRS Reportable Accounts to the Luxembourg tax authorities, which will thereafter automatically exchange this information with the competent foreign tax authorities on a yearly basis.

        Accordingly, the Issuer may (i) require its investors to provide information or documentation in relation to the identity and fiscal residence of holders of Old Notes/New Notes (including entities and their controlling persons, as the case may be) in order to ascertain their CRS status (in case of entities) and jurisdiction of resident for tax purposes and (ii) report information to the Luxembourg tax authorities and ultimately to the competent authorities of their jurisdiction(s) of residence for tax purposes in accordance with applicable rules and regulations, if such account is deemed to be a Reportable Account under the CRS Law.

        As such, holders of Old Notes/New Notes may be under the obligation to provide the Issuer with a self-certification.

        If a holder of Old Notes/New Notes is considered as "Passive Non-Financial Entity" under CRS Law, each natural person controlling a holder of Old Notes/New Notes could be considered as a controlling person which is a reportable person under the CRS and shall therefore be required to submit a self-certification in addition to the self-certification of the "Passive Non-Financial Entity" itself.

        In this context, the exchange of Old Notes against New Notes might be assimilated to an account closure followed by an account opening. Accordingly, in the case the holder of Old Notes/New Notes are reportable persons, the Issuer could be required to perform two reportings for CRS purposes, once for the account closure of the Old Notes with the determined information and then for the determined information for the New Notes, which would be considered as new accounts.

        Under the CRS Law, the Issuer may need to report the determined information for the calendar year 2016 to the Luxembourg tax authorities prior to June 30, 2017, with the first AEOI between competent authorities being by September 30, 2017.

        As mentioned above, prospective investors shall seek advice with their own professional tax advisors regarding the possible implications of CRS to their particular circumstances i.e., the requirements they need to fulfil based on CRS Law and the effects these may have on their situation or regarding their residence for tax purposes.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offers and so notifies us, or causes us to be so notified in writing, we have agreed that for a period of 180 days immediately following the Expiration Dates, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents.

        We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incidental to the exchange offers, but we will not pay any broker-dealer commissions or concessions. We will indemnify the holders of the Old Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act. By accepting the exchange offers, each broker-dealer that receives New Notes in the exchange offers agrees that it will stop using the prospectus if it receives notice from us of any event which makes any statement in this prospectus false in any material respect or which requires any changes in this prospectus in order to make the statements true.

        We are delivering copies of this prospectus in electronic form through the facilities of DTC, Euroclear and Clearstream Banking. You may obtain paper copies of the prospectus by contacting the information agent and depositary agent at its address specified in "The Exchange Offers—Information Agent and Depositary Agent." By participating in the exchange offers, you will be consenting to electronic delivery of these documents. The New Notes are new issues of securities with no established trading market. We intend to apply to have the New Notes admitted to the Official List of the Irish Stock Exchange and admitted to trading on its Global Exchange Market, but we cannot assure you that an active market for the New Notes will exist at any time and, if any such market develops, we cannot assure you as to the liquidity of such a market.

Offering Outside of the United States

        Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the exchange offers be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the exchange offers and the distribution of this prospectus. This prospectus does not constitute an offer to exchange or a solicitation of an offer to exchange any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Investors in the European Economic Area

        This prospectus has been prepared on the basis that any offer of the New Notes in any member state of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive (as defined below) from the requirement to publish a prospectus for offers of the New Notes. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the relevant member state, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer of New Notes which are the subject of the offering contemplated by this Prospectus may not be made to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of New Notes shall require the Issuer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of New Notes to the public" in relation to any New Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the New Notes to be offered so as to enable an investor to decide to purchase or subscribe for the New Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

Ireland

        No action may be taken with respect to the New Notes in Ireland otherwise than in conformity with the provisions of (a) the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) (as amended), including, without limitation, Regulations 7 and 152 thereof or any codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998; (b) the Irish Companies Act 2014 (the "Irish Companies Act"), the Central Bank Acts 1942 to 2014 (as amended) and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989; and (c) the Prospectus (Directive 2003/71/EC) Regulations 2005 (as amended) (the "Irish Prospectus Regulations") and any rules issued under Section 51 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005, by the Central Bank. This prospectus has been prepared on the basis that, to the extent any offer is made in Ireland, any offer of the New Notes will be made pursuant to one or more of the exemptions in Regulation 9(1) of the Irish Prospectus Regulations from the requirement to publish a prospectus for offers of the New Notes. Accordingly, any person making or intending to make an offer in Ireland of the New Notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Issuer to publish a prospectus pursuant to Regulation 12 of the Irish Prospectus

Regulations or supplement a prospectus pursuant to Regulation 51 of the Irish Prospectus Regulations, in each case, in relation to such offer. The Issuer has not authorized, nor does it authorize, the making of any offer of the New Notes in circumstances in which an obligation arises for the Issuer to publish or supplement a prospectus for such offer.

Notice to Investors in the United Kingdom

        This prospectus is for distribution only to, and is only directed at, persons who

  (i)
  are investment professionals, as such term is defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"),

  (ii)
  are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Promotion Order,

  (iii)
  are outside the United Kingdom, or

  (iv)
  are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issuance or sale of the New Notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons").

        This prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons. Recipients of this prospectus are not permitted to transmit it to any other person. The New Notes are not being offered to the public in the United Kingdom.

Notice to Investors in The Netherlands

        The New Notes are not and may not be offered in the Netherlands other than to persons or entities who or which are "qualified investors" as defined in the Prospectus Directive.

Notice to Investors in Luxembourg

        The New Notes may not be offered or sold within the territory of Luxembourg unless:

  (a)
  a prospectus has been duly approved by the Commission de Surveillance du Secteur Financier (the "CSSF") if Luxembourg is the Home Member State as defined in the law of 10 July 2005, as amended, on prospectuses for securities and implementing the Prospectus Directive; or

  (b)
  if Luxembourg is not the Home Member State, the CSSF has been notified by the competent authority in the Home Member State that the prospectus has been duly approved; or

  (c)
  the offer is made to "qualified investors" as described in points (1) to (4) of Section I of Annex II to Directive 2004/39/EC of the European Parliament and of the Council of April 21, 2004 on markets in financial instruments, and persons or entities who are, on request, treated as professional clients in accordance with Annex II to Directive 2004/39/EC, or recognized as eligible counterparties in accordance with Article 24 of Directive 2004/39/EC unless they have requested that they be treated as non-professional clients; or

  (d)
  the offer benefits from any other exemption to, or constitutes a transaction otherwise not subject to, the requirement to publish a prospectus.

NOTICE REGARDING SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS. ALL OF THE DIRECTORS AND EXECUTIVE OFFICERS OF THE ISSUER ARE NON-RESIDENTS OF THE UNITED STATES. ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF SUCH NON RESIDENT PERSONS AND OF THE ISSUER ARE LOCATED OUTSIDE THE UNITED STATES. AS A RESULT, IT MAY NOT BE POSSIBLE FOR INVESTORS TO EFFECT SERVICE OF PROCESS WITHIN THE UNITED STATES UPON SUCH PERSONS OR THE ISSUER, OR TO ENFORCE AGAINST THEM IN U.S. COURTS JUDGMENTS OBTAINED IN SUCH COURTS PREDICATED UPON THE CIVIL LIABILITY PROVISIONS OF THE FEDERAL SECURITIES LAWS OF THE UNITED STATES. THE ISSUER HAS BEEN ADVISED BY COUNSEL THAT THERE IS DOUBT AS TO THE ENFORCEABILITY IN LUXEMBOURG IN ORIGINAL ACTIONS, OR IN ACTIONS FOR ENFORCEMENT OF JUDGMENTS OF U.S. COURTS, OF LIABILITIES PREDICATED SOLELY UPON THE SECURITIES LAWS OF THE UNITED STATES.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are a public limited liability company (société anonyme) organized and existing under Luxembourg Law. All of our directors and officers and certain other persons referred to in this prospectus reside outside the United States in European member states including the United Kingdom, Ireland and Luxembourg. Substantially all of our assets, and all or a significant portion of the assets of our directors and officers, are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us or such persons, or to enforce against us or them in U.S. courts, including judgments predicated upon civil liability of us or such persons under U.S. securities laws.

Luxembourg

        We have been advised by our Luxembourg counsel that there is doubt as to whether the courts of Luxembourg would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws. It may be difficult for you to recover against us based upon a judgment of a U.S. court because such judgments are not automatically enforceable in Luxembourg.

        The United States and Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitral awards rendered in civil and commercial matters. An enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However a party who received such favorable judgment in a U.S. court may institute enforcement proceedings (exequatur) in Luxembourg by requesting enforcement of the U.S. judgment by the Luxembourg District Court (Tribunal d'Arrondissement) pursuant to Article 678 of the New Luxembourg Code of Civil Procedure. The Luxembourg District Court may authorize the enforcement of the U.S. judgment in Luxembourg if it is satisfied that all of the following conditions are met (subject to court interpretation, which may evolve):

  •
  the U.S. judgment is enforceable in the United States;

  •
  the U.S. court awarding the judgment has jurisdiction to adjudicate the respective matter under the applicable U.S. federal or state jurisdictions rules, and the jurisdiction of the U.S. court is recognized by Luxembourg private international and local law;

  •
  the U.S. court has applied to the dispute the substantive law which would have been designated by the Luxembourg conflict of law rules;

  •
  the principles of natural justice have been complied with;

  •
  the U.S. judgment does not contravene international public policy (ordre public) or order, both substantive and procedural, as understood under the laws of Luxembourg or has been given in proceedings of a criminal nature;

  •
  the U.S. court has acted in accordance with its own procedural laws;

  •
  the U.S. judgment was granted following proceedings in which the counterparty had the opportunity to appear and to present a defense; and

  •
  the U.S. judgment was not granted pursuant to an evasion of Luxembourg Law (fraude à la loi luxembourgeoise).

        In a judgment of the Luxembourg District Court, dated January 10, 2008 (decision number 13/2008; role number 111736), the Court differed slightly from the traditional rules for enforcing a judgment described above, and decided that, in order to enforce a foreign judgment in Luxembourg, a Luxembourg judge has to "make sure that three conditions are fulfilled, i.e. (1) the

"indirect" competence of the foreign judge based on the connection of the litigation with such judge, (2) the conformity with international public order requirements, both substantive and procedural, and (3) the absence of fraud to the law." In the same judgment, the District Court held that the Luxembourg judge does not need "to verify that the (substantive) law applied by the foreign judge is the law which would have been applicable according to Luxembourg conflict of law rules."

        The Luxembourg District Court's precedent first condition—i.e., the "indirect" competence of the foreign judge based on the connection of the litigation with such judge—was undermined by a judgment of the Luxembourg Supreme Civil Court of July 5, 2012, which specified that the competence of the foreign judge must be settled solely by reference to Luxembourg law.

        This judgment was implemented by a judgment of Luxembourg Appeal Court of March 5, 2014. The Appeal Court clarified the condition regarding the competence of the foreign judge by adding back the criterion of the connection of the litigation with such judge. Nevertheless, the Appeal Court read this criterion in a more restrictive way than the District Court. Indeed, the Appeal Court specified that such judge must be the one with the closest and most substantive connection with the litigation.

        There is therefore some uncertainty with respect to the necessary conditions for enforcing foreign judgments as a matter of Luxembourg law. The current trend is towards the expansion of the interpretation power of the judge.

        Subject to the above remarks, Luxembourg courts tend not to review the merits of a foreign judgment, although there is no statutory prohibition on this type of review.

        Enforcement does not mean that all of the obligations resulting from the judgment are enforced in accordance with their specific terms, but only that they can be enforced if they are of a type that is recognized and enforced under Luxembourg Law generally.

        We have also been advised that there is doubt as to the enforceability of liabilities against us or our directors and officers in original actions in Luxembourg courts predicated solely upon the U.S. federal securities laws.

United Kingdom

        We have been informed by our English counsel that there is doubt regarding the enforceability in the United Kingdom of judgments obtained in U.S. courts against us, our directors or officers based on the civil liability or other provisions of the United States securities laws or other laws.

        In addition, uncertainty exists as to whether the courts of England and Wales would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        We have been advised by Shearman & Sterling LLP that there is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Shearman & Sterling LLP that any final and conclusive monetary judgment for a definite sum obtained against us in U.S. courts would be treated by the courts of

England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

  •
  the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

  •
  England and Wales courts had jurisdiction over the matter on enforcement and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

  •
  the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

  •
  the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law);

  •
  the judgment was not procured by fraud;

  •
  recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

  •
  the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

  •
  the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the UK Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

  •
  there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and

  •
  the English enforcement proceedings were commenced within the limitation period.

        Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the U.S. securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

        Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.

        If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

Ireland

        We have been advised by our Irish counsel, that there is doubt regarding the enforceability of the civil liability provisions of the U.S. federal securities laws, whether in original actions or in actions for the enforcement of judgments of U.S. courts in the Republic of Ireland.

        An original action in Ireland seeking to impose civil liability based upon the U.S. federal securities laws may not succeed as an Irish court may not regard itself as having jurisdiction in such an action and may not, depending on the particular circumstances, regard U.S. law as the governing law of the dispute.

        The United States and Ireland are not currently bound by a treaty providing for reciprocal enforcement of judgments, other than arbitral awards made in civil and commercial matters. A judgment for the payment of monies made by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, is not enforceable in Ireland without taking further proceedings in Ireland. An application for enforcement of a U.S. judgment in Ireland is made pursuant to the common law doctrine of obligations and in order to be capable of being enforced the U.S. judgment would need to be:

  (a)
  an in personam judgment for a definite sum of money-injunctive relief or specific performance orders will not be enforced;

  (b)
  final and conclusive and therefore there should be no stay on the execution of the original U.S. judgment or no possibility for the U.S. court which heard the matter to rehear the matter or hear further matters and come to a new decision; and

  (c)
  made by a court which had jurisdiction to hear the dispute and the Irish court will assess whether the court had such jurisdiction. In order to be satisfied that the U.S. court had jurisdiction the Irish Court would look to ascertain if:

  i.
  the debtor was at the time proceedings were instituted, present in the United States;

  ii.
  the judgment debtor was claimant or counterclaimant in the proceedings in the U.S. court;

  iii.
  the defendant voluntarily appeared before the U.S. court; or

  iv.
  the parties agreed to submit to the jurisdiction of the U.S. court.

        The Irish court can also exercise its right to refuse enforcement if the U.S. judgment was obtained by fraud, if it violates Irish public policy, if the judgment is in breach of rules of natural justice or if it is irreconcilable with an earlier foreign judgment.

        Subject to the above conditions, Irish courts tend not to review the merits of a foreign judgment, although there is no statutory prohibition on this type of review.

        Enforcement does not mean that all of the obligations resulting from the judgment are enforced in accordance with their specific terms, but only that they can be enforced if they are of a type that is recognized and enforced under Irish law generally.

        We have appointed Ardagh Metal Packaging USA Inc., located at Carnegie Office Park, 600 North Bell Avenue, Building 1, Suite 200, Carnegie, PA 15106, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

LEGAL MATTERS

        Certain legal matters in connection with the exchange offers will be passed upon for us by Shearman & Sterling LLP, New York, New York, our U.S. counsel, and M Partners, our Luxembourg counsel. Certain Luxembourg taxation matters in connection with the exchange offers will be passed upon by KPMG.

 EXPERTS

        The consolidated financial statements of ARD Finance S.A. and of Ardagh Group S.A. as of December 31, 2016 and 2015 and for the three years ended December 31, 2016 included in this prospectus have been so included in reliance on the reports by PricewaterhouseCoopers, Dublin, Ireland, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers, Dublin, Ireland is a member of the Institute of Chartered Accountants in Ireland.

        The combined financial statements of certain metal beverage packaging operations of Ball Corporation as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The combined carve out financial statements of certain beverage can operations of Rexam PLC as of and for each of the years ended December 31, 2015, 2014 and 2013 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-4 under the Securities Act with respect to the New Notes offered in this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the New Notes, you should refer to the registration statement. This prospectus also summarizes material provisions of contracts and other documents. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these contracts and other documents. We have included these documents as exhibits to our registration statement.

        Upon completion of these exchange offers, we will be a foreign private issuer. We will not be subject to the same requirements that are imposed on U.S. domestic issuers by the SEC. We will have a longer period to file our annual report with the SEC and are not required to file quarterly reports. We are not required to issue proxy statements or to disclose the detailed information about the compensation of our executive officers that is required to be disclosed by U.S. domestic issuers. Our directors and executive officers will not be subject to insider short-swing profit disclosure and recovery provisions under Section 16 of the Exchange Act. We will also be exempt from the requirements of SEC Regulation FD (Fair Disclosure), which is intended to ensure that select groups of investors do not receive material information about an issuer before it is disclosed to investors generally. We are, however, subject to anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act.

        For further information about us, you may inspect a copy of the registration statement, of the exhibits and schedules to the registration statement or of any reports, statements or other information we file with the SEC without charge at the offices of the SEC at 100 F Street, N.E., Washington, D.C. 20549, United States. You may obtain copies of all or any part of the registration statement from the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at www.sec.gov that contains reports and information statements and other information regarding registrants like us that file electronically with the SEC. You can also inspect our registration statement on this website. Our filings with the SEC are available through the electronic data gathering, analysis and retrieval (EDGAR) system of the SEC.

 LISTING AND GENERAL INFORMATION

1.
Application will be made for the New Notes to be admitted to the Official List of the Irish Stock Exchange and admitted to trading on its Global Exchange Market in accordance with the rules of that exchange. Notification of any optional redemption or change of control or any change in the rate of interest payable on the New Notes will be provided by the Issuer to the Irish Stock Exchange.

2.
Paper copies of the following documents (or copies thereof, translated into English, where relevant) will be available for physical inspection while the New Notes remain outstanding and listed on the Global Exchange Market of the Irish Stock Exchange at the registered office of the Issuer and the registered office of the listing agent during normal business hours on any weekday:

(i)
the organizational documents of the Issuer;

(ii)
the audited non-statutory consolidated financial statements published by the Issuer for the years ended December 31, 2016, 2015 and 2014; and

(iii)
the Indenture (which includes the form of the New Notes).

3.
We will maintain a listing agent in Ireland for as long as any of the New Notes are listed on the Irish Stock Exchange. We reserve the right to vary such appointment and we will provide notice of such change of appointment to holders of the New Notes and the Irish Stock Exchange.

4.
The audited non-statutory consolidated financial statements of the Issuer will be available for inspection at the registered office of Ardagh Packaging Holdings.

5.
The Irish Listing Agent is J&E Davy trading as Davy and the address of its registered office is Davy House, 49 Dawson Street, Dublin 2, Ireland.

6.
The Trustee for the New Notes is The Bank of New York Mellon and its address is The Bank of New York Mellon—Corporate Trust, 101 Barclay Street, 7E, New York, New York 10286. Such Trustee will be acting in its capacity of trustee for the holders of the New Notes and will provide services to the holders of the New Notes as described in the Indenture.

7.
The issuer of the New Notes, ARD Finance S.A., was incorporated in Luxembourg as a public limited liability company (société anonyme) on May 6, 2011 as a wholly-owned subsidiary of ARD Holdings. Its registered office is at 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg and its registration number is B 160806. Its telephone number is +352 26 25 85 55. The address of its board of directors and senior management is the same as the address of its registered office.

8.
The auditor of ARD Finance S.A. is PricewaterhouseCoopers of One Spencer Dock, North Wall Quay, Dublin 1, Ireland. PricewaterhouseCoopers is a member of the Institute of Chartered Accountants in Ireland.

9.
The New Dollar Notes have been accepted for clearance through the book-entry facilities of DTC under the CUSIP 00191A AC0 and the ISIN US00191AAC09, and the New Euro Notes have been accepted for clearance through Euroclear and Clearstream Banking under the Common Code 159927598 and the ISIN XS1599275986.

10.
The issuer will not receive any proceeds from the exchange offers.

11.
The estimated amount of total expenses related to the admission of the New Notes to the Global Exchange Market of the Irish Stock Exchange is approximately €15,000.

12.
The following contract (not being a contract entered into in the ordinary course of business) has been entered into by the Issuer in connection with this transaction, and is or may be material:

(i)
an indenture, dated September 16, 2016, among, inter alios, the Issuer and The Bank of New York Mellon, as successor trustee, relating to the Old Notes and the New Notes.

13.
The consolidated non-statutory financial statements of the Issuer, each for the years ended December 31, 2016, 2015 and 2014 are presented in accordance with IFRS and IFRIC interpretations as adopted by the European Union.

14.
Except as may otherwise be indicated in this prospectus, all authorizations, consents and approvals to be obtained by us for, or in connection with, the creation and issuance of the New Notes, the performance of our obligations expressed to be undertaken by us and the distribution of this prospectus have been or will be obtained and are or will be in full force and effect at the consummation of the exchange offers.

15.
There has been no significant or material adverse change in the financial position or prospects of the Issuer since December 31, 2016, except as may otherwise be indicated in this prospectus.

16.
Except as it may otherwise be indicated in this prospectus, the Issuer has not been involved in any legal, governmental or arbitration proceedings (including any such proceedings which are pending or threatened of which the Issuer is aware) during the twelve months preceding the date of this prospectus which may have, or have had in the recent past, a significant effect on its financial position or profitability.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of ARD Finance S.A.

        In our opinion, the accompanying consolidated statement of financial position and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows present fairly, in all material respects, the financial position of ARD Finance S.A. and its subsidiaries at December 31, 2016 and December 31, 2015 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers
Dublin, Ireland
February 23, 2017

ARD FINANCE S.A.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

		At December 31,
	Note	2016	2015
		€m	€m
Non-current assets
Intangible assets	3	3,889	1,810
Property, plant and equipment	4	2,925	2,307
Derivative financial instruments	12	124	—
Deferred tax assets	6	259	178
Other non-current assets	5	20	14

		7,217	4,309

Current assets
Inventories	7	1,126	825
Trade and other receivables	8	1,135	651
Derivative financial instruments	12	11	—
Restricted cash	9	27	11
Cash and cash equivalents	9	749	543

		3,048	2,030

TOTAL ASSETS		10,265	6,339

Equity attributable to owners of the parent
Ordinary shares	10	—	—
Other reserves		(200)	(114)
Retained earnings		(2,778)	(2,260)

		(2,978)	(2,374)
Non-controlling interests		2	2

TOTAL EQUITY		(2,976)	(2,372)

Non-current liabilities
Borrowings	12	9,699	6,397
Employee benefit obligations	13	905	720
Deferred tax liabilities	6	697	451
Provisions	15	55	48

		11,356	7,616

Current liabilities
Borrowings	12	8	7
Interest payable		112	79
Derivative financial instruments	12	8	7
Trade and other payables	14	1,543	878
Income tax payable		145	76
Provisions	15	69	48

		1,885	1,095

TOTAL LIABILITIES		13,241	8,711

TOTAL EQUITY and LIABILITIES		10,265	6,339

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

ARD FINANCE S.A.

CONSOLIDATED INCOME STATEMENT

		Year ended December 31, 2016			Year ended December 31, 2015			Year ended December 31, 2014
	Note	Before exceptional items	Exceptional Items	Total	Before exceptional items	Exceptional Items	Total	Before exceptional items	Exceptional Items	Total
		€m	€m	€m	€m	€m	€m	€m	€m	€m
			Note 18			Note 18			Note 18
Revenue	16	6,345	—	6,345	5,199	—	5,199	4,733	—	4,733
Cost of sales		(5,205)	(15)	(5,220)	(4,285)	(37)	(4,322)	(3,970)	(122)	(4,092)

Gross profit/(loss)		1,140	(15)	1,125	914	(37)	877	763	(122)	641
Sales, general and administration expenses		(300)	(116)	(416)	(274)	(44)	(318)	(246)	(35)	(281)
Intangible amortization	3	(173)	—	(173)	(109)	—	(109)	(90)	(33)	(123)
Loss on disposal of businesses		—	—	—	—	—	—	—	(159)	(159)

Operating profit/(loss)		667	(131)	536	531	(81)	450	427	(349)	78
Finance expense	19	(528)	(165)	(693)	(514)	(13)	(527)	(487)	(171)	(658)
Finance income	19	—	78	78	—	—	—	1	—	1

Profit/(loss) before tax		139	(218)	(79)	17	(94)	(77)	(59)	(520)	(579)

Income tax (charge)/credit	20	(107)	43	(64)	(75)	32	(43)	(73)	78	5

Profit/(loss) for the year		32	(175)	(143)	(58)	(62)	(120)	(132)	(442)	(574)

Loss attributable to:
Owners of the parent				(143)			(120)			(574)
Non-controlling interests				—			—			—

Loss for the year				(143)			(120)			(574)

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

ARD FINANCE S.A.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

		Year ended December 31,
	Note	2016	2015	2014
		€m	€m	€m
Loss for the year		(143)	(120)	(574)
Other comprehensive expense
Items that may subsequently be reclassified to income statement
Foreign currency translation adjustments:
—Arising in the year		(55)	(139)	(148)
—Reclassification to income statement on disposal of businesses		—	—	(1)

		(55)	(139)	(149)
Effective portion of changes in fair value of cash flow hedges:
—New fair value adjustments into reserve		50	44	36
—Movement out of reserve		(77)	(43)	(34)
—Movement in deferred tax		(4)	—	—

		(31)	1	2
Items that will not be reclassified to income statement
—Re-measurements of employee benefit obligations	13	(121)	72	(123)
—Deferred tax movement on employee benefit obligations		16	(27)	31

		(105)	45	(92)

Total other comprehensive expense for the year		(191)	(93)	(239)

Total comprehensive expense for the year		(334)	(213)	(813)

Attributable to:
Owners of the parent		(334)	(213)	(813)
Non-controlling interests		—	—	—

Total comprehensive expense for the year		(334)	(213)	(813)

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

ARD FINANCE S.A.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Attributable to owners of the parent
	Share capital	Share premium	Foreign currency translation reserve	Cash flow hedges	Retained earnings	Total	Non-Controlling Interests	Total Equity
	€m	€m	€m	€m	€m	€m	€m	€m
	Note 10
At January 1, 2014	—	230	47	(5)	(1,521)	(1,249)	2	(1,247)
Loss for the year	—	—	—	—	(574)	(574)	—	(574)
Other comprehensive (expense)/income	—	—	(149)	2	(92)	(239)	—	(239)
Return of capital to parent company	—	(101)	—	—	17	(84)	—	(84)

At December 31, 2014	—	129	(102)	(3)	(2,170)	(2,146)	2	(2,144)

Loss for the year	—	—	—	—	(120)	(120)	—	(120)
Other comprehensive (expense)/income	—	—	(139)	1	45	(93)	—	(93)
Return of capital to parent company	—	—	—	—	(15)	(15)	—	(15)

At December 31, 2015	—	129	(241)	(2)	(2,260)	(2,374)	2	(2,372)

Loss for the year	—	—	—	—	(143)	(143)	—	(143)
Other comprehensive expense	—	—	(55)	(31)	(105)	(191)	—	(191)
Dividend payment	—	—	—	—	(270)	(270)	—	(270)

At December 31, 2016	—	129	(296)	(33)	(2,778)	(2,978)	2	(2,976)

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

ARD FINANCE S.A.

CONSOLIDATED STATEMENT OF CASH FLOWS

		Year ended December 31,
	Note	2016	2015	2014
		€m	€m	€m
Cash flows from operating activities
Cash generated from operations	21	1,109	950	701
Interest paid—excluding cumulative PIK interest paid	(i)	(372)	(323)	(316)
Cumulative PIK interest paid	(i)	(184)	—	—
Income tax paid		(84)	(59)	(35)

Net cash from operating activities		469	568	350

Cash flows from investing activities
Purchase of business net of cash acquired	22	(2,685)	—	(1,038)
Purchase of property, plant and equipment		(310)	(304)	(321)
Purchase of software and other intangibles		(12)	(8)	(10)
Proceeds from disposal of property, plant and equipment		4	8	17
Proceeds received from disposal of businesses	22	—	—	397

Net cash used in investing activities		(3,003)	(304)	(955)

Cash flows from financing activities
Proceeds from borrowings		5,479	—	4,231
Repayment of borrowings		(2,322)	(198)	(3,199)
Return of capital to parent company	10	—	(15)	(84)
Dividends paid	10	(270)	—	—
Early redemption premium costs paid		(108)	(8)	(136)
Deferred debt issue costs paid		(72)	(2)	(67)
Proceeds from the termination of derivative financial instruments	12	—	81	—

Net cash inflow/(outflow) from financing activities		2,707	(142)	745

Net increase in cash and cash equivalents		173	122	140

Cash and cash equivalents at the beginning of the year	9	554	433	296
Exchange gains/(losses) on cash and cash equivalents		49	(1)	(3)

Cash and cash equivalents at the end of the year	9	776	554	433

(i)
Total interest paid for the year ended December 31, 2016 is €556 million (2015: €323 million, 2014: €316 million)

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. General information

        The ultimate parent company of ARD Finance S.A. ("AFSA" or the "Company", and collectively with its subsidiaries the "Group") is ARD Holdings S.A., formerly Ardagh Group S.A..

        The Company's registered office is 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg.

        ARD Finance S.A. and its subsidiaries are a leading supplier of innovative, value-added rigid packaging solutions. The Group's products include metal and glass containers primarily for food and beverage markets. End-use categories include beer, wine, spirits, carbonated soft drinks, energy drinks, juices and flavored waters, as well as food, seafood and nutrition. The Group also supplies the paints & coatings, chemicals, personal care, pharmaceuticals and general household end-use categories.

        The principal legal entities forming the Group are listed in Note 23.

        The principal accounting policies that have been applied to the consolidated financial statements are described in Note 2.

2. Summary of significant accounting policies

Basis of preparation

        The consolidated financial statements of the Group have been prepared in accordance with, and are in compliance with, International Financial Reporting Standards ("IFRS") as adopted by the IASB and related interpretations. IFRS is comprised of standards and interpretations approved by the IASB and IAS and interpretations approved by the predecessor International Accounting Standards Committee that have been subsequently approved by the IASB and remain in effect. References to IFRS hereafter should be construed as references to IFRS as adopted by the IASB.

        The consolidated financial statements, are presented in euro, rounded to the nearest million and have been prepared under the historical cost convention except for the following:

  •
  derivative financial instruments are stated at fair value; and

  •
  employee benefit obligations are measured at the present value of the future estimated cash flows related to benefits earned and pension assets valued at fair value.

        The preparation of consolidated financial information in conformity with IFRS requires the use of critical accounting estimates and assumptions that affect the reported amounts of assets and liabilities and income and expenses. It also requires management to exercise judgment in the process of applying Group accounting policies. These estimates, assumptions and judgments are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances and are subject to continual re-evaluation. However, actual outcomes may differ from these estimates. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are discussed in the critical accounting estimates and judgments.

        The consolidated financial statements for the Group were authorized for issue by the Board of Directors of ARD Finance S.A. on February 23, 2017.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

Recent accounting pronouncements

        (a)   New standards, amendments, improvements and interpretations which are effective for financial periods beginning on or after January 1, 2017 that are applicable to the Group, none of which have been early adopted.

        The following new standards, amendments to existing standards and interpretations effective for annual periods beginning on or after January 1, 2017 but which have not been adopted early by the Group. The Directors' assessment of the impact of the new standards listed below, on the reported results, consolidated statement of financial position and disclosures as a result of their adoption in future periods is on-going.

        IFRS 15, 'Revenue from contracts with customers' deals with revenue recognition and establishes principles for reporting useful information to users of financial statements about the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity's contracts with customers. Revenue is recognized when a customer obtains control of a good or service and thus has the ability to direct the use and obtain the benefits from the good or service. The standard replaces IAS 18, 'Revenue' and IAS 11, 'Construction contracts' and related interpretations. The standard is effective for annual periods beginning on or after January 1, 2018 and earlier application is permitted. The Group has started to assess the impact of IFRS 15 and, at this time, the Group does not expect that the implementation of this standard in 2018 will have a significant impact on the timing in which it recognizes revenue and therefore is not expected to have a significant impact on the consolidated income statement or the consolidated statement of financial position.

        IFRS 9, 'Financial instruments'. IFRS 9 is the first standard issued as part of a wider project to replace IAS 39 'Financial instruments: Recognition and measurement' ("IAS 39"). IFRS 9 has been completed in a number of phases and includes requirements on the classification and measurement of financial assets and liabilities. It also includes an expected credit loss model that replaces the incurred loss impairment model currently used as well as hedge accounting amendments. This standard becomes effective for annual periods commencing on or after January 1, 2018. The Group has started to assess the impact of the implementation of this standard and, at this time, the Group does not expect there to be a significant impact on the statement of financial position in respect of classification of financial assets and liabilities. The Group is continuing to evaluate the impact of prospective changes to hedge accounting and the introduction of an expected credit loss model on the consolidated income statement, the consolidated statement of comprehensive income and the consolidated statement of financial position.

        IFRS 16, 'Leases', sets out the principles for the recognition, measurement, presentation and disclosure of leases. The objective is to ensure that lessees and lessors provide relevant information in a manner that faithfully represents those transactions. This information gives a basis for users of financial statements to assess the effect that leases have on the financial position, financial performance and cash flows of the entity. IFRS 16 replaces IAS 17, 'Leases', and later interpretations and will result in most operating leases being recorded on the consolidated statement of financial position. IFRS 16 is effective for annual periods beginning on or after January 1, 2019 with early adoption permitted. The Group is currently evaluating the effects that the adoption of IFRS 16 will have on the Group's consolidated financial statements, and anticipates the new guidance will impact its consolidated financial statements as the Company has a significant number of leases which will be recognized on the balance sheet (See Note 4).

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

        Other changes to IFRS have been issued but are not yet effective for the Group. However, they are either not expected to have a material effect on the consolidated financial statements or they are not currently relevant for the Group.

Basis of consolidation

(i)    Subsidiaries

        Subsidiaries are fully consolidated from the date on which control is transferred to the Group and are de-consolidated from the date on which control ceases. Subsidiaries are all entities (including structured entities) over which the Group has control. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity.

        The purchase method of accounting is used to account for the acquisition of subsidiaries by the Group. The cost of an acquisition is the consideration given in exchange for control of the identifiable assets, liabilities and contingent liabilities of the acquired legal entities. Directly attributable transaction costs are expensed and included as exceptional items within sales, general and administration expenses. The acquired net assets are initially measured at fair value. The excess of the cost of acquisition over the fair value of the identifiable net assets acquired is recorded as goodwill. Any goodwill and fair value adjustments are recorded as assets and liabilities of the acquired legal entity in the currency of the primary economic environment in which the legal entity operates (the "functional currency"). If the cost of acquisition is less than the fair value of the Group's share of the net assets of the legal entity acquired, the difference is recognized directly in the consolidated income statement. The Group considers obligations of the acquiree in a business combination that arise as a result of the change in control, to be cash flows arising from obtaining control of the controlled entity, and classifies these obligations as investing activities in the consolidated statement of cash flows.

(ii)    Transactions eliminated on consolidation

        Transactions, balances and unrealized gains or losses on transactions between Group companies are eliminated. Subsidiaries' accounting policies have been changed where necessary to ensure consistency with the policies adopted by the Group.

Foreign currency

(i)    Foreign currency transactions

        Items included in the financial statements of each of the Group's entities are measured using the functional currency of that entity.

        Transactions in foreign currencies are translated into the functional currency at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated into the functional currency at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognized in the consolidated income statement, except: (i) differences on foreign currency borrowings that provide an effective hedge against a net investment in a foreign entity ("net investment hedges"), which are taken to other comprehensive income until the disposal of the net investment, at which time they are recognized in the consolidated income statement; and (ii) differences on certain derivative financial

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

instruments discussed under "Derivative financial instruments" below. Net investment hedges are accounted for in a similar manner to cash flow hedges. The gain or loss relating to the ineffective portion of a net investment hedge is recognized immediately in the consolidated income statement within finance income or expense.

(ii)    Financial statements of foreign operations

        The assets and liabilities of foreign operations are translated into euro at foreign exchange rates ruling at the reporting date. The revenues and expenses of foreign operations are translated to euro at average exchange rates for the year. Foreign exchange differences arising on retranslation and settlement of such transactions are recognized in other comprehensive income. Gains or losses accumulated in other comprehensive income are recycled to the consolidated income statement when the foreign operation is sold.

        Non-monetary items measured at fair value in foreign currency are translated using the exchange rates as at the date when the fair value is determined.

Business combinations and goodwill

        All business combinations are accounted for by applying the purchase method of accounting. This involves measuring the cost of the business combination and allocating, at the acquisition date, the cost of the business combination to the assets acquired and liabilities assumed. Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair values at the acquisition date.

        The cost of an acquisition is measured as the aggregate of the consideration transferred, which is measured at acquisition date fair value, and the amount of any non-controlling interests in the acquiree. For each business combination, the Group elects whether to measure the non-controlling interests in the acquiree at fair value or at the proportionate share of the acquiree's identifiable net assets. Acquisition-related costs are expensed as incurred and included in sales, general and administration expenses.

        When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date.

        Any contingent consideration to be transferred by the acquirer will be recognized at fair value at the acquisition date.

        Goodwill represents the excess of the cost of an acquisition over the fair value of the net identifiable assets of the acquired subsidiary at the date of acquisition.

        Goodwill is stated at cost less any accumulated impairment losses. Goodwill is allocated to those groups of cash-generating units ("CGUs") that are expected to benefit from the business combination in which the goodwill arose for the purpose of assessing impairment. Goodwill is tested annually for impairment.

        Where goodwill has been allocated to a CGU and part of the operation within that unit is disposed of, the goodwill associated with the disposed operation is included in the carrying amount of the operation when determining the gain or loss on disposal. Goodwill disposed in these circumstances

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

is measured based on the relative values of the disposed operation and the portion of the cash-generating unit retained.

Intangible assets

        Intangible assets are initially recognized at cost.

        Intangible assets acquired as part of a business combination are capitalized separately from goodwill if the intangible asset is separable or arises from contractual or other legal rights. They are initially recognized at cost which, for intangible assets arising in a business combination, is their fair value at the date of acquisition.

        Subsequent to initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. The carrying values of intangible assets with finite useful lives are reviewed for indicators of impairment at each reporting date and are subject to impairment testing when events or changes in circumstances indicate that the carrying values may not be recoverable.

        The amortization of intangible assets is calculated to write off the book value of finite lived intangible assets over their useful lives on a straight-line basis on the assumption of zero residual value as follows:

Computer software	2 - 7 years
Customer relationships	5 - 15 years
Technology	8 - 15 years

(i)    Computer software

        Computer software development costs are recognized as assets. Costs associated with maintaining computer software programs are recognized as an expense as incurred.

(ii)    Customer relationships

        Customer relationships acquired in a business combination are recognized at fair value at the acquisition date. Customer relationships have a finite useful economic life and are carried at cost less accumulated amortization.

(iii)    Technology

        Technology based intangibles acquired in a business combination are recognized at fair value at the acquisition date and reflect the Group's ability to add value through accumulated technological expertise surrounding product and process development.

(iv)    Research and development costs

        Research costs are expensed as incurred. Development costs relating to new products are capitalized if the new product is technically and commercially feasible. All other development costs are expensed as incurred.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

Property, plant and equipment

(i)    Owned assets

        Items of property, plant and equipment are stated at cost less accumulated depreciation and impairment losses, except for land which is shown at cost less impairment. Spare parts which form an integral part of plant and machinery and which have an estimated useful economic life greater than one year are capitalized. Spare parts which do not form an integral part of plant and machinery and which have an estimated useful economic life less than one year are included as consumables within inventory and expensed when utilized.

        Where items of property, plant and equipment have different useful lives, they are accounted for as separate items of property, plant and equipment.

(ii)    Leased assets

        The determination of whether an arrangement is, or contains a lease, is based on the substance of the arrangement and requires an assessment of whether the fulfillment of the arrangement is dependent on the use of a specific asset or assets, and the arrangement conveys a right to use the asset.

        Leases of property, plant and equipment where the Group has substantially all the risks and rewards of ownership are classified as finance leases.

        Leases where the lessor retains substantially all the risks and rewards of ownership are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the consolidated income statement on a straight-line basis over the period of the lease.

(iii)    Subsequent costs

        The Group recognizes in the carrying amount of an item of property, plant and equipment, the cost of replacing the component of such an item when that cost is incurred, if it is probable that the future economic benefits embodied with the item will flow to the Group and the cost of the item can be measured reliably. When a component is replaced the old component is de-recognized in the period. All other costs are recognized in the consolidated income statement as an expense as incurred. When a major overhaul is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement if the recognition criteria above are met.

(iv)    Depreciation

        Depreciation is charged to the consolidated income statement on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment. Land is not depreciated. The estimated useful lives are as follows:

Buildings	30 - 40 years
Plant and machinery	3 - 40 years
Moulds	2 - 3 years
Office equipment and vehicles	3 - 10 years

        Assets' useful lives and residual values are adjusted if appropriate, at each balance sheet date.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

Impairment of non-financial assets

        Assets that have an indefinite useful economic life are not subject to amortization and are tested annually for impairment or whenever indicators suggest that impairment may have occurred. Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset's carrying amount exceeds its recoverable amount.

        For the purposes of assessing impairment, assets excluding goodwill and long lived intangible assets, are grouped at the lowest levels at which cash flows are separately identifiable. Goodwill and long lived intangible assets are allocated to groups of CGUs. The groupings represent the lowest level at which the related assets are monitored for internal management purposes.

        Non-financial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

        The recoverable amount of other assets is the greater of their value in use and fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value, using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the CGU to which the asset belongs.

Inventories

        Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in, first-out basis and includes expenditure incurred in acquiring the inventories and bringing them to their current location and condition. In the case of finished goods and work-in-progress, cost includes direct materials, direct labor and attributable overheads based on normal operating capacity.

        Net realizable value is the estimated proceeds of sale less all further costs to completion, and less all costs to be incurred in marketing, selling and distribution.

        Spare parts which are deemed to be of a consumable nature, are included within inventories and expensed when utilized.

Non-derivative financial instruments

        Non-derivative financial instruments comprise trade and other receivables, cash and cash equivalents, restricted cash, borrowings and trade and other payables. Non-derivative financial instruments are recognized initially at fair value plus any directly attributable transaction costs, except as described below. Subsequent to initial recognition, non-derivative financial instruments are measured as described below.

(i)    Trade and other receivables

        Trade and other receivables are recognized initially at fair value and are thereafter measured at amortized cost using the effective interest rate method less any provision for impairment. A provision for impairment of trade receivables is recognized when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. Factoring and related programs are employed by the Group where deemed to be of benefit by management.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

(ii)    Securitized assets

        The Group entered into a series of securitization transactions involving certain of its trade receivables. The securitized assets are recognized on the consolidated statement of financial position, until all of the rights to the cash flows from those assets have expired or have been fully transferred outside the Group, or until substantially all of the related risks, rewards and control of the related assets have been transferred to a third party. No trade receivables were securitized at December 31, 2016 (2015: €nil).

(iii)    Cash and cash equivalents

        Cash and cash equivalents include cash in hand and call deposits held with banks. Cash and cash equivalents are carried at amortized cost.

        Short term bank deposits of greater than three months maturity which do not meet the definition of cash and cash equivalents are classified as financial assets within current assets and stated at amortized cost.

(iv)    Restricted cash

        Restricted cash comprises cash held by the Group but which is ring-fenced or used as security for specific financing arrangements, and to which the Group does not have unfettered access. Restricted cash is measured at amortized cost.

(v)    Borrowings

        Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the Group's consolidated income statement over the period of the borrowings using the effective interest rate method.

        Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least twelve months after the reporting date.

(vi)    Trade and other payables

        Trade and other payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest rate method.

Derivative financial instruments

        Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently re-measured at their fair value. The method of recognizing the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged.

        The fair values of various derivative instruments used for hedging purposes are disclosed in Note 12. The full fair value of a hedging derivative is classified as a non-current asset or liability when the remaining maturity of the hedged item is more than 12 months and as a current asset or liability when the remaining maturity of the hedged item is less than 12 months. Trading derivatives are classified as a current asset or liability.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

(i)    Cash flow hedges

        The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges are recognized in other comprehensive income. Amounts accumulated in other comprehensive income are recycled to the consolidated income statement in the periods when the hedged item will affect profit or loss.

        Amounts accumulated in other comprehensive income are recycled from equity to the consolidated income statement in the period during which the hedged item will affect the income statement. The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognized in other comprehensive income. The gain or loss relating to the ineffective portion is recognized immediately in the consolidated income statement. When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing at that time remains in equity and is recognized when the forecast cash flow arises. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the consolidated income statement.

(ii)    Fair value hedges

        Derivative financial instruments are classified as fair value hedges when they hedge the Group's exposure to changes in the fair value of a recognized asset or liability. Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recorded in the Group's consolidated income statement, together with any changes in the fair value of the hedged item that is attributable to the hedged risk.

        The gain or loss relating to the effective portion of interest rate swaps, hedging assets and borrowings is recognized in the consolidated income statement within 'finance expense'. The gain or loss relating to the ineffective portion of the interest rate swaps is recognized in the consolidated income statement within 'finance expense'. If a hedge no longer meets the criteria for hedge accounting, the adjustment to the carrying amount of a hedged item for which the effective interest rate method is used is amortized to profit or loss over the period to maturity.

Fair value measurement

        The Group measures financial instruments such as derivatives and pension assets at fair value at each balance sheet date. Fair value related disclosures for financial instruments, related party convertible borrowings and pension assets that are measured at fair value or where fair values are disclosed, are summarized in the following notes:

  •
  Disclosures for valuation methods, significant estimates and assumptions (Notes 12 and 13)

  •
  Contingent consideration (Note 22)

  •
  Quantitative disclosures of fair value measurement hierarchy (Note 12)

  •
  Financial instruments (including those carried at amortized cost) (Note 12)

        Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

  •
  in the principal market for the asset or liability; or

  •
  in the absence of a principal market, in the most advantageous market for the asset or liability.

        The principal or the most advantageous market must be accessible by the Group.

        The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

        A fair value measurement of a non-financial asset takes into account a market participant's ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

        The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Employee benefits

(i)    Defined benefit pension plans

        Typically, defined benefit plans define an amount of pension benefit that an employee will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation.

        The liability recognized in the consolidated statement of financial position in respect of defined benefit pension plans is the present value of the defined benefit obligation at the reporting date less the fair value of plan assets. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension liability.

        Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in other comprehensive income in the period in which they arise. Past service costs are recognized immediately in the consolidated income statement.

(ii)    Multi-employer pension plans

        Multi-employer craft or industry based pension schemes ("multi-employer schemes") have arrangements similar to those of defined benefit schemes. In each case it is not possible to identify the Group's share of the underlying assets and liabilities of the multi-employer schemes and therefore in accordance with IAS 19(R), the Group has taken the exemption for multi-employer pension schemes to account for them as defined contribution schemes recognizing the contributions payable in each period in the consolidated income statement.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

(iii)    Other end of service employee benefits

        In a number of countries, the Group pays lump sums to employees leaving service. These arrangements are accounted in the same manner as defined benefit pension plans.

(iv)    Other long term employee benefits

        The Group's obligation in respect of other long term employee benefits plans represents the amount of future benefit that employees have earned in return for service in the current and prior periods for post-retirement medical schemes, partial retirement contracts and long service awards. These are included in the category of employee benefit obligations on the consolidated statement of financial position. The obligation is computed on the basis of the projected unit credit method and is discounted to present value using a discount rate equating to the market yield at the reporting date on high quality corporate bonds of a currency and term consistent with the currency and estimated term of the obligations. Actuarial gains and losses are recognized in full in the Group's consolidated statement of comprehensive income in the period in which they arise.

(v)    Defined contribution plans

        A defined contribution plan is a pension plan under which the Group pays fixed contributions into a separate entity. The contributions are recognized as employee benefit expense when they are due.

Provisions

        Provisions are recognized when the Group has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and the amount can be reliably estimated.

        Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation.

Revenue recognition

        Revenue from the sale of goods is recognized in the consolidated income statement when the significant risks and rewards of ownership have been transferred to the buyer, primarily on dispatch of the goods. Allowances for customer rebates are provided for in the same period as the related revenues are recorded. Revenue is included net of cash discounts and value added tax.

Exceptional items

        The Group's consolidated income statement, cash flow and segmental analysis separately identify results before specific items. Specific items are those that in management's judgment need to be disclosed by virtue of their size, nature or incidence to provide additional information. Such items include, where significant, restructuring, redundancy and other costs relating to permanent capacity realignment or footprint reorganization, directly attributable acquisition costs, profit or loss on disposal or termination of operations, start-up costs incurred in relation to plant builds or new furnaces, major litigation costs and settlements and impairment of non-current assets. In this regard the determination of 'significant' as included in our definition uses qualitative and quantitative factors. Judgment is used by the Group in assessing the particular items, which by virtue of their scale and nature, are disclosed

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

in the Group's consolidated income statement, and related notes as exceptional items. Management considers columnar presentation to be appropriate in the consolidated income statement as it provides useful additional information and is consistent with the way that financial performance is measured by management and presented to the Board of Directors of ARD Holdings S.A. (the "Board") and the Executive Committee of the Board of Directors of ARD Holdings S.A. (the "Executive Committee"). Exceptional restructuring costs are classified as restructuring provisions and all other exceptional costs when outstanding at the balance sheet date are classified as exceptional items payable.

Finance income and expense

        Finance income comprises interest income on funds invested, gains on disposal of financial assets, and gains on derivative instruments that are not designated as hedging instruments and are recognized in profit or loss.

        Finance expense comprises interest expense on borrowings (including amortization of deferred debt issuance costs), finance lease expenses, certain net foreign currency translation related to financing, net interest cost on net pension plan liabilities, losses on extinguishment of borrowings, losses on derivative instruments that are not designated as hedging instruments and are recognized in profit or loss and other finance expense.

        The Group capitalizes borrowing costs directly attributable to the acquisition, construction or production of manufacturing plants that require a substantial period of time to build that would have been avoided if the expenditure on the qualifying asset had not been made.

        Costs related to the issuance of new debt are deferred and amortized within finance expense over the expected terms of the related debt agreements by using the effective interest rate method.

Income tax

        Income tax on the profit or loss for the year comprises current and deferred tax. Income tax is recognized in the consolidated income statement except to the extent that it relates to items recognized in other comprehensive income.

        Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date and any adjustment to tax payable in respect of previous years.

        Deferred income tax is recognized, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill; deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

        Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized. Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except for deferred income tax liability where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

        Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Segment reporting

        The Executive Committee of the Group's parent company has been identified as the Chief Operating Decision Maker ("CODM") for the Group.

        Operating segments are identified on the basis of the internal reporting provided to the Executive Committee in order to allocate resources to the segment and assess its performance.

Critical accounting estimates, assumptions and judgments

        Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

(i)    Estimated impairment of goodwill and other long lived assets

        In accordance with IAS 36 'Impairment of assets' ("IAS 36"), the Group tests whether goodwill and other long lived assets have suffered any impairment in accordance with the accounting policies stated. The determination of recoverable amounts requires the use of estimates as outlined in Note 3. The Group's judgments relating to the impairment of goodwill and other long lived assets are included in Notes 3 and 4.

(ii)    Establishing lives for depreciation and amortization purposes of property, plant and equipment and intangibles

        Long lived assets, consisting primarily of property, plant and equipment, customer intangibles and technology intangibles, comprise a significant portion of the Group's total assets. The annual depreciation and amortization charges depend primarily on the estimated lives of each type of asset and, in certain circumstances, estimates of fair values and residual values. The Board of Directors regularly review these asset lives and change them as necessary to reflect current thinking on remaining lives in light of technological change, prospective economic utilization and physical condition of the assets concerned. Changes in asset lives can have a significant impact on the depreciation and amortization charges for the period. It is not practical to quantify the impact of changes in asset lives

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

on an overall basis, as asset lives are individually determined and there are a significant number of asset lives in use.

(iii)    Income taxes

        The Group is subject to income taxes in numerous jurisdictions and judgment is therefore required in determining the worldwide provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

(iv)    Measurement of employee benefit obligations

        The Group follows guidance of IAS 19 (R) to determine the present value of its obligations to current and past employees in respect of defined benefit pension obligations, other long term employee benefits, and other end of service employee benefits which are subject to similar fluctuations in value in the long term. The Group with the assistance of professional actuaries, values such liabilities designed to ensure consistency in the quality of the key assumptions underlying the valuations. The critical assumptions and estimates applied are discussed in detail in Note 13.

(v)    Exceptional items

        The consolidated income statement and segment analysis separately identify results before exceptional items. Exceptional items are those that in our judgment need to be disclosed by virtue of their size, nature or incidence.

        The Group believes that this presentation provides additional analysis as it highlights exceptional items. Such items include, where significant, restructuring, redundancy and other costs relating to permanent capacity realignment or footprint reorganization, directly attributable acquisition costs, profit or loss on disposal or termination of operations, start-up costs incurred in relation to new operations or plant builds, major litigation costs, settlements and impairment of non-current assets. In this regard, the determination of 'significant' as included in our definition uses qualitative and quantitative factors which remain consistent from period to period. Management uses judgment in assessing the particular items, which by virtue of their scale and nature, are disclosed in the consolidated income statement and related notes as exceptional items. Management considers the consolidated income statement presentation of exceptional items to be appropriate as it provides useful additional information and is consistent with the way that financial information is measured by management and presented to the Board of Directors and CODM. In that regard, management believes it to be consistent with paragraph 85 of IAS 1 'Presentation of financial statements' ("IAS 1"), which permits the inclusion of line items and subtotals that improve the understanding of performance.

vi)    Business combinations and goodwill

        Goodwill only arises in business combinations. The amount of goodwill initially recognized is dependent on the allocation of the purchase price to the fair value of the identifiable assets acquired and the liabilities assumed. The determination of the fair value of the assets and liabilities is based, to

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

a considerable extent, on management's judgment. Allocation of the purchase price affects the results of the Group as finite lived intangible assets are amortized, whereas indefinite lived intangible assets, including goodwill, are not amortized and could result in differing amortization charges based on the allocation to indefinite lived and finite lived intangible assets.

3. Intangible assets

	Goodwill	Customer relationships	Technology and other	Software	Total
	€m	€m	€m	€m	€m
Cost
At January 1, 2015	965	783	167	45	1,960
Acquisitions	3	—	—	—	3
Additions	—	—	7	1	8
Disposals	—	—	(1)	—	(1)
Transfers	—	—	(3)	3	—
Exchange	79	68	11	—	158

At December 31, 2015	1,047	851	181	49	2,128

Amortization
At January 1, 2015		(139)	(32)	(27)	(198)
Charge for the year		(83)	(19)	(7)	(109)
Disposals		—	1	—	1
Exchange		(11)	(1)	—	(12)

At December 31, 2015		(233)	(51)	(34)	(318)

Net book value
At December 31, 2015	1,047	618	130	15	1,810

Cost
At January 1, 2016	1,047	851	181	49	2,128
Acquisitions	894	1,242	31	11	2,178
Additions	—	—	8	3	11
Impairment	—	—	—	(2)	(2)
Exchange	30	44	2	—	76

At December 31, 2016	1,971	2,137	222	61	4,391

Amortization
At January 1, 2016		(233)	(51)	(34)	(318)
Charge for the year		(143)	(23)	(7)	(173)
Exchange		(2)	(9)	—	(11)

At December 31, 2016		(378)	(83)	(41)	(502)

Net book value
At December 31, 2016	1,971	1,759	139	20	3,889

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Intangible assets (Continued)

2016

        On June 30, 2016, the Group completed the acquisition of certain beverage can manufacturing assets from Ball Corporation and Rexam PLC (the 'Beverage Can Business'). Goodwill and intangibles of €2,178 million were acquired as part of this acquisition. Goodwill is based on management's preliminary estimates of fair values at the acquisition date. The period allowed by 'Business Combinations' ("IFRS 3R"), remains open at December 31, 2016. Please refer to Note 22 for further details of the purchase price allocation.

2015

        Fair value adjustments to goodwill of €3 million net of tax, were made in the twelve months to December 31, 2015 relating to the VNA Acquisition within the measurement period allowed by IFRS 3R. The purchase price allocation is now finalized.

        Development costs of €13 million were included in technology and other intangible assets at December 31, 2016 (2015: €12 million).

Goodwill

Allocation of goodwill

        Goodwill has been allocated to groups of CGUs for the purpose of impairment testing. The groupings represent the lowest level at which the related goodwill is monitored for internal management purposes. Goodwill acquired through business combination activity is allocated to CGUs that are expected to benefit from synergies in that combination. Given the size and timing of the acquisition of the Beverage Can Business, a preliminary allocation of the related goodwill has been made at December 31, 2016: the allocation will be finalized during 2017.

        The lowest level within the Group at which the goodwill is monitored for internal management purposes is Metal Packaging Europe, Metal Packaging Americas, Metal Packaging Europe—Acquired, Metal Packaging Americas—Acquired, Glass Packaging Europe and Glass Packaging North America.

        A summary of the goodwill allocation is presented below:

	At December 31,
	2016	2015
	€m	€m
Metal Packaging Europe	268	274
Metal Packaging Americas	28	26
Metal Packaging Europe—Acquired	494	—
Metal Packaging Americas—Acquired	417	—
Glass Packaging Europe	57	62
Glass Packaging North America	707	685

Total Goodwill	1,971	1,047

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Intangible assets (Continued)

Impairment tests for goodwill

        The Group performs its impairment test of goodwill annually following approval of the annual budget.

Recoverable amount and carrying amount

        The Group used the value in use ("VIU") model for the purposes of the goodwill impairment testing as this reflects the Group's intention to hold and operate the assets.

        The VIU model uses the 2017 two-year budget approved by the Board of Directors of ARD Holdings S.A. (2015: 2016 two-year budget). The budget was then extended for a further three-year period (2015: 2016 three-year period) making certain assumptions including that capital expenditure equals depreciation and that any increase in input cost will be passed through to customers, in line with historic practice and contractual terms.

        The terminal value assumed long term growth in line with long term local inflation.

        Cash flows considered in the ViU model included the cash inflows and outflows related to the continuing use of the assets over their remaining useful lives, expected earnings, required maintenance capital expenditure, depreciation, tax and working capital.

        The post-tax discount rate applied to post-tax cash flows in the VIU model was estimated using the Capital Asset Pricing Model with regard to the risks associated with the cash flows being considered (country, market and specific risks of the asset).

        The modelled cash flows take into account the Group's established history of earnings, cash flow generation and the nature of the markets in which we operate, where product obsolescence is low. The key assumptions employed in modelling estimates of future cash flows are subjective and include projected Adjusted EBITDA, discount rates and growth rates, replacement capital expenditure requirements, rates of customer retention and the ability to maintain margin through the pass through of input cost inflation.

        A sensitivity analysis was performed reflecting potential variations in terminal growth rate and discount rate assumptions. In all cases the recoverable values calculated were in excess of the carrying values of the CGUs. The variation applied to terminal value growth rates and discount rates was a 50 basis points decrease and increase respectively, and represents a reasonably possible change to the key assumptions of the ViU model.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Intangible assets (Continued)

        The additional disclosures required under IAS 36 in relation to significant goodwill amounts arising in the groups of CGUs are as follows:

	Metal Packaging Europe	Metal Packaging Americas	Metal Packaging Europe- Acquired	Metal Packaging Americas- Acquired	Glass Packaging Europe	Glass Packaging North America
	€m/%	€m/%	€m/%	€m/%	€m/%	€m/%
2016
Carrying amount of goodwill	268	28	494	417	57	707
Excess of recoverable amount	2,178	372	582	274	2,057	1,630
Pre-tax discount rate applied	8.3%	9.8%	8.9%	11.9%	8.7%	10.3%
Growth rate for terminal value	1.5%	2.0%	1.5%	2.0%	1.5%	2.0%

2015
Carrying amount of goodwill	274	26	—	—	62	685
Excess of recoverable amount	1,612	521	—	—	1,720	1,916
Pre-tax discount rate applied	9.9%	9.6%	—	—	9.0%	9.8%
Growth rate for terminal value	2.0%	2.5%	—	—	2.0%	2.5%

4. Property, plant and equipment

	Land and buildings	Plant, machinery and other	Office equipment and vehicles	Total
	€m	€m	€m	€m
Cost
At January 1, 2015	696	2,614	43	3,353
Additions	—	283	1	284
Disposals	(6)	(89)	(10)	(105)
Transfers	50	(66)	16	—
Exchange	21	113	1	135

At December 31, 2015	761	2,855	51	3,667

Depreciation
At January 1, 2015	(153)	(949)	(28)	(1,130)
Charge for the year	(21)	(267)	(6)	(294)
Disposals	3	84	10	97
Exchange	(3)	(29)	(1)	(33)

At December 31, 2015	(174)	(1,161)	(25)	(1,360)

Net book value
At December 31, 2015	587	1,694	26	2,307

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Property, plant and equipment (Continued)

	Land and buildings	Plant, machinery and other	Office equipment and vehicles	Total
	€m	€m	€m	€m
Cost
At January 1, 2016	761	2,855	51	3,667
Acquisitions	171	459	—	630
Additions	3	315	5	323
Impairment	—	(8)	—	(8)
Disposals	(6)	(192)	(10)	(208)
Transfers	13	(29)	16	—
Exchange	(9)	(43)	(1)	(53)

At December 31, 2016	933	3,357	61	4,351

Depreciation
At January 1, 2016	(174)	(1,161)	(25)	(1,360)
Charge for the year	(26)	(283)	(9)	(318)
Disposals	4	191	9	204
Exchange	6	41	1	48

At December 31, 2016	(190)	(1,212)	(24)	(1,426)

Net book value
At December 31, 2016	743	2,145	37	2,925

        Depreciation expense of €313 million (2015: €289 million; 2014: €271 million) has been charged in cost of sales and €5 million (2015: €5 million; 2014: €6 million) in sales, general and administration expenses.

        Transfers primarily relate to the reclassification of construction in progress to the applicable classification within property, plant and equipment.

        Construction in progress at December 31, 2016 was €114 million (2015: €87 million).

        Included in property, plant and equipment is an amount for land of €195 million (2015: €160 million).

        No interest was capitalized in the year (2015: €nil).

        Substantially all of the Group's property, plant and equipment are pledged as security under the terms and conditions of the Group's financing arrangements.

Impairment

        The Directors have considered the carrying value of the Group's property, plant and equipment and assessed the indicators of impairment as at December 31, 2016 in accordance with IAS 36. In the year ended December 31, 2016 an exceptional impairment charge of €8 million (2015: €nil) has been recognized, of which €5 million relates to the impairment of plant and machinery in Metal Packaging Europe and €3 million relates to the impairment of a plant in Metal Packaging Americas.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Property, plant and equipment (Continued)

        In the year ended December 31, 2014, the Group recognized exceptional impairment charges of €36 million relating to specific property, plant and equipment that is no longer in use in the Metal Packaging Europe division. Further impairment charges of €17 million were incurred in the Glass Packaging North America division relating to a plant closure.

Finance leases

        The depreciation charge for capitalized leased assets was €1 million (2015: €1 million; 2014: €1 million) and the related finance charges were €nil (2015: €nil; 2014: €nil). The net carrying amount is €10 million (2015: €10 million).

Operating lease commitments

        During the year, the expense in respect of operating lease commitments was as follows:

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
Plant and machinery	5	5	8
Land and buildings	24	21	14
Office equipment and vehicles	9	8	10

	38	34	32

        At December 31, the Group had total commitments under non-cancellable operating leases which expire:

	At December 31,
	2016	2015	2014
	€m	€m	€m
Not later than one year	30	27	23
Later than one year and not later than five years	69	69	55
Later than five years	68	67	43

	167	163	121

Capital commitments

        The following capital commitments in relation to property, plant and equipment were authorized by management, but have not been provided for in the consolidated financial statements:

	At December 31,
	2016	2015	2014
	€m	€m	€m
Contracted for	110	30	67
Not contracted for	19	6	22

	129	36	89

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Other non-current assets

        At December 31, 2016 other non-current assets of €20 million (2015: €14 million) include €6 million (2015: €7 million) relating to the Group's investment in its joint ventures.

6. Deferred income tax

        The movement in deferred tax assets and liabilities during the year was as follows:

	Assets	Liabilities	Total
	€m	€m	€m
At January 1, 2015	344	(615)	(271)
Acquisition	3	—	3
Credited to the income statement	6	38	44
(Charged)/credited to other comprehensive income	(28)	1	(27)
Reclassification	46	(46)	—
Exchange	26	(48)	(22)

At December 31, 2015	397	(670)	(273)
Acquisition (Note 22)	73	(218)	(145)
(Charged)/credited to the income statement	(42)	23	(19)
Credited/(charged) to other comprehensive income	17	(5)	12
Reclassification	3	(3)	—
Exchange	(3)	(10)	(13)

At December 31, 2016	445	(883)	(438)

        The components of deferred income tax assets and liabilities are as follows:

	At December 31,
	2016	2015
	€m	€m
Tax losses	32	35
Employee benefit obligations	172	158
Depreciation timing differences	82	68
Provisions	94	83
Other	65	53

	445	397
Available for offset	(186)	(219)

Deferred tax assets	259	178

Intangibles assets	(482)	(330)
Accelerated depreciation and other fair value adjustments	(362)	(298)
Other	(39)	(42)

	(883)	(670)
Available for offset	186	219

Deferred tax liabilities	(697)	(451)

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Deferred income tax (Continued)

        The tax (charge)/credit recognized in the consolidated income statement is analyzed as follows:

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
Tax losses	(3)	(17)	(10)
Employee benefit obligations	(12)	13	4
Depreciation timing differences	(12)	(2)	50
Provisions	—	(7)	1
Other deferred tax assets	(15)	19	(25)
Intangible assets	38	30	23
Accelerated depreciation and other fair value adjustments	(8)	17	2
Other deferred tax liabilities	(7)	(9)	3

	(19)	44	48

        Deferred tax assets are only recognized on tax loss carry-forwards to the extent that the realization of the related tax benefit through future taxable profits is probable based on management's forecasts. The Group did not recognize deferred tax assets of €43 million (2015: €37 million) in respect of tax losses amounting to €223 million (2015: €148 million) that can be carried forward against future taxable income due to uncertainty regarding their utilization. In addition, the Group did not recognize deferred tax assets of €70 million (2015: €68 million) in respect of capital losses amounting to €201 million (2015: €195 million) that can be carried forward against future taxable income due to uncertainty regarding their utilization.

        No provision has been made for temporary differences applicable to investments in subsidiaries as the Group is in a position to control the timing of reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Given that exemptions and tax credits would be available in the context of the Group's investments in subsidiaries in the majority of jurisdictions in which it operates, the aggregate amount of temporary differences in respect of which deferred tax liabilities have not been recognized would be immaterial.

7. Inventories

	At December 31,
	2016	2015
	€m	€m
Raw materials and consumables	289	200
Mould parts	44	42
Work-in-progress	68	77
Finished goods	725	506

	1,126	825

        Inventory pledged as security for liabilities is not material.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Inventories (Continued)

        The amount recognized as a write down in inventories or as a reversal of a write down in the period was not significant.

8. Trade and other receivables

	At December 31,
	2016	2015
	€m	€m
Trade receivables	920	608
Other receivables and prepayments	215	43

	1,135	651

        The fair values of trade and other receivables approximate the amounts shown above.

        Movements on the provision for impairment of trade receivables are as follows:

	2016	2015	2014
	€m	€m	€m
At January 1,	14	14	13
Provision for receivables impairment	1	2	1
Receivables written off during the year as uncollectible	(1)	(2)	—

At December 31,	14	14	14

        The majority of the provision above relates to balances which are more than six months past due.

        The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned above.

Provisions against specific balances

        Significant balances are assessed for evidence that the customer is in significant financial difficulty. Examples of factors considered are high probability of bankruptcy, breaches of contract or major concession being sought by the customer. Instances of significant single customer related bad debts are rare and there is no significant concentration of risk associated with particular customers.

Providing against the remaining population of customers

        Historic data is monitored and applied as the primary source of evidence to assess the level of losses incurred, although impairments cannot yet be identified with individual receivables. Adverse changes in the payment status of customers in the Group, or national or local economic conditions that correlate with defaults on receivables in the Group, may also provide a basis for increase of the level of provision above historic losses. However, the fact that payments are made late by customers does not automatically provide evidence that a provision should be recognized.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Trade and other receivables (Continued)

        As of December 31, 2016, trade receivables of €46 million (2015: €35 million) were past due but not impaired. These relate to a number of independent customers for whom there is no recent history of default. The ageing analysis of these trade receivables is as follows:

	At December 31,
	2016	2015
	€m	€m
Up to three months past due	40	29
Three to six months past due	4	3
Over six months past due	2	3

	46	35

Receivables factoring and related programs

        During the year ended December 31, 2016 the Group participated in several uncommitted accounts receivable factoring and related programs with various financial institutions for certain receivables. The programs are accounted for as true sales of the receivables, without recourse to the Group. A total of €277 million were sold under these programs as at December 31, 2016 (2015: €15 million), of which €225 million relates to the Beverage Can Business.

9. Cash, cash equivalents and restricted cash

	At December 31,
	2016	2015
	€m	€m
Cash at bank and in hand	733	543
Short term bank deposits	16	—

	749	543

        In addition to cash and cash equivalents, the Group had €27 million of restricted cash at December 31, 2016 (2015: €11 million) which includes bank guarantees in the United States and early retirement plans in Germany.

10. Called up share capital

        At December 31, 2016, the issued subscribed capital of the Company amounted to €100,000, represented by ten million issued shares, with each having a par value of €0.01.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Called up share capital (Continued)

        The issued subscribed capital is as follows:

	Par value	No. of shares	Total
	€m	€m	€m
At January 1, 2016	0.01	10,000,000	—
At December 31, 2016	0.01	10,000,000	—
At January 1 and December 31, 2015	0.01	10,000,000	—

        During the year ended December 31 2016, the Company paid a dividend of €270 million (2015: €nil; 2014: €nil) to its parent company and made a distribution of €nil (2015: €15 million; 2014: €84 million) to its parent company.

11. Financial risk factors

        The Group's activities expose it to a variety of financial risks: capital risk, interest rate risk, currency exchange risk, commodity price risk, credit risk, and liquidity risk.

Capital structure and risk

        The Group's objectives when managing capital are to safeguard the Group's ability to continue as a going concern and provide returns to the Group's stakeholders. The Group funds its operations primarily from the following sources of capital: borrowings, cash flow and shareholders' equity. The Group aims to achieve a capital structure that results in an appropriate cost of capital to accommodate material investments or acquisitions, while providing flexibility in short and medium term funding. The Group also aims to maintain a strong balance sheet and to provide continuity of financing by having a range of maturities and borrowing from a variety of sources. The Group's overall treasury objectives are to ensure sufficient funds are available for the Group to carry out its strategy and to manage certain financial risks to which the Group is exposed, details of which are provided below.

        Financial risks are managed on the advice of Group Treasury and senior management. The Group does not permit the use of treasury instruments for speculative purposes, under any circumstances. Group Treasury regularly reviews the level of cash and debt facilities required to fund the Group's activities, plans for repayments and refinancing of debt, and identifies an appropriate amount of headroom to provide a reserve against unexpected funding requirements.

        Additionally, financial instruments, including derivative instruments, are used to hedge exposure to interest rate and currency exchange risk.

        One of the Group's key metrics has been the ratio of consolidated external net debt as a multiple of Adjusted EBITDA. Adjusted EBITDA is the net profit or loss for the period before income tax expenses, net finance expense, depreciation and amortization and exceptional operating items. As at December 31, 2016 the ratio for the Group was 7.6x (2015: 6.3x; 2014: 7.1x).

Interest rate risk

        The Executive Committee's policy, in the management of interest rate risk, is to strike the right balance between the Group's fixed and floating rate financial instruments. The balance struck by the Executive Committee is dependent on prevailing interest rate markets at any point in time.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Financial risk factors (Continued)

        At December 31, 2016, the Group's external borrowings were 78.0% (2015: 74.4%) fixed with a weighted average interest rate of 5.6% (2015: 6.2%; 2014: 6.2%).

        Holding all other variables constant, including levels of the Group's external indebtedness, at December 31, 2016 a one percentage point increase in variable interest rates would increase interest payable by approximately €20 million (2015: €12 million).

Currency exchange risk

        The Group operates in twenty-two countries, across five continents. The Group's main currency exposure in the year to December 31, 2016 was in relation to U.S. dollar, British pounds, Swedish krona, Polish zloty, Danish krone and Brazilian real. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities, and net investments in foreign operations.

        The Group has a limited level of transactional currency exposure arising from sales or purchases by operating units in currencies other than their functional currencies.

        The Group has certain investments in foreign operations, whose net assets are exposed to foreign currency translation risk. Currency exposure arising from the net assets of the Group's foreign operations is managed primarily through borrowings denominated in the relevant foreign currencies.

        Fluctuations in the value of these currencies with respect to the euro may have a significant impact on the Group's financial condition and results of operations as reported in euro. The Group believes that a strengthening of the euro exchange rate by 1% against all other foreign currencies from the December 31, 2016 rate would increase shareholders' equity by approximately €13 million (2015: €18 million).

Commodity price risk

        The Group is exposed to changes in prices of our main raw materials, primarily energy, steel and aluminum. Production costs in our Metal Packaging division are exposed to changes in prices of our main raw materials, primarily steel and aluminum. Steel is generally obtained under one-year contracts with prices that are usually fixed in advance. When such contracts are renewed in the future, our steel costs under such contracts will be subject to prevailing global steel and/or tinplate prices at the time of renewal, which may be different from historical prices. Unlike steel, where there is no functioning hedging market, aluminum is traded daily as a commodity (priced in U.S. dollars) on the London Metal Exchange. Aluminum is priced in U.S. dollars, and therefore fluctuations in the U.S. dollar/euro exchange rate also affect the euro cost of aluminum. The price and foreign currency risk on these aluminum purchases is hedged by entering into swaps under which we pay a fixed euro price. Furthermore, the relative price of oil and its by-products may materially impact our business, affecting our transport, lacquer and ink costs.

        Production costs in our Glass Packaging division are sensitive to the price of energy. Our main energy exposure is to the cost of gas and electricity. These energy costs have experienced significant volatility in recent years with a corresponding effect on our production costs. In terms of gas, which represents 70% of our energy costs, there is a continuous de-coupling between the cost of gas and oil, whereby now only significant changes in the price of oil have an impact on the price of gas. The volatility in gas pricing is driven by shale gas development (United States only), and lack of liquefied natural gas in Europe as it is diverted to Asia, and storage levels. Volatility in the price of electricity is

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Financial risk factors (Continued)

caused by the German Renewable Energy policy, the phasing out of nuclear generating capacity, fluctuations in the price of gas and the influence of carbon dioxide costs on electricity prices.

        As a result of the volatility of gas and electricity prices, the Group has either included energy pass-through clauses in our sales contracts or developed an active hedging strategy to fix a significant proportion of our energy costs through contractual arrangements directly with our suppliers, where there is no energy clause in the sales contract.

        Where pass through contracts do not exist the Group policy is to purchase gas and electricity by entering into forward price-fixing arrangements with suppliers for the bulk of our anticipated requirements for the year ahead. Such contracts are used exclusively to obtain delivery of our anticipated energy supplies. The Group does not net settle, nor do we sell within a short period of time after taking delivery. As a result, these contracts are treated as executory contracts under IAS 39 "Financial instruments: recognition and measurement."

        The Group typically builds up these contractual positions in tranches of approximately 10% of the anticipated volumes. Any gas and electricity which is not purchased under forward price-fixing arrangements is purchased under index tracking contracts or at spot prices. We have 81%, 58% and 54% of our energy risk covered for 2017, 2018 and 2019, respectively.

Credit risk

        Credit risk is managed on a Group basis. Credit risk arises from deposits with banks and financial institutions, as well as credit exposures to the Group's customers, including outstanding receivables. Group policy is to place excess liquidity on deposit, only with recognized and reputable financial institutions. For banks and financial institutions, only independently rated parties with a minimum rating of 'A' from at least two credit rating agencies are accepted, where possible.

        The credit ratings of banks and financial institutions are monitored to ensure compliance with Group policy. Group policy is to extend credit to customers of good credit standing. Credit risk is managed on an on-going basis, by dedicated people within the Group. The Group's policy for the management of credit risk in relation to trade receivables involves periodically assessing the financial reliability of customers, taking into account their financial position, past experience and other factors. Provisions are made, where deemed necessary, and the utilization of credit limits is regularly monitored. Management does not expect any significant counterparty to fail to meets its obligations. The maximum exposure to credit risk is represented by the carrying amount of each asset. For the year ended December 31, 2016, the Group's ten largest customers accounted for approximately 33% of total revenues (2015: 32%; 2014: 29%). There is no recent history of default with these customers.

Liquidity risk

        The Group is exposed to liquidity risk which arises primarily from the maturing of short term and long term debt obligations. The Group's policy is to ensure that sufficient resources are available either from cash balances, cash flows or undrawn committed bank facilities, to ensure all obligations can be met as they fall due.

        To effectively manage liquidity risk, the Group:

  •
  has committed borrowing facilities that it can access to meet liquidity needs;

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Financial risk factors (Continued)

  •
  maintains cash balances and liquid investments with highly-rated counterparties;

  •
  limits the maturity of cash balances;

  •
  borrows the bulk of its debt needs under long term fixed rate debt securities; and

  •
  has internal control processes and contingency plans for managing liquidity risk.

        Cash flow forecasting is performed in the operating entities of the Group and is aggregated by Group Treasury. Group Treasury monitors rolling forecasts of the Group's liquidity requirements to ensure it has sufficient cash to meet operational needs while maintaining sufficient headroom on its undrawn committed borrowing facilities at all times so that the Group does not breach borrowing limits or covenants on any of its borrowing facilities. Such forecasting takes into consideration the Group's debt financing plans and covenant compliance and internal balance sheet ratio targets.

        Surplus cash held by the operating entities over and above the balance required for working capital management is transferred to Group Treasury. Group Treasury invests surplus cash in interest-bearing current accounts and time deposits with appropriate maturities to provide sufficient headroom as determined by the above-mentioned forecasts.

12. Financial assets and liabilities

        The Group's net external debt was as follows:

	At December 31,
	2016	2015
	€m	€m
Loan notes	9,070	5,764
Term loan	627	631
Other borrowings	10	9

Total borrowings	9,707	6,404
Cash, cash equivalents and restricted cash	(776)	(554)
Derivative financial instruments used to hedge foreign currency and interest rate risk	(124)	—

Net debt	8,807	5,850

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

        At December 31, 2016, the Group's net debt and available liquidity was as follows:

Facility	Currency	Maximum amount drawable	Final maturity date	Facility type	Amount drawn		Undrawn amount
		Local currency m			Local currency m	€m	€m
7.125% / 7.875% Senior Secured Toggle Notes	USD	770	15-Sep-23	Bullet	770	730	—
6.625% / 7.375% Senior Secured Toggle Notes	EUR	845	15-Sep-23	Bullet	845	845	—
4.250% First Priority Senior Secured Notes	EUR	1,155	15-Jan-22	Bullet	1,155	1,155	—
4.625% Senior Secured Notes	USD	1,000	15-May-23	Bullet	1,000	949	—
4.125% Senior Secured Notes	EUR	440	15-May-23	Bullet	440	440	—
First Priority Senior Secured Floating Rate Notes	USD	1,110	15-Dec-19	Bullet	1,110	1,053	—
Senior Secured Floating Rate Notes	USD	500	15-May-21	Bullet	500	474	—
6.000% Senior Notes	USD	440	30-Jun-21	Bullet	440	417	—
6.250% Senior Notes	USD	415	31-Jan-19	Bullet	415	394	—
6.750% Senior Notes	USD	415	31-Jan-21	Bullet	415	394	—
7.250% Senior Notes	USD	1,650	15-May-24	Bullet	1,650	1,565	—
6.750% Senior Notes	EUR	750	15-May-24	Bullet	750	750	—
Term Loan B Facility	USD	663	17-Dec-21	Amortizing	663	629	—
HSBC Securitization Program	EUR	102	14-Jun-18	Revolving	—	—	102
Bank of America Facility	USD	155	11-Apr-18	Revolving	—	—	147
Unicredit Working Capital and Performance Guarantee Credit Lines	EUR	1	Rolling	Revolving	—	—	1
Finance lease obligations	GBP/EUR			Amortizing	7	7	—
Other borrowings	EUR	3		Amortizing	3	3	—

Total borrowings / undrawn facilities						9,805	250
Deferred debt issue costs and bond discount						(98)	—

Net borrowings / undrawn facilities						9,707	250
Cash, cash equivalents and restricted cash						(776)	776
Derivative financial instruments used to hedge foreign currency and interest rate risk						(124)	—

Net debt / available liquidity						8,807	1,026

        Net debt includes the fair value of associated derivative financial instruments that are used to hedge foreign exchange and interest rate risks relating to finance debt.

        Certain of the Group's borrowing agreements contain certain covenants that restrict the Group's flexibility in certain areas such as incurrence of additional indebtedness (primarily maximum borrowings to Adjusted EBITDA and a minimum Adjusted EBITDA to interest expense), payment of dividends and incurrence of liens.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

        At December 31, 2015, the Group's net debt and available liquidity was as follows:

Facility	Currency	Maximum amount drawable	Final maturity date	Facility type	Amount drawn		Undrawn amount
		Local currency m			Local currency m	€m	€m
8.375% Senior PIK Notes	EUR	283	15-Jun-19	Bullet	283	283	—
8.625% Senior PIK Notes	USD	807	15-Jun-19	Bullet	807	741	—
4.250% First Priority Senior Secured Notes	EUR	1,155	15-Jan-22	Bullet	1,155	1,155	—
First Priority Senior Secured Floating Rate Notes	USD	1,110	15-Dec-19	Bullet	1,110	1,020	—
6.000% Senior Notes	USD	440	30-Jun-21	Bullet	440	404	—
9.250% Senior Notes	EUR	475	15-Oct-20	Bullet	475	475	—
9.125% Senior Notes	USD	920	15-Oct-20	Bullet	920	845	—
7.000% Senior Notes	USD	150	15-Nov-20	Bullet	150	138	—
6.250% Senior Notes	USD	415	31-Jan-19	Bullet	415	381	—
6.750% Senior Notes	USD	415	31-Jan-21	Bullet	415	381	—
Term Loan B Facility	USD	688	17-Dec-19	Amortizing	688	632	—
HSBC Securitization Program	EUR	129	14-Jun-18	Revolving	—	—	129
Bank of America Facility	USD	155	11-Apr-18	Revolving	—	—	143
Unicredit Working Capital and Performance Guarantee Credit Lines	EUR	1	Rolling	Revolving	—	—	1
Finance lease obligations	GBP/EUR			Amortizing	6	6	—
Other borrowings	EUR	3		Amortizing	3	3	—

Total borrowings / undrawn facilities						6,464	273
Deferred debt issue costs and bond premiums and discounts						(60)	—

Net borrowings / undrawn facilities						6,404	273
Cash, cash equivalents and restricted cash						(554)	554

Net debt / available liquidity						5,850	827

        The maturity analysis of the Group's borrowings is as follows:

	At December 31,
	2016	2015
	€m	€m
Within one year or on demand	8	7
Between one and two years	8	8
Between two and five years	3,332	4,465
Greater than five years	6,359	1,924

	9,707	6,404

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

        The table below analyzes the Group's financial liabilities (including interest payable) into relevant maturity groupings based on the remaining period at the reporting date to the contractual maturity date. The amounts disclosed in the table are the contracted undiscounted cash flows.

At December 31, 2016	Borrowings	Derivative financial instruments	Trade and other payables
	€m	€m	€m
Within one year or on demand	555	8	1,543
Between one and two years	555	—	—
Between two and five years	4,724	—	—
Greater than five years	7,100	—	—

At December 31, 2015	Borrowings	Derivative financial instruments	Trade and other payables
	€m	€m	€m
Within one year or on demand	323	7	878
Between one and two years	323	—	—
Between two and five years	5,613	—	—
Greater than five years	2,009	—	—

        The carrying amount and fair value of the Group's borrowings are as follows:

	Carrying value
At December 31, 2016	Amount drawn	Deferred debt issue costs and bond discount	Total	Fair value
	€m	€m	€m	€m
Loan notes	9,166	(96)	9,070	9,377
Term loan	629	(2)	627	635
Finance leases	7	—	7	7
Bank loans, overdrafts and revolving credit facilities	3	—	3	3

	9,805	(98)	9,707	10,022

	Carrying value
At December 31, 2015	Amount drawn	Deferred debt issue costs and bond discount	Total	Fair value
	€m	€m	€m	€m
Loan notes	5,823	(59)	5,764	5,770
Term loan	632	(1)	631	626
Finance leases	6	—	6	6
Bank loans, overdrafts and revolving credit facilities	3	—	3	3

	6,464	(60)	6,404	6,405

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

        Fair values are calculated on borrowings as follows:

  (i)
  Senior secured and senior notes—The fair value for debt securities in issue is calculated based on quoted market prices.

  (ii)
  Loan notes—The fair value of our loan terms are based on quoted market prices; however, these quoted market prices represent Level 2 inputs because the markets in which the term loans trade were not active.

  (iii)
  Bank loans, overdrafts and revolving credit facilities—The estimated value of fixed interest bearing deposits is based on discounted cash flows using prevailing money-market interest rates for debts with similar credit risk and remaining maturity.

  (iv)
  Finance leases—The carrying amount of finance leases is assumed to be a reasonable approximation of fair value.

Financing activity

Financing activity—2016

        On May 16, 2016 the Group issued the following notes:

  •
  $1,000 million aggregate principal amount of 4.625% Senior Secured Notes due 2023;

  •
  $500 million aggregate principal amount of Senior Secured Floating Rate Notes due 2021 at a coupon of LIBOR plus 3.250%;

  •
  €440 million aggregate principal amount of 4.125% Senior Secured Notes due 2023;

  •
  $1,650 million aggregate principal amount of 7.250% Senior Notes due 2024; and

  •
  €750 million aggregate principal amount of 6.750% Senior Notes due 2024.

        The net proceeds from the issuance and sale of these notes were used to finance the acquisition of the Beverage Can Business and to repay the following notes:

  •
  €475 million aggregate principal amount of 9.250% Senior Notes due 2020;

  •
  $920 million aggregate principal amount of 9.125% Senior Notes due 2020; and

  •
  $15 million aggregate principal amount of $150 million 7.000% Senior Notes due 2020.

        These notes were repaid on May 16, 2016.

        The notes issued to finance the acquisition of the Beverage Can Business were held in escrow from the issuance date to the acquisition completion date. Interest charged during this period has been classified as an exceptional finance expense (see Note 18).

        On September 16, 2016 the Group issued the following notes:

  •
  $770 million 7.125% / 7.875% Senior Secured Toggle Notes due 2023

  •
  €845 million 6.625% / 7.375% Senior Secured Toggle Notes due 2023.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

        The net proceeds from the issuance and sale of these notes were used to redeem the $710 million aggregate principal amount of 8.625% Senior PIK Notes due 2019 and the €250 million aggregate principal amount of 8.375% Senior PIK Notes due 2019, as well as to finance a dividend (see Note 24).

        On October 3, 2016 the Group agreed to extend the maturity of the Term Loan B facility by two years to December 2021.

        On November 15, 2016, the Group repaid in full the principal amount outstanding of its $135 million 7.000% Senior Notes due 2020. Costs associated with the early redemption have been classified as exceptional in the consolidated income statement.

        Please refer to Note 25 for details of financing activity that has occurred in the period after the reporting date.

Financing activity—2015

        On February 12, 2015, Ardagh repaid in full the principal amount outstanding of its €180 million 8 3/4% Senior Notes due 2020. Costs associated with the early redemption have been classified as exceptional in the consolidated income statement.

        On September 1, 2015, Ardagh repaid €11 million in full settlement of the amounts drawn under the U.S. equipment and real estate financing facilities.

        These repayments were funded from the Group's internal resources.

Effective interest rates

        The effective interest rates of borrowings at the reporting date are as follows:

	2016		2015
	USD	EUR	USD	EUR
7.125% / 7.875% Senior Secured Toggle Notes	7.57%	—	—	—
6.625% / 7.375% Senior Secured Toggle Notes	—	7.05%	—	—
8.375% Senior PIK Notes due 2019	—	—	—	9.55%
8.625% Senior PIK Notes due 2019	—	—	9.83%	—
4.250% First Priority Senior Secured Notes due 2022	—	4.52%	—	4.52%
4.625% Senior Secured Notes due 2023	5.18%	—	—	—
4.125% Senior Secured Notes due 2023	—	4.66%	—	—
First Priority Senior Secured Floating Rate Notes due 2019	3.49%	—	3.49%	—
First Priority Senior Secured Floating Rate Notes due 2021	4.26%	—	—	—
6.000% Senior Notes due 2021	6.38%	—	6.38%	—
9.250% Senior Notes due 2020	—	—	—	9.69%
9.125% Senior Notes due 2020	—	—	9.90%	—
7.000% Senior Notes due 2020	—	—	7.53%	—
6.250% Senior Notes due 2019	7.25%	—	7.25%	—
6.750% Senior Notes due 2021	7.45%	—	7.45%	—
7.250% Senior Notes due 2024	7.74%	—	—	—
6.750% Senior Notes due 2024	—	7.01%	—	—
Term Loan B Facility due 2021	4.16%	—	4.16%	—

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

        The carrying amounts of the Group's net borrowings are denominated in the following currencies:

	At December 31,
	2016	2015
	€m	€m
Euro	3,167	1,902
U.S. dollar	6,538	4,500
British pounds	2	2

	9,707	6,404

        The Group has the following undrawn borrowing facilities:

	At December 31,
	2016	2015
	€m	€m
Expiring within one year	1	1
Expiring beyond one year	249	272

	250	273

Derivative financial instruments

        The Group uses the following hierarchy for determining and disclosing the fair value of financial instruments:

Level 1	Quoted prices (unadjusted) in active markets for identical assets or liabilities;
Level 2	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (as prices) or indirectly (derived from prices); and
Level 3	Inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	Assets		Liabilities
	Fair values	Contractual or notional amounts	Fair values	Contractual or notional amounts
	€m	€m	€m	€m
Fair Value Derivatives
LME aluminum futures	8	187	—	—
Cross currency interest rate swaps	124	1,499	—	—
Forward foreign exchange contracts	—	—	8	195
Nymex gas swaps	2	15	—	—
Carbon futures	1	2	—	—

At December 31, 2016	135	1,703	8	195

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

	Assets		Liabilities
	Fair values	Contractual or notional amounts	Fair values	Contractual or notional amounts
	€m	€m	€m	€m
Fair Value Derivatives
LME aluminum futures	—	—	3	36
Cross currency interest rate swap	—	405	1	5
Nymex gas swaps	—	—	3	18

At December 31, 2015	—	405	7	59

        All derivative assets and liabilities mature within one year with the exception of the cross currency interest rate swaps ("CCIRS") which mature at dates between June 2019 and May 2022. There were no transfers between Level 1 and Level 2 during the year.

        With the exception of interest on the CCIRS, all cash payments in relation to derivative instruments are paid or received when they mature. Bi-annual interest cash payments and receipts are made and received in relation to the CCIRS.

        The Group mitigates the counterparty risk for derivatives by contracting with major financial institutions which have high credit ratings.

LME aluminum futures

        The Group hedges a substantial portion of its anticipated aluminum purchases. Excluding conversion and freight costs, the physical aluminum deliveries are priced based on the average price of aluminum on the LME for the relevant month.

        Fair values have been based on LME-quoted market prices and are valued using Level 1 valuation inputs. The fair value of these contracts when initiated is €nil; no premium is paid or received.

Cross currency interest rate swaps

        In June 2016 the Group entered into cross currency interest rate swaps totaling $1,300 million. These swaps were entered into in order to partially swap the US dollar principal and interest repayments on the Group's $1,650 million 7.250% Senior Notes due 2024 equally into euro and British pounds. The Group also hedges a further $440 million of its external debt and interest thereon into euro using a CCIRS.

        An exceptional gain of €78 million was recognised in the consolidated income statement for the year relating to the gain on fair value of the CCIRS which were entered into during the second quarter and for which hedge accounting had not been applied until the third quarter. Further an exceptional loss of €10 million was incurred relating to cross currency interest rate swaps for which hedge accounting did not apply. See Note 18.

        In December 2015, the Group terminated its existing CCIRS due for maturity in June 2019, and replaced it with a new CCIRS with a maturity date of June 2019. The Group received proceeds of €81 million in consideration of the termination.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

        The fair value of the CCIRS are based on Level 2 inputs.

Forward foreign exchange contracts

        The Group operates in a number of countries and, accordingly, hedges a portion of its currency transaction risk. The fair values are based on Level 2 valuation techniques and observable inputs including the contract prices.

Nymex gas swaps

        The Group hedges a portion of its Glass Packaging North America anticipated energy purchases on the New York Mercantile Exchange ("NYMEX").

        Fair values have been based on NYMEX-quoted market prices and Level 1 valuation inputs have been applied. The fair value of these contracts when initiated is €nil; no premium is paid or received.

Carbon futures

        The Group hedges a portion of its carbon purchases using European Union Allowance ("EUA") futures contracts. The fair values are based on Level 2 valuation techniques and observable inputs including the contract prices.

13. Employee benefit obligations

        The Group operates defined benefit and defined contribution pension schemes in most of its countries of operation and the assets are held in separate administered funds. The principal funded defined benefit schemes, which are funded by contributions to separate administered funds, are in the U.S, the United Kingdom and the Netherlands. Other defined benefit schemes are unfunded and the provision is recognized in the consolidated statement of financial position. The principal unfunded schemes are in Germany.

        The contribution rates to the funded plans are agreed with the Trustee boards, plan actuaries and the local pension regulators periodically. The contributions paid in 2016 were those recommended by the actuaries.

        In addition, the Group has other employee benefit obligations in certain territories.

        Total employee obligations recognized in the consolidated statement of financial position of €905 million (2015: €720 million) include other employee benefit obligations of €122 million (2015: €82 million).

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Employee benefit obligations (Continued)

        The employee obligations and assets of the defined benefit schemes included in the consolidated statement of financial position are analyzed below:

	U.S.		Germany		UK		Netherlands		Other		Total
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
	€m	€m	€m	€m	€m	€m	€m	€m	€m	€m	€m	€m
Obligations	(1,137)	(1,087)	(345)	(231)	(898)	(618)	(540)	(669)	(22)	(9)	(2,942)	(2,614)
Assets	1,012	961	—	—	626	357	513	655	8	3	2,159	1,976

Net	(125)	(126)	(345)	(231)	(272)	(261)	(27)	(14)	(14)	(6)	(783)	(638)

Defined benefit pension schemes

        The amounts recognized in the consolidated income statement are:

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
Current service cost and administration costs:
Cost of sales—current service cost	(37)	(40)	(32)
Cost of sales—past service credit	29	—	2
SGA—current service cost	(5)	(5)	(3)
SGA—past service credit	10	—	—

	(3)	(45)	(33)
Finance expense (Note 19)	(24)	(23)	(20)

	(27)	(68)	(53)

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Employee benefit obligations (Continued)

        The amounts recognized in the consolidated statement of comprehensive income are:

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
Re-measurement of defined benefit obligation:
Actuarial gain/(loss) arising from changes in demographic assumptions	24	8	(27)
Actuarial (loss)/gain arising from changes in financial assumptions	(251)	99	(227)
Actuarial (loss)/gain arising from changes in experience	(10)	30	7

	(237)	137	(247)
Re-measurement of plan assets:
Actual return/(loss) less expected return on plan assets	112	(81)	129

Actuarial (loss)/gain for the year on pension benefits	(125)	56	(118)
Actuarial gain/(loss) on other long term and end of service employee benefits	4	16	(5)

	(121)	72	(123)

        The actual return on plan assets resulted in a gain of €186 million in 2016 (2015: €9 million loss; 2014: €191 million gain).

        Movement in the defined benefit obligations and assets:

	At December 31,
	Obligations		Assets
	2016	2015	2016	2015
	€m	€m	€m	€m
At January 1,	(2,614)	(2,557)	1,976	1,925
Interest income	—	—	74	72
Acquired	(354)	—	271	—
Current service cost	(42)	(45)	—	—
Past service credit	39	—	—	—
Interest cost	(95)	(93)	—	—
Administration expenses paid from plan assets	—	—	(3)	(3)
Re-measurements	(237)	137	112	(81)
Liabilities/(assets) extinguished on reclassification	187	—	(187)	—
Employer contributions	—	—	43	38
Employer contributions—acquisition related	—	—	7	—
Employee contributions	(5)	(5)	5	5
Benefits paid	118	109	(118)	(109)
Exchange	61	(160)	(21)	129

At December 31,	(2,942)	(2,614)	2,159	1,976

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Employee benefit obligations (Continued)

        The defined benefit obligations above include €380 million (2015: €240 million) of unfunded obligations.

        Interest income and interest cost in the table above does not include interest cost of €3 million (2015: €2 million; 2014: €3 million) relating to other employee benefit obligations.

        The net obligations and assets acquired as part of the acquisition of the Beverage Can Business exclude €33 million other employee benefit obligations mainly relating to a post-retirement medical scheme in North America. The Group was required to make a once-off contribution of €7 million in respect of the acquired defined benefit schemes.

        The past service gain includes an amount of €21 million recognized following the amendment of certain defined benefit pension schemes in Glass Packaging North America. This has been classified as an exceptional gain (Note 18). The remaining past service gain of €18 million was recognized following the transfer of a Netherlands defined benefit pension scheme to a multi-employer scheme as outlined hereafter, and following other defined benefit pension scheme amendments in Glass Packaging North America. During the year ended December 31, 2016 a defined benefit pension scheme in the Netherlands was transferred to a multi-employer scheme. Prior to the date of transfer, a past service credit of €8 million was recognized such that on the date of transfer, the defined benefit obligation and asset were both €187 million (December 31, 2015: €174 million and €168 million respectively). The Group has taken the exemption under IAS 19(R) to account for multi-employer schemes as defined contribution schemes. As a result, the scheme is no longer accounted for as a defined benefit pension scheme at December 31, 2016.

Plan assets comprise:

	At December 31,
	2016	2015	2016	2015
	€m	€m	%	%
Equities	1,152	1,196	53	61
Target return funds	275	180	13	9
Bonds	558	415	26	21
Cash/other	174	185	8	9

	2,159	1,976	100	100

        The pension assets do not include any of the Company's ordinary shares, other securities or other Group assets.

Investment strategy

        The choice of investments takes account of the expected maturity of the future benefit payments. The plans invest in diversified portfolios consisting of an array of asset classes that attempt to maximize returns while minimizing volatility. The asset classes include national and international equities, fixed income government and non-government securities and real estate, as well as cash.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Employee benefit obligations (Continued)

Characteristics and associated risks

        Glass Packaging North America and Metal Packaging Americas each sponsor a defined benefit pension plan which is subject to Federal law (ERISA), reflecting regulations issued by the Internal Revenue Service (IRS) and the Department of Labor.

        The Glass Packaging North America plan covers both hourly and salaried employees. The plan benefits are determined using a formula which reflects an employee's years of service and either their final average salary or a dollar per month benefit level. The plan is governed by a Fiduciary Benefits Committee ("the Committee") which is appointed by the Company and contains only employees of Ardagh Group. The Committee is responsible for the investment of the plan's assets, which are held in a trust for the benefit of employees, retirees and their beneficiaries, and which can only be used to pay plan benefits and expenses.

        The defined benefit pension plan is subject to IRS funding requirements with actuaries calculating the minimum and maximum allowable contributions each year. The defined benefit pension plan currently has no cash contribution requirement due to the existence of a credit balance following a contribution of approximately $200 million made in 2014 in connection with the VNA Acquisition. The Pension Benefit Guaranty Corporation (PBGC) protects the pension benefits of employees and retirees when a plan sponsor becomes insolvent and can no longer meet its obligation. All plan sponsors pay annual PBGC premiums that have two components: a fixed rate based on participant count and a variable rate which is determined based on the amount by which the plan is underfunded.

        The Metal Packaging Americas plan covers hourly employees only. Plan benefits are determined using a formula which reflects the employees' years of service and is based on a final average pay formula.

        The UK pension plans are trust-based UK funded final salary defined benefit schemes providing pensions and lump sum benefits to members and dependents. There are two pension plans in place relating to Metal Packaging Europe, one of which relates to the Beverage Can Business. There are two pension plans in place in Glass Packaging Europe. One of the pension plans in the Metal Packaging Europe division has been closed to future accrual from July 1, 2014. For this plan, pensions are calculated based on service to the point of closure, but with members' benefits retaining a final salary link while employed by the Company. The other Metal Packaging Europe pension plan, relating to the Beverage Can Business, is closed to new entrants. For this plan, pensions are calculated based on service to retirement with members' benefits based on final career earnings. The pension plans relating to the Glass Packaging Europe division have been closed to future accrual from March 31, 2013 and September 30, 2015 respectively.

        The UK pension plans are each governed by a board of trustees which is independent of the Company. The trustees are responsible for managing the operation, funding and investment strategy. The UK pension plans are subject to the UK regulatory framework, the requirements of the Pensions Regulator and are subject to a statutory funding objective.

        The Group operates a number of defined benefit pension schemes in Germany including three relating to the Beverage Can Business. The pension plans in Germany operate under the framework of German Company Pension Law (BetrAVG) and general regulations based on German Labor Law. The entitlements of the plan members depend on years of service and final salary. Furthermore, the plans

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Employee benefit obligations (Continued)

provide lifelong pensions. No separate assets are held in trust, i.e. the plans are unfunded defined benefit plans.

        The Dutch pension plan operates under the framework of Dutch fiscal and pension law (Pensioenwet). As a consequence, the Dutch plan is executed by and financed within a separate legal entity, in this case the Company's own local pension fund. The Dutch pension fund has a board of trustees that operates independent from the company. The Dutch plan has to comply with funding requirements that are set by the regulator, the Dutch National Bank.

        The main features of the Dutch plans are:

  •
  Pension entitlements are based on an average pay scheme, which provides lifelong pensions after age 67; and

  •
  Current pension accrual becomes vested immediately and does not depend on future service.

        The liabilities of all of the defined benefit plan schemes subject the Company to the following major risks:

  •
  Discount rate risks where capital market conditions may result in a higher present value being placed on the remaining future obligations, leading to higher liabilities;

  •
  Inflation risks, as benefits are linked to salary and pension payments are also subject to inflation adjustments; and

  •
  Longevity risks whereby benefits may have to be paid for a longer period in the future than is anticipated by the mortality assumptions used to estimate the future benefits payable.

        The assets of the relevant schemes subject the Company to the following risks:

  •
  Future asset returns where if these are lower than assumed, the scheme's assets will be lower, and hence the funding level worse, than expected.

  •
  Future pensions have to be paid directly by the Company. This could lead to a shortfall of liquid assets.

Assumptions and sensitivities

        The principal pension assumptions used in the preparation of the accounts take account of the different economic circumstances in the countries of operations and the different characteristics of the respective plans, including the length of duration of liabilities.

        The ranges of the principal assumptions applied in estimating defined benefit obligations were:

	U.S.		Germany		Netherlands		UK
	2016	2015	2016	2015	2016	2015	2016	2015
	%	%	%	%	%	%	%	%
Rates of inflation	2.50	3.00	1.50	1.75	1.70	1.70	3.20	3.00
Rates of increase in salaries	2.00 - 3.00	3.00	2.50	2.50	1.70	1.70	2.20	3.00
Discount rates	4.45	4.70	1.57 - 2.06	2.16 - 2.72	1.10 - 2.00	2.50 - 2.60	2.80	3.90

        Assumptions regarding future mortality experience are set based on actuarial advice in accordance with published statistics and experience.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Employee benefit obligations (Continued)

        These assumptions translate into the following average life expectancy in years for a pensioner retiring at age 65. The mortality assumptions for the countries with the most significant defined benefit plans are set out below:

	U.S.		Germany		Netherlands		UK
	2016 Years	2015 Years	2016 Years	2015 Years	2016 Years	2015 Years	2016 Years	2015 Years
Life expectancy, current pensioners	22	21	21	21	24	24	21	20
Life expectancy, future pensioners	23	23	24	24	25	26	22	22

        If the discount rate were to decrease by 50 basis points from management estimates, the carrying amount of the pension obligations would increase by an estimated €243 million (2015: €205 million). If the discount rate were to increase by 50 basis points, the carrying amount of the pension obligations would decrease by an estimated €242 million (2015: €204 million).

        If the inflation rate were to decrease by 50 basis points from management estimates, the carrying amount of the pension obligations would decrease by an estimated €93 million (2015: €84 million). If the inflation rate were to increase by 50 basis points, the carrying amount of the pension obligations would increase by an estimated €93 million (2015: €67 million).

        If the salary increase rate were to decrease by 50 basis points from management estimates, the carrying amount of the pension obligations would decrease by an estimated €93 million (2015: €88 million). If the salary increase rate were to increase by 50 basis points, the carrying amount of the pension obligations would increase by an estimated €92 million (2015: €70 million).

        The impact of increasing the expected longevity by one year would result in an increase in the Group's liability of €63 million at December 31, 2016 (2015: €60 million), holding all other assumptions constant.

        The Group's best estimate of contributions expected to be paid to defined benefit plans in 2017 is €37 million.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Employee benefit obligations (Continued)

        The principal defined benefit schemes are described briefly below:

	Metal Packaging				Glass Packaging
Nature of the schemes	Europe UK Funded	Europe Germany Unfunded	Europe Netherlands Funded	North America Funded	Europe UK Funded	Europe Germany Unfunded	Europe Netherlands Funded	North America Funded
2016
Active members	467	1,803	870	970	—	1,032	—	4,043
Deferred members	954	664	1,798	115	1,527	732	—	2,648
Pensioners including dependents	756	1,011	3,047	133	744	786	—	6,302
Weighted average duration (years)	20	18	18	20	23	19	—	12
2015
Active members	118	648	875	143	—	956	571	4,068
Deferred members	412	513	1,906	105	1,527	690	636	2,661
Pensioners including dependents	344	871	2,964	124	744	738	457	6,185
Weighted average duration (years)	21	16	17	17	21	14	21	13

        The expected total benefit payments over the next five years are:

	2017	2018	2019	2020	2021	Subsequent five years
	€m	€m	€m	€m	€m	€m
Benefits	126	123	126	131	132	716

        The Group also has defined contribution plans; the contribution expense associated with these plans for 2016 was €31 million (2015: €14 million; 2014: €12 million). The Group's best estimate of the contributions expected to be paid to these plans in 2017 is €39 million.

Other employee benefits

	At December 31,
	2016	2015
	€m	€m
End of service employee benefits	23	23
Long term employee benefits	99	59

	122	82

        End of service employee benefits comprise principally amounts due to be paid to employees leaving the Group's service in France and Italy.

        Long term employee benefit obligations comprise amounts due to be paid under post-retirement medical schemes in Glass Packaging North America and Metal Packaging Beverage Americas, partial retirement contracts in Germany and other obligations to pay benefits primarily related to long service awards.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Trade and other payables

	At December 31,
	2016	2015
	€m	€m
Trade payables	1,055	532
Other payables and accruals	414	308
Amounts owed to parent company	3	—
Other tax and social security payable	32	21
Payables and accruals for exceptional items	39	17

	1,543	878

        The fair values of trade and other payables approximate the amounts shown above.

        Other payables and accruals mainly comprise accruals for operating expenses, deferred income and accruals for value added taxes.

15. Provisions

	At December 31,
	2016	2015
	€m	€m
Current	69	48
Non-current	55	48

	124	96

	Restructuring	Other provisions	Total provisions
	€m	€m	€m
At January 1, 2015	26	57	83
Acquisitions	—	6	6
Provided	18	24	42
Utilization	(5)	(8)	(13)
Paid	(22)	(11)	(33)
Reclassification	—	6	6
Exchange	1	4	5

At December 31, 2015	18	78	96
Acquisitions	—	36	36
Provided	25	29	54
Utilization	(11)	(15)	(26)
Paid	(10)	(28)	(38)
Exchange	—	2	2

At December 31, 2016	22	102	124

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Provisions (Continued)

        The restructuring provision relates to redundancy and other restructuring costs. Other provisions relate to probable environmental claims, customer quality claims, and onerous leases.

        The provisions classified as current are expected to be paid in the next twelve months. The majority of the restructuring provision is expected to be paid in 2017. The remaining balance contains longer term provisions for which the timing of the related payments is subject to uncertainty.

16. Segment analysis

        The Group's four operating and reportable segments are Metal Packaging Europe, Metal Packaging Americas, Glass Packaging Europe and Glass Packaging North America. This reflects the basis on which the Executive Committee of ARD Holdings S.A. reviews Group performance, following the acquisition of the Beverage Can Business in June 2016. All comparatives have been presented on this basis.

        Finance income is not allocated to segments as these are reviewed by the CODM on a group-wide basis. Performance of the business is assessed based on Adjusted EBITDA. Adjusted EBITDA is the net profit or loss for the period before income tax expense, net finance expense, depreciation and amortization and exceptional operating items. Segmental revenues are derived from sales to external customers. Inter-segmental revenue is not material.

        Segment assets consist of intangible assets, property, plant and equipment, derivative financial instrument assets, deferred tax assets, other non-current assets, inventories, trade and other receivables and cash and cash equivalents and restricted cash.

        Reconciliation of loss for the year to Adjusted EBITDA

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
Loss for the year	(143)	(120)	(574)
Income tax expense/(credit) (Note 20)	64	43	(5)
Net finance expense (Note 19)	615	527	657
Depreciation and amortization (Notes 3, 4)	491	403	365
Exceptional operating items (Note 18)	131	81	349

Adjusted EBITDA	1,158	934	792

        The segment results for the year ended December 31, 2016 are:

	Metal Packaging Europe	Metal Packaging Americas	Glass Packaging Europe	Glass Packaging North America	Group
	€m	€m	€m	€m	€m
Revenue	2,235	1,059	1,392	1,659	6,345
Adjusted EBITDA	366	139	296	357	1,158
Capital expenditure	72	35	90	121	318
Segment assets	3,917	1,835	1,899	2,614	10,265

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Segment analysis (Continued)

        The segment results for the year ended December 31, 2015 are:

	Metal Packaging Europe	Metal Packaging Americas	Glass Packaging Europe	Glass Packaging North America	Group
	€m	€m	€m	€m	€m
Revenue	1,650	390	1,452	1,707	5,199
Adjusted EBITDA	260	44	284	346	934
Capital expenditure	46	15	109	134	304
Segment assets	1,863	405	1,766	2,305	6,339

        The segment results for the year ended December 31, 2014 are:

	Metal Packaging Europe	Metal Packaging Americas	Glass Packaging Europe	Glass Packaging North America	Group
	€m	€m	€m	€m	€m
Revenue	1,668	306	1,406	1,353	4,733
Adjusted EBITDA	223	27	277	265	792
Capital expenditure	43	107	86	78	314
Segment assets	1,830	418	1,755	2,113	6,116

        Capital expenditure is the sum of purchases of property, plant and equipment and software and other intangibles, net of proceeds from disposal of property, plant and equipment, as per the consolidated statement of cash flows.

        No customer accounted for greater than 10% of total revenue in 2016 (2015: one customer; 2014: one customer).

        Total revenue and non-current assets, excluding derivative financial instruments, taxes, pensions and goodwill arising on acquisitions, in countries which account for more than 10% of total revenue or non-current assets are as follows:

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
Revenue
U.S.	2,437	1,997	1,528
United Kingdom	724	662	610
Germany	656	573	653

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Segment analysis (Continued)

	At December 31,
	2016	2015
	€m	€m
Non-current assets
U.S.	2,189	1,431
Germany	760	356
United Kingdom	527	271

        The revenue above is attributed to countries on a destination basis.

        The Company is domiciled in Luxembourg. During the year the Group had sales of €2 million (2015: €2 million, 2014: €1 million) to customers in Luxembourg. Non-current assets located in Luxembourg were €nil (2015: €nil).

        Within each reportable segment our packaging containers have similar production processes and classes of customers. Further, they have similar economic characteristics as evidenced by similar profit margins, similar degrees of risk and similar opportunities for growth. Based on the foregoing, we do not consider that they constitute separate product lines and thus additional disclosure relating to product lines is not necessary.

17. Employee costs

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
Wages and salaries	1,076	927	849
Social security costs	151	133	126
Defined benefit plan pension costs (Note 13)	42	45	35
Defined benefit past service credit (Note 13)	(39)	—	(2)
Defined contribution plan pension costs (Note 13)	31	14	12

	1,261	1,119	1,020

	Year ended December 31,
	2016	2015	2014
Employees
Production	20,823	17,068	16,928
Administration	2,712	1,790	1,901

	23,535	18,858	18,829

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Exceptional items

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
Past service credit	(21)	—	—
Plant start-up costs	5	27	19
Restructuring costs	22	12	27
Exceptional impairment—working capital	—	(2)	8
Exceptional impairment—property, plant and equipment	—	—	53
Non-cash inventory adjustment	9	—	15

Exceptional items—cost of sales	15	37	122

Transaction related costs—acquisition, IPO and disposals	114	41	22
Restructuring costs	—	2	12
Other	2	1	1

Exceptional items—SGA expenses	116	44	35

Exceptional impairment—intangible assets	—	—	33

Exceptional items—loss on disposal of businesses	—	—	159

Debt refinancing and settlement costs	140	13	161
Interest payable on acquisition notes	15	—	10
Exceptional loss on derivative financial instruments	10	—	—

Exceptional items—finance expenses	165	13	171

Exceptional gain on derivative financial instruments	(78)	—	—

Exceptional items—finance income	(78)	—	—

Total exceptional items	218	94	520

        Exceptional items are those that in management's judgment need to be disclosed by virtue of their size, nature or incidence.

2016

        Exceptional items of €218 million have been recognized in the year ended December 31, 2016, primarily comprising:

  •
  €21 million pension service credit in Glass Packaging North America, following the amendment of certain defined benefit pension schemes during the period.

  •
  Restructuring costs relate principally to €12 million in Metal Packaging Europe, €5 million in Metal Packaging Americas and €4 million in Glass Packaging North America. These costs include exceptional impairment charges of €8 million, of which €5 million relates to impairment of plant and machinery in Metal Packaging Europe and €3 million relates to the impairment of a plant in Metal Packaging Americas.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Exceptional items (Continued)

  •
  €114 million transaction related costs incurred in the year ended December 31, 2016, primarily comprised of professional fees, bonuses and integration costs directly attributable to the acquisition of the Beverage Can Business, and IPO related costs.

  •
  Debt refinancing and settlement costs of €140 million relating to the notes repaid in May 2016 and November 2016 and the Senior PIK notes repaid in September 2016. These costs also include premiums payable on the early redemption of the notes, accelerated amortisation of deferred finance costs, debt issuance premium and discounts and interest charges incurred in lieu of notice. See Note 12 for further details of the notes repaid during the period.

  •
  €15 million net interest charged in respect of notes held in escrow for the period between their issuance and the completion of the acquisition of the Beverage Can Business.

  •
  €78 million exceptional gain on derivative financial instruments relating to the gain on fair value of the CCIRS which were entered into during the second quarter and for which hedge accounting had not been applied until the third quarter.

  •
  €10 million exceptional loss on derivative financial instruments relating to hedge ineffectiveness on CCIRS for which hedge accounting did not apply. The net exceptional gain of €68 million is driven mainly by the currency volatility on the US dollar to British pounds CCIRS and by virtue of its magnitude is treated as an exceptional item. See Note 12 for further details of the CCIRS entered into during the period.

2015

        Exceptional items of €94 million have been incurred in the year ended December 31, 2015, primarily comprising:

  •
  €38 million IPO—related costs.

  •
  €27 million start-up costs related to two plants in Metal Packaging Americas.

  •
  Restructuring costs of €9 million in Metal Packaging Europe and €5 million in Glass Packaging North America.

  •
  €3 million acquisition and disposal costs.

  •
  €2 million reversal of impairment of assets in Metal Packaging Europe.

  •
  €13 million finance costs comprised of €8 million premium on redemption of the €180 million 8 3/4% Senior notes due 2020 and repaid in February 2015, €3 million accelerated amortization of deferred finance costs relating to the €180 million 8 3/4% Senior notes and €2 million other finance costs.

2014

        Exceptional items of €520 million have been incurred in the year ended December 31, 2014, primarily comprising:

  •
  €44 million exceptional impairment charges were incurred in the Metal Packaging Europe division relating to €36 million of specific property, plant and equipment that is no longer in use and the €8 million impairment of working capital.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Exceptional items (Continued)

  •
  €11 million exceptional impairment charges were also incurred relating to intangible assets no longer in use.

  •
  €39 million exceptional impairment charges were incurred in the Glass Packaging North America relating to a plant closure, comprising impairments to property, plant and equipment of €17 million, goodwill of €16 million, and customer relationships of €6 million.

  •
  €171 million exceptional finance cost includes €45 million relating to the PIK notes repaid in June 2014, €116 million relating to the borrowings that were repaid in July 2014 and €10 million relating to the notes issued to finance the VNA Acquisition.

  •
  €15 million non-cash inventory adjustment relates to the VNA Acquisition and is a non-recurring adjustment arising as a result of the fair value exercise carried out in accordance with IFRS 3R 'Business Combinations'.

19. Finance expense

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
Senior secured and senior notes	447	378	366
Term loan	26	26	28
Other interest expense	7	8	7

Interest expense	480	412	401
Net pension interest cost (Note 13)	24	23	20
Foreign currency translation losses	29	77	63
Other finance (income)/expense	(5)	2	3

Finance expense before exceptional items	528	514	487
Exceptional finance expense (Note 18)	165	13	171

Total finance expense	693	527	658
Exceptional finance income	(78)	—	(1)

Net finance expense	615	527	657

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. Income tax

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
Current tax:
Current tax for the year	63	54	44
Adjustments in respect of prior years	(18)	33	(1)

Total current tax	45	87	43

Deferred tax:
Deferred tax for the year	(6)	7	(54)
Adjustments in respect of prior years	25	(51)	6

Total deferred tax	19	(44)	(48)

Income tax charge/(credit)	64	43	(5)

        Reconciliation of tax expense and the accounting loss multiplied by the Group's domestic tax rate for 2016, 2015 and 2014:

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
Loss before tax	(79)	(77)	(579)
Loss before tax multiplied by the standard rate of Luxembourg corporation tax: 29.22% (2015: 29.22%; 2014: 29.22%)	(23)	(22)	(169)
Tax losses for which no deferred income tax asset was recognized	1	2	27
Re-measurement of deferred taxes	(5)	(5)	—
Adjustment in respect of prior years	7	(18)	5
Income subject to other taxes	9	11	17
Income taxed at rates other than standard tax rates	18	27	13
Non-deductible items	60	52	92
Other	(3)	(4)	10

Income tax charge/(credit)	64	43	(5)

        The total tax charge/(credit) outlined above for each year includes tax credits of €43 million in 2016 (2015: €32 million; 2014: €78 million) in respect of exceptional items.

        Income subject to other taxes primarily relates to local income taxes in certain jurisdictions, non-deductible items primarily relate to non-deductible interest expense in Ireland and Luxembourg and income taxed at non-standard rates takes account of foreign tax rate differences (versus the Luxembourg standard 29.22% rate) on earnings.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

21. Cash generated from operating activities

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
Loss for the year	(143)	(120)	(574)
Income tax expense/(credit) (Note 20)	64	43	(5)
Net finance expense (Note 19)	615	527	657
Depreciation and amortization	491	403	365
Exceptional operating items (Note 18)	131	81	349
Movement in working capital	120	90	8
Exceptional acquisition-related, disposal and plant start-up costs paid	(159)	(54)	(77)
Exceptional restructuring paid	(10)	(20)	(22)

Cash generated from operations	1,109	950	701

22. Business combinations and disposals

2016

        On April 22, 2016 the Group entered into an agreement with Ball Corporation and Rexam PLC to acquire the Beverage Can Business. The acquisition was completed on June 30, 2016.

        The acquired business comprises ten beverage can manufacturing plants and two end plants in Europe, seven beverage can manufacturing plants and one end plant in the United States, two beverage can manufacturing plants in Brazil and certain innovation and support functions in Germany, the UK, Switzerland and the United States. The acquired business has annual revenue of approximately €2.8 billion ($3.0 billion).

        This is a strategically important acquisition which is highly complementary to the Group's existing metal and glass businesses.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22. Business combinations and disposals (Continued)

        The following table summarizes the provisional consideration paid for the Beverage Can Business and the provisional fair value of assets acquired and liabilities assumed.

€m
Cash and cash equivalents	10
Property, plant and equipment	630
Intangible assets	1,284
Inventories	266
Trade and other receivables	302
Trade and other payables	(394)
Net deferred tax liability	(145)
Employee benefit obligations	(116)
Provisions	(36)

Total identifiable net assets	1,801
Goodwill	894

Total consideration	2,695

        The allocations above are based on management's preliminary estimate of the fair values at the acquisition date.

        The net cash flow relating to the acquisition is summarized below:

€m
Cash consideration paid	2,695
Cash and cash equivalents acquired	(10)

Net cash outflow for purchase of business	2,685

        Goodwill arising from the acquisition reflects the anticipated synergies from integrating the acquired business into the Group and the skills and the technical talent of the Beverage Can workforce.

        Goodwill of €268 million which relates to the North American Beverage Can Business is expected to be deductible for tax purposes.

        For the year ended December 31, 2016 the Beverage Can Business contributed revenue of €1,351 million to the Group.

        If the acquisition of the Beverage Can Business had occurred on January 1, 2016 Group revenue, Adjusted EBITDA and profit for the year ended December 31, 2016 would have been €7,646 million, €1,333 million and €108 million respectively.

2015

VNA acquisition

        Fair value adjustments to assets acquired of €3 million net of tax, were made in the year to December 31, 2015. The purchase price allocation is now finalized. The fair value of identifiable assets acquired was €656 million and acquired goodwill was €390 million.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22. Business combinations and disposals (Continued)

2014

VNA Acquisition

        On April 11, 2014, Ardagh Group completed the purchase of 100% of the equity of VNA, from Compagnie de Saint-Gobain for a consideration of $1.5 billion (the "VNA Acquisition").

        VNA, which has its headquarters in Muncie, Indiana, is the second largest glass container manufacturer in the United States, serving the North American food and beverage industries. It produces approximately nine billion containers annually from its 13 facilities located throughout the United States and employs approximately 4,400 people. VNA has annual revenues of approximately $1.6 billion (€1.5 billion).

        The VNA Acquisition is strategically important for the Group. It further expands the glass manufacturing footprint in North America, strengthens existing customer relationships and increases the Group's product portfolio. Further, the combination of VNA and the Group's existing North American business provides opportunities for logistics savings, production improvements and other cost efficiencies.

        VNA contributed revenue of approximately €896 million and Adjusted EBITDA of approximately €165 million to the Group's results for the year ended December 31, 2014.

        The following table summarizes the consideration paid for VNA, and the provisional fair value of assets acquired and liabilities assumed.

€m
Cash and cash equivalents	8
Property, plant and equipment	356
Intangible assets	539
Inventories	161
Trade and other receivables	94
Trade and other payables	(144)
Net deferred tax liability	(220)
Provisions	(32)
Employee benefit obligations	(103)

Total identifiable net assets	659
Goodwill	387

Total consideration	1,046

        The allocations above are based on management's preliminary estimate of the fair values at the acquisition date.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22. Business combinations and disposals (Continued)

        Total consideration for the VNA Acquisition is comprised of the following:

€m
Cash consideration paid	1,083
Contingent cash consideration received*	(37)

Total consideration	1,046

*
Contingent consideration of €37 million ($50 million) was received from Compagnie de Saint-Gobain (relating to the Anchor Divestment, as defined hereafter) in July 2014. In accordance with IFRS 3R, this amount has been treated as an adjustment to the purchase consideration for VNA rather than as consideration for the Anchor Divestment.

        In the year ended December 31, 2014, the net cash flow relating to the VNA acquisition comprised the following;

€m
Cash consideration paid	1,083
Contingent cash consideration received	(37)
Cash and cash equivalents acquired	(8)

Total net cash outflow	1,038

        A detailed exercise has been performed to assess the fair value of assets acquired and liabilities assumed, with the use of third party experts where appropriate. If new information obtained within one year of the acquisition date regarding facts and circumstances that existed at the acquisition date identifies adjustments to the above amounts, then the acquisition accounting will be revised.

        Goodwill of €387 million arising on the VNA Acquisition (which is not expected to be tax deductible) includes anticipated synergies from integrating VNA into the Group, and the skills and technical talent of the VNA workforce.

        Deferred tax is principally recognized on the temporary timing differences created by the fair value adjustments.

        The fair value of trade and other receivables was €94 million and included trade receivables with a fair value of €83 million. Acquisition related costs of €22 million (2013: €38 million) were incurred and classified as exceptional items in the consolidated income statement for the year ended December 31, 2014.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22. Business combinations and disposals (Continued)

Disposal of former Anchor Glass plants

        On June 30, 2014, Ardagh Group completed the sale of six former Anchor Glass plants and certain related assets to an affiliate of KPS (the "Anchor Divestment"). The Group recognized a net loss on disposal of €124 million:

€m
Consideration*	319
Net assets disposed	(446)
Disposal costs	(5)
Cumulative foreign exchange differences	8

Loss on disposal	(124)

*
Consideration of €319 million excludes €37 million ($50 million) received from Compagnie de Saint-Gobain in relation to the divestment, as explained above. Total cash received relating to the divestment including the contingent cash consideration from Compagnie de Saint-Gobain is $486 million (€356 million).

        Prior to the divestment, the six former Anchor Glass plants contributed revenue of €205 million and Adjusted EBITDA of €40 million to the Group's results for the year ended December 31, 2014.

Other disposals

        During the year ended December 31, 2014 the Group disposed of a small business in the Metal Packaging division and also of its Metal Packaging operations in Australia and New Zealand for a total consideration of €78 million, on which the Group recognized a combined loss of €35 million.

€m
Consideration	78
Net assets disposed	(102)
Disposal costs	(4)
Cumulative foreign exchange differences	(7)

Loss on disposal	(35)

        Prior to the divestment, the other disposals contributed revenue of €158 million and Adjusted EBITDA of €15 million to the Group's results for the year ended December 31, 2014.

        If the VNA Acquisition, the Anchor Divestment and the other disposals had occurred on January 1, 2014 revenue and Adjusted EBITDA for the Group for the year ended December 31, 2014 would have been €4,684 million and €782 million, respectively.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23. Related party information

(i)    Interests of Mr. Paul Coulson

        As of February 23, 2017, the approval date of these financial statements, companies owned by Paul Coulson own approximately 25% of the issued share capital of ARD Holdings S.A.. Through its investment in the Yeoman group of companies, one of these companies has an interest in a further approximate 34% of the issued share capital of ARD Holdings S.A..

(ii)    Yeoman Capital S.A.

        At December 31, 2016, Yeoman Capital S.A. owned approximately 34% of the ordinary shares of ARD Holdings S.A.. During 2016, the Group incurred costs of €nil (2015: €nil; 2014: €1 million) for fees charged by the Yeoman group of companies. The amount outstanding at year end was €nil (2015: €nil; 2014: €1 million).

(iii)    Common directorships

        Five of the ARD Holdings S.A. directors (Paul Coulson, Brendan Dowling, Wolfgang Baertz, Gerald Moloney and Herman Troskie) also serve as directors in the Yeoman group of companies. All of the directors of the Company are members of the Board of Directors of ARD Holdings S.A., our ultimate parent company.

(iv)    Joint ventures

        At December 31, 2016, the Group owed €2 million (2015: €2 million; 2014: €1 million) to Eura Glasrecycling GmbH & Co. KG. During 2016, the Group received a dividend of €nil (2015: €nil; 2014: €1 million) from Eura Glasrecycling GmbH & Co. KG and incurred €5 million (2015: €4 million; 2014: €4 million) for purchases of raw materials. At December 31, 2016, the Group owed €1 million (2015: €1 million; 2014: €1 million) to Copal SAS. During 2016, the Group incurred €3 million (2015: €3 million; 2014: €4 million) for raw materials purchased from Copal SAS.

(v)    Key management compensation

        Key management are those persons who have the authority and responsibility for planning, directing and controlling the activities of the Group. Key management is comprised of the members who served on the Board of Directors of ARD Holdings S.A. and the Group's global leadership team during the reporting period. The amount outstanding at year end was €4 million (2015: €4 million, 2014: €4 million).

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
Salaries and other short term employee benefits	15	12	12
Post-employment benefits	1	1	1

	16	13	13
Transaction related compensation	26	—	—

	42	13	13

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23. Related party information (Continued)

(vi)    Pension schemes

        The Group's pension schemes are related parties. For details of all transactions during the year, please read Note 13.

(vii)    Senior Secured Toggle Notes due 2023

        Some of the Directors of the Company acquired the 7.125% / 7.875% and 6.625% / 7.375% Senior Secured Toggle Notes due 2023, as issued by Company in September 2016. See Note 12 for details of financing activity during the year ended December 31, 2016.

(viii)    Subsidiaries

        The following table provides information relating to our principal operating subsidiaries, all of which are wholly owned, at December 31, 2016 and 2015.

Company	Country of incorporation	Activity
Ardagh Metal Beverage Manufacturing Austria GmbH	Austria	Metal Packaging
Ardagh Metal Beverage Trading Austria GmbH	Austria	Metal Packaging
Latas Indústria de Embalagens de Alumínio do Brasil Ltda	Brazil	Metal Packaging
Ardagh Metal Packaging Czech Republic s.r.o.	Czech Republic	Metal Packaging
Ardagh Glass Holmegaard A/S	Denmark	Glass Packaging
Ardagh Aluminium Packaging France SAS	France	Metal Packaging
Ardagh MP West France SAS	France	Metal Packaging
Ardagh Metal Packaging France SAS	France	Metal Packaging
Ardagh Metal Beverage Trading France SAS	France	Metal Packaging
Ardagh Metal Beverage France SAS	France	Metal Packaging
Ardagh Glass GmbH	Germany	Glass Packaging
Heye International GmbH	Germany	Glass Engineering
Ardagh Metal Packaging Germany GmbH	Germany	Metal Packaging
Ardagh Germany MP GmbH	Germany	Metal Packaging
Ardagh Metal Beverage Trading Germany GmbH	Germany	Metal Packaging
Ardagh Metal Beverage Germany GmbH	Germany	Metal Packaging
Ardagh Glass Sales Limited	Ireland	Glass Packaging
Ardagh Packaging Holdings Limited	Ireland	Glass and Metal Packaging
Ardagh Group Italy S.r.l.	Italy	Glass and Metal Packaging
Ardagh Aluminium Packaging Netherlands B.V.	Netherlands	Metal Packaging
Ardagh Glass Dongen B.V.	Netherlands	Glass Packaging
Ardagh Glass Moerdijk B.V.	Netherlands	Glass Packaging
Ardagh Metal Packaging Netherlands B.V.	Netherlands	Metal Packaging
Ardagh Metal Beverage Trading Netherlands B.V.	Netherlands	Metal Packaging
Ardagh Metal Beverage Netherlands B.V.	Netherlands	Metal Packaging
Ardagh Glass S.A.	Poland	Glass Packaging
Ardagh Metal Packaging Poland Sp. z o.o.	Poland	Metal Packaging
Ardagh Metal Beverage Trading Poland Sp. z o.o.	Poland	Metal Packaging

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23. Related party information (Continued)

Company	Country of incorporation	Activity
Ardagh Metal Beverage Poland Sp. z o.o.	Poland	Metal Packaging
Ardagh Metal Beverage Trading Spain SL	Spain	Metal Packaging
Ardagh Metal Beverage Spain SL	Spain	Metal Packaging
Ardagh Metal Packaging Iberica S.A.	Spain	Metal Packaging
Ardagh Glass Limmared AB	Sweden	Glass Packaging
Ardagh Metal Beverage Europe GmbH	Switzerland	Metal Packaging
Ardagh Glass Limited	United Kingdom	Glass Packaging
Ardagh Metal Beverage Trading UK Limited	United Kingdom	Metal Packaging
Ardagh Metal Beverage UK Limited	United Kingdom	Metal Packaging
Ardagh Metal Packaging UK Limited	United Kingdom	Metal Packaging
Ardagh Metal Packaging USA Inc.	United States	Metal Packaging
Ardagh Glass Inc.	United States	Glass Packaging
Ardagh Metal Beverage USA Inc.	United States	Metal Packaging

2015

Company	Country of incorporation	Activity
Ardagh Metal Packaging Czech Republic s.r.o.	Czech Republic	Metal Packaging
Ardagh Glass Holmegaard A/S	Denmark	Glass Packaging
Ardagh Aluminium Packaging France SAS	France	Metal Packaging
Ardagh MP West France SAS	France	Metal Packaging
Ardagh Metal Packaging France SAS	France	Metal Packaging
Ardagh Glass GmbH	Germany	Glass Packaging
Heye International GmbH	Germany	Glass Engineering
Ardagh Metal Packaging Germany GmbH	Germany	Metal Packaging
Ardagh Germany MP GmbH	Germany	Metal Packaging
Ardagh Glass Sales Limited	Ireland	Glass Packaging
Ardagh Packaging Holdings Limited	Ireland	Glass and Metal Packaging
Ardagh Group Italy S.r.l.	Italy	Glass and Metal Packaging
Ardagh Aluminium Packaging Netherlands B.V.	Netherlands	Metal Packaging
Ardagh Glass Dongen B.V.	Netherlands	Glass Packaging
Ardagh Glass Moerdijk B.V.	Netherlands	Glass Packaging
Ardagh Metal Packaging Netherlands B.V.	Netherlands	Metal Packaging
Ardagh Glass S.A.	Poland	Glass Packaging
Ardagh Metal Packaging Poland Sp. z o.o.	Poland	Metal Packaging
Ardagh Metal Packaging Iberica S.A.	Spain	Metal Packaging
Ardagh Glass Limmared AB	Sweden	Glass Packaging
Ardagh Glass Limited	United Kingdom	Glass Packaging
Ardagh Metal Packaging UK Limited	United Kingdom	Metal Packaging
Ardagh Metal Packaging USA Inc.	United States	Metal Packaging
Ardagh Glass Inc.	United States	Glass Packaging

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

24. Distributions made and proposed

	Year ended December 31,
	2016 €m	2015 €m
Cash dividends on ordinary shares declared and paid:
Interim dividend for 2016: €27 per share (2015: €nil per share)	270	—

	270	—

25. Contingencies

Environmental issues

        The Group is regulated under various national and local environmental, occupational health and safety and other governmental laws and regulations relating to:

  •
  the operation of installations for manufacturing of metal packaging and surface treatment using solvents;

  •
  the generation, storage, handling, use and transportation of hazardous materials;

  •
  the emission of substances and physical agents into the environment;

  •
  the discharge of waste water and disposal of waste;

  •
  the remediation of contamination; and

  •
  the design, characteristics, and recycling of its products.

        The Group believes, based on current information that it is in substantial compliance with applicable environmental laws and regulations and permit requirements. It does not believe it will be required, under both existing or anticipated future environmental laws and regulations, to expend amounts, over and above the amount accrued, which will have a material effect on its business, financial condition or results of operations or cash flows. In addition, no material proceedings against the Group arising under environmental laws are pending.

Legal matters

        In 2015, the German competition authority (the Federal Cartel Office) initiated an investigation of the practices in Germany of metal packaging manufacturers, including Ardagh. The investigation is ongoing, and there is at this stage no certainty as to the extent of any charge which may arise. Accordingly, no provision has been recognized.

        With the exception of the above legal matter, the Group is involved in certain other legal proceedings arising in the normal course of its business. The Group believes that none of these proceedings, either individually or in aggregate, is expected to have a material adverse effect on its business, financial condition, results of operations or cash flows.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. Events after the reporting period

        On January 30, 2017, the Group issued $1,000 million 6.000% Senior Notes due 2025, the proceeds of which were used for the partial redemption of the First Priority Senior Secured Floating Rate Notes due 2019, on January 30, 2017, and will also be used for the redemption of the $415 million 6.250% Senior Notes due 2019 (the "2019 Senior Notes").

        On February 1, 2017, the Group gave notice to the holders of the 2019 Senior Notes of the redemption in full of the outstanding notes in accordance with their terms. The redemption date for the 2019 Senior Notes is March 2, 2017.

27. Company financial information

        This note has been included in these financial statements in accordance with the requirements of Regulation S-X rule 12.04 Condensed financial information of registrant. The financial information provided below relates to the individual company financial statements for ARD Finance S.A. as presented in accordance with IFRS as issued by the IASB.

        Certain information and footnote disclosures normally included in financial statements prepared in accordance with International Financial Reporting Standards have been condensed or omitted. The footnote disclosures contain supplemental information only and, as such, these statements should be read in conjunction with the notes to the accompanying consolidated financial statements.

        The condensed financial information has been prepared using the same accounting policies as set out in the consolidated financial statements, except that investments in subsidiaries are included at cost less any provision for impairment in value.

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

27. Company financial information (Continued)

i)     Statement of financial position

	At December 31,
	2016	2015
	€m	€m
Non-current assets
Investments in subsidiary undertakings	837	400
Related party receivables	730	—

	1,567	400

Current assets
Related party receivables	15	—
Cash and cash equivalents	4	1

	19	1

Total assets	1,586	401

Equity attributable to owners of the parent
Issued capital	—	—
Share premium	—	129
Retained earnings	(15)	(132)

Total equity	(15)	(3)

Non-current liabilities
Borrowings	1,569	—

	1,569	—

Current liabilities
Interest payable	31	—
Other payables	1	404

	32	404

Total liabilities	1,601	404

Total equity and liabilities	1,586	401

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

27. Company financial information (Continued)

ii)    Statement of comprehensive income

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
Finance income	14	—	20
Finance expense	(31)	—	(77)
Dividend income	270	—	—

Profit/(loss) before tax	253	—	(57)

Income tax	—	—	—

Profit/(loss) and total comprehensive income/(expense) for the year	253	—	(57)

iii)   Statement of cash flows

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
Cash flows from operating activities
Cash generated from operations	—	—	—

Net cash from operating activities	—	—	—

Cash flows from investing activities
Repayment of loans from subsidiary undertakings	(404)	—	—
Contribution to subsidiary undertaking	(431)	—	(101)
Dividends received	270	—	—
Loans granted to subsidiary undertakings	(679)	—	—

Net cash used in investing activities	(1,244)	—	(101)

Cash flows from financing activities
Repayment of borrowings	—	—	(649)
Net proceeds from borrowings	1,529	—	—
Net proceeds from borrowings with related parties	—	—	750
Dividends paid	(270)	—	—
Deferred debt issue costs paid	(12)	—	—

Net cash inflow from financing activities	1,247	—	101

Net increase in cash and cash equivalents	3	—	—

Cash and cash equivalents at the beginning of the year	1	1	1

Cash and cash equivalents at the end of the year	4	1	1

ARD FINANCE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

27. Company financial information (Continued)

iv)   Maturity analysis of the Company's borrowings

        The maturity analysis of the Company's borrowings including related party borrowings, is as follows:

At December 31,
	2016	2015
	€m	€m
Within one year or on demand	—	—
Between one and two years	—	—
Between two and five years	—	—
Greater than five years	1,569	—

	1,569	—

v)     Distributions paid and received

        During the year ended December 31, 2016 the Company received a dividend of €270 million (2015: €nil, 2014: €nil) from a subsidiary company. The Company also paid a dividend to its parent company of €270 million (2015: €nil, 2014: €nil).

vi)   Commitments and contingencies

        The company had no commitments and contingencies at December 31, 2016 (2015: €nil).

vii)  Additional information

        The following reconciliations are provided as additional information to satisfy the Schedule I SEC Requirements for parent-only financial information.

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
IFRS loss reconciliation:
Parent only—IFRS profit/(loss) for the year	253	—	(57)
Additional loss if subsidiaries had been accounted for on the equity method of accounting as opposed to cost	(396)	(120)	(517)

Consolidated IFRS loss for the year	(143)	(120)	(574)

	Year ended December 31,
	2016	2015	2014
	€m	€m	€m
IFRS equity reconciliation:
Parent only—IFRS equity	(15)	(3)	103
Additional loss if subsidiaries had been accounted for on the equity method of accounting as opposed to cost	(2,963)	(2,371)	(2,249)

Consolidated—IFRS equity	(2,978)	(2,374)	(2,146)

INDEPENDENT AUDITOR'S REPORT

To the Management of Ball Corporation:

        We have audited the accompanying combined financial statements of certain metal beverage packaging operations of Ball Corporation (the "Business"), which comprise the combined balance sheets as of December 31, 2015 and 2014, and the related combined statements of earnings, of comprehensive earnings (loss), of changes in net investment and of cash flows for each of the three years in the period ended December 31, 2015.

  Management's Responsibility for the Combined Financial Statements

        Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

  Auditor's Responsibility

        Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Business' preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business' internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

  Opinion

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of certain metal beverage packaging operations of the Business as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 31, 2016

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

COMBINED STATEMENTS OF EARNINGS

	Years Ended December 31,
($ in millions)	2015	2014	2013
Net sales	$1,891.4	$2,150.9	$2,038.6

Costs and expenses
Cost of sales (excluding depreciation and amortization)	(1,483.8)	(1,692.7)	(1,623.9)
Depreciation and amortization	(82.1)	(82.3)	(104.7)
Selling, general and administrative	(149.7)	(161.9)	(124.8)
Business consolidation and other activities	(9.8)	(8.7)	(10.6)

	(1,725.4)	(1,945.6)	(1,864.0)

Earnings before interest and taxes	166.0	205.3	174.6
Interest Expense	(1.0)	(1.8)	(6.2)

Earnings before taxes	165.0	203.5	168.4
Tax provision	(37.0)	(43.5)	(40.5)

Net earnings	128.0	160.0	127.9
Less net (earnings) loss attributable to noncontrolling interests	1.1	(2.2)	(2.2)

Net earnings attributable to certain metal beverage packaging operations of Ball Corporation	$129.1	$157.8	$125.7

The accompanying notes are an integral part of the combined financial statements.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

COMBINED STATEMENTS OF COMPREHENSIVE EARNINGS (LOSS)

	Years Ended December 31,
($ in millions)	2015	2014	2013
Net earnings	$128.0	$160.0	$127.9
Other comprehensive earnings (loss):
Foreign currency translation adjustment	(134.4)	(175.7)	58.3
Pension benefits	44.8	(36.8)	(34.6)
Effective financial derivatives	(6.0)	36.9	(31.7)

Total other comprehensive earnings (loss)	(95.6)	(175.6)	(8.0)
Income tax (provision) benefit	(10.0)	14.2	8.4

Total other comprehensive earnings (loss), net of tax	(105.6)	(161.4)	0.4
Total comprehensive earnings (loss)	22.4	(1.4)	128.3
Less comprehensive (earnings) loss attributable to noncontrolling interests	1.1	(2.2)	(2.2)

Comprehensive earnings (loss) attributable to certain metal beverage packaging operations of Ball Corporation	$23.5	$(3.6)	$126.1

The accompanying notes are an integral part of the combined financial statements.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

COMBINED BALANCE SHEETS

	December 31,
($ in millions)	2015	2014
Assets
Current assets
Cash and cash equivalents	$32.3	$17.0
Receivables, net	231.7	252.8
Inventories, net	222.5	238.8
Deferred taxes and other current assets	29.4	56.9

Total current assets	515.9	565.5
Non-current assets
Property, plant and equipment, net	794.0	789.8
Goodwill	816.6	913.9
Intangibles and other assets, net	91.8	121.6

Total assets	$2,218.3	$2,390.8

Liabilities and Equity
Current liabilities
Short-term debt and current portion of long-term debt	$23.8	$9.6
Accounts payable	317.4	309.2
Accrued employee costs	61.4	71.1
Other current liabilities	67.4	74.4

Total current liabilities	470.0	464.3
Non-current liabilities
Long-term debt	0.6	84.9
Employee benefit obligations	322.2	396.6
Deferred taxes and other liabilities	68.5	82.9

Total liabilities	861.3	1,028.7

Net investment
Net parent investment	1,611.9	1,392.4
Accumulated other comprehensive income (loss)	(254.9)	(149.3)

Total net parent investment	1,357.0	1,243.1
Non-controlling Interest	—	119.0

Total net investment	1,357.0	1,362.1

Total liabilities and net investment	$2,218.3	$2,390.8

The accompanying notes are an integral part of the combined financial statements.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

COMBINED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
($ in millions)	2015	2014	2013
Cash Flows from Operating Activities
Net earnings	$128.0	$160.0	$127.9
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	82.1	82.3	104.7
Business consolidation and other activities	9.8	8.7	10.6
Deferred tax provision (benefit)	(5.7)	1.6	(14.0)
Other, net	1.4	(1.5)	(3.3)
Working capital changes:
Receivables	(1.4)	(17.1)	74.7
Inventories	(4.7)	(22.5)	13.9
Accrued employee costs	(2.0)	17.7	6.4
Other current assets	23.3	(30.2)	0.1
Accounts payable	28.1	83.2	(22.9)
Other current liabilities	(5.6)	29.0	(31.2)
Other, net	(6.0)	11.2	(3.4)

Cash provided by (used in) operating activities	247.3	322.4	263.5

Cash Flows from Investing Activities
Capital expenditures	(132.7)	(122.8)	(139.7)
Other, net	0.2	(0.5)	1.7

Cash provided by (used in) investing activities	(132.5)	(123.3)	(138.0)

Cash Flows from Financing Activities
Long-term borrowings	0.1	0.1	200.4
Repayments of long-term borrowings	(87.1)	(162.2)	(134.7)
Net change in short-term borrowings	26.4	4.8	(62.7)
Contributions (to)/from Parent	(27.5)	(25.7)	(109.6)
Other, net	—	—	(1.3)

Cash provided by (used in) financing activities	(88.1)	(183.0)	(107.9)

Effect of exchange rate changes on cash	(11.4)	(30.9)	3.2

Change in cash and cash equivalents	15.3	(14.8)	20.8
Cash and cash equivalents—beginning of year	17.0	31.8	11.0

Cash and cash equivalents—end of year	$32.3	$17.0	$31.8

The accompanying notes are an integral part of the combined financial statements.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

COMBINED STATEMENTS OF CHANGES IN NET INVESTMENT

	Parent Company
($ in millions)	Net Parent Investment	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Net Investment
Balance at December 31, 2012	$1,260.3	$11.7	$98.5	$1,370.5
Net earnings (loss)	125.7	—	2.2	127.9
Other comprehensive earnings (loss), net of tax	—	0.4	—	0.4
Net contributions (distributions) from/to parent	(130.1)	—	20.5	(109.6)

Balance at December 31, 2013	1,255.9	12.1	121.2	1,389.2
Net earnings (loss)	157.8	—	2.2	160.0
Other comprehensive earnings (loss), net of tax	—	(161.4)	—	(161.4)
Net contributions (distributions) from/to parent	(21.3)	—	(4.4)	(25.7)

Balance at December 31, 2014	1,392.4	(149.3)	119.0	1,362.1
Net earnings (loss)	129.1	—	(1.1)	128.0
Other comprehensive earnings (loss), net of tax	—	(105.6)	—	(105.6)
Acquisition of noncontrolling interests	117.9	—	(117.9)	—
Net contributions (distributions) from/to parent	(27.5)	—	—	(27.5)

Balance at December 31, 2015	$1,611.9	$(254.9)	$—	$1,357.0

The accompanying notes are an integral part of the combined financial statements.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Description of Business and Basis of Presentation

Description of Business

        These combined financial statements reflect certain metal beverage packaging operations of Ball Corporation ("Ball," or "Parent"), including Ball's metal beverage packaging, Europe, segment, which consists of all of our metal beverage packaging operations within Europe, and certain operations in Brazil, which consists of two can plants in Jacarei and Alagoinhas and the regional headquarters in Sao Paulo. These metal beverage packaging operations (the "Business") are controlled by Ball, a publicly traded company listed on the New York Stock Exchange, or represent variable interest entities for which Ball is the primary beneficiary. Ball is one of the world's leading suppliers of metal packaging to the beverage industry. The Business manufactures and sells metal beverage products in Germany, the United Kingdom, France, Poland, the Netherlands, Serbia, and Brazil. References to the "carve-out operations," "we," "our," "us," and similar expressions refer to the Business.

Basis of Presentation

        The combined financial statements presented herein have been prepared on a stand-alone basis and have been derived from the consolidated financial statements and accounting records of Ball. The combined financial statements reflect the financial position, results of operations and cash flows, of the Business in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). All significant intercompany transactions and accounts among the carve-out operations have been eliminated.

        The combined financial statements may not be indicative of the Business' future performance and may not reflect what the combined results of operations, financial position and cash flows would have been had the Business operated as an independent company during all of the periods presented. To the extent that an asset, liability, revenue or expense is directly associated with the Business, it is reflected in the accompanying combined financial statements.

        These financial statements reflect all of the costs of doing business related to the operations of the Business, including expenses incurred by other entities on its behalf. Historically, Ball provided certain corporate functions to the Business and costs associated with these functions were allocated to the Business. These functions included corporate communications, regulatory compliance, human resource employee compensation and benefit management, treasury, investor relations, corporate controllership, internal audit, Sarbanes Oxley compliance, information technology, corporate and legal compliance, and insurance. The significant costs of such services were allocated to the Business based on the most relevant allocation method to the service provided, primarily based on net revenue or headcount. Stock-based incentive compensation was allocated/charged on the basis of the specific employees associated with each operation. Additionally, royalty charges for use of trade name and technology were allocated/charged based on net revenue.

        Management believes such allocations were reasonable; however, they may not be indicative of the actual expense that would have been incurred had the Business been operating as an independent company for all of the periods presented. Management has determined that it is not practicable to estimate what our expenses would have been on a stand-alone basis. The charges for these functions are included in selling, general, and administrative expenses in the combined statements of earnings.

        The Business' total net investment represents Ball's interest in the recorded net assets of the Business. The net investment balance represents the cumulative net investment by Ball and noncontrolling interests in the Business. Certain transactions between the Business and other related parties within the Ball group, including allocated expenses, are included in net investment. All

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

1. Description of Business and Basis of Presentation (Continued)

intercompany transactions and accounts between us and our Parent are reflected as net investment in the accompanying combined balance sheets. The assets and liabilities in the accompanying combined financial statements have been reflected at our Parent's historical cost basis.

        Ball's operations participate in Ball's centralized treasury management function and all available excess cash is transferred to Ball, however, certain operations maintain cash and derivative assets and liabilities outside of Ball's centralized management system. Where an entity has been included in these combined financial statements the cash, derivative assets, and derivative liabilities held by that entity have also been included in the combined financial statements. For derivative instruments held by Ball on behalf of an entity included in the Business, the impacts of the derivative instruments have been included within the Business' combined statement of earnings.

        Allocated costs and expenses have generally been considered to have been paid by the Business to Ball in the year in which the costs were incurred. Current income taxes are considered to have been remitted, in cash, by or to Ball in the year the related income taxes were recorded. Amounts receivable from or payable to Ball have been classified in the combined balance sheet within net investment. We reflected the cash generated by certain of our operations and expenses paid by Ball on behalf of our operations as a component of net investment in the accompanying combined balance sheets, combined statements of changes in net investment, and net contributions (to)/from Parent on the accompanying combined statements of cash flows. A discussion of the relationship with Ball, including a description of the costs that have been allocated to the Business, is included in Note 15 to the combined financial statements.

        Cash and bank overdrafts held locally and specifically related to the operations of the Business have been included in the combined balance sheets.

2. Critical and Significant Accounting Policies

        Our combined financial statements include the activities of the Business. The assets and liabilities in the accompanying combined financial statements have been reflected on a historical basis. All significant intercompany accounts and transactions within the carve-out operations are eliminated upon combination. The preparation of the combined financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. These estimates are based on historical experience and various assumptions believed to be reasonable under the circumstances. Management evaluates these estimates on an ongoing basis and adjusts or revises the estimates as circumstances change. As future events and their impacts cannot be determined with precision, actual results may differ from these estimates. In the opinion of management, the financial statements reflect all adjustments necessary to fairly present the results of the periods presented.

Critical Accounting Policies

        The Business considers certain accounting policies to be critical, as their application requires management's judgment about the impacts of matters that are inherently uncertain. Detailed below is a discussion of the accounting policies the Business considers critical to our combined financial statements.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Critical and Significant Accounting Policies (Continued)

Exit and Other Closure Costs (Business Consolidation Costs)

        The Business estimates its liabilities for business closure activities by accumulating detailed estimates of costs and asset sale proceeds, if any, for each business consolidation initiative. This includes the estimated costs of employee severance, pension and related benefits; impairment of property and equipment and other assets, including estimates of net realizable value; accelerated depreciation; termination payments for contracts and leases; contractual obligations; and any other qualifying costs related to an exit plan. These estimated costs are grouped by specific projects within an overall exit plan and are then monitored on a monthly basis. Such costs represent management's best estimates, but require assumptions about the plans that may change over time. Changes in estimates for individual locations and other matters are evaluated periodically to determine if a change in estimate is required for the overall restructuring plan. Subsequent changes to the original estimates are included in current earnings and identified as business consolidation gains or losses.

Recoverability of Goodwill and Intangible Assets

        On an annual basis, and at interim periods when circumstances require, the Business tests the recoverability of its goodwill. The Business utilizes the two-step impairment analysis and has elected not to use the qualitative assessment or "step zero" approach. In the two-step impairment analysis, the Business compares the carrying value of each identified reporting unit to its fair value. If the carrying value of the reporting unit is greater than its fair value, the second step is performed, where the implied fair value of goodwill is compared to its carrying value. The Business recognizes an impairment charge for the amount by which the carrying amount of goodwill exceeds its implied fair value. The Business estimates fair value for each reporting unit using either an income approach or based on the weighted average of the estimated fair values using market and income approaches. Under the market approach, the Business uses available information regarding multiples used in recent transactions, if any, involving transfers of controlling interests as well as publicly available trading multiples based on the enterprise value of companies in the packaging industry. The appropriate multiple is applied to forecasted EBITDA (a non-GAAP item defined by the Business as earnings before interest, taxes, depreciation and amortization) of each reporting unit to estimate face value. Under the income approach, fair value is estimated as the present value of estimated future cash flows of each reporting unit. The projected cash flows incorporate various assumptions related to weighted average cost of capital (WACC) and growth rates specific to each reporting unit.

        Amortizable intangible assets are tested for impairment, when deemed necessary, based on undiscounted cash flows and, if impaired, are written down to fair value based on either discounted cash flows or appraised values.

Defined Benefit Pension Plans and Other Employee Benefits

        The Business has defined benefit plans that cover certain of our European salaried and hourly employees. The relevant accounting guidance requires that management make certain assumptions relating to the long-term rate of return on plan assets, discount rates used to determine the present value of future obligations and expenses, salary inflation rates, health care cost trend rates, mortality rates and other assumptions. The Business believes that the accounting estimates related to our pension plans are critical accounting estimates, because they are highly susceptible to change from period to period based on the performance of plan assets, actuarial valuations, market conditions and contracted benefit changes. The selection of assumptions is based on historical trends and known economic and market conditions at the time of valuation, as well as independent studies of trends performed by the

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Critical and Significant Accounting Policies (Continued)

Business' actuaries. However, actual results may differ substantially from the estimates that were based on the critical assumptions.

        The Business recognizes the funded status of each defined benefit pension plan in the combined balance sheets. Each overfunded plan is recognized as an asset, and each underfunded plan is recognized as a liability. Pension plan liabilities are revalued annually, or when an event occurs that requires remeasurement, based on updated assumptions and information about the individuals covered by the plan. For pension plans, accumulated actuarial gains and losses in excess of a 10 percent corridor and the prior service cost are amortized on a straight-line basis from the date recognized over the average remaining service period of active participants or over the average life for plans with significant inactive participants. The majority of costs related to defined benefit plans are included in cost of sales; the remainder is included in selling, general and administrative expenses.

Income Taxes

        The Business' operating results have been included in Ball's tax filings for non-U.S. jurisdictions. Amounts presented in these combined financial statements related to income taxes have been determined on a separate tax return basis. These amounts may not reflect tax positions taken or to be taken by Ball or the Business and have been available for use by Ball, and may remain with Ball after the separation from Ball.

        Deferred income taxes reflect the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each balance sheet date, based upon enacted income tax laws and tax rates. Income tax expense or benefit is provided based on earnings reported in the financial statements. The provision for income tax expense or benefit differs from the amounts of income taxes currently payable because certain items of income and expense included in the combined financial statements are recognized in different time periods by taxing authorities.

        Deferred tax assets, including operating loss, capital loss and tax credit carryforwards, are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that any portion of these tax attributes will not be realized. In addition, from time to time, management must assess the need to accrue or disclose uncertain tax positions for proposed adjustments from various U.S. and foreign tax authorities who regularly audit the Business' income tax returns. In making these assessments, management must often analyze complex tax laws of multiple jurisdictions, including many foreign jurisdictions. The accounting guidance prescribed a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Business records the related interest expense and penalties, if any, as tax expense in the tax provision.

Derivative Financial Instruments

        The Business uses derivative financial instruments for the purpose of hedging commercial risk exposures to fluctuations in currency exchange rates and raw material costs. The Business' derivative instruments are recorded in the combined balance sheets at fair value. The Business values each derivative financial instrument either by using a single valuation technique based on observable market inputs performed internally or by obtaining valuation information from a reliable and observable market source. For a derivative designated as a cash flow hedge, the effective portion of the derivative's mark to fair value is initially recorded as a component of accumulated other comprehensive earnings and subsequently reclassified into earnings when the hedged item affects earnings, unless it is probable

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Critical and Significant Accounting Policies (Continued)

that the forecasted transaction will not occur. The ineffective portion of the mark to fair value associated with all hedges is recorded in earnings immediately. Derivatives that do not qualify for hedge accounting are marked to fair value with gains and losses immediately recorded in earnings. In the combined statements of cash flows, derivative activities are classified based on the items being hedged.

        Realized gains and losses from hedges are classified in the combined statements of earnings consistent with the accounting treatment of the items being hedged. Upon the early dedesignation of an effective derivative contract, the gains or losses are deferred in accumulated other comprehensive earnings until the originally hedged item affects earnings. Any gains or losses incurred after the dedesignation date are recorded in earnings immediately.

Contingencies

        The Business is subject to various legal proceedings and claims, including those that arise in the ordinary course of business. The Business records loss contingencies when it determines that the outcome of the future event is probable of occurring and when the amount of the loss can be reasonably estimated. Gain contingencies are recognized in the financial statements when they are realized.

        The determination of a reserve for a loss contingency is based on management's judgment of probability and estimates with respect to the likelihood of an outcome and valuation of the future event. Liabilities are recorded or adjusted when events or circumstances cause these judgments or estimates to change. In assessing whether a loss is probable, management may consider the following factors, among others: the nature of the litigation, claim or assessment; available information, opinions or views of legal counsel and other advisors; and the experience gained from similar cases by the Business and others. We provide disclosures for material contingencies when there is a reasonable possibility that a loss or an additional loss may be incurred. Actual amounts realized upon settlement of contingencies may be different than amounts recorded and disclosed and could have a significant impact on the Business' combined financial statements. See Note 17 to the combined financial statements for further details.

Significant Accounting Policies

Principles of Combination

        Our combined financial statements include the accounts of the Business. The assets and liabilities in the accompanying combined financial statements have been reflected on a historical basis. All significant intercompany accounts and transactions within the carve-out operations are eliminated upon combination.

Cash and Cash Equivalents

        Cash and cash equivalents include cash on hand and highly liquid investments with original maturities of three months or less.

Inventories

        Inventories are stated at the lower of cost or market using either the first-in, first-out (FIFO) cost method of accounting or the average cost method. Inventory cost is calculated for each inventory

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Critical and Significant Accounting Policies (Continued)

component taking into consideration the appropriate cost factors including fixed and variable overhead, material price volatility and production levels.

Depreciation and Amortization

        Property, plant and equipment are carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Repairs and maintenance costs, including labor and material costs for major improvements such as annual production line overhauls, are expensed as incurred, unless those costs substantially increase the useful lives or capacity of the existing assets. Assets are depreciated and amortized using the straight-line method over their estimated useful lives, generally 5 to 40 years for buildings and improvements and 2 to 20 years for machinery and equipment. Finite-lived intangible assets are generally amortized over their estimated useful lives of 3 to 23 years. The Business periodically reviews these estimated useful lives and when appropriate, changes are made prospectively.

        Deferred financing costs are amortized over the life of the related loan facility and are reported as part of the interest expense. When debt is extinguished prior to its maturity date, the write-off of the remaining unamortized deferred financing costs, or a pro rata portion thereof, is also reported in the combined statement of earnings.

        For certain business consolidation activities, accelerated depreciation may be required over the remaining useful life for assets designated to be scrapped or abandoned. The accelerated depreciation related to such activities is disclosed as part of business consolidation and other activities in the appropriate period.

Revenue Recognition

        The Business recognizes sales of products when the four basic criteria of revenue recognition are met: delivery has occurred; title has transferred; there is persuasive evidence of an agreement or arrangement and the price is fixed or determinable; and collection is reasonably assured. Shipping and handling costs are reported within cost of sales in the combined statements of earnings. Net sales to major customers, as a percentage of consolidated net sales, were as follows:

	2015	2014	2013
Heineken N.V.	14%	13%	13%
Coca-Cola Bottlers' Sales & Services Company LLC	11%	12%	13%

Research and Development

        Research and development costs are expensed as incurred in connection with the Business' programs for the development of products and processes. Costs incurred in connection with these programs, which are included in cost of sales, amounted to $3.9 million, $5.9 million and $4.6 million for the years ended December 31, 2015, 2014 and 2013, respectively.

Currency Translation

        Assets and liabilities of foreign operations with a functional currency other than the U.S. dollar are translated using period-end exchange rates, and revenues and expenses are translated using average exchange rates during each period. Translation gains and losses are reported in accumulated other comprehensive earnings (loss) as a component of net investment.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Critical and Significant Accounting Policies (Continued)

Fair Value Measurements

        U.S. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and establishes a falur value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

  •
  Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

  •
  Level 2—Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

  •
  Level 3—Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

Net Parent Investment

        In the accompanying combined balance sheets, net parent investment represents our Parent's historical investment in us, our accumulated net earnings, and the net effect of transactions with, and allocations from our Parent. See Principles of Combination and Basis of Presentation above for additional information.

Impairment of Long-lived Assets

        We review long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. We review long-lived assets for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified. If the carrying amount of the asset is determined not be recoverable, a write-down to fair value is recorded. Fair values are determined based on quoted market values, discounted cash flows, or external appraisals, as applicable. We determined there were no long-lived held for use asset impairments in 2015, 2014, or 2013.

Accounts Receivable and Allowances for Doubtful Accounts

        Accounts receivable represent valid claims against customers for products sold or services rendered, net of allowances for doubtful accounts. We assess the creditworthiness of our counterparties on an ongoing basis and require security, including prepayments and other forms of collateral, when appropriate. We establish provisions for losses on accounts receivable due from customers if we determine that it is probable we will not collect all or part of the outstanding balance. Outstanding customer receivables are regularly reviewed for possible nonpayment indicators, and allowances for doubtful accounts are recorded based upon management's estimate of collectability at each balance sheet date. As of December 31, 2015 and 2014, our allowances for doubtful accounts were $2.3 million and $1.5 million, respectively.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

3. Accounting Pronouncements

New Accounting Guidance

        In February 2016, lease accounting guidance was issued which, for operating leases, requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The guidance also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. The guidance is effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. Management is currently assessing the impact the adoption of this standard will have on its combined financial statements.

        In November 2015, accounting guidance was issued that requires classification of all deferred tax assets and liabilities, along with any related valuation allowance, as noncurrent on the balance sheet. As a result, each tax jurisdiction will now only have one net noncurrent deferred tax asset or liability. The guidance, however, does not change the existing requirement that only permits offsetting within a tax jurisdiction, that is, companies are still prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another tax jurisdiction. The guidance will be applied prospectively on January 1, 2016. Current deferred tax assets and current deferred tax liabilities were $3.6 million and $0.5 million, respectively, at December 31, 2015.

        In September 2015, amendments to existing accounting guidance were issued to simplify the accounting for adjustments made to provisional amounts recognized in business combinations. Under the previous guidance, companies were required to retrospectively revise comparative financial statements for changes made to provisional amounts. The amended guidance eliminates the requirement to retrospectively account for these adjustments. The guidance will be applied prospectively to adjustments to provisional amounts that occur on or after January 1, 2016. The guidance is not expected to have a material effect on the Business' combined financial statements.

        In July 2015, amendments to existing accounting guidance were issued to modify the subsequent measurement of inventory. Under existing guidance, an entity measures inventory at the lower of cost or market, with market defined as replacement cost, net realizable value (NRV), or NRV less a normal profit margin. An entity uses current replacement cost provided that it is not above NRV (ceiling) or below NRV less a normal profit margin (floor). Amendments in the new guidance require an entity to subsequently measure inventory at the lower of cost or net realizable value and eliminates the need to determine replacement cost and evaluate whether it is above the ceiling or below the floor. NRV is defined as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. The guidance will be effective for the Business on January 1, 2017, and early adoption is permitted. The guidance is not expected to have a material effect on our combined financial statements.

        In May 2015, amendments to the existing accounting guidance were issued to remove the requirement to categorize net asset value per share, currently utilized as a practical expedient, by investment within the fair value hierarchy based on redeemable dates. This amendment also removes the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share expedient. The guidance will be applied prospectively on January 1, 2016. The guidance is not expected to have a material effect on the company's consolidated financial statements.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

3. Accounting Pronouncements (Continued)

        In April 2015, amendments to existing accounting guidance were issued to provide explicit guidance related to a customer's accounting for fees paid in a cloud computing arrangement. Under the guidance, cloud computing arrangements that include a software license would be accounted for consistent with the acquisition of other software licenses. Conversely, cloud computing arrangements that do not include a software license would be accounted for as a service contract. The guidance will be effective for the Business on January 1, 2016, and early adoption is permitted. The guidance is not expected to have a material effect on our combined financial statements.

        In April 2015, accounting guidance was issued to change the balance sheet presentation for debt issuance costs. Under the new guidance, debt issuance costs related to a recognized debt liability will be presented as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts, rather than as a deferred charge. The guidance does not affect the recognition and measurement of debt issuance costs; hence, amortization of debt issuance costs would continue to be reported as interest expense. In August 2015, subsequent clarification guidance was issued permitting companies to defer and present debt issuance costs related to line-of-credit arrangements as an asset and amortize them over the terms of these arrangements, regardless of whether there are any amounts outstanding under those arrangements. This guidance will be applied retrospectively on January 1, 2016. The guidance will not have a material effect on our combined financial statements.

        In August 2014, accounting guidance was issued to define management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern and to provide related footnote disclosure in certain circumstances. Under the new guidance, management is required to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date the financial statements are issued and to provide related disclosures. The guidance will be effective for the Business on January 1, 2017, and is not expected to have a material effect on our combined financial statements.

        In May 2014, the Financial Accounting Standards Board ("FASB") and International Accounting Standards Board ("IASB") jointly issued new revenue recognition guidance which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The new guidance contains a more robust framework for addressing revenue issues and is intended to remove inconsistencies in existing guidance and improve comparability of revenue recognition practices across entities, industries, jurisdictions and capital markets. The guidance will supersede the majority of current revenue recognition guidance, including industry-specific guidance. In July 2015, the FASB approved the deferral of the effective date of the new revenue recognition guidance by one year. The guidance will be effective on January 1, 2018 and 2019, for public and private companies, respectively. Early adoption is permitted; however, entities are not permitted to adopt the standard earlier than the original effective date of January 1, 2017. Entities have the option of using either a full retrospective or modified retrospective approach for the adoption of the standard. Management is currently assessing the impact that the adoption of this standard will have on its combined financial statements.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

4. Business Consolidation and Other activities

        The Business recognized $9.8 million, $8.7 million, and $10.6 million of business consolidation and other activity charges in the combined statements of earnings for the years ended December 31, 2015, 2014, and 2013, respectively.

2015

        During 2015, the Business recorded a charge of $4.7 million for the write down of property held for sale to fair value less cost to sell. The Business also recognized charges of $5.1 million for individually insignificant items.

2014

        The Business recorded charges of $4.1 million, primarily for headcount reductions, cost-out initiatives and the relocation of the Business' European headquarters from Germany to Switzerland.

        The Business recorded charges of $1.1 million related to business reorganization activities in the Business' metal beverage packaging, Europe, operations. Also included in 2014 were charges of $3.5 million related to the write off of previously capitalized costs associated with the Business' Lublin, Poland, facility, and for other insignificant activities.

2013

        The Business recorded charges of $10.6 million, primarily for headcount reductions, cost-out initiatives and the relocation of the Business' European headquarters from Germany to Switzerland.

5. Receivables

	December 31,
($ in millions)	2015	2014
Trade accounts receivable	$174.3	$176.6
Less allowances for doubtful accounts	(2.3)	(1.5)

Net trade accounts receivable	172.0	175.1
Other receivables	59.7	77.7

	$231.7	$252.8

        Other receivables include sales tax receivable, vendor rebate receivables and other miscellaneous receivables.

        The Parent has entered into several regional uncommitted accounts receivable factoring programs with various financial institutions for certain receivables of the European portion of the Business. The programs are accounted for as true sales of the receivables, without recourse to the Business. Receivables of $190.4 million and $83.8 million were sold under these programs as of December 31, 2015 and 2014, respectively.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

6. Inventories

	December 31,
($ in millions)	2015	2014
Raw materials and supplies	$93.5	$105.6
Work-in-process and finished goods	143.9	148.7
Less inventory reserves	(14.9)	(15.5)

	$222.5	$238.8

7. Property, Plant and Equipment

	December 31,
($ in millions)	2015	2014
Land	$23.6	$25.8
Buildings	300.8	306.0
Machinery and equipment	1,252.1	1,212.2
Construction-in-progress	62.9	92.8

	1,639.4	1,636.8
Accumulated depreciation	(845.4)	(847.0)

	$794.0	$789.8

        Property, plant and equipment are stated at historical or acquired cost. Depreciation expense amounted to $74.2 million, $74.4 million and $98.5 million for the years ended December 31, 2015, 2014 and 2013, respectively.

8. Goodwill

($ in millions)	Total
Balance at December 31, 2013(a)	$1,037.2
Effects of currency exchange rates	(123.3)

Balance at December 31, 2014(a)	913.9
Effects of currency exchange rates	(97.3)

Balance at December 31, 2015(a)	$816.6

(a)
This balance is net of accumulated impairment losses of $44.4 million.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

9. Intangibles and Other Assets

	December 31,
($ in millions)	2015	2014
Intangible assets (net of accumulated amortization of $10.7 million and $10.3 million at December 31, 2015 and 2014, respectively)	$15.1	$17.7
Capitalized software (net of accumulated amortization of $27.3 million and $25.8 million at December 31, 2015 and 2014, respectively)	21.7	22.2
Long-term deferred tax assets	26.6	37.9
Other	28.4	43.8

	$91.8	$121.6

        Total amortization expense of intangible assets and capitalized software amount to $7.9 million, $7.9 million and $6.2 million for the years ended December 31, 2015, 2014 and 2013, respectively. Based on intangible asset and capitalized software values and currency exchange rates as of December 31, 2015, total annual amortization expense is expected to be $7.8 million, $7.1 million, $6.4 million, $5.5 million and $4.2 million for the years 2016 through 2020, respectively, and $5.7 million combined for all years thereafter.

10. Leases

        The Business leases warehousing and manufacturing space and equipment for its operations. Certain of the Business' leases in effect at December 31, 2015, include renewal options and/or escalation clauses for adjusting lease expense based on various factors. Total noncancelable operating leases in effect at December 31, 2015, require rental payments of $9.6 million, $5.2 million, $3.2 million, $1.5 million and $1.5 million for the years 2016 through 2020, respectively, and $2.9 million combined for all years thereafter. Lease expense for all operating leases was $19.3 million, $23.0 million and $23.2 million in 2015, 2014 and 2013, respectively.

11. Debt and Interest Costs

        Long-term debt and interest rates in effect consisted of the following:

	December 31,
($ in millions)	2015	2014
Senior Credit Facilities, due June 2018 (at variable rates)
Term C Loan, euro denominated (2014—1.65%)	$—	$92.9
Other	0.9	1.2
Less: Current portion of long-term debt	(0.3)	(9.2)

	$0.6	$84.9

        In February 2015, the Business extinguished its $92.9 million Term C Loan. In connection with this extinguishment, the Business recorded a charge of $1.3 million, which is included in total interest expense, in the combined statements of earnings. There were no similar charges or costs recognized in the combined statements of earnings for the years ended December 31, 2014, and 2013.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

11. Debt and Interest Costs (Continued)

        The Business also had approximately $121.7 million of short-term uncommitted credit facilities available at December 31, 2015, of which $23.5 million was outstanding and due on demand. At December 31, 2014, the Business had no significant amounts outstanding under short-term uncommitted credit facilities. The weighted average interest rate of the outstanding short-term facilities was 0.39 percent at December 31, 2015.

        The fair value of the long-term debt was estimated to be $0.9 million at December 31, 2015, which approximated the carrying value. The fair value of the long-term debt was estimated to be $93.2 million at December 31, 2014, which approximated the carrying value. The fair value reflects the market rates at each period end for debt with credit ratings similar to the Business' ratings and is classified as Level 2 within the fair value hierarchy. Rates currently available to the Business for loans with similar terms and maturities are used to estimate the fair value of long-term debt based on discounted cash flows.

        Long-term debt obligations outstanding at December 31, 2015, have maturities of $0.3 million, $0.3 million, $0.2 million and $0.1 million in the years ending December 31, 2016 through 2019, respectively, and no maturities thereafter.

        Interest payments (net of capitalized interest) were $0.8 million, $4.6 million and $6.1 million in 2015, 2014 and 2013, respectively.

12. Taxes on Income

        The Business' operating results have been included in Ball's tax filings for non-U.S. jurisdictions. Amounts presented in these combined financial statements related to income taxes have been determined on a separate tax return basis. Certain of our tax attributes may be retained by Ball after the separation from Ball. These amounts may not reflect tax positions taken or to be taken by Ball or the Business and have been available for use by Ball and may remain with Ball after the separation from Ball. All of the Business' earnings are foreign.

        The provision for income tax expense is:

	Years Ended December 31,
($ in millions)	2015	2014	2013
Current	$42.7	$41.9	$54.5
Deferred	(5.7)	1.6	(14.0)

Tax provision	$37.0	$43.5	$40.5

        These combined financial statements reflect certain metal beverage packaging operations that are based in various jurisdictions outside of the United States. As the Business is owned by Ball, which is subject to the U.S. federal statutory tax rate of 35%, the Business applied the U.S. federal statutory rate in reconciling the effective tax rate.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

12. Taxes on Income (Continued)

        The income tax provision recorded within the combined statements of earnings differs from the provision determined by applying the U.S. statutory tax rate to pretax earnings as a result of the following:

	Years Ended December 31,
($ in millions)	2015	2014	2013
Statutory U.S. federal income tax	$57.8	$71.2	$58.9
Increase (decrease) due to:
Foreign tax rate differences	(22.4)	(28.7)	(13.3)
Uncertain tax positions, including interest	1.6	1.0	(5.1)

Provision for taxes	$37.0	$43.5	$40.5

Effective tax rate expressed as a percentage of pretax earnings	22.4%	21.4%	24.1%

        The 2015 full year effective income tax rate was 22.4 percent compared to 2014 of 21.4 percent. The higher tax rate in 2015 compared to 2014 was primarily due to a higher foreign tax rate differential in 2014.

        The 2014 full year effective income tax rate was 21.4 percent compared to 2013 of 24.1 percent. The lower tax rate in 2014 was primarily the result of a higher foreign tax rate differential.

        Ball's Serbian subsidiary was granted an income tax holiday that applies to only a portion of its earnings and expired at the end of 2015. In addition, the Serbian subsidiary was granted tax relief equal to 80 percent of additional local investment for a ten-year period that will expire in 2022. The tax relief may be used to offset tax on earnings not covered by the initial tax holiday and has $18.8 million remaining as of December 31, 2015. The Business' Alagoinhas plant was granted a tax holiday which expires in 2023. Under the terms of the holiday, a certain portion of the plant's earnings receive up to a 19 percent tax exemption from Brazilian income taxes. One of the Business' Polish subsidiaries was granted a tax holiday in 2014 based on new capital investment. The holiday provides up to $33.9 million of tax relief over a ten year period.

        Management's intention is to indefinitely reinvest undistributed foreign earnings of the Business and, as a result, no deferred taxes have been provided on these earnings. Retained earnings for the Business totaled $1,638 million as of December 31, 2015. It is not practical to estimate the additional taxes that may become payable upon the eventual remittance of the undistributed foreign earnings; however, repatriation of these earnings could result in a material increase in the Business' effective tax rate.

        Net income tax payments made by the Business were $18.2 million, $32.9 million and $53.5 million in 2015, 2014 and 2013, respectively.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

12. Taxes on Income (Continued)

        The significant components of deferred tax assets and liabilities were:

	December 31,
($ in millions)	2015	2014
Deferred tax assets:
Accrued employee benefits	$47.3	$58.3
Inventory and other reserves	1.4	1.5
Net operating losses and other tax attributes	10.7	13.1
Other	6.1	4.7

Total deferred tax assets	65.5	77.6

Valuation allowance	(9.7)	(13.1)

Net deferred tax assets	55.8	64.5

Deferred tax liabilities:
Property, plant and equipment	(34.7)	(38.4)
Intangible assets	(4.6)	(5.3)
Other	(8.8)	(5.4)

Total deferred tax liabilities	(48.1)	(49.1)

Net deferred tax asset (liability)	$7.7	$15.4

        The net deferred tax asset (liability) was included in the combined balance sheets as follows:

	December 31,
($ in millions)	2015	2014
Deferred taxes and other current assets	$3.6	$1.7
Intangibles and other assets, net	26.6	37.9
Other current liabilities	(0.5)	(0.4)
Deferred taxes and other liabilities	(22.0)	(23.8)

Net deferred tax asset (liability)	$7.7	$15.4

        At December 31, 2015, the Business had net operating loss carryforwards in various foreign locations, primarily with no expiration date, of $37.6 million with a related tax benefit of $10.7 million.

        Valuation allowances have been established on deferred tax assets which the Business believes are not more likely than not to be realized. For the years ended December 31, 2015 and December 31, 2014, respectively, valuation allowances of $9.7 million and $13.1 million have been established against the net operating loss carryforwards of our European subsidiaries. During the period ended December 31, 2015, valuation allowances decreased by $3.4 million due to the expiration of net operating loss carryforwards.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

12. Taxes on Income (Continued)

        A rollforward of the unrecognized tax benefits related to uncertain income tax positions at December 31, as recorded in other liabilities, follows:

($ in millions)	2015	2014	2013
Balance at January 1	$44.0	$49.9	$52.8
Additions based on tax positions related to the current year	—	—	0.2
Additions for tax positions of prior years	0.2	1.3	—
Reductions for settlements	(5.9)	—	(5.0)
Reductions due to lapse of statute of limitations	(0.4)	(2.1)	—
Effect of foreign currency exchange rates	(3.9)	(5.1)	1.9

Balance at December 31	$34.0	$44.0	$49.9

        The annual provisions for income taxes included tax expense and interest, related to uncertain tax positions, of $1.6 million and $1.0 million for 2015 and 2014, respectively and a tax benefit, including interest, of $5.1 million for 2013.

        At December 31, 2015, the amount of unrecognized tax benefits that, if recognized, would reduce tax expense was $38.9 million. No reductions in unrecognized tax benefits are expected within the next 12 months from settlements with taxing authorities. The Business' significant tax return filings are in Switzerland, Germany, France, the United Kingdom, the Netherlands, Poland, and Brazil. With limited exceptions, the Business is no longer subject to examinations by foreign tax authorities for years prior to 2008. At December 31, 2015, the Business is either under examination or has been notified of a pending examination by tax authorities in Germany and the United Kingdom.

        The Business recognizes the accrual of interest and penalties related to unrecognized tax benefits in income tax expense. The Business recognized $0.9 million of tax benefit in 2015 and $1.7 million and $1.1 million of additional income tax expense in 2014 and 2013, respectively, for potential interest on these items. At December 31, 2015 and 2014, the accrual for uncertain tax positions included potential interest expense of $4.9 million and $6.2 million, respectively. No penalties have been accrued.

13. Employee Benefit Obligations

	December 31,
($ in millions)	2015	2014
Underfunded defined benefit pension liabilities	$330.8	$406.3
Less current portion and prepaid pension assets	(17.5)	(20.1)

Long-term defined benefit pension liabilities	313.3	386.2
Deferred compensation plans	2.8	3.1
Other	6.1	7.3

	$322.2	$396.6

        The Business' pension plans cover European employees meeting certain eligibility requirements. The defined benefit plans for certain salaried and hourly employees in Germany, the United Kingdom, and Switzerland, provide pension benefits based on employee compensation and years of service. While the German plans are not funded, the Business maintains book reserves, and annual additions to the

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

13. Employee Benefit Obligations (Continued)

reserves are generally tax deductible. With the exception of the German plans, our policy is to fund the plans in amounts at least sufficient to satisfy statutory funding requirements taking into consideration what is currently deductible under existing tax laws and regulations.

Defined Benefit Pension Plans

        All defined benefit pension plans are foreign. An analysis of the change in benefit accruals for 2015 and 2014 follows:

	December 31,
($ in millions)	2015	2014
Change in projected benefit obligation:
Benefit obligation at prior year end	$696.6	$655.7
Service cost	14.9	13.4
Interest cost	16.9	23.8
Benefits paid	(24.3)	(28.3)
Net actuarial (gains) losses	(37.1)	101.0
Effect of exchange rates	(57.1)	(69.0)
Plan amendments and other	(0.2)	—

Benefit obligation at year end	609.7	696.6

Change in plan assets:
Fair value of assets at prior year end	290.3	228.1
Actual return on plan assets	9.0	62.0
Employer contributions	1.2	23.8
Contributions to unfunded
German plans(a)	18.1	22.2
Benefits paid	(24.3)	(28.3)
Effect of exchange rates	(15.4)	(17.5)

Fair value of assets at end of year	278.9	290.3

Underfunded status	$330.8	$406.3

(a)
The German plans are unfunded and the liability is included in the Business' combined balance sheets. Benefits are paid directly by the Business to the participants. The German plans represented $317.1 million and $393.9 million of the total underfunded status at December 31, 2015 and 2014, respectively.

        Amounts recognized in accumulated other comprehensive earnings (loss) consisted of:

	December 31,
($ in millions)	2015	2014
Net actuarial loss	$116.5	$166.5
Net prior service cost (credit)	(1.6)	(1.8)
Tax effect and currency exchange rates	(30.6)	(45.9)

	$84.3	$118.8

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

13. Employee Benefit Obligations (Continued)

        The accumulated benefit obligation for all defined benefit pension plans was $555.5 million and $628.5 million at December 31, 2015 and 2014, respectively. Following is the information for defined benefit plans with an accumulated benefit obligation in excess of plan assets:

	December 31,
($ in millions)	2015	2014
Projected benefit obligation	$329.8	$403.1
Accumulated benefit obligation	309.3	377.1
Fair value of plan assets(a)	6.9	4.9

(a)
The German plans are unfunded and, therefore, there is no fair value of plan assets associated with them. The unfunded status of those plans was $317.1 million and $393.9 million at December 31, 2015 and 2014, respectively.

        Components of net periodic benefit cost were:

	December 31,
($ in millions)	2015	2014	2013
Service cost	$14.9	$13.4	12.1
Interest cost	16.9	23.8	21.9
Expected return on plan assets	(18.1)	(14.9)	(14.3)
Amortization of prior service cost (credit)	(0.4)	(0.5)	(0.4)
Recognized net actuarial loss	6.5	5.1	3.1
Curtailment and settlement losses	—	—	1.6

Total net periodic benefit cost	$19.8	$26.9	$24.0

        The estimated net actuarial gain (loss) and prior service cost (credit) for the defined benefit pension plans that will be amortized from accumulated other comprehensive earnings (loss) into net periodic benefit cost during 2016 are a loss of $4.5 million and a gain of $0.4 million, respectively.

        Contributions to the Business' defined benefit pension plans, not including the unfunded German plans, are expected to be insignificant in 2016. This estimate may change based on changes in actual plan asset performance and available cash flow, among other factors. Benefit payments related to these plans are expected to be $7.0 million, $7.1 million, $7.3 million, $7.4 million and $7.6 million for the years ended December 31, 2016 through 2020, respectively, and a total of $40.3 million for the years 2021 through 2025. Payments to participants in the unfunded German plans are expected to be approximately $16.0 million to $17.6 million in each of the years 2016 through 2020 and a total of $75.0 million for the years 2021 through 2025.

        Weighted average assumptions used to determine benefit obligations at December 31 were:

	United Kingdom			Germany
	2015	2014	2013	2015	2014	2013
Discount rate	3.75%	3.75%	4.50%	2.25%	1.75%	3.25%
Rate of compensation increase	3.00%	3.00%	4.25%	2.50%	2.50%	2.75%
Pension increase	3.15%	3.15%	3.40%	1.75%	1.75%	1.75%

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

13. Employee Benefit Obligations (Continued)

        The discount and compensation increase rates used above to determine the benefit obligations at December 31, 2015, will be used to determine net periodic benefit cost for 2016. A reduction of the expected return on pension assets assumption by one quarter of a percentage point would result in an approximate $0.7 million increase in the 2016 pension expense, while a quarter of a percentage point reduction in the discount rate applied to the pension liability would result in estimated additional pension expense of $1.8 million in 2016.

        Weighted average assumptions used to determine net periodic benefit cost for the years ended December 31 were:

	United Kingdom			Germany
($ in millions)	2015	2014	2013	2015	2014	2013
Discount rate	3.75%	4.50%	4.50%	1.75%	3.25%	3.25%
Rate of compensation increase	3.00%	4.25%	3.75%	2.50%	2.75%	2.75%
Pension increase	3.15%	3.40%	2.90%	1.75%	1.75%	1.75%
Expected long-term rate of return on assets	6.50%	6.50%	7.00%	N/A	N/A	N/A

        Current financial accounting standards require that the discount rate used to calculate the actuarial present value of pension benefit obligations reflect the time value of money as of the measurement date of the benefit obligation and reflect the rates of return currently available on high quality fixed income securities whose cash flows (via coupons and maturities) match the timing and amount of future benefit payments of the plan. In addition, changes in the discount rate assumption should reflect changes in the general level of interest rates.

        In the United Kingdom and Germany, the Business and its actuarial consultants considered the applicable iBoxx 15+ year AA corporate bond yields for the respective markets and determined a rate consistent with those expectations. The discount rates selected for December 31, 2015, were based on the range of values obtained from cash flow specific methods, together with the changes in the general level of interest rates reflected by the benchmarks.

        The assumption related to the expected long-term rate of return on plan assets reflects the average rate of earnings expected on the funds invested to provide for the benefits over the life of the plans. The assumption was based upon the Business' pension plan asset allocations, investment strategies and the views of investment managers and other large pension plan sponsors. Some reliance was placed on historical asset returns for our plans. An asset return model was used to project future asset returns using simulation and asset class correlation. The analysis included expected future risk premiums, forward-looking return expectations derived from the yield on long-term bonds and the price earnings ratios of major stock market indexes, expected inflation and real risk-free interest rate assumptions and the fund's expected asset allocation.

        For pension plans, accumulated actuarial gains and losses in excess of a 10 percent corridor and the prior service cost are amortized over the average remaining service period of active participants or over the average life for plans with significant inactive participants.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

13. Employee Benefit Obligations (Continued)

Defined Benefit Pension Plan Assets

Policies and Allocation Information

        Investment policies and strategies for plan assets in the United Kingdom are established by pension investment committees of the Business and include the following common themes: (1) to provide for long-term growth of principal without undue exposure to risk, (2) to minimize contributions to the plans, (3) to minimize and stabilize pension expense and (4) to achieve a rate of return above the market average for each asset class over the long term. The pension investment committees are required to regularly, but no less frequently than annually, review asset mix and asset performance, as well as the performance of the investment managers. Based on their reviews, which are generally conducted quarterly, investment policies and strategies are revised as appropriate.

        Assets contributed to the United Kingdom plans are invested using established percentages. Following are the established percentages as of December 31, 2015:

United Kingdom(a)
Cash and cash equivalents	4%
Equity securities	20%
Fixed income securities	64%
Absolute return investments	9%
Alternative investments	3%

(a)
The percentages provided reflect the asset allocation percentage at December 31, 2015. The portfolio mix is expected to be adjusted over time toward more fixed income securities.

Fair Value Measurements of Pension Plan Assets

        Following is a description of the valuation methodologies used for pension assets measured at fair value:

        Commingled funds:    The shares held are valued at the net asset value (NAV) at year end.

        Alternative investments including limited partnerships:    Certain of the partnership investments receive fair market valuations on a quarterly basis. Certain other partnerships invest in market-traded securities, both on a long and short basis. These investments are valued using quoted market prices.

        The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Business believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

13. Employee Benefit Obligations (Continued)

        The Business' assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

        The following is a summary of plan assets as of December 31:

	December 31,
($ in millions)	2015	2014
U.K. pension assets, at fair value (all Level 2):
Cash and cash equivalents	$10.9	—
Equity commingled funds	54.4	71.3
Fixed income commingled funds	174.0	174.1
Absolute return funds	24.5	17.2
Alternative investments	8.2	22.8

Net UK assets	272.0	285.4
Switzerland pension assets, at fair value (all Level 2)	6.9	4.9

	$278.9	$290.3

14. Accumulated Other Comprehensive Earnings (Loss)

        The activity related to accumulated other comprehensive earnings (loss) was as follows:

($ in millions)	Foreign Currency Translation	Pension Benefits) (Net of Tax)	Effective Derivatives (Net of tax)	Accumulated Other Comprehensive Earnings (Loss)
December 31, 2013	$146.2	$(99.4)	$(34.7)	$12.1
Other comprehensive earnings (loss) before reclassifications	(175.7)	(22.8)	2.5	(196.0)
Amounts reclassified from accumulated other comprehensive earnings (loss)	—	3.4	31.2	34.6

December 31, 2014	(29.5)	(118.8)	(1.0)	(149.3)
Other comprehensive earnings (loss) before reclassifications	(134.4)	30.2	(6.0)	(110.2)
Amounts reclassified from accumulated other comprehensive earnings (loss)	—	4.3	0.3	4.6

December 31, 2015	$(163.9)	$(84.3)	$(6.7)	$(254.9)

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

14. Accumulated Other Comprehensive Earnings (Loss) (Continued)

        The following table provides additional details of the amounts recognized into net earnings from accumulated other comprehensive earnings (loss):

	December 31,
($ in millions)	2015	2014
Gains (losses) on cash flow hedges:
Commodity contracts and currency exchange contracts recorded in cost of sales	$(1.8)	$(34.0)
Currency exchange contracts recorded in SG&A expense	1.7	—

Total before tax effect	(0.1)	(34.0)
Tax benefit (expense) on amounts reclassified into earnings	(0.2)	2.8

Recognized gain (loss)	$(0.3)	$(31.2)

Amortization of pension benefits(a):
Prior service income (cost)	$0.4	$0.5
Acturial gains (losses)	(6.5)	(5.1)

Total before tax effect	(6.1)	(4.6)
Tax benefit (expense) on amounts reclassified into earnings	1.8	1.2

Recognized gain (loss)	$(4.3)	$(3.4)

(a)
These components are included in the computation of net periodic benefit cost included in Note 13.

15. Related Party Transactions and Net Investment

        The combined financial statements have been prepared on a stand-alone basis and have been derived from the consolidated financial statements and accounting records of Ball.

Allocation of General Corporate Expense

        During 2015, 2014 and 2013, we were allocated $21.1 million, $24.6 million and $12.8 million, respectively, of net general corporate expenses incurred by Ball which are included within selling, general and administrative expenses in the combined statements of earnings.

        The expense allocations have been determined on a basis management considers to be a reasonable reflection of the utilization of services provided or the benefit received by us during the periods presented. The allocations may not, however, reflect the expense we would have incurred as an independent company for the periods presented. Actual costs that may have been incurred if we had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure. Accordingly, it is not practicable to estimate what our expenses would have been on a stand-alone basis.

Net Parent Investment

        The Business' European operations have historically participated in Ball's centralized cash management and funding system. Our working capital and capital expenditure requirements have historically been part of the corporate-wide cash management program for Ball. As part of this program, Ball maintains all cash generated by the Business' operations and cash required to meet the

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

15. Related Party Transactions and Net Investment (Continued)

Business' operating and investing needs is provided by Ball as necessary. Net cash generated by or used by our operations is reflected as a component of net parent investment on the accompanying combined balance sheets and as Net contributions (to)/from Parent on the accompanying combined statements of cash flows.

        The Business has various intercompany amounts due to and from the Parent and other Parent businesses. These intercompany amounts resulted from various capital and other operating transactions of the Business and of the Parent to which the Business was either a party or was an intermediary and are included in net parent investment in the combined balance sheets. The related net intercompany interest is included in interest expense in the combined statements of earnings.

        All significant intercompany transactions between the Business and Ball have been included in these combined financial statements and are considered to be transacted through net parent investment in the accompanying combined financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions represents capital contributions from or distributions to the Parent and therefore is reflected in the accompanying combined statements of cash flows as a financing activity, in the accompanying combined statements of changes in net investment as Net contributions/(distributions) from/(to) Parent and in the accompanying combined balance sheets as net parent investment.

        The components of the net transfers to and from Ball for the years ended December 31, 2015, 2014 and 2013 are as follows:

	Years Ended December 31,
($ in millions)	2015	2014	2013
Cash pooling and general financing activities	$(85.6)	$(93.8)	$(162.9)
Corporate allocations	21.1	24.6	12.8
Income tax expense	37.0	43.5	40.5

Net decrease in net parent investment	$(27.5)	$(25.7)	$(109.6)

Noncontrolling Interest

        A wholly-owned subsidiary of Ball owned an interest in a joint venture company (Latapack-Ball), organized and operating in Brazil, a portion of which is included in the Business. The Business recorded our Parent's 60.1 percent ownership interest in Latapack-Ball and the corresponding noncontrolling interest in our combined financial statements. In December 2015, Ball acquired the remaining interests in its Latapack-Ball joint venture, $117.9 million of which relates to the Business. This transaction has been recorded as an increase in net parent investment and as reduction of noncontrolling interest, with no impact on cash. Since this acquisition did not result in a change of control, it was treated as a transaction within net investment and resulted in the elimination of the noncontrolling interest of the Business.

16. Financial Instruments and Risk Management

        The Business employs established risk management policies and procedures, which seek to reduce the Business' commercial risk exposure to fluctuations in commodity prices and currency exchange rates. However, there can be no assurance that these policies and procedures will be successful. Although the instruments utilized involve varying degrees of credit, market and interest risk, the counterparties to the agreements are expected to perform fully under the terms of the agreements. The

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

16. Financial Instruments and Risk Management (Continued)

Business monitors counterparty credit risk, including lenders, on a regular basis, but the Business cannot be certain that all risks will be discerned or that its risk management policies and procedures will always be effective. Additionally, in the event of default under Ball's master derivative agreements, the non-defaulting party has the option to set-off any amounts owed with regard to open derivative positions.

Commodity Price Risk

Aluminum

        The Business manages commodity price risk in connection with market price fluctuations of aluminum ingot through two different methods. First, the Business enters into container sales contracts that include aluminum ingot-based pricing terms that generally reflect the same price fluctuations under commercial purchase contracts for aluminum sheet. The terms include fixed, floating or pass-through aluminum ingot component pricing. Second, the Business uses certain derivative instruments such as option and forward contracts as economic and cash flow hedges of commodity price risk where there are material differences between sales and purchase contracted pricing and volume.

        At December 31, 2015, the Business had aluminum contracts limiting its aluminum exposure with notional amounts of approximately $97.3 million, which received hedge accounting treatment. The aluminum contracts, which are recorded at fair value, include cash flow hedges that offset sales and purchase contracts of various terms and lengths. Cash flow hedges relate to forecasted transactions that expire within the next three years. Included in net investment at December 31, 2015, within accumulated other comprehensive earnings (loss) is a net after-tax loss of $8.3 million associated with these contracts. A net gain of $5.2 million is expected to be recognized in the combined statement of earnings during the next 12 months, the majority of which will be offset by pricing changes in sales and purchase contracts, thus resulting in little or no earnings impact to the Business.

Steel

        Most sales contracts involving our steel products either include provisions permitting the Business to pass through some or all steel cost changes incurred, or they incorporate annually negotiated steel prices.

Currency Exchange Rate Risk

        The Business' objective in managing exposure to currency fluctuations is to limit the exposure of cash flows and earnings to changes associated with currency exchange rate changes through the use of various derivative contracts. In addition, at times the Business manages earnings translation volatility through the use of currency option strategies, and the change in the fair value of those options is recorded in the Business' net earnings. The Business' currency translation risk results from the currencies in which we transact business. The Business faces currency exposures in our global operations as a result of various factors including selling our products in various currencies, purchasing raw materials and equipment in various currencies and tax exposures not denominated in the functional currency. Sales contracts are negotiated with customers to reflect cost changes and, where there is not an exchange pass-through arrangement, the Business uses forward and option contracts to manage currency exposures. At December 31, 2015, the Business had outstanding exchange forward contracts and option contracts with notional amounts totaling approximately $288.7 million. Approximately $1.7 million of net after-tax gain related to these contracts is included in accumulated other

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

16. Financial Instruments and Risk Management (Continued)

comprehensive earnings (loss) at December 31, 2015, of which no gain or loss is expected to be recognized in the combined statement of earnings during the next 12 months. The contracts outstanding at December 31, 2015, expire within the next five years.

Collateral Calls

        The Business' agreements with its financial counterparties require the Business to post collateral in certain circumstances when the negative mark to fair value of the derivative contracts exceeds specified levels. Additionally, the Business has collateral posting arrangements with certain customers on these derivative contracts. The cash flows of the margin calls are shown within the investing section of the Business' combined statements of cash flows. As of December 31, 2015, the aggregate fair value of all derivative instruments with credit-risk-related contingent features that were in a net liability position was $7.4 million and no collateral was required to be posted. As of December 31, 2014, the aggregate fair value of all derivative instruments with credit-risk-related contingent features that were in a net liability position was $5.6 million and no collateral was required to be posted.

Fair Value Measurements

        The Business has classified all applicable financial derivative assets and liabilities as Level 2 within the fair value hierarchy as of December 31, 2015 and 2014, and presented those values in the table below. The Business' assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of assets and liabilities and their placement within the fair value hierarchy levels.

	December 31, 2015			December 31, 2014
($ in millions)	Derivatives Designated as Hedging Instruments	Derivatives not Designated as Hedging Instruments	Total	Derivatives Designated as Hedging Instruments	Derivatives not Designated as Hedging Instruments	Total
Assets:
Commodity contracts	$1.2	$—	$1.2	$2.6	$—	$2.6
Foreign currency contracts	1.9	—	1.9	0.8	—	0.8

Total current derivative contracts	$3.1	$—	$3.1	$3.4	$—	$3.4

Commodity contracts	$0.5	$—	$0.5	$2.0	$—	$2.0

Total noncurrent derivative contracts	$0.5	$—	$0.5	$2.0	$—	$2.0

Liabilities:
Commodity contracts	$2.2	$—	$2.2	$1.7	$—	$1.7
Foreign currency contracts	—	0.1	0.1	1.6	0.1	1.7

Total current derivative contracts	$2.2	$0.1	$2.3	$3.3	$0.1	$3.4

Commodity contracts	$6.1	$—	$6.1	$6.8	$—	$6.8

Total noncurrent derivative contracts	$6.1	$—	$6.1	$6.8	$—	$6.8

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

16. Financial Instruments and Risk Management (Continued)

        The Business uses closing spot and forward market prices as published by the LME, the Chicago Mercantile Exchange, Reuters and Bloomberg to determine the fair value of any outstanding aluminum and currency spot and forward contracts. Option contracts are valued using a Black-Scholes model with observable market inputs for aluminum and currency. We value each of our financial instruments either internally using a single valuation technique or from a reliable observable market source. The Business does not adjust the value of its financial instruments except in determining the fair value of a trade that settles in the future by discounting the value to its present value using 12-month LIBOR as the discount factor. The Business performs validations of our internally derived fair values reported for our financial instruments on a quarterly basis utilizing counterparty valuation statements. The Business periodically evaluates counterparty creditworthiness and, as of December 31, 2015, has not identified any material circumstances requiring that the reported values of our financial instruments be adjusted.

        The following table provides the effects of derivative instruments in the combined statements of earnings and on accumulated other comprehensive earnings (loss):

Impact on Earnings from Derivative Instruments

		Years ended December 31,
		2015		2014		2013
($ in millions)	Location of Gain (Loss) Recognized in Earnings on Derivatives	Cash Flow Hedge- Reclassified Amount From Other Comprehensive Earnings (Loss)	Gain (Loss) on Derivatives Not Designated As Hedge Instruments	Cash Flow Hedge- Reclassified Amount From Other Comprehensive Earnings (Loss)	Gain (Loss) on Derivatives Not Designated As Hedge Instruments	Cash Flow Hedge- Reclassified Amount From Other Comprehensive Earnings (Loss)	Gain (Loss) on Derivatives Not Designated As Hedge Instruments
Commodity contracts—manage exposure to supplier pricing	Cost of sales	$(1.7)	$1.3	$(34.2)	$(2.3)	$(12.6)	$(1.5)
Interest rate contracts—manage exposure for outstanding debt	Interest expense	—	—	—	—	(0.4)	—
Foreign currency contracts—manage exposure to sales of products	Cost of sales	(0.1)	1.3	0.2	(0.9)	(0.5)	—
Foreign currency contracts—manage exposure for transactions with Parent	Selling, general and administrative	1.7	(1.3)	—	—	—	—

Total		$(0.1)	$1.3	$(34.0)	$(3.2)	$(13.5)	$(1.5)

        The changes in accumulated other comprehensive earnings (loss) for effective derivatives were as follows:

	Years ended December 31,
($ in millions)	2015	2014	2013
Amounts reclassified into earnings:
Commodity contracts	$1.7	$34.2	$12.6
Interest rate contracts	—	—	0.4
Currency exchange contracts	(1.6)	(0.2)	0.5
Change in fair value of cash flow hedges:
Commodity contracts	(10.1)	1.8	(46.3)
Currency exchange contracts	3.8	—	2.4
Foreign currency and tax impacts	0.6	(2.1)	1.0

	$(5.6)	$33.7	$(29.4)

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

17. Contingencies

        The Business is subject to numerous lawsuits, claims or proceedings arising out of the ordinary course of business, including actions related to product liability; personal injury; the use and performance of its products; warranty matters; patent, trademark or other intellectual property infringement; contractual liability; the conduct of its business; tax reporting in domestic and foreign jurisdictions; workplace safety; and environmental and other matters. Some of these lawsuits, claims and proceedings involve substantial amounts, and some of the environmental proceedings involve potential monetary costs or sanctions that may be material. Ball and the Business have denied liability with respect to many of these lawsuits, claims and proceedings and are vigorously defending such lawsuits, claims and proceedings. Ball carries various forms of commercial, property and casualty, and other forms of insurance; however, such insurance may not be applicable or adequate to cover the costs associated with a judgment against Ball or the Business with respect to these lawsuits, claims and proceedings. The Business does not believe that these lawsuits, claims and proceedings are material individually or in the aggregate. While management believes the Business has established adequate accruals for expected future liability with respect to pending lawsuits, claims and proceedings, where the nature and extent of any such liability can be reasonably estimated based upon then presently available information, there can be no assurance that the final resolution of any existing or future lawsuits, claims or proceedings will not have a material adverse effect on the liquidity, results of operations or financial condition of the Business.

        The Business' Brazilian operations are involved in various governmental assessments, principally related to claims for taxes on the internal transfer of inventory, gross revenue taxes and tax incentives. The Business does not believe that the ultimate resolution of these matters will materially impact the results of operations, financial position or cash flows. Under customary local regulations, the Business may need to post cash or other collateral if the process to challenge any administrative assessment proceeds to the Brazilian court system; however, the level of any potential cash or collateral required would not be expected to significantly impact the liquidity of the Business.

18. Indemnifications and Guarantees

General Guarantees

        The Business or its appropriate consolidated direct or indirect subsidiaries have made certain indemnities, commitments and guarantees under which the specified entity may be required to make payments in relation to certain transactions. These indemnities, commitments and guarantees include indemnities to the customers of the subsidiaries in connection with the sales of their packaging products and services; guarantees to suppliers of subsidiaries of the Business guaranteeing the performance of the respective entity under a purchase agreement, construction contract or other commitment; guarantees in respect of certain foreign subsidiaries' pension plans; indemnities for liabilities associated with the infringement of third party patents, trademarks or copyrights under various types of agreements; indemnities to governmental agencies in connection with the issuance of a permit or license to the Business or a subsidiary. The duration of these indemnities, commitments and guarantees varies and, in certain cases, is indefinite. In addition, many of these indemnities, commitments and guarantees do not provide for any limitation on the maximum potential future payments the Business could be obligated to make. As such, the Business is unable to reasonably estimate its potential exposure under these items.

        The Business has not recorded any liability for these indemnities, commitments and guarantees in the accompanying combined balance sheets. The Business does, however, accrue for payments under

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

18. Indemnifications and Guarantees (Continued)

promissory notes and other evidences of incurred indebtedness and for losses for any known contingent liability, including those that may arise from indemnifications, commitments and guarantees, when future payment is both reasonably estimable and probable. Finally, the Ball carries general liability insurance policies that covers the locations included in the Business and has obtained indemnities, commitments and guarantees from third party purchasers, sellers and other contracting parties, which the Business believes would, in certain circumstances, provide recourse to any claims arising from these indemnifications, commitments and guarantees.

19. Subsequent Events

        In March 2016, the Parent and certain entities of the Business entered into a $1.5 billion multicurrency revolving credit facility with various outside financial institutions to provide liquidity for working capital needs, acquisitions, or other general corporate purposes. The multicurrency revolving credit facility bears interest at variable rates. This multicurrency revolving credit facility expires in March 2021.

        Subsequent events were evaluated through March 31, 2016, the date on our financial statements were available to be issued for disclosure in the accompanying combined financial statements.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

UNAUDITED CONDENSED COMBINED STATEMENTS OF EARNINGS

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

($ in millions)	2016	2015
Net sales	$937.1	$970.2

Costs and expenses
Cost of sales (excluding depreciation and amortization)	(722.1)	(776.3)
Depreciation and amortization	(42.5)	(40.1)
Selling, general and administrative	(77.5)	(80.5)
Business consolidation and other activities	(14.4)	(7.3)

	(856.5)	(904.2)

Earnings before interest and taxes	80.6	66.0
Interest expense	(6.0)	(1.3)

Earnings before taxes	74.6	64.7
Tax provision	(15.4)	(16.9)

Net earnings	59.2	47.8
Less net (earnings) loss attributable to noncontrolling interests	—	0.8

Net earnings attributable to certain metal beverage packaging operations of Ball Corporation	$59.2	$48.6

The accompanying notes are an integral part of the unaudited condensed combined financial statements.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

UNAUDITED CONDENSED COMBINED STATEMENTS OF

COMPREHENSIVE EARNINGS (LOSS)

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

($ in millions)	2016	2015
Net earnings	$59.2	$47.8
Other comprehensive earnings (loss):
Foreign currency translation adjustment	(25.5)	(88.8)
Pension benefits	(45.4)	11.0
Effective financial derivatives	2.4	(8.4)

Total other comprehensive earnings (loss)	(68.5)	(86.2)
Income tax (provision) benefit	11.5	0.6

Total other comprehensive earnings (loss), net of tax	(57.0)	(85.6)
Total comprehensive earnings (loss)	2.2	(37.8)
Less comprehensive (earnings) loss attributable to noncontrolling interests	—	0.8

Comprehensive earnings (loss) attributable to certain metal beverage packaging operations of Ball Corporation	$2.2	$(37.0)

The accompanying notes are an integral part of the unaudited condensed combined financial statements.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

UNAUDITED CONDENSED COMBINED BALANCE SHEETS

AS AT JUNE 30, 2016 (UNAUDITED) AND DECEMBER 31, 2015

($ in millions)	June 30, 2016 (Unaudited)	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$64.1	$32.3
Receivables, net	352.2	231.7
Inventories, net	238.4	222.5
Deferred taxes and other current assets	36.5	29.4

Total current assets	691.2	515.9
Non-current assets
Property, plant and equipment, net	804.9	794.0
Goodwill	835.1	816.6
Intangibles and other assets, net	103.8	91.8

Total assets	$2,435.0	$2,218.3

Liabilities and Equity
Current liabilities
Short-term debt and current portion of long-term debt	$39.9	$23.8
Accounts payable	286.1	317.4
Accrued employee costs	62.4	61.4
Other current liabilities	59.7	67.4

Total current liabilities	448.1	470.0
Non-current liabilities
Long-term debt	67.1	0.6
Employee benefit obligations	382.8	322.2
Deferred taxes and other liabilities	63.2	68.5

Total liabilities	961.2	861.3

Net investment
Net parent investment	1,785.7	1,611.9
Accumulated other comprehensive income (loss)	(311.9)	(254.9)

Total net parent investment	1,473.8	1,357.0
Non-controlling interest	—	—

Total net investment	1,473.8	1,357.0

Total liabilities and net investment	$2,435.0	$2,218.3

The accompanying notes are an integral part of the unaudited condensed combined financial statements.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

($ in millions)	2016	2015
Cash Flows from Operating Activities
Net earnings	$59.2	$47.8
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	42.5	40.1
Business consolidation and other activities	14.4	7.3
Deferred tax provision (benefit)	2.7	0.4
Other, net	(17.2)	5.9
Working capital changes	(190.8)	(65.5)

Cash provided by (used in) operating activities	(89.2)	36.0

Cash Flows from Investing Activities
Capital expenditures	(63.9)	(78.0)
Other, net	—	0.1

Cash provided by (used in) investing activities	(63.9)	(77.9)

Cash Flows from Financing Activities
Long-term borrowings	66.6	—
Repayments of long-term borrowings	(0.2)	(86.9)
Net change in short-term borrowings	14.2	30.9
Contributions (to)/from Parent	114.6	109.4

Cash provided by (used in) financing activities	195.2	53.4

Effect of exchange rate changes on cash	(10.3)	(10.5)

Change in cash and cash equivalents	31.8	1.0
Cash and cash equivalents—beginning of period	32.3	17.0

Cash and cash equivalents—end of period	$64.1	$18.0

The accompanying notes are an integral part of the unaudited condensed combined financial statements.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

UNAUDITED CONDENSED COMBINED STATEMENTS OF CHANGES IN NET INVESTMENT

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

	Parent Company
($ in millions)	Net Parent Investment	Accumulated Other Comprehensive Income (Loss)	Non- controlling Interest	Total Net Investment
Balance at January 1, 2016	$1,611.9	$(254.9)	$—	$1,357.0
Net earnings (loss)	59.2	—	—	59.2
Other comprehensive earnings (loss), net of tax	—	(57.0)	—	(57.0)
Net contributions (distributions) from/to parent	114.6	—	—	114.6

Balance at June 30, 2016 (unaudited)	$1,785.7	$(311.9)	$—	$1,473.8

	Parent Company
($ in millions)	Net Parent Investment	Accumulated Other Comprehensive Income (Loss)	Non- controlling Interest	Total Net Investment
Balance at January 1, 2015	$1,392.4	$(149.3)	$119.0	$1,362.1
Net earnings (loss)	48.6	—	(0.8)	47.8
Other comprehensive earnings (loss), net of tax	—	(85.6)	—	(85.6)
Net contributions (distributions) from/to parent	109.4	—	—	109.4

Balance at June 30, 2015 (unaudited)	$1,550.4	$(234.9)	$118.2	$1,433.7

The accompanying notes are an integral part of the unaudited condensed combined financial statements.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of Business and Basis of Presentation

Description of Business

        These unaudited condensed combined financial statements reflect certain metal beverage packaging operations of Ball Corporation ("Ball"), including Ball's metal beverage packaging, Europe, segment, which consists of all of our metal beverage packaging operations within Europe, and certain operations in Brazil, which consists of two can plants in Jacarei and Alagoinhas and the regional headquarters in Sao Paulo. These metal beverage packaging operations (the "Business") manufacture and sell metal beverage products in Germany, the United Kingdom, France, Poland, the Netherlands, Serbia and Brazil. References to the "carve-out operations", "we", "our", "us" and similar expression refer to the Business.

        The Business was formerly controlled by Ball, a publicly traded company listed on the New York Stock Exchange or represents variable interest entities of which Ball was the primary beneficiary.

        On April 22, 2016 Ardagh Group ("Ardagh") entered into an agreement with Ball and Rexam PLC to purchase certain metal beverage can manufacturing assets and support locations in Europe, Brazil and the United States which include certain assets and support functions of this Business. The purchase was completed on June 30, 2016.

Seasonality of Operations

        The Business is subject to seasonal fluctuations. Sales volumes in Europe tend to be highest during the period from May through August with a less significant increase in demand leading up to the winter holiday season in the United Kingdom. Sales volumes in Brazil tend to be highest from September through December.

Basis of Presentation

        The accompanying unaudited condensed financial statements are prepared in conformity with generally accepted accounting principles in the United States of America ("U.S. GAAP"). The Business was acquired by the Ardagh Group in June 30, 2016. Such unaudited condensed combined financial statements have been prepared for inclusion in an offering memorandum by ARD Finance S.A., a subsidiary of the Ardagh Group, for the issuance of debt. Pushdown accounting has not been applied in the preparation of this unaudited condensed financial statements.

        Throughout the periods presented in the unaudited condensed combined financial statements, the Business did not exist as a combined, legally constituted entity. The unaudited condensed combined financial statements have therefore been derived from the financial statements of Ball Corporation to represent the financial position and performance of the Business on a combined basis throughout those periods in accordance with U.S. GAAP.

        Outstanding inter-entity balances, transactions, and cash flows between entities comprising the Business have been eliminated.

        In the opinion of management, all adjustments (which include normal recurring adjustments, except as disclosed herein) necessary to present fairly the unaudited condensed combined balance sheets as of June 30, 2016; the unaudited condensed combined statements of earnings and unaudited condensed combined statements of comprehensive income and unaudited condensed combined statement of cash flows for the six months ended June 30, 2016 and 2015; and the unaudited condensed

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

1. Description of Business and Basis of Presentation (Continued)

combined statements changes in net investment for the six months ended June 30, 2016 and 2015, as applicable, have been made. The results of operations for the six months ended June 30, 2016 and 2015 are not necessarily indicative of the operating results for the full fiscal year or any future periods.

        The unaudited condensed combined financial statements and accompanying notes should be read in conjunction with the combined full financial statements and the notes thereto for the year ended December 31, 2015, which were prepared in accordance with U.S. GAAP.

        The accounting policies, presentation and methods of computation followed in the unaudited condensed combined financial statements are the same as those applied in Ball's latest combined full financial statements. The financial information is presented in millions of United State Dollar ($ million) because that is the currency Ball primarily operates in.

        These financial statements reflect all of the costs of doing business related to the operations of the Business, including expenses incurred by other entities on its behalf. Historically, Ball provided certain corporate functions to the Business and costs associated with these functions were allocated to the Business. These functions included corporate communications, regulatory compliance, human resource employee compensation and benefit management, treasury, investor relations, corporate controllership, internal audit, Sarbanes Oxley compliance, information technology, corporate and legal compliance, and insurance. The significant costs of such services were allocated to the Business based on the most relevant allocation method to the service provided, primarily based on net revenue or headcount. Stock-based incentive compensation was allocated/charged on the basis of the specific employees associated with each operation. Additionally, royalty charges for use of trade name and technology were allocated/charged based on net revenue.

        Management believes such allocations were reasonable; however, they may not be indicative of the actual expense that would have been incurred had the Business been operating as an independent company for all of the periods presented. Management has determined that it is not practicable to estimate what our expenses would have been on a stand-alone basis. The charges for these functions are included in selling, general, and administrative expenses in the unaudited condensed combined statements of earnings.

        The Business' total net investment represents Ball's interest in the recorded net assets of the Business. The net investment balance represents the cumulative net investment by Ball and non-controlling interests in the Business. Certain transactions between the Business and other related parties within the Ball group, including allocated expenses, are included in net investment. All intercompany transactions and accounts between us and Ball are reflected as net investment in the accompanying unaudited condensed combined balance sheets. The assets and liabilities in the accompanying unaudited condensed combined financial statements have been reflected at Ball's historical cost basis.

        Ball's operations participated in Ball's centralized treasury management function and all available excess cash is transferred to Ball, however, certain operations maintain cash and derivative assets and liabilities outside of Ball's centralized management system. Where an entity has been included in these unaudited condensed combined financial statements the cash, derivative assets, and derivative liabilities held by that entity have also been included in the unaudited condensed combined financial statements. For derivative instruments held by Ball on behalf of an entity included in the Business, the impacts of

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

1. Description of Business and Basis of Presentation (Continued)

the derivative instruments have been included within the Business' unaudited condensed combined statement of earnings.

        Allocated costs and expenses have generally been considered to have been paid by the Business to Ball in the period in which the costs were incurred. Current income taxes are considered to have been remitted, in cash, by or to Ball in the period the related income taxes were recorded. Amounts receivable from or payable to Ball have been classified in the unaudited condensed combined balance sheet within net investment. We reflected the cash generated by certain of our operations and expenses paid by Ball on behalf of our operations as a component of net investment in the accompanying unaudited condensed combined balance sheets, unaudited condensed combined statements of changes in net investment, and net contributions (to)/from Parent on the accompanying unaudited condensed combined statements of cash flows. A discussion of the relationship with Ball, including a description of the costs that have been allocated to the Business, is included in Note 11 to the unaudited condensed combined financial statements.

        Cash and bank overdrafts held locally and specifically related to the operations of the Business have been included in the unaudited condensed combined balance sheets.

2. Accounting pronouncement

New Accounting Pronouncements

        In May 2014, the FASB and IASB jointly issued new revenue recognition guidance which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The new guidance contains a more robust framework for addressing revenue issues and is intended to remove inconsistencies in existing guidance and improve comparability of revenue recognition practices across entities, industries, jurisdictions and capital markets. The guidance will supersede the majority of current revenue recognition guidance, including industry-specific guidance. In July 2015, the FASB approved the deferral of the effective date of the new revenue recognition guidance by one year. The guidance will be effective for the Business on January 1, 2018, and early adoption is permitted. However, entities are not permitted to adopt the standard earlier than the original effective date of January 1, 2017. Entities have the option of using either a full retrospective or modified retrospective approach for the adoption of the standard. Management is assessing the effects that the adoption of this accounting pronouncement may have on the Business' unaudited condensed combined financial statements.

        In August 2014, accounting guidance was issued to define management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. Under the new guidance, management is required to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date the financial statements are issued and to provide related disclosures. The guidance will be effective on January 1, 2017. Management is assessing the effects that the adoption of this accounting pronouncement may have on the Business' unaudited condensed combined financial statements.

        In January 2016, accounting guidance was issued on the classification and measurement of financial assets and liabilities (equity securities and financial liabilities) under the fair value option and

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

2. Accounting pronouncement (Continued)

the presentation and disclosure requirements for financial instruments. Under the new guidance, entities will need to measure equity investments that do not result in consolidation and are not accounted under the equity method at fair value and recognize any changes in fair value in net earnings. An exception will apply to those equity investments that do not have a readily determinable fair value and do not qualify for the practical expedient to estimate fair value under the guidance and, as such, these investments may be measured at cost. The guidance will be effective on January 1, 2018. Management is assessing the effects that the adoption of this accounting pronouncement may have on the Business' unaudited condensed combined financial statements.

        In February 2016, lease accounting guidance was issued which, for operating leases, requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The guidance also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. The guidance will be effective for the Business on January 1, 2019. Management is assessing the effects that the adoption of this accounting pronouncement may have on the Business' unaudited condensed combined financial statements.

        In March 2016, final accounting guidance was issued eliminating the requirements to retrospectively apply the equity method in previous periods when an investor initially obtains significant influence over an investee. The new guidance requires the investor to apply the equity method prospectively from the date the investment qualifies for the equity method. The investor will add the carrying value of the existing investment to the cost of the additional investment to determine the initial cost basis of the equity method investment. This guidance will be applied prospectively on January 1, 2017. Management is assessing the effects that the adoption of this accounting pronouncement may have on the Business' unaudited condensed combined financial statements.

        In March 2016, accounting guidance was issued on the effect of derivative contract novation on existing hedge accounting relationships. The amendment clarify that a change in the counterparty to a derivative instrument designated as a hedging instrument does not in and of itself require designation of that hedging relationship, provided that all other hedge accounting criteria continue to be met. The guidance will be applied prospectively on January 1, 2017. Management is assessing the effects that the adoption of this accounting pronouncement may have on the Business' unaudited condensed combined financial statements.

        On March 14, 2016 the FASB issued the ASU 2016-06. Topic 815 requires that embedded derivatives be separated from the host contract and accounted for separately as derivatives if certain criteria are met, including the "clearly and closely related" criterion. The amendments in this Update clarify the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to their debt hosts. An entity performing the assessment under the amendments is required to assess the embedded call (put) options solely in accordance with the four-step decision sequence. The amendments apply to all entities that are issuers of or investors in debt instruments (or hybrid financial instruments that are determined to have a debt host) with embedded call (put) options. The new standard is effective for fiscal years beginning after December 15, 2017. Management is assessing the effects that the adoption of this accounting pronouncement may have on the Business' unaudited condensed combined financial statements.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

2. Accounting pronouncement (Continued)

        On March 17, 2016 the FASB issued the ASU 2016-08. This update releases Accounting Standards Update No. 2016-08—Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). The amendments in this Update will clarify the implementation guidance on principal versus agent considerations. The new standard is effective for fiscal years beginning after December 15, 2017. Management is assessing the effects that the adoption of this accounting pronouncement may have on the Business' unaudited condensed combined financial statements.

        On March 30, 2016 the FASB issued the ASU 2016-09. The Board is issuing this Update as part of its initiative to reduce complexity in accounting standards. The areas for simplification in this Update involve several aspects of the accounting for employee share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Some of the areas for simplification apply only to nonpublic entities. In addition, the amendments in this Update eliminate the guidance in Topic 718 that was indefinitely deferred shortly after the issuance of FASB Statement No. 123 (revised 2004), Share-Based Payment. This Accounting Standards Update is the final version of Proposed Accounting Standards Update—Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which has been deleted. The new standard is effective for fiscal years beginning after December 15, 2016. Management is assessing the effects that the adoption of this accounting pronouncement may have on the Business' unaudited condensed combined financial statements.

        On April 14, 2016 the FASB issued the ASU 2016-10. This update releases Accounting Standards Update No. 2016-10—Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. This Update clarifies guidance related to identifying performance obligations and licensing implementation guidance contained in the new revenue recognition standard. The Update includes targeted improvements based on input the Board received from the Transition Resource Group for Revenue Recognition and other stakeholders. The Update seeks to proactively address areas in which diversity in practice potentially could arise, as well as to reduce the cost and complexity of applying certain aspects of the guidance both at implementation and on an ongoing basis. The new standard is effective for fiscal years beginning after December 15, 2016. Management is assessing the effects that the adoption of this accounting pronouncement may have on the Business' unaudited condensed combined financial statements.

        On May 3, 2016 the FASB issued the ASU 2016-11 on Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815). The amendments in this Update eliminate some guidance related to revenue recognition and derivatives. The new standard is effective for fiscal years beginning after December 15, 2016. Management is assessing the effects that the adoption of this accounting pronouncement may have on the Business' unaudited condensed combined financial statements.

        On May 9, 2016 the FASB issued the ASU 2016-12 "Revenue from Contracts with Customers (Topic 606)—Narrow-Scope Improvements and Practical Expedients". The amendments in this update address narrow-scope improvements to the guidance on collectability, noncash consideration, and completed contracts at transition. Additionally, the amendments in this update provide a practical expedient for contract modifications at transition and an accounting policy election related to the presentation of sales taxes and other similar taxes collected from customers. The new standard is effective for fiscal years beginning after December 15, 2016. Management is assessing the effects that

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

2. Accounting pronouncement (Continued)

the adoption of this accounting pronouncement may have on the Business' unaudited condensed combined financial statements.

        On June 16, 2016 the FASB issued the ASU 2016-13 "Financial Instruments-Credit Losses (Topic 326): Measurement of credit losses on financial instruments". This update amends guidance on reporting credit losses for assets held at amortized cost basis and available for sale debt securities. For assets held at amortized cost basis, this update eliminates the probable initial recognition threshold in current GAAP and, instead, requires an entity to reflect its current estimate of all expected credit losses. For available for sale debt securities, credit losses should be measured in a manner similar to current GAAP, however this topic will require that credit losses be presented as an allowance rather than as a write-down. The new standard is effective for fiscal years beginning after December 15, 2019. Management is assessing the effects that the adoption of this accounting pronouncement may have on the Business' unaudited condensed combined financial statements.

3. Business Consolidation and Other activities

        During the six months ended June 30, 2016, the Business recognized charges of $11.7 million for professional services and other costs associated with the acquisition of Rexam Plc. The Business also recognized charges of $2.7 million for individually insignificant items for the six months ended June 30, 2016.

        During the six months ended June 30 2015, the Business recorded a charge of $4.7 million for the write down of property held for sale to fair value less cost to sell. The Business also recognized charge of $2.6 million for individually insignificant items for the six months ended June 30, 2015.

4. Receivables

($ in millions)	June 30, 2016 (unaudited)	December 31, 2015
Trade accounts receivable	$312.7	$174.3
Less allowances for doubtful accounts	(5.7)	(2.3)

Net trade accounts receivable	307.0	172.0
Other receivables	45.2	59.7

	$352.2	$231.7

        Ball has entered into several regional uncommitted accounts receivable factoring programs with various financial institutions for certain receivables of the European portion of the Business. The programs are accounted for as true sales of the receivables, without recourse to the Business. Receivables of $175.9 million and $190.4 million were sold under these programs as of June 30, 2016 and December 31, 2015, respectively.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

5. Property, Plant and Equipment

($ in millions)	June 30, 2016 (unaudited)	December 31, 2015
Land	$31.0	$23.6
Buildings	296.6	300.8
Machinery and equipment	1,284.5	1,252.1
Construction-in-progress	56.4	62.9

	1,668.5	1,639.4
Accumulated depreciation	(863.6)	(845.4)

	$804.9	$794.0

        Depreciation expense amounted to $39.0 million for the six months ended June 30, 2016 (six months ended June 30, 2015: $36.7 million).

6. Goodwill

($ in millions)	Total
Balance at December 31, 2015(a)	$816.6
Effects of currency exchange rates	18.5

Balance at June 30, 2016 (unaudited)(a)	$835.1

(a)
This balance is net of accumulated impairment losses of $44.4 million.

7. Intangibles and Other Assets

($ in millions)	June 30, 2016 (unaudited)	December 31, 2015
Intangible assets (net of accumulated amortization of $9.2 million and $10.7 million at June 30, 2016 and December 31, 2015, respectively)	$15.9	$15.1
Capitalized software (net of accumulated amortization of $26.3 million and $27.3 million at June 30, 2016 and December 31, 2015, respectively)	20.9	21.7
Long-term deferred tax assets	43.8	26.6
Other	23.2	28.4

	$103.8	$91.8

        Total amortization expense of intangible assets and capitalized software amount to $3.5 million for the six months ended June 30, 2016 (six months ended June 30, 2015: $3.4 million).

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

8. Debt and Interest Costs

        Long-term debt and interest rates in effect consisted of the following:

($ in millions)	June 30, 2016 (unaudited)	December 31, 2015
Multi-currency euro revolver due March 2021 (at variable rates)	$66.6	$—
Other	0.5	0.9
Less: Current portion of long-term debt	—	(0.3)

	$67.1	$0.6

        In February 2015, the Business extinguished its $92.9 million Term C loan. In connection with this extinguishment, the Business recorded a charge of $1.3 million, which is included in total interest expense, in the combined statements of earnings. There were no similar charges or costs recognized in the combined statements of earnings for the period ended June 30, 2016. At June 30, 2016, the Business had no significant amounts outstanding under short term uncommitted credit facilities.

        The Business had $66.6 million outstanding under a multi-currency revolving credit facility, entered into in March 2016 and available to Ball and certain of its subsidiaries including the Business.

        The Business also had approximately $124.4 million of short term uncommitted credit facilities available at June 30, 2016, of which $39.9 million was outstanding and due on demand.

        The fair value of the long term debt was estimated to approximate its carrying value. The fair value reflects the market rates at each period end for debt with credit ratings similar to the Business' ratings and is classified as Level 2 within the fair value hierarchy. Rates currently available to the Business for loans with similar terms and maturities are used to estimate the fair value of long term debt based on discounted cash flows.

9. Employee Benefit Obligations

        The Business' pension plans cover European employees meeting certain eligibility requirements. The defined benefit plans for certain salaried and hourly employees in Germany, the United Kingdom, and Switzerland, provide pension benefits based on employee compensation and years of service. While the German plans are not funded, the Business maintains book reserves, and annual additions to the reserves are generally tax deductible. With the exception of the German plans, our policy is to fund the plans in amounts at least sufficient to satisfy statutory funding requirements taking into consideration what is currently deductible under existing tax laws and regulations.

        Contributions to the Business' defined benefit pension plans, not including the unfunded German plants, were $7.9 million in the first six months of 2016, and are expected to be approximately $20.4 million for the full year 2016. This estimate may change based on the any changes in actual plan asset performance and available cash flow, among other factors. Payments to participants in the unfunded German plans were $9.0 million in the first six months of 2016 and are expected to be approximately $17.7 million for the full year 2016.

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NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

10. Accumulated Other Comprehensive Earnings (Loss)

        The activity related to accumulated other comprehensive earnings (loss) was as follows:

($ in millions)	Foreign Currency Translation	Pension Benefits) (Net of Tax)	Effective Derivatives (Net of tax)	Accumulated Other Comprehensive Earnings (Loss)
January 1, 2016	$(163.9)	$(84.3)	$(6.7)	$(254.9)
Other comprehensive earnings (loss) before reclassifications	(25.5)	(35.2)	(2.7)	(63.4)
Amounts reclassified from accumulated other comprehensive earnings (loss)	—	1.6	4.8	6.4

June 30, 2016 (unaudited)	$(189.4)	$(117.9)	$(4.6)	$(311.9)

($ in millions)	Foreign Currency Translation	Pension Benefits) (Net of Tax)	Effective Derivatives (Net of tax)	Accumulated Other Comprehensive Earnings (Loss)
January 1, 2015	$(29.5)	$(118.8)	$(1.0)	$(149.3)
Other comprehensive earnings (loss) before reclassifications	(88.8)	8.7	(6.9)	(87.0)
Amounts reclassified from accumulated other comprehensive earnings (loss)	—	2.3	(0.9)	1.4

June 30, 2015 (unaudited)	$(118.3)	$(107.8)	$(8.8)	$(234.9)

        The following table provides additional details of the amounts recognized into net earnings from accumulated other comprehensive earnings (loss):

	Six months ended 30 June
($ in millions)	2016 (unaudited)	2015 (unaudited)
Gains (losses) on cash flow hedges:
Commodity contracts and currency exchange contracts recorded in cost of sales	$(4.9)	$1.4
Currency exchange contracts recorded in SG&A expense	(0.4)	(0.4)

Total before tax effect	(5.3)	1.0
Tax benefit (expense) on amounts reclassified into earnings	0.5	(0.1)

Recognized gain (loss)	$(4.8)	$0.9

Amortization of pension benefits:
Prior service income (cost)	$0.2	$—
Acturial gains (losses)	(2.5)	(3.3)

Total before tax effect	(2.3)	(3.3)
Tax benefit (expense) on amounts reclassified into earnings	0.7	1.0

Recognized gain (loss)	$(1.6)	$(2.3)

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

11. Related Party Transactions and Net Investment

        The unaudited condensed combined financial statements have been prepared on a stand-alone basis and have been derived from the consolidated financial statements and accounting records of Ball.

Allocation of General Corporate Expense

        During the six months ended June 30, 2016 and 2015, we were allocated $19 million and $14 million, respectively, of net general corporate expenses incurred by Ball which are included within selling, general and administrative expenses in the unaudited condensed combined statements of earnings.

        The expense allocations have been determined on a basis management considers to be a reasonable reflection of the utilization of services provided or the benefit received by us during the periods presented. The allocations may not, however, reflect the expense we would have incurred as an independent company for the periods presented. Actual costs that may have been incurred if we had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure. Accordingly, it is not practicable to estimate what our expenses would have been on a stand-alone basis.

Net Parent Investment

        The Business' European operations have historically participated in Ball's centralized cash management and funding system. Our working capital and capital expenditure requirements have historically been part of the corporate-wide cash management program for Ball. As part of this program, Ball maintains all cash generated by the Business' operations and cash required to meet the Business' operating and investing needs is provided by Ball as necessary. Net cash generated by or used by our operations is reflected as a component of net parent investment on the accompanying unaudited condensed combined balance sheets and as Net contributions (to)/from Parent on the accompanying unaudited condensed combined statements of cash flows.

        The Business has various intercompany amounts due to and from Ball and other Ball's businesses. These intercompany amounts resulted from various capital and other operating transactions of the Business and of Ball to which the Business was either a party or was an intermediary and are included in net parent investment in the unaudited condensed combined balance sheets. The related net intercompany interest is included in interest expense in the unaudited condensed combined statements of earnings.

        All significant intercompany transactions between the Business and Ball have been included in these unaudited condensed combined financial statements and are considered to be transacted through net parent investment in the accompanying unaudited condensed combined financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions represents capital contributions from or distributions to Ball and therefore is reflected in the accompanying unaudited condensed combined statements of cash flows as a financing activity, in the accompanying unaudited condensed combined statements of changes in net investment as Net contributions/(distributions) from/(to) Parent and in the accompanying unaudited condensed combined balance sheets as net parent investment.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

11. Related Party Transactions and Net Investment (Continued)

        The components of the net transfers to and from Ball for the six month periods ended June 30, 2016 and 2015 are as follows:

	Six months ended June 30,
($ in millions)	2016 (unaudited)	2015 (unaudited)
Cash pooling and general financing activities	$80.2	$78.5
Corporate allocations	19.0	14.0
Income tax expense	15.4	16.9

Net increase in net parent investment	$114.6	$109.4

Noncontrolling Interest

        A wholly-owned subsidiary of Ball owned an interest in a joint venture company (Latapack-Ball), organized and operating in Brazil, a portion of which is included in the Business. The Business recorded Ball's 60.1 percent ownership interest in Latapack-Ball and the corresponding non-controlling interest in our unaudited condensed combined financial statements. In December 2015, Ball acquired the remaining interests in its Latapack-Ball joint venture, $117.9 million of which relates to the Business. This transaction has been recorded as an increase in net parent investment and as reduction of non-controlling interest, with no impact on cash. Since this acquisition did not result in a change of control, it was treated as a transaction within net investment and resulted in the elimination of the non-controlling interest of the Business.

12. Financial Instruments and Risk Management

        The Business employs established risk management policies and procedures, which seek to reduce the Business' commercial risk exposure to fluctuations in commodity prices and currency exchange rates. However, there can be no assurance that these policies and procedures will be successful. Although the instruments utilized involve varying degrees of credit, market and interest risk, the counterparties to the agreements are expected to perform fully under the terms of the agreements. The Business monitors counterparty credit risk, including lenders, on a regular basis, but the Business cannot be certain that all risks will be discerned or that its risk management policies and procedures will always be effective. Additionally, in the event of default under Ball's master derivative agreements, the non-defaulting party has the option to set-off any amounts owed with regard to open derivative positions.

Commodity Price Risk

Aluminum

        The Business manages commodity price risk in connection with market price fluctuations of aluminum ingot through two different methods. First, the Business enters into container sales contracts that include aluminum ingot-based pricing terms that generally reflect the same price fluctuations under commercial purchase contracts for aluminum sheet. The terms include fixed, floating or pass-through aluminum ingot component pricing. Second, the Business uses certain derivative instruments such as

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

12. Financial Instruments and Risk Management (Continued)

option and forward contracts as economic and cash flow hedges of commodity price risk where there are material differences between sales and purchase contracted pricing and volume.

        At June 30, 2016, the Business had aluminum contracts limiting its aluminum exposure with notional amounts of approximately $11.2 million, which received hedge accounting treatment. The aluminum contracts, which are recorded at fair value, include cash flow hedges that offset sales and purchase contracts of various terms and lengths. Cash flow hedges relate to forecasted transactions that expire within the next three years. Included in net investment at June 30, 2016, within accumulated other comprehensive earnings (loss) is a net after-tax loss of $0.2 million associated with these contracts. A net gain of $0.2 million is expected to be recognized in the unaudited condensed combined statement of earnings during the next 12 months, the majority of which will be offset by pricing changes in sales and purchase contracts, thus resulting in little or no earnings impact to the Business.

Steel

        Most sales contracts involving our steel products either include provisions permitting the Business to pass through some or all steel cost changes incurred, or they incorporate annually negotiated steel prices.

Currency Exchange Rate Risk

        The Business' objective in managing exposure to currency fluctuations is to limit the exposure of cash flows and earnings to changes associated with currency exchange rate changes through the use of various derivative contracts. In addition, at times the Business manages earnings translation volatility through the use of currency option strategies, and the change in the fair value of those options is recorded in the Business' net earnings. The Business' currency translation risk results from the currencies in which we transact business. The Business faces currency exposures in our global operations as a result of various factors including selling our products in various currencies, purchasing raw materials and equipment in various currencies and tax exposures not denominated in the functional currency. Sales contracts are negotiated with customers to reflect cost changes and, where there is not an exchange pass-through arrangement, the Business uses forward and option contracts to manage currency exposures. At June 30, 2016 the Business had outstanding exchange forward contracts and option contracts with notional amounts totaling approximately $355.8 million. Approximately $2.1 million of net after-tax gain related to these contracts is included in accumulated other comprehensive earnings (loss) at June 30, 2016, of which no gain or loss is expected to be recognized in the unaudited condensed combined statement of earnings during the next 12 months. The contracts outstanding at June 30, 2016, expire within the next five years.

Collateral Calls

        The Business' agreements with its financial counterparties require the Business to post collateral in certain circumstances when the negative mark to fair value of the derivative contracts exceeds specified levels. Additionally, the Business has collateral posting arrangements with certain customers on these derivative contracts. The cash flows of the margin calls are shown within the investing section of the Business' unaudited condensed combined statements of cash flows. As of June 30, 2016, the aggregate fair value of all derivative instruments with credit-risk-related contingent features that were in a net liability position was nil (December 31, 2015: $7.4 million) and no collateral was required to be posted.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

12. Financial Instruments and Risk Management (Continued)

Fair Value Measurements

        The Business has classified all applicable financial derivative assets and derivative liabilities as Level 2 within the fair value hierarchy as of June 30, 2016 and December 31, 2015, and presented those values in the table below. The Business' assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of assets and liabilities and their placement within the fair value hierarchy levels.

	June 30, 2016 (unaudited)			December 31, 2015
($ in millions)	Derivatives Designated as Hedging Instruments	Derivatives not Designated as Hedging Instruments	Total	Derivatives Designated as Hedging Instruments	Derivatives not Designated as Hedging Instruments	Total
Assets:
Commodity contracts	$0.2	$—	$0.2	$1.2	$—	$1.2
Foreign currency contracts	—	0.1	0.1	1.9	—	1.9

Total current derivative contracts	$0.2	$0.1	$0.3	$3.1	$—	$3.1

Commodity contracts	$—	$—	$—	$0.5	$—	$0.5

Total noncurrent derivative contracts	$—	$—	$—	$0.5	$—	$0.5

Liabilities:
Commodity contracts	$0.1	$—	$0.1	$2.2	$—	$2.2
Foreign currency contracts	—	0.7	0.7	—	0.1	0.1

Total current derivative contracts	$0.1	$0.7	$0.8	$2.2	$0.1	$2.3

Commodity contracts	$—	$—	$—	$6.1	$—	$6.1

Total noncurrent derivative contracts	$—	$—	$—	$6.1	$—	$6.1

        The Business uses closing spot and forward market prices as published by the LME, the Chicago Mercantile Exchange, Reuters and Bloomberg to determine the fair value of any outstanding aluminum and currency spot and forward contracts. Option contracts are valued using a Black-Scholes model with observable market inputs for aluminum and currency. We value each of our financial instruments either internally using a single valuation technique or from a reliable observable market source. The Business does not adjust the value of its financial instruments except in determining the fair value of a trade that settles in the future by discounting the value to its present value using 12-month LIBOR as the discount factor. The Business performs validations of our internally derived fair values reported for our financial instruments on a quarterly basis utilizing counterparty valuation statements. The Business periodically evaluates counterparty creditworthiness and, as of June 30, 2016 and December 31, 2015, has not identified any material circumstances requiring that the reported values of our financial instruments be adjusted.

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

12. Financial Instruments and Risk Management (Continued)

        The following table provides the effects of derivative instruments in the unaudited condensed combined statements of earnings and on unaudited condensed combined accumulated other comprehensive earnings (loss):

Impact on Earnings from Derivative Instruments

		Six months ended June 30,
		2016 (unaudited)		2015 (unaudited)
($ in millions)	Location of Gain (Loss) Recognized in Earnings on Derivatives	Cash Flow Hedge- Reclassified Amount From Other Comprehensive Earnings (Loss)	Gain (Loss) on Derivatives Not Designated As Hedge Instruments	Cash Flow Hedge- Reclassified Amount From Other Comprehensive Earnings (Loss)	Gain (Loss) on Derivatives Not Designated As Hedge Instruments
Commodity contracts—
manage exposure to supplier pricing	Cost of sales	$(4.9)	$—	$1.4	$—
Foreign currency contracts—
manage general risk within the business	Selling, general and administrative	(0.4)	(0.9)	(0.5)	0.1

Total		$(5.3)	$(0.9)	$0.9	$0.1

        The changes in accumulated other comprehensive earnings (loss) for effective derivatives were as follows:

	Six months ended June 30,
($ in millions)	2016 (unaudited)	2015 (unaudited)
Amounts reclassified into earnings:
Commodity contracts	$4.9	$(1.4)
Currency exchange contracts	0.4	0.5
Change in fair value of cash flow hedges:
Commodity contracts	(2.9)	(1.5)
Currency exchange contracts	—	(6.0)
Foreign currency and tax impacts	(0.3)	0.6

	$2.1	$(7.8)

13. Contingencies

        The Business is subject to numerous lawsuits, claims or proceedings arising out of the ordinary course of business, including actions related to product liability; personal injury; the use and performance of its products; warranty matters; patent, trademark or other intellectual property infringement; contractual liability; the conduct of its business; tax reporting in domestic and foreign

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

13. Contingencies (Continued)

jurisdictions; workplace safety; and environmental and other matters. Some of these lawsuits, claims and proceedings involve substantial amounts, and some of the environmental proceedings involve potential monetary costs or sanctions that may be material. Ball and the Business have denied liability with respect to many of these lawsuits, claims and proceedings and are vigorously defending such lawsuits, claims and proceedings. Ball carries various forms of commercial, property and casualty, and other forms of insurance; however, such insurance may not be applicable or adequate to cover the costs associated with a judgment against Ball or the Business with respect to these lawsuits, claims and proceedings. The Business does not believe that these lawsuits, claims and proceedings are material individually or in the aggregate. While management believes the Business has established adequate accruals for expected future liability with respect to pending lawsuits, claims and proceedings, where the nature and extent of any such liability can be reasonably estimated based upon then presently available information, there can be no assurance that the final resolution of any existing or future lawsuits, claims or proceedings will not have a material adverse effect on the liquidity, results of operations or financial condition of the Business.

        The Business' Brazilian operations are involved in various governmental assessments, principally related to claims for taxes on the internal transfer of inventory, gross revenue taxes and tax incentives. The Business does not believe that the ultimate resolution of these matters will materially impact the results of operations, financial position or cash flows. Under customary local regulations, the Business may need to post cash or other collateral if the process to challenge any administrative assessment proceeds to the Brazilian court system; however, the level of any potential cash or collateral required would not be expected to significantly impact the liquidity of the Business.

14. Indemnifications and Guarantees

General Guarantees

        The Business or its appropriate consolidated direct or indirect subsidiaries have made certain indemnities, commitments and guarantees under which the specified entity may be required to make payments in relation to certain transactions. These indemnities, commitments and guarantees include indemnities to the customers of the subsidiaries in connection with the sales of their packaging products and services; guarantees to suppliers of subsidiaries of the Business guaranteeing the performance of the respective entity under a purchase agreement, construction contract or other commitment; guarantees in respect of certain foreign subsidiaries' pension plans; indemnities for liabilities associated with the infringement of third party patents, trademarks or copyrights under various types of agreements; indemnities to governmental agencies in connection with the issuance of a permit or license to the Business or a subsidiary. The duration of these indemnities, commitments and guarantees varies and, in certain cases, is indefinite. In addition, many of these indemnities, commitments and guarantees do not provide for any limitation on the maximum potential future payments the Business could be obligated to make. As such, the Business is unable to reasonably estimate its potential exposure under these items.

        The Business has not recorded any liability for these indemnities, commitments and guarantees in the accompanying unaudited condensed combined balance sheets. The Business does, however, accrue for payments under promissory notes and other evidences of incurred indebtedness and for losses for any known contingent liability, including those that may arise from indemnifications, commitments and guarantees, when future payment is both reasonably estimable and probable. Finally, the Ball carries

CERTAIN METAL BEVERAGE PACKAGING OPERATIONS OF BALL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

14. Indemnifications and Guarantees (Continued)

general liability insurance policies that covers the locations included in the Business and has obtained indemnities, commitments and guarantees from third party purchasers, sellers and other contracting parties, which the Business believes would, in certain circumstances, provide recourse to any claims arising from these indemnifications, commitments and guarantees.

15. Subsequent Events

        There have been no material events subsequent to June 30, 2016 which would require adjustment or additional disclosure to the unaudited condensed combined financial statements.

Independent Auditor's Report

To the Directors of Rexam PLC

        We have audited the accompanying combined carve out financial statements of Certain Beverage Can Operations of Rexam PLC, which comprise the combined balance sheet as at December 31, 2015, 2014 and 2013, and the related combined income statement, combined statement of comprehensive income, combined cash flow statement, combined statement of changes in net invested capital and the related notes to the combined carve out financial statements for the years then ended (the combined carve out financial statements).

Management's Responsibility for the Combined Carve Out Financial Statements

        Management is responsible for the preparation and fair presentation of the combined carve out financial statements in accordance with applicable law and International Financial Reporting Standards (IFRSs) as adopted by the International Accounting Standards Board (IASB). This includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined carve out financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on the combined carve out financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined carve out financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined carve out financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined carve out financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the combined carve out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined carve out financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Certain Beverage Can Operations of Rexam PLC as at December 31, 2015, 2014 and 2013, and the results of the operations and cash flows for the years then ended in accordance with IFRSs as adopted by the IASB.

Emphasis of matter—basis of preparation

        The basis of preparation and accounting policies used in preparing these combined carve out financial statements are each discussed in notes 1 and 3 to the combined carve out financial statements.

        This basis of preparation sets out the method used in identifying the financial position, performance and cash flows in relation to each of the plants which have been included in this set of combined carve out financial statements. These notes explain that the businesses included in the combined carve out financial statements have not operated as a single entity. These combined carve out financial statements are, therefore, not necessarily indicative of results that would have occurred if the businesses had operated as a single business during the year presented or of future results of the combined businesses. Our opinion is not modified with respect to these matters.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
March 31, 2016

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

COMBINED INCOME STATEMENT

		For the years ended December 31
	Notes	2015	2014	2013
		£m	£m	£m
Sales		900.4	894.6	984.9
Cost of sales	4	(704.9)	(684.2)	(759.0)

Gross profit		195.5	210.4	225.9
Selling and distribution costs	4	(83.5)	(86.3)	(91.4)
Administrative expenses	4	(31.2)	(34.5)	(35.7)
Research and development	4	(2.3)	(2.7)	(3.0)
Exceptional items	6	(11.2)	—	—

Profit before tax		67.3	86.9	95.8
Tax	7	(24.2)	(30.0)	(31.9)

Profit for the year		43.1	56.9	63.9

The accompanying notes form part of the combined carve out financial statements.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

COMBINED STATEMENT OF COMPREHENSIVE INCOME

	For the years ended December 31
	2015	2014	2013
	(in £ millions)
Profit for the year	43.1	56.9	63.9
Other comprehensive income/(loss) for the year:
Items that may be reclassified to profit or loss:
Exchange differences	14.3	9.6	(4.0)

Total comprehensive income for the year	57.4	66.5	59.9

The accompanying notes form part of the combined carve out financial statements.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

COMBINED BALANCE SHEET

		As at December 31
	Notes	2015	2014	2013	2012
		(in £ millions)
Assets
Non current assets
Goodwill	8	303.3	293.0	287.4	290.0
Other intangible assets	9	2.9	2.5	2.7	3.3
Property, plant and equipment	10	180.4	173.5	181.8	181.2
Trade and other receivables	12	23.9	10.7	11.5	16.7
Deferred tax assets	7	—	0.2	0.2	—

		510.5	479.9	483.6	491.2

Current assets
Inventories	11	74.7	78.0	74.7	62.1
Trade and other receivables	12	39.9	47.4	50.5	57.5

		114.6	125.4	125.2	119.6

Total assets		625.1	605.3	608.8	610.8

Liabilities
Current liabilities
Trade and other payables	13	(138.6)	(132.2)	(124.3)	(141.0)
Provisions	15	(1.1)	—	—	—

		(139.7)	(132.2)	(124.3)	(141.0)

Non current liabilities
Deferred tax liabilities	7	(28.3)	(30.0)	(31.5)	(30.1)
Trade and other payables	13	(4.7)	(3.5)	(4.9)	(7.5)
Provisions	15	(0.6)	—	—	—

		(33.6)	(33.5)	(36.4)	(37.6)

Total liabilities		(173.3)	(165.7)	(160.7)	(178.6)

Net assets		451.8	439.6	448.1	432.2

Net invested capital		451.8	439.6	448.1	432.2

The accompanying notes form part of the combined carve out financial statements.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

COMBINED CASH FLOW STATEMENT

		For the years ended December 31
	Notes	2015	2014	2013
		(in £ millions)
Cash flows from operating activities
Cash generated from operations	16	102.5	123.5	107.3
Tax paid	7	(27.2)	(33.1)	(30.1)

Net cash flows from operating activities		75.3	90.4	77.2

Cash flows used in investing activities
Capital expenditure		(30.1)	(15.4)	(33.2)

Net cash flows used in investing activities		(30.1)	(15.4)	(33.2)

Cash flows used in financing activities
Net transfers to Rexam		(45.2)	(75.0)	(44.0)

Net cash flows used in financing activities		(45.2)	(75.0)	(44.0)

Net change in cash and cash equivalents		—	—	—

The accompanying notes form part of the combined carve out financial statements.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

COMBINED STATEMENT OF CHANGES IN NET INVESTED CAPITAL

	For the years ended December 31
	2015	2014	2013
	(in £ million)
Balance at January 1	439.6	448.1	432.2
Profit for the year	43.1	56.9	63.9
Exchange differences	14.3	9.6	(4.0)
Net transfers to Rexam	(45.2)	(75.0)	(44.0)

Balance at December 31	451.8	439.6	448.1

The accompanying notes form part of the combined carve out financial statements.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS

1. Nature of operations and basis of presentation

        The combined carve out financial statements reflect certain wholly owned beverage can operations (the Business) of Rexam PLC (Rexam), a publicly traded company on the London Stock Exchange based in London, UK. Rexam is a leading global beverage can maker. The Business manufactures aluminum and steel cans for a wide variety of beverages, including carbonated soft drinks, beer and energy drinks.

        The Business comprises the following manufacturing plants in Europe and the United States:

  •
  Europe: Valdemorillo, Spain and Enzesfeld, Austria;

  •
  United States: Bishopville, SC; Chicago, IL; Fairfield, CA; Fremont, OH; Olive Branch, MS; Valparaiso, IN; Whitehouse, OH; Winston-Salem, NC.

        The Business also comprises the assets and liabilities of the regional headquarters office in Chicago, IL.

        The combined carve-out financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board. Rexam applies IFRS as endorsed by the European Union (EU) in its consolidated financial statements. For the purposes of the combined carve out financial statements, no differences exist between IFRS as issued by the International Accounting Standards Board and IFRS as endorsed by the EU. The combined carve out financial statements have been prepared under the historical cost convention unless otherwise determined by IFRS.

        Under IFRS 1, 'First Time Adoption of International Financial Reporting Standards', a number of exemptions are permitted to be taken in preparing the combined balance sheet at the date of transition to IFRS. For the purposes of the combined carve out financial statements, the Business has measured its assets and liabilities at the carrying amounts that were included in Rexam's consolidated financial statements, based on Rexam's date of transition to IFRS as endorsed by the EU on January 1, 2004. The Business has assumed a transition date to IFRS of January 1, 2013. All references to 2012 in the combined carve out financial statements relate to the transition date of January 1, 2013.

        The results and financial position of the Business have historically formed a component of Rexam's consolidated financial statements as prepared under IFRS as endorsed by the EU. However the Business has not previously prepared or reported any combined financial information or financial statements, and therefore no reconciliations from previous financial information to IFRS have been presented.

        The Business does not constitute a separate legal group. The combined carve out financial statements have been prepared specifically for the purpose of facilitating the divestment of the Business and on a basis that combines the results and assets and liabilities of each of the manufacturing plants, warehouses and operations constituting the Business by applying the principles underlying the consolidation procedures of IFRS10 'Consolidated Financial Statements'. The combined carve out financial statements have been prepared on a carve out basis from the consolidated financial statements of Rexam and include the assets, liabilities, revenues and expenses that management has determined are attributable to the Business.

        To determine the assets, liabilities, revenue and expenses that are considered attributable to the Business, management have reassessed how Rexam has historically reported. This included reassessing Rexam's European supply chain and limited risk distributor arrangements in order to attribute revenue

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

1. Nature of operations and basis of presentation (Continued)

and costs based on place of production. A production based attribution method reflects arrangements whereby a sales transaction might be fulfilled with inventory produced by several plants. Therefore, each plant that produces and contributes inventory towards a sales transaction will record a portion of the sales transaction's revenue and also incur the associated costs. Additionally, revenue by plant is used to attribute trade receivables as at the balance sheet date. For the US plants, there is no equivalent supply chain and distributor arrangement and therefore no equivalent revenue and related cost assumption is required or applied. All US revenue and related costs are directly attributable to a specific plant.

        The combined carve out financial statements reflect all of the costs of doing business related to the operations of the Business, including expenses incurred by other entities on its behalf. They include allocations of direct and indirect costs made by Rexam to depict the Business on a stand-alone basis. Indirect costs relate to certain support functions that are provided on a centralized basis within Rexam, including Rexam shared service centre locations. As certain expenses reflected in the combined carve out financial statements are allocated, the combined carve out financial statements may not be indicative of the financial position, results of operations and cash flows that would have been presented if the Business had been a stand-alone entity. Therefore, the combined carve out financial statements may not necessarily be indicative of the future financial position, results of operations and cash flows of the Business. Actual costs that may have been incurred if the Business had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure. Accordingly, it is not practicable to estimate what the expenses of the Business would have been on a stand-alone basis.

        As Rexam uses a centralized cash management system, allocated costs and expenses have generally been deemed to have been paid by the Business to Rexam in the year in which the costs were incurred and assumed to be remitted to Rexam as reflected within the combined cash flow statement as net transfers to Rexam. Current income taxes are deemed to have been remitted in cash to Rexam in the year they were recorded in the combined income statement. A discussion of the relationship with Rexam, including a description of the costs that have been allocated to the Business, is included in Note 19.

        All significant intercompany transactions within the Business have been eliminated.

        Since the Business has not in the past constituted a separate legal group, it is not possible to show share capital or an analysis of reserves of the Business. The net assets of the Business are represented by the cumulative investment of Rexam in the Business, shown as net invested capital in the combined balance sheet. The year on year movement in net invested capital is shown in the combined statement of changes in net invested capital.

        All significant intercompany transactions between the Business and Rexam have been included in these combined carve out financial statements and are considered to be transacted through net invested capital in the accompanying combined carve out financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions represents capital contributions from or distributions to Rexam and therefore is reflected in the accompanying combined cash flow statement as a financing activity, in the accompanying combined statement of changes in net invested capital as Net transfers to Rexam and in the accompanying combined balance sheet as Net invested capital.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

1. Nature of operations and basis of presentation (Continued)

        The combined carve out financial statements were authorized for issue by Rexam on March 31, 2016.

2. Going concern

        The Business meets its working capital requirements through being a component of Rexam. Rexam has the resources to continue to enable the Business to meet its liabilities as they fall due. Based on this, management has a reasonable expectation that the Business has adequate resources to continue its operations for the foreseeable future while it remains a component of Rexam. The Business therefore has adopted the going concern basis in preparing the combined carve out financial statements.

3. Principal accounting policies

Key estimates and assumptions

        The preparation of the combined carve out financial statements in accordance with IFRS requires the use of estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting periods. Although these estimates are based on management's best knowledge of the amount, events or actions, actual results may ultimately differ from those estimates. The key estimates and assumptions used in the combined carve out financial statements are set out below.

(i)    Goodwill impairment testing

        Goodwill is tested for impairment at each year end and at any time where there is any indication that goodwill may be impaired. The recoverable amount of a cash generating unit (CGU) is based on the higher of fair value less costs of disposal or value in use. This calculation requires the use of estimates which include cash flow projections for each CGU and discount rates based on Rexam's weighted average cost of capital, adjusted for any business or geographic risk relevant to the particular CGU. For details of goodwill impairment testing for the Business and the key estimates used see Note 8.

(ii)    Allocation of costs

        The Business receives various administrative services from Rexam shared service providers. The combined carve out financial statements reflect allocated expenses associated with these centralized Rexam support functions and also include other allocated overhead costs related to the support functions. These allocations are based on a number of utilization measures including revenue, headcount and IT users. The use of alternative measures could result in different allocated expenses. For details of cost allocations see Note 19.

(iii)    Revenue recognition

        Revenue from the sale of goods is measured at the fair value of the consideration, net of rebates and trade discounts. Revenue from the sale of goods is recognized when the Business has transferred the significant risks and rewards of ownership of the goods to the buyer, when the amount of revenue can be measured reliably and when it is probable that the economic benefits associated with the transaction will flow to the Business, typically on delivery of goods. Rexam enters into, and the

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

3. Principal accounting policies (Continued)

Business participates in, long term contracts with both customers and suppliers. In certain cases the Business participates in up front payments in relation to these contracts which are charged against sales in respect of customers, and operating expenses in respect of suppliers, over their useful economic lives, typically being the related contract term. In addition, the Business recognizes any rebates receivable or payable in accordance with the terms of these long term contracts, which are typically volume based. There is judgment in respect of some of the more complex long term contracts relating to the timing of revenue recognition, any related rebates and the period over which up front payments are recognized in the combined income statement.

Retirement benefit obligations

        The combined carve out financial statements include costs in relation to retirement benefit obligations. Rexam operates, and the Business participates in, certain defined benefit pension plans in the UK, US and Austria, and medical benefit plans in the US. The costs depend on factors such as life expectancy of the members, the salary progression of current employees, the returns that plan assets generate and the discount rate used to calculate the present value of the liabilities. The current service cost and administration costs are included in administrative expenses in the combined income statement. As the Business participates in, but is not the sponsoring entity for any defined benefit pension plans or medical benefit plans, the multi-employer exemption in IAS19 'Employee Benefits' has been taken with the result that all costs have been allocated to the combined income statement but no amounts are recorded in the combined balance sheet.

        Rexam also operates, and the Business participates in, defined contribution pension plans. A defined contribution pension plan is one under which fixed contributions are paid to a third party and there are no further payment obligations once the contributions have been paid. The allocated contributions are included in administrative expenses in the combined income statement.

Share based payment

        Rexam operates, and the Business participates in, equity and cash settled share option schemes. As the Business participates in, but is not the sponsoring entity of these plans, all costs have been allocated to the combined income statement but no amounts are recorded in the combined balance sheet.

Income taxes

        Tax in the combined income statement represents the sum of current tax and deferred tax. Income taxes are presented on a separate tax return basis as if the Business were a stand-alone entity. The current tax charge is calculated on the basis of tax laws enacted or substantially enacted at the balance sheet date in countries where the Business operates and generates taxable income. The Business recognizes deferred taxes using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets have been recognized where it is probable that they will be recovered. In recognizing deferred tax assets, the Business has considered if it is more likely than not that sufficient future profits will be available to absorb all temporary differences. Deferred tax assets and liabilities are only offset in the combined

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

3. Principal accounting policies (Continued)

balance sheet where there is a legally enforceable right of offset and there is an intention to settle the balance net. Additional taxes may arise following the proposed divestment of the Business by Rexam.

Foreign currencies

        The combined carve out financial statements are presented in sterling. The balance sheets of non sterling operations are translated into sterling using the exchange rate at the balance sheet date and the income statements are translated into sterling using the average exchange rate for the year. The functional currencies of the Business are those of the primary economic environments in which it operates and in all cases are the local currencies.

        The principal exchange rates against sterling used in the combined carve out financial statements are as follows:

	Average 2015	Closing 2015	Average 2014	Closing 2014	Average 2013	Closing 2013	Closing 2012
Euro	1.38	1.36	1.24	1.28	1.18	1.20	1.23
US dollar	1.53	1.48	1.65	1.56	1.56	1.65	1.62

Exceptional items

        Items which are exceptional, being material in terms of size and/or nature, are presented separately in the combined income statement. The principal events which may give rise to exceptional items include restructuring, goodwill impairments, major asset impairments and disposals and employee incentive related costs with respect to the proposed acquisition of Rexam by Ball.

Goodwill

        Goodwill, when initially recognized, represents the excess of the cost of an acquisition over the interest in the fair value of the identifiable assets and liabilities of the acquiree at acquisition. Goodwill is carried at cost less any accumulated impairment losses. Goodwill in the combined carve out financial statements has been proportionally allocated to the plants included within the parameter relative to the total historic goodwill recognized at the date of acquisition. Goodwill is allocated to CGU's for the purposes of impairment testing. CGU's have been determined to be the US and Europe, which is consistent with the CGU's identified by Rexam. Internally generated goodwill is not recognized as an asset.

Other intangible assets

        Other intangible assets are carried at cost less accumulated amortization and accumulated impairment losses. Amortization begins when an asset is available for use and is calculated on a straight line basis to allocate the cost of the asset over its estimated useful life as follows:

Computer software acquired	2 to 3 years
Computer software developed	Up to 7 years
Other	Up to 17 years

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

3. Principal accounting policies (Continued)

        The cost of separately acquired intangible assets, including computer software, comprises the purchase price and any directly attributable costs of preparing the asset for use. Computer software development costs that are directly associated with the implementation of major business systems are capitalized as intangible assets. Expenditure on research is recognized as an expense in the combined income statement as incurred.

Property, plant and equipment

        Property, plant and equipment is carried at cost less accumulated depreciation and accumulated impairment losses. Cost comprises purchase price and directly attributable costs. Assets under construction are not depreciated. For all other property, plant and equipment, depreciation is calculated on a straight line basis to allocate cost, less residual value of the assets, over their estimated useful lives as follows:

Freehold buildings	Up to 50 years
Manufacturing machinery	7 to 20 years
Computer hardware	Up to 8 years
Fixtures, fittings and vehicles	4 to 10 years

        Following an evaluation of the estimated useful lives of manufacturing machinery in 2015, the Business increased the useful lives to a maximum of 20 years from 17 years, effective January 1, 2015. The impact of this change was to reduce the 2015 depreciation charge by £1.5m and increase the tax charge by £0.5m. The evaluation was carried out by a third party appraiser.

        Residual values and useful lives are reviewed at least each year end.

Impairment of assets

        This policy applies to all assets except inventories, deferred tax assets and financial assets. At each balance sheet date the Business assesses whether there is any indication that an asset may be impaired. Where an indicator of impairment exists, the Business makes an estimate of recoverable amount. Where the carrying amount of an asset exceeds its recoverable amount the asset is written down to its recoverable amount. Recoverable amount is based on the higher of fair value less costs of disposal or value in use and is determined for an individual asset. If the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets, the recoverable amount of the CGU to which the asset belongs is determined. Discount rates reflecting the asset specific risks and the time value of money are used for the value in use calculation.

        When an asset is written down to its recoverable amount, the impairment loss is recognized as an expense in the combined income statement in the year in which is it incurred. Impairment losses incurred in CGU's are applied against the carrying amount of goodwill allocated to the units. Should circumstances change which result in a reversal of a previous impairment, the value of the asset is increased and the reversal is recognized in the combined income statement in the year in which it occurs. The increase in the carrying amount of the asset is limited to the amount which would have been recorded had no impairment been recognized in prior years. Impairment losses applied to goodwill are not reversed.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

3. Principal accounting policies (Continued)

Inventories

        Inventories are stated at the lower of cost and net realizable value. Cost is determined on a first in first out basis. Cost comprises directly attributable purchase and conversion costs and an allocation of production overheads based on normal operating capacity. Net realizable value is the estimated selling price less estimated costs to completion and selling costs. Provisions against the value of inventories are made for slow moving or obsolete inventory.

Provisions

        Provisions are recognized when a present obligation exists in respect of a past event and where the amount can be reliably estimated. Provisions for restructuring are recognized for direct expenditure on business reorganizations where plans are sufficiently detailed and well advanced, and where appropriate communication to those affected has been undertaken on or before the balance sheet date. Provisions are discounted where the time value of money is considered to be material.

Leases

        Payments made under operating leases are recognized as an expense in the combined income statement on a straight line basis over the lease term. The Business does not have any finance leases.

Financial instruments

        Derivatives, comprising foreign currency contracts relating to capital expenditure that are specifically attributable to the Business, are measured at fair value. In addition, Rexam operates, and the Business participates in, certain aluminum and steel commodity contracts. As these contracts are not specific to the Business, no amounts are recorded in the combined balance sheet; however the combined income statement reflects full allocation of the related hedging results.

        Trade and other receivables are initially measured at fair value and subsequently measured at amortized cost less any provision for impairment. They are discounted where the time value of money is considered material. Trade and other payables are measured at cost.

        Derivatives are included in trade and other receivables and trade and other payables when considered not to be material.

New accounting standards and interpretations

        The following accounting standards are effective for accounting periods beginning after January 1, 20I5 and have not yet been adopted by the Business.

        (i)    IFRS9 "Financial Instruments".    The standard addresses the classification, measurement and recognition of financial assets and liabilities. The standard is effective for accounting periods beginning on or after January 1, 2018 and earlier adoption is permitted subject to EU endorsement. The Business has yet to assess the impact of IFRS9.

        (ii)    IFRS15 "Revenue from Contracts with Customers".    The standard addresses revenue recognition and establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity's contracts with customers. The standard is effective for accounting periods beginning on or after January 1, 2018 and earlier adoption is permitted subject to EU endorsement. The Business has yet to assess the impact of IFRS15.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

3. Principal accounting policies (Continued)

        (iii)    IFRS16 "Leases".    The standard addresses the principles for the recognition, measurement, presentation and disclosure of leases. The standard is effective for accounting periods beginning on or after January 1, 2019 and earlier adoption is permitted subject to EU endorsement and only for entities that apply IFRS15 at or before the date of initial application of this standard. The Business has yet to assess the impact of IFRS16.

        There are no other IFRSs or IFRS Interpretation Committee interpretations not yet effective that would be expected to have an impact on the Business.

4. Operating expenses

        The following operating expense items are included in the combined income statement.

	2015	2014	2013
	(in £ millions)
Raw materials used	(533.7)	(515.1)	(576.7)
Employee benefit expense (Note 5)	(110.0)	(103.7)	(113.8)
Freight costs	(61.1)	(59.5)	(63.2)
Depreciation of property, plant and equipment	(29.2)	(26.9)	(27.7)
Amortization of intangible assets	(0.7)	(0.4)	(0.5)
Operating lease rental expense	(2.8)	(2.7)	(3.4)

        Employee benefit expense and depreciation of property, plant and equipment in the above table include exceptional items.

5. Employee benefit expense

	2015	2014	2013
	(in £ millions)
Wages and salaries	(90.1)	(84.6)	(89.4)
Social security	(7.8)	(7.7)	(8.0)
Share based payment	(1.4)	(2.4)	(6.3)
Defined benefit pension plans	(8.2)	(6.7)	(6.9)
Medical benefit plans	(0.9)	(0.8)	(1.2)
Defined contribution pension plans	(1.6)	(1.5)	(2.0)

Total employee benefit expense	(110.0)	(103.7)	(113.8)

        The charge for share based payment relates wholly to corporate allocations. Defined benefit pension plans include corporate allocations of £4.7m for 2015 (2014: £3.2m, 2013: £2.5m). Medical benefit plans include corporate allocations of £nil for 2015 (2014: £0.1m, 2013: £0.1m). Defined contribution pension plans include corporate allocations of £0.8m for 2015 (2014: £0.6m, 2013: £0.9m).

        The combined carve out financial statements do not include key management compensation as the Rexam Executive Leadership Team (ELT) does not form part of the Business. However, the combined income statement includes an allocation for employee benefit expense relating to the ELT.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

6. Exceptional items

2015
(in £ millions)
Conversion of the Valdemorillo plant from steel to aluminum	(7.1)
Employee related incentive costs	(4.1)

Exceptional items before tax	(11.2)
Tax on exceptional items	3.5

Exceptional items after tax	(7.7)

        Employee related incentive costs have been incurred as a consequence of the proposed acquisition of Rexam by Ball. There were no exceptional items in 2014 or 2013.

7. Tax

(i)    Tax included in the combined income statement

	2015	2014	2013
	(in £ millions)
Current tax	(27.2)	(33.1)	(30.1)
Deferred tax	3.0	3.1	(1.8)

	(24.2)	(30.0)	(31.9)

(ii)    Tax reconciliation

        A reconciliation of the tax charge applicable to the profit before tax at the US rate of 35% with the tax charge in the combined income statement is set out below. The US tax rate is used as the majority of the Business is US based.

	2015	2014	2013
	(in £ millions)
Profit before tax	67.3	86.9	95.8

Tax charge at the US rate of 35%	(23.6)	(30.4)	(33.5)
US state taxes net of federal benefit	(1.9)	(2.0)	(2.2)
Spanish property, plant and equipment tax revaluation	—	—	1.2
Lower domestic tax rates on non US earnings	1.3	2.4	2.6

Tax charge in the combined income statement	(24.2)	(30.0)	(31.9)

Effective tax rate	36.0%	34.5%	33.3%

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

7. Tax (Continued)

(iii)    Analysis of deferred tax

        The following table sets out the deferred tax assets and liabilities included in the combined balance sheet.

	2015	2014	2013	2012
	(in £ millions)
Deferred tax assets	—	0.2	0.2	—
Deferred tax liabilities	(28.3)	(30.0)	(31.5)	(30.1)

Net deferred tax liabilities	(28.3)	(29.8)	(31.3)	(30.1)

	Accelerated tax depreciation	Other temporary differences	Total
	(in £ millions)
At January 1, 2015	(30.2)	0.4	(29.8)
Exchange differences	(1.5)	—	(1.5)
Credit for the year	2.9	0.1	3.0

At December 31, 2015	(28.8)	0.5	(28.3)

At January 1, 2014	(31.9)	0.6	(31.3)
Exchange differences	(1.6)	—	(1.6)
Credit/(charge) for the year	3.3	(0.2)	3.1

At December 31, 2014	(30.2)	0.4	(29.8)

At January 1, 2013	(31.7)	1.6	(30.1)
Exchange differences	0.6	—	0.6
Charge for the year	(0.8)	(1.0)	(1.8)

At December 31, 2013	(31.9)	0.6	(31.3)

        Deferred tax assets and liabilities are presented as non current in the combined balance sheet. All deferred tax assets are recoverable within one year.

        The following table sets out the gross amounts of deferred tax assets and liabilities in respect of each type of temporary difference.

	2015	2014	2013	2012
	(in £ millions)
Deferred tax assets:
Other temporary differences	3.4	3.1	2.5	3.2
Deferred tax liabilities:
Accelerated tax depreciation	(28.8)	(30.2)	(31.9)	(31.7)
Other temporary differences	(2.9)	(2.7)	(1.9)	(1.6)

	(31.7)	(32.9)	(33.8)	(33.3)

Net deferred tax liabilities	(28.3)	(29.8)	(31.3)	(30.1)

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

8. Goodwill

(1)    Summary

	2015	2014	2013
	(in £ millions)
Cost and carrying value at the beginning of the year	293.0	287.4	290.0
Exchange differences	10.3	5.6	(2.6)

Cost and carrying value at the end of the year	303.3	293.0	287.4

        Goodwill is monitored at a CGU level, which is an allocation of goodwill attributable to equivalent CGU's within Rexam. The following table sets out the carrying value of goodwill that is allocated to CGU's as at December 31.

	2015	2014	2013	2012
	£m	£m	£m	£m
United States	230.1	216.1	205.0	208.8
Europe	73.2	76.9	82.4	81.2

	303.3	293.0	287.4	290.0

(ii)    Impairment testing

        The recoverable amounts of CGU's are determined based on value in use calculations at the end of each year. The cash flow projections used in these calculations are based on Rexam approved financial budgets and financial plans over a period from 2013 to 2018 and represent cash flows attributable directly to the CGU's included within the combined carve out financial statements. The calculation of value in use requires the use of estimates which, although based on management's best knowledge, may ultimately differ from actual results.

        The key assumptions for the value in use calculations are:

        (a)    Discount rates.    The pre tax discount rates used in the value in use calculations are set out in the table below. These discount rates are derived from Rexam's weighted average cost of capital, as adjusted for any business or geographic risk relevant to the CGU. Changes in the discount rates over the years are calculated with reference to latest market assumptions for the risk free rate, equity market risk premium and debt cost.

	2015	2014	2013	2012
	%	%	%	%
United States	11	10	10	10
Europe	11	10	10	10

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

8. Goodwill (Continued)

        (b)    Growth rates.    Cash flows beyond the planning horizon have been extrapolated using growth rates as set out in the table below. These growth rates used do not exceed the long term growth rates relating to each region and business in which the CGU's operate.

	2015	2014	2013	2012
	%	%	%	%
United States	1.6	2.1	2.4	2.5
Europe	1.2	1.6	2.0	1.6

        (c)    Sales and costs.    Forecasts for sales and margins are based on analyses of sales, markets, costs and competitors. Consideration is given to past experience and knowledge of future contracts. Forecasts for aluminum and steel costs are based on forward prices and time projections after taking into account any pass through of costs. Forecasts for other raw materials and energy are based on inflation forecasts and supply and demand factors.

        Management considers that no reasonably possible change in any of the key assumptions would cause the recoverable amount of goodwill attached to the United States and Europe CGU's to fall below their carrying value in any of the years reported.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

9. Other intangible assets

	Computer software acquired	Computer software developed	Other	Total
	£m	£m	£m	£m
Cost:
At January 1, 2015	4.2	17.8	1.4	23.4
Exchange differences	0.2	1.0	0.1	1.3
Disposals	—	(1.3)	—	(1.3)
Transfer from property, plant and equipment	—	1.0	—	1.0

At December 31, 2015	4.4	18.5	1.5	24.4

Accumulated amortization:
AT January 1, 2015	(4.0)	(16.6)	(0.3)	(20.9)
Exchange differences	(0.1)	(1.0)	—	(1.1)
Disposals	—	1.3	—	1.3
Other movements	(0.1)	(0.6)	(0.1)	(0.8)

At December 31, 2015	(4.2)	(16.9)	(0.4)	(21.5)

Carrying value at December 31, 2015	0.2	1.6	1.1	2.9

Cost:
At January 1, 2014	3.9	16.8	1.4	22.1
Exchange differences	0.1	1.0	0.1	1.2
Disposals	—	—	(0.1)	(0.1)
Transfer from property, plant and equipment	0.2	—	—	0.2

At December 31, 2014	4.2	17.8	1.4	23.4

Accumulated amortization:
At January 1, 2014	(3.9)	(15.2)	(0.3)	(19.4)
Exchange differences	(0.1)	(0.9)	—	(1.0)
Other movements	—	(0.5)	—	(0.5)

At December 31, 2014	(4.0)	(16.6)	(0.3)	(20.9)

Carrying value at December 31, 2014	0.2	1.2	1.1	2.5

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

9. Other intangible assets (Continued)

	Computer software acquired	Computer software developed	Other	Total
	£m	£m	£m	£m
Cost:
At January 1, 2013	4.6	17.1	2.7	24.4
Exchange differences	—	(0.3)	—	(0.3)
Disposals	(0.7)	(2.0)	(1.3)	(4.0)
Transfer from property, plant and equipment	—	2.0	—	2.0

At December 31, 2013	3.9	16.8	1.4	22.1

Accumulated amortization:
At January 1, 2013	(4.6)	(14.9)	(1.6)	(21.1)
Exchange differences	—	0.3	—	0.3
Disposals	0.7	—	1.3	2.0
Other movements	—	(0.6)	—	(0.6)

At December 31, 2013	(3.9)	(15.2)	(0.3)	(19.4)

Carrying value at December 31,2013	—	1.6	1.1	2.7

        The combined income statement includes allocated amortization expense of £0.7m for 2015 (2014: £0.4m; 2013: £0.5m).

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

10. Property, plant and equipment

	Property	Plant and equipment	Assets under construction	Total
	£m	£m	£m	£m
Cost:
At January 1, 2015	72.3	421.7	11.1	505.1
Exchange differences	2.2	10.2	0.6	13.0
Additions	—	—	31.7	31.7
Disposals	(0.1)	(32.8)	—	(32.9)
Reclassifications	1.8	9.3	(11.1)	—
Transfer to other intangible assets	—	—	(1.0)	(1.0)
Other movements	—	0.2	—	0.2

At December 31, 2015	76.2	408.6	31.3	516.1

Accumulated depreciation:
At January 1, 2015	(31.6)	(300.0)	—	(331.6)
Exchange differences	(1.0)	(6.7)	—	(7.7)
Depreciation for the year	(2.2)	(26.2)	—	(28.4)
Disposals	0.1	32.3	—	32.4
Other movements	(0.3)	(0.1)	—	(0.4)

At December 31, 2015	(35.0)	(300.7)	—	(335.7)

Carrying value at December 31, 2015	41.2	107.9	31.3	180.4

Cost:
At January 1, 2014	69.6	389.3	23.4	482.3
Exchange differences	2.2	9.9	0.2	12.3
Additions	—	—	15.9	15.9
Disposals	(0.1)	(2.9)	(2.2)	(5.2)
Reclassifications	0.6	25.4	(26.0)	—
Transfer to other intangible assets	—	—	(0.2)	(0.2)

At December 31, 2014	72.3	421.7	11.1	505.1

Accumulated depreciation:
At January 1, 2014	(28.6)	(271.9)	—	(300.5)
Exchange differences	(0.8)	(6.1)	—	(6.9)
Depreciation for the year	(2.1)	(24.5)	—	(26.6)
Disposals	0.1	2.6	—	2.7
Other movements	(0.2)	(0.1)	—	(0.3)

At December 31, 2014	(31.6)	(300.0)	—	(331.6)

Carrying value at December 31, 2014	40.7	121.7	11.1	173.5

Cost:
At January 1, 2013	65.1	371.2	28.7	465.0
Exchange differences	(0.8)	(3.2)	(0.1)	(4.1)
Additions	—	0.7	33.1	33.8
Disposals	(0.3)	(9.9)	—	(10.2)
Reclassifications	5.6	30.7	(36.3)	—
Transfer to other intangible assets	—	—	(2.0)	(2.0)
Other movements	—	(0.2)	—	(0.2)

At December 31, 2013	69.6	389.3	23.4	482.3

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

10. Property, plant and equipment (Continued)

	Property	Plant and equipment	Assets under construction	Total
	£m	£m	£m	£m
Accumulated depreciation:
At January 1, 2013	(26.7)	(257.1)	—	(283.8)
Exchange differences	0.3	1.8	—	2.1
Depreciation for the year	(2.1)	(24.9)	—	(27.0)
Disposals	0.1	8.5	—	8.6
Other movements	(0.2)	(0.2)	—	(0.4)

At December 31, 2013	(28.6)	(271.9)	—	(300.5)

Carrying value at December 31, 2013	41.0	117.4	23.4	181.8

        The combined income statement includes allocated depreciation expense of £0.8m for 2015 (2014: £0.3m; 2013: £0.7m).

11. Inventories

	2015	2014	2013	2012
	£m	£m	£m	£m
Raw materials, stores and consumables	19.7	18.3	15.2	11.7
Work in progress	0.2	0.1	0.2	0.3
Finished goods	54.8	59.6	59.3	50.1

	74.7	78.0	74.7	62.1

        The following table sets out an analysis of provisions against inventories.

	2015	2014	2013
	£m	£m	£m
Balance at the beginning of the year	(1.5)	(1.6)	(1.9)
Charge for the year	(0.1)	—	(0.1)
Released in the year	—	0.1	0.1
Utilized	0.1	—	0.3

Balance at the end of the year	(1.5)	(1.5)	(1.6)

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

12. Trade and other receivables

	2015	2014	2013	2012
	£m	£m	£m	£m
Non current assets:
Prepayments	23.9	10.7	11.5	16.7

Current assets:
Trade receivables	32.1	40.8	47.1	55.8
Provision for impairment	(0.2)	(0.2)	(0.5)	(1.4)

Net trade receivables	31.9	40.6	46.6	54.4
Prepayments	7.5	4.7	3.9	2.6
Derivatives	0.1	0.1	—	—
Other receivables	0.4	2.0	—	0.5

	39.9	47.4	50.5	57.5

Total trade and other receivables	63.8	58.1	62.0	74.2

        The following table sets out an analysis of provisions for impairment of trade and other receivables.

	2015	2014	2013
	£m	£m	£m
Balance at the beginning of the year	(0.2)	(0.5)	(1.4)
Impairment in the year	—	(0.1)	(0.1)
Released in the year	—	0.2	0.9
Utilized	—	0.2	0.1

Balance at the end of the year	(0.2)	(0.2)	(0.5)

        The following table sets out an ageing analysis of total trade and other receivables, including those which are past due but not impaired.

	2015	2014	2013	2012
	£m	£m	£m	£m
Not yet due	61.5	53.9	54.4	66.4
Past due less than 3 months	2.1	4.1	7.1	7.8
Past due between 3 and 6 months	0.2	—	0.2	—
More than 12 months	—	0.1	0.3	—

	63.8	58.1	62.0	74.2

        The maximum amount of credit risk with respect to customers is represented by the carrying amount on the combined balance sheet. Customer credit facilities for new customers must be approved by management. Credit limits are set with reference to trading history and reports from credit rating agencies. Customer credit facilities are received at the sales order entry stage and at the time of shipment so as not to exceed customer limits. Overdue accounts are regularly reviewed and impairment provisions are created where necessary. As a matter of policy, all outstanding trade balances greater than three months are fully provided except as approved by management and with due regard to the

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

12. Trade and other receivables (Continued)

historical risk profile of the customer. The Business has extremely low historical levels of customer credit defaults, due in part to the large multinational nature of many of its customers and the long term relationships it, and Rexam, has with them. For all years reported, there were no new major customers where the Business considered there was a risk of significant credit default. There are no trade and other receivables that would otherwise be past due or impaired whose terms have been renegotiated.

        The carrying amounts of total trade and other receivables are denominated in the following currencies.

	2015	2014	2013	2012
	£m	£m	£m	£m
US dollar	48.6	38.8	43.7	52.0
Euro	15.2	19.3	18.3	22.2

	63.8	58.1	62.0	74.2

13. Trade and other payables

	2015	2014	2013	2012
	£m	£m	£m	£m
Current liabilities:
Trade payables	(98.1)	(94.4)	(85.7)	(94.9)
Social security and other taxes	(3.4)	(2.7)	(3.3)	(3.5)
Accrued expenses	(31.9)	(31.8)	(32.5)	(39.8)
Accrued capital expenditure	(3.6)	(2.0)	(1.5)	(0.9)
Derivatives	—	—	—	(0.5)
Other payables	(1.6)	(1.3)	(1.3)	(1.4)

	(138.6)	(132.2)	(124.3)	(141.0)

Non current liabilities:
Accrued expenses	(4.4)	(3.1)	(4.6)	(7.1)
Other payables	(0.3)	(0.4)	(0.3)	(0.4)

	(4.7)	(3.5)	(4.9)	(7.5)

Total trade and other payables	(143.3)	(135.7)	(129.2)	(148.5)

        The carrying amounts of total trade and other payables are denominated in the following currencies.

	2015	2014	2013	2012
	£m	£m	£m	£m
US dollar	(121.3)	(107.3)	(101.3)	(118.1)
Euro	(20.8)	(28.3)	(27.9)	(30.3)
Sterling	(1.2)	(0.1)	—	(0.1)

	(143.3)	(135.7)	(129.2)	(148.5)

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

14. Financial instruments

        The following table sets out the carrying value and the market value of financial assets and liabilities.

	2015	2014	2013	2012
	£m	£m	£m	£m
Financial assets:
Trade and other receivables	32.3	42.6	46.6	54.9
Derivatives	0.1	0.1	—	—

	32.4	42.7	46.6	54.9

Financial liabilities:
Trade and other payables	(139.9)	(133.0)	(125.9)	(144.5)
Derivatives	—	—	—	(0.5)

	(139.9)	(133.0)	(125.9)	(145.0)

        Trade and other receivables exclude prepayments. Trade and other payables exclude social security and other taxes.

        The carrying values of trade and other receivables and trade and other payables are assumed to approximate to their fair values due to their short term nature. The fair value of derivative contracts has been determined by marking those contracts to market at prevailing market prices.

        In all years reported, all financial instruments are categorized as level 2 in the fair value measurement hierarchy, whereby the fair value is determined by using valuation techniques. The valuation techniques for level 2 instruments use observable market data where it is available, for example quoted market prices, and rely less on estimates.

        Financial risk management of the Business is mainly exercised and monitored at a Rexam level. It is based on sound economic objectives and good corporate practice. Rexam treasury operations are carried out under policies and parameters approved by the Rexam board of directors. Central treasury activities include the investment of surplus cash, the issuance, repayment and repurchase of short term and long term debt and interest rate management. The Business is not exposed to significant market based currency, interest or commodity risk in any of the years reported. See Note 12 for information on liquidity based credit risk with respect to customers.

        Capital risk management is exercised and monitored at a Rexam level. The objective is to minimize its cost of capital by optimizing the efficiency of its capital structure, being the balance between equity and debt. Rexam views its ordinary share capital as equity. This objective is always subject to an overriding principle that capital must be managed to ensure Rexam's ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders. Rexam is able to adjust its capital structure through the issue or redemption of either debt or equity and by adjustment to the dividend paid to equity holders. Rexam uses a range of financial metrics to monitor the efficiency of its capital structure, including its weighted average cost of capital and net debt to EBITDA and ensures that its capital structure provides sufficient financial strength to allow it to secure access to debt finance at reasonable cost. The Business is directly impacted by the objectives and decisions made by Rexam set out above.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

14. Financial instruments (Continued)

        The following table sets out the undiscounted contractual maturities for financial liabilities.

	Within one year	Between one and two years	Between two and five years	Total
	£m	£m	£m	£m
At December 31, 2015:
Trade and other payables	(135.2)	(1.4)	(3.3)	(139.9)

At December 31, 2014:
Trade and other payables	(129.5)	(2.3)	(1.2)	(133.0)

At December 31, 2013:
Trade and other payables	(121.0)	(2.2)	(2.7)	(125.9)

At December 31, 2012:
Trade and other payables	(137.0)	(1.7)	(5.8)	(144.5)
Derivatives:
Gross payments	(10.1)	(0.1)	—	(10.2)
Gross receipts	9.6	0.1	—	9.7

15. Provisions

£m
At January 1, 2015	—
Charge for the year	(1.3)
Utilized in the year	0.6
Other movements	(1.0)

At December 31, 2015	(1.7)

Current liabilities	(1.1)
Non current liabilities	(0.6)

(1.7)

        Provisions at December 31, 2015 relate to severance and early retirement charges resulting from the conversion of the Valdemorillo plant from steel to aluminum.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

16. Reconciliation of profit before tax to cash generated from operations

	2015	2014	2013
	£m	£m	£m
Profit before tax	67.3	86.9	95.8
Adjustments for:
Depreciation of property, plant and equipment	29.2	26.9	27.7
Amortization of other intangible assets	0.7	0.4	0.5
Loss on property, plant and equipment	0.5	2.5	1.6
Loss on other intangible assets	—	0.1	2.0
Movement in working capital	4.6	6.7	(20.3)
Movement in provisions	0.7	—	—
Other adjustments	(0.5)	—	—

Cash generated from operations	102.5	123.5	107.3

17. Contingent liabilities

        There are no contingent liabilities in any of the years reported that require disclosure.

18. Commitments

(i)    Operating lease commitments

        The following table sets out the total future minimum lease payments under non-cancellable operating leases.

	2015	2014	2013	2012
	£m	£m	£m	£m
Property:
Within one year	2.1	2.1	2.4	1.9
Between one and five years	2.7	3.2	2.6	2.2
Over five years	—	—	0.5	0.5

	4.8	5.3	5.5	4.6

Plant and equipment:
Within one year	1.0	1.0	1.0	0.6
Between one and five years	0.4	1.3	2.1	1.7

	1.4	2.3	3.1	2.3

(ii)    Capital commitments

        The following table sets out contracts placed for future capital expenditure not provided in the combined carve out financial statements.

	2015	2014	2013	2012
	£m	£m	£m	£m
Property plant and equipment	7.5	7.3	1.5	4.3

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

19. Related parties

        The Business receives various administrative services from Rexam shared service providers. These services include a share of costs incurred in the European and US headquarters, plus central costs such as tax, treasury, accounting, HR and IT. The combined carve out financial statements reflect allocated expenses associated with these centralized Rexam support functions and also include allocated share based payment, retirement benefits, derivatives and overhead costs related to the support functions. In order to present relevant and reliable information, these corporate allocations are based on a number of utilization measures including revenue, headcount and IT users. Many of the corporate allocations are based on the use of revenue as the utilization measure, unless a more appropriate methodology exists for specific costs such as the quantity of IT users for certain IT costs and the use of headcount for costs that are predominantly a function of the quantity of personnel. Generally such amounts have been deemed to have been paid by the Business in the year in which the costs are recorded.

        The following table sets out the expense for corporate allocations included in the combined income statement.

	2015	2014	2013
	£m	£m	£m
Corporate allocations included in:
Selling and distribution costs	(1.6)	(1.8)	(1.9)
Administrative expenses	(28.9)	(32.8)	(33.8)
Research and development	(2.3)	(2.7)	(3.0)
Exceptional items	(3.9)	—	—

	(36.7)	(37.3)	(38.7)

        The Business sells to other Rexam businesses. These sales are made on terms equivalent to those that prevail in arm's length transactions. The following table sets out sales to other Rexam businesses included in the combined income statement.

	2015	2014	2013
	£m	£m	£m
Sales to other Rexam businesses	26.2	20.3	21.6

        The following table sets out trading and other balances with other Rexam businesses included in the combined balance sheet.

	2015	2014	2013	2012
	£m	£m	£m	£m
Trade receivables	3.1	1.2	2.0	1.9
Other payables	(0.3)	(0.3)	(0.2)	(0.3)

        All balances at the balance sheet date are unsecured and interest free and settlement occurs through net parent investment. There have been no guarantees provided or received.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS (Continued)

19. Related parties (Continued)

        The components of the net transfers to and from Rexam for the years ended December 31, 2015, 2014 and 2013 are as follows:

	2015	2014	2013
	£m	£m	£m
Cash pooling and general financing activities	(79.9)	(122.0)	(93.0)
Sales to Rexam	(26.2)	(20.3)	(21.6)
Corporate allocations	36.7	37.3	38.7
Income tax expense	24.2	30.0	31.9

Net decrease in net invested capital	(45.2)	(75.0)	(44.0)

20. Post balance sheet events

        The Business performed an evaluation of post balance sheet events up to March 31, 2016, the date the combined carve out financial statements were authorized for issue. There are no events that would require adjustment or additional disclosure to the combined carve out financial statements in any of the years reported.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

COMBINED INTERIM INCOME STATEMENT

For the six months ended June 30 (unaudited)

	Notes	2016	2015
		£m	£m
Sales		442.3	470.0
Cost of sales		(343.1)	(368.8)

Gross profit		99.2	101.2
Selling and distribution costs		(46.2)	(40.7)
Administrative expenses		(17.0)	(16.9)
Research and development		(1.0)	(1.2)
Exceptional items	2	(2.8)	(4.3)

Profit before tax		32.2	38.1
Tax		(12.5)	(14.2)

Profit for the period		19.7	23.9

The accompanying notes form part of the combined carve out interim financial statements.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

COMBINED INTERIM STATEMENT OF COMPREHENSIVE INCOME

For the six months ended June 30 (unaudited)

	2016	2015
	£m	£m
Profit for the period	19.7	23.9
Other comprehensive income/(loss) for the period:
Items that may be reclassified to profit or loss in subsequent periods (net of tax):
Exchange differences	51.7	(12.8)

Total comprehensive income for the period, net of tax	71.4	11.1

The accompanying notes form part of the combined carve out interim financial statements.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

COMBINED INTERIM BALANCE SHEET

As at June 30, 2016

	Notes	June 30, 2016	December 31, 2015
		£m (unaudited)	£m
Assets
Non current assets
Goodwill	3	335.8	303.3
Other intangible assets		0.2	2.9
Property, plant and equipment	4	197.3	180.4
Trade and other receivables		23.9	23.9
Deferred tax assets		0.8	—

		558.0	510.5

Current assets
Inventories		90.1	74.7
Trade and other receivables		74.4	39.9

		164.5	114.6

Total assets		722.5	625.1

Liabilities
Current liabilities
Trade and other payables		(150.4)	(138.6)
Provisions		—	(1.1)

		(150.4)	(139.7)

Non current liabilities
Deferred tax liabilities		(30.7)	(28.3)
Trade and other payables		(5.6)	(4.7)
Provisions		(1.4)	(0.6)

		(37.7)	(33.6)

Total liabilities		(188.1)	(173.3)

Net assets		534.4	451.8

Net invested capital		534.4	451.8

The accompanying notes form part of the combined carve out interim financial statements.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

COMBINED INTERIM CASH FLOW STATEMENT

For the six months ended June 30 (unaudited)

		For the six months ended June 30
	Notes	2016	2015
		£m	£m
Cash flows from operating activities
Cash generated from operations	6	17.2	45.0
Tax paid		(11.1)	(16.5)

Net cash flows from operating activities		6.1	28.5

Cash flows used in investing activities
Capital expenditure		(17.3)	(6.8)

Net cash flows used in investing activities		(17.3)	(6.8)

Cash flows used in financing activities
Net transfers from/(to) Rexam		11.2	(21.7)

Net cash flows used in financing activities		11.2	(21.7)

Net change in cash and cash equivalents		—	—

The accompanying notes form part of the combined carve out interim financial statements.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

COMBINED INTERIM STATEMENT OF CHANGES IN NET INVESTED CAPITAL

For the six months ended June 30

	For the six months ended June 30
	2016	2015
	£m	£m
Balance at January 1	451.8	439.6
Profit for the period	19.7	23.9
Other comprehensive income for the period (exchange differences)	51.7	(12.8)

Total comprehensive income	523.2	450.7
Net transfers from/(to) Rexam	11.2	(21.7)

Balance at June 30 (unaudited)	534.4	429.0

The accompanying notes form part of the combined carve out interim financial statements.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT INTERIM FINANCIAL STATEMENTS

1. Nature of operations and basis of presentation

        The combined carve out interim financial statements reflect certain wholly owned beverage can operations (the Business) of Rexam PLC (Rexam), formerly a publicly traded company on the London Stock Exchange based in London, UK. The Business was formerly controlled by Rexam. On April 22, 2016 Ardagh Group ("Ardagh") entered into an agreement with Ball and Rexam PLC to purchase certain metal beverage can manufacturing assets and support locations in Europe, Brazil and the United States which include certain assets and support functions of this Business. The purchase was completed on June 30, 2016.

        The Business manufactures aluminum and steel cans for a wide variety of beverages, including carbonated soft drinks, beer and energy drinks.

        The Business comprises the following manufacturing plants in Europe and the United States:

  •
  Europe: Valdemorillo, Spain and Enzesfeld, Austria;

  •
  United States: Bishopville, SC; Chicago, IL; Fairfield, CA; Fremont, OH; Olive Branch, MS; Valparaiso, IN; Whitehouse, OH; Winston-Salem, NC.

        The Business also comprises the assets and liabilities of the regional headquarters office in Chicago, IL.

        The combined carve out interim financial statements for the six months ended June 30, 2016 have been prepared in accordance with International Accounting Standard 34 'Interim Financial Reporting' as issued by the International Accounting Standards Board. The combined carve out interim financial statements do not include all of the information required for full annual financial statements and should be read in conjunction with the combined carve out full financial statements for the year ended December 31, 2015, which were prepared in accordance with International Financial Reporting Standards ('IFRS') as issued by the International Accounting Standards Board, and on which the independent auditors' report was unqualified.

        The accounting policies, presentation and methods of computation followed in the combined carve out interim financial statements are the same as those applied in Rexam's latest combined carve out full financial statements. The financial information is presented in British Pounds Sterling (£ million) because that is the currency Rexam primarily operated in. The combined carve out interim financial statements have been prepared under the historical cost convention unless otherwise determined by IFRS.

        The combined carve out interim financial statements presented in this interim report do not represent financial statements within the meaning of Section 340 (4) of the Companies Act, 2014.

        Income tax in interim periods is accrued using the effective tax rate expected to be applicable to annual earnings.

        Rexam applied IFRS as endorsed by the European Union (EU) in its consolidated financial statements. For the purposes of the combined carve out financial statements, no differences exist between IFRS as issued by the International Accounting Standards Board and IFRS as endorsed by the EU. The combined carve out financial statements have been prepared under the historical cost convention unless otherwise determined by IFRS. The results and financial position of the Business have historically formed a component of Rexam's consolidated financial statements as prepared under IFRS as endorsed by the EU.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT INTERIM FINANCIAL STATEMENTS (Continued)

1. Nature of operations and basis of presentation (Continued)

        The Business does not constitute a separate legal group. The combined carve out interim financial statements have been prepared specifically for the purpose of inclusion in an offering memorandum by ARD Finance S.A., a subsidiary of Ardagh Group, for the issuance of debt, and on a basis that combines the results and assets and liabilities of each of the manufacturing plants, warehouses and operations constituting the Business by applying the principles underlying the consolidation procedures of IFRS 10 'Consolidated Financial Statements'. The combined carve out interim financial statements have been prepared on a carve out basis from the consolidated financial statements of Rexam and include the assets, liabilities, revenues and expenses that management has determined are attributable to the Business.

        To determine the assets, liabilities, revenue and expenses that are considered attributable to the Business, management have reassessed how Rexam has historically reported. This included reassessing Rexam's European supply chain and limited risk distributor arrangements in order to attribute revenue and costs based on place of production. A production-based attribution method reflects arrangements whereby a sales transaction might be fulfilled with inventory produced by several plants. Therefore, each plant that produces and contributes inventory towards a sales transaction will record a portion of the sales transaction's revenue and also incur the associated costs. Additionally, revenue by plant is used to attribute trade receivables as at the balance sheet date. For the US plants, there is no equivalent supply chain and distributor arrangement and therefore no equivalent revenue and related cost assumption is required or applied. All US revenue and related costs are directly attributable to a specific plant.

        The combined carve out financial statements reflect all of the costs of doing business related to the operations of the Business, including expenses incurred by other entities on its behalf. They include allocations of direct and indirect costs, related to the operations of the Business, made by Rexam to depict the Business on a stand-alone basis. Indirect costs relate to certain support functions that are provided on a centralized basis within Rexam, including Rexam shared service centre locations. As certain expenses reflected in the combined carve out financial statements are allocated, the combined carve out financial statements may not be indicative of the financial position, results of operations and cash flows that would have been presented if the Business had been a stand-alone entity. Therefore, the combined carve out financial statements may not necessarily be indicative of the future financial position, results of operations and cash flows of the Business. Actual costs that may have been incurred if the Business had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure. Accordingly, it is not practicable to estimate what the expenses of the Business would have been on a stand-alone basis.

        As Rexam used a centralized cash management system, allocated costs and expenses have generally been deemed to have been paid by the Business to Rexam in the period in which the costs were incurred and assumed to be remitted to Rexam as reflected within the combined cash flow statement as net transfers to Rexam. Current income taxes are deemed to have been remitted in cash to Rexam in the period they were recorded in the combined income statement. A discussion of the relationship with Rexam, including a description of the costs that have been allocated to the Business, is included in Note 9.

        All significant intercompany transactions within the Business have been eliminated.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT INTERIM FINANCIAL STATEMENTS (Continued)

1. Nature of operations and basis of presentation (Continued)

        Since the Business has not in the past constituted a separate legal group, it is not possible to show share capital or an analysis of reserves of the Business. The net assets of the Business are represented by the cumulative investment of Rexam in the Business, shown as net invested capital in the combined balance sheet. The movement in net invested capital is shown in the combined statement of changes in net invested capital.

        All significant intercompany transactions between the Business and Rexam have been included in these combined carve out interim financial statements and are considered to be transacted through net invested capital in the accompanying combined carve out interim financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions represents capital contributions from or distributions to Rexam and therefore is reflected in the accompanying combined interim cash flow statement as a financing activity, in the accompanying combined interim statement of changes in net invested capital as Net transfers to Rexam and in the accompanying combined interim balance sheet as Net invested capital.

        There are no new IFRS standards effective from January 1, 2016 which have a material effect on the combined carve out interim financial statements. IFRS 15, 'Revenue from contracts with customers' is effective for annual periods beginning on or after January 1, 2018. IFRS 9, 'Financial instruments' becomes effective for annual periods commencing on or after January 1, 2018. IFRS 16, 'Leases' is effective for annual periods beginning on or after January 1, 2019. The Business has yet to assess the impact of these standards.

        The combined carve out interim financial statements were authorized for issue by the Board of Directors of ARD Finance S.A. on September 5, 2016.

2. Exceptional items

	For the six months ended June 30
	2016	2015
	£m	£m
Conversion of the Valdemorillo plant from steel to aluminum	2.8	4.4
Employee related incentive costs		(0.1)

Total exceptional items	2.8	4.3

3. Goodwill

	June 30, 2016	December 31, 2015
	£m	£m
Cost and carrying value at January 1	303.3	293.0
Exchange differences	32.5	10.3

Cost and carrying value at the end of the period	335.8	303.3

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT INTERIM FINANCIAL STATEMENTS (Continued)

4. Property, plant and equipment

Total
£m
Cost:
At January 1, 2016	516.1
Exchange differences	58.3
Additions	17.3
Disposals	(49.3)
Reclassifications	0.5
Transfer to other intangible assets	(1.6)
Other movements	(8.0)

At June 30, 2016	533.3

Accumulated depreciation:
At January 1, 2016	(335.7)
Exchange differences	(38.7)
Depreciation for the year	(12.1)
Disposals	49.0
Other movements	1.5

At June 30, 2016	(336.0)

Carrying value at 30 June 2016	197.3

Cost:
At January 1, 2015	505.1
Exchange differences	13.0
Additions	31.7
Disposals	(32.9)
Reclassifications	—
Transfer to other intangible assets	(1.0)
Other movements	0.2

At December 31, 2015	516.1

Accumulated depreciation:
At January 1, 2015	(331.6)
Exchange differences	(7.7)
Depreciation for the year	(28.4)
Disposals	32.4
Other movements	(0.4)

At December 31, 2015	(335.7)

Carrying value at December 31, 2015	180.4

        During the period, additions of £17.3 million were comprised mainly of ordinary course maintenance projects, plus a conversion of one production line from standard 12 oz to specialty sleek capability. Assets with a total cost of £49.3 million and accumulated depreciation of £49.0 million,

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT INTERIM FINANCIAL STATEMENTS (Continued)

4. Property, plant and equipment (Continued)

either replaced or disposed by maintenance and line conversion projects, were written off during the period.

        The combined income statement includes allocated depreciation expense of £12.1 million for the six months ended June 30, 2016 (six months ended June 30, 2015: £12.3 million; year ended December 31, 2015: £28.4 million).

5. Fair value measurements

        The carrying values of trade and other receivables and trade and other payables are assumed to approximate to their fair values due to their short term nature. The fair value of derivative contracts has been determined by marking those contracts to market at prevailing market prices.

        In all periods reported, all financial instruments are categorized as level 2 in the fair value measurement hierarchy, whereby the fair value is determined by using valuation techniques. The valuation techniques for level 2 instruments use observable market data where it is available, for example quoted market prices, and rely less on estimates. There were no changes in valuation techniques or transfers between categories in the period.

6. Reconciliation of profit before tax to cash generated from operations

	Six months ended June 30
	2016	2015
	£m	£m
Profit before tax	32.2	38.1
Adjustments for:
Depreciation and amortization of property, plant and equipment and intangible assets	12.1	12.3
Loss on sale of property, plant and equipment and intangible assets	0.3	—
Movement in working capital	(27.1)	(7.1)
Movement in provisions	(0.3)	1.7
Other adjustments	—	—

Cash generated from operations	17.2	45.0

7. Contingent liabilities

        There are no contingent liabilities in any of the periods reported that require disclosure.

8. Capital commitments

        The following table sets out contracts placed for future capital expenditure not provided in the combined carve out interim financial statements.

	June 30, 2016	December 31, 2015
	£m	£m
Property plant and equipment	0.4	7.5

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT INTERIM FINANCIAL STATEMENTS (Continued)

9. Related parties

        During its ownership by Rexam, the Business received various administrative services from Rexam shared service providers. These services included a share of costs incurred in the European and US headquarters, plus central costs such as tax, treasury, accounting, HR and IT. The combined carve out interim financial statements reflect allocated expenses associated with these centralized Rexam support functions and also include allocated share based payment, retirement benefits, derivatives and overhead costs related to the support functions. In order to present relevant and reliable information, these corporate allocations are based on a number of utilization measures including revenue, headcount and IT users. Many of the corporate allocations are based on the use of revenue as the utilization measure, unless a more appropriate methodology exists for specific costs such as the quantity of IT users for certain IT costs and the use of headcount for costs that are predominantly a function of the quantity of personnel. Generally such amounts have been deemed to have been paid by the Business in the period in which the costs were recorded.

        The following table sets out the expense for corporate allocations included in the combined income statement.

	Six months ended June 30
	2016	2015
	£m	£m
Corporate allocations included in:
Administrative expenses	6.9	8.2

	6.9	8.2

        Whilst owned by Rexam, the Business sold to other Rexam businesses. These sales were made on terms equivalent to those that prevail in arm's length transactions. The following table sets out sales to other Rexam businesses included in the combined income statement.

	Six months ended June 30
	2016	2015
	£m	£m
Sales to other Rexam businesses	—	—

        The following table sets out trading and other balances with other Rexam businesses included in the combined balance sheet.

	June 30, 2016	December 31, 2015
	£m (unaudited)	£m
Trade receivables	—	3.1
Other payables	—	(0.3)

        All balances at the balance sheet date are unsecured and interest free and settlement occurs through net parent investment. There have been no guarantees provided or received.

CERTAIN BEVERAGE CAN OPERATIONS OF REXAM PLC

NOTES TO THE COMBINED CARVE OUT INTERIM FINANCIAL STATEMENTS (Continued)

9. Related parties (Continued)

        The components of the net transfers to and from Rexam for the six month periods ended June 30, 2016 and 2015 are as follows:

	Six months ended June 30
	2016	2015
	£m	£m
Cash pooling and general financing activities	(8.2)	(44.1)
Sales to Rexam	—	—
Corporate allocations	6.9	8.2
Income tax expense	12.5	14.2

Net increase/(decrease) in net invested capital	11.2	(21.7)

10. Seasonality of operations

        The Business is subject to seasonal fluctuations. Sales volumes in North America tend to be highest during the period from April to September and in Europe from May to August. The increase in working capital in the period is primarily due to seasonality of operations.

11. Post balance sheet events

        There have been no material events subsequent to June 30, 2016 which would require adjustment or additional disclosure to the combined carve out interim financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Ardagh Group S.A.

        In our opinion, the accompanying consolidated statement of financial position and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows present fairly, in all material respects, the financial position of Ardagh Group S.A. and its subsidiaries at December 31, 2016 and December 31, 2015 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers
Dublin, Ireland
February 23, 2017

ARDAGH GROUP S.A. (formerly Ardagh Finance Holdings S.A.)

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

		At December 31,
	Note	2016 €m	2015 €m
Non-current assets
Intangible assets	3	3,889	1,810
Property, plant and equipment	4	2,925	2,307
Derivative financial instruments	12	124	—
Deferred tax assets	6	259	178
Other non-current assets	5	20	14

		7,217	4,309

Current assets
Inventories	7	1,126	825
Trade and other receivables	8	1,135	651
Related party receivables	13	—	404
Derivative financial instruments	12	11	—
Restricted cash	9	27	11
Cash and cash equivalents	9	745	542

		3,044	2,433

TOTAL ASSETS		10,261	6,742

Equity attributable to owners of the parent
Issued capital	10	—	—
Share premium	10	136	400
Capital contribution	10	431	—
Other reserves		(324)	(241)
Retained earnings		(2,301)	(2,141)

		(2,058)	(1,982)
Non-controlling interests		2	2

TOTAL EQUITY		(2,056)	(1,980)

Non-current liabilities
Borrowings	12	8,142	6,397
Employee benefit obligations	14	905	720
Deferred tax liabilities	6	697	461
Related party borrowings	13	673	—
Provisions	16	55	48

		10,472	7,626

Current liabilities
Borrowings	12	8	7
Interest payable		81	79
Derivative financial instruments	12	8	7
Trade and other payables	15	1,534	879
Income tax payable		145	76
Provisions	16	69	48

		1,845	1,096

TOTAL LIABILITIES		12,317	8,722

TOTAL EQUITY and LIABILITIES		10,261	6,742

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

ARDAGH GROUP S.A. (formerly Ardagh Finance Holdings S.A.)
CONSOLIDATED INCOME STATEMENT

		Year ended December 31, 2016			Year ended December 31, 2015			Year ended December 31, 2014
	Note	Before exceptional items €m	Exceptional Items €m	Total €m	Before exceptional items €m	Exceptional Items €m	Total €m	Before exceptional items €m	Exceptional Items €m	Total €m
			Note 19			Note 19			Note 19
Revenue	17	6,345	—	6,345	5,199	—	5,199	4,733	—	4,733
Cost of sales		(5,205)	(15)	(5,220)	(4,285)	(37)	(4,322)	(3,970)	(122)	(4,092)

Gross profit/(loss)		1,140	(15)	1,125	914	(37)	877	763	(122)	641
Sales, general and administration expenses		(300)	(116)	(416)	(274)	(44)	(318)	(246)	(35)	(281)
Intangible amortization	3	(173)	—	(173)	(109)	—	(109)	(88)	(33)	(121)
Loss on disposal of businesses		—	—	—	—	—	—	—	(159)	(159)

Operating profit/(loss)		667	(131)	536	531	(81)	450	429	(349)	80
Finance expense	20	(450)	(165)	(615)	(514)	(13)	(527)	(477)	(126)	(603)
Finance income	20	—	78	78	—	—	—	1	—	1

Profit/(loss) before tax		217	(218)	(1)	17	(94)	(77)	(47)	(475)	(522)

Income tax (charge)/credit	21	(97)	43	(54)	(95)	32	(63)	(64)	78	14

Profit/(loss) for the year		120	(175)	(55)	(78)	(62)	(140)	(111)	(397)	(508)

Loss attributable to:
Owners of the parent				(55)			(140)			(508)
Non-controlling interests				—			—			—

Loss for the year				(55)			(140)			(508)
Loss per share:
Basic loss for the year attributable to ordinary equity holders of the parent	22			(€5.34)			(€14.00)			(€50.80)

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

ARDAGH GROUP S.A. (formerly Ardagh Finance Holdings S.A.)

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

		Year ended December 31,
	Note	2016 €m	2015 €m	2014 €m
Loss for the year		(55)	(140)	(508)
Other comprehensive expense
Items that may subsequently be reclassified to income statement
Foreign currency translation adjustments:
—Arising in the year		(52)	(137)	(148)
—Reclassification to income statement on disposal of businesses		—	—	(1)

		(52)	(137)	(149)
Effective portion of changes in fair value of cash flow hedges:
—New fair value adjustments into reserve		50	44	36
—Movement out of reserve		(77)	(43)	(34)
—Movement in deferred tax		(4)	—	—

		(31)	1	2
Items that will not be reclassified to income statement
—Re-measurements of employee benefit obligations	14	(121)	72	(123)
—Deferred tax movement on employee benefit obligations		16	(27)	31

		(105)	45	(92)

Total other comprehensive expense for the year		(188)	(91)	(239)

Total comprehensive expense for the year		(243)	(231)	(747)

Attributable to:
Owners of the parent		(243)	(231)	(747)
Non-controlling interests		—	—	—

Total comprehensive expense for the year		(243)	(231)	(747)

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

ARDAGH GROUP S.A. (formerly Ardagh Finance Holdings S.A.)

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Attributable to the owner of the parent
	Share capital €m	Share premium €m	Capital contribution €m	Foreign currency translation reserve €m	Cash flow hedges €m	Retained earnings €m	Total €m	Non- controlling interests €m	Total equity €m
	Note 10	Note 10	Note 10
At January 1, 2014	—	400	—	47	(5)	(1,446)	(1,004)	2	(1,002)
Loss for the year	—	—	—	—	—	(508)	(508)	—	(508)
Other comprehensive (expense)/income	—	—	—	(149)	2	(92)	(239)	—	(239)

At December 31, 2014	—	400	—	(102)	(3)	(2,046)	(1,751)	2	(1,749)

Loss for the year	—	—	—	—	—	(140)	(140)	—	(140)
Other comprehensive (expense)/income	—	—	—	(137)	1	45	(91)	—	(91)

At December 31, 2015	—	400	—	(239)	(2)	(2,141)	(1,982)	2	(1,980)

Loss for the year	—	—	—	—	—	(55)	(55)	—	(55)
Other comprehensive expense	—	—	—	(52)	(31)	(105)	(188)	—	(188)
Contribution from parent	—	—	431	—	—	—	431	—	431
Share issuance	—	6	—	—	—	—	6	—	6
Reduction in share premium	—	(270)	—	—	—	270	—	—	—
Dividend payment	—	—	—	—	—	(270)	(270)	—	(270)

At December 31, 2016	—	136	431	(291)	(33)	(2,301)	(2,058)	2	(2,056)

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

ARDAGH GROUP S.A. (formerly Ardagh Finance Holdings S.A.)

CONSOLIDATED STATEMENT OF CASH FLOWS

		Year ended December 31,
	Note	2016 €m	2015 €m	2014 €m
Cash flows from operating activities
Cash generated from operations	23	1,109	950	701
Interest paid — excluding cumulative PIK interest paid	(i)	(372)	(323)	(316)
Cumulative PIK interest paid	(i)	(184)	—	—
Income tax paid		(84)	(59)	(35)

Net cash from operating activities		469	568	350

Cash flows from investing activities
Purchase of business net of cash acquired	25	(2,685)	—	(1,038)
Purchase of property, plant and equipment		(310)	(304)	(321)
Purchase of software and other intangibles		(12)	(8)	(10)
Proceeds from disposal of property, plant and equipment		4	8	17
Proceeds received from disposal of businesses	25	—	—	397

Net cash used in investing activities		(3,003)	(304)	(955)

Cash flows from financing activities
Proceeds from borrowings		3,950	—	4,231
Repayment of borrowings		(2,322)	(198)	(2,591)
Proceeds from borrowings with related party	13	673	—	—
Repayment of borrowings from related party		—	—	(346)
Contribution from parent	10	431	—	—
Repayment of borrowings issued to related party	13	404	—	—
Borrowings issued to related party	13	—	—	(404)
Proceeds from share issuance	10	6	—	—
Dividends paid	24	(270)	—	—
Early redemption premium costs paid		(108)	(8)	(97)
Deferred debt issue costs paid		(60)	(1)	(67)
Proceeds from the termination of derivative financial instruments	12	—	81	—

Net cash inflow/(outflow) from financing activities		2,704	(126)	726

Net increase in cash and cash equivalents		170	138	121

Cash and cash equivalents at the beginning of the year	9	553	414	294
Exchange gains/(losses) on cash and cash equivalents		49	1	(1)

Cash and cash equivalents at the end of the year	9	772	553	414

(i)
Total interest paid for the year ended December 31, 2016 is €556 million (2015: €323 million; 2014: €316 million).

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. General information

        Ardagh Group S.A. (the "Company"), formerly Ardagh Finance Holdings S.A., was incorporated in Luxembourg on May 6, 2011. The extraordinary general meeting of the shareholders of the Company on February 22, 2017 resolved to change the Company's name from Ardagh Finance Holdings S.A. to Ardagh Group S.A. The name change became effective on the same day.

        The Company is looking to effect a public offering of Class A common shares at the New York Stock Exchange (the "Offering"). Prior to the Offering, ARD Holdings S.A. (its ultimate parent), owns, directly or indirectly substantially, all of the equity interest in Ardagh Group S.A.

        The Company's registered office is 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg.

        Ardagh Group S.A. and its subsidiaries (together the "Group" or "Ardagh") are a leading supplier of innovative, value-added rigid packaging solutions. The Group's products include metal and glass containers primarily for food and beverage markets. End-use categories include beer, wine, spirits, carbonated soft drinks, energy drinks, juices and flavored waters, as well as food, seafood and nutrition. Ardagh also supplies the paints & coatings, chemicals, personal care, pharmaceuticals and general household end-use categories.

        These consolidated financial statements have been prepared for the purposes of the initial public offering and reflect the consolidation of the legal entities forming the Group for the periods presented. The principal legal entities forming the Group are listed in Note 26.

        The principal accounting policies that have been applied to the consolidated financial statements are described in Note 2.

2. Summary of significant accounting policies

Basis of preparation

        The consolidated financial statements of the Group have been prepared in accordance with, and are in compliance with, International Financial Reporting Standards ("IFRS") as adopted by the IASB and related interpretations. IFRS is comprised of standards and interpretations approved by the IASB and IAS and interpretations approved by the predecessor International Accounting Standards Committee that have been subsequently approved by the IASB and remain in effect. References to IFRS hereafter should be construed as references to IFRS as adopted by the IASB.

        The consolidated financial statements, are presented in euro, rounded to the nearest million and have been prepared under the historical cost convention except for the following:

  •
  derivative financial instruments are stated at fair value; and

  •
  employee benefit obligations are measured at the present value of the future estimated cash flows related to benefits earned and pension assets valued at fair value.

        The preparation of consolidated financial information in conformity with IFRS requires the use of critical accounting estimates and assumptions that affect the reported amounts of assets and liabilities and income and expenses. It also requires management to exercise judgment in the process of applying Group accounting policies. These estimates, assumptions and judgments are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances and are subject to continual re-evaluation. However, actual outcomes may differ from these estimates. The areas involving a higher degree of judgment or complexity, or areas

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

where assumptions and estimates are significant to the consolidated financial statements are discussed in the critical accounting estimates and judgments.

        The consolidated financial statements for the Group were authorized for issue by the Board of Directors of Ardagh Group S.A. on February 23, 2017.

Recent accounting pronouncements

        New standards, amendments, improvements and interpretations which are effective for financial periods beginning on or after January 1, 2017 that are applicable to the Group, none of which have been early adopted.

        The following new standards, amendments to existing standards and interpretations effective for annual periods beginning on or after January 1, 2017 but which have not been adopted early by the Group. The Directors' assessment of the impact of the new standards listed below, on the reported results, consolidated statement of financial position and disclosures as a result of their adoption in future periods is on-going.

        IFRS 15, 'Revenue from contracts with customers' deals with revenue recognition and establishes principles for reporting useful information to users of financial statements about the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity's contracts with customers. Revenue is recognized when a customer obtains control of a good or service and thus has the ability to direct the use and obtain the benefits from the good or service. The standard replaces IAS 18, 'Revenue' and IAS 11, 'Construction contracts' and related interpretations. The standard is effective for annual periods beginning on or after January 1, 2018 and earlier application is permitted. The Group has started to assess the impact of IFRS 15 and, at this time, the Group does not expect that the implementation of this standard in 2018 will have a significant impact on the timing in which it recognizes revenue and therefore is not expected to have a significant impact on the consolidated income statement or the consolidated statement of financial position.

        IFRS 9, 'Financial instruments'. IFRS 9 is the first standard issued as part of a wider project to replace IAS 39 'Financial instruments: Recognition and measurement' ("IAS 39"). IFRS 9 has been completed in a number of phases and includes requirements on the classification and measurement of financial assets and liabilities. It also includes an expected credit loss model that replaces the incurred loss impairment model currently used as well as hedge accounting amendments. This standard becomes effective for annual periods commencing on or after January 1, 2018. The Group has started to assess the impact of the implementation of this standard and, at this time, the Group does not expect there to be a significant impact on the statement of financial position in respect of classification of financial assets and liabilities. The Group is continuing to evaluate the impact of prospective changes to hedge accounting and the introduction of an expected credit loss model on the consolidated income statement, the consolidated statement of comprehensive income and the consolidated statement of financial position.

        IFRS 16, 'Leases', sets out the principles for the recognition, measurement, presentation and disclosure of leases. The objective is to ensure that lessees and lessors provide relevant information in a manner that faithfully represents those transactions. This information gives a basis for users of financial statements to assess the effect that leases have on the financial position, financial performance and cash flows of the entity. IFRS 16 replaces IAS 17, 'Leases', and later interpretations and will result in

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

most operating leases being recorded on the consolidated statement of financial position. IFRS 16 is effective for annual periods beginning on or after January 1, 2019 with early adoption permitted. The Group is currently evaluating the effects that the adoption of IFRS 16 will have on the Group's consolidated financial statements, and anticipates the new guidance will impact its consolidated financial statements as the Company has a significant number of leases which will be recognized on the balance sheet (See Note 4).

        Other changes to IFRS have been issued but are not yet effective for the Group. However, they are either not expected to have a material effect on the consolidated financial statements or they are not currently relevant for the Group.

Basis of consolidation

(i)    Subsidiaries

        Subsidiaries are fully consolidated from the date on which control is transferred to the Group and are de-consolidated from the date on which control ceases. Subsidiaries are all entities (including structured entities) over which the Group has control. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity.

        The purchase method of accounting is used to account for the acquisition of subsidiaries by the Group. The cost of an acquisition is the consideration given in exchange for control of the identifiable assets, liabilities and contingent liabilities of the acquired legal entities. Directly attributable transaction costs are expensed and included as exceptional items within sales, general and administration expenses. The acquired net assets are initially measured at fair value. The excess of the cost of acquisition over the fair value of the identifiable net assets acquired is recorded as goodwill. Any goodwill and fair value adjustments are recorded as assets and liabilities of the acquired legal entity in the currency of the primary economic environment in which the legal entity operates (the "functional currency"). If the cost of acquisition is less than the fair value of the Group's share of the net assets of the legal entity acquired, the difference is recognized directly in the consolidated income statement. The Group considers obligations of the acquiree in a business combination that arise as a result of the change in control, to be cash flows arising from obtaining control of the controlled entity, and classifies these obligations as investing activities in the consolidated statement of cash flows.

(ii)
Transactions eliminated on consolidation

        Transactions, balances and unrealized gains or losses on transactions between Group companies are eliminated. Subsidiaries' accounting policies have been changed where necessary to ensure consistency with the policies adopted by the Group.

Foreign currency

(i)    Foreign currency transactions

        Items included in the financial statements of each of the Group's entities are measured using the functional currency of that entity.

        Transactions in foreign currencies are translated into the functional currency at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

foreign currencies at the reporting date are translated into the functional currency at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognized in the consolidated income statement, except: (i) differences on foreign currency borrowings that provide an effective hedge against a net investment in a foreign entity ("net investment hedges"), which are taken to other comprehensive income until the disposal of the net investment, at which time they are recognized in the consolidated income statement; and (ii) differences on certain derivative financial instruments discussed under "Derivative financial instruments" below. Net investment hedges are accounted for in a similar manner to cash flow hedges. The gain or loss relating to the ineffective portion of a net investment hedge is recognized immediately in the consolidated income statement within finance income or expense.

(ii)
Financial statements of foreign operations

        The assets and liabilities of foreign operations are translated into euro at foreign exchange rates ruling at the reporting date. The revenues and expenses of foreign operations are translated to euro at average exchange rates for the year. Foreign exchange differences arising on retranslation and settlement of such transactions are recognized in other comprehensive income. Gains or losses accumulated in other comprehensive income are recycled to the consolidated income statement when the foreign operation is sold.

        Non-monetary items measured at fair value in foreign currency are translated using the exchange rates as at the date when the fair value is determined.

Business combinations and goodwill

        All business combinations are accounted for by applying the purchase method of accounting. This involves measuring the cost of the business combination and allocating, at the acquisition date, the cost of the business combination to the assets acquired and liabilities assumed. Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair values at the acquisition date.

        The cost of an acquisition is measured as the aggregate of the consideration transferred, which is measured at acquisition date fair value, and the amount of any non-controlling interests in the acquiree. For each business combination, the Group elects whether to measure the non-controlling interests in the acquiree at fair value or at the proportionate share of the acquiree's identifiable net assets. Acquisition-related costs are expensed as incurred and included in sales, general and administration expenses.

        When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date.

        Any contingent consideration to be transferred by the acquirer will be recognized at fair value at the acquisition date.

        Goodwill represents the excess of the cost of an acquisition over the fair value of the net identifiable assets of the acquired subsidiary at the date of acquisition.

        Goodwill is stated at cost less any accumulated impairment losses. Goodwill is allocated to those groups of cash-generating units ("CGUs") that are expected to benefit from the business combination

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

in which the goodwill arose for the purpose of assessing impairment. Goodwill is tested annually for impairment.

        Where goodwill has been allocated to a CGU and part of the operation within that unit is disposed of, the goodwill associated with the disposed operation is included in the carrying amount of the operation when determining the gain or loss on disposal. Goodwill disposed in these circumstances is measured based on the relative values of the disposed operation and the portion of the cash-generating unit retained.

Intangible assets

        Intangible assets are initially recognized at cost.

        Intangible assets acquired as part of a business combination are capitalized separately from goodwill if the intangible asset is separable or arises from contractual or other legal rights. They are initially recognized at cost which, for intangible assets arising in a business combination, is their fair value at the date of acquisition.

        Subsequent to initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. The carrying values of intangible assets with finite useful lives are reviewed for indicators of impairment at each reporting date and are subject to impairment testing when events or changes in circumstances indicate that the carrying values may not be recoverable.

        The amortization of intangible assets is calculated to write off the book value of finite lived intangible assets over their useful lives on a straight-line basis on the assumption of zero residual value as follows:

Computer software	2 - 7 years
Customer relationships	5 - 15 years
Technology	8 - 15 years

(i)    Computer software

        Computer software development costs are recognized as assets. Costs associated with maintaining computer software programs are recognized as an expense as incurred.

(ii)    Customer relationships

        Customer relationships acquired in a business combination are recognized at fair value at the acquisition date. Customer relationships have a finite useful economic life and are carried at cost less accumulated amortization.

(iii)
Technology

        Technology based intangibles acquired in a business combination are recognized at fair value at the acquisition date and reflect the Group's ability to add value through accumulated technological expertise surrounding product and process development.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

(iv)
Research and development costs

        Research costs are expensed as incurred. Development costs relating to new products are capitalized if the new product is technically and commercially feasible. All other development costs are expensed as incurred.

Property, plant and equipment

(i)    Owned assets

        Items of property, plant and equipment are stated at cost less accumulated depreciation and impairment losses, except for land which is shown at cost less impairment. Spare parts which form an integral part of plant and machinery and which have an estimated useful economic life greater than one year are capitalized. Spare parts which do not form an integral part of plant and machinery and which have an estimated useful economic life less than one year are included as consumables within inventory and expensed when utilized.

        Where items of property, plant and equipment have different useful lives, they are accounted for as separate items of property, plant and equipment.

(ii)
Leased assets

        The determination of whether an arrangement is, or contains a lease, is based on the substance of the arrangement and requires an assessment of whether the fulfillment of the arrangement is dependent on the use of a specific asset or assets, and the arrangement conveys a right to use the asset.

        Leases of property, plant and equipment where the Group has substantially all the risks and rewards of ownership are classified as finance leases.

        Leases where the lessor retains substantially all the risks and rewards of ownership are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the consolidated income statement on a straight-line basis over the period of the lease.

(iii)
Subsequent costs

        The Group recognizes in the carrying amount of an item of property, plant and equipment, the cost of replacing the component of such an item when that cost is incurred, if it is probable that the future economic benefits embodied with the item will flow to the Group and the cost of the item can be measured reliably. When a component is replaced the old component is de-recognized in the period. All other costs are recognized in the consolidated income statement as an expense as incurred. When a major overhaul is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement if the recognition criteria above are met.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

(iv)
Depreciation

        Depreciation is charged to the consolidated income statement on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment. Land is not depreciated. The estimated useful lives are as follows:

Buildings	30 - 40 years
Plant and machinery	3 - 40 years
Moulds	2 - 3 years
Office equipment and vehicles	3 - 10 years

        Assets' useful lives and residual values are adjusted if appropriate, at each balance sheet date.

Impairment of non-financial assets

        Assets that have an indefinite useful economic life are not subject to amortization and are tested annually for impairment or whenever indicators suggest that impairment may have occurred. Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset's carrying amount exceeds its recoverable amount.

        For the purposes of assessing impairment, assets excluding goodwill and long lived intangible assets, are grouped at the lowest levels at which cash flows are separately identifiable. Goodwill and long lived intangible assets are allocated to groups of CGUs. The groupings represent the lowest level at which the related assets are monitored for internal management purposes.

        Non-financial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

        The recoverable amount of other assets is the greater of their value in use and fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value, using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the CGU to which the asset belongs.

Inventories

        Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in, first-out basis and includes expenditure incurred in acquiring the inventories and bringing them to their current location and condition. In the case of finished goods and work-in-progress, cost includes direct materials, direct labor and attributable overheads based on normal operating capacity.

        Net realizable value is the estimated proceeds of sale less all further costs to completion, and less all costs to be incurred in marketing, selling and distribution.

        Spare parts which are deemed to be of a consumable nature, are included within inventories and expensed when utilized.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

Non-derivative financial instruments

        Non-derivative financial instruments comprise trade and other receivables, cash and cash equivalents, restricted cash, borrowings and trade and other payables. Non-derivative financial instruments are recognized initially at fair value plus any directly attributable transaction costs, except as described below. Subsequent to initial recognition, non-derivative financial instruments are measured as described below.

(i)    Trade and other receivables

        Trade and other receivables are recognized initially at fair value and are thereafter measured at amortized cost using the effective interest rate method less any provision for impairment. A provision for impairment of trade receivables is recognized when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables.

        Factoring and related programs are employed by the Group where deemed to be of benefit by management.

(ii)
Securitized assets

        The Group entered into a series of securitization transactions involving certain of its trade receivables. The securitized assets are recognized on the consolidated statement of financial position, until all of the rights to the cash flows from those assets have expired or have been fully transferred outside the Group, or until substantially all of the related risks, rewards and control of the related assets have been transferred to a third party. No trade receivables were securitized at December 31, 2016 (2015: €nil).

(iii)
Cash and cash equivalents

        Cash and cash equivalents include cash in hand and call deposits held with banks. Cash and cash equivalents are carried at amortized cost.

        Short term bank deposits of greater than three months' maturity which do not meet the definition of cash and cash equivalents are classified as financial assets within current assets and stated at amortized cost.

(iv)
Restricted cash

        Restricted cash comprises cash held by the Group but which is ring-fenced or used as security for specific financing arrangements, and to which the Group does not have unfettered access. Restricted cash is measured at amortized cost.

(v)
Borrowings (including related party debt)

        Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the Group's consolidated income statement over the period of the borrowings using the effective interest rate method.

        Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least twelve months after the reporting date.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

(vi)
Trade and other payables

        Trade and other payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest rate method.

Derivative financial instruments

        Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently re-measured at their fair value. The method of recognizing the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged.

        The fair values of various derivative instruments used for hedging purposes are disclosed in Note 12. The full fair value of a hedging derivative is classified as a non-current asset or liability when the remaining maturity of the hedged item is more than 12 months and as a current asset or liability when the remaining maturity of the hedged item is less than 12 months. Trading derivatives are classified as a current asset or liability.

(i)    Cash flow hedges

        The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges are recognized in other comprehensive income. Amounts accumulated in other comprehensive income are recycled to the consolidated income statement in the periods when the hedged item will affect profit or loss.

        Amounts accumulated in other comprehensive income are recycled from equity to the consolidated income statement in the period during which the hedged item will affect the income statement. The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognized in other comprehensive income. The gain or loss relating to the ineffective portion is recognized immediately in the consolidated income statement. When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing at that time remains in equity and is recognized when the forecast cash flow arises. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the consolidated income statement.

(ii)
Fair value hedges

        Derivative financial instruments are classified as fair value hedges when they hedge the Group's exposure to changes in the fair value of a recognized asset or liability. Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recorded in the Group's consolidated income statement, together with any changes in the fair value of the hedged item that is attributable to the hedged risk.

        The gain or loss relating to the effective portion of interest rate swaps hedging assets and borrowings is recognized in the consolidated income statement within 'finance expense'. The gain or loss relating to the ineffective portion of the interest rate swaps is recognized in the consolidated income statement within 'finance expense'. If a hedge no longer meets the criteria for hedge accounting, the adjustment to the carrying amount of a hedged item for which the effective interest rate method is used is amortized to profit or loss over the period to maturity.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

Fair value measurement

        The Group measures financial instruments such as derivatives and pension assets at fair value at each balance sheet date. Fair value related disclosures for financial instruments, related party convertible borrowings and pension assets that are measured at fair value or where fair values are disclosed, are summarized in the following notes:

  •
  Disclosures for valuation methods, significant estimates and assumptions (Notes 12 and 14)

  •
  Contingent consideration (Note 25)

  •
  Quantitative disclosures of fair value measurement hierarchy (Note 12)

  •
  Financial instruments (including those carried at amortized cost) (Note 12)

        Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

  •
  in the principal market for the asset or liability; or

  •
  in the absence of a principal market, in the most advantageous market for the asset or liability.

        The principal or the most advantageous market must be accessible by the Group.

        The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

        A fair value measurement of a non-financial asset takes into account a market participant's ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

        The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Employee benefits

(i)    Defined benefit pension plans

        Typically, defined benefit plans define an amount of pension benefit that an employee will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation.

        The liability recognized in the consolidated statement of financial position in respect of defined benefit pension plans is the present value of the defined benefit obligation at the reporting date less the fair value of plan assets. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension liability.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

        Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in other comprehensive income in the period in which they arise. Past service costs are recognized immediately in the consolidated income statement.

(ii)    Multi-employer pension plans

        Multi-employer craft or industry based pension schemes ("multi-employer schemes") have arrangements similar to those of defined benefit schemes. In each case it is not possible to identify the Group's share of the underlying assets and liabilities of the multi-employer schemes and therefore in accordance with IAS 19(R), the Group has taken the exemption for multi-employer pension schemes to account for them as defined contribution schemes recognizing the contributions payable in each period in the consolidated income statement.

(iii)    Other end of service employee benefits

        In a number of countries, the Group pays lump sums to employees leaving service. These arrangements are accounted in the same manner as defined benefit pension plans.

(iv)    Other long term employee benefits

        The Group's obligation in respect of other long term employee benefits plans represents the amount of future benefit that employees have earned in return for service in the current and prior periods for post-retirement medical schemes, partial retirement contracts and long service awards. These are included in the category of employee benefit obligations on the consolidated statement of financial position. The obligation is computed on the basis of the projected unit credit method and is discounted to present value using a discount rate equating to the market yield at the reporting date on high quality corporate bonds of a currency and term consistent with the currency and estimated term of the obligations. Actuarial gains and losses are recognized in full in the Group's consolidated statement of comprehensive income in the period in which they arise.

(v)    Defined contribution plans

        A defined contribution plan is a pension plan under which the Group pays fixed contributions into a separate entity. The contributions are recognized as employee benefit expense when they are due.

Provisions

        Provisions are recognized when the Group has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and the amount can be reliably estimated.

        Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation.

Revenue recognition

        Revenue from the sale of goods is recognized in the consolidated income statement when the significant risks and rewards of ownership have been transferred to the buyer, primarily on dispatch of

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

the goods. Allowances for customer rebates are provided for in the same period as the related revenues are recorded. Revenue is included net of cash discounts and value added tax.

Exceptional items

        The Group's consolidated income statement, cash flow and segmental analysis separately identify results before specific items. Specific items are those that in management's judgment need to be disclosed by virtue of their size, nature or incidence to provide additional information. Such items include, where significant, restructuring, redundancy and other costs relating to permanent capacity realignment or footprint reorganization, directly attributable acquisition costs, profit or loss on disposal or termination of operations, start-up costs incurred in relation to plant builds or new furnaces, major litigation costs and settlements and impairment of non-current assets. In this regard the determination of 'significant' as included in our definition uses qualitative and quantitative factors. Judgment is used by the Group in assessing the particular items, which by virtue of their scale and nature, are disclosed in the Group's consolidated income statement, and related notes as exceptional items. Management considers columnar presentation to be appropriate in the consolidated income statement as it provides useful additional information and is consistent with the way that financial performance is measured by management and presented to the Board of Directors of ARD Holdings S.A. (the "Board") and the Executive Committee of the Board of Directors of ARD Holdings S.A. (the "Executive Committee"). Exceptional restructuring costs are classified as restructuring provisions and all other exceptional costs when outstanding at the balance sheet date are classified as exceptional items payable.

Finance income and expense

        Finance income comprises interest income on funds invested, gains on disposal of financial assets, and gains on derivative instruments that are not designated as hedging instruments and are recognized in profit or loss.

        Finance expense comprises interest expense on borrowings (including amortization of deferred debt issuance costs), finance lease expenses, certain net foreign currency translation related to financing, net interest cost on net pension plan liabilities, losses on extinguishment of borrowings, losses on derivative instruments that are not designated as hedging instruments and are recognized in profit or loss and other finance expense.

        The Group capitalizes borrowing costs directly attributable to the acquisition, construction or production of manufacturing plants that require a substantial period of time to build that would have been avoided if the expenditure on the qualifying asset had not been made.

        Costs related to the issuance of new debt are deferred and amortized within finance expense over the expected terms of the related debt agreements by using the effective interest rate method.

Income tax

        Income tax on the profit or loss for the year comprises current and deferred tax. Income tax is recognized in the consolidated income statement except to the extent that it relates to items recognized in other comprehensive income.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

        Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date and any adjustment to tax payable in respect of previous years.

        Deferred income tax is recognized, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill; deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

        Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized. Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except for deferred income tax liability where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

        Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Segment reporting

        The Executive Committee has been identified as the Chief Operating Decision Maker ("CODM") for the Group.

        Operating segments are identified on the basis of the internal reporting provided to the Executive Committee in order to allocate resources to the segment and assess its performance.

Critical accounting estimates, assumptions and judgments

        Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

(i)    Estimated impairment of goodwill and other long lived assets

        In accordance with IAS 36 'Impairment of assets' ("IAS 36"), the Group tests whether goodwill and other long lived assets have suffered any impairment in accordance with the accounting policies stated. The determination of recoverable amounts requires the use of estimates as outlined in Note 3. The Group's judgments relating to the impairment of goodwill and other long lived assets are included in Notes 3 and 4.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

(ii)    Establishing lives for depreciation and amortization purposes of property, plant and equipment and intangibles

        Long lived assets, consisting primarily of property, plant and equipment, customer intangibles and technology intangibles, comprise a significant portion of the Group's total assets. The annual depreciation and amortization charges depend primarily on the estimated lives of each type of asset and, in certain circumstances, estimates of fair values and residual values. The Board of Directors regularly review these asset lives and change them as necessary to reflect current thinking on remaining lives in light of technological change, prospective economic utilization and physical condition of the assets concerned. Changes in asset lives can have a significant impact on the depreciation and amortization charges for the period. It is not practical to quantify the impact of changes in asset lives on an overall basis, as asset lives are individually determined and there are a significant number of asset lives in use.

(iii)    Income taxes

        The Group is subject to income taxes in numerous jurisdictions and judgment is therefore required in determining the worldwide provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

(iv)    Measurement of employee benefit obligations

        The Group follows guidance of IAS 19(R) to determine the present value of its obligations to current and past employees in respect of defined benefit pension obligations, other long term employee benefits, and other end of service employee benefits which are subject to similar fluctuations in value in the long term. The Group with the assistance of professional actuaries, values such liabilities designed to ensure consistency in the quality of the key assumptions underlying the valuations. The critical assumptions and estimates applied are discussed in detail in Note 14.

(v)    Exceptional items

        The consolidated income statement and segment analysis separately identify results before exceptional items. Exceptional items are those that in our judgment need to be disclosed by virtue of their size, nature or incidence.

        The Group believes that this presentation provides additional analysis as it highlights exceptional items. Such items include, where significant, restructuring, redundancy and other costs relating to permanent capacity realignment or footprint reorganization, directly attributable acquisition costs, profit or loss on disposal or termination of operations, start-up costs incurred in relation to new operations or plant builds, major litigation costs, settlements and impairment of non-current assets. In this regard, the determination of 'significant' as included in our definition uses qualitative and quantitative factors which remain consistent from period to period. Management uses judgment in assessing the particular items, which by virtue of their scale and nature, are disclosed in the consolidated income statement and related notes as exceptional items. Management considers the consolidated income statement

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of significant accounting policies (Continued)

presentation of exceptional items to be appropriate as it provides useful additional information and is consistent with the way that financial information is measured by management and presented to the Board of Directors and CODM. In that regard, management believes it to be consistent with paragraph 85 of IAS 1 'Presentation of financial statements' ("IAS 1"), which permits the inclusion of line items and subtotals that improve the understanding of performance.

vi)    Business combinations and goodwill

        Goodwill only arises in business combinations. The amount of goodwill initially recognized is dependent on the allocation of the purchase price to the fair value of the identifiable assets acquired and the liabilities assumed. The determination of the fair value of the assets and liabilities is based, to a considerable extent, on management's judgment. Allocation of the purchase price affects the results of the Group as finite lived intangible assets are amortized, whereas indefinite lived intangible assets, including goodwill, are not amortized and could result in differing amortization charges based on the allocation to indefinite lived and finite lived intangible assets.

3. Intangible assets

	Goodwill €m	Customer relationships €m	Technology and other €m	Software €m	Total €m
Cost
At January 1, 2015	965	783	167	45	1,960
Acquisitions	3	—	—	—	3
Additions	—	—	7	1	8
Disposals	—	—	(1)	—	(1)
Transfers	—	—	(3)	3	—
Exchange	79	68	11	—	158

At December 31, 2015	1,047	851	181	49	2,128

Amortization
At January 1, 2015		(139)	(32)	(27)	(198)
Charge for the year		(83)	(19)	(7)	(109)
Disposals		—	1	—	1
Exchange		(11)	(1)	—	(12)

At December 31, 2015		(233)	(51)	(34)	(318)

Net book value
At December 31, 2015	1,047	618	130	15	1,810

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Intangible assets (Continued)

	Goodwill €m	Customer relationships €m	Technology and other €m	Software €m	Total €m
Cost
At January 1, 2016	1,047	851	181	49	2,128
Acquisitions	894	1,242	31	11	2,178
Additions	—	—	8	3	11
Impairment	—	—	—	(2)	(2)
Exchange	30	44	2	—	76

At December 31, 2016	1,971	2,137	222	61	4,391

Amortization
At January 1, 2016		(233)	(51)	(34)	(318)
Charge for the year		(143)	(23)	(7)	(173)
Exchange		(2)	(9)	—	(11)

At December 31, 2016		(378)	(83)	(41)	(502)

Net book value
At December 31, 2016	1,971	1,759	139	20	3,889

2016

        Goodwill and intangibles of €2,178 million were acquired as part of the acquisition of the Beverage Can Business in June 2016. Goodwill is based on management's preliminary estimates of fair values at the acquisition date. The period allowed by 'Business Combinations' ("IFRS 3R"), remains open at December 31, 2016. Please refer to Note 25 for further details of the purchase price allocation.

2015

        Fair value adjustments to goodwill of €3 million net of tax, were made in the twelve months to December 31, 2015 relating to the VNA Acquisition within the measurement period allowed by IFRS 3R. The purchase price allocation is now finalized.

        Development costs of €13 million were included in technology and other intangible assets at December 31, 2016 (2015: €12 million).

Goodwill

Allocation of goodwill

        Goodwill has been allocated to groups of CGUs for the purpose of impairment testing. The groupings represent the lowest level at which the related goodwill is monitored for internal management purposes. Goodwill acquired through business combination activity is allocated to CGUs that are expected to benefit from synergies in that combination. Given the size and timing of the acquisition of the Beverage Can Business, a preliminary allocation of the related goodwill has been made at December 31, 2016: the allocation will be finalized during 2017.

        The lowest level within the Group at which the goodwill is monitored for internal management purposes is Metal Packaging Europe, Metal Packaging Americas, Metal Packaging Europe—Acquired, Metal Packaging Americas—Acquired, Glass Packaging Europe and Glass Packaging North America.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Intangible assets (Continued)

        A summary of the goodwill allocation is presented below:

	At December 31,
	2016 €m	2015 €m
Metal Packaging Europe	268	274
Metal Packaging Americas	28	26
Metal Packaging Europe—Acquired	494	—
Metal Packaging Americas—Acquired	417	—
Glass Packaging Europe	57	62
Glass Packaging North America	707	685

Total Goodwill	1,971	1,047

Impairment tests for goodwill

        The Group performs its impairment test of goodwill annually following approval of the annual budget.

Recoverable amount and carrying amount

        The Group used the value in use ("VIU") model for the purposes of the goodwill impairment testing as this reflects the Group's intention to hold and operate the assets.

        The VIU model uses the 2017 two-year budget approved by the Board of Directors of ARD Holdings S.A. (2015: 2016 two-year budget). The budget was then extended for a further three-year period (2015: 2016 three-year period) making certain assumptions including that capital expenditure equals depreciation and that any increase in input cost will be passed through to customers, in line with historic practice and contractual terms.

        The terminal value assumed long term growth in line with long term local inflation.

        Cash flows considered in the VIU model included the cash inflows and outflows related to the continuing use of the assets over their remaining useful lives, expected earnings, required maintenance capital expenditure, depreciation, tax and working capital.

        The post-tax discount rate applied to post-tax cash flows in the VIU model was estimated using the Capital Asset Pricing Model with regard to the risks associated with the cash flows being considered (country, market and specific risks of the asset).

        The modelled cash flows take into account the Group's established history of earnings, cash flow generation and the nature of the markets in which we operate, where product obsolescence is low. The key assumptions employed in modelling estimates of future cash flows are subjective and include projected Adjusted EBITDA, discount rates and growth rates, replacement capital expenditure requirements, rates of customer retention and the ability to maintain margin through the pass through of input cost inflation.

        A sensitivity analysis was performed reflecting potential variations in terminal growth rate and discount rate assumptions. In all cases the recoverable values calculated were in excess of the carrying

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Intangible assets (Continued)

values of the CGUs. The variation applied to terminal value growth rates and discount rates was a 50 basis points decrease and increase respectively and represents a reasonably possible change to the key assumptions of the VIU model.

        The additional disclosures required under IAS 36 in relation to significant goodwill amounts arising in the groups of CGUs are as follows:

	Metal Packaging Europe €m/%	Metal Packaging Americas €m/%	Metal Packaging Europe- Acquired €m/%	Metal Packaging Americas- Acquired €m/%	Glass Packaging Europe €m/%	Glass Packaging North America €m/%
2016
Carrying amount of goodwill	268	28	494	417	57	707
Excess of recoverable amount	2,178	372	582	274	2,057	1,630
Pre-tax discount rate applied	8.3%	9.8%	8.9%	11.9%	8.7%	10.3%
Growth rate for terminal value	1.5%	2.0%	1.5%	2.0%	1.5%	2.0%

2015
Carrying amount of goodwill	274	26	—	—	62	685
Excess of recoverable amount	1,612	521	—	—	1,720	1,916
Pre-tax discount rate applied	9.9%	9.6%	—	—	9.0%	9.8%
Growth rate for terminal value	2.0%	2.5%	—	—	2.0%	2.5%

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Property, plant and equipment

	Land and buildings €m	Plant, machinery and other €m	Office equipment and vehicles €m	Total €m
Cost
At January 1, 2015	696	2,614	43	3,353
Additions	—	283	1	284
Disposals	(6)	(89)	(10)	(105)
Transfers	50	(66)	16	—
Exchange	21	113	1	135

At December 31, 2015	761	2,855	51	3,667

Depreciation
At January 1, 2015	(153)	(949)	(28)	(1,130)
Charge for the year	(21)	(267)	(6)	(294)
Disposals	3	84	10	97
Exchange	(3)	(29)	(1)	(33)

At December 31, 2015	(174)	(1,161)	(25)	(1,360)

Net book value
At December 31, 2015	587	1,694	26	2,307

	Land and buildings €m	Plant, machinery and other €m	Office equipment and vehicles €m	Total €m
Cost
At January 1, 2016	761	2,855	51	3,667
Acquisitions	171	459	—	630
Additions	3	315	5	323
Impairment	—	(8)	—	(8)
Disposals	(6)	(192)	(10)	(208)
Transfers	13	(29)	16	—
Exchange	(9)	(43)	(1)	(53)

At December 31, 2016	933	3,357	61	4,351

Depreciation
At January 1, 2016	(174)	(1,161)	(25)	(1,360)
Charge for the year	(26)	(283)	(9)	(318)
Disposals	4	191	9	204
Exchange	6	41	1	48

At December 31, 2016	(190)	(1,212)	(24)	(1,426)

Net book value
At December 31, 2016	743	2,145	37	2,925

        Depreciation expense of €313 million (2015: €289 million; 2014: €271 million) has been charged in cost of sales and €5 million (2015: €5 million; 2014: €4 million) in sales, general and administration expenses.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Property, plant and equipment (Continued)

        Transfers primarily relate to the reclassification of construction in progress to the applicable classification within property, plant and equipment.

        Construction in progress at December 31, 2016 was €114 million (2015: €87 million).

        Included in property, plant and equipment is an amount for land of €195 million (2015: €160 million).

        No interest was capitalized in the year (2015: €nil).

        Substantially all of the Group's property, plant and equipment are pledged as security under the terms and conditions of the Group's financing arrangements.

Impairment

        The Directors have considered the carrying value of the Group's property, plant and equipment and assessed the indicators of impairment as at December 31, 2016 in accordance with IAS 36. In the year ended December 31, 2016 an exceptional impairment charge of €8 million (2015: €nil) has been recognized, of which €5 million relates to the impairment of plant and machinery in Metal Packaging Europe and €3 million relates to the impairment of a plant in Metal Packaging Americas.

        In the year ended December 31, 2014, the Group recognized exceptional impairment charges of €36 million relating to specific property, plant and equipment that is no longer in use in the Metal Packaging Europe division. Further impairment charges of €17 million were incurred in the Glass Packaging North America division relating to a plant closure.

Finance leases

        The depreciation charge for capitalized leased assets was €1 million (2015: €1 million; 2014: €1 million) and the related finance charges were €nil (2015: €nil; 2014: €nil). The net carrying amount is €10 million (2015: €10 million).

Operating lease commitments

        During the year, the expense in respect of operating lease commitments was as follows:

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
Plant and machinery	5	5	8
Land and buildings	24	21	14
Office equipment and vehicles	9	8	10

	38	34	32

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Property, plant and equipment (Continued)

        At December 31, the Group had total commitments under non-cancellable operating leases which expire:

	At December 31,
	2016 €m	2015 €m	2014 €m
Not later than one year	30	27	23
Later than one year and not later than five years	69	69	55
Later than five years	68	67	43

	167	163	121

Capital commitments

        The following capital commitments in relation to property, plant and equipment were authorized by management, but have not been provided for in the consolidated financial statements:

	At December 31,
	2016 €m	2015 €m	2014 €m
Contracted for	110	30	67
Not contracted for	19	6	22

	129	36	89

5. Other non-current assets

        At December 31, 2016 other non-current assets of €20 million (2015: €14 million) include €6 million (2015: €7 million) relating to the Group's investment in its joint ventures.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Deferred income tax

        The movement in deferred tax assets and liabilities during the year was as follows:

	Assets €m	Liabilities €m	Total €m
At January 1, 2015	417	(653)	(236)
Acquisition	3	—	3
(Charged)/credited to the income statement	(21)	20	(1)
(Charged)/credited to other comprehensive income	(28)	1	(27)
Exchange	26	(48)	(22)

At December 31, 2015	397	(680)	(283)
Acquisition (Note 25)	73	(218)	(145)
(Charged)/credited to the income statement	(42)	33	(9)
Credited/(charged) to other comprehensive income	17	(5)	12
Reclassification	3	(3)	—
Exchange	(3)	(10)	(13)

At December 31, 2016	445	(883)	(438)

        The components of deferred income tax assets and liabilities are as follows:

	At December 31,
	2016 €m	2015 €m
Tax losses	32	35
Employee benefit obligations	172	158
Depreciation timing differences	82	68
Provisions	94	83
Other	65	53

	445	397
Available for offset	(186)	(219)

Deferred tax assets	259	178

Intangible assets	(482)	(330)
Accelerated depreciation and other fair value adjustments	(362)	(308)
Other	(39)	(42)

	(883)	(680)
Available for offset	186	219

Deferred tax liabilities	(697)	(461)

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Deferred income tax (Continued)

        The tax (charge)/credit recognized in the consolidated income statement is analyzed as follows:

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
Tax losses	(3)	(18)	(3)
Employee benefit obligations	(12)	13	4
Depreciation timing differences	(12)	(2)	50
Provisions	—	(7)	1
Other deferred tax assets	(15)	(7)	1
Intangible assets	38	30	23
Accelerated depreciation and other fair value adjustments	2	2	5
Other deferred tax liabilities	(7)	(12)	1

	(9)	(1)	82

        Deferred tax assets are only recognized on tax loss carry-forwards to the extent that the realization of the related tax benefit through future taxable profits is probable based on management's forecasts. The Group did not recognize deferred tax assets of €43 million (2015: €37 million) in respect of tax losses amounting to €223 million (2015: €148 million) that can be carried forward against future taxable income due to uncertainty regarding their utilization. In addition, the Group did not recognize deferred tax assets of €70 million (2015: €68 million) in respect of capital losses amounting to €201 million (2015: €195 million) that can be carried forward against future taxable income due to uncertainty regarding their utilization.

        No provision has been made for temporary differences applicable to investments in subsidiaries as the Group is in a position to control the timing of reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Given that exemptions and tax credits would be available in the context of the Group's investments in subsidiaries in the majority of jurisdictions in which it operates, the aggregate amount of temporary differences in respect of which deferred tax liabilities have not been recognized would be immaterial.

7. Inventories

	At December 31,
	2016 €m	2015 €m
Raw materials and consumables	289	200
Mould parts	44	42
Work-in-progress	68	77
Finished goods	725	506

	1,126	825

        Inventory pledged as security for liabilities is not material.

        The amount recognized as a write down in inventories or as a reversal of a write down in the period was not significant.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Trade and other receivables

	At December 31,
	2016 €m	2015 €m
Trade receivables	920	608
Other receivables and prepayments	215	43

	1,135	651

        The fair values of trade and other receivables approximate the amounts shown above.

        Movements on the provision for impairment of trade receivables are as follows:

	2016 €m	2015 €m	2014 €m
At January 1,	14	14	13
Provision for receivables impairment	1	2	1
Receivables written off during the year as uncollectible	(1)	(2)	—

At December 31,	14	14	14

        The majority of the provision above relates to balances which are more than six months past due.

        The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned above.

Provisions against specific balances

        Significant balances are assessed for evidence that the customer is in significant financial difficulty. Examples of factors considered are high probability of bankruptcy, breaches of contract or major concession being sought by the customer. Instances of significant single customer related bad debts are rare and there is no significant concentration of risk associated with particular customers.

Providing against the remaining population of customers

        Historic data is monitored and applied as the primary source of evidence to assess the level of losses incurred, although impairments cannot yet be identified with individual receivables. Adverse changes in the payment status of customers in the Group, or national or local economic conditions that correlate with defaults on receivables in the Group, may also provide a basis for increase of the level of provision above historic losses. However, the fact that payments are made late by customers does not automatically provide evidence that a provision should be recognized.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Trade and other receivables (Continued)

        As of December 31, 2016, trade receivables of €46 million (2015: €35 million) were past due but not impaired. These relate to a number of independent customers for whom there is no recent history of default. The ageing analysis of these trade receivables is as follows:

	At December 31,
	2016 €m	2015 €m
Up to three months past due	40	29
Three to six months past due	4	3
Over six months past due	2	3

	46	35

Receivables factoring and related programs

        During the year ended December 31, 2016 the Group participated in several uncommitted accounts receivable factoring and related programs with various financial institutions for certain receivables. The programs are accounted for as true sales of the receivables, without recourse to the Group. A total of €277 million were sold under these programs as at December 31, 2016 (2015: €15 million), of which €225 million relates to the Beverage Can Business.

9. Cash, cash equivalents and restricted cash

	At December 31,
	2016 €m	2015 €m
Cash at bank and in hand	729	542
Short term bank deposits	16	—

	745	542

        In addition to cash and cash equivalents, the Group had €27 million of restricted cash at December 31, 2016 (2015: €11 million) which includes bank guarantees in the United States and early retirement plans in Germany.

10. Issued capital and reserves

Share capital

        Authorized, issued and fully paid shares:

At December 31,
	2016 €m	2015 €m
Share capital (par value €0.01)	—	—

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Issued capital and reserves (Continued)

	At December 31,
	2016	2015
Ordinary number of shares	11,111,200	10,000,000

Share premium

        On September 21, 2016, the Company issued 1,111,200 ordinary shares to ARD Group Finance Holdings S.A. at a par value of €0.01 per share, and with a share premium of €6 million.

        On the same date, the Board of Directors approved the reclassification of an element of the Company's share premium to retained earnings, thereby realizing a distributable reserve, and subsequently paid a dividend to its parent company.

Capital contribution

        On September 16, 2016 the Company received a contribution of €431 million in cash from its parent company. There were no terms and conditions associated with the contribution. The proceeds from this contribution were mainly used to redeem part of the principal amount outstanding of its $841 million 8.625% Senior PIK Notes due 2019 and €295 million 8.375% Senior PIK Notes due 2019.

        All other reserves are as stated in the consolidated statement of changes in equity.

11. Financial risk factors

        The Group's activities expose it to a variety of financial risks: capital risk, interest rate risk, currency exchange risk, commodity price risk, credit risk, and liquidity risk.

Capital structure and risk

        The Group's objectives when managing capital are to safeguard the Group's ability to continue as a going concern and provide returns to the Group's stakeholders. The Group funds its operations primarily from the following sources of capital: borrowings, cash flow and shareholders' equity. The Group aims to achieve a capital structure that results in an appropriate cost of capital to accommodate material investments or acquisitions, while providing flexibility in short and medium term funding. The Group also aims to maintain a strong balance sheet and to provide continuity of financing by having a range of maturities and borrowing from a variety of sources. The Group's overall treasury objectives are to ensure sufficient funds are available for the Group to carry out its strategy and to manage certain financial risks to which the Group is exposed, details of which are provided below.

        Financial risks are managed on the advice of Group Treasury and senior management. The Group does not permit the use of treasury instruments for speculative purposes, under any circumstances. Group Treasury regularly reviews the level of cash and debt facilities required to fund the Group's activities, plans for repayments and refinancing of debt, and identifies an appropriate amount of headroom to provide a reserve against unexpected funding requirements.

        Additionally, financial instruments, including derivative financial instruments, are used to hedge exposure to interest rate and currency exchange risk.

        One of the Group's key metrics has been the ratio of consolidated external net debt as a multiple of Adjusted EBITDA. Adjusted EBITDA is the net profit or loss for the period before income tax

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Financial risk factors (Continued)

expenses, net finance expense, depreciation and amortization and exceptional operating items. As at December 31, 2016 the ratio for the Group was 6.3x (2015: 6.3x; 2014: 7.1x).

Interest rate risk

        The Executive Committee's policy, in the management of interest rate risk, is to strike the right balance between the Group's fixed and floating rate financial instruments. The balance struck by the Executive Committee is dependent on prevailing interest rate markets at any point in time.

        At December 31, 2016, the Group's external borrowings were 73.8% (2015: 74.4%) fixed with a weighted average interest rate of 5.4% (2015: 6.2%; 2014: 6.2%). The Group has related party borrowings of €673 million as at December 31, 2016 (2015: €nil).

        Holding all other variables constant, including levels of the Group's external indebtedness, at December 31, 2016 a one percentage point increase in variable interest rates would increase interest payable by approximately €20 million (2015: €12 million). When considering the Group's related party borrowings, at December 31, 2016 a one percentage point increase in variable interest rates would have no estimated material impact on the pre-tax interest expense.

Currency exchange risk

        The Group operates in twenty-two countries, across five continents. The Group's main currency exposure in the year to December 31, 2016 was in relation to U.S. dollar, British pounds, Swedish krona, Polish zloty, Danish krone and Brazilian real. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities, and net investments in foreign operations.

        The Group has a limited level of transactional currency exposure arising from sales or purchases by operating units in currencies other than their functional currencies.

        The Group has certain investments in foreign operations, whose net assets are exposed to foreign currency translation risk. Currency exposure arising from the net assets of the Group's foreign operations is managed primarily through borrowings denominated in the relevant foreign currencies.

        Fluctuations in the value of these currencies with respect to the euro may have a significant impact on the Group's financial condition and results of operations as reported in euro. When considering the Group's position, excluding its related party borrowings, the Group believes that a strengthening of the euro exchange rate by 1% against all other foreign currencies from the December 31, 2016 rate would increase shareholders' equity by approximately €6 million (2015: €18 million).

Commodity price risk

        The Group is exposed to changes in prices of our main raw materials, primarily energy, steel and aluminum. Production costs in our Metal Packaging division are exposed to changes in prices of our main raw materials, primarily steel and aluminum. Steel is generally obtained under one-year contracts with prices that are usually fixed in advance. When such contracts are renewed in the future, our steel costs under such contracts will be subject to prevailing global steel and/or tinplate prices at the time of renewal, which may be different from historical prices. Unlike steel, where there is no functioning hedging market, aluminum is traded daily as a commodity (priced in U.S. dollars) on the London Metal Exchange. Aluminum is priced in U.S. dollars, and therefore fluctuations in the U.S. dollar/euro exchange rate also affect the euro cost of aluminum. The price and foreign currency risk on these aluminum purchases is hedged by entering into swaps under which we pay a fixed euro price.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Financial risk factors (Continued)

Furthermore, the relative price of oil and its by-products may materially impact our business, affecting our transport, lacquer and ink costs.

        Production costs in our Glass Packaging division are sensitive to the price of energy. Our main energy exposure is to the cost of gas and electricity. These energy costs have experienced significant volatility in recent years with a corresponding effect on our production costs. In terms of gas, which represents 70% of our energy costs, there is a continuous de-coupling between the cost of gas and oil, whereby now only significant changes in the price of oil have an impact on the price of gas. The volatility in gas pricing is driven by shale gas development (United States only), and lack of liquefied natural gas in Europe as it is diverted to Asia, and storage levels. Volatility in the price of electricity is caused by the German Renewable Energy policy, the phasing out of nuclear generating capacity, fluctuations in the price of gas and the influence of carbon dioxide costs on electricity prices.

        As a result of the volatility of gas and electricity prices, the Group has either included energy pass-through clauses in our sales contracts or developed an active hedging strategy to fix a significant proportion of our energy costs through contractual arrangements directly with our suppliers, where there is no energy clause in the sales contract.

        Where pass through contracts do not exist the Group policy is to purchase gas and electricity by entering into forward price-fixing arrangements with suppliers for the bulk of our anticipated requirements for the year ahead. Such contracts are used exclusively to obtain delivery of our anticipated energy supplies. The Group does not net settle, nor do we sell within a short period of time after taking delivery. As a result, these contracts are treated as executory contracts under IAS 39 "Financial instruments: recognition and measurement."

        The Group typically builds up these contractual positions in tranches of approximately 10% of the anticipated volumes. Any gas and electricity which is not purchased under forward price-fixing arrangements is purchased under index tracking contracts or at spot prices. We have 81%, 58% and 54% of our energy risk covered for 2017, 2018 and 2019, respectively.

Credit risk

        Credit risk is managed on a Group basis. Credit risk arises from deposits with banks and financial institutions, as well as credit exposures to the Group's customers, including outstanding receivables. Group policy is to place excess liquidity on deposit, only with recognized and reputable financial institutions. For banks and financial institutions, only independently rated parties with a minimum rating of 'A' from at least two credit rating agencies are accepted, where possible.

        The credit ratings of banks and financial institutions are monitored to ensure compliance with Group policy. Group policy is to extend credit to customers of good credit standing. Credit risk is managed on an on-going basis, by dedicated people within the Group. The Group's policy for the management of credit risk in relation to trade receivables involves periodically assessing the financial reliability of customers, taking into account their financial position, past experience and other factors. Provisions are made, where deemed necessary, and the utilization of credit limits is regularly monitored. Management does not expect any significant counterparty to fail to meets its obligations. The maximum exposure to credit risk is represented by the carrying amount of each asset. For the year ended December 31, 2016, the Group's ten largest customers accounted for approximately 33% of total revenues (2015: 32%; 2014: 29%). There is no recent history of default with these customers.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Financial risk factors (Continued)

Liquidity risk

        The Group is exposed to liquidity risk which arises primarily from the maturing of short term and long term debt obligations. The Group's policy is to ensure that sufficient resources are available either from cash balances, cash flows or undrawn committed bank facilities, to ensure all obligations can be met as they fall due.

        To effectively manage liquidity risk, the Group:

  •
  has committed borrowing facilities that it can access to meet liquidity needs;

  •
  maintains cash balances and liquid investments with highly-rated counterparties;

  •
  limits the maturity of cash balances;

  •
  borrows the bulk of its debt needs under long term fixed rate debt securities; and

  •
  has internal control processes and contingency plans for managing liquidity risk.

        Cash flow forecasting is performed in the operating entities of the Group and is aggregated by Group Treasury. Group Treasury monitors rolling forecasts of the Group's liquidity requirements to ensure it has sufficient cash to meet operational needs while maintaining sufficient headroom on its undrawn committed borrowing facilities at all times so that the Group does not breach borrowing limits or covenants on any of its borrowing facilities. Such forecasting takes into consideration the Group's debt financing plans and covenant compliance and internal balance sheet ratio targets.

        Surplus cash held by the operating entities over and above the balance required for working capital management is transferred to Group Treasury. Group Treasury invests surplus cash in interest-bearing current accounts and time deposits with appropriate maturities to provide sufficient headroom as determined by the above-mentioned forecasts.

12. Financial assets and liabilities

        The Group's net external debt was as follows:

	At December 31,
	2016 €m	2015 €m
Loan notes	7,513	5,764
Term loan	627	631
Other borrowings	10	9

Total borrowings	8,150	6,404
Cash, cash equivalents and restricted cash	(772)	(553)
Derivative financial instruments used to hedge foreign currency and interest rate risk	(124)	—

Net debt	7,254	5,851

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

        At December 31, 2016, the Group's net debt and available liquidity was as follows:

Facility	Currency	Maximum amount drawable	Final maturity date	Facility type	Amount drawn		Undrawn amount
		Local currency m			Local currency m	€m	€m
4.250% First Priority Senior Secured Notes	EUR	1,155	15-Jan-22	Bullet	1,155	1,155	—
4.625% Senior Secured Notes	USD	1,000	15-May-23	Bullet	1,000	949	—
4.125% Senior Secured Notes	EUR	440	15-May-23	Bullet	440	440	—
First Priority Senior Secured Floating Rate Notes	USD	1,110	15-Dec-19	Bullet	1,110	1,053	—
Senior Secured Floating Rate Notes	USD	500	15-May-21	Bullet	500	474	—
6.000% Senior Notes	USD	440	30-Jun-21	Bullet	440	417	—
6.250% Senior Notes	USD	415	31-Jan-19	Bullet	415	394	—
6.750% Senior Notes	USD	415	31-Jan-21	Bullet	415	394	—
7.250% Senior Notes	USD	1,650	15-May-24	Bullet	1,650	1,565	—
6.750% Senior Notes	EUR	750	15-May-24	Bullet	750	750	—
Term Loan B Facility	USD	663	17-Dec-21	Amortizing	663	629	—
HSBC Securitization Program	EUR	102	14-Jun-18	Revolving	—	—	102
Bank of America Facility	USD	155	11-Apr-18	Revolving	—	—	147
Unicredit Working Capital and Performance Guarantee Credit Lines	EUR	1	Rolling	Revolving	—	—	1
Finance lease obligations	GBP/EUR			Amortizing	7	7	—
Other borrowings	EUR	3		Amortizing	3	3	—

Total borrowings / undrawn facilities						8,230	250
Deferred debt issue costs and bond discount						(80)	—

Net borrowings / undrawn facilities						8,150	250
Cash, cash equivalents and restricted cash						(772)	772
Derivative financial instruments used to hedge foreign currency and interest rate risk						(124)	—

Net debt / available liquidity						7,254	1,022

        Net debt includes the fair value of associated derivative financial instruments that are used to hedge foreign exchange and interest rate risks relating to finance debt.

        Certain of the Group's borrowing agreements contain certain covenants that restrict the Group's flexibility in certain areas such as incurrence of additional indebtedness (primarily maximum borrowings

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

to Adjusted EBITDA and a minimum Adjusted EBITDA to interest expense), payment of dividends and incurrence of liens.

        At December 31, 2015, the Group's net debt and available liquidity was as follows:

Facility	Currency	Maximum amount drawable	Final maturity date	Facility type	Amount drawn		Undrawn amount
		Local currency m			Local currency m	€m	€m
8.375% Senior PIK Notes	EUR	283	15-Jun-19	Bullet	283	283	—
8.625% Senior PIK Notes	USD	807	15-Jun-19	Bullet	807	741	—
4.250% First Priority Senior Secured Notes	EUR	1,155	15-Jan-22	Bullet	1,155	1,155	—
First Priority Senior Secured Floating Rate Notes	USD	1,110	15-Dec-19	Bullet	1,110	1,020	—
6.000% Senior Notes	USD	440	30-Jun-21	Bullet	440	404	—
9.250% Senior Notes	EUR	475	15-Oct-20	Bullet	475	475	—
9.125% Senior Notes	USD	920	15-Oct-20	Bullet	920	845	—
7.000% Senior Notes	USD	150	15-Nov-20	Bullet	150	138	—
6.250% Senior Notes	USD	415	31-Jan-19	Bullet	415	381	—
6.750% Senior Notes	USD	415	31-Jan-21	Bullet	415	381	—
Term Loan B Facility	USD	688	17-Dec-19	Amortizing	688	632	—
HSBC Securitization Program	EUR	129	14-Jun-18	Revolving	—	—	129
Bank of America Facility	USD	155	11-Apr-18	Revolving	—	—	143
Unicredit Working Capital and Performance Guarantee Credit Lines	EUR	1	Rolling	Revolving	—	—	1
Finance lease obligations	GBP/EUR			Amortizing	6	6	—
Other borrowings	EUR	3		Amortizing	3	3	—

Total borrowings / undrawn facilities						6,464	273
Deferred debt issue costs and bond premiums and discounts						(60)	—

Net borrowings / undrawn facilities						6,404	273
Cash, cash equivalents and restricted cash						(553)	553

Net debt / available liquidity						5,851	826

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

        The maturity analysis of the Group's borrowings is as follows:

	At December 31,
	2016 €m	2015 €m
Within one year or on demand	8	7
Between one and two years	8	8
Between two and five years	3,332	4,465
Greater than five years	4,802	1,924

	8,150	6,404

        The table below analyzes the Group's financial liabilities (including interest payable) into relevant maturity groupings based on the remaining period at the reporting date to the contractual maturity date. The amounts disclosed in the table are the contracted undiscounted cash flows.

At December 31, 2016	Borrowings €m	Derivative financial instruments €m	Trade and other payables €m
Within one year or on demand	447	8	1,534
Between one and two years	447	—	—
Between two and five years	4,400	—	—
Greater than five years	5,339	—	—

At December 31, 2015	Borrowings €m	Derivative financial instruments €m	Trade and other payables €m
Within one year or on demand	323	7	879
Between one and two years	323	—	—
Between two and five years	5,613	—	—
Greater than five years	2,009	—	—

        The carrying amount and fair value of the Group's borrowings are as follows:

	Carrying value
At December 31, 2016	Amount drawn €m	Deferred debt issue costs and bond discount €m	Total €m	Fair value €m
Loan notes	7,591	(78)	7,513	7,817
Term loan	629	(2)	627	635
Finance leases	7	—	7	7
Bank loans, overdrafts and revolving credit facilities	3	—	3	3

	8,230	(80)	8,150	8,462

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

	Carrying value
At December 31, 2015	Amount drawn €m	Deferred debt issue costs and bond discount €m	Total €m	Fair value €m
Loan notes	5,823	(59)	5,764	5,770
Term loan	632	(1)	631	626
Finance leases	6	—	6	6
Bank loans, overdrafts and revolving credit facilities	3	—	3	3

	6,464	(60)	6,404	6,405

        Fair values are calculated on borrowings as follows:

  (i)
  Senior secured and senior notes—The fair value for debt securities in issue is calculated based on quoted market prices.

  (ii)
  Loan notes—The fair value of our loan terms are based on quoted market prices; however, these quoted market prices represent Level 2 inputs because the markets in which the term loans trade were not active.

  (iii)
  Bank loans, overdrafts and revolving credit facilities—The estimated value of fixed interest bearing deposits is based on discounted cash flows using prevailing money-market interest rates for debts with similar credit risk and remaining maturity.

  (iv)
  Finance leases—The carrying amount of finance leases is assumed to be a reasonable approximation of fair value.

Financing activity

Financing activity—2016

        On May 16, 2016 the Group issued the following notes:

  •
  $1,000 million aggregate principal amount of 4.625% Senior Secured Notes due 2023;

  •
  $500 million aggregate principal amount of Senior Secured Floating Rate Notes due 2021 at a coupon of LIBOR plus 3.250%;

  •
  €440 million aggregate principal amount of 4.125% Senior Secured Notes due 2023;

  •
  $1,650 million aggregate principal amount of 7.250% Senior Notes due 2024; and

  •
  €750 million aggregate principal amount of 6.750% Senior Notes due 2024.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

        The net proceeds from the issuance and sale of these notes were used to finance the acquisition of the Beverage Can Business and to repay the following notes:

  •
  €475 million aggregate principal amount of 9.250% Senior Notes due 2020;

  •
  $920 million aggregate principal amount of 9.125% Senior Notes due 2020; and

  •
  $15 million aggregate principal amount of $150 million 7.000% Senior Notes due 2020.

        These notes were repaid on May 16, 2016.

        The notes issued to finance the acquisition of the Beverage Can Business were held in escrow from the issuance date to the acquisition completion date. Interest charged during this period has been classified as an exceptional finance expense (see Note 19).

        On September 16, 2016, the Group repaid in full the principal amount outstanding of its $841 million 8.625% Senior PIK Notes due 2019 and €295 million 8.375% Senior PIK Notes due 2019. Costs associated with the early redemption have been classified as exceptional in the consolidated income statement.

        On October 3, 2016 the Group agreed to extend the maturity of the Term Loan B Facility by two years to December 2021.

        On November 15, 2016, the Group repaid in full the principal amount outstanding of its $135 million 7.000% Senior Notes due 2020. Costs associated with the early redemption have been classified as exceptional in the consolidated income statement.

        Please refer to Note 28 for details of financing activity that has occurred in the period after the reporting date.

Financing activity—2015

        On February 12, 2015, Ardagh repaid in full the principal amount outstanding of its €180 million 8 3/4% Senior Notes due 2020. Costs associated with the early redemption have been classified as exceptional in the consolidated income statement.

        On September 1, 2015, Ardagh repaid €11 million in full settlement of the amounts drawn under the U.S. equipment and real estate financing facilities.

        These repayments were funded from the Group's internal resources.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

Effective interest rates

        The effective interest rates of borrowings at the reporting date are as follows:

	2016		2015
	USD	EUR	USD	EUR
8.375% Senior PIK Notes due 2019	—	—	—	9.55%
8.625% Senior PIK Notes due 2019	—	—	9.83%	—
4.250% First Priority Senior Secured Notes due 2022	—	4.52%	—	4.52%
4.625% Senior Secured Notes due 2023	5.18%	—	—	—
4.125% Senior Secured Notes due 2023	—	4.66%	—	—
First Priority Senior Secured Floating Rate Notes due 2019	3.49%	—	3.49%	—
First Priority Senior Secured Floating Rate Notes due 2021	4.26%	—	—	—
6.000% Senior Notes due 2021	6.38%	—	6.38%	—
9.250% Senior Notes due 2020	—	—	—	9.69%
9.125% Senior Notes due 2020	—	—	9.90%	—
7.000% Senior Notes due 2020	—	—	7.53%	—
6.250% Senior Notes due 2019	7.25%	—	7.25%	—
6.750% Senior Notes due 2021	7.45%	—	7.45%	—
7.250% Senior Notes due 2024	7.74%	—	—	—
6.750% Senior Notes due 2024	—	7.01%	—	—
Term Loan B Facility due 2021	4.16%	—	4.16%	—

        The carrying amounts of the Group's net borrowings are denominated in the following currencies:

	At December 31,
	2016 €m	2015 €m
Euro	2,332	1,902
U.S. dollar	5,816	4,500
British pounds	2	2

	8,150	6,404

        The Group has the following undrawn borrowing facilities:

	At December 31,
	2016 €m	2015 €m
Expiring within one year	1	1
Expiring beyond one year	249	272

	250	273

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

Derivative financial instruments

        The Group uses the following hierarchy for determining and disclosing the fair value of financial instruments:

Level 1	Quoted prices (unadjusted) in active markets for identical assets or liabilities;
Level 2	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (as prices) or indirectly (derived from prices); and
Level 3	Inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	Assets		Liabilities
	Fair values €m	Contractual or notional amounts €m	Fair values €m	Contractual or notional amounts €m
Fair Value Derivatives
LME aluminum futures	8	187	—	—
Cross currency interest rate swaps	124	1,499	—	—
Forward foreign exchange contracts	—	—	8	195
NYMEX gas swaps	2	15	—	—
Carbon futures	1	2	—	—

At December 31, 2016	135	1,703	8	195

	Assets		Liabilities
	Fair values €m	Contractual or notional amounts €m	Fair values €m	Contractual or notional amounts €m
Fair Value Derivatives
LME aluminum futures	—	—	3	36
Cross currency interest rate swap	—	405	1	5
NYMEX gas swaps	—	—	3	18

At December 31, 2015	—	405	7	59

        All derivative assets and liabilities mature within one year with the exception of the cross currency interest rate swaps ("CCIRS") which mature at dates between June 2019 and May 2022. There were no transfers between Level 1 and Level 2 during the year.

        With the exception of interest on the CCIRS, all cash payments in relation to derivative instruments are paid or received when they mature. Bi-annual interest cash payments and receipts are made and received in relation to the CCIRS.

        The Group mitigates the counterparty risk for derivatives by contracting with major financial institutions which have high credit ratings.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Financial assets and liabilities (Continued)

LME aluminum futures

        The Group hedges a substantial portion of its anticipated aluminum purchases. Excluding conversion and freight costs, the physical aluminum deliveries are priced based on the average price of aluminum on the LME for the relevant month.

        Fair values have been based on LME-quoted market prices and are valued using Level 1 valuation inputs. The fair value of these contracts when initiated is €nil; no premium is paid or received.

Cross currency interest rate swaps

        In June 2016 the Group entered into cross currency interest rate swaps totaling $1,300 million. These swaps were entered into in order to partially swap the US dollar principal and interest repayments on the Group's $1,650 million 7.250% Senior Notes due 2024 equally into euro and British pounds. The Group also hedges a further $440 million of its external debt and interest thereon into euro using a CCIRS.

        An exceptional gain of €78 million was recognized in the consolidated income statement for the year relating to the gain on fair value of the CCIRS which were entered into during the second quarter and for which hedge accounting had not been applied until the third quarter. Further an exceptional loss of €10 million was incurred relating to cross currency interest rate swaps for which hedge accounting did not apply. See Note 19.

        In December 2015, the Group terminated its existing CCIRS due for maturity in June 2019, and replaced it with a new CCIRS with a maturity date of June 2019. The Group received proceeds of €81 million in consideration of the termination.

        The fair value of the CCIRS are based on Level 2 inputs.

Forward foreign exchange contracts

        The Group operates in a number of countries and, accordingly, hedges a portion of its currency transaction risk. The fair values are based on Level 2 valuation techniques and observable inputs including the contract prices.

NYMEX gas swaps

        The Group hedges a portion of its Glass Packaging North America anticipated energy purchases on the New York Mercantile Exchange ("NYMEX").

        Fair values have been based on NYMEX-quoted market prices and Level 1 valuation inputs have been applied. The fair value of these contracts when initiated is €nil; no premium is paid or received.

Carbon futures

        The Group hedges a portion of its carbon purchases using European Union Allowance ("EUA") futures contracts. The fair values are based on Level 2 valuation techniques and observable inputs including the contract prices.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Related party receivables and borrowings

        The Group manages its financial risk position by managing its external debt position. Related party borrowings are excluded from the definition of net debt. The Group has related party borrowings of €673 million payable to ARD Group Finance Holdings S.A. (a subsidiary of its intermediate parent company and a shareholder of the Company) with a maturity date of 2076 with interest calculable dependent on the adjusted net income of the Company following payment of any dividend distributions, which is immaterial for the year ended December 31, 2016. Under the terms of the instrument, the number of shares to be issued is variable and dependent on market conditions at the time of conversion. As such it is classified as a financial liability. At December 31, 2015, the Group had €404 million receivable from ARD Finance S.A., the immediate parent company, that was non-interest bearing and repayable on demand. This was repaid in full in September 2016.

14. Employee benefit obligations

        The Group operates defined benefit and defined contribution pension schemes in most of its countries of operation and the assets are held in separate administered funds. The principal funded defined benefit schemes, which are funded by contributions to separate administered funds, are in the U.S, the United Kingdom and the Netherlands. Other defined benefit schemes are unfunded and the provision is recognized in the consolidated statement of financial position. The principal unfunded schemes are in Germany.

        The contribution rates to the funded plans are agreed with the Trustee boards, plan actuaries and the local pension regulators periodically. The contributions paid in 2016 were those recommended by the actuaries.

        In addition, the Group has other employee benefit obligations in certain territories.

        Total employee obligations recognized in the consolidated statement of financial position of €905 million (2015: €720 million) include other employee benefit obligations of €122 million (2015: €82 million).

        The employee obligations and assets of the defined benefit schemes included in the consolidated statement of financial position are analyzed below:

	U.S.		Germany		UK		Netherlands		Other		Total
	2016 €m	2015 €m	2016 €m	2015 €m	2016 €m	2015 €m	2016 €m	2015 €m	2016 €m	2015 €m	2016 €m	2015 €m
Obligations	(1,137)	(1,087)	(345)	(231)	(898)	(618)	(540)	(669)	(22)	(9)	(2,942)	(2,614)
Assets	1,012	961	—	—	626	357	513	655	8	3	2,159	1,976

Net	(125)	(126)	(345)	(231)	(272)	(261)	(27)	(14)	(14)	(6)	(783)	(638)

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Employee benefit obligations (Continued)

Defined benefit pension schemes

        The amounts recognized in the consolidated income statement are:

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
Current service cost and administration costs:
Cost of sales—current service cost	(37)	(40)	(32)
Cost of sales—past service credit	29	—	2
SGA—current service cost	(5)	(5)	(3)
SGA—past service credit	10	—	—

	(3)	(45)	(33)
Finance expense (Note 20)	(24)	(23)	(20)

	(27)	(68)	(53)

        The amounts recognized in the consolidated statement of comprehensive income are:

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
Re-measurement of defined benefit obligation:
Actuarial gain/(loss) arising from changes in demographic assumptions	24	8	(27)
Actuarial (loss)/gain arising from changes in financial assumptions	(251)	99	(227)
Actuarial (loss)/gain arising from changes in experience	(10)	30	7

	(237)	137	(247)
Re-measurement of plan assets:
Actual return/(loss) less expected return on plan assets	112	(81)	129

Actuarial (loss)/gain for the year on pension benefits	(125)	56	(118)
Actuarial gain/(loss) on other long term and end of service employee benefits	4	16	(5)

	(121)	72	(123)

        The actual return on plan assets resulted in a gain of €186 million in 2016 (2015: €9 million loss; 2014: €191 million gain).

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Employee benefit obligations (Continued)

        Movement in the defined benefit obligations and assets:

	At December 31,
	Obligations		Assets
	2016 €m	2015 €m	2016 €m	2015 €m
At January 1,	(2,614)	(2,557)	1,976	1,925
Interest income	—	—	74	72
Acquired	(354)	—	271	—
Current service cost	(42)	(45)	—	—
Past service credit	39	—	—	—
Interest cost	(95)	(93)	—	—
Administration expenses paid from plan assets	—	—	(3)	(3)
Re-measurements	(237)	137	112	(81)
Liabilities/(assets) extinguished on reclassification	187	—	(187)	—
Employer contributions	—	—	43	38
Employer contributions—acquisition related	—	—	7	—
Employee contributions	(5)	(5)	5	5
Benefits paid	118	109	(118)	(109)
Exchange	61	(160)	(21)	129

At December 31,	(2,942)	(2,614)	2,159	1,976

        The defined benefit obligations above include €380 million (2015: €240 million) of unfunded obligations.

        Interest income and interest cost in the table above does not include interest cost of €3 million (2015: €2 million; 2014: €3 million) relating to other employee benefit obligations.

        The net obligations and assets acquired as part of the Beverage Can Acquisition exclude €33 million other employee benefit obligations mainly relating to a post-retirement medical scheme in North America. The Group was required to make a once-off contribution of €7 million in respect of the acquired defined benefit schemes.

        The past service gain includes an amount of €21 million recognized following the amendment of certain defined benefit pension schemes in Glass Packaging North America. This has been classified as an exceptional gain (Note 19). The remaining past service gain of €18 million was recognized following the transfer of a Netherlands defined benefit pension scheme to a multi-employer scheme as outlined here after, and following other defined benefit pension scheme amendments in Glass Packaging North America. During the year ended December 31, 2016 a defined benefit pension scheme in the Netherlands was transferred to a multi-employer scheme. Prior to the date of transfer, a past service credit of €8 million was recognized such that on the date of transfer, the defined benefit obligation and asset were both €187 million (December 31, 2015: €174 million and €168 million respectively). The Group has taken the exemption under IAS 19(R) to account for multi-employer schemes as defined contribution schemes. As a result, the scheme is no longer accounted for as a defined benefit pension scheme at December 31, 2016.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Employee benefit obligations (Continued)

        Plan assets comprise:

	At December 31,
	2016 €m	2015 €m	2016%	2015%
Equities	1,152	1,196	53	61
Target return funds	275	180	13	9
Bonds	558	415	26	21
Cash/other	174	185	8	9

	2,159	1,976	100	100

        The pension assets do not include any of the Company's ordinary shares, other securities or other Group assets.

Investment strategy

        The choice of investments takes account of the expected maturity of the future benefit payments. The plans invest in diversified portfolios consisting of an array of asset classes that attempt to maximize returns while minimizing volatility. The asset classes include national and international equities, fixed income government and non-government securities and real estate, as well as cash.

Characteristics and associated risks

        Glass Packaging North America and Metal Packaging Americas each sponsor a defined benefit pension plan which is subject to Federal law (ERISA), reflecting regulations issued by the Internal Revenue Service (IRS) and the Department of Labor.

        The Glass Packaging North America plan covers both hourly and salaried employees. The plan benefits are determined using a formula which reflects an employee's years of service and either their final average salary or a dollar per month benefit level. The plan is governed by a Fiduciary Benefits Committee ("the Committee") which is appointed by the Company and contains only employees of Ardagh Group. The Committee is responsible for the investment of the plan's assets, which are held in a trust for the benefit of employees, retirees and their beneficiaries, and which can only be used to pay plan benefits and expenses.

        The defined benefit pension plan is subject to IRS funding requirements with actuaries calculating the minimum and maximum allowable contributions each year. The defined benefit pension plan currently has no cash contribution requirement due to the existence of a credit balance following a contribution of approximately $200 million made in 2014 in connection with the VNA Acquisition. The Pension Benefit Guaranty Corporation (PBGC) protects the pension benefits of employees and retirees when a plan sponsor becomes insolvent and can no longer meet its obligation. All plan sponsors pay annual PBGC premiums that have two components: a fixed rate based on participant count and a variable rate which is determined based on the amount by which the plan is underfunded.

        The Metal Packaging Americas plan covers hourly employees only. Plan benefits are determined using a formula which reflects the employees' years of service and is based on a final average pay formula.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Employee benefit obligations (Continued)

        The UK pension plans are trust-based UK funded final salary defined benefit schemes providing pensions and lump sum benefits to members and dependents. There are two pension plans in place relating to Metal Packaging Europe, one of which relates to the Beverage Can Business. There are two pension plans in place in Glass Packaging Europe. One of the pension plans in the Metal Packaging Europe division has been closed to future accrual from July 1, 2014. For this plan, pensions are calculated based on service to the point of closure, but with members' benefits retaining a final salary link while employed by the Company. The other Metal Packaging Europe pension plan, relating to the Beverage Can Business, is closed to new entrants. For this plan, pensions are calculated based on service to retirement with members' benefits based on final career earnings. The pension plans relating to the Glass Packaging Europe division have been closed to future accrual from March 31, 2013 and September 30, 2015 respectively.

        The UK pension plans are each governed by a board of trustees which is independent of the Company. The trustees are responsible for managing the operation, funding and investment strategy. The UK pension plans are subject to the UK regulatory framework, the requirements of the Pensions Regulator and are subject to a statutory funding objective.

        The Group operates a number of defined benefit pension schemes in Germany including three relating to the Beverage Can Business. The pension plans in Germany operate under the framework of German Company Pension Law (BetrAVG) and general regulations based on German Labor Law. The entitlements of the plan members depend on years of service and final salary. Furthermore, the plans provide lifelong pensions. No separate assets are held in trust, i.e., the plans are unfunded defined benefit plans.

        The Dutch pension plan operates under the framework of Dutch fiscal and pension law (Pensioenwet). As a consequence, the Dutch plan is executed by and financed within a separate legal entity, in this case the Company's own local pension fund. The Dutch pension fund has a board of trustees that operates independent from the company. The Dutch plan has to comply with funding requirements that are set by the regulator, the Dutch National Bank.

        The main features of the Dutch plan are:

  •
  Pension entitlements are based on an average pay scheme, which provides lifelong pensions after age 67; and

  •
  Current pension accrual becomes vested immediately and does not depend on future service.

        The liabilities of all of the defined benefit plan schemes subject the Company to the following major risks:

  •
  Discount rate risks where capital market conditions may result in a higher present value being placed on the remaining future obligations, leading to higher liabilities;

  •
  Inflation risks, as benefits are linked to salary and pension payments are also subject to inflation adjustments; and

  •
  Longevity risks whereby benefits may have to be paid for a longer period in the future than is anticipated by the mortality assumptions used to estimate the future benefits payable.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Employee benefit obligations (Continued)

        The assets of the relevant schemes subject the Company to the following risks:

  •
  Future asset returns where if these are lower than assumed, the scheme's assets will be lower, and hence the funding level worse, than expected.

  •
  Future pensions have to be paid directly by the Company. This could lead to a shortfall of liquid assets.

Assumptions and sensitivities

        The principal pension assumptions used in the preparation of the accounts take account of the different economic circumstances in the countries of operations and the different characteristics of the respective plans, including the length of duration of liabilities.

        The ranges of the principal assumptions applied in estimating defined benefit obligations were:

	U.S.		Germany		Netherlands		UK
	2016%	2015%	2016%	2015%	2016%	2015%	2016%	2015%
Rates of inflation	2.50	3.00	1.50	1.75	1.70	1.70	3.20	3.00
Rates of increase in salaries	2.00 - 3.00	3.00	2.50	2.50	1.70	1.70	2.20	3.00
Discount rates	4.45	4.70	1.57 - 2.06	2.16 - 2.72	1.10 - 2.00	2.50 - 2.60	2.80	3.90

        Assumptions regarding future mortality experience are set based on actuarial advice in accordance with published statistics and experience.

        These assumptions translate into the following average life expectancy in years for a pensioner retiring at age 65. The mortality assumptions for the countries with the most significant defined benefit plans are set out below:

	U.S.		Germany		Netherlands		UK
	2016 Years	2015 Years	2016 Years	2015 Years	2016 Years	2015 Years	2016 Years	2015 Years
Life expectancy, current pensioners	22	21	21	21	24	24	21	20
Life expectancy, future pensioners	23	23	24	24	25	26	22	22

        If the discount rate were to decrease by 50 basis points from management estimates, the carrying amount of the pension obligations would increase by an estimated €243 million (2015: €205 million). If the discount rate were to increase by 50 basis points, the carrying amount of the pension obligations would decrease by an estimated €242 million (2015: €204 million).

        If the inflation rate were to decrease by 50 basis points from management estimates, the carrying amount of the pension obligations would decrease by an estimated €93 million (2015: €84 million). If the inflation rate were to increase by 50 basis points, the carrying amount of the pension obligations would increase by an estimated €93 million (2015: €67 million).

        If the salary increase rate were to decrease by 50 basis points from management estimates, the carrying amount of the pension obligations would decrease by an estimated €93 million (2015: €88 million). If the salary increase rate were to increase by 50 basis points, the carrying amount of the pension obligations would increase by an estimated €92 million (2015: €70 million).

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Employee benefit obligations (Continued)

        The impact of increasing the expected longevity by one year would result in an increase in the Group's liability of €63 million at December 31, 2016 (2015: €60 million), holding all other assumptions constant.

        The Group's best estimate of contributions expected to be paid to defined benefit plans in 2017 is €37 million.

        The principal defined benefit schemes are described briefly below:

	Metal Packaging				Glass Packaging
Nature of the schemes	Europe UK Funded	Europe Germany Unfunded	Europe Netherlands Funded	North America Funded	Europe UK Funded	Europe Germany Unfunded	Europe Netherlands Funded	North America Funded
2016
Active members	467	1,803	870	970	—	1,032	—	4,043
Deferred members	954	664	1,798	115	1,527	732	—	2,648
Pensioners including dependents	756	1,011	3,047	133	744	786	—	6,302
Weighted average duration (years)	20	18	18	20	23	19	—	12
2015
Active members	118	648	875	143	—	956	571	4,068
Deferred members	412	513	1,906	105	1,527	690	636	2,661
Pensioners including dependents	344	871	2,964	124	744	738	457	6,185
Weighted average duration (years)	21	16	17	17	21	14	21	13

        The expected total benefit payments over the next five years are:

	2017 €m	2018 €m	2019 €m	2020 €m	2021 €m	Subsequent five years €m
Benefits	126	123	126	131	132	716

        The Group also has defined contribution plans; the contribution expense associated with these plans for 2016 was €31 million (2015: €14 million; 2014: €12 million). The Group's best estimate of the contributions expected to be paid to these plans in 2017 is €39 million.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Employee benefit obligations (Continued)

Other employee benefits

	At December 31,
	2016 €m	2015 €m
End of service employee benefits	23	23
Long term employee benefits	99	59

	122	82

        End of service employee benefits comprise principally amounts due to be paid to employees leaving the Group's service in France and Italy.

        Long term employee benefit obligations comprise amounts due to be paid under post-retirement medical schemes in Glass Packaging North America and Metal Packaging Beverage Americas, partial retirement contracts in Germany and other obligations to pay benefits primarily related to long service awards.

15. Trade and other payables

	At December 31,
	2016 €m	2015 €m
Trade payables	1,055	532
Other payables and accruals	414	309
Amounts owed to parent company	3	—
Other tax and social security payable	32	21
Payables and accruals for exceptional items	30	17

	1,534	879

        The fair values of trade and other payables approximate the amounts shown above.

        Other payables and accruals mainly comprise accruals for operating expenses, deferred income and accruals for value added taxes.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Provisions

	At December 31,
	2016 €m	2015 €m
Current	69	48
Non-current	55	48

	124	96

	Restructuring €m	Other provisions €m	Total provisions €m
At January 1, 2015	26	57	83
Acquisitions	—	6	6
Provided	18	24	42
Utilization	(5)	(8)	(13)
Paid	(22)	(11)	(33)
Reclassification	—	6	6
Exchange	1	4	5

At December 31, 2015	18	78	96
Acquisitions	—	36	36
Provided	25	29	54
Utilization	(11)	(15)	(26)
Paid	(10)	(28)	(38)
Exchange	—	2	2

At December 31, 2016	22	102	124

        The restructuring provision relates to redundancy and other restructuring costs. Other provisions relate to probable environmental claims, customer quality claims, and onerous leases.

        The provisions classified as current are expected to be paid in the next twelve months. The majority of the restructuring provision is expected to be paid in 2017. The remaining balance contains longer term provisions for which the timing of the related payments is subject to uncertainty.

17. Segment analysis

        The Group's four operating and reportable segments are Metal Packaging Europe, Metal Packaging Americas, Glass Packaging Europe and Glass Packaging North America. This reflects the basis on which the Executive Committee of ARD Holdings S.A. reviews Group performance, following the acquisition of the Beverage Can Business in June 2016. All comparatives have been presented on this basis.

        Finance income is not allocated to segments as these are reviewed by the CODM on a group-wide basis. Performance of the business is assessed based on Adjusted EBITDA. Adjusted EBITDA is the net profit or loss for the period before income tax expense, net finance expense, depreciation and amortization and exceptional operating items. Segmental revenues are derived from sales to external customers. Inter-segmental revenue is not material.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Segment analysis (Continued)

        Segment assets consist of intangible assets, property, plant and equipment, derivative financial instrument assets, deferred tax assets, other non-current assets, inventories, trade and other receivables and cash and cash equivalents and restricted cash.

Reconciliation of loss for the year to Adjusted EBITDA

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
Loss for the year	(55)	(140)	(508)
Income tax expense/(credit) (Note 21)	54	63	(14)
Net finance expense (Note 20)	537	527	602
Depreciation and amortization (Notes 3, 4)	491	403	363
Exceptional operating items (Note 19)	131	81	349

Adjusted EBITDA	1,158	934	792

        The segment results for the year ended December 31, 2016 are:

	Metal Packaging Europe €m	Metal Packaging Americas €m	Glass Packaging Europe €m	Glass Packaging North America €m	Group €m
Revenue	2,235	1,059	1,392	1,659	6,345
Adjusted EBITDA	366	139	296	357	1,158
Capital expenditure	72	35	90	121	318
Segment assets	3,917	1,835	1,895	2,614	10,261

        The segment results for the year ended December 31, 2015 are:

	Metal Packaging Europe €m	Metal Packaging Americas €m	Glass Packaging Europe €m	Glass Packaging North America €m	Group €m
Revenue	1,650	390	1,452	1,707	5,199
Adjusted EBITDA	260	44	284	346	934
Capital expenditure	46	15	109	134	304
Segment assets	1,863	405	1,765	2,305	6,338

        The segment results for the year ended December 31, 2014 are:

	Metal Packaging Europe €m	Metal Packaging Americas €m	Glass Packaging Europe €m	Glass Packaging North America €m	Group €m
Revenue	1,668	306	1,406	1,353	4,733
Adjusted EBITDA	223	27	277	265	792
Capital expenditure	43	107	86	78	314
Segment assets	1,830	418	1,734	2,113	6,095

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Segment analysis (Continued)

        Capital expenditure is the sum of purchases of property, plant and equipment and software and other intangibles, net of proceeds from disposal of property, plant and equipment, as per the consolidated statement of cash flows.

        No customer accounted for greater than 10% of total revenue in 2016 (2015: one customer; 2014: one customer).

	At December 31,
Segment assets	2016 €m	2015 €m
Segment assets	10,261	6,338
Related party receivables	—	404

Total assets per consolidated statement of financial position	10,261	6,742

        Total revenue and non-current assets, excluding derivative financial instruments, taxes, pensions and goodwill arising on acquisitions, in countries which account for more than 10% of total revenue or non-current assets are as follows:

	Year ended December 31,
Revenue	2016 €m	2015 €m	2014 €m
U.S.	2,437	1,997	1,528
United Kingdom	724	662	610
Germany	656	573	653

	At December 31,
Non-current assets	2016 €m	2015 €m
U.S.	2,189	1,431
Germany	760	356
United Kingdom	527	271

        The revenue above is attributed to countries on a destination basis.

        The Company is domiciled in Luxembourg. During the year the Group had sales of €2 million (2015: €2 million, 2014: €1 million) to customers in Luxembourg. Non-current assets located in Luxembourg were €nil (2015: €nil).

        Within each reportable segment our packaging containers have similar production processes and classes of customers. Further, they have similar economic characteristics as evidenced by similar profit margins, similar degrees of risk and similar opportunities for growth. Based on the foregoing, we do not consider that they constitute separate product lines and thus additional disclosure relating to product lines is not necessary.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Employee costs

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
Wages and salaries	1,076	927	849
Social security costs	151	133	126
Defined benefit plan pension costs (Note 14)	42	45	35
Defined benefit past service credit (Note 14)	(39)	—	(2)
Defined contribution plan pension costs (Note 14)	31	14	12

	1,261	1,119	1,020

	Year ended December 31,
Employees	2016	2015	2014
Production	20,823	17,068	16,928
Administration	2,711	1,789	1,900

	23,534	18,857	18,828

19. Exceptional items

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
Past service credit	(21)	—	—
Plant start-up costs	5	27	19
Restructuring costs	22	12	27
Exceptional impairment—working capital	—	(2)	8
Exceptional impairment—property, plant and equipment	—	—	53
Non-cash inventory adjustment	9	—	15

Exceptional items—cost of sales	15	37	122

Transaction related costs—acquisition, IPO and disposals	114	41	22
Restructuring costs	—	2	12
Other	2	1	1

Exceptional items—SGA expenses	116	44	35

Exceptional impairment—intangible assets	—	—	33

Exceptional items—loss on disposal of businesses	—	—	159

Debt refinancing and settlement costs	140	13	116
Interest payable on acquisition notes	15	—	10
Exceptional loss on derivative financial instruments	10	—	—

Exceptional items—finance expenses	165	13	126

Exceptional gain on derivative financial instruments	(78)	—	—

Exceptional items—finance income	(78)	—	—

Total exceptional items	218	94	475

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. Exceptional items (Continued)

        Exceptional items are those that in management's judgment need to be disclosed by virtue of their size, nature or incidence.

2016

        Exceptional items of €218 million have been recognized in the year ended December 31, 2016, primarily comprising:

  •
  €21 million pension service credit in Glass Packaging North America, following the amendment of certain defined benefit pension schemes during the period.

  •
  Restructuring costs relate principally to €12 million in Metal Packaging Europe, €5 million in Metal Packaging Americas and €4 million in Glass Packaging North America. These costs include exceptional impairment charges of €8 million, of which €5 million relates to impairment of plant and machinery in Metal Packaging Europe and €3 million relates to the impairment of a plant in Metal Packaging Americas.

  •
  €114 million transaction related costs incurred in the year ended December 31, 2016, primarily comprised of professional fees, bonuses and integration costs directly attributable to the acquisition of the Beverage Can Business, and IPO related costs.

  •
  Debt refinancing and settlement costs of €140 million relating to the notes repaid in May 2016 and November 2016 and the Senior PIK notes repaid in September 2016. These costs also include premiums payable on the early redemption of the notes, accelerated amortization of deferred finance costs, debt issuance premium and discounts and interest charges incurred in lieu of notice. See Note 12 for further details of the notes repaid during the period.

  •
  €15 million net interest charged in respect of notes held in escrow for the period between their issuance and the completion of the acquisition of the Beverage Can Business.

  •
  €78 million exceptional gain on derivative financial instruments relating to the gain on fair value of the CCIRS which were entered into during the second quarter and for which hedge accounting had not been applied until the third quarter.

  •
  €10 million exceptional loss on derivative financial instruments relating to hedge ineffectiveness on CCIRS for which hedge accounting did not apply. The net exceptional gain of €68 million is driven mainly by the currency volatility of the US dollar to British pounds CCIRS and by virtue of its magnitude is treated as an exceptional item. See Note 12 for further details of the CCIRS entered into during the period.

2015

        Exceptional items of €94 million have been incurred in the year ended December 31, 2015, primarily comprising:

  •
  €38 million IPO—related costs.

  •
  €27 million start-up costs related to two plants in Metal Packaging Americas.

  •
  Restructuring costs of €9 million in Metal Packaging Europe and €5 million in Glass Packaging North America.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. Exceptional items (Continued)

  •
  €3 million acquisition and disposal costs.

  •
  €2 million reversal of impairment of assets in Metal Packaging Europe.

  •
  €13 million finance costs comprised of €8 million premium on redemption of the €180 million 8 3/4% Senior notes due 2020 and repaid in February 2015, €3 million accelerated amortization of deferred finance costs relating to the €180 million 8 3/4% Senior notes and €2 million other finance costs.

2014

        Exceptional items of €475 million have been incurred in the year ended December 31, 2014, primarily comprising:

  •
  €44 million exceptional impairment charges were incurred in the Metal Packaging Europe division relating to €36 million of specific property, plant and equipment that is no longer in use and the €8 million impairment of working capital.

  •
  €11 million exceptional impairment charges were also incurred relating to intangible assets no longer in use.

  •
  €39 million exceptional impairment charges were incurred in the Glass Packaging North America relating to a plant closure, comprising impairments to property, plant and equipment of €17 million, goodwill of €16 million, and customer relationships of €6 million.

  •
  €126 million exceptional finance cost includes €116 million relating to the borrowings that were repaid in July 2014 and €10 million relating to the notes issued to finance the VNA Acquisition.

  •
  €15 million non-cash inventory adjustment relates to the VNA Acquisition and is a non-recurring adjustment arising as a result of the fair value exercise carried out in accordance with IFRS 3R 'Business Combinations'.

20. Finance expense

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
Senior secured and senior notes	416	378	337
Term loan	26	26	28
Other interest expense	7	8	7

Interest expense	449	412	372
Net pension interest cost (Note 14)	24	23	20
Foreign currency translation (gains)/losses	(18)	77	62
Other finance (income)/expense	(5)	2	3
Related party interest	—	—	20

Finance expense before exceptional items	450	514	477
Exceptional finance expense (Note 19)	165	13	126

Total finance expense	615	527	603
Exceptional finance income	(78)	—	(1)

Net finance expense	537	527	602

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

21. Income tax

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
Current tax:
Current tax for the year	63	54	69
Adjustments in respect of prior years	(18)	8	(1)

Total current tax	45	62	68

Deferred tax:
Deferred tax for the year	(6)	17	(88)
Adjustments in respect of prior years	15	(16)	6

Total deferred tax	9	1	(82)

Income tax charge/(credit)	54	63	(14)

        Reconciliation of tax expense and the accounting loss multiplied by the Group's domestic tax rate for 2016, 2015 and 2014:

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
Loss before tax	(1)	(77)	(522)
Loss before tax multiplied by the standard rate of Luxembourg corporation tax: 29.22% (2015: 29.22%; 2014: 29.22%)	—	(22)	(153)
Tax losses for which no deferred income tax asset was recognized	1	2	10
Re-measurement of deferred taxes	(5)	(5)	—
Adjustment in respect of prior years	(3)	(8)	5
Income subject to other taxes	9	11	17
Income taxed at rates other than standard tax rates	18	27	15
Non-deductible items	37	62	83
Other	(3)	(4)	9

Income tax charge/(credit)	54	63	(14)

        The total tax charge/(credit) outlined above for each year includes tax credits of €43 million in 2016 (2015: €32 million; 2014: €78 million) in respect of exceptional items.

        Income subject to other taxes primarily relates to local income taxes in certain jurisdictions, non-deductible items primarily relate to non-deductible interest expense in Ireland and Luxembourg and income taxed at non-standard rates takes account of foreign tax rate differences (versus the Luxembourg standard 29.22% rate) on earnings.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22. Earnings per share

        Basic earnings per share (EPS) is calculated by dividing the loss for the year attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year.

        The following table reflects the income statement loss and share data used in the basic EPS computations:

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
Loss attributable to ordinary equity holders of the parent	(55)	(140)	(508)

	2016	2015	2014
Weighted average number of ordinary shares for basic EPS	10,306,643	10,000,000	10,000,000
Loss per share	(€5.34)	(€14.00)	(€50.80)

        The Group has related party borrowings as at December 31, 2016 of €673 million payable to ARD Group Finance Holdings S.A. (a subsidiary of its intermediate parent company and a shareholder of the Company) with a maturity date of 2076. These related party borrowings have a conversion feature that allows the Company to convert the debt to ordinary shares in the Company at a date of its choosing prior to the maturity date. Under the terms of the instrument, the number of shares to be issued is variable and dependent on market conditions at the time of conversion. As at December 31, 2016, the number of shares that this note would convert to is uncertain and therefore, no diluted EPS calculation has been completed to reflect these possible ordinary shares.

        There have been no other transactions involving ordinary shares or potential ordinary shares between the reporting date and the date of authorization of these financial statements.

23. Cash generated from operating activities

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
Loss for the year	(55)	(140)	(508)
Income tax expense/(credit) (Note 21)	54	63	(14)
Net finance expense (Note 20)	537	527	602
Depreciation and amortization	491	403	363
Exceptional operating items (Note 19)	131	81	349
Movement in working capital	120	90	8
Exceptional acquisition-related, disposal and plant start-up costs paid	(159)	(54)	(77)
Exceptional restructuring paid	(10)	(20)	(22)

Cash generated from operations	1,109	950	701

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

24. Distributions made and proposed

	Year ended December 31,
	2016 €m	2015 €m
Cash dividends on ordinary shares declared and paid:
Interim dividend for 2016: €27 per share (2015: €nil per share)	270	—

	270	—

25. Business combinations and disposals

2016

        On April 22, 2016 the Group entered into an agreement with Ball Corporation and Rexam PLC to acquire the Beverage Can Business. The acquisition was completed on June 30, 2016.

        The acquired business comprises ten beverage can manufacturing plants and two end plants in Europe, seven beverage can manufacturing plants and one end plant in the United States, two beverage can manufacturing plants in Brazil and certain innovation and support functions in Germany, the UK, Switzerland and the United States. The acquired business has annual revenue of approximately €2.8 billion ($3.0 billion).

        This is a strategically important acquisition which is highly complementary to the Group's existing metal and glass businesses.

        The following table summarizes the provisional consideration paid for the Beverage Can Business and the provisional fair value of assets acquired and liabilities assumed.

€m
Cash and cash equivalents	10
Property, plant and equipment	630
Intangible assets	1,284
Inventories	266
Trade and other receivables	302
Trade and other payables	(394)
Net deferred tax liability	(145)
Employee benefit obligations	(116)
Provisions	(36)

Total identifiable net assets	1,801
Goodwill	894

Total consideration	2,695

        The allocations above are based on management's provisional estimate of the fair values at the acquisition date.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

25. Business combinations and disposals (Continued)

        The net cash flow relating to the acquisition is summarized below:

€m
Cash consideration paid	2,695
Cash and cash equivalents acquired	(10)

Net cash outflow for purchase of business	2,685

        Goodwill arising from the acquisition reflects the anticipated synergies from integrating the acquired business into the Group and the skills and the technical talent of the Beverage Can workforce.

        Goodwill of €268 million which relates to the North American Beverage Can Business is expected to be deductible for tax purposes.

        For the year ended December 31, 2016 the Beverage Can Business contributed revenue of €1,351 million to the Group.

        If the acquisition of the Beverage Can Business had occurred on January 1, 2016 Group revenue, Adjusted EBITDA and profit for the year ended December 31, 2016 would have been €7,646 million, €1,333 million and €108 million, respectively.

2015

VNA acquisition

        Fair value adjustments to assets acquired of €3 million net of tax, were made in the year to December 31, 2015. The purchase price allocation is now finalized. The fair value of identifiable assets acquired was €656 million and acquired goodwill was €390 million.

2014

VNA Acquisition

        On April 11, 2014, Ardagh Group completed the purchase of 100% of the equity of VNA, from Compagnie de Saint-Gobain for a consideration of $1.5 billion (the "VNA Acquisition").

        VNA, which has its headquarters in Muncie, Indiana, is the second largest glass container manufacturer in the United States, serving the North American food and beverage industries. It produces approximately nine billion containers annually from its 13 facilities located throughout the United States and employs approximately 4,400 people. VNA has annual revenues of approximately $1.6 billion (€1.5 billion).

        The VNA Acquisition is strategically important for the Group. It further expands the glass manufacturing footprint in North America, strengthens existing customer relationships and increases the Group's product portfolio. Further, the combination of VNA and the Group's existing North American business provides opportunities for logistics savings, production improvements and other cost efficiencies.

        VNA contributed revenue of approximately €896 million and Adjusted EBITDA of approximately €165 million to the Group's results for the year ended December 31, 2014.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

25. Business combinations and disposals (Continued)

        The following table summarizes the consideration paid for VNA, and the provisional fair value of assets acquired and liabilities assumed.

€m
Cash and cash equivalents	8
Property, plant and equipment	356
Intangible assets	539
Inventories	161
Trade and other receivables	94
Trade and other payables	(144)
Net deferred tax liability	(220)
Provisions	(32)
Employee benefit obligations	(103)

Total identifiable net assets	659
Goodwill	387

Total consideration	1,046

        The allocations above are based on management's provisional estimate of the fair values at the acquisition date.

        Total consideration for the VNA Acquisition is comprised of the following:

€m
Cash consideration paid	1,083
Contingent cash consideration received*	(37)

Total consideration	1,046

*
Contingent consideration of €37 million ($50 million) was received from Compagnie de Saint-Gobain (relating to the Anchor Divestment, as defined here after) in July 2014. In accordance with IFRS 3R, this amount has been treated as an adjustment to the purchase consideration for VNA rather than as consideration for the Anchor Divestment.

        In the year ended December 31, 2014, the net cash flow relating to the VNA acquisition comprised the following;

€m
Cash consideration paid	1,083
Contingent cash consideration received	(37)
Cash and cash equivalents acquired	(8)

Total net cash outflow	1,038

        A detailed exercise has been performed to assess the fair value of assets acquired and liabilities assumed, with the use of third party experts where appropriate. If new information obtained within one year of the acquisition date regarding facts and circumstances that existed at the acquisition date identifies adjustments to the above amounts, then the acquisition accounting will be revised.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

25. Business combinations and disposals (Continued)

        Goodwill of €387 million arising on the VNA Acquisition (which is not expected to be tax deductible) includes anticipated synergies from integrating VNA into the Group, and the skills and technical talent of the VNA workforce.

        Deferred tax is principally recognized on the temporary timing differences created by the fair value adjustments.

        The fair value of trade and other receivables was €94 million and included trade receivables with a fair value of €83 million.

        Acquisition related costs of €22 million (2013: €38 million) were incurred and classified as exceptional items in the consolidated income statement for the year ended December 31, 2014.

Disposal of former Anchor Glass plants

        On June 30, 2014, Ardagh Group completed the sale of six former Anchor Glass plants and certain related assets to an affiliate of KPS (the "Anchor Divestment"). The Group recognized a net loss on disposal of €124 million:

€m
Consideration*	319
Net assets disposed	(446)
Disposal costs	(5)
Cumulative foreign exchange differences	8

Loss on disposal	(124)

*
Consideration of €319 million excludes €37 million ($50 million) received from Compagnie de Saint-Gobain in relation to the divestment, as explained above. Total cash received relating to the divestment including the contingent cash consideration from Compagnie de Saint-Gobain is $486 million (€356 million).

        Prior to the divestment, the six former Anchor Glass plants contributed revenue of €205 million and Adjusted EBITDA of €40 million to the Group's results for the year ended December 31, 2014.

Other disposals

        During the year ended December 31, 2014 the Group disposed of a small business in the Metal Packaging division and also of its Metal Packaging operations in Australia and New Zealand for a total consideration of €78 million, on which the Group recognized a combined loss of €35 million.

€m
Consideration	78
Net assets disposed	(102)
Disposal costs	(4)
Cumulative foreign exchange differences	(7)

Loss on disposal	(35)

        Prior to the divestment, the other disposals contributed revenue of €158 million and Adjusted EBITDA of €15 million to the Group's results for the year ended December 31, 2014.

        If the VNA Acquisition, the Anchor Divestment and the other disposals had occurred on January 1, 2014 revenue and Adjusted EBITDA for the Group for the year ended December 31, 2014 would have been €4,684 million and €782 million, respectively.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. Related party information

(i)    Interests of Mr. Paul Coulson

        As of February 23, 2017, the approval date of these financial statements, companies owned by Paul Coulson own approximately 25% of the issued share capital of ARD Holdings S.A. Through its investment in the Yeoman group of companies, one of these companies has an interest in a further approximate 34% of the issued share capital of ARD Holdings S.A.

(ii)    Yeoman Capital S.A.

        At December 31, 2016, Yeoman Capital S.A. owned approximately 34% of the ordinary shares of ARD Holdings S.A. During 2015, the Group incurred costs of €nil (2015: €nil; 2014: €1 million) for fees charged by the Yeoman group of companies. The amount outstanding at year end was €nil (2015: €nil; 2014: €1 million).

(iii)    Common directorships

        Five of the ARD Holdings S.A. directors (Paul Coulson, Brendan Dowling, Wolfgang Baertz, Gerald Moloney and Herman Troskie) also serve as directors in the Yeoman group of companies. Four of the existing directors of Ardagh Group S.A. (Ian Curley, David Matthews, Wolfgang Baertz and Herman Troskie) are members of the Board of Directors of ARD Holdings S.A., our ultimate parent company.

(iv)    Joint ventures

        At December 31, 2016, the Group owed €2 million (2015: €2 million; 2014: €1 million) to Eura Glasrecycling GmbH & Co. KG. During 2016, the Group received a dividend of €nil (2015: €nil; 2014: €1 million) from Eura Glasrecycling GmbH & Co. KG and incurred €5 million (2015: €4 million; 2014: €4 million) for purchases of raw materials. At December 31, 2016, the Group owed €1 million (2015: €1 million; 2014: €1 million) to Copal SAS. During 2016, the Group incurred €3 million (2015: €3 million; 2014: €4 million) for raw materials purchased from Copal SAS.

(v)    Key management compensation

        Key management are those persons who have the authority and responsibility for planning, directing and controlling the activities of the Group. Key management is comprised of the members who served on the Board of Directors of ARD Holdings S.A. and the Group's global leadership team

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. Related party information (Continued)

during the reporting period. The amount outstanding at year end was €4 million (2015: €4 million, 2014: €4 million).

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
Salaries and other short term employee benefits	15	12	12
Post-employment benefits	1	1	1

	16	13	13
Transaction related compensation	26	—	—

	42	13	13

(vi)    Pension schemes

        The Group's pension schemes are related parties. For details of all transactions during the year, please read Note 14.

(vii)    Related party balances

        Please refer to disclosures in Note 13.

(viii)    Subsidiaries

        The following table provides information relating to our principal operating subsidiaries, all of which are wholly owned, at December 31, 2016 and 2015.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. Related party information (Continued)

2016

Company	Country of incorporation	Activity
Ardagh Metal Beverage Manufacturing Austria GmbH	Austria	Metal Packaging
Ardagh Metal Beverage Trading Austria GmbH	Austria	Metal Packaging
Latas Indústria de Embalagens de Alumínio do Brasil Ltda	Brazil	Metal Packaging
Ardagh Metal Packaging Czech Republic s.r.o.	Czech Republic	Metal Packaging
Ardagh Glass Holmegaard A/S	Denmark	Glass Packaging
Ardagh Aluminium Packaging France SAS	France	Metal Packaging
Ardagh MP West France SAS	France	Metal Packaging
Ardagh Metal Packaging France SAS	France	Metal Packaging
Ardagh Metal Beverage Trading France SAS	France	Metal Packaging
Ardagh Metal Beverage France SAS	France	Metal Packaging
Ardagh Glass GmbH	Germany	Glass Packaging
Heye International GmbH	Germany	Glass Engineering
Ardagh Metal Packaging Germany GmbH	Germany	Metal Packaging
Ardagh Germany MP GmbH	Germany	Metal Packaging
Ardagh Metal Beverage Trading Germany GmbH	Germany	Metal Packaging
Ardagh Metal Beverage Germany GmbH	Germany	Metal Packaging
Ardagh Glass Sales Limited	Ireland	Glass Packaging
Ardagh Packaging Holdings Limited	Ireland	Glass and Metal Packaging
Ardagh Group Italy S.r.l.	Italy	Glass and Metal Packaging
Ardagh Aluminium Packaging Netherlands B.V.	Netherlands	Metal Packaging
Ardagh Glass Dongen B.V.	Netherlands	Glass Packaging
Ardagh Glass Moerdijk B.V.	Netherlands	Glass Packaging
Ardagh Metal Packaging Netherlands B.V.	Netherlands	Metal Packaging
Ardagh Metal Beverage Trading Netherlands B.V.	Netherlands	Metal Packaging
Ardagh Metal Beverage Netherlands B.V.	Netherlands	Metal Packaging
Ardagh Glass S.A.	Poland	Glass Packaging
Ardagh Metal Packaging Poland Sp. z o.o.	Poland	Metal Packaging
Ardagh Metal Beverage Trading Poland Sp. z o.o.	Poland	Metal Packaging
Ardagh Metal Beverage Poland Sp. z o.o.	Poland	Metal Packaging
Ardagh Metal Beverage Trading Spain SL	Spain	Metal Packaging
Ardagh Metal Beverage Spain SL	Spain	Metal Packaging
Ardagh Metal Packaging Iberica S.A.	Spain	Metal Packaging
Ardagh Glass Limmared AB	Sweden	Glass Packaging
Ardagh Metal Beverage Europe GmbH	Switzerland	Metal Packaging
Ardagh Glass Limited	United Kingdom	Glass Packaging
Ardagh Metal Beverage Trading UK Limited	United Kingdom	Metal Packaging
Ardagh Metal Beverage UK Limited	United Kingdom	Metal Packaging
Ardagh Metal Packaging UK Limited	United Kingdom	Metal Packaging
Ardagh Metal Packaging USA Inc.	United States	Metal Packaging
Ardagh Glass Inc.	United States	Glass Packaging
Ardagh Metal Beverage USA Inc.	United States	Metal Packaging

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. Related party information (Continued)

2015

Company	Country of incorporation	Activity
Ardagh Metal Packaging Czech Republic s.r.o.	Czech Republic	Metal Packaging
Ardagh Glass Holmegaard A/S	Denmark	Glass Packaging
Ardagh Aluminium Packaging France SAS	France	Metal Packaging
Ardagh MP West France SAS	France	Metal Packaging
Ardagh Metal Packaging France SAS	France	Metal Packaging
Ardagh Glass GmbH	Germany	Glass Packaging
Heye International GmbH	Germany	Glass Engineering
Ardagh Metal Packaging Germany GmbH	Germany	Metal Packaging
Ardagh Germany MP GmbH	Germany	Metal Packaging
Ardagh Glass Sales Limited	Ireland	Glass Packaging
Ardagh Packaging Holdings Limited	Ireland	Glass and Metal Packaging
Ardagh Group Italy S.r.l.	Italy	Glass and Metal Packaging
Ardagh Aluminium Packaging Netherlands B.V.	Netherlands	Metal Packaging
Ardagh Glass Dongen B.V.	Netherlands	Glass Packaging
Ardagh Glass Moerdijk B.V.	Netherlands	Glass Packaging
Ardagh Metal Packaging Netherlands B.V.	Netherlands	Metal Packaging
Ardagh Glass S.A.	Poland	Glass Packaging
Ardagh Metal Packaging Poland Sp. z o.o.	Poland	Metal Packaging
Ardagh Metal Packaging Iberica S.A.	Spain	Metal Packaging
Ardagh Glass Limmared AB	Sweden	Glass Packaging
Ardagh Glass Limited	United Kingdom	Glass Packaging
Ardagh Metal Packaging UK Limited	United Kingdom	Metal Packaging
Ardagh Metal Packaging USA Inc.	United States	Metal Packaging
Ardagh Glass Inc.	United States	Glass Packaging

27. Contingencies

Environmental issues

        The Group is regulated under various national and local environmental, occupational health and safety and other governmental laws and regulations relating to:

  •
  the operation of installations for manufacturing of metal packaging and surface treatment using solvents;

  •
  the generation, storage, handling, use and transportation of hazardous materials;

  •
  the emission of substances and physical agents into the environment;

  •
  the discharge of waste water and disposal of waste;

  •
  the remediation of contamination; and

  •
  the design, characteristics, and recycling of its products.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

27. Contingencies (Continued)

        The Group believes, based on current information that it is in substantial compliance with applicable environmental laws and regulations and permit requirements. It does not believe it will be required, under both existing or anticipated future environmental laws and regulations, to expend amounts, over and above the amount accrued, which will have a material effect on its business, financial condition or results of operations or cash flows. In addition, no material proceedings against the Group arising under environmental laws are pending.

Legal matters

        In 2015, the German competition authority (the Federal Cartel Office) initiated an investigation of the practices in Germany of metal packaging manufacturers, including Ardagh. The investigation is ongoing, and there is at this stage no certainty as to the extent of any charge which may arise. Accordingly, no provision has been recognized.

        With the exception of the above legal matter, the Group is involved in certain other legal proceedings arising in the normal course of its business. The Group believes that none of these proceedings, either individually or in aggregate, is expected to have a material adverse effect on its business, financial condition, results of operations or cash flows.

28. Events after the reporting period

        On January 30, 2017, the Group issued $1,000 million 6.000% Senior Notes due 2025, the proceeds of which were used for the partial redemption of the First Priority Senior Secured Floating Rate Notes due 2019, on January 30, 2017, and will also be used for the redemption of the $415 million 6.250% Senior Notes due 2019 (the "2019 Senior Notes").

        On February 1, 2017, the Group gave notice to the holders of the 2019 Senior Notes of the redemption in full of the outstanding notes in accordance with their terms. The redemption date for the 2019 Senior Notes is March 2, 2017.

29. Company financial information

        This note has been included in these financial statements in accordance with the requirements of Regulation S-X rule 12.04 Condensed financial information of registrant. The financial information provided below relates to the individual company financial statements for Ardagh Group S.A. as presented in accordance with IFRS as issued by the IASB.

        Certain information and footnote disclosures normally included in financial statements prepared in accordance with International Financial Reporting Standards have been condensed or omitted. The footnote disclosures contain supplemental information only and, as such, these statements should be read in conjunction with the notes to the accompanying consolidated financial statements.

        The condensed financial information has been prepared using the same accounting policies as set out in the consolidated financial statements, except that investments in subsidiaries are included at cost less any provision for impairment in value.

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

29. Company financial information (Continued)

  i)
  Statement of financial position

	At December 31,
	2016 €m	2015 €m
Non-current assets
Investments in subsidiary undertakings	1,510	400
Related party receivables	—	1,021

	1,510	1,421

Current assets
Related party receivables	—	4
Cash and cash equivalents	—	2
Other receivables	2	—

	2	6

Total assets	1,512	1,427

Equity attributable to owners of the parent
Issued capital	—	—
Share premium	136	400
Capital contribution	431	—
Retained earnings	270	2

Total equity	837	402

Non-current liabilities
Borrowings	—	1,019
Related party borrowings	673	—

	673	1,019

Current liabilities
Interest payable	—	4
Related party borrowings	—	2
Other payables	2	—

	2	6

Total liabilities	675	1,025

Total equity and liabilities	1,512	1,427

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

29. Company financial information (Continued)

  ii)
  Statement of comprehensive income

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
Finance income	112	85	40
Finance expense	(64)	(84)	(39)
Dividend income	267	—	—

Profit before exceptional items	315	1	1

Exceptional finance costs	(47)	—	—

Profit before tax	268	1	1

Income tax	—	—	—

Profit and total comprehensive income for the year	268	1	1

  iii)
  Statement of cash flows

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
Cash flows from operating activities
Cash generated from operations	—	—	—
Cumulative PIK interest paid	(184)	—	—

Net cash used in operating activities	(184)	—	—

Cash flows from investing activities
Repayment of loans from subsidiary undertakings	1,112	—	—
Contribution to subsidiary undertaking	(1,110)	—	—
Dividends received	267	—	—
Loans granted to subsidiary undertakings	—	—	(749)

Net cash received from/(used in) investing activities	269	—	(749)

Cash flows from financing activities
Repayment of borrowings	(880)	—	—
Net proceeds from borrowings with related parties	671	—	762
Contribution from parent	431	—	—
Proceeds from share issuance	6	—	—
Dividends paid	(270)	—	—
Early redemption premium costs	(45)	—	—
Deferred debt issue costs paid	—	—	(11)

Net cash (outflow)/inflow from financing activities	(87)	—	751

Net (decrease)/increase in cash and cash equivalents	(2)	—	2

Cash and cash equivalents at the beginning of the year	2	2	—

Cash and cash equivalents at the end of the year	—	2	2

ARDAGH GROUP S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

29. Company financial information (Continued)

  iv)
  Maturity analysis of the Company's borrowings

        The maturity analysis of the Company's borrowings including related party borrowings, is as follows:

	At December 31,
	2016 €m	2015 €m
Within one year or on demand	—	—
Between one and two years	—	—
Between two and five years	—	1,019
Greater than five years	673	—

	673	1,019

  v)
  Distributions paid and received

        During the year ended December 31, 2016 the Company received a dividend of €267 million (2015: €nil, 2014: €nil) from a subsidiary company. The Company also paid a dividend to its parent company of €270 million (2015: €nil, 2014: €nil).

  vi)
  Commitments and contingencies

        The Company has guaranteed certain liabilities of a number of its subsidiaries for year ended December 31, 2015.

        With exception of the above guarantee the Company had no commitments and contingencies at December 31, 2016 (2015: €nil).

  vii)
  Additional information

        The following reconciliations are provided as additional information to satisfy the Schedule I SEC Requirements for parent-only financial information.

	Year ended December 31,
	2016 €m	2015 €m	2014 €m
IFRS loss reconciliation:
Parent only—IFRS profit for the year	268	1	1
Additional loss if subsidiaries had been accounted for on the equity method of accounting as opposed to cost	(323)	(141)	(509)

Consolidated IFRS loss for the year	(55)	(140)	(508)

	At December 31,
	2016 €m	2015 €m	2014 €m
IFRS equity reconciliation:
Parent only—IFRS equity	837	402	401
Additional loss if subsidiaries had been accounted for on the equity method of accounting as opposed to cost	(2,895)	(2,384)	(2,152)

Consolidated—IFRS equity	(2,058)	(1,982)	(1,751)

ARD Finance S.A.

Offer to Exchange All Outstanding
$770,000,000 7.125% / 7.875% Senior Secured Toggle Notes due 2023
€845,000,000 6.625% / 7.375% Senior Secured Toggle Notes due 2023

For an Equal Principal Amount of
7.125% / 7.875% Senior Secured Toggle Notes due 2023
6.625% / 7.375% Senior Secured Toggle Notes due 2023
Which Have Been Registered Under the Securities Act of 1933

PRELIMINARY PROSPECTUS

        Until                (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Pursuant to the provisions of Luxembourg Law, the Registrant may not indemnify a director or officer for criminal liability, gross negligence, willful misconduct, or an intentional breach of his/her statutory duties. The Registrant's Articles of Association do not provide for indemnification of directors or officers of the Company.

Item 21.    Exhibits and Financial Statement Schedules.

(a)
Exhibits

Exhibit No.	Description of Exhibit
2.1	Equity and Asset Purchase Agreement dated April 22, 2016 by and among Ardagh Group S.A., Ball Corporation and Rexam PLC (incorporated by reference to Exhibit 2.1 to Amendment No. 3 to the Registration Statement on Form F-1 of Ardagh Group S.A., filed on February 23, 2017 (File No. 333-214684))+*
2.2
Amendment No. 1 to the Equity and Asset Purchase Agreement dated June 9, 2016 by and among Ardagh Group S.A., Ball Corporation and Rexam PLC (incorporated by reference to Exhibit 2.2 to Amendment No. 3 to the Registration Statement on Form F-1 of Ardagh Group S.A., filed on February 23, 2017 (File No. 333-214684))+*
2.3
Amendment No. 2 to the Equity and Asset Purchase Agreement dated June 30, 2016 by and among Ardagh Group S.A., Ball Corporation and Rexam PLC (incorporated by reference to Exhibit 2.1 to Amendment No. 3 to the Registration Statement on Form F-1 of Ardagh Group S.A., filed on February 23, 2017 (File No. 333-214684))+*
3.1	Articles of Association*
4.1
Indenture, dated as of September 16, 2016, among ARD Finance S.A., The Bank of New York Mellon, as successor trustee, transfer agent, U.S. paying agent and registrar, and The Bank of New York Mellon, London Branch, as successor security agent, principal paying agent and transfer agent (incorporated by reference to Exhibit 99.7 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on November 17, 2016 (File No. 333-214684))*
4.2	Cross-reference sheet related to Exhibit 4.1
4.3	Form of 7.125% / 7.875% Senior Secured Toggle Notes due 2023 (included in Exhibit 4.1)*
4.4	Form of 6.625% / 7.375% Senior Secured Toggle Notes due 2023 (included in Exhibit 4.1)*
4.5	Registration Rights Agreement, dated September 16, 2016, among ARD Finance S.A., Citigroup Global Markets Limited and Barclays Bank PLC*
5.1	Opinion of M Partners
5.2	Opinion of Shearman & Sterling LLP
10.1
Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.1 to Amendment No. 4 to the Registration Statement on Form F-1 of Ardagh Group S.A., filed on March 1, 2017 (File No. 333-214684))*

Exhibit No.	Description of Exhibit
10.2	Form of Shareholder Agreement (incorporated by reference to Exhibit 10.2 to Amendment No. 4 to the Registration Statement on Form F-1 of Ardagh Group S.A., filed on March 1, 2017 (File No. 333-214684))*
10.3
Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to Amendment No. 3 to the Registration Statement on Form F-1 of Ardagh Group S.A., filed on February 23, 2017 (File No. 333-214684))*
12.1	Calculation of Ratio of Earnings to Fixed Charges*
21.1	Subsidiaries of ARD Finance S.A.
23.1	Consent of PricewaterhouseCoopers, Dublin, Ireland
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of PricewaterhouseCoopers LLP
23.4	Consent of M Partners (included in Exhibit 5.1)
23.5	Consent of Shearman & Sterling LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included in the signature page)
25.1	Statement of Eligibility for the Indenture among the Registrant, The Bank of New York Mellon, as Trustee, and the other parties thereto, on Form T-1
99.1
Indenture dated as of February 5, 2014 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as co-issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iii) Ardagh Packaging Holdings Limited (as Parent Guarantor); (iv) the Subsidiary Guarantors listed therein and (v) Citigroup Global Markets Deutschland AG (as Registrar) (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on November 17, 2016 (File No. 333-214684))*
99.2
Indenture (as supplemented to the date hereof) dated as of July 3, 2014 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as co-issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent, Transfer Agent and Security Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar) (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on November 17, 2016 (File No. 333-214684))*
99.3
Indenture dated as of July 3, 2014 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as co-issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar) (incorporated by reference to Exhibit 99.4 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on November 17, 2016 (File No. 333-214684))*

Exhibit No.	Description of Exhibit
99.4	Indenture (as supplemented to the date hereof) dated as of May 16, 2016 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as co-issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent, Transfer Agent and Security Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar) (incorporated by reference to Exhibit 99.5 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on November 17, 2016 (File No. 333-214684))*
99.5
Indenture (as supplemented to the date hereof) dated as of May 16, 2016 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as co-issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar) (incorporated by reference to Exhibit 99.6 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on November 17, 2016 (File No. 333-214684))*
99.6
Indenture dated as of January 30, 2017 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as co-issuers); (ii) Ardagh Packaging Holdings Limited (As Parent Guarantor); (iii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iv) Citibank, N.A. (as U.S. Paying Agent); and (v) Citigroup Global Markets Deutschland AG (as Registrar) (incorporated by reference to Exhibit 99.8 to Amendment No. 2 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on February 10, 2017 (File No. 333-214684))*
99.7
Indenture dated as of March 8, 2017 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as co-issuers); (ii) Ardagh Packaging Holdings Limited (as Parent Guarantor); (iii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent, Transfer Agent and Security Agent); (iv) Citibank, N.A. (as U.S. Paying Agent); and (v) Citigroup Global Markets Deutschland AG (as Registrar) (incorporated by reference to Exhibit 99.9 to Amendment No. 6 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on March 10, 2017 (File No. 333-214684))
99.8	Form of Letter of Transmittal

*
Previously filed.

+
Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the SEC upon request.

Item 22.    Undertakings.

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

      individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by "Item 8.A. of Form 20-F" at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (6)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Luxembourg, Luxembourg, on April 12, 2017.

ARD Finance S.A.
By:	/s/ HERMAN TROSKIE
	Name:	Herman Troskie
	Title:	Director

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Ian Curley, David Matthews, Paul Coulson, Wolfgang Baertz, Brendan Dowling, Houghton Fry and Herman Troskie and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This Registration Statement may be executed in counterparts that when so executed shall constitute one Registration Statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

SIGNATURE	TITLE	DATE

/s/ IAN CURLEY Ian Curley	Chief Executive Officer and Director (Principal Executive Officer)	April 12, 2017
/s/ DAVID MATTHEWS David Matthews	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 12, 2017
/s/ PAUL COULSON Paul Coulson	Chairman and Director	April 12, 2017
/s/ WOLFGANG BAERTZ Wolfgang Baertz	Director	April 12, 2017

SIGNATURE	TITLE	DATE

/s/ BRENDAN DOWLING Brendan Dowling	Director	April 12, 2017
/s/ HOUGHTON FRY Houghton Fry	Director	April 12, 2017
/s/ HERMAN TROSKIE Herman Troskie	Director	April 12, 2017

 SIGNATURE OF AUTHORIZED REPRESENTATIVE OF ARD FINANCE S.A.

        Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ARD Finance S.A., has signed this registration statement in the City of Newark, State of Delaware on April 12, 2017.

Signatures		Title

/s/ DONALD J. PUGLISI		Authorized U.S. Representative
Name:	Donald J. Puglisi
Title:	Managing Director

Exhibit No.	Description of Exhibit
2.1	Equity and Asset Purchase Agreement dated April 22, 2016 by and among Ardagh Group S.A., Ball Corporation and Rexam PLC (incorporated by reference to Exhibit 2.1 to Amendment No. 3 to the Registration Statement on Form F-1 of Ardagh Group S.A., filed on February 23, 2017 (File No. 333-214684))+*
2.2
Amendment No. 1 to the Equity and Asset Purchase Agreement dated June 9, 2016 by and among Ardagh Group S.A., Ball Corporation and Rexam PLC (incorporated by reference to Exhibit 2.2 to Amendment No. 3 to the Registration Statement on Form F-1 of Ardagh Group S.A., filed on February 23, 2017 (File No. 333-214684))+*
2.3
Amendment No. 2 to the Equity and Asset Purchase Agreement dated June 30, 2016 by and among Ardagh Group S.A., Ball Corporation and Rexam PLC (incorporated by reference to Exhibit 2.1 to Amendment No. 3 to the Registration Statement on Form F-1 of Ardagh Group S.A., filed on February 23, 2017 (File No. 333-214684))+*
3.1	Articles of Association*
4.1
Indenture, dated as of September 16, 2016, among ARD Finance S.A., The Bank of New York Mellon, as successor trustee, transfer agent, U.S. paying agent and registrar, and The Bank of New York Mellon, London Branch, as successor security agent, principal paying agent and transfer agent (incorporated by reference to Exhibit 99.7 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on November 17, 2016 (File No. 333-214684))*
4.2	Cross-reference sheet related to Exhibit 4.1
4.3	Form of 7.125% / 7.875% Senior Secured Toggle Notes due 2023 (included in Exhibit 4.1)*
4.4	Form of 6.625% / 7.375% Senior Secured Toggle Notes due 2023 (included in Exhibit 4.1)*
4.5	Registration Rights Agreement, dated September 16, 2016, among ARD Finance S.A., Citigroup Global Markets Limited and Barclays Bank PLC*
5.1	Opinion of M Partners
5.2	Opinion of Shearman & Sterling LLP
10.1
Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.1 to Amendment No. 4 to the Registration Statement on Form F-1 of Ardagh Group S.A., filed on March 1, 2017 (File No. 333-214684))*
10.2
Form of Shareholder Agreement (incorporated by reference to Exhibit 10.2 to Amendment No. 4 to the Registration Statement on Form F-1 of Ardagh Group S.A., filed on March 1, 2017 (File No. 333-214684))*
10.3
Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to Amendment No. 3 to the Registration Statement on Form F-1 of Ardagh Group S.A., filed on February 23, 2017 (File No. 333-214684))*
12.1	Calculation of Ratio of Earnings to Fixed Charges*
21.1	Subsidiaries of ARD Finance S.A.
23.1	Consent of PricewaterhouseCoopers, Dublin, Ireland
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of PricewaterhouseCoopers LLP

Exhibit No.	Description of Exhibit
23.4	Consent of M Partners (included in Exhibit 5.1)
23.5	Consent of Shearman & Sterling LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included in the signature page)
25.1	Statement of Eligibility for the Indenture among the Registrant, The Bank of New York Mellon, as Trustee, and the other parties thereto, on Form T-1
99.1
Indenture dated as of February 5, 2014 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as co-issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iii) Ardagh Packaging Holdings Limited (as Parent Guarantor); (iv) the Subsidiary Guarantors listed therein and (v) Citigroup Global Markets Deutschland AG (as Registrar) (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on November 17, 2016 (File No. 333-214684))*
99.2
Indenture (as supplemented to the date hereof) dated as of July 3, 2014 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as co-issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent, Transfer Agent and Security Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar) (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on November 17, 2016 (File No. 333-214684))*
99.3
Indenture dated as of July 3, 2014 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as co-issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar) (incorporated by reference to Exhibit 99.4 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on November 17, 2016 (File No. 333-214684)) *
99.4
Indenture (as supplemented to the date hereof) dated as of May 16, 2016 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as co-issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent, Transfer Agent and Security Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar) (incorporated by reference to Exhibit 99.5 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on November 17, 2016 (File No. 333-214684))*
99.5
Indenture (as supplemented to the date hereof) dated as of May 16, 2016 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as co-issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar) (incorporated by reference to Exhibit 99.6 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on November 17, 2016 (File No. 333-214684))*

Exhibit No.	Description of Exhibit
99.6	Indenture dated as of January 30, 2017 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as co-issuers); (ii) Ardagh Packaging Holdings Limited (As Parent Guarantor); (iii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iv) Citibank, N.A. (as U.S. Paying Agent); and (v) Citigroup Global Markets Deutschland AG (as Registrar) (incorporated by reference to Exhibit 99.8 to Amendment No. 2 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on February 10, 2017 (File No. 333-214684))*
99.7
Indenture dated as of March 8, 2017 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as co-issuers); (ii) Ardagh Packaging Holdings Limited (as Parent Guarantor); (iii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent, Transfer Agent and Security Agent); (iv) Citibank, N.A. (as U.S. Paying Agent); and (v) Citigroup Global Markets Deutschland AG (as Registrar) (incorporated by reference to Exhibit 99.9 to Amendment No. 6 to the Registration Statement on Form F-1 of Ardagh Group S.A. (formerly Ardagh Finance Holdings S.A.), filed on March 10, 2017 (File No. 333-214684))
99.8	Form of Letter of Transmittal

*
Previously filed.

+
Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the SEC upon request.